FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-04

The information in this free writing prospectus is not complete and may be changed. This free writing prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED SEPTEMBER 12, 2012, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE
(THIS FREE WRITING PROSPECTUS ACCOMPANIES THE ATTACHED PROSPECTUS DATED JULY 20, 2012)

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-172366) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-800-745-2063 (8 a.m. - 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

$1,046,676,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2012-LC5
as Issuing Entity

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2012-LC5
Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
Ladder Capital Finance LLC
The Royal Bank of Scotland
as Sponsors and Mortgage Loan Sellers

We, Wells Fargo Commercial Mortgage Securities, Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this free writing prospectus and the accompanying prospectus. The trust fund will consist primarily of a pool of 70 commercial, multifamily and manufactured housing community mortgage loans, which together have an aggregate outstanding principal balance of approximately $1,277,164,194 as of the cut-off date. The trust fund will issue 17 classes of commercial mortgage pass-through certificates, 7 of which are being offered by this free writing prospectus. The offered certificates will accrue interest from and including September 1, 2012. Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest generally on the fourth business day after the 11th day (or, if such 11th day is not a business day, the next succeeding business day) of each month, commencing in October 2012.

Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this free writing prospectus.

Proceeds of the assets of the trust fund are the sole source of distributions on the offered certificates.  The offered certificates will not constitute interests in or obligations of, nor will they be insured or guaranteed by any of, the depositor, the sponsors, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee, the initial subordinate class representative or any of their respective affiliates and will not be insured or guaranteed by any governmental agency or instrumentality.
________________________________
Characteristics of the certificates offered to you include:
Class	Approximate Initial Principal Balance(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Rated Final Distribution Date(4)	Expected Ratings (Fitch/Moody’s)(5)
Class A-1		$81,143,000%	(6)	June 2017	October 2045	AAA(sf)/Aaa(sf)
Class A-2		$156,188,000%	(6)	September 2017	October 2045	AAA(sf)/Aaa(sf)
Class A-3		$466,683,000%	(6)	September 2022	October 2045	AAA(sf)/Aaa(sf)
Class A-SB		$100,000,000%	(6)	April 2022	October 2045	AAA(sf)/Aaa(sf)
Class A-S		$124,524,000%	(6)	September 2022	October 2045	AAA(sf)/Aaa(sf)
Class B		$76,630,000%	(6)	September 2022	October 2045	AA-(sf)/Aa3(sf)
Class C		$41,508,000%	(6)	September 2022	October 2045	A-(sf)/A3(sf)

(footnotes to table on cover page 1)
Investing in the offered certificates involves risks.  You should carefully consider the risk factors beginning on page 47 of this free writing prospectus and page 8 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only.  They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus.  Any representation to the contrary is a criminal offense.  Neither Wells Fargo Commercial Mortgage Securities, Inc. nor anyone else will list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as the Nasdaq Stock Market.

The underwriters, Wells Fargo Securities, LLC, RBS Securities Inc., Ladder Capital Securities LLC and Citigroup Global Markets Inc. will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about September 28, 2012.

Wells Fargo Securities Ladder Capital Securities	RBS Citigroup

September    , 2012

Wells Fargo Commercial Mortgage Trust 2012-LC5

Commercial Mortgage Pass-Through Certificates, Series 2012-LC5

Oklahoma
1 property
$3,775,000
0.3% of total
Arkansas
1 property
$4,250,000
0.3% of total
Minnesota
1 property
$17,182,361
1.3% of total
Missouri
2 properties
$8,049,055
0.6% of total
Illinois
1 property
$10,000,000
0.8% of total
Michigan
5 properties
$38,198,773
3.0% of total
Pennsylvania
1 property
$2,018,200
0.2% of total
New York
5 properties
$247,930,797
19.4% of total
Washington
1 property
$3,739,605
0.3% of total
Ohio
1 property
$5,075,178
0.4% of total
Connecticut
1 property
$3,324,094
0.3% of total
Nevada
1 property
$2,920,592
0.2% of total
District of Columbia
1 property
$21,453,668
1.7% of total
Northern California
6 properties
$56,614,729
4.4% of total
Delaware
1 property
$8,989,864
0.7% of total
California
11 properties
$252,185,739
19.7% of total
Virginia
5 properties
$61,980,085
4.9% of total
Maryland
3 properties
$58,816,631
4.6% of total
Southern California
5 properties
$195,571,010
15.3% of total
South Carolina
5 properties
$42,530,119
3.3% of total
North Carolina
7 properties
$52,141,992
4.1% of total
Arizona
3 properties
$38,112,891
3.0% of total
Georgia
12 properties
$34,568,029
2.7% of total
Colorado
2 properties
$13,362,054
1.0% of total
Mississippi
1 property
$2,552,429
0.2% of total
Tennessee
2 properties
$15,484,926
1.2% of total
Texas
29 properties
$184,213,099
14.4% of total
Louisiana
1 property
$6,470,111
0.5% of total
Alabama
7 properties
$10,947,957
0.9% of total
Kentucky
1 property
$13,500,000
1.1% of total
Florida
12 properties
$113,390,946
8.9% of total
<1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
>10.0% of Cut-Off Date Balance

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS	viii
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	x
FORWARD-LOOKING STATEMENTS	xi
SUMMARY	1
RISK FACTORS	47
Risks Related to the Offered Certificates	47
The Certificates May Not Be a Suitable Investment for You	47
The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates	47
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities	47
Market Considerations and Limited Liquidity	48
The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment	51
Subordination of the Class A-S, B and C Certificates Will Affect the Timing of Distributions and the Application of Losses on Those Classes of Certificates	54
The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty	54
Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment	55
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	56
The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates	57
You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests	57
You Will Have No Control Over the Servicing of the Non-Serviced Pari Passu Mortgage Loan	58
If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund	58
Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates	59
Potential Conflicts of Interest of the Underwriters and Their Affiliates	61
Potential Conflicts of Interest in the Selection of the Mortgage Loans	62
Ratings of the Certificates Have Substantial Limitations	63
The Special Servicer May Be Directed To Take Actions	65
You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions	66
Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences	66
Material Federal Tax Considerations Regarding Original Issue Discount	66
State and Local Tax Considerations	67
Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult	67
Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans	67
Risks Related to the Mortgage Loans	69
The Repayment of a Multifamily, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates	69

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income	71
Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries	71
Retail Properties Have Special Risks	72
Office Properties Have Special Risks	74
Hospitality Properties Have Special Risks	74
Industrial Properties Have Special Risks	76
Self Storage Properties Have Special Risks	77
Mixed Use Facilities Have Special Risks	77
Manufactured Housing Community Properties Have Special Risks	77
Multifamily Properties Have Special Risks	78
Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment	79
Tenant Early Termination Options Entail Special Risks	81
Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates	82
Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates	82
A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full	83
The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates	84
Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates	84
Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan	85
Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty	86
Certain Mortgaged Properties May Have a Limited Operating History	86
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	86
Risks of the Anticipated Repayment Date Loans	87
Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property	87
We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property	88
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	88
If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates	88
A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property	89
Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates	90
Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan	91
Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates	92

Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance	92
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	93
Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable	93
Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks	94
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	94
Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates	94
Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates	95
The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates	96
Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates	97
Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property	100
Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties	101
Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions	101
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts	102
No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan	103
Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan	103
The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates	104
Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates	104
The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan	104
Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default	105
The Borrower’s Form of Entity May Cause Special Risks	105
Tenancies in Common May Hinder Recovery	106
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	106
Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates	106
Other Risks	107
Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties	107
Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	107
Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	107
Additional Risks	108
CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS	109

DESCRIPTION OF THE MORTGAGE POOL	109
General	109
Significant Obligor	110
Mortgage Loan History	110
Certain Characteristics of the Mortgage Pool	110
Concentration of Mortgage Loans and Borrowers	110
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers	110
Property Type Concentrations	112
Tenancies in Common	113
Condominium Structures	113
Certain Terms of the Mortgage Loans	114
Voluntary Prepayment and Defeasance Provisions	116
Non-Recourse Obligations	123
“Due-on-Sale” and “Due-on-Encumbrance” Provisions	123
Encumbered Interests	124
ARD Loans	124
Split Loan Structure	125
Subordinate and/or Other Financing	128
Other Additional Financing	130
Net Cash Flow and Certain Underwriting Considerations	131
Cash Management Agreements/Lockboxes	131
Hazard Insurance	133
Litigation Considerations	134
Default History, Bankruptcy Issues and Other Proceedings	135
Tenant or Other Third Party Matters	137
Lease Terminations and Expirations	138
Other Matters	139
Assessments of Property Value and Condition	140
Appraisals	140
Environmental Assessments	141
Property Condition Assessments	142
Seismic Review Process and Earthquake Insurance	142
Zoning and Building Code Compliance	143
Environmental Insurance	143
Loan Purpose	144
Exceptions to Underwriting Guidelines	144
Assignment of the Mortgage Loans	145
Representations and Warranties	146
Cures, Repurchases and Substitutions	147
Changes in Mortgage Pool Characteristics	150
Finalized Pooling and Servicing Agreement and Other Material Agreements	150
TRANSACTION PARTIES	151
The Issuing Entity	151
The Depositor	151
The Sponsors, Mortgage Loan Sellers and Originators	152
Wells Fargo Bank, National Association	152
General	152
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	152
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	153
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	157
Repurchase Requests	159
The Royal Bank of Scotland	161
The Royal Bank of Scotland’s Underwriting Standards	162
Review of Mortgage Loans for Which The Royal Bank of Scotland is the Sponsor	166
Repurchase Requests	167
Ladder Capital Finance LLC	168
LCF’s Underwriting Guidelines and Processes	170

v

Exceptions	175
Review of Mortgage Loans for Which LCF is the Sponsor	175
Repurchase Requests	177
Compensation of the Sponsors	177
The Trustee	177
The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian	178
The Master Servicer	179
The Special Servicer	183
The Trust Advisor	184
Affiliations and Certain Relationships Among Certain Transaction Parties	185
DESCRIPTION OF THE OFFERED CERTIFICATES	188
General	188
Certificate Principal Balances and Certificate Notional Amounts	189
Distribution Account	190
Interest Reserve Account	192
Distributions	192
Priority of Distributions	201
Treatment of REO Properties	207
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses	207
Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses	211
Advances of Delinquent Monthly Debt Service Payments	212
Fees and Expenses	216
Reports to Certificateholders; Available Information	221
Voting Rights	228
Delivery, Form and Denomination	229
Matters Regarding the Certificate Administrator and the Tax Administrator	229
Amendment of the Pooling and Servicing Agreement	230
Termination of the Pooling and Servicing Agreement	231
The Trustee	233
Eligibility Requirements	233
Duties of the Trustee	233
Matters Regarding the Trustee	234
Resignation and Removal of the Trustee	234
Suits, Actions and Proceedings by Certificateholders	235
YIELD AND MATURITY CONSIDERATIONS	236
Yield Considerations	236
Weighted Average Life	240
Pre-Tax Yield to Maturity Tables	243
SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND	247
General	247
Servicing and Other Compensation and Payment of Expenses	251
Asset Status Reports	263
The Majority Subordinate Certificateholder and the Subordinate Class Representative	265
The Trust Advisor	267
Annual Reports and Meeting	268
Net Present Value Calculations	271
Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts	272
Replacement of the Special Servicer	272
Maintenance of Insurance	274
Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions	277
Transfers of Interests in Borrowers	277
Modifications, Waivers, Amendments and Consents	278
Required Appraisals	282
Collection Account	287
Procedures With Respect to Defaulted Mortgage Loans and REO Properties	288
REO Account	291

Inspections; Collection of Operating Information	292
Rating Agency Confirmations	293
Servicer Termination Events	295
Rights Upon the Occurrence of a Servicer Termination Event	296
Termination, Discharge and Resignation of the Trust Advisor	297
Resignation of the Master Servicer and the Special Servicer	299
Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor	299
Evidence as to Compliance	301
Servicing of the Non-Serviced Pari Passu Mortgage Loan	303
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	305
General	305
Other Aspects	306
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	306
General	306
Characterization of Investments in Offered Certificates	308
Discount and Premium; Prepayment Consideration	308
Further Information	309
STATE AND OTHER TAX CONSEQUENCES	310
ERISA CONSIDERATIONS	310
Plan Assets	310
Special Exemption Applicable to the Offered Certificates	311
Insurance Company General Accounts	312
General Investment Considerations	313
LEGAL INVESTMENT	313
LEGAL MATTERS	314
RATINGS	314
INDEX OF DEFINED TERMS	317

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Additional Mortgage Loan Information/Definitions	B-1
Annex C-1:	Mortgage Loan Representations and Warranties	C-1-1
Annex C-2:	Exceptions to Mortgage Loan Representations and Warranties	C-2-1
Annex D:	Global Clearance, Settlement and Tax Documentation Procedures	D-1
Annex E-1:	Form of Trust Advisor Annual Report (Subordinate Control Period)	E-1-1
Annex E-2:	Form of Trust Advisor Annual Report (Collective Consultation Period and Senior Consultation Period)	E-2-1
Annex F:	Form of Distribution Date Statement	F-1
Annex G:	Class A-SB Planned Principal Balance Schedule	G-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is provided in two separate documents that progressively provide more detail:

●	the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

●	this free writing prospectus, which describes the specific terms of your class of offered certificates.

You should rely only on the information contained in this free writing prospectus and the accompanying prospectus.  The depositor has not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus.

References in the accompanying prospectus to “prospectus supplement” should be treated as references to this free writing prospectus.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Cross-references are included in this free writing prospectus and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic.  You can also find references to key topics in the table of contents in this free writing prospectus on page ii and the table of contents in the accompanying prospectus on page i.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 317 of this free writing prospectus.  The definitions of certain capitalized terms used in the accompanying prospectus are included under the caption “Glossary” beginning on page 129 of the accompanying prospectus.  In this free writing prospectus, the terms “depositor”, “we” and “us” refer to Wells Fargo Commercial Mortgage Securities, Inc.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EUROPEAN UNION’S DIRECTIVE 2003/71/EC (AND ANY AMENDMENTS THERETO) AS IMPLEMENTED IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) (THE “EU PROSPECTUS DIRECTIVE”).  THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ALL OFFERS OF THE OFFERED CERTIFICATES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE EU PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PRODUCE A PROSPECTUS IN CONNECTION WITH OFFERS OF THE OFFERED CERTIFICATES.  ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE ANY OFFER WITHIN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS SHOULD ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PRODUCE A PROSPECTUS FOR SUCH OFFERS.  NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, AND NONE OF SUCH ENTITIES AUTHORIZES, THE MAKING OF ANY OFFER OF THE OFFERED CERTIFICATES THROUGH ANY FINANCIAL INTERMEDIARY, OTHER THAN OFFERS MADE BY UNDERWRITERS WHICH CONSTITUTE THE FINAL PLACEMENT OF THE OFFERED CERTIFICATES CONTEMPLATED IN THIS FREE WRITING PROSPECTUS.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE EU PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE EU PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE

SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(a)           TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE EU PROSPECTUS DIRECTIVE;

(b)           TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF DIRECTIVE 2010/73/EU (THE “2010 PD AMENDING DIRECTIVE”), 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE EU PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(c)           IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE EU PROSPECTUS DIRECTIVE;

PROVIDED, THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE EU PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE EU PROSPECTUS DIRECTIVE IN THAT MEMBER STATE.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) ARE INSIDE THE UNITED KINGDOM AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OR ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.” ) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE “RELEVANT PERSONS”).

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED, THAT:

(a)           IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKET ACT (THE “FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF ANY OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY; AND

(b)           IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

JAPAN

THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (THE “FIEL”).  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR

FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS FREE WRITING PROSPECTUS.  HOWEVER, THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT.  FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS FREE WRITING PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT.  OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549.  YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330.  COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).  THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN A PROSPECTUS REQUIRED TO BE FILED AS PART OF A REGISTRATION STATEMENT.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS AND THE ASSET POOL BACKING THEM ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS OR MAY BE ISSUED WITH CHARACTERISTICS THAT DIFFER FROM THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  THE UNDERWRITERS’ OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT ONE OR MORE CONDITIONS ARE NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF

x

THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

EACH PROSPECTIVE INVESTOR HAS REQUESTED THAT THE UNDERWRITERS PROVIDE TO SUCH PROSPECTIVE INVESTOR INFORMATION IN CONNECTION WITH SUCH PROSPECTIVE INVESTOR’S CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THESE MATERIALS.  THESE MATERIALS ARE BEING PROVIDED TO EACH PROSPECTIVE INVESTOR FOR INFORMATION PURPOSES ONLY IN RESPONSE TO SUCH PROSPECTIVE INVESTOR’S SPECIFIC REQUEST, THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE TRUST ADVISOR, CERTIFICATE ADMINISTRATOR, THE INITIAL SUBORDINATE CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—MARKET CONSIDERATIONS AND LIMITED LIQUIDITY” IN THIS FREE WRITING PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This free writing prospectus and the accompanying prospectus contain certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL
DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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SUMMARY

The following summary is a short description of the main terms of the offered certificates and the mortgage loans and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this free writing prospectus and the accompanying prospectus. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the mortgage loans, you will need to read both this free writing prospectus and the accompanying prospectus in their entirety.

Overview of the Certificates

The table below lists certain summary information concerning the Wells Fargo Commercial Mortgage Trust 2012-LC5, Commercial Mortgage Pass-Through Certificates, Series 2012-LC5. Each certificate represents an interest in the mortgage loans included in the trust fund. We are offering the Class A-1, A-2, A-3, A-SB, A-S, B and C certificates pursuant to this free writing prospectus.

Class	Approx. Initial Principal Balance or Notional Amount(1)		Approx. % of Aggregate Cut-off Date Balance	Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Weighted Average Life (Years)(3)	Expected Principal Window(3)	Expected Ratings (Fitch/Moody’s)(5)
Offered Certificates
A-1	$81,143,000		6.353%	30.000%	%	(6)	2.55	10/2012 - 06/2017	AAA(sf)/Aaa(sf)
A-2	$156,188,000		12.229%	30.000%	%	(6)	4.91	06/2017 - 09/2017	AAA(sf)/Aaa(sf)
A-3	$466,683,000		36.541%	30.000%	%	(6)	9.87	06/2022 - 09/2022	AAA(sf)/Aaa(sf)
A-SB	$100,000,000		7.830%	30.000%	%	(6)	7.34	09/2017 - 04/2022	AAA(sf)/Aaa(sf)
A-S	$124,524,000		9.750%	20.250%	%	(6)	9.96	09/2022 - 09/2022	AAA(sf)/Aaa(sf)
B	$76,630,000		6.000%	14.250%	%	(6)	9.96	09/2022 - 09/2022	AA-(sf)/Aa3(sf)
C	$41,508,000		3.250%	11.000%	%	(6)	9.96	09/2022 - 09/2022	A-(sf)/A3(sf)

Non-Offered Certificates
X-A	$1,018,538,000	(7)	NAP	NAP	%	Variable(8)	NAP	NAP	AAA(sf)/Aaa(sf)
X-B	$76,630,000	(9)	NAP	NAP	%	Variable(10)	NAP	NAP	AA-(sf)/Aa3(sf)
A-FL	$90,000,000	(11)	7.047%	30.000%	LIBOR +%(12)	Floating	9.63	04/2022 - 06/2022	AAA(sf)/Aaa(sf)
A-FX	$0	(11)	0.000%	30.000%	%	(6)	9.63	04/2022 - 06/2022	AAA(sf)/Aaa(sf)
D	$49,490,000		3.875%	7.125%	%	(6)	10.03	09/2022 - 10/2022	BBB-(sf)/Baa3(sf)
E	$20,754,000		1.625%	5.500%	%	(6)	10.05	10/2022 - 10/2022	BB(sf)/Ba2(sf)
F	$23,946,000		1.875%	3.625%	%	(6)	10.05	10/2022 - 10/2022	B(sf)/B2(sf)
G	$46,298,194		3.625%	0.000%	%	(6)	10.05	10/2022 - 10/2022	NR/NR
V(13)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR
R(14)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR

(footnotes to table on cover and table set forth above)

(1)
The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in this free writing prospectus.

(2)
The approximate initial credit support with respect to the Class A-1, A-2, A-FL, A-FX, A-3 and A-SB certificates represents the approximate credit enhancement for the Class A-1, A-2, A-FL, A-FX, A-3 and A-SB certificates in the aggregate. No class of certificates will provide any credit support to the Class A-FL certificates for any failure by the swap counterparty to make the payment under the related swap contract.

(3)	Calculated based on a 0% CPR and the structuring assumptions described in this free writing prospectus.

(4)	For information regarding the “Rated Final Distribution Date” see “Ratings” in this free writing prospectus and “Ratings” in the accompanying prospectus.

(5)
The expected ratings presented are those of Fitch, Inc. and Moody’s Investors Service, Inc., which the depositor hired to rate the rated offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in this free writing prospectus and “Ratings” in the accompanying prospectus.

(6)
The pass-through rates for the Class A-1, A-2, A-FX, A-3, A-SB, A-S, B, C, D, E, F and G certificates and the Class A-FX regular interest in each case will be one of the following: (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(7)
The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-SB and A-S certificates and the Class A-FX regular interest outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(8)
The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-SB and A-S certificates and the Class A-FX regular interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)
The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the principal balance of the Class B certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(10)
The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)
The aggregate principal balance of the Class A-FL and A-FX certificates will at all times equal the principal balance of the Class A-FX regular interest. The approximate initial principal balance of the Class A-FX regular interest is $90,000,000.

(12)
The pass-through rate on the Class A-FL Certificates will be a per annum rate equal to LIBOR plus        %; provided, however, that under certain circumstances, the pass-through rate on the Class A-FL Certificates may convert to the pass-through rate applicable to the Class A-FX regular interest. The initial LIBOR rate will be determined two LIBOR Business Days prior to the Closing Date, and subsequent LIBOR rates for the Class A-FL Certificates will be determined two LIBOR Business Days before the start of the related interest accrual period.

(13)
The Class V certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating. The Class V certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—ARD Loans” in this free writing prospectus.

(14)
The Class R certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating. The Class R certificates represent the residual interest in each REMIC as further described in this free writing prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-A, X-B, A-FL, A-FX, D, E, F, G, V and R certificates are not offered by this free writing prospectus. Any information in this free writing prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Transaction Overview

          On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a “pooling and servicing agreement”, to be dated as of September 1, 2012, among the depositor, the master servicer, the special servicer, the trust advisor, the certificate administrator, the tax administrator and the trustee. All the mortgage loans will be serviced and administered under that agreement, except that the 100 Church Street mortgage loan will be serviced under the pooling and servicing agreement for the WFRBS Commercial Mortgage Trust 2012-C8 securitization. The master servicer will be required to provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates. You should refer to the accompanying prospectus, including the section captioned “Summary of Prospectus” for additional important information pertaining to the offered certificates.

The transfers of the mortgage loans from the respective mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Relevant Parties

Title of Certificates	Wells Fargo Commercial Mortgage Trust 2012-LC5, Commercial Mortgage Pass-Through Certificates, Series 2012-LC5, which will be issued pursuant to the pooling and servicing agreement.

Issuing Entity
Wells Fargo Commercial Mortgage Trust 2012-LC5, a New York common law trust that we sometimes refer to as the “trust”, will issue the certificates. The assets in the trust will comprise the “trust fund”. See “Transaction Parties—The Issuing Entity” in this free writing prospectus.

Depositor
Wells Fargo Commercial Mortgage Securities, Inc. is the depositor. As depositor, Wells Fargo Commercial Mortgage Securities, Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust fund. The depositor’s principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. See “Transaction Parties—The Depositor” and “—Affiliations and Certain Relationships Among Certain

Transaction Parties” in this free writing prospectus and “The Depositor” in the accompanying prospectus.

Sponsors, Mortgage Loan
Sellers and Originators
Wells Fargo Bank, National Association, a national banking association, Ladder Capital Finance LLC, a Delaware limited liability company, The Royal Bank of Scotland plc, a public company registered in Scotland, and RBS Financial Products Inc., a Delaware corporation (the latter two of which will be referred to together as The Royal Bank of Scotland), are the sponsors of this transaction. As sponsors, those entities have organized and initiated the transactions in which the certificates will be issued. Those entities or their affiliates originated the mortgage loans, and those entities will sell the mortgage loans to the depositor. See “Risk Factors—Risks Related to the Mortgage Loans—No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan”, “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and “The Sponsor” in the accompanying prospectus.

The mortgage loan sellers are selling the following loans:

Originator	Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	29	57	$533,807,743	41.8%
Ladder Capital Finance LLC or Ladder Capital Finance I LLC(1)	Ladder Capital Finance LLC	23	30	457,891,673	35.9
The Royal Bank of Scotland(2)	The Royal Bank of Scotland(2)	18	37	285,464,779	22.4
Total:	Total:	70	124	$1,277,164,194	100.0%

(1)
Thirteen (13) of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, with an aggregate cut-off date principal balance of $264,239,242 and representing approximately 20.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by Ladder Capital Finance LLC. Ten (10) of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, with an aggregate cut-off date principal balance of $193,652,431 and representing approximately 15.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by Ladder Capital Finance I LLC.

(2)
The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies: The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold to the trust by The Royal Bank of Scotland (a) seventeen (17) mortgage loans, having an aggregate cut-off date principal balance of $248,214,779 and representing approximately 19.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by and are being sold to the trust only by The Royal Bank of Scotland plc and (b) one (1) mortgage loan, having a cut-off date principal balance of $37,250,000 and representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was co-originated by The Royal Bank of Scotland plc and RBS Financial Products Inc. and is being sold to the trust jointly by The Royal Bank of Scotland plc and RBS Financial Products Inc.

Master Servicer
Wells Fargo Bank, National Association will act as the initial master servicer under the pooling and servicing agreement. Except as described generally under “—Relevant Parties for the 100 Church Street Mortgage Loan” below, Wells Fargo Bank, National Association in that capacity will be primarily responsible for:

•
servicing and administering, directly or through sub-servicers, the mortgage loans (other than the non-serviced pari passu mortgage loan) (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out;

	•	making servicing advances with respect to all mortgage loans; and

	•	making debt service advances with respect to all mortgage loans.

See “Transaction Parties—The Master Servicer” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

Special Servicer
Rialto Capital Advisors, LLC, a Delaware limited liability company, will act as the initial special servicer under the pooling and servicing agreement. Except as described generally under “—Relevant Parties for the 100 Church Street Mortgage Loan” below, Rialto Capital Advisors, LLC in that capacity will be responsible for servicing each mortgage loan following the occurrence of one or more specified events that cause that mortgage loan to become a specially serviced mortgage loan. Rialto Capital Advisors, LLC was designated to be the initial special servicer by an affiliate of Rialto Real Estate Fund, LP, which affiliate is anticipated to purchase the Class E, F and G certificates on the closing date and become the initial series majority subordinate certificateholder. See “Servicing of the Mortgage Loans and Administration of the Trust Fund” and “Transaction Parties—The Special Servicer” and “—Affiliations and Certain Relationships Among Transaction Parties” in this free writing prospectus.

Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association, will act as certificate administrator, tax administrator, certificate registrar and custodian under the pooling and servicing agreement. The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the mortgage loans and mortgaged properties. See “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

Trustee
U.S. Bank National Association, a national banking association, will act as trustee of the trust fund. The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th floor, Chicago, Illinois 60603. In its capacity as trustee, U.S. Bank National Association will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations and will become the holder of each mortgage loan upon its transfer to the trust fund. Except as described generally under “—Relevant Parties for the 100 Church Street Mortgage Loan” below, the trustee will also be the mortgagee of record in connection with each mortgage loan and the trustee, or a custodian on its behalf, will hold the mortgage file with respect to each mortgage loan. See “Transaction Parties—The Trustee” in this free writing prospectus.

Underwriters
Wells Fargo Securities, LLC, RBS Securities Inc., Ladder Capital Securities LLC and Citigroup Global Markets Inc. are the underwriters of the offered certificates. Wells Fargo Securities, LLC and RBS Securities Inc. are acting as co-lead managers and co-bookrunners for this offering. Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 77.6% of each class of offered certificates and RBS Securities Inc. is acting as sole bookrunning manager with respect to 22.4% of each class of offered certificates. Ladder Capital Securities LLC and Citigroup Global Markets Inc. are acting as co-managers.

Trust Advisor	TriMont Real Estate Advisors, Inc., a Georgia corporation, will act as the initial trust advisor under the pooling and servicing agreement.

Some of the rights and duties of the trust advisor will be as follows:

•
The trust advisor will perform certain review duties on a platform-level basis that will generally include a limited annual review of, and, if any mortgage loans in the mortgage pool were specially serviced by the special servicer in the preceding calendar year, the preparation of an annual report regarding certain of the special servicer’s actions pursuant to the pooling and servicing agreement. The review and report generally will be based on: (a) during a subordinate control period, each final asset status report delivered to the trust advisor by the special servicer, (b) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the trust advisor by the special servicer and/or (c) during a senior consultation period, in addition to the foregoing, a meeting with the special servicer to conduct a limited review of the special servicer’s operational practices on a platform-level basis in light of the servicing standard. Under some circumstances, the special servicer will be entitled to review the trust advisor’s annual report before its finalization, but the content of the final annual report will nonetheless be determined by the trust advisor.

•
During any collective consultation period or senior consultation period, the special servicer will be required to consult with the trust advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans. Under certain circumstances, but only during a senior consultation period, the trust advisor may recommend the replacement of the special servicer, in which case the certificate administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the special servicer at their expense. See “Transaction Parties—The Trust Advisor” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Asset Status Reports” and “—The Trust Advisor” in this free writing prospectus.

The trust advisor will be discharged from its duties under the pooling and servicing agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-SB, A-S, B, C and D certificates and the Class A-FX regular interest has been reduced to zero. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor”.

The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services. When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action. Although the trust advisor must consider the servicing standard in its analysis, the trust advisor will not itself be bound by the servicing standard. The trust advisor will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Trust Advisor” and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus.

In general, the trust advisor will have no duty to report to or respond to inquiries of the certificateholders. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus.

The trust advisor will have certain rights to compensation and indemnification by the trust fund. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor” and “—The Trust Advisor” in this free writing prospectus.

Notwithstanding any contrary provision described above, the trust advisor will have no rights or duties in connection with the 100 Church Street mortgage loan. The WFRBS 2012-C8 pooling and servicing agreement provides for a trust advisor with rights and duties in connection with the servicing and administration of loans (including the 100 Church Street loan combination) under that agreement that are similar to the rights and duties of the series 2012-LC5 trust advisor in connection with the servicing and administration of loans other than the 100 Church Street loan combination under the series

2012-LC5 pooling and servicing agreement. See “—Relevant Parties for the 100 Church Street Mortgage Loan” below.

Majority Subordinate Certificateholder
The majority subordinate certificateholder will be the holder(s) of a majority interest in (i) during a subordinate control period, the most subordinate class among the Class E, F and G certificates that has an aggregate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a collective consultation period, the most subordinate class among the Class E, F and G certificates that has an aggregate principal balance, without regard to appraisal reduction amounts, that is at least equal to 25% of its total initial principal balance.

The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion during certain periods of time. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus. During any subordinate control period, the majority subordinate certificateholder or the subordinate class representative on its behalf will have the right to terminate the special servicer with or without cause and appoint itself or an affiliate or another person as the successor special servicer. It will be a condition to such appointment that Fitch, Inc. and Moody’s Investors Service, Inc. confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates. It is anticipated that an affiliate of Rialto Real Estate Fund, LP will purchase all the Class E, F and G certificates on the closing date and become the initial majority subordinate certificateholder. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this free writing prospectus.

Notwithstanding anything to the contrary described herein, at any time when the holder of a majority interest in the Class E certificates is the majority subordinate certificateholder, the majority subordinate certificateholder may waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, trustee, certificate administrator, master servicer, special servicer and trust advisor. Any such waiver shall remain effective with respect to such holder and such class until such time as that majority subordinate certificateholder has sold or transferred a majority of the Class E certificates to an unaffiliated third party. Following any such transfer the successor majority subordinate certificateholder will again have the rights of the majority subordinate certificateholder as described herein without regard to any prior waiver by the predecessor majority subordinate certificateholder. The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative. No successor majority subordinate certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected mortgage loan prior to such acquisition until such mortgage loan becomes a corrected mortgage loan.

Whenever such an “opt-out” by a majority subordinate certificateholder is in effect:

● a senior consultation period will be in effect; and

●
the rights of the majority subordinate certificateholder to appoint a subordinate class representative and the rights of the subordinate class representative will not be operative (notwithstanding that a subordinate control period or collective consultation period is or would otherwise then be in effect).

Notwithstanding any contrary provision described above, the majority subordinate certificateholder will have no rights in connection with the 100 Church Street mortgage loan, other than certain limited consultation rights with respect to actions of the WFRBS 2012-C8 special servicer as set forth in the related intercreditor agreement and described in this free writing prospectus. The WFRBS 2012-C8 pooling and servicing agreement grants to a designated WFRBS 2012-C8 majority subordinate certificateholder rights in connection with the servicing and administration of loans (including the 100 Church Street loan combination) under that agreement that are similar to those granted to the series 2012-LC5 majority subordinate certificateholder under the series 2012-LC5 pooling and servicing agreement in connection with the servicing and administration of the mortgage loans other than the 100 Church Street loan combination. See “—Relevant Parties for the 100 Church Street Mortgage Loan” below.

Subordinate Class Representative	The majority subordinate certificateholder will be entitled to appoint, remove and replace a subordinate class representative in its sole discretion to the extent described in this free writing prospectus. Subject to the limitations herein, this right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this free writing prospectus.

The subordinate class representative generally will be—

● during a subordinate control period, entitled to direct the special servicer with respect to various special servicing matters as to the mortgage loans, and replace the special servicer with or without cause; and

	●	during a collective consultation period, entitled (in addition to the trust advisor) to consult with the special servicer regarding various special servicing matters as to the mortgage loans.

During a senior consultation period, no subordinate class representative will be recognized or have any rights to replace the special servicer or approve, direct or consult with respect to servicing matters.

Subordinate control period, collective consultation period and senior consultation period are described under “—Significant Dates and Periods” below.

The subordinate class representative generally will have no duty to holders of certificates other than the Class E, F and G certificates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—No Liability to the Trust Fund and Certificateholders”.

Notwithstanding any contrary provision described above, the subordinate class representative will have no rights in connection with the 100 Church Street mortgage loan, other than certain limited consultation rights with respect to actions of the WFRBS 2012-C8 special servicer, as set forth in the related intercreditor agreement and described in this free writing prospectus. The WFRBS 2012-C8 pooling and servicing agreement grants to a designated WFRBS 2012-C8 subordinate class representative rights in connection with the servicing and administration of loans (including the 100 Church Street loan combination) under that agreement that are similar to those granted to the series 2012-LC5 subordinate class representative under the series 2012-LC5 pooling and servicing agreement in connection with the servicing and administration of the mortgage loans other than the 100 Church Street loan combination. See “—Relevant Parties for the 100 Church Street Mortgage Loan” below.

Relevant Parties for the 100 Church Street Mortgage Loan

The mortgaged property identified on Annex A-1 to this free writing prospectus as 100 Church Street secures both a mortgage loan to be included in the trust and a pari passu companion loan that will not be included in the trust, which companion loan is pari passu in right of payment with the related mortgage loan in this trust. That companion loan is an asset of the trust fund established under the WFRBS 2012-C8 securitization, and the 100 Church Street mortgage loan and its companion loan are serviced and administered under the pooling and servicing agreement for that WFRBS 2012-C8 securitization. We sometimes refer to the 100 Church Street mortgage loan as a “non-serviced pari passu mortgage loan,” the related pari passu companion loan as a “non-serviced pari passu companion loan” and that mortgage loan and companion loan together as a “loan combination” or “non-serviced loan combination”.

Pursuant to the terms of the series 2012-LC5 pooling and servicing agreement, the WFRBS 2012-C8 pooling and servicing agreement and an intercreditor agreement between the holders of the 100 Church Street mortgage loan and the 100 Church Street pari passu companion loan:

●
Wells Fargo Bank, National Association is the initial master servicer under the WFRBS 2012-C8 pooling and servicing agreement. The WFRBS 2012-C8 master servicer is primarily responsible for servicing and administering, directly or through sub-servicers, the 100 Church Street loan combination when it is not a specially serviced mortgage loan and for making servicing advances with respect to the 100 Church Street loan combination. The series 2012-LC5 master servicer is primarily responsible for making debt service advances with respect to the 100 Church Street mortgage loan for the indirect benefit of the series 2012-LC5 certificateholders. The WFRBS 2012-C8 master servicer is primarily responsible for making debt service advances with respect to the 100 Church Street pari passu companion loan for the indirect benefit of the WFRBS 2012-C8 certificateholders.

●
Rialto Capital Advisors, LLC is the initial special servicer under the WFRBS 2012-C8 pooling and servicing agreement. The WFRBS 2012-C8 special servicer is responsible for servicing the 100 Church Street loan combination following the occurrence of one or more specified events that cause that loan combination to become a specially serviced mortgage loan. Rialto Capital Advisors, LLC was designated the initial WFRBS 2012-C8 special servicer by an affiliate of Rialto Real Estate Fund, LP, which affiliate is the initial WFRBS 2012-C8 majority subordinate certificateholder.

●
Deutsche Bank Trust Company Americas is the initial trustee under the WFRBS 2012-C8 pooling and servicing agreement. The WFRBS 2012-C8 trustee will be primarily responsible for back-up advancing if the WFRBS 2012-C8 master servicer fails to perform its obligations to make servicing advances with respect to the 100 Church Street loan combination and will be the mortgagee of record with respect to the 100 Church Street loan combination. The WFRBS 2012-C8 custodian on behalf of the WFRBS 2012-C8 trustee, will hold the mortgage file for the 100 Church Street loan combination, except that the original promissory note evidencing the 100 Church Street mortgage loan will be held by the series 2012-LC5 custodian on behalf of the series 2012-LC5 trustee.

●
Pentalpha Surveillance LLC is the initial trust advisor under the WFRBS 2012-C8 pooling and servicing agreement. The WFRBS 2012-C8 pooling and servicing agreement provides for a trust advisor with rights and duties in connection with the servicing and administration of loans (including the 100 Church Street loan combination) under that agreement that are similar to the rights and duties of the series 2012-LC5 trust advisor in connection with the servicing and administration of loans other than the 100 Church Street loan combination under the series 2012-LC5 pooling and servicing agreement.

●
The WFRBS 2012-C8 pooling and servicing agreement grants to a designated WFRBS 2012-C8 majority subordinate certificateholder various rights in connection with the servicing and administration of loans (including the 100 Church Street loan combination) under that agreement that are similar to those granted to the series 2012-LC5 majority subordinate certificateholder under the series 2012-LC5 pooling and servicing agreement in connection with the servicing and administration of the mortgage loans other than the 100 Church Street loan combination.

●
The WFRBS 2012-C8 pooling and servicing agreement grants to a designated WFRBS 2012-C8 subordinate class representative various rights in connection with the servicing and administration of loans (including the 100 Church Street loan combination) under that agreement that are similar to those granted to the series 2012-LC5 subordinate class representative under the series 2012-LC5 pooling and servicing agreement in connection with the servicing and administration of the mortgage loans other than the 100 Church Street loan combination.

See “Risk Factors—Other Risks—Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties,” “Description of the Mortgage Pool—Split Loan Structure,” Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “—Servicing of the Non-Serviced Pari Passu Mortgage Loan” in this free writing prospectus.

Significant Obligors
The mortgaged property described in Annex A-3 and in “Transaction Parties—Significant Obligors” securing the mortgage loan identified on Annex A-1 to this free writing prospectus as Westside Pavilion secures approximately 12.1% of the mortgage pool and consequently is a ‘‘significant obligor’’ with respect to this offering. The borrower under such mortgage loan is Macerich Westside Pavilion Property LLC. See “Transaction Parties—Significant Obligors” in this free writing prospectus and the descriptions of the Westside Pavilion mortgage loan in Annex A-3 to this free writing prospectus.

Affiliations and Certain Relationships Among Certain Transaction Parties	Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also the master servicer, the swap counterparty and the certificate administrator, the tax administrator, the certificate registrar and the custodian under this securitization, the WFRBS 2012-C8 master servicer, the WFRBS 2012-C8 swap counterparty and the WFRBS 2012-C8 certificate administrator, the WFRBS 2012-C8 tax administrator, the WFRBS 2012-C8 certificate registrar and the WFRBS 2012-C8 custodian under the WFRBS 2012-C8 securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters.

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliates and each is a sponsor, originator and mortgage loan seller, and each is an affiliate of RBS Securities Inc., one of the underwriters.

Ladder Capital Finance LLC is an affiliate of Ladder Capital Securities LLC, one of the underwriters.

Wells Fargo Bank, National Association is the purchaser under a repurchase agreement with an affiliate of Ladder Capital Finance LLC for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Ladder Capital Finance LLC and its affiliates. Ten (10) of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, with an aggregate principal balance that is projected to equal, as of the cut-off date, $193,652,431, are (or, as of the closing date for this securitization, are expected to be) subject to that repurchase facility, and proceeds received by Ladder Capital Finance LLC in connection with the transfer of the related mortgage loans to the depositor will be used, among other things, to reacquire all such mortgage loans, indirectly through the applicable affiliate of Ladder Capital Finance LLC, from Wells Fargo Bank, National Association in accordance with the terms of the related repurchase agreement, free and clear of any liens.

Pursuant to certain interim servicing agreements between Ladder Capital Finance LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, which mortgage loans are projected to have an aggregate principal balance as of the cut-off date of approximately $457,891,673. In addition, Wells Fargo Bank, National Association acts as interim custodian with respect to the loan documents for all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor.

Pursuant to an interim servicing agreement among Wells Fargo Bank, National Association, The Royal Bank of Scotland plc and RBS Financial Products Inc., each a sponsor, originator and mortgage loan seller and an affiliate of an underwriter, Wells Fargo Bank, National Association acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc.,

including, prior to their inclusion in the trust fund, some or all of the mortgage loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc.

In the case of the mortgaged properties identified on Annex A-1 to this free writing prospectus as Academy Sports + Outdoors - Snellville, Academy Sports + Outdoors - Columbia and Dollar General - Yulee, which secure mortgage loans collectively representing approximately 0.9% of the aggregate principal balance of the mortgage loans as of the cut-off date, the related mortgage loan seller (Ladder Capital Finance LLC) and one of the underwriters (Ladder Capital Securities LLC) are affiliates of the related borrowers. Each of the related mortgage loans was originated by Ladder Capital Finance LLC or an affiliate thereof.

In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization holds a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower. In one such case, the mezzanine lender holds a contingent interest in a portion of the amount by which the proceeds of a sale or refinancing of the related mortgaged properties (or, in some cases, the appraised value of the related mortgaged properties) exceeds an agreed upon base amount, and payment of such contingent interest is triggered upon the occurrence of a sale or refinancing of any of the related mortgaged properties or the maturity of the related mezzanine loan. See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

Rialto Capital Advisors, LLC, the special servicer, is an affiliate of the entity expected to (a) purchase the Class E, F and G certificates on the closing date, (b) become the initial majority subordinate certificateholder and (c) be appointed as the initial subordinate class representative. Rialto Capital Advisors, LLC is also the initial special servicer under the WFRBS 2012-C8 securitization, under which the non-serviced pari passu mortgage loan is serviced, and an affiliate of the initial majority subordinate certificateholder under the WFRBS 2012-C8 securitization.

The roles and relationships described above may give rise to conflicts of interest. See “Risk Factors—Risks Related to the Offered Certificates—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates”, “—Potential Conflicts of Interest of the Underwriters and Their Affiliates” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus and see “The Depositor” and “The Sponsor” in the accompanying prospectus.

Significant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in September 2012 (or, in the case of any mortgage loan that has its first due date in October 2012, the date that would have been its due date in September 2012 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	The date of initial issuance for the certificates will be on or about September 28, 2012.

Determination Date	The determination date will be the 11th day of each month, or, if that day is not a business day, the next succeeding business day. The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

Distribution Date	Distributions on the certificates are scheduled to occur monthly on the fourth business day following the related determination date, commencing in October 2012. The first distribution date is anticipated to be October 17, 2012.

Record Date	The record date for each monthly distribution on the certificates will be the last business day of the prior calendar month, except as may otherwise be described in this free writing prospectus with respect to final distributions.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Delaware, Georgia, New York, North Carolina or Florida or any of the jurisdictions in which the respective primary servicing offices of the master servicer and the special servicer and the corporate trust offices of the certificate administrator and the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Collection Period	Amounts available for distribution on the certificates on any distribution date will depend in part on the payments and other collections received on or with respect to the mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) during that collection period. In general, each collection period—

● will relate to a particular distribution date,

● will be approximately one calendar month long,

● will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the respective cut-off dates for the mortgage loans, and

● will end at the close of business on the determination date immediately preceding the related distribution date (or, in the case of the non-serviced pari passu mortgage loan and solely for the purpose of determining the amount available for distribution on the certificates for any distribution date, one business day after such determination date).

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Assumed Final Distribution Dates	Set forth in the table below is the month and year of the distribution date on which each class of offered certificates is expected to be paid in full, based upon structuring assumptions which include, without limitation, assuming 0% CPR and no delinquencies, losses, modifications, extensions of maturity dates, repurchases, sales or prepayments of the mortgage loans after the cut-off date, except that each mortgage loan with an anticipated repayment date is assumed to repay in full on its anticipated repayment date. See the definition of structuring assumptions in Annex B to this free writing prospectus. The actual final distribution date for each class of offered certificates may be earlier or later (and could be substantially earlier or later) than the assumed final distribution date for that class.

Assumed Final
Offered Class	Distribution Date*
Class A-1	June 2017
Class A-2	September 2017
Class A-3	September 2022
Class A-SB	April 2022
Class A-S	September 2022
Class B	September 2022
Class C	September 2022

	*	Calculated based on a 0% CPR and the “structuring assumptions” described in Annex B to this free writing prospectus.

Rated Final Distribution Date	To the extent described in this free writing prospectus, the ratings of each class of offered certificates address the likelihood of the timely distribution of interest and the ultimate distribution of principal due on the certificates of that class on or before the distribution date in October 2045. See “Ratings” in each of this free writing prospectus and the accompanying prospectus.

Control and Consultation Periods	The rights of various parties to replace the special servicer and approve or consult with respect to certain material actions of the special servicer under the pooling and servicing agreement will vary according to defined periods and other provisions, as summarized below. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus.

●
Subordinate Control Period.  A “subordinate control period” will exist when the Class E certificates have an aggregate principal balance, net of any appraisal reduction amounts notionally allocated in reduction of the principal balance of that class, that is not less than 25% of its initial principal balance.  In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the special servicer, and (ii) the subordinate class representative will be entitled to terminate and replace the special servicer with or without cause.  The trust advisor will not have approval rights and generally will have no right to consult with respect to actions of the special servicer during a subordinate control period.

●
Collective Consultation Period.  A “collective consultation period” will exist when the Class E certificates have an aggregate principal balance that both (i) as notionally reduced by any appraisal reduction amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any appraisal reduction amounts allocable to that class, is 25% or more of its initial principal balance.  In general, during a collective consultation period, the special servicer will be required to consult with each of the subordinate class representative and the trust advisor in connection with asset status reports and material special servicing actions with respect to the mortgage loans.  The subordinate class representative will have no right to terminate and replace the special servicer during a collective consultation period.

●
Senior Consultation Period.  A “senior consultation period” will exist when either (i) the Class E certificates have an aggregate principal balance, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class E certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of appraisal reduction amounts, at least equal to 25% of its initial principal balance, the then majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus.  In general, during a senior consultation period, the special servicer will be required to consult with the trust advisor in connection with asset status reports and material special servicing actions. During any senior consultation period, no subordinate class representative will be recognized or have any right to replace the special servicer or approve or be consulted with respect to “asset status reports” or material special servicing actions.

In addition, (i) during any collective consultation period or senior consultation period, the special servicer may also be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates, and (ii) during any senior consultation period, the special servicer may also be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following the recommendation of termination from the trust advisor if it believes that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.

Notwithstanding any contrary provision described above, the time periods and provisions described above generally will not apply to the servicing and administration of the 100 Church Street loan combination.  The WFRBS 2012-C8 pooling and servicing agreement sets forth time periods and corresponding relative rights of the WFRBS 2012-C8 subordinate class representative, WFRBS 2012-C8 majority subordinate certificateholder, WFRBS 2012-C8 trust advisor and WFRBS 2012-C8 certificateholders in connection with the servicing and administration of loans (including the 100 Church Street loan combination) under that agreement that are similar to the time periods and corresponding relative rights of the series 2012-LC5 subordinate class representative, series 2012-LC5 majority subordinate certificateholder, series 2012-LC5 trust advisor and series 2012-LC5 certificateholders under the series 2012-LC5 pooling and servicing agreement as generally described above.  The relevant time periods under each of the WFRBS 2012-C8 pooling and servicing agreement and the series 2012-LC5 pooling and servicing agreement are defined by reference to the loans held (whether or not serviced) by the trust fund established and the securities issued under that agreement.  The existence or absence of a subordinate control period, collective consultation period or senior consultation period under one such pooling and servicing agreement will not by itself affect the existence or absence of a subordinate control period, collective consultation period or senior consultation period under the other pooling and servicing agreement.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus.

The Trust Fund

Creation of the Trust Fund
We will use the net proceeds from the issuance and sale of the certificates as the consideration to purchase the mortgage loans that will back those certificates from the mortgage loan sellers.  Promptly upon acquisition, we will transfer those mortgage loans to the trust fund in exchange for the certificates.

A. General Considerations	When reviewing the information that we have included in this free writing prospectus with respect to the mortgage loans, please note that—

● All numerical information provided with respect to any individual mortgage loans, group of mortgage loans or the mortgage loans as a whole is provided on an approximate basis.

●
All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances.  We will transfer the principal balance as of the cut-off date for each of the mortgage loans to the trust fund.

●
In presenting the principal balances of the mortgage loans as of the cut-off date, we have assumed that all scheduled payments of principal and/or interest due on the mortgage loans on or before the cut-off date are timely made, and no prepayments or other unscheduled collections of principal are received with respect to any of the mortgage loans during the period from August 1, 2012 up to and including the cut-off date.

●
With respect to each of the 100 Church Street mortgage loan, with respect to which the related mortgaged property also secures a pari passu companion loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot or unit, as applicable, in this free writing prospectus in a manner that takes account of that mortgage loan and its related pari passu companion loan.

●
Two of the mortgage loans, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are cross-collateralized and cross-defaulted with each other.  In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present the information regarding those mortgage loans as if each of them were secured only by the related mortgaged property identified on Annex A-1 to this free writing prospectus, except that (other than as described below) loan-to-value ratio, debt service coverage ratio, debt yield and loan per unit or square foot information is presented for a cross-collateralized group on an aggregate and/or weighted average basis, as applicable, in the manner described in this free writing prospectus.  None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund (except as described in this free writing prospectus with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 100 Church Street, which also secures a pari passu companion loan that is not included in the trust fund).

●
Six (6) of the mortgage loans, representing approximately 9.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date, if the related borrower has not repaid the mortgage loan in full on such date.  See “Description of the Mortgage Pool—ARD Loans” in this free writing prospectus.

●
The information for mortgage loans secured by more than one mortgaged property in this free writing prospectus is generally based on allocated loan amounts as stated in Annex A-1 when information is presented relating to mortgaged properties and not mortgage loans.

B. General Characteristics	As of the cut-off date, the mortgage loans are expected to have the following characteristics:

Cut-off date pool balance	$1,277,164,194
Number of mortgage loans	70
Number of mortgaged properties	124
Percentage of multi-property mortgage loans and cross-collateralized groups	27.0%
Largest cut-off date principal balance	$155,000,000
Smallest cut-off date principal balance	$875,000
Average cut-off date principal balance	$18,245,203
Highest mortgage interest rate	5.926%
Lowest mortgage interest rate	4.200%
Weighted average mortgage interest rate	4.807%
Longest original term to maturity or anticipated repayment date	121 months
Shortest original term to maturity or anticipated repayment date	60 months
Weighted average original term to maturity or anticipated repayment date	112 months
Longest remaining term to maturity or anticipated repayment date	121 months
Shortest remaining term to maturity or anticipated repayment date	57 months
Weighted average remaining term to maturity or anticipated repayment date	111 months
Highest debt service coverage ratio, based on underwritten net cash flow(1)	7.45x
Lowest debt service coverage ratio, based on underwritten net cash flow(1)	1.26x
Weighted average debt service coverage ratio, based on underwritten net cash flow(1)	1.86x
Highest cut-off date loan-to-value ratio(1)	76.0%
Lowest cut-off date loan-to-value ratio(1)	14.7%
Weighted average cut-off date loan-to-value ratio(1)	61.1%
Highest maturity date loan-to-value ratio(1)	67.9%
Lowest maturity date loan-to-value ratio(1)	12.1%
Weighted average maturity date loan-to-value ratio(1)	51.4%
Highest underwritten NOI debt yield ratio(1)	53.4%
Lowest underwritten NOI debt yield ratio(1)	8.4%
Weighted average underwritten NOI debt yield ratio(1)	11.9%

Highest underwritten NCF debt yield ratio(1)	48.1%
Lowest underwritten NCF debt yield ratio(1)	8.3%
Weighted average underwritten NCF debt yield ratio(1)	11.0%

(1)
In the case of the 100 Church Street mortgage loan, with respect to which the related mortgaged property also secures a pari passu companion loan, the debt service coverage ratio, the loan-to-value ratio and debt yield information is generally presented in this free writing prospectus in a manner that takes account of that mortgage loan and its related pari passu companion loan.  Other than as noted, the debt service coverage ratio, loan-to-value ratio and debt yield information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan not in combination with the other indebtedness.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” and “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this free writing prospectus for information regarding the combined loan-to-value ratios and debt service coverage ratios with respect to mortgage loans that have related mezzanine indebtedness outstanding.  For mortgage loans having interest-only payments for their entire terms, 12 months of interest-only payments is used as the annual debt service for purposes of calculating the related debt service coverage ratios.

See Annex B to this free writing prospectus, “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions”, “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations”, and the footnotes to Annex A-1 for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, loan-to-value ratios and underwritten debt yield ratios that are presented in this free writing prospectus, including (in some cases) taking into account reserves in such calculations.

C. Split Loan Structure
The mortgage loan identified on Annex A-1 to this free writing prospectus as 100 Church Street, representing approximately 6.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a split loan structure for which the same mortgage instrument also secures a note that is pari passu in right of payment with that mortgage loan and will not be included in the trust fund.

For convenience of reference, we refer to that mortgage loan as a “split mortgage loan structure” and the related loan combination as a “split loan structure” or “loan combination”.

The table below shows certain information with respect to the split mortgage loan structure:

Split Loan Structure
Mortgage Loan	Mortgage Loan Cut-off Date Loan Balance	Mortgage Loan as a % of Cut-off Date Pool Balance	Pari Passu Companion Loan Balance as of Cut-off Date	Total Mortgage Debt
100 Church Street	$80,000,000	6.3%	$ 150,000,000	$230,000,000

For more information regarding the split mortgage loan structure, see “Description of the Mortgage Pool—Split Loan Structure” in this free writing prospectus.

D. Property Types	The table below shows the number of mortgaged properties operated primarily for each indicated purpose, and the

	aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by each such property type:

	Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance(1)
	Retail	56	$541,261,679	42.4%
	Office	7	282,817,733	22.1
	Hospitality	32	244,304,500	19.1
	Industrial	5	51,147,623	4.0
	Self Storage	9	49,321,209	3.9
	Mixed Use	5	46,297,624	3.6
	Manufactured Housing Community	7	33,683,277	2.6
	Multifamily	2	25,586,028	2.0
	Other(2)	1	2,744,522	0.2
	Total:	124	$1,277,164,194	100.0%

	(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth in Annex A-1 to this free writing prospectus.

	(2)
Consists of a fee interest in land that is subject to a ground lease granted by the borrower to another party, which owns the improvements. The related leasehold estate is operated as an office property and is not included in the trust.

E. State Concentrations	The table below shows the states in which the mortgaged properties are located:

	State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance(1)
	California	11	$252,185,739	19.7%
	New York	5	247,930,797	19.4
	Texas	29	184,213,099	14.4
	Florida	12	113,390,946	8.9
	Other(2)	67	479,443,613	37.5
	Total:	124	$1,277,164,194	100.0%

	(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth in Annex A-1 to this free writing prospectus.

	(2)	Includes 24 other states and the District of Columbia.

F. Encumbered and Other Interests
The table below shows the number of, the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by mortgaged properties for which the encumbered interest is as indicated:

	Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance(1)
	Fee	122	$1,248,608,397	97.8%
	Leasehold	2	28,555,797	2.2
	Total:	124	$1,277,164,194	100.0%

	(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based upon allocated loan amounts as set forth in Annex A-1 to this free writing prospectus.

G. Amortization Characteristics	The table below shows the amortization characteristics of the mortgage loans:

	Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
	Amortizing Balloon	52	$748,950,793	58.6%
	Interest-only, Amortizing Balloon	7	296,720,000	23.2
	Interest-only, Balloon	5	116,078,000	9.1
	Interest-only, ARD	2	60,220,000	4.7
	Amortizing ARD	3	30,995,401	2.4
	Interest-only, Amortizing Balloon ARD	1	24,200,000	1.9
	Total:	70	$1,277,164,194	100.0%

H. Prepayment Restrictions	The table below shows an overview of the prepayment restrictions under the terms of the mortgage loans:

	Prepayment Restriction(1)(2)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
	Lockout/Defeasance/ Open	54	$983,614,373	77.0%
	Lockout/Greater of Yield Maintenance or Prepayment Premium/ Open	10	123,907,811	9.7
	Lockout/Greater of Yield Maintenance or Prepayment Premium or Defeasance/Open	2	116,393,119	9.1
	Greater of Yield Maintenance or Prepayment Premium/Open	1	41,955,891	3.3
	Yield Maintenance/Yield Maintenance or Defeasance/Open	3	11,293,000	0.9
	Total:	70	$1,277,164,194	100.0%

	(1)			See Annex A-1 to this free writing prospectus for the type of provision that applies to each mortgage loan and the length of the relevant periods.

	(2)
Exceptions apply to the restrictions in some circumstances. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” in this free writing prospectus and Annex A-1, including the footnotes thereto, to this free writing prospectus.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Open Period (Payments)	Number of Mortgage Loans		Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
2 to 3		10	$185,058,991	14.5%
4 to 6		57	947,805,204	74.2
7		3	144,300,000	11.3
Total:		70	$1,277,164,194	100.0%

I. Other Mortgage Loan Features	As of the cut-off date, the mortgage loans had the following characteristics:

	•	The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.
●
Five (5) groups of mortgage loans, representing approximately 3.3%, 1.9%, 0.9%, 0.9% and 0.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were made to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. See Annex A-1 to this free writing prospectus.

●
Twenty-nine (29) mortgaged properties, securing approximately 9.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), are each either wholly owner-occupied or 100.0% leased to a single tenant.

●
The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of the default interest rate following a default, (ii) in the case of a mortgage loan with an anticipated repayment date, any increase described herein that may occur if the mortgage loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions that are described in the footnotes to Annex A-1 in this free writing prospectus.

●
No mortgage loan permits negative amortization or the deferral of accrued interest (except for excess interest that would accrue in the case of any mortgage loan having an anticipated repayment date after the applicable anticipated repayment date for such mortgage loan).

J. Removal of Loans from the Mortgage Pool	One or more of the mortgage loans may be removed from the trust fund pursuant to the purchase rights and obligations described below.

Seller Repurchase and Substitution
Each mortgage loan seller will make representations and warranties with respect to the mortgage loans sold by it. Those representations and warranties are set forth in Annex C-1 and will be subject to the exceptions set forth in Annex C-2. If a mortgage loan seller discovers or has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “Description of the Mortgage Pool—Representations and Warranties” in this free writing prospectus, then that mortgage loan seller will be required either to cure the breach or defect, repurchase the affected mortgage loan from the trust fund, substitute the affected mortgage loan with another mortgage loan or make a loss of value payment based on such defect or breach. Ladder Capital Finance Holdings LLLP will guarantee payment in connection with the performance of such obligations on the part of Ladder Capital Finance LLC, which is an indirect subsidiary of Ladder Capital Finance Holdings LLLP. Any repurchase of a mortgage loan would have substantially the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. In addition, no late charges or default interest will be paid. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Representations and Warranties; Repurchases” in the accompanying prospectus.

Sale of Defaulted Mortgage Loans
Except as described below with respect to the 100 Church Street mortgage loan, the special servicer will have authority under the pooling and servicing agreement to offer to sell to any person (or offer to purchase) a mortgage loan if the applicable mortgage loan is a specially serviced mortgage loan and the special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property after its acquisition, and such a sale would be in the best economic interest of the trust on a net present value basis. If the special servicer so sells a specially serviced mortgage loan or REO property, the special servicer is generally required to accept the highest offer received from any person as described more fully in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.

Notwithstanding any contrary provision described above, the special servicer will have no authority to sell or purchase the 100 Church Street mortgage loan under the provisions described above. The WFRBS 2012-C8 pooling and servicing agreement authorizes the WFRBS 2012-C8 special servicer to offer to sell (or offer to purchase) for cash the 100 Church Street loan combination if the loan combination is a specially serviced mortgage loan and the WFRBS 2012-C8 special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property related to the 100 Church Street loan combination, and such a sale would be in the best economic interest of the trust and the WFRBS 2012-C8 trust (as the holders of the related pari passu companion loan) collectively on a net present value basis. If the WFRBS 2012-C8 special servicer so sells the 100 Church Street loan combination or related REO property, it is generally required to accept the highest offer received from any person as described more fully in “Description of the Mortgage Pool—Split Loan Structure—Sale of Defaulted Mortgage Loans” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing of the Non-Serviced Pari Passu Mortgage Loan” in this free writing prospectus. In connection with any such loan sale, the WFRBS 2012-C8 special servicer is required to sell both the 100 Church Street mortgage loan and the related pari passu companion together as a whole loan.

Defaulted Loan Purchase Options
Pursuant to the related intercreditor agreements, the holders of any mezzanine loan incurred by the owners of a borrower generally have an option to purchase the related mortgage loan from the trust fund following a material default. The applicable purchase price is generally not less than the sum of the outstanding principal balance of the mortgage loan together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses (including liquidation fees in certain circumstances). The purchase price will generally not include any prepayment premium or yield maintenance charge. In addition, no late charges or default interest will be paid in connection with any purchase described above. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.

Description of the Offered Certificates

General
The trust will issue 17 classes of the certificates with an approximate aggregate principal balance at initial issuance equal to $1,277,164,194. We are offering the Class A-1, A-2, A-3, A-SB, A-S, B and C certificates by this free writing prospectus. The trust will also issue the Class X-A, X-B, A-FL, A-FX, D, E, F, G, V and R certificates, which are not offered hereby.

Certificate Principal Balances
The Class A-1, A-2, A-3, A-SB, A-S, B and C certificates will each have principal balances. When referring to the principal balance certificates collectively, we are referring to the Class A-1, A-2, A-FL, A-FX, A-3, A-SB, A-S, B, C, D, E, F and G certificates. The Class X-A and X-B certificates will not have principal balances and the holders of those classes will not be entitled to distributions of principal. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the Class X-A certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-SB and A-S certificates and the Class A-FX regular interest outstanding from time to time and the Class X-B certificates will have a notional amount equal to the principal balance of the Class B certificates outstanding from time to time.

Upon initial issuance, and subject to a permitted variance that depends on the mortgage loans deposited into the trust fund, each class of offered certificates will have the aggregate initial certificate principal balance set forth in the table below:

Offered Class	Approx. Initial Aggregate Certificate Principal Balance	Approx. % of Cut-off Date Pool Balance	Approx. Initial Credit Support*
Class A-1	$81,143,000	6.353%	30.000%
Class A-2	$156,188,000	12.229%	30.000%
Class A-3	$466,683,000	36.541%	30.000%
Class A-SB	$100,000,000	7.830%	30.000%
Class A-S	$124,524,000	9.750%	20.250%
Class B	$76,630,000	6.000%	14.250%
Class C	$41,508,000	3.250%	11.000%

*
The approximate initial credit support with respect to the Class A-1, A-2, A-3 and A-SB certificates and the Class A-FX regular interest (and, therefore, the Class A-FL and Class A-FX certificates) represents the approximate credit enhancement for the Class A-1, A-2, A-3 and A-SB certificates and the Class A-FX regular interest in the aggregate.

The approximate initial credit support provided to each class of principal balance certificates at initial issuance is the aggregate initial certificate principal balance, expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, of all classes of principal balance certificates that are subordinate to the indicated class with respect to rights to receive distributions of interest and principal and the allocation of realized losses. The level of credit enhancement available to any of the principal balance certificates will change over time as a result of (i) the allocation and distribution of principal payments on or in respect of the mortgage loans (including as a result of default, casualty, condemnation or liquidation) and proceeds of repurchases or sales of mortgage loans as described herein and (ii) the allocation of realized losses and additional trust fund expenses as described herein.

Pass-Through Rates
The Class A-1, A-2, A-3, A-SB, A-S, B and C certificates will each bear interest. When referring to the interest-bearing certificates collectively, we are referring to the Class A-1, A-2, A-FL, A-FX, A-3, A-SB, X-A, X-B, A-S, B, C, D, E, F and G certificates. Each class of offered certificates will accrue interest at a pass-through rate. The approximate initial pass-through rates of the offered certificates are set forth in the following table:

Offered Class	Approx. Initial Pass-Through Rate
Class A-1%
Class A-2%
Class A-3%
Class A-SB	%
Class A-S	%
Class B	%
Class C	%
The pass-through rates for the Class A-1, A-2, A-3, A-SB, A-S, B and C certificates in each case will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates of the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates of the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage.

The weighted average of the net mortgage interest rates on the mortgage loans for each distribution date will be calculated in the manner described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this free writing prospectus.

Distributions

A. General
The certificate administrator will make distributions of interest and, if and when applicable, principal to the holders of the following classes of certificates entitled to those distributions, sequentially as follows:

Distribution Order(1)	Class
1st	A-1, A-2, A-3, A-SB, X-A(2) and X-B(2) and the Class A-FX regular interest
2nd	A-S
3rd	B
4th	C
5th	Non-offered certificates (other than the Class A-FL, A-FX, X-A and X-B certificates)

(1)
With respect to priority 1st, (a) distributions of interest among the Class A-1, A-2, A-3, A-SB, X-A and X-B certificates and the Class A-FX regular interest will be made on a pro rata basis in accordance with their respective interest entitlements and (b) distributions of principal, if and when applicable, generally will be made first to the Class A-SB certificates in an amount necessary to reduce the principal balance of such certificates to the Class A-SB planned principal balance identified on Annex G to this free writing prospectus, then sequentially in order of distribution priority as described under “—C. Distributions of Principal” below.

(2)	The Class X-A and X-B certificates do not have principal balances and do not entitle their holders to distributions of principal.

In general, the funds available for distribution to certificateholders on each distribution date will be the aggregate amount received, or advanced as delinquent monthly debt service payments, on or in respect of the mortgage loans during the related collection period, net of (1) all forms of compensation payable to the parties to the pooling and servicing agreement and, in connection with the non-serviced pari passu mortgage loan, the parties to the WFRBS 2012-C8 pooling and servicing agreement, (2) reimbursements of prior servicing advances and advances of delinquent monthly debt service payments and (3) reimbursements or payments of interest on servicing advances and debt service advances, indemnification expenses and other expenses of the trust fund.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” and “Description of the Offered Certificates—Fees and Expenses” in this free writing prospectus and “Description of the Certificates—Distributions” in the accompanying prospectus.

B. Distributions of Interest
Each class of certificates (other than the Class A-FL, Class R and Class V certificates) and the Class A-FX regular interest will bear interest that will accrue during each interest accrual period based upon:

●	the pass-through rate for that class and interest accrual period;

●	the aggregate principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

●
with respect to each class of certificates (other than the Class A-FL, Class R and Class V certificates) and the Class A-FX regular interest, the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

With respect to two (2) mortgage loans, representing approximately 12.1% and 0.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which were originated on September 6, 2012 and September 4, 2012, respectively, and have their first due dates in November 2012, the depositor has agreed to deposit approximately $590,601.67 into the collection account on the closing date, which amount represents one month’s gross interest on the initial principal balance of each such mortgage loan and which amount will be distributable to certificateholders on the first distribution date in October 2012.

A whole or partial prepayment on a mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month’s interest on the prepayment. As and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this free writing prospectus, prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise distributable to the holders of all the principal balance certificates on a pro rata basis.

In addition, the amount of interest otherwise distributable on the Class B, C and D certificates on any distribution date may be reduced by certain trust advisor expenses.

On each distribution date, subject to available funds, the allocation and distribution priorities described under “— A. General” above and, in the case of the Class B, C and D certificates, the allocation of certain trust advisor expenses as described in this free writing prospectus, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

Interest distributions with respect to the Class A-1, A-2, A-3, A-SB, X-A and X-B certificates and the Class A-FX regular interest will be made on a pro rata basis in accordance with their respective interest entitlements.

See “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Priority of Distributions” in this free writing prospectus and “Description of the Certificates—Distributions of Interest on the Certificates” in the accompanying prospectus.

C. Distributions of Principal	Subject to—

	●	available funds,

	●	the distribution priorities described under “— A. General” above,

	●	the reductions of principal balances and other provisions described under “—Reductions of Certificate Principal Balances in Connection with Losses and Expenses” below, and

	●	the reductions, allocations and provisions described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below,

the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the aggregate principal balance of their particular class at initial issuance.

No principal will be distributed to the holders of the Class X-A and Class X-B certificates.

Except as described below, the certificate administrator must make principal distributions in a specified sequential order to ensure that:

●
no distributions of principal will be made on the Class D, E, F and G certificates until, in the case of each of those classes, the aggregate principal balance of the Class A-1, A-2, A-3, A-SB, A-S, B and C certificates and the Class A-FX regular interest (and, therefore, the Class A-FL and A-FX certificates) and all other classes with an alphabetical designation earlier than that of the subject class, is reduced to zero;

●
no principal distributions will be made on the Class C certificates until the aggregate principal balance of each other class of offered certificates and the Class A-FX regular interest (and, therefore, the Class A-FL and A-FX certificates) is reduced to zero;

●
no principal distributions will be made on the Class B certificates until the aggregate principal balance of each other class of offered certificates (other than the Class C certificates) and the Class A-FX regular interest (and, therefore, the Class A-FL and A-FX certificates) is reduced to zero;

●
no principal distributions will be made on the Class A-S certificates until the aggregate principal balance of each other class of offered certificates (other than the Class C and B certificates) and the Class A-FX regular interest (and, therefore, the Class A-FL and A-FX certificates) is reduced to zero;

●
no principal distributions, other than the distribution of amounts required, if any, to reduce the outstanding principal balance of the Class A-SB certificates to the Class A-SB planned principal balance for the related distribution date as identified on Annex G to this free writing prospectus, will be made on the Class A-SB certificates until the aggregate principal balance of each other class of offered certificates (other than the Class C, B and A-S certificates) and the Class A-FX regular interest (and, therefore, the Class A-FL and A-FX certificates) is reduced to zero;

●
no principal distributions will be made on the Class A-3 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this free writing prospectus and the aggregate principal balance of the Class A-1 and Class A-2 certificates and the Class A-FX regular interest (and, therefore, the Class A-FL and A-FX certificates) is reduced to zero;

●
no principal distributions will be made on the Class A-FX regular interest (and, therefore, the Class A-FL and A-FX certificates) until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this free writing prospectus and the aggregate principal balance of the Class A-1 and A-2 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-2 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this free writing prospectus and the principal balance of the Class A-1 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-1 certificates until the principal balance of the Class A-SB certificates is reduced to the Class A-SB planned principal balance as identified on Annex G to this free writing prospectus; and

●
once the Class A-SB certificates are reduced to the Class A-SB planned principal balance as identified on Annex G to this free writing prospectus, no additional principal distributions will be made on the Class A-SB certificates until the aggregate principal balance of the Class A-1, A-2 and A-3 certificates and the Class A-FX regular interest (and, therefore, the Class A-FL and A-FX Certificates) is reduced to zero.

Because of losses on the mortgage loans, and/or default-related or other unanticipated expenses of the trust fund, the aggregate principal balance of the Class A-S, B, C, D, E, F and G certificates may be reduced to zero at a time when the Class A-1, A-2, A-3 and/or A-SB certificates and/or the Class A-FX regular interest remain outstanding. Under such circumstances, and in any event on the final distribution date, available principal funds for each distribution date will be allocated on the Class A-1, A-2, A-3 and A-SB certificates and the Class A-FX regular interest pro rata (in accordance with their respective aggregate principal balances immediately prior to that distribution date), until the aggregate principal balance of those classes and the Class A-FX regular interest is reduced to zero.

The total distributions of principal to be made on the principal balance certificates collectively on each distribution date will, in general, be a function of—

●
the amount of scheduled payments of principal due or, in cases involving balloon loans that remain unpaid after their stated maturity dates and mortgage loans as to which the related mortgaged properties have been acquired on behalf of (or partially on behalf of) the trust fund, deemed due, on the mortgage loans during the collection period related to the subject distribution date, which payments are either received as of the end of the related collection period or advanced by the master servicer or the trustee, as applicable, and

●	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

However, the amount of principal otherwise distributable on the certificates collectively on any distribution date will be reduced by the following amounts, to the extent those amounts are paid or reimbursed from collections or advances of principal: (1) advances determined to have become nonrecoverable, (2) advances that remain unreimbursed immediately following the modification of a mortgage loan and its return to performing status and (3) certain trust advisor expenses and other trust fund expenses.

See “Description of the Offered Certificates—Distributions—Principal Distributions” and “—Priority of Distributions” and “Description of the Offered Certificates—Distributions—Principal Distributions” in this free writing prospectus and “Description of the Certificates—Distributions of Principal on the Certificates” in the accompanying prospectus.

Fees and Expenses
Various fees and expenses will be payable from amounts received on the mortgage loans in the trust fund, in general prior to any amounts being paid to the holders of the offered certificates. Certain of those fees and expenses are described below.

The master servicer will be entitled to the master servicing fee, which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (including each specially serviced mortgage loan, each mortgage loan as to which the corresponding mortgaged property has become an REO property and each mortgage loan as to which defeasance has occurred), including the non-serviced pari passu mortgage loan. The master servicing fee for each mortgage loan will accrue at the related master servicing fee rate and will be computed using the same interest accrual basis and principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.0215% per annum as of the cut-off date. The master servicing fee for each mortgage loan will be payable monthly to the master servicer from amounts received with respect to interest on that mortgage loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient, from general collections on all the mortgage loans.

Certain of the mortgage loans will be sub-serviced by sub-servicers that will be entitled to a sub-servicing fee with respect to each such mortgage loan. The rate at which the sub-servicing fee for each such mortgage loan accrues is included in the applicable master servicing fee rate for each of those mortgage loans.

Other than with respect to the non-serviced pari passu mortgage loan, the special servicer will be entitled to the special servicing fee, which will be payable monthly on (1) each specially serviced mortgage loan, if any, and (2) each mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property. The special servicing fee will accrue at a rate equal to 0.25% per annum and will be computed on the same interest accrual basis and principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicing fee will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the mortgage loans (other than the non-serviced pari passu mortgage loan) and any related REO properties that are on deposit in the collection account from time to time.

The special servicer will generally be entitled to receive a workout fee with respect to each mortgage loan (other than the non-serviced pari passu mortgage loan) worked out by that special servicer, for so long as that mortgage loan remains a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than default interest and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan.

The special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than the non-serviced pari passu mortgage loan) for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan (other than the non-serviced pari passu mortgage loan) or REO property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of default interest and/or late payment charges.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any mortgage loan from the trust fund or payment of any loss of value payments under the circumstances described below under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this free writing prospectus.

The trustee and certificate administrator will each be entitled to a fee for each mortgage loan (including the non-serviced pari passu mortgage loan) and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate or certificate administrator fee rate, as the case may be, calculated on the outstanding principal balance of the mortgage pool. The trustee fee rate is 0.000392% per annum and the certificate administrator fee rate is 0.003208% per annum.

The trust advisor will be entitled to a fee for each mortgage loan (other than the non-serviced pari passu mortgage loan) for any distribution date equal to one-twelfth of the product of the trust advisor fee rate determined in the same manner as the applicable mortgage rate is determined for each such mortgage loan and the principal balance of each such mortgage loan. The trust advisor fee rate is 0.0014% per annum.

With respect to the non-serviced pari passu mortgage loan, the WFRBS 2012-C8 master servicer is entitled to a servicing fee that accrues generally at a rate per annum equal to 0.01%, and the WFRBS 2012-C8 special servicer and the WFRBS 2012-C8 trust advisor are entitled to fees on substantially similar terms and conditions as the respective fees described above, in each case pursuant to the WFRBS 2012-C8 pooling and servicing agreement. See “Description of the Mortgage

Pool—Split Loan Structure”, “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing of the Non-Serviced Pari Passu Mortgage Loan” in this free writing prospectus.

The master servicer, special servicer, trustee, certificate administrator and trust advisor and, with respect to the non-serviced pari passu mortgage loan, the WFRBS 2012-C8 master servicer, WFRBS 2012-C8 special servicer, WFRBS 2012-C8 trustee and WFRBS 2012-C8 trust advisor are entitled to certain other additional fees and reimbursement of expenses.

Further information with respect to the fees and expenses payable from amounts otherwise distributable to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses and certain limitations on the payment of fees to affiliates, is set forth under “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

D. Distributions of Yield Maintenance Charges and Other Prepayment Premiums

Any yield maintenance charge or prepayment premium collected in respect of a mortgage loan generally will be distributed, in the proportions described in this free writing prospectus, to the holders of the Class X-A and/or Class X-B certificates and/or to the holders of any Class A-1, A-2, A-3, A-SB, A-S, B, C and/or D certificates and the Class A-FX regular interest (and, therefore, the Class A-FL and Class A-FX certificates) then entitled to receive distributions of principal. See “Description of the Offered Certificates—Distributions—Priority of Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus and “Description of the Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

Reductions of Certificate Principal Balances in Connection with Losses and Expenses

Because of losses on the mortgage loans and/or default-related and other unanticipated expenses of the trust fund, the aggregate principal balance of the mortgage pool, net of advances of principal, may fall below the aggregate principal balance of the certificates. In general, if and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on any distribution date, then the principal balances of the respective classes of principal balance certificates generally will be sequentially reduced (without accompanying principal distributions) in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	non-offered certificates (other than the Class A-FL and A-FX certificates)
2nd	C certificates
3rd	B certificates
4th	A-S certificates
5th	A-1, A-2, A-3 and A-SB certificates and the Class A-FX regular interest (and, therefore, the Class A-FL and Class A-FX certificates)

Any reduction of the principal balances of the Class A-1, A-2, A-3 and A-SB certificates and the Class A-FX regular interest will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or the WFRBS 2012-C8 trust advisor, then (i) if the expense arises in connection with legal actions pending or threatened against that trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “—Reductions of Interest Entitlements and Certificate Principal Balances in Connection with Certain Trust Advisor Expenses” below.

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this free writing prospectus and “Description of the Certificates—Allocation of Losses and Shortfalls” in the accompanying prospectus.

Reductions of Interest Entitlements and Certificate Principal Balances In Connection with Certain Trust Advisor Expenses

The trust advisor will be entitled to indemnification in respect of its obligations under the pooling and servicing agreement as described in this free writing prospectus, certain of which obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder of its rights under the pooling and servicing agreement. In connection with any activities related to the 100 Church Street loan combination, the WFRBS 2012-C8 trust advisor will be entitled to indemnification from the 2012-LC5 trust fund (on a pro rata basis with the WFRBS 2012-C8 trust fund based on the respective principal balances of the pari passu mortgage loan and the pari passu companion loan) in respect of its obligations under the WFRBS 2012-C8 pooling and servicing agreement, certain of which obligations may be triggered early as a result of a waiver by the WFRBS 2012-C8 majority subordinate certificateholder of its rights under the WFRBS 2012-C8 pooling and servicing agreement. Any expenses incurred by the series 2012-LC5 trust advisor or, with respect to the non-serviced pari passu mortgage loan, the WFRBS 2012-C8 trust advisor that are indemnifiable by the series 2012-LC5 trust fund will be reimbursable on each distribution date up to the sum of the interest otherwise distributable on the Class B, C and D certificates on that distribution date and the portion of the amount of principal distributable on the related distribution date that would otherwise be distributed on the Class A-1, A-2, A-3, A-SB, A-S, B, C and D certificates and the Class A-FX regular interest on that distribution date. Amounts so reimbursed will be allocated to reduce the amount of interest that (but for these allocations) would be distributed on the Class D, C and B certificates, in that order, on that distribution date, and any remaining amount will be allocated to reduce such portion of such principal distributable on the related distribution date, with a corresponding write-off of the principal balance of the Class D, C, B, A-S and A-1, A-2, A-3 and A-SB certificates and the Class A-FX regular interest (with any write-off of the Class A-1, A-2, A-3 and A-SB certificates and the Class A-FX regular interest to be applied on a pro rata basis between those classes in accordance with their respective aggregate principal balances immediately prior to that distribution date), in that order, in each case until the principal balance of that class has been reduced to zero. Any portion of such trust advisor expenses that remain unreimbursed after giving effect to allocations and distributions on that distribution date will not be reimbursed to the trust advisor or, with respect to the non-serviced pari passu mortgage loan, the WFRBS 2012-C8 trust advisor, on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the trust advisor or the WFRBS 2012-C8 trust advisor, as applicable, is actually reimbursed for the relevant expense. However, the provisions described above will not apply to trust advisor expenses that arise from legal proceedings that are pending or threatened against the trust advisor or, with respect to the non-serviced pari passu mortgage loan, the WFRBS 2012-C8 trust advisor at the time of its discharge (see “—Relevant Parties—Trust Advisor” above).

See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus.

Advances of Delinquent Monthly Debt Service Payments

The master servicer will be required to make debt service advances with respect to any delinquent scheduled monthly payments of principal and/or interest on the mortgage loans (including the non-serviced pari passu mortgage loan), other than balloon payments, default interest, and to make advances of assumed monthly debt service payments for the mortgage loans that are balloon loans and become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred, as well as for REO mortgage loans. The trustee must make any of those advances that the master servicer is required, but fails, to make, subject to its own determination of non-recoverability. Any party that makes a debt service advance will be entitled to be reimbursed for that advance, together with interest at the prime lending rate described more fully in this free writing prospectus. However, interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any debt service advance that it or the special servicer determines, in its reasonable good faith judgment, will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan. Absent bad faith, the determination by any authorized person that a debt service advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

In addition, the special servicer must generally obtain an appraisal or conduct an internal valuation of the mortgaged property securing a mortgage loan following a material default or the occurrence of certain other events described in this free writing prospectus. Based upon the results of such appraisal or, in the case of the non-serviced pari passu mortgage loan, an appraisal obtained by the WFRBS 2012-C8 special servicer, the amount otherwise required to be advanced in respect of interest on the related mortgage loan may be reduced as described under the heading “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus. Due to the distribution priorities described in this free writing prospectus, any reduction in advances will generally reduce the funds available to distribute interest on the respective classes of subordinate interest-bearing certificates sequentially in the reverse order of distribution priority (first, Class G, then Class F and so on, with the effects borne on a pari passu basis as between those classes that are pari passu with each other in respect of interest distributions) up to the total amount of the reduction.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Required Appraisals” in this free writing prospectus and “Description of the Certificates—Advances in Respect of Delinquencies” in the accompanying prospectus.

Delinquent scheduled monthly payments of principal and/or interest on the pari passu companion loan will not be advanced by the master servicer or trustee, but may be advanced by the WFRBS 2012-C8 master servicer or WFRBS 2012-C8 trustee under the WFRBS 2012-C8 pooling and servicing agreement.

Subordination	The amount available for distribution will be applied in the order described in “Distributions—Distributions of Interest” and “—Distributions of Principal” above.

The following chart generally depicts the general manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive interest and, if applicable, principal owed on any distribution date in order of payment priority (except that principal will generally be allocated and paid first, to the Class A-SB certificates up to the Class A-SB planned principal balance as identified on Annex G to this free writing prospectus for the applicable distribution date, and then to the Class A-1 and the Class A-2 certificates, the Class A-FX regular interest (and, therefore, the Class A-FL and Class A-FX certificates) and the Class A-3 and Class A-SB certificates, in that order). Payment rights of the various classes of certificates are more fully described in “Description of the Offered Certificates—Distributions” in this free writing prospectus. It also shows the manner in which mortgage loan losses are allocated, which will be in the reverse order of priority (beginning with certain classes of certificates that are not being offered by this free writing prospectus). Loss allocation and shortfall burdens of the various classes of certificates are more fully described in “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus.

(1)
The Class X-A and X-B certificates do not have certificate principal balances and do not entitle their holders to distributions of principal. However, loan losses will generally reduce the notional amount of the Class X-A and/or X-B certificates and, therefore, the amount of interest they accrue.

(2)	Other than the Class A-FL, A-FX, X-A, X-B, R and V certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal balance of that class. No such losses will be allocated to the Class V, R, X-A or X-B certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, A-2, A-3, A-SB or A-S certificates or the Class A-FX regular interest) and Class X-B certificates (to the extent such losses are allocated to the Class B certificates) and, therefore, the amount of interest they accrue. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, special servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or certain other fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation), the WFRBS 2012-C8 master servicer’s, WFRBS 2012-C8 special servicer’s and WFRBS 2012-C8 trustee’s right to receive payments of interest on unreimbursed servicing advances relating to the non-serviced loan combination, the special servicer’s or WFRBS 2012-C8 special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by that special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated trust expenses. These shortfalls, if they occur, would generally reduce distributions on the various classes of interest-bearing certificates, with the effect borne by classes with relatively lower payment priorities before classes with relatively higher payment priorities. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any such shortfall allocated to your certificates.

In general, any losses or shortfalls that occur with respect to the loan combination will be allocated between the pari passu mortgage loan and its related pari passu companion loan on a pro rata basis in accordance with their respective principal balances.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the various classes of interest-bearing certificates (other than the Class A-FL and A-FX certificates) and the Class A-FX regular interest, on a pro rata basis according to accrued interest, to reduce the interest entitlements on such certificates or regular interest. You will never receive a reimbursement or other compensation for any prepayment interest shortfalls that are so allocated to your certificates.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or the WFRBS 2012-C8 trust advisor, then (i) if the expense arises in connection with legal actions pending or threatened against that trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus.

Information Available to Certificateholders

On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the trust provided they agree to keep the information confidential. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus.

Early Termination
The trust fund may be terminated and therefore the certificates may be retired early by certain designated entities when the total outstanding principal balance of the mortgage loans, net of advances of principal, is reduced to 1.0% or less of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this free writing prospectus and “Description of the Certificates—Termination” in the accompanying prospectus.

Denominations
We intend to deliver the Class A-1, A-2, A-3, A-SB, A-S, B and C certificates in minimum denominations of $10,000. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Description of the Certificates—General” in the accompanying prospectus.

Clearance and Settlement
You will hold your certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking société anonyme (“Clearstream”) or Euroclear Bank as operator of The Euroclear System (“Euroclear”), in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any such certificate, except under limited circumstances. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Additional Aspects of the Offered Certificates and the Trust Fund

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates by the depositor, sponsors, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, trust advisor or any of their affiliates and the ownership of any WFRBS 2012-C8 certificates by the WFRBS 2012-C8 master servicer, WFRBS 2012-C8 special servicer, WFRBS 2012-C8 trust advisor or any of their affiliates;

●
the relationships, including the ownership of other mortgage and non-mortgage debt or other financial dealings, of the sponsors, mortgage loan sellers, master servicer, special servicer, trustee, certificate administrator, trust advisor, WFRBS 2012-C8 master servicer, WFRBS 2012-C8 special servicer, WFRBS 2012-C8 trust advisor or any of their affiliates with each other, any borrower, any borrower sponsor or any of their affiliates;

●
the obligation of the special servicer or the WFRBS 2012-C8 special servicer to take actions at the direction or obtain the approval of the subordinate class representative or WFRBS 2012-C8 subordinate class representative or the right of the majority subordinate certificateholder or the subordinate class representative on its behalf or the WFRBS 2012-C8 majority subordinate certificateholder or the WFRBS 2012-C8 subordinate class representative on its behalf to replace the special servicer or WFRBS 2012-C8 special servicer, as applicable, with or without cause;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

	●	the opportunity of the initial investor in the Class E, F and G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans; and

●
the activities of the master servicer, special servicer, trust advisor, sponsors, mortgage loan sellers, underwriters, trustee, certificate administrator or any of their affiliates in connection with any other transaction, and, with respect to the non-serviced pari passu mortgage loan, the activities of the WFRBS 2012-C8 master servicer, WFRBS 2012-C8 special servicer, WFRBS 2012-C8 trust advisor, WFRBS 2012-C8 trustee, WFRBS 2012-C8 certificate administrator and any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to the Offered Certificates—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund,” “—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests,” “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates,” “—Potential Conflicts of Interest of the Underwriters and Their Affiliates,” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” in this free writing prospectus.

Federal Tax Status
Elections will be made to treat designated portions of the trust fund as three separate “real estate mortgage investment conduits” or “REMICs” under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Those REMICs will exclude excess interest accrued on any mortgage loan with an anticipated repayment date, the swap contract and the related distribution account, which such assets will be held, along with the Class A-FX regular interest, in portions of a grantor trust and the Class A-FL, A-FX and V certificates will represent undivided beneficial interests in their respective portions of such grantor trust as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

The offered certificates will evidence the ownership of “regular interests” in a REMIC, as further described under “Material Federal Income Tax Consequences” in this free writing prospectus. The offered certificates generally will be treated as newly issued debt instruments for federal income tax purposes. You will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting.

We anticipate that the Class     ,     ,     and     certificates will be issued with more than a de minimis amount of original issue discount, and that the Class certificates will be issued at a premium, for federal income tax purposes. When determining the rate of accrual of original issue discount, if any, and market discount and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination—

	●	each mortgage loan with an anticipated repayment date will repay in full on that date;

	●	no mortgage loan will otherwise be prepaid prior to maturity, and

	●	there will be no extension of the maturity of any mortgage loan.

No representation is made that the mortgage loans will in fact be repaid in accordance with this assumption or that the

Internal Revenue Service will not challenge on audit the prepayment assumption used.

For a more detailed discussion of United States federal income tax aspects of investing in the offered certificates, see “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences” in the accompanying prospectus.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” in this free writing prospectus, which may affect significantly the yield on your investment. In addition, see “Yield and Maturity Considerations” in this free writing prospectus and “Yield Considerations” in the accompanying prospectus.

ERISA
The offered certificates are generally eligible for purchase by employee benefit plans pursuant to the prohibited transaction exemptions granted to the underwriters, subject to certain considerations discussed in the sections titled “ERISA Considerations” in this free writing prospectus and “ERISA Considerations” in the accompanying prospectus.

You should refer to the sections in this free writing prospectus and the accompanying prospectus referenced above if you are a benefit plan fiduciary considering the purchase of any offered certificates. You should, among other things, consult with your counsel to determine whether all required conditions in the prohibited transaction exemptions have been satisfied.

Ratings	The offered certificates will not be issued unless each of the offered classes receives at least the following ratings from Fitch, Inc. and Moody’s Investors Service, Inc.:

Class	Fitch	Moody’s
Class A-1	AAA(sf)	Aaa(sf)
Class A-2	AAA(sf)	Aaa(sf)
Class A-3	AAA(sf)	Aaa(sf)
Class A-SB	AAA(sf)	Aaa(sf)
Class A-S	AAA(sf)	Aaa(sf)
Class B	AA-(sf)	Aa3(sf)
Class C	A-(sf)	A3(sf)

The ratings address the likelihood of full and timely distribution to the offered certificateholders of all distributions of interest at the applicable pass-through rate on the offered certificates on each distribution date and the ultimate distribution in full of the certificate principal balance of each class of certificates not later than the rated final distribution date. Each security rating assigned to the offered certificates should be evaluated independently of any other security rating. Such ratings do not address the tax attributes of the certificates or the receipt of any default interest or prepayment premium or yield maintenance charge or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

The ratings of the offered certificates entail substantial risks and may be unreliable as an indication of the creditworthiness of your certificates. We hired Fitch, Inc. and Moody’s Investors Service, Inc. to rate the rated offered certificates. Other nationally recognized statistical rating organizations will be furnished with information regarding the mortgage loans and the trust fund from time to time that may enable them to issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are lower than the ratings assigned by the hired rating agencies, that may have an adverse effect on the liquidity, market value and regulatory characteristics of the classes so rated. Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this free writing prospectus. In no event will ratings confirmation from any such other rating organization be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the pooling and servicing agreement. See “Risk Factors” and “Ratings” in this free writing prospectus and “Ratings” in the accompanying prospectus. The ratings of the offered certificates may be withdrawn or lowered, the offered certificates may receive an unsolicited rating, or the Securities and Exchange Commission may determine that one or both of Fitch, Inc. and Moody’s Investors Service, Inc. no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate the offered certificates, any one of which events may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this free writing prospectus and in the accompanying prospectus.

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RISK FACTORS

You should carefully consider the risks described below and those described in the accompanying prospectus under “Risk Factors” before making an investment decision.  Your investment in the offered certificates will involve some degree of risk.  If any of the following risks are realized, your investment could be materially and adversely affected.  Distributions on the offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans, and, therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties in assessing the risks related to the performance of the offered certificates.

The risks and uncertainties described below are not the only ones relating to your certificates.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.  If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  This free writing prospectus also contains forward looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus and the accompanying prospectus.  In connection with the information presented in this free writing prospectus relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan.  However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Risks Related to the Offered Certificates

The Certificates May Not Be a Suitable Investment for You

The certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For the reasons set forth in these “Risk Factors” and the “Risk Factors” described in the accompanying prospectus, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the certificates.

The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates

If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency.  The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity.  The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate and securitization markets, as well as the debt markets and the economy generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial, multifamily and manufactured housing community real estate have resulted in increased delinquencies and defaults on commercial, multifamily and manufactured housing community mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial, multifamily and manufactured housing community real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial, multifamily and manufactured housing community real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial, multifamily and manufactured housing community real estate and thus affect the values of such commercial mortgage-backed securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe.  Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the mortgage loans and the certificates, may nevertheless decline in value.  Any further economic downturn may adversely affect the financial resources of the related borrower under a mortgage loan and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of default by a borrower under a mortgage loan, the trust may suffer a partial or total loss with respect to the certificates.  Any delinquency or loss on the related mortgaged properties may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities.  The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that they currently intend to make a market in the certificates, the underwriters have no obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the certificates will develop.  Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.  The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  No representation is made by any person or entity as to what the market value of any certificate will be at any time.  Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

The commercial mortgage-backed securities market is currently experiencing unprecedented disruptions resulting from reduced investor demand and increased yield requirements for those securities.  As a result, the secondary market for commercial mortgage-backed securities is experiencing extremely limited liquidity.  These conditions may continue or worsen.  Accordingly, it is possible that for some period of time investors who desire to sell their certificates in the secondary market may find fewer potential purchasers and experience lower resale prices than under “normal” market conditions.

The market value of the certificates can decline even if those certificates and the mortgage loans are performing at or above your expectations.  The market value of the certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the certificates may be disproportionately impacted by upward or downward movement in current interest rates.

The market value of the certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other requirements and restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in commercial mortgage-backed securities for financial reporting purposes;

●
increased regulatory compliance burdens imposed on commercial mortgage-backed securities or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

Except as regards the status of the offered certificates under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  However, the following are examples of statutory and regulatory developments that may adversely affect the ability of particular investors to hold or acquire commercial mortgage-backed securities or the consequences to them of an investment in commercial mortgage-backed securities and, thus, the ability of investors in the offered certificates to resell their certificates in the secondary market:

●
Member States of the European Economic Area have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended), which applies to new securitizations issued on or after January 1, 2011 and to securitizations issued prior to that date where new assets are added or substituted after December 31, 2010.  Among other provisions, Article 122a restricts investments by an European Economic Area-regulated credit institution (and in some cases, consolidated group entities) in securitizations that fail to comply with certain requirements.  These requirements include that:  (a) the originator, sponsor or original lender for the securitization has explicitly disclosed that it will retain, on an on-going basis, a material net economic interest of not less than 5% in respect of the securitization and (b) the European Economic Area-regulated credit institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that it has procedures to monitor such position and exposures on an on-going basis.  Additionally, Article 122a imposes a severe capital charge on a securitization’s securities acquired by an European Economic Area -regulated credit institution if that securitization fails to meet the requirements of Article 122a of the Banking Consolidation Directive.  For the purposes of Article 122a of the Banking Consolidation Directive, an European Economic Area-regulated credit institution may be subject to capital charges as a result of securitization positions held by its non-European Economic Area affiliates, including those that are based in the United States.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by European Economic Area insurance and reinsurance undertakings and by investment funds managed by EEA alternative investment fund managers.  None of the originators, the sponsors, the depositor or the issuing entity have taken, or intend to take, any steps to comply with the requirements of Article 122a of the Banking Consolidation Directive.  The fact that the certificates have not been structured to comply with Article 122a of the Banking Consolidation Directive is likely to limit the ability of an European Economic Area-regulated credit institution to purchase certificates, which in turn may adversely affect the liquidity of the certificates in the secondary market.  This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

●
Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the U.S. federal banking agencies to modify their existing regulations that require an assessment of the creditworthiness of an instrument (which assessment currently relies on credit ratings).  As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under existing regulations has been determined based on the credit ratings assigned to these instruments.  These national bank investment-grade standards are incorporated into statutes governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards.  In June 2012, the regulator of national banks (the Office of the Comptroller of the Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of the security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.”  While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the securities.  These changes become effective January 1, 2013.  Once implemented, these changes may increase the costs or otherwise adversely affect the ability of banks to invest in such securities.

●
In connection with Section 939A, the federal banking agencies have also proposed regulations that would remove references to credit ratings in the agencies’ risk-based capital guidelines applicable to depository institutions and their holding companies.  Final regulations have not been adopted; however, depending on the final regulations that are adopted, any changes to these guidelines may cause investments in commercial mortgaged-backed securities by depository institutions and their holding companies to be subject to different, and possibly greater, capital charges, or otherwise may adversely affect the treatment of commercial mortgaged-backed securities for regulatory capital purposes.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking law to generally prohibit various covered banking entities from engaging in proprietary trading or acquiring or retaining an ownership interest in, sponsoring or having certain relationships with a hedge fund or private equity fund, subject to certain exemptions, and to provide for certain supervised nonbank financial companies that engage in such activities or have such interests or relationships to be subject to additional capital requirements, quantitative limits or other restrictions.  Section 619 became effective on July 21, 2012, subject to certain conformance periods.  Implementing rules under Section 619 have been proposed but not adopted.  The Volcker Rule and the rules and regulations adopted thereunder may restrict certain purchases or sales of commercial mortgage-backed securities that might otherwise have occurred, and could adversely affect the market value and any liquidity of such securities.  In addition, compliance with the rules may require or necessitate the sale of such securities by certain banking entities or nonbank financial companies at a time and in a manner that could result in losses to such holders.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgaged-backed securities for financial reporting purposes.

Accordingly, all prospective investors in the offered certificates should consider the possible effects of legal investment, regulatory capital, accounting and other restrictions and requirements on the liquidity and value of their certificates, whether or not those requirements and restrictions would apply in connection with their initial investments in the offered certificates.  In any event, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

If you decide to sell your certificates, your ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for your certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of your certificates or the mortgage loans.  Pricing information regarding your certificates may not be generally available on an ongoing basis or on any particular date.

The primary source of ongoing information regarding the certificates, including information regarding the status of the mortgage loans and any credit support for the certificates, will be the periodic reports delivered to you.  See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this free writing prospectus and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus.  We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source.  The limited nature of the available information in respect of the certificates may adversely affect its liquidity, even if a secondary market for the certificates does develop.

We are not aware of any source through which pricing information regarding the certificates will be generally available on an ongoing basis or on any particular date.

In addition, you will generally have no redemption rights, and, except insofar as the certificates may be retired early as a result of prepayments or dispositions of mortgage loans, the certificates will be subject to early retirement only under certain specified circumstances described in this free writing prospectus.  See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this free writing prospectus and “Description of the Certificates—Termination” in the accompanying prospectus.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  Although the United States economy, by some measurements, may be emerging from the recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe recession may ensue.  The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.  Additionally, a significant contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, have prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans.  These circumstances have significantly increased delinquency and default rates of securitized commercial mortgage loans over the last several years, with defaults occurring throughout the United States.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, which circumstances tend to give a borrower less incentive to cure delinquencies and avoid foreclosure.  Those declines in value have thus tended to result in lower recoveries and greater losses upon foreclosure sale or other liquidation.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.  Although certain commercial mortgage lenders have made financing more available in recent months, the commercial real estate markets generally continue to experience persistent weakness, and further, the credit markets remain tight, financing availability remains limited and declines may occur in real estate values.

In addition, the financial crisis that emerged in 2008 and ensuing events have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage related investments.  The responses to such crisis and events have included, among other things:

●
numerous actions of monetary and fiscal authorities in the United States and Europe, such as the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation (commonly referred to as Freddie Mac) and the Federal National Mortgage Association (commonly referred to as Fannie Mae);

●
the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and resulting public investments in numerous financial institutions and other enterprises; and

●
the adoption or revision, or proposed adoption or revision, of statutes and regulations governing securitization markets in the United States and Europe, such as proposed revisions to the Securities and Exchange Commission’s Regulation AB, the adoption of the Federal Deposit Insurance Corporation’s final securitization safe harbor rule, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the proposed rules on credit risk retention and ongoing and pending regulatory implementation and certain European Union regulatory initiatives.

Ongoing developments associated with such responses could further adversely affect the already-constrained availability of credit for commercial real estate, which may in turn affect the performance of the mortgage loans or the performance or value of your certificates.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the U.S. bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.  Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the value or performance of your certificates.

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and the performance of the certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the trust fund would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the related mortgaged properties may have declined since the mortgage loans were originated and may decline following the issuance of the certificates and such declines may be substantial and occur in a relatively short period following the issuance of the certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the certificates;

●
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees, liquidation fees and other expenses (including indemnities), and you may bear losses as a result, or your yield may be adversely affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing.  See “—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” in this free writing prospectus;

●
some participants in the commercial mortgage-backed securities markets have previously sought permission from the IRS to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is ever granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

●	trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this free writing prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Subordination of the Class A-S, B and C Certificates Will Affect the Timing of Distributions and the Application of Losses on Those Classes of Certificates

As described in this free writing prospectus, if your certificates are Class A-S, Class B or Class C certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, A-2, A-3, A-SB, X-A and X-B certificates and the Class A-FX regular interest and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates.  See “Description of the Offered Certificates” in this free writing prospectus.  As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the trust fund before the holders of those other classes of certificates.  See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty

The yield on your offered certificates will depend on, among other things—

●	the price you paid for your offered certificates, and

●	the rate, timing and amount of distributions on your offered certificates.

The rate, timing and amount of distributions on your offered certificates will depend on—

●	the pass-through rate for, and the other distribution terms of, your offered certificates,

●
the rate and timing of payments and other collections of principal on the mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due, any incentives for a borrower to repay its mortgage loan by an anticipated repayment date and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Amortization Characteristics” and “—Voluntary Prepayment and Defeasance Provisions” and the footnotes to Annex A-1 to this free writing prospectus for more detail) if leasing criteria or other conditions are not satisfied, the exercise of a purchase option by tenants or others or sales of outparcels that can result in prepayment of principal, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties (including prepayment of the entire loan following significant casualties), or purchases, sales or other removals of mortgage loans from the trust fund,

●	the rate and timing of defaults, and the severity of losses, if any, on the mortgage loans,

●
the rate and timing of reimbursements made to the master servicer, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out mortgage loan that are not repaid at the time of the workout,

●	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the certificates, and

●	servicing decisions with respect to the mortgage loans.

Without limiting the generality of the statements made in the prior paragraphs, if your certificates are Class A-SB certificates, the rate and timing of principal distributions on your certificates will depend in part (i) on the Class A-SB planned principal balances and the extent to which they are achieved from time to time and, (ii) because such class is (subject to available funds and the distribution priorities) entitled to the entire Principal Distribution Amount after the Class A-1, A-2 and A-3 certificates and the Class A-FX regular interest are fully retired, on the period of time during which the Class A-1, A-2 and A-3 certificates and the Class A-FX regular interest remain outstanding.  In addition, the holders of the Class A-1, A-2 or A-3 certificates or the Class A-FX regular interest may receive principal distributions on a date when the Class A-SB certificates remain outstanding.

See “Risk Factors—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—Prepayments and Repurchases of the Mortgage Loans Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield and Maturity Considerations” in this free writing prospectus and “Risk Factors—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the accompanying prospectus.

Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the mortgage loans to be used.

If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.  Conversely, if you purchase your certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.  Insofar as the principal of your certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your certificates.  Conversely, insofar as the principal of your certificate remains outstanding, you will be unable to reinvest that amount in an alternative investment (if then available to you) having a yield higher than the yield on your certificates.

Additionally, under certain circumstances, certain mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and Annex A-1 (including the related footnotes) to this free writing prospectus for the prepayment restrictions and any such permitted prepayments for each mortgage loan.

Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan.  On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan.  Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

Additionally, we cannot assure you that each borrower will have the ability to repay the remaining principal amount of its mortgage loan on the related maturity date or anticipated repayment date or that any borrower with an interest only period will have the ability to make amortizing payments following the expiration of the initial interest only period.  The inability to make the required payments of principal would have a similar economic effect as an extension of the related maturity date or anticipated repayment date.  See “Risk Factors—Risks Related to the Mortgage Loans—If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates” below and “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield”, “—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the accompanying prospectus.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the principal balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios.  The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations.  In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.  Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent.  Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month.  Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls which may occur as a result.  In addition, if the debt service advances and/or servicing advances are made with respect to a mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month.  Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates.  In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders.  The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders.  In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss.  The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates

As described in this free writing prospectus, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund generally is not entitled to reimbursement from any person or entity, including without limitation special servicing fees, workout fees, liquidation fees, trust advisor expenses, interest on debt service advances and servicing advances and payments in respect of indemnification to which the parties to the pooling and servicing agreement are entitled.  The payment of such amounts will result in shortfalls in available funds and losses to be borne by the certificateholders.  In general, the various classes of certificates will bear those shortfalls and losses in reverse order of distribution priority (and pro rata as among the Class A-1, A-2, A-3 and A-SB certificates and Class A-FX regular interest (and, therefore, the Class A-FL and Class A-FX certificates) and, as to interest, among the Class A-1, A-2, A-3, A-SB, X-A and X-B certificates and the Class A-FX regular interest (and, therefore, the Class A-FL and Class A-FX certificates)).  However, as a result of allocating trust advisor expenses to reduce principal and/or interest, holders of the Class A-1, A-2, A-3, A-SB, A-S, B, C and D certificates and the Class A-FX regular interest (and, therefore, the Class A-FL and Class A-FX certificates) may suffer a permanent loss of principal and/or (solely in the case of the Class B, C and D certificates) interest even though the aggregate principal balance of more subordinate class or classes of certificates has not been reduced to zero.  See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus and “Risk Factors—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions” in the accompanying prospectus.

You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests

Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund.  Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests.  Your offered certificates generally do not entitle you to vote on matters related to the servicing of the mortgage loans, except with respect to certain specified matters set forth in the pooling and servicing agreement, and you have no rights to vote on any servicing matters related to the non-serviced pari passu mortgage loan.

In addition, while there is a trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor has no consultation rights with respect to actions by the special servicer during any subordinate control period, has no consent or control rights with respect to any mortgage loan or any non-serviced loan combination at any time, and, in the case of a non-serviced loan combination, has no consultation rights whatsoever.  In addition, the trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder.  It is not intended that the trust advisor act as a surrogate for the certificateholders but only that it perform the services expressly provided for under the pooling and servicing agreement.  Investors should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the subordinate class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust.  In some cases these votes are by certificateholders taken as a whole, and in others the vote is by class.  In all cases, voting is based on the outstanding principal balance, which is reduced by realized losses and, under certain circumstances, appraisal reduction amounts.  These voting provisions may limit your ability to protect your interests with respect to matters submitted to a vote of certificateholders.  See “Description of the Offered Certificates—Voting Rights,” “Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus.

You Will Have No Control Over the Servicing of the Non-Serviced Pari Passu Mortgage Loan

The non-serviced pari passu mortgage loan is secured by a mortgaged property that also secures a pari passu companion loan that is not an asset of the issuing entity.  The non-serviced pari passu mortgage loan is serviced and administered by Wells Fargo Bank, National Association, the master servicer under the WFRBS 2012-C8 pooling and servicing agreement, and, if applicable, will be specially serviced by the special servicer under such pooling and servicing agreement, which special servicer is initially Rialto Capital Advisors, LLC.  The WFRBS 2012-C8 pooling and servicing agreement provides for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement relating to this securitization transaction, including the control and consultation rights granted to the related majority subordinate certificateholder and subordinate class representative.  As a result, no holders of the series 2012-LC5 certificates will have any control over the servicing of the non-serviced pari passu mortgage loan, except that the majority subordinate certificateholder under this series 2012-LC5 securitization will have the right to consult with respect to those matters, on a non-binding basis, with the special servicer for the WFRBS 2012-C8 securitization to the extent set forth in the related intercreditor agreement.  See “Description of the Mortgage Pool—Split Loan Structure.”

If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—General” in this free writing prospectus.  The WFRBS 2012-C8 pooling and servicing agreement provides that the non-serviced loan combination is required to be administered in accordance with a servicing standard that is substantially similar to the servicing standard set forth in the pooling and servicing agreement.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing of the Non-Serviced Pari Passu Mortgage Loan” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of the non-serviced pari passu mortgage loan, the WFRBS 2012-C8 master servicer, a subservicer under the WFRBS 2012-C8 securitization, the WFRBS 2012-C8 special servicer or any of their respective affiliates, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer, the WFRBS 2012-C8 master servicer, a subservicer under the WFRBS 2012-C8 securitization, the WFRBS 2012-C8 special servicer or any of their respective affiliates holds certificates or WFRBS 2012-C8 certificates or has financial interests in, or other financial dealings with, a borrower or a loan sponsor.  Each of these relationships may create a conflict of interest.

For instance, the master servicer and the special servicer and their respective affiliates may purchase certificates.  The purchase of certificates by the master servicer or the special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer’s duties under the pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates.  In addition, the master servicer, the special servicer and their respective affiliates may hold or acquire pari passu or mezzanine debt or other obligations of or interest in the borrowers under the mortgage loans, tenants or managers of the related properties or affiliates of those persons.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a non-offered class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  That action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.

Furthermore, the master servicer and the special servicer have each advised us that they intend to continue to service existing and new commercial, multifamily and manufactured housing community mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund.  These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the trust fund and the related mortgaged properties.  As a result of the investments and activities described above, the interests of the master servicer, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund.  However, under the pooling and servicing agreement, the master servicer and the special servicer, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the servicing standard, which requires such servicers to service the mortgage loans without regard to the ownership, servicing and/or management by such servicers of any other mortgage loans or real property.

Similarly, with respect to the non-serviced pari passu mortgage loan, conflicts of interest similar to those described above may arise with respect to the WFRBS 2012-C8 master servicer, WFRBS 2012-C8 special servicer, a subservicer or any of their respective affiliates.

Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates

Conflicts Between Various Classes of Certificateholders and Lenders.  Pursuant to the provisions of the pooling and servicing, in the case of each mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that mortgage loan, (b) one or more third parties or representatives on their behalf will be entitled (among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that mortgage loan, (c) except in limited circumstances, those third parties may not include you and will consist of one or more of the holders of a class of subordinate certificates, and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters.  Those certificateholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours.  For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken.  You should expect these certificateholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion.  None of them will have any liability for acting solely in its own interests.  Similarly, with respect to the non-serviced pari passu mortgage loan, conflicts of interest similar to those described above may arise with respect to the WFRBS 2012-C8 master servicer or WFRBS 2012-C8 special servicer.

In the normal course of conducting its business, the trust advisor, TriMont Real Estate Advisors, Inc., and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization.  These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the master servicer, the special servicer, the certificate administrator, the trustee, the underwriters or the majority subordinate certificateholder or affiliates of any of such parties.  These relationships could continue in the future.  Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to TriMont Real Estate Advisors, Inc.’s duties as trust advisor.  We cannot assure you that the existence of any prior or current relationship or other relationships in the future will not impact the manner in which the trust advisor performs its duties under the pooling and servicing agreement.

The trust advisor serves as special servicer in other commercial mortgage securitization transactions and has advised us that it intends to continue to serve, or reserves the right to serve, as a special servicer with respect to existing and new commercial, multifamily and manufactured housing community mortgage loans for itself and its affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund.  These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the trust fund and the related mortgaged properties.  As a result of the investments and activities described above, the interests of the trust advisor and its affiliates and their clients may differ from, and compete with, the interests of the trust fund.

Although the trust advisor is required to consider the servicing standard in connection with its review of the special servicer’s activities under the pooling and servicing agreement, the trust advisor will not itself be bound by the servicing standard.  In addition, although the pooling and servicing agreement will generally prohibit the trust advisor from making a principal investment in any class of certificates, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the trust advisor pursuant to investments by an affiliate of the trust advisor if the trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.  In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

In connection with the Non-Serviced Pari Passu Loan, the statements set forth above generally apply in a similar manner in relation to the WFRBS 2012-C8 trust advisor and its activities under the WFRBS 2012-C8 pooling and servicing agreement.

Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates.  Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand.  Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses.  During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers), securing the mortgage loans or properties that are in the same markets as those mortgaged properties.  Such activities may include without limitation making or participating in any future mezzanine financing that is permitted under the terms of the mortgage loans under provisions that we described in this free writing prospectus.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.  Additionally, the proceeds of certain of the mortgage loans were used to refinance debt previously held by, or to acquire or refinance real estate for the benefit of, the related mortgage loan seller or an affiliate of a mortgage loan seller, and the mortgage loan sellers or their affiliates may have, may have had or may in the future acquire equity investments in the borrowers (or in the owners of the borrowers), tenants or mortgaged properties under certain of the mortgage loans.  Such mortgage loans may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the subject borrower.  One or more of the mortgage loan sellers and their affiliates have had, presently have or in the future may have other business relationships with affiliates of the borrowers under the mortgage loans, such as preferential rights to make loans to or equity investments in those affiliates.  In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization holds a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower.  In one such case, the mezzanine lender holds a contingent interest in a portion of the amount by which the proceeds of a sale or refinancing of the related mortgaged properties (or, in some cases, the appraised value of the related mortgaged properties) exceeds an agreed upon base amount, and payment of such contingent interest is triggered upon the occurrence of a sale or refinancing of any of the related mortgaged properties or the maturity of the related mezzanine loan.    See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus.

Under all the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund.  Decisions made with respect to those interests or assets may adversely affect the amount and timing of distributions on the offered certificates.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates (including those acting as a mortgage loan seller, a sponsor, the custodian, the tax administrator, the certificate administrator, the swap counterparty or the master servicer in this securitization) may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates.  Any underwriter or its affiliate may invest or take long or short positions in securities or instruments, including the certificates, that may be different from your position as an investor in the certificates.  If that were to occur, that underwriter’s or its affiliate’s interests may not be aligned with your interests in certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the underwriters and their respective affiliates and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates.  Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates.  The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the certificates default or decrease in value.  In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or holders of any pari passu companion loans or any possible effect that such activities could have on them.  The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or holders of any pari passu companion loans.  Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transaction to you in your capacity as a certificateholder.

In addition, none of the underwriters or their respective affiliates will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer or the trustee or the certificate administrator (or of any such party acting in these capacities under the WFRBS 2012-C8 pooling and servicing agreement) and will have no authority to advise the master servicer, the special servicer, the trustee or the certificate administrator (or any such party acting in these capacities under the WFRBS 2012-C8 pooling and servicing agreement) or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  See “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates—Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” above.  Wells Fargo Bank, National Association and its affiliates are playing several roles in this transaction.  Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and Wells Fargo Bank, National Association, a sponsor, mortgage loan seller, originator, the swap counterparty, the master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian under this securitization and under the WFRBS 2012-C8 securitization.  In addition, RBS Securities Inc., one of the underwriters, is an affiliate of The Royal Bank of Scotland, which comprises entities that are sponsors, mortgage loan sellers and originators.  Furthermore, Ladder Capital Securities LLC, one of the underwriters, is an affiliate of Ladder Capital Finance LLC, a sponsor, mortgage loan seller and originator, and of Ladder Capital Finance Holdings LLLP.

Furthermore, Wells Fargo Bank, National Association is the purchaser under a repurchase agreement with an affiliate of Ladder Capital Finance LLC for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Ladder Capital Finance LLC and its affiliates.  Under that repurchase facility, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from an affiliate of Ladder Capital Finance LLC on a revolving basis.  Ten (10) of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, with an aggregate principal balance that is projected to equal, as of the cut-off date, $193,652,431, are (or, as of the closing date for this securitization, are expected to be) subject to that repurchase facility.  Proceeds received by Ladder Capital Finance LLC in connection with this securitization transaction will be used, in part, to repurchase those mortgage loans, indirectly through the applicable affiliate of Ladder Capital Finance LLC, from Wells Fargo Bank, National Association in accordance with the terms of the related repurchase agreement, free and clear of any liens.

As a result of the matters discussed in the preceding paragraph, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank, National Association to the mortgage loans that are to be transferred by Ladder Capital Finance LLC to the depositor.

Pursuant to certain interim servicing agreements between Ladder Capital Finance LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor, which mortgage loans are projected to have an aggregate principal balance as of the cut-off date of approximately $457,891,673.  In addition, Wells Fargo Bank, National Association acts as interim custodian with respect to the loan documents for all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor.

Pursuant to an interim servicing agreement among Wells Fargo Bank, National Association, The Royal Bank of Scotland plc and RBS Financial Products Inc., each a sponsor, originator and mortgage loan seller and an affiliate of an underwriter, Wells Fargo Bank, National Association acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the trust fund, some or all of the mortgage loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc.

See “Summary—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated initial investor(s) in the Class E, F and G certificates, or an investment manager or other representative thereof was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the mortgage pool, and to request the removal, re-sizing or changes in the characteristics of some or all of the mortgage loans.  The mortgage pool and some of the mortgage loans as originally proposed by the sponsors were adjusted based on some of these requests.  In addition, the anticipated initial investor may have requested and received price adjustments in connection with specific mortgage loans included in this securitization, which price adjustments were effected through a payment by the related mortgage loan seller to the anticipated initial investor out of the proceeds received by the related mortgage loan seller in connection with this securitization.

We cannot assure you that you or another investor would have made the same requests to modify the original mortgage pool as such anticipated initial investor or that the final mortgage pool as affected by requests made by such anticipated initial investor will not adversely affect the performance of your certificates and benefit the performance of the anticipated initial investor’s certificates.  Because of the differing subordination levels, the anticipated initial investor has interests that, in some circumstances, are likely to differ from those of purchasers of other classes of certificates, and the anticipated initial investor may desire a mortgage pool composition that benefits the anticipated initial investor but that does not benefit other investors.  In addition, the anticipated initial investor may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to differ from those of other purchasers of the certificates.  In any case, the anticipated initial investor performed due diligence solely for its own benefit, and its acceptance of its certificates does not constitute, and should not be construed as, an endorsement of the mortgage pool, any mortgage loan, the underwriting for any mortgage loan or mortgage loan or any originator.  Other investors are not entitled to rely on the anticipated initial investor’s acceptance of the mortgage pool or any mortgage loan to any extent.

In no event will the anticipated initial investor have any liability to any person or entity in connection with its review of the mortgage pool or any mortgage loan, any other due diligence conducted by the anticipated initial investor or otherwise in connection with the activities of the anticipated initial investor described in the preceding two paragraphs.  The pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any cause of action that it may otherwise have against the anticipated initial investor in respect of such activities.

The anticipated initial investor will initially appoint the subordinate class representative, which will generally have consent and consultation rights with respect to material servicing decisions involving the mortgage loans (other than the non-serviced pari passu mortgage loan) and, during the subordinate control period, the right to replace the special servicer under some circumstances.  In addition, the subordinate class representative will generally have consultation rights with regard to material servicing decisions involving the non-serviced pari passu mortgage loan.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “Description of the Mortgage Pool—Split Loan Structure” in this free writing prospectus.

Because the incentives and actions of the anticipated initial investor, in some circumstances, are likely to differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage loans.

Ratings of the Certificates Have Substantial Limitations

The ratings assigned to the certificates by the two nationally recognized statistical rating organizations engaged by the depositor are based on, among other things, the economic characteristics of the underlying mortgage loans, mortgaged properties and other relevant features of the transaction.  The ratings assigned to the certificates reflect only the views of the respective rating agencies as of the date such ratings were issued.  Future events could have an adverse impact on such ratings.  The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  The ratings do not consider to what extent the certificates will be subject to prepayment or that the outstanding principal amount of any class of certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the certificates was determined on the basis of criteria established by each hired rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

Certain actions provided for in the mortgage loan agreements require, as a condition to taking such action, that a rating agency confirmation be obtained from each of the nationally recognized statistical rating organizations engaged by the depositor.  In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the certificates, the terms of the pooling and servicing agreement will be binding on you, and as a result, you should be aware of the procedures relating to no downgrade confirmations described under the definition of “Rating Agency Confirmation” in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Rating Agency Confirmations” in this free writing prospectus.

We are not obligated to maintain any particular rating with respect to any class of certificates.  Changes affecting the underlying mortgage loans, mortgaged properties, the trustee, the certificate administrator, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by the hired ratings agencies may have an adverse effect on the ratings of the certificates, and thus on the liquidity, market value and regulatory characteristics of the certificates.  Although such adverse changes would not necessarily be or result from an event of default under any underlying mortgage loan, any adverse change to the ratings of your certificates would likely have an adverse effect on the market value of your certificates.  A security rating does not represent an assessment of the yield to maturity that you may experience.  See “Ratings” in each of this free writing prospectus and the accompanying prospectus.

Further, any downgrade to below investment grade, or withdrawal, of the ratings assigned by each of the nationally recognized statistical rating organizations engaged by the depositor to any class of certificates could adversely affect the ability of a benefit plan or other entity to purchase or retain those certificates.  See “ERISA Considerations” and “Legal Investment” in each of this free writing prospectus and the accompanying prospectus.

The depositor has hired two nationally recognized statistical rating organizations to rate the certificates.  We cannot assure you as to whether another rating agency will rate any class of certificates or, if it were to rate any class of certificates, what rating would be assigned by it.  Additionally, other nationally recognized statistical rating organizations that we have not hired to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates on the basis of information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that those unsolicited ratings would be the same as, higher than or lower than the ratings assigned by the rating agencies engaged by the depositor.  The issuance of unsolicited ratings on one or more classes of the certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely affect the liquidity, market value and regulatory characteristics of those classes of certificates.  As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to Fitch, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Standard and Poor’s Ratings Services, DBRS, Inc. and Morningstar Credit Ratings, LLC.  Based on preliminary feedback from those six (6) nationally recognized statistical rating organizations at that time, the depositor selected two of them to rate the certificates and did not select the other four rating agencies, in part due to those rating agencies’ initial subordination levels for the various classes of certificates.  Had the depositor selected such other rating agencies to rate the certificates, we cannot assure you as to the ratings that such other rating agencies would ultimately have assigned to the certificates.  Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Under the rules and regulations of the Securities and Exchange Commission, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the certificates is required to be made available to non-hired rating agencies in order to make it possible for such rating agencies to assign unsolicited ratings on the certificates.  An unsolicited rating could be assigned at any time, including prior to the closing date.  Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating agency issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this free writing prospectus.  Rating agencies, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired rating agency assigns an unsolicited rating on the certificates, we cannot assure you that such rating will be the same as, higher than or lower than the ratings assigned by the hired rating agencies; the assignment of unsolicited ratings by a rating agency could adversely affect the liquidity, market value and regulatory characteristics of your certificates.  In addition, if the depositor or any sponsor fails to make available to the non-hired rating agencies any information provided to any rating agency for the purpose of assigning or monitoring the ratings on the certificates, a rating agency could withdraw its ratings on the certificates, which could adversely affect the liquidity, market value and regulatory characteristics of your certificates.  Potential investors in the certificates are urged to make their own evaluation of the creditworthiness of the mortgage loans and the applicable credit enhancement on the certificates, and not to rely solely on the ratings on the certificates.  Furthermore, the Securities and Exchange Commission may determine that any one or more of the rating agencies engaged by the depositor no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates.  Any such determination may adversely affect the liquidity, market value and regulatory characteristics of your certificates.

Security ratings are not recommendations to buy, sell or hold the offered certificates.  Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of offered certificates will be paid on a timely basis and that a class of offered certificates will be paid in full by its final scheduled payment date.  Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the principal of any class of offered certificates will be paid prior to the final scheduled payment date for that class of offered certificates, nor do the ratings consider the prices of the offered certificates or their suitability for a particular investor.  A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the depositor to comply with its obligation to post information provided to the hired rating agencies on a website that is accessible by a rating agency that is not a hired rating agency.  The ratings of any offered certificates may be lowered by a rating agency (including the hired rating agencies) following the initial issuance of the offered certificates as a result of losses on the mortgage loans in excess of the levels contemplated by a rating agency at the time of its initial rating analysis.  Neither the depositor nor any sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the offered certificates.

Accordingly, we cannot assure you that the ratings assigned to any offered certificate on the date on which the offered certificate is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter.  If any rating with respect to an offered certificate is revised or withdrawn, the liquidity, market value and regulatory characteristics of that offered certificate may be adversely affected.

We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the offered certificates by the hired rating agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services.

The Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction or upon the advice of the subordinate class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  The subordinate class representative will be controlled by the Class E, F or G certificateholders.  The subordinate class representative may have interests in conflict with those of the certificateholders.  As a result, it is possible that the subordinate class representative may direct the special servicer to take actions that conflict with the interests of classes of the certificates that are the same or different from the class of certificateholders that appointed the subordinate class representative.  Similarly, with respect to the non-serviced pari passu mortgage loan, the WFRBS 2012-C8 special servicer may, at the direction or upon the advice of the WFRBS 2012-C8 subordinate class representative, take actions with respect to the non-serviced pari passu mortgage loan that could adversely affect such non-serviced pari passu mortgage loan, and therefore, the holders of some or all of the classes of certificates.  The WFRBS 2012-C8 subordinate class representative may have interests in conflict with those of the certificateholders.  Although the special servicer and the WFRBS 2012-C8 special servicer have contractually agreed not to take actions that, among other things, are prohibited by law or violate the servicing standard, the terms of any mortgage loan or the applicable pooling and servicing agreement, the servicing standard and other provisions of the applicable pooling and servicing agreement generally protect the special servicer and the WFRBS 2012-C8 special servicer from liability for errors in judgment.  In addition, the servicing standard is a generalized standard of conduct that allows the special servicer discretion in determining its response to particular circumstances.  In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer”, the special servicer may be removed without cause by the initial majority subordinate certificateholder as described in this free writing prospectus and provided in the pooling and servicing agreement.  The WFRBS 2012-C8 special servicer may be removed under similar circumstances, as provided in the WFRBS 2012-C8 pooling and servicing agreement.

You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions

In some circumstances, the holders of specified percentages of all the certificates, or specified percentages of each of one or more classes of certificates, will be entitled to direct, consent to or approve certain actions, including certain amendments to the pooling and servicing agreement and certain replacements of the trust advisor or the special servicer.  In these cases, the direction, consent or approval of the requisite percentage(s) of certificateholders will be sufficient to bind all the certificateholders, regardless of whether you agree with that direction, consent or approval.

Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates.  As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Since transactions in book-entry certificates generally can be effected only through DTC, and its participating organizations:  (i) the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates; (ii) your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates; (iii) your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and (iv) you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the certificate administrator to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Offered Certificates—Delivery, Form and Denomination” in this free writing prospectus and “Risk Factors—Book-Entry Registration May Hinder the Exercise of Investor Remedies” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in your recognizing taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur or losses be incurred with respect to the mortgage loans.  This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction which the investor may be required to treat as a capital loss instead of a bad debt under Code Section 166.  See “Material Federal Income Tax Consequences—Discount and Premium; Prepayment Consideration” in this free writing prospectus and “Material Federal Income Tax Consequences” in the accompanying prospectus.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from federal income tax law.  This free writing prospectus does not purport to describe any aspects of the income tax laws of any state or locality, whether one in which a mortgaged property is located or otherwise.

We cannot assure you that holders of certificates will not be subject to taxation in any particular state or local taxing jurisdiction.  One or more state or local jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis; require nonresident holders of certificates to file returns in such jurisdiction; or attempt to impose penalties for failure to file such returns.  If such a jurisdiction ultimately succeeds in collecting such taxes or penalties from nonresident holders of certificates, neither the related borrower nor any party to the pooling and servicing agreement will be required to reimburse the amount of the tax or penalty to or for the benefit of any certificateholder.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.  See “State and Other Tax Consequences” in each of this free writing prospectus and the accompanying prospectus.

Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult

The trustee may not be required to commence legal proceedings against third parties at the direction of any certificateholders unless, among other conditions, at least 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any appraisal reduction amounts) associated with the certificates join in the demand and offer indemnification reasonably satisfactory to the trustee.  Those certificateholders may not commence legal proceedings themselves unless the trustee has refused to institute proceedings after the conditions described above have been satisfied.  These provisions may limit the ability of an investor in the certificates to enforce or cause the enforcement of the provisions of the pooling and servicing agreement or the WFRBS 2012-C8 pooling and servicing agreement.

Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the insolvency or similar event of a mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

Each of the mortgage loan sellers intends that its transfer of its mortgage loans to the depositor constitutes a sale, rather than a pledge of the applicable mortgage loans to secure the indebtedness of the mortgage loan seller.  The depositor intends that its transfer of the mortgage loans to the trustee on behalf of the certificateholders constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor.

The transfer of the mortgage loans by Wells Fargo Bank, National Association, as a mortgage loan seller, in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6).  However, this safe harbor is non-exclusive and an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by Wells Fargo Bank, National Association would generally be respected in the event the FDIC were appointed as conservator or receiver of Wells Fargo Bank, National Association.  Nevertheless, we cannot assure you that the FDIC or another interested party would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while the claim is resolved.

If any other mortgage loan seller or the depositor were to become a debtor under the U.S. bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the mortgage loan seller or the depositor, as debtor-in-possession, may argue that the sale of the mortgage loans by the mortgage loan seller or the depositor was a pledge of the applicable mortgage loans rather than a sale.  An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans would generally be respected in the event a mortgage loan seller or the depositor were to become subject to a proceeding under the U.S. bankruptcy code.  Nevertheless, we cannot assure you a bankruptcy trustee or another interested party would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

The Royal Bank of Scotland plc, a mortgage loan seller, is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1).  Under the terms of the Insolvency Act 1986, certain transactions by a Scottish-registered company, such as The Royal Bank of Scotland plc, may be challenged by an insolvency officer appointed to that company on its insolvency.  Under the Banking Act 2009, the Secretary of State, Financial Services Authority, or Bank of England can apply to the court for implementation of an insolvency regime specifically for certain deposit-taking institutions.  One aspect of this regime is that an insolvency officer will conduct the relevant insolvency process in such a manner as to promote protection of retail deposits held by such an institution (in combination with the Financial Services Compensation Scheme).  Further, under the Banking Act 2009, the UK Treasury, the Financial Services Authority and/or the Bank of England may also, in the circumstances set out in that Act, make an order for the transfer of any property, assets or liabilities of a UK authorised deposit taker either to a company owned by the Bank of England or to any private sector purchaser.  Orders under the Banking Act 2009 may also modify the way in which rights of third parties can be exercised.  These powers exist within a broader range of powers designed to ensure the stability of the UK banking sector and exercise of such may have an impact on the rights of third parties relative to The Royal Bank of Scotland plc.  An opinion of counsel will be rendered on the Closing Date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by The Royal Bank of Scotland plc will constitute a true sale of such assets.  Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act 2009.  Even if a challenge were not successful, or if an order under the Banking Act 2009 itself were successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”.  Even if a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act contains an orderly liquidation authority under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  In January 2011, the acting general counsel of the FDIC issued a letter in which he expressed his view that the FDIC, as receiver under the orderly liquidation authority, will not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the U.S. bankruptcy code.  The acting general counsel indicated that FDIC staff anticipates recommending consideration of further regulations governing the orderly liquidation authority at a regularly scheduled meeting of the board of directors of the FDIC, and that to provide a reasonable transition period the acting general counsel would recommend a transition period of up to 90 days for any provisions affecting the statutory power to disaffirm or repudiate contracts.  If, however, the FDIC were to disregard or differently interpret the acting general counsel’s letter, or if it were independently to be appointed as receiver of a mortgage loan seller or of a subsidiary special purpose entity that was the issuer of a securitization, delays or reductions in payments on the related certificates could occur.  As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Risks Related to the Mortgage Loans

The Repayment of a Multifamily, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates

The mortgage loans are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.  Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among, other things, it typically involves larger loans.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow.  Even the liquidation value of a multifamily, manufactured housing community or commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.  See “Risk Factors—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans” and “—Future Cash Flow and Property Values Are Not Predictable” in the accompanying prospectus.  All of the mortgage loans were originated within the twelve (12) months prior to the cut-off date and thus should generally be considered not to have long-standing payment histories.  In some cases, the mortgage loans have little or no payment histories.  See “Description of the Mortgage Pool—Mortgage Loan History” in this free writing prospectus.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

●	the age, design and construction quality of the property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the proximity and attractiveness of competing properties;

●	the adequacy and effectiveness of the property’s operations, management and maintenance;

●	increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

●	demographic factors;

●	decreases in consumer confidence;

●	changes in prices for key commodities or products;

●	changes in consumer tastes and preferences, including the effects of adverse publicity; and

●	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the level of tenant defaults;

●	the ability to convert an unsuccessful property to an alternative use;

●	new construction in the same market as the mortgaged property;

●	rent control laws or other laws impacting operating costs;

●	the number and diversity of tenants;

●	the availability of trained labor necessary for tenant operations;

●	the rate at which new rentals occur; and

●
the property’s operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.  See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus.

Some of the mortgaged properties are located in areas that (i) based upon demographics, are considered secondary or tertiary markets or (ii) have high vacancy rates for the relevant property type.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

Furthermore, if the debt service under a mortgage loan is scheduled to increase during the term of the mortgage loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, we cannot assure you that the net cash flow at the related mortgaged property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	proximity and attractiveness of competing properties;

●	new construction of competing properties in the same market;

●	convertibility of a mortgaged property to an alternative use;

●	the availability of refinancing; and

●	changes in interest rate levels.

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans.  For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

●	retail properties represent approximately 42.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	office properties represent approximately 22.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	hospitality properties represent approximately 19.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	industrial properties represent approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	self storage properties represent approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	mixed-use facilities represent approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	manufactured housing community properties represent approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	multifamily properties represent approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date; and

●
one other property (consisting of a fee interest in land that is subject to a ground lease granted by the borrower to another party, which owns the improvements and which improvements are operated as an office property) represents approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgage loans that are secured by liens on the types of properties securing the mortgage loans are exposed to unique risks particular to those types of properties.  For more information, you should refer to the following sections in the accompanying prospectus:

(1)	“Risk Factors”; and

(2)	“Description of the Trust Funds—Mortgage Loans—Leases”.

Retail Properties Have Special Risks

Fifty-six (56) of the mortgaged properties, representing approximately 42.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are retail properties.  The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is not located on the mortgaged property, is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant or shadow anchor tenant; or

●	the cessation of the business of an anchor tenant notwithstanding its continued payment of rent or a shadow anchor tenant.

Certain of the anchor tenants (or shadow anchor tenants) at retail mortgaged properties may be dark. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  With respect to shadow anchor tenants, the related borrower has no control over the replacement of such tenants and, as a result, may not be in a position to mitigate the effect of such tenants going dark on leases at the related mortgaged property.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

In addition, many of the retail mortgaged properties have sole or anchor tenants whose leases expire or may be terminated during the term, or shortly after the scheduled maturity, of the related mortgage loan.  See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” and “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus.  Furthermore, with respect to shadow anchored properties, the related borrower will not receive rental income from such shadow anchor tenant and is less likely to have contractual remedies if such shadow anchor tenant terminates its lease or ceases operations.

Retail properties that have anchor tenant-owned stores often have reciprocal easement agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants.  Anchor tenants that own their own improvements are generally required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, in addition to the rent attributable to the underlying land.  With respect to shadow anchor tenants, they may make a contribution toward common area maintenance if the reciprocal easement agreement contemplates shared responsibilities among affected property owners, but they do not pay rent.  Operating covenants affecting anchor tenants may be included in the anchor tenant lease or in the reciprocal easement agreement, if any.  Tenants whose leases have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Tenant leases at the mortgaged properties may have co-tenancy clauses which permit such stores to abate the rent payable, cease operating and/or terminate their leases if certain other stores (in particular those of anchor tenants or shadow anchor tenants) or a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.

Certain tenant estoppels, including those of certain anchor tenants, obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable anchor tenant or other tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement agreement.  In addition, in the case of certain mortgaged properties, leases contain restrictions with respect to the use of other spaces or parcels at or near the subject mortgaged property that are in conflict with other leases or for which there is no corresponding restrictive covenant of record, which have resulted or may in the future result in disputes.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement agreement by the anchor tenant or other tenant or to litigation against the related borrower.  We cannot assure you that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or other tenants.

In addition, retail properties frequently rely on adjacent properties for parking, access or other operational aspects, which can create risk.  The landlord/borrower may agree to conditions or covenants in a retail lease based on such adjacent property continuing to provide such services or based upon operations at, or the continued maintenance of, such adjacent property.  Accordingly, defaults on the part of the landlord/borrower could occur under that retail lease as a result of circumstances over which the landlord/borrower does not have direct control.  The landlord/borrower’s sole remedy would be under a reciprocal easement agreement (or comparable agreement), if any, with the adjacent property owner.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  See “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below.  We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at current or past levels.  See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus.

In addition, certain of the retail properties have tenants that are subject to risks unique to their business, such as theaters, health clubs and restaurants.  For example, because of unique construction and/or equipment requirements of theaters and restaurants, any vacant space designed for such purposes would not easily be converted to other uses.  In such cases, aspects of building site design and adaptability affect the value of properties with such tenants and other retailers at the mortgaged property. See “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” below.  In addition, decreasing patronage at a theater or restaurant tenant could adversely affect revenue of the tenant, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit, lease defaults, and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below.  Additionally, theater and restaurant receipts are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain other tenants at the mortgaged properties, including health clubs, may have other unique risks associated with the type of business undertaken at their locations.  Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, as with movie theaters, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case of property readily adaptable to changing consumer preferences for other uses.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Office Properties Have Special Risks

Seven (7) of the mortgaged properties, representing approximately 22.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are office properties.  See “Risk Factors—Special Risks of Mortgage Loans Secured by Office Properties” in the accompanying prospectus.

Certain of the office properties may be medical office properties or have significant tenants operating as a medical office.  The performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers.  Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Hospitality Properties Have Special Risks

Thirty-two (32) of the mortgaged properties, representing approximately 19.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are hospitality properties, each of which is subject to a franchise agreement or hotel management agreement.  See “Risk Factors—Special Risks of Mortgage Loans Secured by Hospitality Properties” in the accompanying prospectus.

Certain of the hospitality properties pose unique risks with respect to the franchise agreements under which, or the hotel management company with whom, they operate.

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement or, in the absence of an agreement with the franchisor, the lender’s not receiving notice of borrower defaults under the franchise agreement or the opportunity to cure such defaults.  There can be no assurance that a replacement franchise could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as an investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel manager.  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

In addition, the transferability of franchise agreements is restricted.  In the event of a foreclosure, the lender generally will not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.  If a franchisor or hotel management company cannot be terminated and the related franchise/management agreement imposes restrictions on transferees of the subject hospitality property, the liquidation value of that hospitality property could be materially impaired.

Certain of the hospitality properties are associated with hotel brands through licensing agreements that, in the event of a foreclosure proceeding initiated on behalf of the trust, are not assignable or require franchisor consent for subsequent transfers.  To the extent a hotel includes a franchise arrangement, the lender may have obtained a comfort letter from the licensor or franchisor stating that the trust will be permitted to enter into a new license or franchise agreement with the licensor or franchisor subject to the applicable terms and conditions thereof.  For example, with respect to the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Starwood Capital Hotel Portfolio, representing approximately 8.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the lender obtained a comfort letter from the licensor for 8 of the 20 constituent properties permitting the lender to succeed to the rights of licensee under certain conditions, but such comfort letter is not assignable to the trust, and the licensor is under no obligation to provide a replacement comfort letter to the trust.  The related licensor has indicated that, following evidence of the mortgage loan’s assignment to the trust and confirmation that the licensee is in good standing, it would typically complete processing of a new comfort letter to the trust, but there is no contractual assurance that it would do so.  If a new comfort letter is not provided, the trust would not be provided notice of borrower defaults under the license agreement or an opportunity to cure related defaults, and would not otherwise obtain the right to succeed to the rights of licensee.  See also representation number 5 in Annex C-1 and the identified exceptions thereto in Annex C-2 to this free writing prospectus (although, as described in the introduction to Annex C-1 (and subject to the limitations stated therein), such representation, as modified by and subject to such exceptions, is presented for the sole purpose of describing some of the terms and conditions of the risk allocation between the related mortgage loan seller, on the one hand, and the trust fund, on the other, and thus should not be construed as a statement of actual fact or circumstance).  To the extent that the special servicer causes the trust or a single purpose entity owned by the trust to acquire a mortgaged property that has a franchise or licensing agreement or that requires a successor or replacement franchisee or licensee to have a specified net worth, the special servicer will be required, to the extent consistent with the servicing standard, to take all actions reasonably necessary to permit the mortgaged property to maintain its franchise or license with the same franchisor or licensor in place prior to such foreclosure.  We cannot assure you that the trust or such single purpose entity owned by the trust will be able to maintain such license or franchise at that time.

In addition, certain of the hospitality properties are subject to license or franchise agreements which expire prior to the maturity of each of the respective mortgage loans.  In those cases, the related mortgage loan documents generally require the applicable borrower to provide evidence prior to termination of the license or franchise agreement that the license or franchise agreement has been renewed or replaced in accordance with the terms of the mortgage loan documents.  In the event the related borrower fails to deliver such evidence by the required date, the lender may hold all excess cash flow from the mortgaged property after payment of debt service, funding of reserves and certain other required expenditures, as cash collateral until such license or franchise agreement is renewed or replaced in accordance with the terms of the mortgage loan documents.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor.  Failure to complete such repairs and/or renovations in accordance with the plan could result in the hospitality property’s losing its license or franchise.  Annex A-1 sets forth the amount of reserves, if any, established under the related mortgage loans in connection with any such repairs and/or renovations.  We cannot assure you that any such amount reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property.  In addition, in some cases, that reserve will be maintained by the franchisor or property manager.  Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.  For example, with respect to the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Starwood Capital Hotel Portfolio, representing approximately 8.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the sponsor provided a performance guaranty in lieu of a separate escrow for such expenses and further agreed that, if it were no longer a public company or an entity owned or controlled by a public company, it would maintain a minimum net worth of $110 million until such repairs and/or renovations were complete.

Industrial Properties Have Special Risks

Five (5) of the mortgaged properties, representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are industrial properties.  Significant factors determining the value of industrial properties include:

●	the quality of tenants;

●	building design and adaptability; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  In addition, lease terms with respect to industrial properties are generally for shorter periods of time than other commercial properties and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Further, certain of the industrial properties have tenants that are subject to risks unique to their business, such as cold storage facilities.  Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases.  In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

Self Storage Properties Have Special Risks

Nine (9) of the mortgaged properties, representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are self storage properties.  See “Risk Factors—Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities” in the accompanying prospectus.

Some of the self storage mortgaged properties securing mortgage loans in the trust have a material portion of the mortgaged property leased to tenants for the storage of recreational vehicles.  Tenants for such space tend to be more transient and the net cash flow for the related mortgaged property may be subject to greater fluctuations.  See Annex A-1, including the footnotes thereto, to this free writing prospectus for information regarding the self storage mortgaged properties that use a material portion of the mortgaged property for recreational vehicle leases.

Mixed Use Facilities Have Special Risks

Five (5) of the mortgaged properties, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are mixed use properties, each of which contains two or more of the following property types: office, retail  and self storage.  To the extent a mixed use property has office, retail and/or self storage components, such mortgaged property is subject to the risks relating to the property types described in “—Office Properties Have Special Risks,” “—Retail Properties Have Special Risks” and “—Self Storage Properties Have Special Risks” above.  See Annex A-1 to this free writing prospectus for information regarding tenants that are among the five largest tenants at each mixed use property that are office, retail or self storage tenants.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Manufactured Housing Community Properties Have Special Risks

Seven (7) of the mortgaged properties, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are manufactured housing community properties.

With respect to certain of the mortgage loans secured by manufactured housing community properties, the related mortgaged property is subject to rent control and other laws regulating the relationship between a property owner and its residential tenants.

Additionally, certain of manufactured housing community properties securing mortgage loans in the trust are age restricted to individuals that are 55 years of age or older, whether by recorded covenants or for self-imposed marketing purposes.  Such restrictions limit the related mortgaged properties’ potential residents and may affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity have a material number of recreational vehicle pads.  Tenants for such pads tend to be more transient and the net cash flow for the related mortgaged property may be subject to greater fluctuations.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own homes.  Such leased homes may not, in all such cases, constitute collateral for the related mortgage loan.

Some of the manufactured housing community mortgaged properties securing the mortgage loans are not connected to public water and sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future.  In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Risk Factors—Special Risks Associated with Manufactured Housing Properties” in the accompanying prospectus.

Multifamily Properties Have Special Risks

Two (2) of the mortgaged properties, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are multifamily properties.  A large number of factors may adversely affect the value and successful operation of a multifamily property.  We note in particular the following:

●
Certain of the multifamily rental properties have material tenant concentrations of students or military personnel (and in certain cases, additional university housing may be planned in the area of the mortgaged property, which may reduce demand for units at the related mortgaged property).

●
Certain of the multifamily rental properties consist of senior housing, or are age-restricted senior independent living facilities for individuals 55-years-old or older, thus limiting the potential tenants.  See “Risk Factors—Special Risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” in the accompanying prospectus.

●	Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise.

●	Certain of the multifamily rental properties are subject to local rent control and rent stabilization laws.

Certain states regulate the relationship of an owner of a multifamily property and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Multifamily property owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, in some states, there are provisions under law that limit the bases on which a landlord may terminate a tenancy or increase rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on multifamily properties.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property or the lender’s proceeds of a sale of the property following foreclosure.

See “Risk Factors—Special Risks of Mortgage Loans Secured by Multifamily Properties” in the accompanying prospectus.

Leased Fee Properties Have Special Risks

One (1) of the mortgaged properties, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, is a leased fee interest, or a fee interest in land that are subject to a ground lease granted by the borrower to another party, which owns the improvements.  The related leasehold estate is operated as an office property and is not included in the trust.

Land subject to a ground lease presents special risks.  The borrower’s sole source of income is the rental income from the ground lease.  Any default by the ground lessee would adversely affect the related borrower’s ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single-tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  The ground lessee is commonly permitted to mortgage its ground leasehold interest, and although the leasehold mortgage is generally subject and subordinate to the fee mortgage and the ground lease, the leasehold lender often has notice and cure rights with respect to material defaults under the ground lease.  In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property.  It may be difficult for a foreclosing lender to sell the fee interest if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are subject to some of the risks associated with the property type of the ground lessee’s use of the premises, in part because that use is a source of revenue for the payment of ground rent.  See “—Office Properties Have Special Risks”.

Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms.  In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal or rights of first offer to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income.  Certain mortgaged properties securing the mortgage loans may be leased in whole or in part to government-sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations.  In some of these cases, the government-sponsored tenant has the right to terminate its lease at any time for any reason.  See Annex A-1 for an identification of any government-sponsored tenant that constitutes one of the five largest tenants (or, if applicable, the single tenant) at any such mortgaged property and “100 Church Street” and “Rockville Corporate Center” in the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

In addition, certain mortgaged properties may have significant tenants or groups of tenants, that are paying rent but are not in occupancy or may have material vacant space that is not leased, and in certain cases, the occupancy rate (calculated as described in Annex B to this free writing prospectus) is less than 80%.  See Annex A-1 to this free writing prospectus for information regarding the occupancy rate for each of the mortgaged properties.  Certain mortgaged properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments.  Additionally, certain mortgaged properties may have a tenant that has taken possession of the space demised under its lease with the related borrower, but has not yet commenced payments of rent due under the lease.

In addition, certain mortgaged properties have “dark” space where a tenant has vacated its premises.  Any “dark” space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease.  Certain mortgaged properties may also have leased or unleased “dark” space or adjoin properties with “dark” spaces or “dark” shadow anchors. We cannot assure you that the tenants at those mortgaged properties will continue to fulfill their lease obligations or that the space will be relet.  See “—Tenant Early Termination Options Entail Special Risks” below, “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus and Annex A-1 to this free writing prospectus (including the footnotes thereto).

In addition, with respect to certain of the mortgage loans, certain of the tenants at the related mortgaged property(ies) or other persons have rights of first refusal or offer and/or purchase options on a related mortgaged property or portions thereof in accordance with the terms of the related tenant leases or other recorded documents affecting such mortgaged property.  In many cases such rights of first refusal or offer and/or purchase options of tenants or other persons are not subject to the related mortgage or remain applicable to the acceptance of a deed-in-lieu of foreclosure or a foreclosure sale or any subsequent sales of REO property by the special servicer.  As a result, we cannot assure you that the mortgagee’s ability to sell the related mortgaged property at or after foreclosure will not be impaired or that the foreclosure proceeds or sale proceeds in a post-foreclosure sale will not be adversely affected.  See “Description of the Mortgage Pool—Tenant or Other Third Party Matters” in this free writing prospectus.

In addition, certain of the mortgaged properties securing the mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to or shortly following the maturity date.  See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus and the footnotes to Annex A-1 to this free writing prospectus.  In the case of many of the mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to or shortly following the loan’s maturity date.  Certain of the mortgaged properties, including mortgaged properties with single tenants or mortgaged properties securing the top fifteen mortgage loans, have a significant portion of the leases, or the sole lease, that expire in a single calendar year or rolling 12-month period during the term of the mortgage loan.  Prospective investors are encouraged to review the lease expirations for major tenants and a tenant rollover summary for each of the top fifteen mortgage loans under the charts entitled “Major Tenants” and “Lease Expiration Schedule” in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus and to review the lease expiration dates of mortgaged properties with single tenants in Annex A-1, including the footnotes thereto, to this free writing prospectus.

In addition, several of the mortgaged properties securing other mortgage loans included in the trust have large lease rollovers shortly before or shortly after the related maturity date.  Prospective investors are encouraged to review the lease maturities for the five (5) largest tenants at each mortgaged property on Annex A-1 to this free writing prospectus.  We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements.  Further, lease provisions among tenants may conflict in certain instances, or leases may contain restrictions on the use of parcels near the related mortgaged property for which there is no corresponding restrictive covenant of record, in each case creating termination or other risks.  Income from and the market value of the mortgaged properties securing the mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property.  Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor’s rights could occur.

In addition, certain tenants at the mortgaged properties securing the mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor or shadow anchor tenant ceases operations, or occupancy declines below a specified percentage, at the related mortgaged property.  In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction.  See “—Tenant Early Termination Options Entail Special Risks” below and, with respect to the five (5) largest tenants for which certain co-tenancy related remedies may currently be (or in the near future likely may be) enforced, Annex A-1 to this free writing prospectus (including the footnotes thereto).  A tenant’s lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.  See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations,” “—Tenant or Other Third Party Matters” and “—Other Matters” in this free writing prospectus for additional information on lease terminations and expirations at the mortgaged properties.

Thirty-three (33) of the mortgage loans that are secured by retail, office, industrial and/or mixed-use properties, have either upfront, monthly and/or springing reserves for tenant improvements and leasing commissions which may serve to defray such costs.  These mortgage loans represent approximately 67.4% of the aggregate cut-off date balance of the mortgage loans secured by retail, office, industrial and/or mixed-use properties.  We cannot assure you, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations.  In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be incurred more frequently than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Additionally, there may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the five largest tenants at any of those properties, it is significant to the success of the properties, and therefore the mortgage loans, in the aggregate.

Tenant Early Termination Options Entail Special Risks

Retail leases often (and office leases may) give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the landlord defaults on its obligations under the lease, or (viii) if a tenant’s sales do not equal or exceed specified targets.  In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not take actions that may trigger a tenant’s right to terminate its lease if such borrower believes that such action may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.  For examples of tenant termination rights, including unilateral, tenant-based performance or live or imminent co-tenancy-based termination remedies among the five (5) largest tenants at each mortgaged property, see Annex A-1, including the footnotes thereto, and the “Lease Expiration Schedule”, including the footnotes thereto, in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

In addition, it is common for tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  Even if tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.  Furthermore, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a percentage of the tenants cease to operate at the applicable mortgaged property or if certain tenants at the applicable mortgaged property or at an adjacent or nearby property terminate their leases or go dark, or if a competitor commences operations at the subject mortgaged property or an adjacent or nearby property.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease either unilaterally or on the occurrence of other triggers.

Any exercise of termination rights permitting a tenant to terminate its lease could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be relet or the revenues replaced.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this free writing prospectus for additional information regarding early termination options affecting the mortgaged properties.

Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property.  Under the U.S. bankruptcy code, a tenant/debtor has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim.  The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings.”

Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates

Conflicts Between Managers and the Borrowers.  Substantially all of the property managers for the mortgaged properties securing the mortgage loans or their affiliates manage additional properties,

 including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Also Have Risks.  If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  Insofar as a borrower affiliate leases space at a mortgaged property, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  These risks may be mitigated when mortgaged properties are entirely leased to unrelated third parties.  See Annex A-1, including the footnotes thereto, to this free writing prospectus.

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full

Mortgaged properties located in California, New York and Texas represent security for approximately 19.7%, 19.4% and 14.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, and collectively secure approximately 53.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets. Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed herein.

Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. Mortgaged properties in certain regional areas may be more susceptible to certain hazards (such as earthquakes, widespread fires, hurricanes or floods) than properties in other parts of the country and properties located in coastal states may be more susceptible to hurricanes than properties in other parts of the country.  As a result, areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. Furthermore, the mortgage loans do not all require flood insurance on the related mortgaged property unless they are in flood zones and flood insurance is available.  We cannot assure you that any hurricane damage would be covered by insurance.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates

The effect of mortgage pool loan losses will be more severe:

●	if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

●	if the losses relate to loans that account for a disproportionately large percentage of the pool’s aggregate principal balance of all mortgage loans.

The largest mortgage loan or group of cross-collateralized mortgage loans represents approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  The three, five and ten largest mortgage loans or groups of cross-collateralized mortgage loans represent approximately 28.6%, 38.2% and 52.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this free writing prospectus and the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers”.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender.  Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Another factor that you should consider is that office, retail and industrial properties, and mixed-use properties that are used for office, retail and/or industrial purposes, also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

A number of mortgaged properties securing the mortgage loans, including certain mortgage loans in the top fifteen mortgage loans included on Annex A-3 to this free writing prospectus, have single tenant leases that expire during the term of the related mortgage loan or have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related mortgaged property.  For further information with respect to tenant concentrations, see information with respect to the five (5) largest tenants at each mortgaged property on Annex A-1 to this free writing prospectus and “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus, including major tenant and lease expiration schedules therein.

Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan

Nine (9) of the mortgage loans, representing approximately 24.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related multi-property mortgage loan.  In addition, there is one (1) group of cross-collateralized mortgage loans, collectively representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that involves multiple borrowers.

Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a multi-property mortgage loan or group of cross-collateralized mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.  Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

●	the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

●	the person:

(1)	was insolvent at the time of the incurrence of the obligation or transfer, or rendered insolvent by such obligations or transfer, or

(2)
was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person’s assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

(3)	intended to incur, or believed that it would incur, debts that would be beyond the person’s ability to pay as those debts matured.

Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

●	the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

●	the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multiple-parcel mortgage loan or a group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

In addition, when multiple real properties or parcels secure a mortgage loan or a group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan or a group of cross-collateralized mortgage loans.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” in this free writing prospectus for more information regarding any multi-property mortgage loans or multiple-parcel mortgage loans in the trust fund.

Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty

The related borrowers or their sponsor or affiliates, as applicable, under fifteen (15) mortgage loans, representing approximately 21.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, acquired all or part of their related mortgaged property contemporaneously with the origination of the related mortgage loan.  Such borrowers, or others who acquired their related mortgaged property within the past twelve (12) months, may have limited experience operating the particular mortgaged properties.  The net operating income and cash flow of such mortgaged properties may, therefore, vary significantly from the operations, net operating income and cash flow generated by the related mortgaged properties under prior ownership and management.  For certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties.  As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.  See “—Certain Mortgaged Properties May Have a Limited Operating History” below, and Annex A-1 to this free writing prospectus.

Certain Mortgaged Properties May Have a Limited Operating History

The mortgaged properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history.  We cannot assure you that any of the mortgaged properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.  See “—Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty” above.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation.  The existence of construction or renovation at a mortgaged property may make space unavailable to rent or may make the mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete any current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.  In addition, in the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  Additionally, we cannot assure you that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay amounts due under such mortgage loan.

In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is construction may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust fund on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent.  As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.  See “—The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates” in this free writing prospectus.

Risks of the Anticipated Repayment Date Loans

Certain of the mortgage loans included in the mortgage pool are subject to mortgage loan documents which provide that, on or after a certain date (referred to as the “anticipated repayment date”), if the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate.  Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain budgeted or reasonable expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero.  Although these provisions may create an incentive for the related borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to make any such payment.  While interest at the initial mortgage rate continues to accrue and be payable on a current basis on each such mortgage loan after its anticipated repayment date, the payment of excess interest may be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related mortgage loan has been paid in full.  Pursuant to the pooling and servicing agreement, upon such payment in full, any excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this free writing prospectus.

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property

Some of the mortgaged properties securing mortgage loans in the trust may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  This is because:

●	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

●	zoning, land use or other restrictions also may prevent alternative uses.

For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime.  Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting self storage, restaurant, manufactured housing, fitness centers, educational institutions or gallery and showroom space to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.  Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.  If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this free writing prospectus.

We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs.  However, we cannot assure you that any such reserve will be sufficient for its intended purpose.  We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Many of the mortgage loans do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox.  If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates

As described in this free writing prospectus, all of the mortgage loans (and the non-serviced pari passu companion loan) are balloon loans or ARD loans.  The ability of a borrower to make the required balloon or ARD payment at maturity or on the related anticipated repayment date depends upon its ability either to refinance the related mortgage loan (including any related pari passu companion loan) or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan (including any related pari passu companion loan) in full with interest.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial properties, which may fluctuate over time;

●	prevailing interest rates;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	tax laws; and

●	prevailing general and regional economic conditions.

See “Risk Factors—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in the accompanying prospectus for additional risk factor considerations.

None of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans (other than the non-serviced pari passu mortgage loan, which are being serviced pursuant to a separate pooling and servicing agreement) in a manner consistent with the servicing standard, subject to the limitations described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this free writing prospectus.  We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.  Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, and any delay in collection of an ARD payment that would otherwise be distributable on your certificates, will likely extend the weighted average life of your certificates.

Neither the master servicer nor the special servicer will have the ability to extend or modify the non-serviced pari passu mortgage loan because such mortgage loan is being serviced by another master servicer and special servicer pursuant to the WFRBS 2012-C8 pooling and servicing agreement, which contains provisions that are similar to, but not identical to, the provisions of the pooling and servicing agreement for this transaction.  Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of the related non-serviced pari passu mortgage loan by the applicable special servicer servicing such non-serviced pari passu mortgage loan, will likely extend the weighted average life of such class of certificates.

A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property

The borrowers or their affiliates under some of the mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower, including mezzanine indebtedness.  In addition, certain of the mortgage loans permit certain affiliates of the borrower to advance funds to other affiliates on an unsecured basis.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this free writing prospectus.

Furthermore, the mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property, trade payables or other obligations in the ordinary course of business relating to the mortgaged property.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and Annex A-1 to this free writing prospectus.  Except as described in that section and Annex A-1, we make no representation with respect to the mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred, or is permitted to incur in the future, material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate.  The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt.  Such additional debt may be secured by other property owned by those borrowers.  Certain of these borrowers may have already incurred additional debt.  In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

Further, so-called “preferred equity” structures, where a special limited partner or member receives a preferred return in exchange for an infusion of capital, can present risks that resemble additional debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return, and potential changes in the management of the mortgaged property.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are pari passu or subordinated or are mezzanine loans not directly secured by the mortgaged property or preferred equity obligations, the trust is subjected to additional risks.  For example, the borrower may have difficulty servicing and repaying multiple loans or meeting its preferred equity obligations.  Also, the existence of another loan or a preferred equity obligation generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower’s ability to make any balloon payment due under the mortgage loan at maturity (or to repay an ARD loan on or near its anticipated repayment date).  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.  Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower or a preferred equity obligation effectively reduces the equity owners’ economic stake in the related mortgaged property.  While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower.  The existence of such debt or a preferred equity obligation may reduce cash flow on the related borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

Additionally, if the borrower, or its constituent members, is obligated to another lender, actions taken by such other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust fund.  If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust’s ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity.  The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates

There may be pending or threatened legal proceedings against the borrowers, the borrower principals, the sponsors and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates arising out of their ordinary course of business.  Some disputes may distract executive management of a property manager and negatively impact their ability to effectively manage the related mortgaged property.  We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

Additionally there may be past, pending or threatened litigation against a borrower, borrower principal, sponsor or manager of a mortgaged property securing the mortgage loans and/or their respective affiliates due to activities unrelated to the mortgaged property.

We cannot assure you that such past, pending or future litigation or the related circumstances would not have a material adverse effect on your certificates.

See “Description of the Mortgage Pool—Litigation Considerations” in this free writing prospectus for additional information regarding certain litigation affecting the mortgaged properties and the related borrowers, sponsors, managers and their respective affiliates.

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan

Under the U.S. bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action or any deficiency judgment proceeding.  In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the amount of secured indebtedness may be reduced to the then current value of the mortgaged property.  The lender would become a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness.  If it otherwise meets the criteria for confirmation established by the U.S. bankruptcy code, a plan of reorganization may:

●	permit a debtor to cure existing defaults and reinstate a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow certain debts, liens or other transfers.  The claims of the mortgage lender may also be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will stay the lender from enforcing a borrower’s assignment of rents and leases.  The U.S. bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents.  A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Certain mortgage loans have borrower sponsors that have previously availed themselves of their rights under applicable bankruptcy laws.  We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus for additional information on certain mortgage loans in the trust.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this free writing prospectus.  The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans.  For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships.  Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.  The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

With respect to certain of the mortgage loans, the borrowers may own the related mortgaged property as tenants-in-common.  The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common for all mortgage loans are special purpose entities.  See “—Tenancies in Common May Hinder Recovery” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” and “—Tenancies in Common” in this free writing prospectus.

Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates

While many of the borrowers under the mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the mortgage loans are not special purpose entities.  Additionally, most borrowers under the mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances.

Additionally, it is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts.  Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse carveouts.  However, some mortgage loans included in the trust do not have separate guarantors for non-recourse carveouts.  In addition, with respect to those mortgage loans with separate non-recourse carveout guarantors, many of such guarantors are also guarantors (and in some cases, non-recourse carveout guarantors) with respect to mortgage loans that are not included in the mortgage pool.

One of the purposes of having a separate guarantor for non-recourse carveouts that is liable in the event certain actions are taken with respect to a mortgage loan or the related mortgaged property by the related borrower or guarantor is to limit the likelihood the borrower or guarantor will inappropriately utilize bankruptcy petitions to avoid actions against the related mortgaged property.  In addition, having a separate non-recourse carveout guarantor may also limit the likelihood of other bad acts (which may include fraud) by the borrower or guarantor.

Furthermore, non-consolidation opinions were generally not obtained in connection with the origination of mortgage loans with original principal balances of $25 million or less.

Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance

We cannot assure you that any borrower, or any principal of a borrower, has not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.  In addition, with respect to certain mortgaged properties there have been pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates.

Certain principals of the borrowers under the mortgage loans have previously sponsored real estate projects that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure, and certain of the mortgage loans have refinanced a prior loan secured by the related mortgaged property which prior loan was the subject of a discounted payoff, short sale or other restructuring.  If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, in bankruptcy or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or that the borrower or principal will otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any foreclosure proceedings or other material proceedings, if one were to occur, will not have a material adverse effect on your investment.

In addition, certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same mortgaged property that currently secures the mortgage loan.  In each case, the related entity or person has emerged from bankruptcy.  However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

The mortgage loans generally contain a “due-on-sale” clause that permits the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers the related mortgaged property or that prohibits the borrower from doing so without the consent of the holder of the mortgage.  However, the enforceability of such clauses may be limited under applicable law.  In addition, many of the mortgage loans entitle the related borrower or direct or indirect equity holders of the related borrower to enter into assignments and assumptions or transfers of the related mortgaged property or such equity interests in the related borrower, subject to the satisfaction of specified conditions or the lender’s reasonable approval of the transferee.  The master servicer and the special servicer (or, in the case of the 100 Church Street mortgage loan, the WFRBS 2012-C8 Master Servicer or WFRBS 2012-C8 Special Servicer) generally will have authority to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a transfer of interests in a borrower.  For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable

Provisions in the mortgage loan documents requiring yield maintenance charges or lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Provisions in the mortgage loan documents requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a mortgage loan will be enforceable.  Also, we cannot assure you that foreclosure proceeds under a mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

Additionally, although the collateral substitution provisions in the mortgage loan documents related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge.  In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Further, certain loans may permit variations in the mechanics of defeasance transactions that create risk.  With respect to certain of the mortgage loans, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and may not be required to obtain a rating agency confirmation in connection with the defeasance.

Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks

The mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Belle Foods Portfolio, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrowers to substitute other similar properties in place of one or more of the mortgaged properties currently securing such mortgage loan.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Partial Release and/or Partial Defeasance” and “—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers”.

If a mortgage loan allows substitution of real estate collateral, the different characteristics of any substitute properties (such as location) may adversely affect the performance of the related mortgage loan, notwithstanding the substitution criteria that the replacement properties were required to satisfy at the dates of substitution.

If a multi-property mortgage loan or cross-collateralized group of mortgage loans allows termination of the cross-collateralization provisions, the fully severed loans may not perform as well (collectively on average) after the termination as the aggregate indebtedness might have performed had all the properties continued to secure the aggregate indebtedness, notwithstanding the criteria that the properties were required to satisfy as a condition to the termination.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.  The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.  We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates

Noncompliance with zoning and building codes may cause the borrower with respect to any mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates.  The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders.  Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents.  These steps may not have revealed all possible violations.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance.  In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs.  Insurance proceeds may not be sufficient to pay the related mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty.  See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this free writing prospectus.  If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

In addition, certain mortgaged properties may be subject to zoning, land-use or building restrictions in the future.  Mortgaged properties that do not conform to zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this free writing prospectus.

Additionally, certain mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark or may be subject to conservation restrictions to protect local flora or fauna. Such properties may have restrictions related to renovations, construction or other restrictions.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower’s right to certain types of facilities within a prescribed radius, among other things.  These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loans.

Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related mortgage loan.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates

The mortgaged properties securing the mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents.  Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

Some of the mortgaged properties securing the mortgage loans are located in coastal areas (including southeastern coastal states), which areas have historically been at greater risk of acts of nature, including fire, earthquakes, hurricanes and floods.  The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  The Terrorism Risk Insurance Program Reauthorization Act of 2007 requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by Terrorism Risk Insurance Program Reauthorization Act of 2007 at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon expiration of the Terrorism Risk Insurance Program Reauthorization Act of 2007.

If Terrorism Risk Insurance Program Reauthorization Act of 2007 is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of Terrorism Risk Insurance Program Reauthorization Act of 2007.  We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance.  In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower to maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower may not be required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under Terrorism Risk Insurance Program Reauthorization Act of 2007.  See the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans.  See also representation number 31 in Annex C-1 and the identified exceptions thereto in Annex C-2 to this free writing prospectus (although, as described in the introduction to Annex C-1 (and subject to the limitations stated therein), such representation, as modified by and subject to such exceptions, is presented for the sole purpose of describing some of the terms and conditions of the risk allocation between the related mortgage loan seller, on the one hand, and the trust fund, on the other, and thus should not be construed as a statement of actual fact or circumstance).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Some of the mortgaged properties securing the mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates.  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.  In addition, with respect to some of the mortgaged properties, a tenant, an affiliate of the related borrower or other third party is permitted to satisfy the insurance requirements under the related loan documents or to self-insure.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be aggravated if affiliated borrowers under multiple mortgage loans in the trust are covered under the same self-insurance or blanket policy.

Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates

The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans.  Any potential environmental liability could reduce or delay distributions on the offered certificates.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials.  In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup.  In some states, this lien has priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner.  The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

All of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the mortgage loans.  None of the environmental assessments of the mortgaged properties in the trust was more than twelve (12) months old as of the cut-off date.  In some cases, a Phase II site assessment was also performed or recommended.  In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification.  In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase II site assessment performed.  Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

●	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

●	a responsible third party was identified as being responsible for the remediation; or

●	the related originator of the mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

(b)
to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

In many cases, the environmental assessments described above identified the presence or likely presence of asbestos-containing materials, lead-based paint, mold, radon and/or other contaminants.  Where certain levels of asbestos-containing materials, lead-based paint or mold were present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required the continuation or the establishment of an operation and maintenance plan to address the issue, or the implementation of a remediation or mitigation program to address the issue.

See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in this free writing prospectus for additional information regarding certain environmental concerns impacting the mortgaged properties.  See also representation number 43 in Annex C-1 and the identified exceptions thereto in Annex C-2 to this free writing prospectus (although, as described in the introduction to Annex C-1 (and subject to the limitations stated therein), such representation, as modified by and subject to such exceptions, is presented for the sole purpose of describing some of the terms and conditions of the risk allocation between the related mortgage loan seller, on the one hand, and the trust fund, on the other, and thus should not be construed as a statement of actual fact or circumstance).

In general, different types of environmental liability insurance policies provide coverage with respect to a mortgage loan for one or more of the following losses, subject to the applicable coverage limits and deductibles, and further subject to each policy’s conditions and exclusions:

●
if during the term of some types of lender environmental policies, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for an amount (in some cases capped at remediation costs) equal to the outstanding principal balance (or, in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default (or, in some cases, the date that the default is reported to the insurer) until the date that the outstanding principal balance is paid; or

●
if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; or

●
if the insured enforces the related mortgage loan, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

Environmental liability insurance policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued.  In some cases, policies exclude coverage for known conditions even if disclosed.

Environmental liability policies may contain additional limitations and exclusions, including, but not limited to, exclusions from coverage for mold or other microbial contamination, asbestos and lead based paint, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters.  We cannot assure you that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition.  We cannot assure you, however, that such a responsible party will be willing or financially able to address the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.  Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●
the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Portions of some of the mortgaged properties securing the mortgage loans include tenants who operate, or in the past operated, on-site dry-cleaners, automotive service centers or gasoline stations.  These types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws.  Dry-cleaners, automotive service centers and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances.  These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems.  In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower’s ability to repay the related mortgage loan.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.  In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment.  This requirement will decrease the likelihood that the trust will become liable under any environmental law.  However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken.  There is accordingly some risk that the mortgaged property will decline in value while this assessment or remedial action is being obtained.  Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws.  Any such potential liability could reduce or delay distributions to certificateholders.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property

Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee’s satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition.  Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the certificates.  An engineering report or site inspection represents only an analysis of the individual consultant, engineer or inspector at the time of such report and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.  See representation number 12 in Annex C-1 and the identified exceptions thereto in Annex C-2 to this free writing prospectus (although, as described in the introduction to Annex C-1 (and subject to the limitations stated therein), such representation, as modified by and subject to such exceptions, is presented for the sole purpose of describing some of the terms and conditions of the risk allocation between the related mortgage loan seller, on the one hand, and the trust fund, on the other, and thus should not be construed as a statement of actual fact or circumstance).

Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties

In general, in connection with the origination of each mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained.  The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this free writing prospectus.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals.  Moreover, the values of the mortgaged properties securing the mortgage loans may have changed significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Annex A-1 and Annex A-2 to this free writing prospectus.  In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals.  We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the mortgage loans.  We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  An appraisal represents only the analysis of the individual appraiser at the time of the appraisal report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

In some cases, the appraisal obtained by the applicable originator presents both an “as-is” valuation and an “as-stabilized” valuation, the latter of which is based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties.  All relevant loan-to-value information presented in this free writing prospectus is based on the as-is valuations.  See the footnotes to Annex A-1 of this free writing prospectus.

Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions

As described in Annex B to this free writing prospectus, underwritten net cash flow means cash flow adjusted based on a number of assumptions used by the mortgage loan sellers.  No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents actual future net cash flows or the actual numbers utilized by the related mortgage loan sellers in the underwriting process at origination.  Each investor should review the types of assumptions described below and in Annex B to this free writing prospectus and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow.  In certain instances, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space as to which a lease was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this free writing prospectus.  Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space and the retention of tenants, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee have control.  In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements.  For example, see the Cash Flow Analysis chart and related footnotes presented in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.  Also, see “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus for additional information regarding certain assumptions taken with respect to net cash flow by the mortgage loan seller with respect to the mortgage loans.  In addition, with respect to certain mortgage loans, certain reserve and/or escrowed funds were included in the determination of available cash flow from the related mortgaged property.  No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information.

The amounts representing net operating income, underwritten net operating income and underwritten net cash flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the mortgaged property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity.  No representation is made as to the future cash flow of the mortgaged properties, nor are the net operating income, underwritten net operating income and underwritten net cash flow set forth in this free writing prospectus intended to represent actual future cash flow.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents or the formulas or calculation used by the mortgage loan sellers for their own internal underwriting.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as “static pool information”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different.  In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

No party to the pooling and servicing agreement is under any duty or obligation to review the mortgage loans to determine whether the representations and warranties made by the related mortgage loan seller are true.  Accordingly, any breach of a representation or warranty that exists as of the closing date may not be discovered, if at all, for an extended period of time following the closing date.

Furthermore, in connection with the mortgage loans sold by each mortgage loan seller to us for deposit into the trust fund, that mortgage loan seller is the sole person or entity with the obligation to repurchase or substitute any such mortgage loan in connection with either a material breach of such mortgage loan seller’s representations and warranties or a material document defect.  No other person or entity is obligated to perform such obligation to repurchase or substitute if that mortgage loan seller defaults on its obligation to do so.  Notwithstanding the foregoing, Ladder Capital Finance Holdings LLLP will guarantee the payment obligation of Ladder Capital Finance LLC in connection with any such repurchase by Ladder Capital Finance LLC.

Each mortgage loan seller has (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, that mortgage loan seller and Ladder Capital Finance Holdings LLLP have) only limited assets with which to fulfill any obligations on the part of such mortgage loan seller that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties.  We cannot assure you that a mortgage loan seller has or will have (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, that mortgage loan seller and Ladder Capital Finance Holdings LLLP have or will have) sufficient assets with which to fulfill any obligations on the part of such mortgage loan seller that may arise.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related mortgage loan seller may make a payment to the trust to compensate it for the loss of value of the related mortgage loan.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects.  Although such “loss of value payment” may only be made to the extent that the special servicer and, during any subordinate control period or collective consultation period, the subordinate class representative, deems such amount to be sufficient to compensate the trust fund for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust fund for such material breach or material document defect in all respects.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates

If the trust fund acquires a mortgaged property as a result of a foreclosure or deed-in-lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property.  Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was at least 10% completed at the time a default on the related mortgage loan became imminent.  In addition, any net income from operations other than qualifying “rents from real property” within the meaning of Section 856(d) of the Code, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax.  In some circumstances, it is possible that the trust fund may receive income after a foreclosure that constitutes income from a “prohibited transaction”, and is subject to a 100% tax.  In this event, the net proceeds available for distribution on your certificates may be reduced.  The special servicer may permit the trust fund to earn such above described “net income from foreclosure property” or income from “prohibited transactions” but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  See “Risk Factors—Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences” in the accompanying prospectus.

Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates

In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Not all leases were reviewed to ascertain the existence of these provisions.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage.  If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant.  If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, prepayment restrictions (such as the tenant’s exercise of a purchase option during a lockout period), or which could affect the enforcement of the lender’s rights (such as a right of first refusal or a right of first offer to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan

Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons.  Borrowers may incur costs complying with the Americans with Disabilities Act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.  If a borrower incurs such costs or fines, the amount available to make payments on the related mortgage loan would be reduced.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances.  The costs of this compliance may be high and the penalties for noncompliance may be severe.  Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

In the case of two (2) mortgaged properties, representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, the related borrower’s interest consists solely of a leasehold or sub-leasehold interest under a ground lease.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security.  Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease.  If a debtor ground lessor rejects the lease, the ground lessee has the right to treat such lease as terminated by rejection or to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals).  If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower’s position under the lease only if the ground lease specifically grants the lender such right.  If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance.  Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan.  If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

The Borrower’s Form of Entity May Cause Special Risks

The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities” and may have been in existence for a substantial period in advance of the origination of the related mortgage loan.  Also, although a borrower may currently be a single-purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended.  That borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose vehicle that previously had other business activities and liabilities.  For a discussion of certain risks associated with maintenance of “single-purpose entity status, see “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the accompanying prospectus.

Tenancies in Common May Hinder Recovery

One (1) of the mortgaged properties, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, has one or more borrowers (or borrower affiliates pursuant to an indemnity deed of trust structure) that own the related mortgaged property as a tenant-in-common.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Tenancies in Common” in this free writing prospectus for additional information on certain of the mortgage loans.

In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.  As a result, if a tenant-in-common borrower exercises such right of partition, the related mortgage loan may be subject to prepayment.  In addition, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.  In some cases, each related tenant-in-common borrower has waived its right to partition, reducing the risk of partition.  However, we cannot assure you that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant-in-common borrowers and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant-in-common files for partition.  In some cases, a related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy.  We cannot assure you that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.  Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers.  Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.  See “—Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan” above.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  Such taxes and related interest and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

The IRS has issued Revenue Procedure 2009-45, easing the tax requirements for a servicer to modify a commercial mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan.  The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under in the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions.  Revenue Procedure 2010-30 also allows lien releases in certain transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property.  If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would have a loan-to-value ratio greater than 125%.

These regulations and additional guidance could affect the timing of payments and ultimate recovery on the mortgage loans, and, in turn, on one or more classes of certificates.  Prospective investors should consider the possible impact on their investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Other Risks

Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties

With respect to the split loan structure, although the related pari passu companion loan is not an asset of the trust fund, the related borrower is still obligated to make interest and principal payments on such other financing.  As a result, the trust fund is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the companion loan upon the maturity of the mortgage loan.

See “Description of the Mortgage Pool—Split Loan Structure” in this free writing prospectus.

Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the mortgage loans.  It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere or the nature or extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits.  Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.  Terrorist attacks or perceptions regarding terrorist attacks may adversely affect the performance of the mortgage loans or the performance or value of the offered certificates.

Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

The United States continues to maintain a military presence in Iraq and Afghanistan.  It is uncertain what effect the activities of the United States in Iraq or Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.  Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgage loans or the performance or value of the offered certificates.

Additional Risks

See “Risk Factors” in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

CAPITALIZED TERMS USED IN THIS FREE WRITING PROSPECTUS

From time to time we use capitalized terms in this free writing prospectus.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 317 of this free writing prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the trust fund (the “Trust Fund”) created pursuant to the Pooling and Servicing Agreement will consist of a pool (the “Mortgage Pool”) of seventy (70) commercial, multifamily and manufactured housing community mortgage loans (the “Mortgage Loans”) with an aggregate principal balance of $1,277,164,194 as of the respective due dates for such Mortgage Loans in September 2012 (or, in the case of any Mortgage Loan that has its first due date in October 2012, the date that would have been its due date in September 2012 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month) (the “Cut-off Date”), in each case after application of all payments due on or before such date, whether or not received (with respect to each Mortgage Loan, the “Cut-off Date Principal Balance” and, in the aggregate, the “Cut-off Date Pool Balance”).  The Cut-off Date Principal Balance of each Mortgage Loan is shown on Annex A-1 to this free writing prospectus.  The Cut-off Date Principal Balances of the Mortgage Loans range from $875,000 to $155,000,000 and the average of those Cut-off Date Principal Balances is $18,245,203.  As used herein, the term “Mortgage Loan” with respect to any Loan Combination includes the note or notes included in the Mortgage Pool, but does not include any related Companion Loan.  See “—Split Loan Structure” below.

Each of the Mortgage Loans is an obligation of the related borrower to repay a specified sum with interest.  Each of the Mortgage Loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”).  That mortgage lien is, in all cases, a first priority lien, subject only to certain permitted encumbrances.

The Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as 100 Church Street is referred to as a “Pari Passu Mortgage Loan” in this free writing prospectus.  The Pari Passu Mortgage Loan has a companion mortgage loan referred to as a “Pari Passu Companion Loan” in this free writing prospectus.  The Pari Passu Mortgage Loan together with its related Pari Passu Companion Loan is referred to in this free writing prospectus as a “Loan Combination”.  The Pari Passu Mortgage Loan is pari passu in right of payment to the related Pari Passu Companion Loan, however, no Pari Passu Companion Loan is included in the Mortgage Pool.

With respect to the Loan Combination related to 100 Church Street, the related Pari Passu Companion Loan is an asset in the WFRBS Commercial Mortgage Trust 2012-C8 securitization (“WFRBS 2012-C8”) and such Loan Combination is serviced pursuant to the terms of that securitization’s pooling and servicing agreement (the “WFRBS 2012-C8 Pooling and Servicing Agreement”) between Wells Fargo Commercial Mortgage Securities, Inc., as depositor (the “WFRBS 2012-C8 Depositor”), Wells Fargo Bank, National Association, as master servicer (the “WFRBS 2012-C8 Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “WFRBS 2012-C8 Special Servicer”), Pentalpha Surveillance LLC, as trust advisor (the “WFRBS 2012-C8 Trust Advisor”), Wells Fargo Bank, National Association, as certificate administrator, as tax administrator and as custodian (the “WFRBS 2012-C8 Certificate Administrator”) and Deutsche Bank Trust Company Americas, as trustee (the “WFRBS 2012-C8 Trustee”).  The 100 Church Street Pari Passu Mortgage Loan is sometimes referred to herein as a “Non-Serviced Pari Passu Mortgage Loan” and the related Pari Passu Companion Loan is sometimes referred to as a “Non-Serviced Pari Passu Companion Loan”.

All information relating to loan-to-value ratios, debt service coverage ratios, debt yields or loan per net rentable square foot or unit, as applicable, presented in this free writing prospectus with respect to the Pari Passu Mortgage Loan is calculated including the related Pari Passu Companion Loan, unless otherwise indicated.

Significant Obligor

The Mortgaged Property identified on Annex A-1 to this free writing prospectus as Westside Pavilion, securing a Mortgage Loan with a Cut-off Date Principal Balance of $155,000,000, representing approximately 12.1% of the Cut-off Date Pool Balance, is a “significant obligor” with respect to this offering as contemplated by Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended (the “Securities Act”).  See “Summaries of the Fifteen Largest Mortgage Loans—Westside Pavilion” in the attached Annex A-3 to this free writing prospectus.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers, which either originated each such Mortgage Loan or acquired it in connection with their commercial and multifamily mortgage loan conduit programs.  None of the Mortgage Loans was 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

All of the Mortgage Loans were originated within the twelve (12) months prior to the Cut-off Date and thus should generally be considered not to have long-standing payment histories.  See Annex A-1 to this free writing prospectus for the origination date of each of the Mortgage Loans.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers.

Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers

Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance.  The largest Mortgage Loan is the Westside Pavilion Mortgage Loan, which has a Cut-off Date Principal Balance of $155,000,000 and represents approximately 12.1% of the Cut-off Date Pool Balance.  The three, five and ten largest Mortgage Loans have Cut-off Date Principal Balances, collectively representing approximately 28.6%, 38.2% and 52.2%, respectively, of the Cut-off Date Pool Balance.  Each of the fifteen largest Mortgage Loans is described in Annex A-3 to this free writing prospectus.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers

An aggregate of eleven (11) individual Mortgage Loans are secured by two or more properties (other than through cross-collateralization of that Mortgage Loan with other Mortgage Loans), representing approximately 26.1% of the Cut-off Date Pool Balance.  The Mortgage Pool will also include one (1) group of Mortgage Loans that were cross-collateralized and cross-defaulted with one another, collectively representing approximately 0.8% of the Cut-off Date Pool Balance.  See the footnotes to the table below.  In all cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related Mortgage Loan or group of cross-collateralized Mortgage Loans, generally to minimize recording tax.  In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties.  This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Multi-Property Mortgage Loans and Cross-Collateralized Groups

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Starwood Capital Hotel Portfolio	Multi-Property Loan	$110,000,000	8.6%
Cole Retail 12 Portfolio	Multi-Property Loan	42,400,000	3.3
NTP Portfolio	Multi-Property Loan	37,250,000	2.9
Columbia SC Hotel Portfolio	Multi-Property Loan	31,000,000	2.4
CMC Hotel Portfolio	Multi-Property Loan	30,700,000	2.4
Southeast Grocery Portfolio	Multi-Property Loan	25,047,617	2.0
Belle Foods Portfolio	Multi-Property Loan	14,926,763	1.2
Pecan Creek & Glen Knoll MHCs	Multi-Property Loan	12,516,000	1.0
Pembroke Pines & Pembroke Lakes Shopping Centers	Multi-Property Loan	12,000,000	0.9
Sterling and El Camba MHCs	Multi-Property Loan	11,835,310	0.9
Academy Sports + Outdoors - Snellville and Academy Sports + Outdoors - Columbia	Cross-Collateralized Group	10,418,000	0.8
Macon Self Storage Portfolio	Multi-Property Loan	6,200,000	0.5
Total:		$344,293,690	27.0%

Some groups of Mortgage Loans are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related Mortgaged Properties are commonly managed.  The table below shows each group of two or more Mortgage Loans that are not cross-collateralized or cross-defaulted, but have the same or affiliated borrowers/owners.

Related Borrower Loans
Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance

Group A
The Pavilion at La Quinta	$ 24,200,000	1.9%
BJ’s Ritchie Station	17,820,000	1.4
Total:	$ 42,020,000	3.3%

Group B
Pecan Creek & Glen Knoll MHCs	$ 12,516,000	1.0%
Sterling and El Camba MHCs	11,835,310	0.9
Total:	$ 24,351,310	1.9%

Group C(1)
Academy Sports + Outdoors - Snellville	$ 5,281,000	0.4%
Academy Sports + Outdoors - Columbia	5,137,000	0.4
Dollar General - Yulee	875,000	0.1
Total:	$ 11,293,000	0.9%

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance

Group D
All Storage Thompson Beach	$5,600,000	0.4%
All Storage Boat Club	5,350,000	0.4
Total:	$10,950,000	0.9%

Group E
Sugar Tree Shopping Center	$2,694,263	0.2%
The Boardwalk	1,646,494	0.1
Total:	$4,340,757	0.3%

(1)
The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Academy Sports + Outdoors - Snellville and Academy Sports + Outdoors - Columbia are cross-collateralized and cross-defaulted with each other, but not with the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Dollar General - Yulee.

Property Type Concentrations

This table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Aggregate Cut-off Date Balance
Retail	56	$541,261,679	42.4%
Office	7	282,817,733	22.1
Hospitality	32	244,304,500	19.1
Industrial	5	51,147,623	4.0
Self Storage	9	49,321,209	3.9
Mixed Use	5	46,297,624	3.6
Manufactured Housing Community	7	33,683,277	2.6
Multifamily	2	25,586,028	2.0
Other(2)	1	2,744,522	0.2
Total:	124	$1,277,164,194	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for any Mortgaged Property relating to a Mortgage Loan secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)
Consists of a fee interest in land that is subject to a ground lease granted by the borrower to another party, which owns the improvements.  The related leasehold estate is operated as an office property and is not included in the trust.

With respect to the properties set forth in the above chart, we note in particular the following:

●
Thirty-three (33) of the Mortgaged Properties, securing approximately 34.2% of the Cut-off Date Pool Balance by allocated loan amount, are retail properties with one or more anchor or shadow anchor tenants.

●
Twelve (12) of the Mortgaged Properties, securing approximately 5.1% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have a restaurant tenant among the five (5) largest tenants at the Mortgaged Property.  Restaurants present unique risks, see “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.

●
One (1) of the Mortgaged Properties, securing approximately 12.1% of the Cut-off Date Pool Balance by allocated loan amount, has a movie theater tenant among the five (5) largest tenants at the related Mortgaged Property.  Movie theatres present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.

●
Seven (7) of the Mortgaged Properties, securing approximately 12.6% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have a health club or fitness center tenant among the five (5) largest tenants at the related Mortgaged Property.  Health clubs and fitness centers present unique risks.  See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this free writing prospectus.

●
Four (4) of the Mortgaged Properties, securing approximately 3.9% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, are each comprised of, or include among their five (5) largest tenants, tenants operating as medical offices.  Medical offices present unique risks.  See “Risk Factors—Risks Related to the Mortgage Loans—Office Properties Have Special Risks” in this free writing prospectus.

●
One  (1) of the Mortgaged Properties, securing approximately 0.6% of the Cut-off Date Pool Balance by allocated loan amount, is an industrial property primarily used for cold storage.  Space is generally leased seasonally under short term leases.

With respect to the multifamily and manufactured housing community properties set forth in the above chart, we note in particular the following:

●
In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Sterling and El Camba MHCs, representing approximately 0.9% of the Cut-off Date Pool Balance, such Mortgaged Properties are age restricted such that at least one tenant in each manufactured home must be at least 55 years of age, and any other tenants in each such home must be at least 50 years of age.

Tenancies in Common

One (1) Mortgage Loan, secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Mini U Storage Woodbridge, representing approximately 0.2% of the Cut-off Date Pool Balance, has one or more borrowers that own the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.  See “Risk Factors—Risks Related to the Mortgage Loans—Tenancies in Common May Hinder Recovery” and “—State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds” in this free writing prospectus.

Condominium Structures

 Four (4) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Trump Tower Commercial Condominium, Woodland Park Apartments, CVS - Wilmington and Clinton River, representing approximately 7.8%, 0.8%, 0.2% and 0.2%, respectively, of the Cut-off Date Pool Balance, are secured (in certain cases, in part) by the related borrower’s interest in one or more units in a condominium.  With respect to all such Mortgage Loans, the borrower generally has the ability to control the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the consent of all or a portion of the borrower’s representatives on the condominium board.  Notwithstanding the foregoing:

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Trump Tower Commercial Condominium, representing approximately 7.8% of the Cut-Off Date Pool Balance, the related Mortgaged Property forms a part of a condominium known as The Trump Tower Condominium.  The borrower owns the only commercial unit in the condominium and holds a 33.974% interest in the condominium’s common elements, with the remaining interests in the condominium owned by various residential condominium owners.  The condominium documents are structured to allow the borrower to control all major decisions affecting the commercial condominium owned by it which do not affect the residential section of the condominium (and a residential board to control decisions affecting only the residential sections of the condominium which do not affect the borrower or the commercial unit).  A condominium board of managers, which is to be comprised of (i) representatives of the borrower with respect to the commercial condominium and (ii) representatives of residential unit owners of the condominium with respect to residential units, governs the affairs of the condominium with respect to any decisions to be made concerning the general common elements of the condominium or which affect both the residential condominium owners and the borrower and the respective units owned by them.  Because of the minority interest of the borrower in the condominium, the borrower does not control major decisions regarding the general common elements or that affect both the residential and commercial units.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Woodland Park Apartments, representing approximately 0.8% of the Cut-Off Date Pool Balance, representatives of the related borrower represent a majority of the related condominium board; however, a quorum of the condominium board requires only one of the related borrower’s representatives to be present.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Clinton River, representing approximately 0.2% of the Cut-Off Date Pool Balance, a portion of the land at the Mortgaged Property, which portion provides road access, consists of a condominium land unit in a land condominium regime.  The borrower’s unit represents approximately 25% of the voting interests in the condominium association.  Termination of the condominium regime (and therefore road access to the mortgaged property) would require unanimous consent of all unit holders.  The condominium regime entails no liability of the borrower’s unit for assessments, and no expenses are shared between unit owners.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.  See “Risk Factors—Restrictions on Certain of the Mortgaged Properties May Limit Their Use” in the accompanying prospectus.

Certain Terms of the Mortgage Loans

Due Dates.  Subject, in some cases, to a next business day convention, all of the Mortgage Loans provide for scheduled payments of principal and/or interest to be due on or prior to the tenth day of each month (each such date, a “Due Date”).  The Mortgage Loans have various grace periods for purposes of late charges and events of default.  As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under such Mortgage Loan.  See Annex A-1, including the footnotes thereto, for information on the number of days before late payment charges are due under the Mortgage Loans.  The information on Annex A-1 regarding the number of days before late payment charges are due under a Mortgage Loan is based on the express terms of that Mortgage Loan.  However, some jurisdictions may impose a statutorily longer period.  Based on the express terms of the related loan documents, in no case is the grace period for purposes of events of default more than fifteen (15) days after the Due Date and, with respect to balloon payments, in no event is the Due Date plus the shorter of the grace period for late charges or the grace period for events of default later than the end of the collection period in the relevant month.  We make no representation regarding the effect of grace periods on a borrower’s incentive to timely make its scheduled payments of principal and/or interest.

Mortgage Rates; Calculations of Interest.  Each Mortgage Loan accrues interest at the annual rate specified with respect to that Mortgage Loan on Annex A-1 to this free writing prospectus.  The mortgage interest rate for each Mortgage Loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of an ARD Loan, any increase described below that may occur if the mortgage loan is not repaid on or before the Anticipated Repayment Date and (iii) changes that result from any other loan-specific provisions that are described in the footnotes to Annex A-1 in this free writing prospectus.

All of the Mortgage Loans accrue interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days (“Actual/360 Basis”).

Amortization Characteristics.  The Mortgage Loans have the following amortization characteristics:

●
Amortizing Balloon:  Fifty-two (52) Mortgage Loans, representing approximately 58.6% of the Cut-off Date Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity;

●
Interest-only, Amortizing Balloon:  Seven (7) Mortgage Loans, representing approximately 23.2% of the Cut-off Date Pool Balance, provide for an initial interest-only period that expires between two (2) and twenty-four (24) months following the related origination date and thereafter require monthly payments of principal based on amortization schedules significantly longer than the remaining term to stated maturity;

●
Interest-only, Balloon:  Five (5) Mortgage Loans, representing approximately 9.1% of the Cut-off Date Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date;

●
Interest-only, ARD:  Two (2) Mortgage Loans, representing approximately 4.7% of the Cut-off Date Pool Balance, provide for interest-only payments for the entire term to a specified Anticipated Repayment Date (as described more fully below), with no scheduled amortization prior to that date; and

●
Amortizing ARD:  Three (3) Mortgage Loans, representing approximately 2.4% of the Cut-off Date Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to a specified Anticipated Repayment Date (as described more fully below).

●
Interest-only, Amortizing Balloon ARD:  One (1) Mortgage Loan, representing approximately 1.9% of the Cut-off Date Pool Balance, provides for an initial interest-only period that expires after sixty (60) months following the related origination date and thereafter requires monthly payments of interest and principal based on an amortization schedule significantly longer than the remaining term to a specified Anticipated Repayment Date (as described more fully below);

In all cases, the repayment of the Mortgage Loan in full on its stated maturity date or Anticipated Repayment Date would require a substantial payment of principal on that date, except to the extent that the Mortgage Loan is prepaid prior thereto.

Six (6) Mortgage Loans (each an “ARD Loan”), collectively representing approximately 9.0% of the Cut-off Date Pool Balance, provide that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding from time to time on or after that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated mortgage loan rate (the “Initial Rate”).  See “ARD Loans” below.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth in Annex A-1 to this free writing prospectus.

Some of the Mortgage Loans provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the Mortgage Loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied.  Some of the individual Mortgage Loans that are secured by multiple Mortgaged Properties or parcels and permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties or parcels also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the Mortgage Loan(s) upon any such prepayment and release.

With respect to some of the Mortgage Loans, notwithstanding that they provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest accrues based on a 360-day year consisting of twelve 30 day months (a “30/360 Basis”), which will result in a larger payment due at maturity than would otherwise have been the case.

Voluntary Prepayment and Defeasance Provisions

General

As of the Cut-off Date, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●
Fifty-four (54) of the Mortgage Loans, representing approximately 77.0% of the Cut-off Date Pool Balance, prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of issuance of the Certificates) to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations, and other non-callable Government Securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases such earlier Due Date on which the Mortgage Loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loans and obtaining the release of the Mortgaged Property from the lien of the related mortgage.

●
Ten (10) of the Mortgage Loans, representing approximately 9.7% of the Cut-off Date Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period provide for the prepayment of such Mortgage Loan upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium.

●
Two (2) of the Mortgage Loans, representing approximately 9.1% of the Cut-off Date Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, following which the related borrower may, for a specified period, either (a) prepay the subject Mortgage Loan upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium or (b) defease the subject Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or such earlier Due Date on which the Mortgage Loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loans are freely prepayable.

●
One (1) of the Mortgage Loans, representing approximately 3.3% of the Cut-off Date Pool Balance, permits voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period, and thereafter such Mortgage Loan is freely prepayable.

●
Three (3) of the Mortgage Loans, representing approximately 0.9% of the Cut-off Date Pool Balance, permit voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a specified period, following which the related borrower may, for a specified period, either (a) prepay the subject Mortgage Loan upon the payment of a Yield Maintenance Charge or (b) defease the subject Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or such earlier Due Date on which the Mortgage Loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loans are freely prepayable.

Notwithstanding the foregoing, the Mortgage Loans generally provide for open periods of various terms prior to and including the maturity date in which the related borrower may prepay the Mortgage Loan without Prepayment Premium or defeasance requirements.

See Annex A-1 to this free writing prospectus, including the footnotes thereto, for the general prepayment restrictions applicable to each Mortgage Loan.

Other Prepayment Provisions

The loan documents for each of the related Mortgage Loans generally provide that prepayments made on a date other than a scheduled due date must include an interest payment representing interest for the remainder of the one-month accrual period in which the prepayment occurs.  See Annex A-1, including the footnotes thereto, to this free writing prospectus.

Under certain circumstances, certain Mortgage Loans permit prepayments, in whole or in part, despite Lock-out Periods that may otherwise apply.  See “—Partial Release and/or Partial Defeasance” below, and Annex A-1, including the footnotes thereto, to this free writing prospectus.

In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives and, in some of these cases, those performance objectives include achieving specified debt service coverage and/or debt yield levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof.  Such funds will be released to the related borrower upon the satisfaction of the stated conditions.  Additionally, such Mortgage Loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met.  If such conditions are not satisfied, if the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the Master Servicer will generally be directed in the Pooling and Servicing Agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.  If such funds are applied to reduce the principal balance of the Mortgage Loan, the Trust Fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates.  In some cases, the related loan documents do not require payment of a Yield Maintenance Charge or Prepayment Premium in connection with such a prepayment.  In addition, certain other Mortgage Loans have performance escrows or letters of credit and do not allow the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.  See “Summaries of the Fifteen Largest Mortgage Loans” on Annex A-3 of this free writing prospectus.

In other circumstances, tenants may have purchase rights that are conditioned upon events that, if they occurred, would constitute events of default under the related Mortgage Loans.  In such cases, the lender would have the right to exercise remedies available to it under the related loan documents prior to any prepayment occurring during the Lock-out Period, though we cannot assure you as to the timing of such remedies.

See the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus and the footnotes to Annex A-1 in this free writing prospectus.

Calculation of Yield Maintenance Charges

Under certain Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the Mortgage Loan had the prepayment not occurred discounted at the Yield Maintenance Discount Rate, minus (b) the amount of the prepayment. In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is calculated so as to result in a payment to the lender that is equal to the present value of the monthly payments of interest which would be due on the principal amount of the loan being prepaid (in certain cases, taking into account future scheduled amortization) from the prepayment date through the maturity date or Anticipated Repayment Date, as applicable, of the loan or the date that the borrower could prepay the Mortgage Loan without a prepayment charge and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the mortgage rate and (z) Yield Maintenance Discount Rate, and discounted at the Yield Maintenance Discount Rate (which may be different from the rate in clause (z) for the same loan).  In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The relevant Mortgage Loan may provide for the use of a spread in determining the Yield Maintenance Discount Rate, if any.

The “Yield Maintenance Discount Rate” means a rate generally equal to or otherwise calculated based on the yield(s) to maturity on specified United States Treasury or other specified government securities with a maturity generally corresponding to or close to the maturity date or Anticipated Repayment Date, as applicable, of the Mortgage Loan or the first date on which the related borrower could prepay the Mortgage Loan without a prepayment charge or the remaining weighted average life of the Mortgage Loan, determined on a date close to the date of the prepayment. Alternatively, the rate is sometimes equal to the rate which, when compounded monthly, is equal to the semi-annual yield of the corresponding securities described above.  The rate will be subject to varying rounding conventions depending on the terms of the applicable Mortgage Loan documents and may be increased by an applicable spread.  For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Cole Retail 12 Portfolio, representing approximately 3.3% of the Cut-off Date Pool Balance, the Yield Maintenance Discount Rate is based on the yield to maturity of specified United States Treasury securities, plus 50 basis points.  See “Summaries of the Fifteen Largest Mortgage Loans—Cole Retail 12 Portfolio” and the footnotes to Annex A-1 in this free writing prospectus.

Defeasance Conditions Generally

As described in this free writing prospectus, some of the Mortgage Loans permit their borrowers to defease the subject Mortgage Loan in whole or, in some cases, in part, during a period that commences no earlier than the second anniversary of the Closing Date, by pledging to the holder of the Mortgage Loan the requisite amount of defeasance collateral, and thereby obtain a release of the related Mortgaged Property or, if applicable, one or more of the related Mortgaged Properties.  In general, the defeasance collateral must consist of Government Securities.

In general, the Government Securities that are to be delivered in connection with the defeasance of any Mortgage Loan, must provide for a series of payments that:

●	will be made on or prior, but as closely as possible, to all successive Due Dates through and including the maturity date or, in some instances, the expiration of the Lock-out Period; and

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will, in the case of each Due Date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon or ARD payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Notwithstanding the foregoing, in lieu of delivering the requisite amount of Government Securities, generally a borrower may instead deliver cash sufficient for the lender to purchase the requisite amount of Government Securities.

Each individual multi-property Mortgage Loans that allows for partial defeasance of the aggregate debt provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related Mortgaged Properties would be released and the cross-collateralization would terminate as to the released property or properties.

If fewer than all of the Mortgaged Properties securing any particular multi-property Mortgage Loan are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following:  (a) an amount sufficient to purchase Government Securities that provide payments equal to 100% to 125% of the scheduled principal and interest payments for the Mortgage Loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase Government Securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the Mortgage Loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, the entire individual multi-property Mortgage Loan (assuming no defeasance shall have occurred).  See “—Partial Release and/or Partial Defeasance” below.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the Trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.  In addition, a borrower will generally be required to deliver a certification from an independent accounting firm or provide other evidence reasonably acceptable to the lender to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related Mortgage Loan (or portion thereof to be defeased) through maturity or Anticipated Repayment Date, as applicable, or, in some instances, the expiration of the Lock-out Period.  Certain Mortgage Loans may permit variations in the mechanics of defeasance transactions that create risk.  For example, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and/or may not be required to obtain Rating Agency Confirmation in connection with the defeasance under certain circumstances.

Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Partial Release and/or Partial Defeasance and/or Substitution.  Some of the individual Mortgage Loans that are secured by two or more Mortgaged Properties, and some of the Mortgage Loans that are secured by a Mortgaged Property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the Mortgaged Properties or parcels upon a partial prepayment or partial defeasance of the related Mortgage Loan or to substitute a like property for one or more parcels of the Mortgaged Property (subject to the satisfaction of various conditions).  The following paragraphs summarize the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Starwood Capital Hotel  Portfolio, representing approximately 8.6% of the Cut-off Date Pool Balance, after October 1, 2014, the loan documents permit a partial release of an individual property in connection with a partial defeasance or partial prepayment, subject to certain conditions, including:  (i) until the aggregate principal amount defeased or prepaid in connection with such property releases exceeds 25% of the original loan amount, payment or partial defeasance of 110% of the allocated loan amount for the release property, and, thereafter, payment or partial defeasance of 120% of the allocated loan amount for the release property, in each instance together with applicable prepayment premiums; (ii) the post-release outstanding principal balance is at least 70% of the original loan amount; (iii) the post-release actual debt service coverage ratio is the greater of (A) the actual DSCR prior to the release or (B) 2.31x; (iv) for a partial prepayment, if the post-release loan-to-value ratio would exceed 120%, either payment of principal in an amount sufficient to comply with applicable REMIC requirements or delivery of an opinion of counsel that, among other things, the REMIC trust will not fail to maintain its REMIC status due to the property release; (v) for a partial defeasance, an opinion of counsel that, among other things, the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance; and (vi) for a partial defeasance, if requested by lender, a Rating Agency Confirmation.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Cole Retail 12 Portfolio, representing approximately 3.3% of the Cut-off Date Pool Balance, following the second anniversary of the Closing Date, the borrower may obtain the release of an individual property from the lien of mortgage (and the related loan documents) in connection with a partial release upon the satisfaction of certain conditions, including without limitation: (A) the property to be released must be the subject of a sale to a bona fide third party purchaser who is not the related borrower, principal or guarantor under the related loan documents, or an affiliate thereof; (B) the borrower must provide lender a written request at least 30 days prior to the proposed release date; (C) no event of default has occurred or is continuing at the time that the release occurs; (D) payment by the borrower in an amount equal to 115% of the allocated loan amount for the individual property to be released; (E) the debt service coverage ratio of the remaining properties must not be less than the greater of (i) 2.52x and (ii) the pre-release debt service coverage ratio (inclusive of the release parcel); and (F) the loan-to-value ratio of the remaining properties must be equal to or less than 59.4%.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as NTP Portfolio, representing approximately 2.9% of the Cut-off Date Pool Balance, with respect to the Mortgaged Property located in Santa Rosa California (the “JDSU Campus Property”), following the second anniversary of the issuance of the Certificates, the related borrower may obtain the release of certain parcels from the lien of the mortgage, provided that the JDSU Campus Property is the subject of a bona fide third-party sale, in connection with a partial defeasance upon the satisfaction of certain conditions, including: (i) no continuing default or event of default; (ii) 20 days prior written notice, accompanied by all related purchase documents; (iii) the borrowers defease an amount of principal equal to the greater of (x) 100% of the net sales proceeds with respect to the JDSU Campus Property and (y) 135% of the allocated loan amount for the JDSU Campus Property, and borrower must satisfy all of the requirements of conditions of defeasance set forth in the loan documents; (vii) payment of all reasonable costs and expenses of the lender in connection with such release; (viii) a post-release debt service coverage ratio of at least 1.50x; and (ix) a post-release loan to value ratio of no more than 55%.

After September 1, 2021, the related borrowers may release a certain parcel at the JDSU Campus Property (the “Building B Parcel”) from the lien of the related mortgage in connection with a purchase of the Building B Parcel by the tenant, JDS Uniphase Corporation, provided certain conditions are satisfied, including: (i) 20 days prior written notice, accompanied by: (a) a copy of all documents related to the Building B Parcel; (b) a proposed form of easement agreement over the Building B Parcel and the unreleased JDSU Campus Property relating to the continued use and operation of the unreleased JDSU Campus Property and Building B Parcel; (ii) the borrowers defease an amount of principal equal to the greater of (x) 100% of the net sales proceeds with respect to the Building B Parcel and (y) $10,000,000, provided that, in the event the LTV ratio with respect to the NTP Portfolio Mortgage Loan is greater than 125%, the borrower must first partially defease the principal of the Mortgage Loan in an amount such that the LTV ratio is 125% or lower; (iii) compliance with all REMIC and tax requirements in connection with the Certificates; and (iv) payment of all reasonable costs and expenses of the lender in connection with such release.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Columbia SC Hotel Portfolio, representing approximately 2.4% of the Cut-off Date Pool Balance, following the second anniversary of the Closing Date, the loan documents permit a partial release of an individual property in connection with partial defeasance, subject to certain conditions, including: (A) defeasance of a portion of the Mortgage Loan in an amount equal to at least 125% of the allocated loan amount for the subject property; (B) the post-release assumed debt service coverage ratio must be the greater of (1) the pre-release debt service coverage ratio or (2) 1.37x; (C) an opinion of counsel that the Trust will not fail to maintain its REMIC status due to the partial defeasance, among other things; and (D) if required by the related mortgagee, receipt of Rating Agency Confirmation.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as CMC Hotel Portfolio, representing approximately 2.4% of the Cut-off Date Pool Balance, following the second anniversary of the Closing Date, the loan documents permit a partial release of an individual property in connection with partial defeasance, subject to certain conditions, including: (A) written request to the lender at least 20 days prior to the proposed release date; (B) defeasance of a portion of the Mortgage Loan in an amount equal to at least 125% of the allocated loan amount for the subject property; (C) the post-release assumed debt service coverage ratio must be the greater of (1) the pre-release debt service coverage ratio and (2) 1.61x; (D) the post-release loan-to-value ratio must be less than the greater of (1) the aggregate loan-to-value ratio at closing (inclusive of such release parcel) and (2) the loan-to-value ratio immediately prior to the release (inclusive of such release parcel); (E) an opinion of counsel that the Trust will not, among other things, fail to maintain its REMIC status due to the partial defeasance; and (F) if required by the related mortgagee, receipt of a Rating Agency Confirmation.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Belle Foods Portfolio, representing approximately 1.2% of the Cut-off Date Pool Balance, following the second anniversary of the Closing Date, the loan documents permit the partial release of a release property in connection with the bona fide sale to a third party or the Belle tenant, subject to certain conditions, including: (A) defeasance of a portion of the loan in an amount equal to the greater of (1) 100% of the net sales proceeds or (2) 125% of the allocated loan amount for the subject property; (B) the post-release actual debt service coverage ratio shall be the greater of (1) the pre-release debt service coverage ratio or (2) 1.58x; (C) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance, among other things; and (D) a Rating Agency Confirmation.

In addition, the loan documents permit substitution of individual Mortgaged Properties securing the Mortgage Loan at any time prior to one year before loan maturity, subject to certain conditions, including: (A) no default has occurred or is continuing; (B) the post-substitution number of properties is neither reduced nor increased by more than 2 properties; (C) the aggregate allocated loan amounts for all properties either released pursuant to the partial defeasance provisions above and substituted shall not exceed $1,495,000; (D) the post-substitution actual debt service coverage ratio (including the substitute properties and excluding the release properties) shall be the greater of (1) the pre-substitution debt service coverage ratio for such properties or (2) 1.58x; (E) the appraised value of such substitute property shall be the greater of the appraised value of the release property at (1) loan origination and (2) the substitution date (provided that an appraisal of the release property is not required if the appraised value of the substitute property is at least 115% of the appraised value of the release property at loan origination); (F) if required by the applicable rating agencies or pooling and servicing agreement, an opinion of counsel that the trust will not fail to maintain its REMIC status due to the partial defeasance, among other things; and (G) a Rating Agency Confirmation.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Pecan Creek & Glen Knoll MHCs, representing approximately 1.0% of the Cut-off Date Pool Balance, following the second anniversary of the Closing Date, the related loan documents permit the related borrowers to partially defease such Mortgage Loan and obtain a release of either of the two (2) related Mortgaged Properties, subject to the satisfaction of certain conditions, including:  (A) the related borrowers must defease that portion of the subject Mortgage Loan equal to 120% of the allocated loan amount of the Mortgaged Property to be defeased; (B) after giving effect to the release of the lien of the related mortgage instrument encumbering the Mortgaged Property to be released, the debt service coverage ratio with respect to the undefeased portion of the Mortgage Loan based on the remaining Mortgaged Property must be equal to or greater than both (1) the debt service coverage ratio with respect to the related Mortgaged Properties (including the Mortgaged Property to be released) as of the date of the related loan agreement and (2) the debt service coverage ratio with respect to the related Mortgaged Properties (including the Mortgaged Property to be released) immediately prior to the partial defeasance; (C) after giving effect to the release of the lien of the related mortgage instrument encumbering the Mortgaged Property to be released, the loan-to-value ratio with respect to the undefeased portion of the subject Mortgage Loan based on the remaining Mortgaged Property must be equal to or less than both (1) the loan-to-value ratio with respect to the related Mortgaged Properties (including the Mortgaged Property to be released) as of the date of the related loan agreement and (2) the loan-to-value ratio with respect to the related Mortgaged Properties (including the Mortgaged Property to be released) immediately prior to the partial defeasance; and (D) receipt of (1) an opinion of counsel to the effect that, among other things, the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance and (2) a Rating Agency Confirmation.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Pembroke Pines & Pembroke Lakes Shopping Centers, representing approximately 0.9% of the Cut-off Date Pool Balance, following the defeasance lockout period, the loan documents permit a partial release of either of the two Mortgaged Properties, subject to certain conditions, including:  (A) defeasance of a portion of the Mortgage Loan in an amount equal to 115% of the allocated loan amount for the subject property; (B) the post-release actual debt service coverage ratio shall be the greater of (1) the pre-release debt service coverage ratio or (2) 1.30x; (C) the post-release loan-to-value ratio shall be the lesser of (1) the pre-release loan-to-value ratio or (2) 70%; (D)  the post-release debt yield shall be the greater of (1) the pre-release debt yield or (2) 9.0%; (E) an opinion of counsel that, among other things, the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance; and (F) a Rating Agency Confirmation.

Furthermore, some of the Mortgage Loans permit the release of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property.  Such real estate may be permitted to be released, subject to certain REMIC rules without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. See “Risk Factors—Risks Related to the Mortgage Loans—Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates” in this free writing prospectus.

Non-Recourse Obligations

The Mortgage Loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations.  In those cases where the loan documents permit recourse to the borrower or a guarantor, we and the Mortgage Loan Sellers generally have not evaluated, and we make no statement regarding, the financial condition of any such person or entity or the likelihood that such person or entity will be able to perform any guaranty obligations, including nonrecourse carveout obligations or nonrecourse carveout guaranty obligations, that may arise in connection with the related Mortgage Loan.  Investors should thus consider all of the Mortgage Loans to be nonrecourse in all respects.

None of the Mortgage Loans is insured or guaranteed by any Mortgage Loan Seller or any of their affiliates, the United States or any foreign government, any government entity or instrumentality, any private mortgage insurer or any other person.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that permit the holder of the mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the mortgage, in each case except to the extent the transfer is permitted under the Mortgage Loan documents.

All or substantially all of the Mortgage Loans grant the related borrower a right, exercisable on multiple occasions and, in some cases, without limit on the number of such occasions, to assign the related Mortgaged Property to and cause an assumption of the Mortgage Loan by a third-party purchaser, subject to one or any combination of the following:  (i) the condition that the transferee be a third-party purchaser that is reasonably acceptable to the lender; (ii) delivery of confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the Certificates; (iii) payment of an assumption fee by the related borrower; and/or (iv) the original guarantor(s) and indemnitor(s) remain liable under the loan documents (unless the lender otherwise consents) and, only if the Pooling and Servicing Agreement so requires, the original borrower delivers confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of its then-current ratings of the Certificates.  Additional conditions to such transfers generally include the payment of an assumption fee.  Under the Pooling and Servicing Agreement, assumption fees may be waived by the Master Servicer and/or the Special Servicer, as the case may be, or, if collected, will be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation.

The Mortgage Loans generally also permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable Mortgage Loan documents and/or as determined by the Master Servicer or permit transfers in certain limited circumstances, including one or more of the following:  (1) a transfer of the related Mortgaged Property or ownership interests in the borrower to a person that is affiliated with or otherwise related to the borrower or transferor; (2) transfers by the borrower of the Mortgaged Property, and/or transfers of ownership interests in the borrower, to specified entities or types of entities; (3) issuance by the borrower of new partnership or membership interests; (4) changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; (7) a transfer of publicly-traded stock of a direct or indirect equity holder in the borrower; (8) transfers of interests in the related borrower approved by the lender, which approval is subject to delivery of Rating Agency Confirmation from each of the Rating Agencies; (9) transfers to a mezzanine lender in accordance with the related intercreditor agreement; or (10) other transfers similar in nature to the foregoing.  See also representation number 32 in Annex C-1 and the identified exceptions thereto in Annex C-2 to this free writing prospectus (although, as described in the introduction to Annex C-1

(and subject to the limitations stated therein), such representation, as modified by and subject to such exceptions, is presented for the sole purpose of describing some of the terms and conditions of the risk allocation between the related mortgage loan seller, on the one hand, and the trust fund, on the other, and thus should not be construed as a statement of actual fact or circumstance).

Furthermore, upon satisfaction of certain conditions set forth in the related Mortgage Loan documents, certain individual Mortgage Loans allow the borrower or its owners to incur secured secondary financing and/or mezzanine and similar financing that may otherwise be contrary to their “due-on-sale” or “due-on-encumbrance” provisions.  See “—Subordinate and/or Other Financing” below.

The Master Servicer (with respect to non-Specially Serviced Mortgage Loans other than the Non-Serviced Pari Passu Mortgage Loan) or the Special Servicer (with respect to Specially Serviced Mortgage Loans other than with respect to the Non-Serviced Pari Passu Mortgage Loan) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any “due-on-sale” or “due-on-encumbrance” clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property in accordance with the Pooling and Servicing Agreement.  With respect to the Non-Serviced Pari Passu Mortgage Loan, the WFRBS 2012-C8 Master Servicer or WFRBS 2012-C8 Special Servicer, as applicable, will make the foregoing determinations in accordance with the WFRBS 2012-C8 Pooling and Servicing Agreement.

Encumbered Interests

In the case of one hundred twenty-two (122) of the Mortgaged Properties, representing approximately 97.8% of the Cut-off Date Pool Balance by allocated loan amount, the borrower’s interest in the related Mortgaged Property consists of a fee interest (and we consider the borrower’s interest in a Mortgaged Property to be a fee interest if the borrower’s interest consists of overlapping fee and leasehold interests).

In the case of two (2) of the Mortgaged Properties, representing approximately 2.2% of the Cut-off Date Pool Balance by allocated loan amount, the borrower’s interest in the related Mortgaged Property consists of a leasehold interest only.

See “Risk Factors—Risks Related to the Mortgage Loans—Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default” in this free writing prospectus.  See also representation number 36 in Annex C-1 and the identified exceptions thereto in Annex C-2 to this free writing prospectus (although, as described in the introduction to Annex C-1 (and subject to the limitations stated therein), such representation, as modified by and subject to such exceptions, is presented for the sole purpose of describing some of the terms and conditions of the risk allocation between the related mortgage loan seller, on the one hand, and the trust fund, on the other, and thus should not be construed as a statement of actual fact or circumstance).

ARD Loans

Six (6) Mortgage Loans (each an “ARD Loan”), collectively representing approximately 9.0% of the Cut-off Date Pool Balance, provide that, after a certain date (the “Anticipated Repayment Date”) set forth in Annex A-1 to this free writing prospectus, if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding from time to time on or after that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated mortgage loan rate (the “Initial Rate”).  After its respective Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related ARD Loan documents and all escrows and property expenses required under the related ARD Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium).  Notwithstanding the accrual of interest under each ARD Loan at the Revised Rate after its Anticipated Repayment Date, the portion thereof accrued at the Initial Rate will continue to be payable monthly on a current basis; the obligation to pay the portion thereof accrued in excess of the Initial Rate (such interest so accrued, “Excess Interest”) will be deferred; and the Excess Interest, together with interest on such Excess Interest (to the extent permitted under applicable law and the related loan documents) will become due and payable only after the outstanding principal balance of such ARD Loan has been paid in full.  To the extent actually collected, Excess Interest will be paid to the holders of the Class V Certificates.

Additionally, an account was established at the origination, or is required to be established upon the occurrence of the related Anticipated Repayment Date, of each ARD Loan into which the related tenant(s) are to be directed to deposit rents or into which other revenues from the related Mortgaged Property must be deposited.  In each case, the borrower is entitled to receive remittances periodically subject to certain terms and conditions.

The amortization term for each ARD Loan is significantly longer than the period up to the related Anticipated Repayment Date; consequently, the repayment of the ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that the ARD Loan is prepaid prior thereto).  The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so.   We make no statement regarding the likelihood that any ARD Loan will be repaid on its Anticipated Repayment Date.

Split Loan Structure

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 100 Church Street, representing approximately 6.3% of the Cut-off Date Pool Balance (the “100 Church Street Mortgage Loan”), the related Mortgaged Property (the “100 Church Street Mortgaged Property”) also secures a Pari Passu Companion Loan (the “100 Church Street Pari Passu Companion Loan” and, together with the 100 Church Street Mortgage Loan, the “100 Church Street Loan Combination”).  The 100 Church Street Mortgage Loan is also sometimes referred to herein as a “Non-Serviced Pari Passu Mortgage Loan” and the related Pari Passu Companion Loan is also sometimes referred to as a “Non-Serviced Pari Passu Companion Loan”, and they are together referred to as a “Non-Serviced Loan Combination”.  The 100 Church Street Pari Passu Companion Loan has a principal balance as of the Cut-off Date of approximately $150,000,000.  Only the 100 Church Street Mortgage Loan is included in the Trust Fund.  The 100 Church Street Pari Passu Companion Loan is an asset of the WFRBS 2012-C8 trust fund not an asset of the Trust Fund.  With respect to the Loan Combination related to 100 Church Street, the related Pari Passu Companion Loan is an asset in the WFRBS 2012-C8 securitization.

The following table presents certain information regarding the Loan Combination:
Loan Combination Name	Cut-off Date Principal Balance of Pari Passu Mortgage Loan	Cut-off Date Principal Balance of Pari Passu Companion Loan	Aggregate Cut-off Date balance of Loan Combination	Cut-off Date LTV of Loan Combination	Pari Passu Mortgage Loan Interest Rate	Pari Passu Companion Loan Interest Rate	U/W Debt Service Coverage Ratio for Loan Combination

100 Church Street	$80,000,000	$150,000,000	$230,000,000	58.8%	4.675%	4.675%	1.33x

General.  The 100 Church Street Loan Combination will be serviced and administered pursuant to the terms of the WFRBS 2012-C8 Pooling and Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical to, the provisions of the Pooling and Servicing Agreement, but subject to the terms of the related intercreditor agreement between the holders of the 100 Church Street Mortgage Loan and holders of the 100 Church Street Pari Passu Companion Loan (the “100 Church Street Intercreditor Agreement”).  See “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus.

Advances.  The Master Servicer or the Trustee, as applicable, will be obligated to make any required monthly debt service advance on the 100 Church Street Mortgage Loan (but not on the 100 Church Street Pari Passu Companion Loan) unless the Master Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the 100 Church Street

Mortgage Loan.  Pursuant to the terms of the WFRBS 2012-C8 Pooling and Servicing Agreement, the WFRBS 2012-C8 Master Servicer, the WFRBS 2012-C8 Special Servicer or the WFRBS 2012-C8 Trustee, as applicable, will be obligated to make any required servicing advances with respect to the 100 Church Street Loan Combination unless the WFRBS 2012-C8 Master Servicer, the WFRBS 2012-C8 Special Servicer or the WFRBS 2012-C8 Trustee, as applicable, determines that such an advance would not be recoverable from collections on the 100 Church Street Loan Combination.  Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related Loan Combination (or any related REO property, as applicable), on a pro rata basis by the Pari Passu Mortgage Loan and related Pari Passu Companion Loan.

Distributions.  The terms of the 100 Church Street Intercreditor Agreement sets forth the respective rights of the holders of the 100 Church Street Loan Combination with respect to distributions of funds received in respect of the 100 Church Street Loan Combination, and provides, in general, that:

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the 100 Church Street Mortgage Loan and the 100 Church Street Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

●
all payments, proceeds and other recoveries on or in respect of the 100 Church Street Mortgage Loan and the 100 Church Street Pari Passu Companion Loan will be applied to the 100 Church Street Mortgage Loan and the 100 Church Street Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the WFRBS 2012-C8 Master Servicer, the WFRBS 2012-C8 Special Servicer, the WFRBS 2012-C8 Trust Advisor, the WFRBS 2012-C8 Certificate Administrator and the WFRBS 2012-C8 Trustee, other than with respect to reimbursements for principal and interest advances) in accordance with the terms of the WFRBS 2012-C8 Pooling and Servicing Agreement.

Consultation and Control.  The initial directing holder of the 100 Church Street Loan Combination under the 100 Church Street Intercreditor Agreement is the subordinate class representative under the WFRBS 2012-C8 Pooling and Servicing Agreement (the “WFRBS 2012-C8 Subordinate Class Representative”).  As such, pursuant to the terms of the 100 Church Street Intercreditor Agreement, certain decisions to be made with respect to the 100 Church Street Loan Combination, including certain major decisions (which are substantially the same as the Material Actions described in this free writing prospectus under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents”) and the implementation of any recommended actions outlined in an asset status report will require the approval of the WFRBS 2012-C8 Subordinate Class Representative as and to the extent described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative”.  If the WFRBS 2012-C8 Subordinate Class Representative fails to notify the WFRBS 2012-C8 Special Servicer of its approval or disapproval of any such decisions or actions within 10 business days of notice thereof such decisions or actions will be deemed approved.  Pursuant to the terms of the WFRBS 2012-C8 Pooling and Servicing Agreement, the WFRBS 2012-C8 Subordinate Class Representative has certain consent and/or consultation rights with respect to the 100 Church Street Loan Combination for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan included in WFRBS Commercial Mortgage Trust 2012-C8.

Pursuant to the terms of the 100 Church Street Intercreditor Agreement and the WFRBS 2012-C8 Pooling and Servicing Agreement, the Subordinate Class Representative will (i) be provided copies of all notices, information and reports that the WFRBS 2012-C8 Master Servicer or the WFRBS 2012-C8 Special Servicer, as applicable, is required to provide to the WFRBS 2012-C8 Subordinate Class Representative within the same time frame it is required to provide such notices, information and reports to the WFRBS 2012-C8 Subordinate Class Representative under the WFRBS 2012-C8 Pooling and Servicing Agreement with respect to any major decisions to be taken with respect to the 100 Church Street Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the 100 Church Street Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any major decisions to be taken with respect to the 100 Church Street Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the 100 Church Street Loan Combination.  The consultation right of the Subordinate Class Representative will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Subordinate Class Representative has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew.  Notwithstanding the Subordinate Class Representative’s consultation rights described above, each of the WFRBS 2012-C8 Master Servicer or the WFRBS 2012-C8 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if the WFRBS 2012-C8 Master Servicer or the WFRBS 2012-C8 Special Servicer, as applicable, determines that immediate action with respect to such decision is necessary to protect the interests of the Certificateholders and the holder of the 100 Church Street Pari Passu Companion Loan.

In addition to the consultation rights of the Subordinate Class Representative described above, pursuant to the terms of the 100 Church Street Intercreditor Agreement, the Subordinate Class Representative will have the right to annual meetings with the WFRBS 2012-C8 Master Servicer or the WFRBS 2012-C8 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such WFRBS 2012-C8 Master Servicer or the WFRBS 2012-C8 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the 100 Church Street Loan Combination.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the 100 Church Street Intercreditor Agreement and the WFRBS 2012-C8 Pooling and Servicing Agreement, if the 100 Church Street Loan Combination becomes a Defaulted Mortgage Loan, the WFRBS 2012-C8 Special Servicer will be required to sell the 100 Church Street Pari Passu Companion Loan together with the 100 Church Street Mortgage Loan as one whole loan.

In connection with any such sale, the WFRBS 2012-C8 Special Servicer will be required to have all offers submitted to the WFRBS 2012-C8 Trustee in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount (subject to a cap of $2,500,000).  Whether any cash offer constitutes a fair price for the 100 Church Street Loan Combination will be determined by the WFRBS 2012-C8 Trustee; provided that no offer from a 100 Church Street Loan Combination Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two (2) bona fide other offers are received from independent third parties.  In determining whether any offer received represents a fair price for the 100 Church Street Loan Combination, the WFRBS 2012-C8 Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the WFRBS 2012-C8 Pooling and Servicing Agreement within the preceding nine (9)-month period or, in the absence of any such appraisal, on a new appraisal.  The appraiser conducting any such new appraisal shall be an appraiser selected by the WFRBS 2012-C8 Trustee.  In determining whether any such offer constitutes a fair price for the 100 Church Street Loan Combination, the WFRBS 2012-C8 Trustee will be required to instruct the appraiser to take into account, as applicable, among other factors, the period and amount of any delinquency on the 100 Church Street Loan Combination, the occupancy level and physical condition of the Mortgaged Property and the state of the local economy.  The WFRBS 2012-C8 Trustee will be entitled to conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the WFRBS 2012-C8 Trustee at the expense of the Certificateholders in connection with making such determination.  Notwithstanding the foregoing, the WFRBS 2012-C8 Special Servicer will not be permitted to sell the 100 Church Street Loan Combination (and therefore the 100 Church Street Mortgage Loan) without the written consent of the Subordinate Class Representative unless the WFRBS 2012-C8 Special Servicer has delivered to the Subordinate Class Representative: (a) at least 15 business days prior written notice of any decision to attempt to sell the 100 Church Street Loan Combination; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any amendments to such bid packages) received by the WFRBS 2012-C8 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the permitted sale date, a copy of the most recent appraisal for the 100 Church Street Loan Combination, and any documents in the servicing file requested by the Subordinate Class Representative; and (d) until the sale is completed, and at least 10 days prior to the permitted sale date, all information and other documents being provided to other bidders and all leases or other documents that are approved by the WFRBS 2012-C8 Master Servicer or the WFRBS 2012-C8 Special Servicer.  Subject to the foregoing restrictions, each of the Majority Subordinate Certificateholder, the Subordinate Class Representative, the WFRBS 2012-C8 Subordinate Class Representative and the majority subordinate certificateholder under the WFRBS 2012-C8 Pooling and Servicing Agreement (the “WFRBS 2012-C8 Majority Subordinate Certificateholder”) will be permitted to bid at any sale of the 100 Church Street Loan Combination.

A “100 Church Street Loan Combination Interested Person” means the WFRBS 2012-C8 Depositor, the WFRBS 2012-C8 Master Servicer, the WFRBS 2012-C8 Special Servicer, the WFRBS 2012-C8 Trust Advisor, the WFRBS 2012-C8 Trustee, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Trust Advisor, the related borrower, any manager of the related Mortgaged Property, any independent contractor engaged by the WFRBS 2012-C8 Special Servicer, the WFRBS 2012-C8 Subordinate Class Representative, the Subordinate Class Representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Termination of Special Servicer.  The WFRBS 2012-C8 Subordinate Class Representative (during a subordinate control period under the WFRBS 2012-C8 Pooling and Servicing Agreement) and the Certificateholders for the WFRBS 2012-C8 securitization with the requisite percentage of voting rights (during a collective consultation period or senior consultation period under the WFRBS 2012-C8 Pooling and Servicing Agreement, which periods are determined with respect to the related trust in substantially the same manner under that agreement as a Collective Consultation Period or Senior Consultation Period is determined with respect to this trust under the Pooling and Servicing Agreement) will have the right, with or without cause, to replace the WFRBS 2012-C8 Special Servicer then acting with respect to the 100 Church Street Loan Combination (and therefore the 100 Church Street Mortgage Loan) and appoint a replacement special servicer in lieu thereof without the consent of the Subordinate Class Representative.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this free writing prospectus.

Other.  Additional provisions of the WFRBS 2012-C8 Pooling and Servicing Agreement are described generally under “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus.  To understand the collective provisions relating to the servicing and administration of the 100 Church Street Loan Combination, prospective investors should review both that section and this “Split Loan Structure” section of this free writing prospectus in their entirety.

Subordinate and/or Other Financing

The following paragraphs summarize information regarding existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

Existing (Secured Financing and Mezzanine and Similar Financing)

The following tables set forth certain combined loan-to-value ratio and debt service coverage ratio information for the mortgage loans that have related subordinate indebtedness that is secured by the related mortgaged property and for the mortgage loans that have existing mezzanine indebtedness.

Existing Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Cut-off Date Pool Balance	Mezzanine Debt Cut-off Date Balance	Intercredit or Similar Agreement	Combined Debt Service Coverage Ratio(1)	Combined LTV Ratio(1)
Southeast Grocery Portfolio(2)	$25,047,617	2.0%	$5,394,907	Yes	1.07x	84.7%
One Corporate Center 1 & 3(3)	$17,182,361	1.3%	$3,350,487	Yes	1.01x	87.7%
Southlake Marketplace(2)	$17,100,000	1.3%	$1,210,000	Yes	1.15x	75.0%

(1)
Debt service coverage ratios and loan-to-value ratios are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents.  Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio is based on a recent appraisal.

(2)
The related mezzanine loan is held by an affiliate of the related mortgage loan seller (LCF), the related originator (LCF or an affiliate thereof) and one of the underwriters (Ladder Capital Securities LLC).

(3)
The related mezzanine loan is held by Wells Fargo Bank, National Association.  Such mezzanine loan is structured with a 5% interest rate and a 3% preferred return, payable at maturity.  Additionally, the mezzanine loan is structured with required amortization of $7,500 per month throughout the term of the mezzanine loan plus an additional $10,000 per month for the first ten (10) months of the mezzanine loan term.  The debt service coverage ratio is based on the required monthly interest payments, the required amortization of $7,500 per month, the required additional amortization of $10,000 per month (but only for nine (9) months) and the 3% preferred return over the next twelve (12) months.

The mezzanine loan related to each of the above described Mortgage Loans is generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan.  The intercreditor agreements generally provide, among other things, that (a) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (b) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (c) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (d) if the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the related Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, or the related Mortgage Loan becomes a specially serviced loan as a result of an event of default under the related Mortgage Loan, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, and plus certain fees and expenses payable to any servicer or trustee, but generally excluding any late charges, default interest, exit fees, spread maintenance, defeasance premiums or yield maintenance charges and prepayment premiums, and (e) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.  The holder of each mezzanine loan also has consent rights over modifications of the related Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan.  The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities.  In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (d).  Upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.

Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

The Mortgage Loans generally prohibit borrowers from incurring any additional mortgage indebtedness secured by the related Mortgaged Property without the consent of the lender, except as described below.

Certain borrowers or their owners are permitted to incur mezzanine or similar financing secured by a pledge of all or a portion of an owner’s direct or indirect equity interests in the borrower in the future.  The following table presents the principal conditions under which such financing may be incurred.

Permitted Future Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Cut-off Date Pool Balance	Maximum Principal Amount Permitted (If Specified)(1)	Other Lender Must Execute Intercreditor Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan(2)	Maximum Combined LTV Ratio of Mortgage Loan and Other Loan(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Hilton Garden Inn – Lakeland	$8,125,000	0.6%	N/A	(4)	1.3x	70%	(4)

(1)
Indicates the maximum principal amount (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)
Debt service coverage ratios and loan-to-value ratios are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents.  Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be based on a recent appraisal.

(3)
Indicates whether the conditions to the financing include (a) delivery of confirmation from the Rating Agencies that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)
The Mortgage Loan documents do not specifically require either an intercreditor agreement or Rating Agency Confirmation; however, the Mortgage Loan documents do require the related borrower to enter into such documentation as the lender requires in connection with the approval of a future mezzanine loan.

Other Additional Financing

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without lender consent.  See “—Certain Terms of the Mortgage Loans—’Due on Sale’ and ‘Due on Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility.  The loan documents for such Mortgage Loans contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the loan documents but do not prohibit a change in control in the event of a permitted foreclosure.

For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Westside Pavilion, representing approximately 12.1% of the Cut-off Date Pool Balance, the related loan documents permit the pledge by certain direct or indirect owners of borrower in connection with a corporate loan to certain named or otherwise qualified real estate investors where, among other conditions, the value of the equity in the Mortgaged Property constitutes no more than 15% of the value of all assets securing such corporate loan. See

“Summaries of the Fifteen Largest Mortgage Loans—Westside Pavilion” attached as Annex A-3 to this free writing prospectus.

In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on  Annex A-1 to this free writing prospectus as Rooney Ranch, representing approximately 2.2% of the Cut-off Date Pool Balance, the related loan documents permit the pledge of its parent’s stock to Wells Fargo Bank, National Association to secure a  related credit facility.  The pledge serves as additional collateral for a $29.3 million credit facility principally secured by 7 mortgage loans not included in the trust.  See “Summaries of the Fifteen Largest Mortgage Loans—Rooney Ranch” attached as Annex A-3 to this free writing prospectus and “Risk Factors—Risks Related to the Offered Certificates—Potential Conflicts of Interest in the Selection of the Mortgage Loans.”

In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as SOS Storage Center, representing approximately 0.2% the Cut-off Date Pool Balance, the related loan documents permit certain existing unsecured subordinate debt in the original principal amount of $998,698.94 to an affiliate of the related borrower.  The affiliated junior lender executed a subordination and standstill agreement for the benefit of the senior lender.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables and unsecured indebtedness in the ordinary course of business.  In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Net Cash Flow and Certain Underwriting Considerations

Underwritten Net Cash Flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the Mortgage Loan Sellers.  Each investor should review the assumptions described in Annex B to this free writing prospectus and make its own determination of the appropriateness of the assumptions used in determining Underwritten Net Cash Flow.

See Annex A-1, including the footnotes thereto, to this free writing prospectus for underwriting assumptions pertaining to lease income from tenants that were not paying rent or not in occupancy.  See also “Description of the Mortgage Pool—Tenant or Other Third Party Matters” and “—Other Matters.”

Cash Management Agreements/Lockboxes

Fifty-six (56) of the Mortgage Loans, representing approximately 94.8% of the Cut-off Date Pool Balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties will be subject to a cash management or lockbox arrangement.

Annex A-1 to this free writing prospectus sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each Mortgage Loan.  The following is a description of each type of provision:

●
Hard/Upfront Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and then applied by servicer in accordance with the related Mortgage Loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Generally, excess funds may then be remitted to the related borrower.

●
Hard/Springing Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.  From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●
Soft/Upfront Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager.  The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by the servicer in accordance with the related Mortgage Loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Generally, excess funds may then be remitted to the related borrower.

●
Soft/Springing Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager.  The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.  Upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants, other payors and/or the property manager to pay directly into an account controlled by the applicable servicer on behalf of the Trust Fund.  All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the servicer in accordance with the related Mortgage Loan documents.  From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●
Springing (With Established Account).  A lockbox account is established at origination.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager.  The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related Mortgage Loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Excess funds may then be remitted to the related borrower.

●	Springing (Without Established Account). No lockbox account or agreement is established at origination. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager.  The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, a lockbox account controlled by the applicable servicer on behalf of the Trust Fund would be established and the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related Mortgage Loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Excess funds may then be remitted to the related borrower.

●
None.  Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary.  Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager.  Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis.  Lockbox accounts will not be assets of the Trust Fund.

Hazard Insurance

Except to the extent that the insurance is to be maintained by a tenant or other third party or the borrower or a tenant is permitted to self-insure, each borrower under a Mortgage Loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents.  This includes a fire and hazard insurance policy with extended coverage.  The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject Mortgage Loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that Mortgage Loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

If, on the date of origination of a Mortgage Loan, a material portion of the borrower owned improvements on a Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the Mortgage Loan and (b) the maximum amount of flood insurance available for the Mortgaged Property permitted by FEMA.

In some cases, the Mortgage Loans allow hazard insurance to be provided under a blanket insurance policy.  Such a blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans included in the Trust.  As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the Trust.  In addition, certain Mortgage Loans provide that a significant or sole tenant (or, if applicable, a condominium association) may obtain third-party insurance with respect to the related Mortgaged Property or with respect to its building thereon or may self-insure and that such third-party insurance or self-insurance satisfies the insurance requirements of the related borrower.  See also representation number 18 in Annex C-1 and the identified exceptions thereto in Annex C-2 to this free writing prospectus (although, as described in the introduction to Annex C-1 (and subject to the limitations stated therein), such representation, as modified by and subject to such exceptions, is presented for the sole purpose of describing some of the terms and conditions of the risk allocation between the related mortgage loan seller, on the one hand, and the trust fund, on the other, and thus should not be construed as a statement of actual fact or circumstance).

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” in this free writing prospectus for a description of the obligations of the Master Servicer and the Special Servicer with respect to the enforcement of the obligations of the borrowers under the Mortgage Loan documents and other matters related to the maintenance of insurance.

Litigation Considerations

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.  For example:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Somerset Shoppes, representing approximately 3.3% of the Cut-off Date Pool Balance, the related borrower’s ownership structure includes two (2) family trusts, each of which trusts holds a 49% interest in the related borrower.  The trustee for one of the trusts, which trustee is also the beneficiary of the other trust, pled guilty to an attempted robbery, second-degree, in 1991, when he was twenty (20) years old.

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Southeast Grocery Portfolio, representing approximately 2.0% of the Cut-off Date Pool Balance, Delhaize America, Inc. is the parent company of the anchor grocery stores for each of those Mortgaged Properties.  Each of the key principals of the related borrowers is also a principal of JDH Capital, a privately-held real estate development and management company with offices in Charlotte, North Carolina (“JDH Capital”).  JDH Capital has filed suit against Delhaize America, Inc. in connection with the repudiation of a lease for a Bloom brand grocery store at a retail center being developed by JDH Capital, which resulted in the construction lender filing a foreclosure complaint.  Delhaize America, Inc. also controls Bloom grocery stores.  Separately, JDH Capital and Delhaize America, Inc. are in negotiations related to lease terminations of certain dark Food Lion stores.  Also, there is an ongoing claim between JDH Capital, certain JDH Capital entities and a previous employee.  Such employee had held membership interests in various JDH Capital entities that previously owned some of the Mortgaged Properties that constitute the Southeast Grocery Portfolio.  It is impossible to determine the extent to which an adverse result with respect to any of the foregoing could in turn adversely affect the performance of the Mortgaged Properties constituting the Southeast Grocery Portfolio and, accordingly, the repayment of the related Mortgage Loan.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Pavilion at La Quinta, representing approximately 1.9% of the Cut-off Date Pool Balance, the sponsor of the related borrower is Inland American Real Estate Trust, Inc. (“Inland American”), a real estate investment trust (“REIT”).  With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as BJ’s Ritchie Station, representing approximately 1.4% of the Cut-off Date Pool Balance, the sponsor of the related borrower is Inland Diversified Real Estate Trust, Inc., which is an affiliate of Inland American.  Inland American has disclosed in a recent report on Form 10-Q filed with the SEC that the SEC is conducting a non-public, formal fact-finding investigation regarding the REIT’s business manager fees, property management fees, affiliate transactions, distributions and decisions regarding becoming a self-administerd REIT.  Inland American has not been accused of any wrongdoing by the SEC.  We cannot assure you that charges or litigation will not eventually result from the investigation.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 600 East Broad, representing approximately 1.2% of the Cut-off Date Pool Balance, the non-recourse carveout guarantor under the Mortgage Loan, Francis Greenburger, is a defendant in litigation brought by a former employee of Time Equities Inc., alleging employment discrimination claims under Title VII of the Civil Rights Act of 1964 and seeking damages of $10 million dollars.  As of December 31, 2011, Francis Greenburger reported a net worth significantly in excess of the maximum damages claimed under the suit.  The related borrower provided the lender with a letter stating its position that the claims are without merit and its expectation that any judgment or settlement is unlikely, but should one occur, it would be at an amount significantly less than the maximum damages sought by the plaintiff.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as SOS Storage Center, representing approximately 0.2% of the Cut-off Date Pool Balance, the related borrower has been named as one of several defendants in a pro se lawsuit filed by an individual seeking $2 million in damages for theft and fraudulent check-writing, among other things.  The related borrower has moved for dismissal and has indicated the claims are without merit, and the sponsors have provided a non-recourse carve-out for related losses.  In the event of any adverse adjudication, the amount of damages is substantially less than the stated aggregate net worth of such sponsors.

In addition, see also representation 15 on the Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (although, as described in the introduction to Annex C-1 (and subject to the limitations stated therein), such representation, as modified by and subject to such exceptions, is presented for the sole purpose of describing some of the terms and conditions of the risk allocation between the related mortgage loan seller, on the one hand, and the trust fund, on the other, and thus should not be construed as a statement of actual fact or circumstance).  See also “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” below.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties are, or previously have been within the 10 years preceding the date of this free writing prospectus, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust Fund.  For example:

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With respect to twenty-three (23) Mortgage Loans, identified on Annex A-1 to this free writing prospectus as Westside Pavilion, Trump Tower Commercial Condominium, 100 Church Street, Somerset Shoppes, Columbia SC Hotel Portfolio, Rooney Ranch, Southeast Grocery Portfolio, The Pavilion at La Quinta, The Walker Building, BJ’s Ritchie Station, One Corporate Center 1 & 3, Southlake Marketplace, White Lake Marketplace Shopping Center, Diamond Forest Apartments, Belle Foods Portfolio, Pecan Creek & Glen Knoll MHCs, Pembroke Pines & Pembroke Lakes Shopping Centers, Sterling and El Camba MHCs, TownePlace Suites - Newark, CA, Alafia Riverfront MHC, SOS Storage Center, Plaza South Shopping Center and Mini U Storage Woodbridge, collectively representing approximately 51.7% of the Cut-off Date Pool Balance, within the last ten (10) years either (a) sponsors (or affiliates thereof) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or directly or indirectly secured a real estate loan or a real estate-related mezzanine loan that was the subject of a discounted payoff or (b) the Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property which prior loan was the subject of a maturity default or a discounted payoff, short sale or other restructuring.  See “Risk Factors—Risks Related to the Mortgage Loans—Prior Bankruptcies or Other Proceeding May Be Relevant to Future Performance” in this free writing prospectus.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Westside Pavilion, representing approximately 12.1% of the Cut-off Date Pool Balance, the sponsor of the related borrower had non-recourse ownership interests in five malls that between 2010 and 2012 either defaulted, were foreclosed upon or were the subject of deeds in lieu of foreclosure.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Trump Tower Commercial Condominium, representing approximately 7.8% of the Cut-off Date Pool Balance, the sponsor of the related borrower, Donald J. Trump, held an interest in, or was otherwise involved with, Trump Hotels & Casino Resorts, Inc. and certain of its subsidiaries when, in November 2004, such entities filed voluntary petitions for a pre-arranged plan of reorganization.  In February 2009, Trump Entertainment Resorts Inc. (f/k/a Trump Hotels & Casino Resorts, Inc.) filed voluntary petitions seeking relief in the U.S. bankruptcy court.  However, Mr. Trump has informed the related mortgage loan seller that he no longer held an interest in that entity at such time.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 100 Church Street, representing approximately 6.3% of the Cut-off Date Pool Balance, the sponsor of the related borrower acquired its controlling ownership interest therein following the exercise in January 2010 of its remedies as a mezzanine lender to the predecessor owner following a maturity default in the mezzanine loan.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Columbia SC Hotel Portfolio, representing approximately 2.4% of the Cut-off Date Pool Balance, such Mortgage Loan refinanced existing indebtedness that was previously performing under a forbearance agreement with the previous lender.  In addition, with respect to such Mortgage Loan, Rakash Patel, one of the non-recourse guarantors, owns a 33% membership interest in Sejwad Hotels and Development, LLC, which filed for bankruptcy in February of 2012.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Rooney Ranch, representing approximatley 2.2% of the Cut-off Date Pool Balance, the sponsor of the related borrower, Barclay Group, was involved in various commercial real estate loans with Wells Fargo and others that experienced maturity defaults beginning in 2008.  The Mortgaged Property was secured by one such loan, and was transferred to special servicing in May 2012 due to a maturity default.  The Mortgage Loan refinanced the defaulted loan.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Southlake Marketplace, representing approximately 1.3% of the Cut-off Date Pool Balance, the sponsor of the related borrower held an interest in an entity that owned a single family residential development in Austin, Texas and that filed for bankruptcy in January 2010.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Belle Foods Portfolio, representing approximately 1.2% of the Cut-off Date Pool Balance, the four (4) Piggly Wiggly grocery stores comprising a portion of the Mortgaged Property were the subject of a larger bankruptcy filed by Brunos, in 2009.  The related Mortgaged Properties were acquired out of the bankruptcy by C&S Wholesale Grocers who subsequently sold the four (4) stores comprising a portion of the Mortgaged Property to the Belle Foods Portfolio borrower.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as TownePlace Suites - Newark, CA, representing approximately 0.4% of the Cut-off Date Pool Balance, a key principal with respect to the related borrower held a controlling interest in one (1) of twenty-nine (29) tenant-in-common borrowers under an unrelated real estate loan.  That particular tenant-in-common borrower declared bankruptcy, thereby halting a foreclosure process of that unrelated real estate loan.

In addition, see representation 42 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (although, as described in the introduction to Annex C-1 (and subject to the limitations stated therein), such representation, as modified by and subject to such exceptions, is presented for the sole purpose of describing some of the terms and conditions of the risk allocation between the related mortgage loan seller, on the one hand, and the trust fund, on the other, and thus should not be construed as a statement of actual fact or circumstance).  See also “Description of the Mortgage Pool—Other Additional Financing” and “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 in this free writing prospectus.

Tenant or Other Third Party Matters

Described below is certain additional factual information regarding tenants among the five (5) largest tenants at the Mortgaged Properties securing the Mortgage Loans and certain other third parties.  See also “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.

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Two (2) of the Mortgaged Properties, representing approximately 4.8% of the Cut-off Date Pool Balance by allocated loan amount, have occupied space underwritten as vacant due to tenant delinquencies or other credit issues.  In certain circumstances, in order to mitigate potential risks associated with the vacant space, a cash collateral reserve was retained by the related lender in connection with the origination of the related Mortgage Loan.  See Annex A-1 to this free writing prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans.

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Nine (9) of the Mortgaged Properties, representing approximately 19.9% of the Cut-off Date Pool Balance by allocated loan amount, have significant tenants that have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent under the related lease or have tenants that have executed leases but have not taken possession or commenced payment of rent.  In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing.  See Annex A-1 to this free writing prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans.

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Forty-seven (47) of the Mortgaged Properties, identified on Annex A-1 to this free writing prospectus as Starwood Capital Hotel Portfolio, the following Mortgaged Properties at Cole Retail 12 Portfolio: Walgreens - Olivette, MO, Walgreens - Seattle, WA, Walgreens - Columbia, MO, Walgreens - Jacksonville, FL, Walgreens - Crossville, TN and Walgreens - Columbus, MS, NTP Portfolio - JDSU Campus, CMC Hotel Portfolio, Southeast Grocery Portfolio - Dawsonville Town Center, The Pavilion at La Quinta, White Lake Marketplace Shopping Center, Belle Foods Portfolio, Sterling and El Camba MHCs, Academy Sports + Oudoors - Snellville, Academy Sports + Outdoors - Columbia, TownePlace Suites - Newark, CA and Alafia Riverfront MHC, representing approximately 21.4% of the Cut-off Date Pool Balance by allocated loan amount, have certain tenants at the related Mortgaged Properties or other third parties that hold purchase options, rights of first refusal or rights of first offer to purchase their related pad site or, in some cases, the related Mortgaged Property.  In several cases, that purchase option, right of first refusal or right of first offer is not subordinate and would apply in a foreclosure and/or deed-in-lieu of foreclosure situation.  See also representation 8 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (although, as described in the introduction to Annex C-1 (and subject to the limitations stated therein), such representation, as modified by and subject to such exceptions, is presented for the sole purpose of describing some of the terms and conditions of the risk allocation between the related mortgage loan seller, on the one hand, and the trust fund, on the other, and thus should not be construed as a statement of actual fact or circumstance).

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Ten (10) of the Mortgage Loans, representing approximately 10.7% of the Cut-off Date Pool Balance, are secured by Mortgaged Properties that are each leased to a single tenant.  See “Risk Factors—Risks Related to the Mortgage Loans—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates” and “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this free writing prospectus, and Annex A-1 to this free writing prospectus.

Lease Terminations and Expirations

Expirations.  See Annex A-1 to this free writing prospectus for tenant lease expiration dates for the five (5) largest tenants (by net rentable area leased) at each Mortgaged Property and Annex A-3 for lease expirations for the five (5) largest tenants (by economic rent) among the top fifteen (15) Mortgage Loans.  Whether or not any of the five (5) largest tenants at a particular Mortgaged Property have leases that expire before the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before the maturity of the related Mortgage Loan.  In particular, twenty-nine (29) Mortgaged Properties, securing Mortgage Loans representing approximately 9.4% of the Cut-off Date Pool Balance (by allocated loan amount), including certain Mortgage Loans in the top fifteen Mortgage Loans included on Annex A-3 to this free writing prospectus, have single tenant leases that expire during the term of the related Mortgage Loan or have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property.  Prospective investors are encouraged to review all the Lease Expiration Schedules for the fifteen largest Mortgage Loans presented on Annex A-3 to this free writing prospectus.

Terminations.  Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if an anchor, shadow anchor, other significant tenant or a certain percentage of tenants at or near the applicable Mortgaged Property ceases operations, or (viii) if the landlord defaults on its obligations under the lease. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may cease to occupy its leased space:

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Certain tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

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Certain leases may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

●	Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future.

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Certain of the tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

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Several tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if another specific tenant vacates its space or occupancy at the subject Mortgaged Property falls below a specified level.

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Further, certain of the tenant leases for the other retail Mortgaged Properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

●	See Annex A-1 to this free writing prospectus for information regarding certain termination options held by the five largest tenants at each Mortgaged Property.

Other Matters

Described below is certain additional factual information regarding other matters at the Mortgaged Properties securing the Mortgage Loans.

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With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Trump Tower Commercial Condominium, securing a Mortgage Loan representing approximately 7.8% of the Cut-off Date Pool Balance, approximately 74,916 net rentable square feet of space are occupied by affiliates of the sponsor of the borrower, Donald J. Trump.  There is a lease for the below-grade space, which is occupied by the Trump Restaurant and expires on December 31, 2013.  There is a license agreement for floors 7 and 8 for Trump Apprentice, which is used for filming, housing and crew for a reality television show on NBC called “The Celebrity Apprentice.”  Also there is a lease for portions of floors 15 and 16 and all of 25 and 26 with The Trump Corporation, which houses their world headquarters and expires August 31, 2027.  These leases and license agreements do not require rental payments, with the exception of percentage rent for the Trump Restaurant and a future rental payment of $75.00 per square foot per annum for portions of floors 15 and 16 and all of floors 25 and 26 upon an acceleration of the subject Mortgage Loan, unless the landlord elects to require rental payments earlier; provided that The Trump Corporation is not obligated to pay any fixed rent or additional rent following the date on which it vacates and surrenders the leased premises in accordance with its lease.  The Trump Corporation may terminate its lease for 37,225 square feet on floors 15, 16, 25 and 26 at any time.  In addition, such Mortgaged Property has been granted a property tax exemption due to its increase in value of improvements as a result of renovations completed in 2004 and 2005.  However, that tax exemption is now being phased out at 20% per year and will be fully phased out as of the 2015/2016 tax year.

See “Summaries of the Fifteen Largest Mortgage Loans—Trump Tower Commercial Condominium” attached as Annex A-3 to this free writing prospectus.

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With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Southeast Grocery Portfolio, securing a Mortgage Loan representing approximately 2.0% of the Cut-off Date Pool Balance, each such Mortgaged Property is anchored by either a Food Lion store or a Harvey’s Supermarket, with those two (2) tenants leasing 61.5% of the aggregate net rentable area at such Mortgaged Properties.  Food Lion and Harvey’s Supermarket share a common parent, Delhaize America, Inc., which guarantees each lease at the related properties.  In January 2012, Delhaize Group SA announced the decision to close 126 stores in the United States, including 113 Food Lion stores, as part of a series of actions to strengthen its United States portfolio and focus on more promising stores and markets.  At the time of origination of the subject Mortgage Loan, none of the stores at the Southeast Grocery Portfolio Mortgaged Properties were among those to be closed.  However, we cannot assure you that those stores or any other Food Lion or Harvey’s Supermarket stores will remain open for business.

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With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Pavilion at La Quinta, securing a Mortgage Loan representing approximately 1.9% of the Cut-off Date Pool Balance, Best Buy is a significant tenant.  In addition, Best Buy may be currently (or in the future) a tenant or shadow anchor with respect to Mortgaged Properties securing other Mortgage Loans.  Earlier this year, Best Buy announced its plan to close 50 of its United States stores and cut $800 million in costs by 2015.  At the time of origination of the subject Mortgage Loan, the Best Buy store at The Pavilion at La Quinta was not on the store closing list.  However, we cannot assure you that such store or any other Best Buy stores will remain open for business or that the closing of a Best Buy shadow anchor store will not impact other Mortgaged Properties.

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With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Duane Reade on Fulton, securing a Mortgage Loan representing approximately 1.8% of the Cut-off Date Pool Balance, the current use of that portion of such Mortgaged Property leased to SEL Medical as a medical office is in violation of the certificate of occupancy for such Mortgaged Property.  In addition, SEL Medical’s rent is currently $141,000 in arrears.  In connection with the foregoing, among other things, (i) a $1,000,000 holdback was retained at closing, $206,876 of which is to be released upon the use of the space coming into compliance with the certificate of occupancy, and (ii) a master lease from the borrower sponsors on the same terms as the current SEL Medical lease has been put in place for the entire SEL Medical space until such time as a replacement tenant, with a compliant use, takes occupancy.  SEL Medical has signed a stipulation agreement with the related borrower stating that it will pay rent through November 2012, at which time the related master lease will terminate.

Assessments of Property Value and Condition

Appraisals

In connection with the origination of each Mortgage Loan or in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained.  In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value.  We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the Mortgage Loan Sellers based on their internal review of such appraisals.  The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.  Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented in this free writing prospectus for illustrative purposes only and reflects calculations based on the “as-is” appraised value in each case.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus.  None of these appraisals are more than twelve (12) months old as of the Cut-off Date.

Environmental Assessments

All of the Mortgaged Properties securing the Mortgage Loans were subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the Mortgage Loans.  In some cases, a Phase II site assessment was also performed.  In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition or provide additional security, such as letters of credit or reserves, or environmental indemnification.  None of these environmental assessments are more than twelve (12) months old as of the Cut-off Date.  See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this free writing prospectus.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Somerset Shoppes, representing approximately 3.3% of the Cut-off Date Pool Balance, the Mobile Gas Station outparcel at 20570 Lyons Road has a registered underground storage tank (“UST”) and a leaking underground storage tank (“LUST”).  As regards the LUST listing, two (2) discharges have been reported at the facility, one in 1992 and the other in 1993.  Such Mortgaged Property has been accepted into the Petroleum Liability Insurance and Restoration Program (“PLIRP”) and qualified for $1.2 million for each release incident, of which approximately $30,000 had been utilized as of the date of origination of the subject Mortgage Loan.  However, further investigation and remediation at the Mortgaged Property have been suspended because of revisions to the state cleanup funding.  The Palm Beach County Department of Environmental Resources Management will determine when work can begin at the Mobile Gas Station facility based on the priority of the related property relative to other properties that require cleanup and the availability of funding.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Rooney Ranch, representing approximately 2.2% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified a recognized environmental condition at the property in that an on-site dry cleaning facility that had been in occupancy for approximately 9 years and identified a risk of PCE soil contamination notwithstanding the tenant’s use of a closed loop system.  The environmental consultant recommended a Phase II subsurface investigation. In lieu thereof, the borrower provided $3 million environmental insurance policy issued by Steadfast Insurance Company (a member company of Zurich North America), which has an AM Best rating of A+, for a 10 year term with a 3 year policy tail and a $25,000 deductible.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to the free writing prospectus as NTP Portfolio - JDSU Campus, representing approximately 1.6% of the Cut-off Date Pool Balance by allocated amount, the related Mortgaged Property is a light industrial property at which groundwater contaminated by historical activities has been under active extraction well remediation since 1990 by responsible parties pursuant to state regulatory oversight.  Recent sampling results indicated non-detectable to very low residual contamination levels.  The Mortgaged Property is subject to a risk management plan to minimize any risk from current activities.  The related Phase I environmental report, dated as of August 13, 2012, did not recommend any additional action other than to determine if a reported historic groundwater supply well is present, and if so, to ensure that the well is properly abandoned, at an estimated cost of no more than $3,000.  In addition, the Mortgage Loan documents required the borrower to provide the lender with a $3.8 million letter of credit as a guarantee of the fulfillment of its cleanup and indemnity obligations related to a treatment plan to remediate groundwater contamination at the Mortgaged Property.  As a condition of origination of the Mortgage Loan, the borrower was required to provide the lender with an assignment of the letter of credit within thirty days of the origination of the Mortgage Loan.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Porterville Shopping Center, representing approximately 0.5% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified that (i) a former Shell service station had existed at the site prior to the construction of current improvements and (ii) an on-site dry cleaners had operated at the property from 1988 to 2009.   The environmental consultant recommended a limited subsurface investigation. In lieu thereof, the borrowers provided a $5 million lender environmental collateral protection liability insurance policy issued by Steadfast Insurance Company (a member company of Zurich North America), which has an AM Best rating of A+, for a 10 year term with a 3 year policy tail and a $50,000 deductible. A separate $50,000 environmental escrow was obtained at closing for the deductible.

Property Condition Assessments

In general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination of each of the Mortgage Loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.  Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering.  None of these engineering reports are more than twelve (12) months old as of the Cut-off Date.  In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.  See “Risk Factors—Risks Related to the Mortgage Loans—Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property” in this free writing prospectus.

Seismic Review Process and Earthquake Insurance

In general, except for certain manufactured housing community properties, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario.  This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”).  No such PML, PL or SEL exceeded 20%, except that in the case of the Mortgage Loans identified on Annex A-1 to this free writing prospectus as 2145 Market Street and Titan Cold & Dry, representing approximately 0.7% and 0.6%, respectively, of the Cut-off Date Pool Balance, the applicable PML was 23% and 22%, respectively, and the related borrower obtained and is required to maintain earthquake insurance.

Zoning and Building Code Compliance

Each Mortgage Loan Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.  Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related Mortgage Loan documents.  In some cases, a certificate of occupancy may not be on record or may not have been issued, or there may be expired permits, with respect to a Mortgaged Property or a particular portion thereof.  Other violations may be known to exist at any particular Mortgaged Property, but in each such instance the related Mortgage Loan Seller has informed us that it does not consider any such violations known to it to be material.

In some cases the improvements at a Mortgaged Property may be encroaching over set-back lines established under the local zoning ordinance or easement and, with limited exception, an endorsement to the title insurance policy or a separate policy of law and ordinance insurance was obtained to cover losses arising from any required removal of such building(s).  Where the property as currently operated is a permitted nonconforming use and/or structure, the related Mortgage Loan Seller generally conducted an analysis as to—

●	the likelihood that a material casualty would occur that would prevent the Mortgaged Property from being rebuilt in its current form, and

●
whether existing replacement cost hazard insurance or, if necessary, supplemental “law and ordinance coverage” would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of repair, be sufficient to pay down that Mortgage Loan to a level such that the remaining collateral would be adequate security for the remaining loan amount.

In addition, certain Mortgaged Properties may be subject to zoning, land use or building restrictions in the future.

See, also, representations 20, 26 and 27 on Annex C-1 to this free writing prospectus and the exceptions thereto on Annex C-2 to this free writing prospectus (although, as described in the introduction to Annex C-1 (and subject to the limitations stated therein), such representations, as modified by and subject to such exceptions, are presented for the sole purpose of describing some of the terms and conditions of the risk allocation between the related mortgage loan seller, on the one hand, and the trust fund, on the other, and thus should not be construed as a statement of actual fact or circumstance).

Environmental Insurance

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Rooney Ranch, representing approximately 2.2% of the Cut-off Date Pool Balance, the borrower provided $3 million environmental insurance policy issued by Steadfast Insurance Company (a member company of Zurich North America), which has an AM Best rating of A+, for a 10 year term with a 3 year policy tail and a $25,000 deductible.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Porterville Shopping Center, representing approximately 0.5% of the Cut-off Date Pool Balance, the borrowers provided a $5 million lender environmental collateral protection liability insurance policy issued by Steadfast Insurance Company (a member company of Zurich North America), which has an AM Best rating of A+, for a 10 year term with a 3 year policy tail and a $50,000 deductible. A separate $50,000 environmental escrow was obtained at closing for the deductible.

In general (other than the Non-Serviced Pari Passu Mortgage Loan), the Master Servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental liability insurance or pollution legal liability policy relating to a Mortgage Loan while that loan is not a Specially Serviced Mortgage Loan and the Special Servicer will be required to report any claims of which it is aware that arise under the policy while that Mortgage Loan is a Specially Serviced Mortgage Loan or the related Mortgaged Property has become an REO Property.

Each insurance policy referred to above has been issued or, as of the Closing Date, will have been issued.

Loan Purpose

Fifty-five (55) of the Mortgage Loans, representing approximately 78.3% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s refinancing of a previous Mortgage Loan.

Fifteen (15) of the Mortgage Loans, representing approximately 21.7% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s acquisition of the Mortgaged Property(ies) that secures such Mortgage Loan.

Exceptions to Underwriting Guidelines

The Mortgage Loan Sellers (other than LCF) have not identified any material exceptions to the disclosed underwriting criteria set forth under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as TownePlace Suites - Newark, CA, representing approximately 0.4% of the Cut-off Date Pool Balance, as long as the management agreement with TownePlace Management LLC (an affiliate of Marriott International, Inc.) remains in effect, operating revenues from the related Mortgaged Property will be deposited into an account controlled by the property manager and only operating profit will be deposited into a lender-controlled lockbox account, which, absent certain trigger events, is swept daily into the borrower’s operating account.  In accordance with the management agreement, operating profit is generally gross revenues minus property related expenses, including management fees.  In addition, the property manager will maintain and control the reserve account for furniture, fixtures and equipment and will be responsible for payments of insurance premiums.  Insurance on the related Mortgaged Property will be provided through the Marriott Global Program.  Furthermore, the property manager (rather than the lender) will hold and control the application of insurance proceeds and condemnation awards unless the cost to repair any damage or destruction to or cause the restoration of the related Mortgaged Property equals or exceeds 60% of the replacement cost.  The foregoing represents an exception to the underwriting guidelines for LCF.  LCF agreed to the foregoing loan characteristics because of its analysis of the quality and capabilities of the property manager and Marriott International, Inc.  Based on these compensating factors, LCF approved inclusion of such Mortgage Loan in this transaction.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Dollar General - Yulee, representing approximately 0.1% of the Cut-off Date Pool Balance, the requirement to maintain terrorism insurance was waived.  The related Mortgaged Property is not located in a major city and is not a high profile property that would be expected to be a terrorist target.  In addition, there is no reserve for real estate taxes.  Although the sole tenant is not responsible for paying the real estate taxes directly, that tenant is required to reimburse the related borrower/landlord for taxes paid and the sole tenant is rated “BBB-” by S&P.  Based on these compensating factors, LCF approved inclusion of such Mortgage Loan in this transaction.

Assignment of the Mortgage Loans

On or before the Closing Date, the Mortgage Loan Sellers will transfer to us those Mortgage Loans that are to be included in the Trust Fund, and we will transfer to the Trust Fund all of those Mortgage Loans.  In each case, the transferor will assign the applicable Mortgage Loans, without recourse, to the Trustee, except as described below in this “—Assignment of the Mortgage Loans” section.  See the section of the accompanying prospectus titled “Description of the Pooling and Servicing Agreements—Assignment of Mortgage Assets; Repurchases”.

The transfer by each Mortgage Loan Seller of its Mortgage Loans to the Depositor will be governed by a mortgage loan purchase agreement (a “Mortgage Loan Purchase Agreement”) between that Mortgage Loan Seller and the Depositor.

In connection with the transfer of each Mortgage Loan, the related Mortgage Loan Seller will be required to deliver to the Custodian on behalf of the Trustee, the following documents, among others:

●	either—

1.	the original mortgage note(s) evidencing that Mortgage Loan, or

2.	if any original mortgage note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

●	the original or a copy of the mortgage, together with originals or copies of any intervening assignments of the mortgage;

●	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

●	either—

1.
an executed assignment of the mortgage in favor of the Trustee, in recordable form except for missing recording information relating to a mortgage that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

●	either—

1.
an executed assignment of any separate assignment of leases and rents in favor of the Trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

●
an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a “marked-up” commitment for title insurance or a pro forma policy; and

●	if a material portion of the interest of the borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the related ground lease.

The Pooling and Servicing Agreement and/or the respective Mortgage Loan Purchase Agreements will specify the dates by which these documents and instruments must be delivered.  All promissory notes must be in the possession of the Custodian on the Closing Date and other required loan documents may be delivered after the Closing Date.  Each promissory note must be endorsed to the Trustee, in that capacity, for the registered holders of the Certificates or in blank.  Each assignment of a mortgage, separate assignment of leases or other security agreement must be in favor of the Trustee, in that capacity, for the registered holders of the Certificates.

Notwithstanding any contrary provision described above, in the case of the 100 Church Street Non-Serviced Mortgage Loan, the Mortgage Loan Seller will have no duty to deliver any instrument to assign the mortgage or the assignment of assignment of leases and rents to the Trustee.  The WFRBS 2012-C8 Pooling and Servicing Agreement recognizes the obligation of a designated mortgage loan seller in the WFRBS 2012-C8 securitization to deliver instruments to assign such mortgage and assignment of leases and rents to the WFRBS 2012-C8 Trustee.

The Custodian is required to hold all of the documents delivered to it with respect to the Mortgage Loans on behalf of the Trustee, in trust for the benefit of the Certificateholders.  Within a specified period of time following that delivery, the Custodian will be further required to conduct a review of those documents.  The scope of the Custodian’s review of those documents will, in general, be limited solely to confirming that they have been received.  No party to the Pooling and Servicing Agreement is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

If—

●	any of the documents required to be delivered by a Mortgage Loan Seller to the Custodian is not delivered or is otherwise defective, and

●
that omission or defect materially and adversely affects the value of the mortgage loan or the interests of the Certificateholders, or any of them, therein, including, but not limited to, a material and adverse effect on any of the distributions distributable with respect to any of the Certificates or on the value of those Certificates, then the omission or defect will constitute a material document defect.  The Pooling and Servicing Agreement may provide that the absence of select Mortgage Loan documents is deemed to be a material document defect.  The rights of the Certificateholders, or of the Trustee on their behalf, against the applicable Mortgage Loan Seller with respect to any material document defect are described under “—Cures, Repurchases and Substitutions” below.

Additionally, in connection with the transfer of the Mortgage Loans to the Trust Fund, one or more of the Mortgage Loan Sellers may retain, either directly or through an affiliate, a portion of the Certificates issued at closing.

Representations and Warranties

As of the Closing Date, each Mortgage Loan Seller will make, with respect to each of the Mortgage Loans sold to us by that Mortgage Loan Seller, the representations and warranties set forth on Annex C-1 to this free writing prospectus, subject to the exceptions set forth on Annex C-2 to this free writing prospectus.

The representations and warranties made by each Mortgage Loan Seller as described on Annex C-1, subject to the exceptions set forth on Annex C-2 to this free writing prospectus, will be assigned by us to the Trustee under the Pooling and Servicing Agreement.  If—

●	there exists a breach of any of the above-described representations and warranties made by a Mortgage Loan Seller, and

●	that breach materially and adversely affects the value of the mortgage loan or the interests of the Certificateholders,

then that breach will be a material breach of the representation and warranty.  The rights of the Certificateholders, or of the Trustee on their behalf, against the applicable Mortgage Loan Seller with respect to any material breach are described under “—Cures, Repurchases and Substitutions” below.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties and the corresponding exceptions, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Trust Fund, on the other.  We present the related representations and warranties and any related exceptions herein in this free writing prospectus for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present in this free writing prospectus.  Further, whether a particular Mortgage Loan Seller elects to take an exception to a representation and warranty is determined by the nature of its related Mortgage Loans, the Mortgage Loan Seller’s interpretation of the requirements of the related representation and warranties and the terms and conditions of the Mortgage Loans as well as the Mortgage Loan Seller’s risk tolerance.  As a result, the fact that one Mortgage Loan Seller has elected not to take an exception to a particular representation or warranty where another Mortgage Loan Seller, or each other Mortgage Loan Seller, has elected to take an exception, should not imply anything about the specific characteristics of that Mortgage Loan Seller’s collateral.

No party to the Pooling and Servicing Agreement or any other person is under any duty or obligation to review the Mortgage Loans to determine whether the representations and warranties made by the related Mortgage Loan Seller are true.

Cures, Repurchases and Substitutions

If there exists a material breach (generally, a breach that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders, or any of them, therein) of any of the representations and warranties made by a Mortgage Loan Seller with respect to any of the Mortgage Loans sold to us by that Mortgage Loan Seller, as discussed under “—Representations and Warranties” above, or a material document defect (generally, a document defect that materially and adversely affects value of any Mortgage Loan or the interests of the Certificateholders, or any of them, therein) with respect to any of those Mortgage Loans, as discussed under “—Assignment of the Mortgage Loans” above, then the applicable Mortgage Loan Seller will be required to take one of the following courses of action:

●	cure the material breach or the material document defect in all material respects;

●	repurchase the affected Mortgage Loan at the applicable Purchase Price; or

●
prior to the second anniversary of the Closing Date, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the Certificates, as confirmed in writing by each of the Rating Agencies (unless any such Rating Agency elects not to review the matter), replace the affected Mortgage Loan with a substitute Mortgage Loan that satisfies the terms of the related Mortgage Loan Purchase Agreement, including without limitation, that—

1.	has comparable payment terms to those of the Mortgage Loan that is being replaced, and

2.	is acceptable to the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period).

If the applicable Mortgage Loan Seller replaces one Mortgage Loan with another Mortgage Loan, as described above, such Mortgage Loan Seller will be required to pay into the Trust the amount, if any, by which—

●	the Purchase Price, exceeds

●	the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the Trust.

The time period within which the applicable Mortgage Loan Seller must complete the remedy, repurchase or substitution described above, will generally be limited to 90 days following the earlier of discovery by the applicable Mortgage Loan Seller or receipt of notice of the material breach or material document defect, as the case may be, from a party to the Pooling and Servicing Agreement.  However, in most cases (but not all), if the applicable Mortgage Loan Seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

“Purchase Price” means, with respect to any particular Mortgage Loan being purchased from the Trust Fund, a price approximately equal to the sum of the following:

●	the outstanding principal balance of that Mortgage Loan less any Loss of Value Payment available to reduce the principal balance;

●	all accrued and unpaid interest on that Mortgage Loan generally through the Due Date in the collection period of purchase, other than Default Interest;

●	all unreimbursed Servicing Advances with respect to that Mortgage Loan, together with any unpaid interest on those advances owing to the party or parties that made them;

●	all Servicing Advances with respect to that Mortgage Loan that were reimbursed out of collections on or with respect to other Mortgage Loans in the Trust Fund;

●	all accrued and unpaid interest on any monthly debt service advances made with respect to the subject Mortgage Loan; and

●
in the case of a repurchase or substitution of a defective Mortgage Loan by a Mortgage Loan Seller, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee or an agent of any of them, on behalf of the Trust Fund, in enforcing any obligation of a Mortgage Loan Seller to repurchase or replace the Mortgage Loan.

“Default Interest” means any interest that—

●	accrues on a Defaulted Mortgage Loan solely by reason of the subject default, and

●	is in excess of all interest accrued on the Mortgage Loan at the related mortgage interest rate.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a material breach or material document defect (or an allegation of a material breach or material document defect), to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Trust (with the consent of the Majority Subordinate Certificateholder to the extent a Subordinate Control Period or Collective Consultation Period is then in effect) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Trust that would be deemed sufficient to compensate the Trust for a material breach or material document defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related material breach or material document defect in all respects.  A Loss of Value Payment may not be made with respect to a material breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

If a Mortgage Loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the Mortgage Loan is part of a group of cross-collateralized Mortgage Loans, if any, and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other Mortgage Loans that are part of that group (without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related Mortgage Loan Seller will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

●
the applicable Mortgage Loan Seller (at its expense) delivers or causes to be delivered to the Trustee an opinion of counsel to the effect that its repurchase of only those Mortgage Loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an Adverse REMIC Event under the Pooling and Servicing Agreement, and

●	all of the following conditions would be satisfied if the applicable Mortgage Loan Seller were to repurchase or replace only those affected Mortgage Loans (and not the other loans in the group):

1.
the debt service coverage ratio for all those other loans (excluding the affected loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans) set forth in Annex A-1 to this free writing prospectus, (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x;

2.
the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in Annex A-1 to this free writing prospectus plus 10%, (B) the loan-to-value ratio for the group (including the affected loan(s)) at the time of repurchase or replacement, and (C) 75%; and

3.
the exercise of remedies against the primary collateral of any Mortgage Loan in the group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loans in the group.

“Adverse REMIC Event” means any event or circumstance that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code, or (except as permitted under the circumstances described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties”) result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Code.

The obligations of the applicable Mortgage Loan Seller to cure, repurchase, substitute or make a Loss of Value Payment as described above will constitute the sole remedy available to the Certificateholders in connection with a material breach of any of the representations and warranties made by that Mortgage Loan Seller or a material document defect, in any event with respect to a Mortgage Loan transferred by that Mortgage Loan Seller (or, if applicable, its affiliated Mortgage Loan Seller) to the Trust Fund; provided, that with respect to the obligations of Ladder Capital Finance LLC, Ladder Capital Finance Holdings LLLP will guarantee payment in connection with the performance of such obligations.  However, if the breach of any representation or warranty of a Mortgage Loan Seller is based on whether a borrower is required to pay a specified expense under the terms of the related Mortgage Loan documents, then the payment of that expense by the applicable Mortgage Loan Seller will constitute the sole remedy for that breach.

With respect to The Royal Bank of Scotland, each reference in this section and throughout this free writing prospectus to the obligations of each Mortgage Loan Seller to cure, repurchase, substitute or make Loss of Value Payments, in connection with any material breach of any of the representations and warranties made by that Mortgage Loan Seller or a material document defect, applies only to the entity (that is, either The Royal Bank of Scotland plc or RBS Financial Products Inc.) that sold the subject Mortgage Loan to the trust.  See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—The Royal Bank of Scotland” in this free writing prospectus.

No person other than the applicable Mortgage Loan Seller will be obligated to perform the obligations of that Mortgage Loan Seller if it fails to perform its cure/repurchase/substitution/payment or other remedial obligations; provided, that with respect to the obligations of Ladder Capital Finance LLC, Ladder Capital Finance Holdings LLLP will guarantee payment in connection with the performance of such obligations.

A Mortgage Loan Seller (or, in the case of Mortgage Loans sold by Ladder Capital Finance LLC, that Mortgage Loan Seller and Ladder Capital Finance Holdings LLLP have) may have only limited assets with which to fulfill any obligations on the part of such Mortgage Loan Seller that may arise as a result of a material document defect or a material breach of any of the related Mortgage Loan Seller’s representations or warranties.  We cannot assure you that a Mortgage Loan Seller has or will have (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, that such Mortgage Loan Seller and Ladder Capital Finance Holdings LLLP have or will have) sufficient assets and financial liquidity with which to fulfill such obligations on the part of such Mortgage Loan Seller that may arise with respect to any Mortgage Loan as a result of the discovery of a material document defect or a material breach.  See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus and “The Sponsor” in the accompanying prospectus.

Expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee with respect to enforcing any such obligation will be borne by the applicable Mortgage Loan Seller, or if not, will be reimbursable out of the Collection Account.

Changes in Mortgage Pool Characteristics

The descriptions in this free writing prospectus of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-off Date.  Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable.  A limited number of other Mortgage Loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described in this free writing prospectus.  The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of mortgage interest rates and maturities as well as other characteristics of the Mortgage Loans described in this free writing prospectus may vary.

A Current Report on Form 8–K describing any material changes to the composition of the Mortgage Pool will be available to purchasers of the Offered Certificates shortly after the Closing Date.

Finalized Pooling and Servicing Agreement and Other Material Agreements

We will have filed copies of the finalized Pooling and Servicing Agreement, and other material agreements relating to this offering, with the U.S. Securities and Exchange Commission (the “SEC”) on or before the date we file any prospectus supplement ultimately filed with the SEC, by filing a post-effective amendment to our registration statement or a Current Report on Form 8-K, or at such other date as the SEC by rule, regulation or staff interpretation may permit.

TRANSACTION PARTIES

The Issuing Entity

The “Issuing Entity” with respect to the Offered Certificates will be the Wells Fargo Commercial Mortgage Trust 2012-LC5 (the “Trust”).  The Trust is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and engaging in any other activities described generally in this free writing prospectus.  Accordingly, the Trust may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Trust may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent principal and interest payments and Servicing Advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related Mortgage Loan.  These advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “Description of the Offered Certificates—Amendment of the Pooling and Servicing Agreement” in this free writing prospectus.  The Trust administers the Mortgage Loans through the Trustee, the Certificate Administrator, the tax administrator, the Master Servicer and the Special Servicer.

The only assets of the Trust other than the Mortgage Loans and any REO Properties (which includes, with respect to the Non-Serviced Loan Combination, the Trust’s interest in any REO property acquired with respect to such Non-Serviced Loan Combination pursuant to the WFRBS 2012-C8 Pooling and Servicing Agreement) are the Distribution Account, the Collection Account, the other accounts maintained pursuant to the Pooling and Servicing Agreement, the short-term investments in which funds in the Collection Account and other accounts are invested and any rights and benefits obtained in connection with the other activities described in this free writing prospectus.  The Trust has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties including, with respect to the Non-Serviced Loan Combination, the Trust’s interest in any REO property acquired pursuant to the WFRBS 2012-C8 Pooling and Servicing Agreement, and the other activities described in this free writing prospectus, and indemnity obligations to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.  The fiscal year of the Trust is the calendar year.  The Trust has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the Trust would be characterized as a “business trust” is not possible.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation (the “Depositor”), is the depositor.  The Depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing Mortgage Loans in trust in exchange for Certificates evidencing interest in such trusts and selling or otherwise distributing such Certificates.  The Depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a Sponsor, an Originator, a Mortgage Loan Seller, the Master Servicer, the Certificate Administrator, the tax administrator, the Custodian and the certificate registrar and the WFRBS 2012-C8 Master Servicer and the WFRBS 2012-C8 Certificate Administrator and an affiliate of Wells Fargo Securities, LLC, one of the underwriters.  See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The Depositor will have minimal ongoing duties with respect to the Offered Certificates and the Mortgage Loans.  The Depositor’s duties will include, without limitation, (i) appointing a successor Trustee in the event of the resignation or removal of the Trustee, (ii) providing information in its possession with respect to the Certificates to the tax administrator to the extent necessary to perform REMIC and grantor trust tax administration, (iii) indemnifying the Trustee, the tax administrator and the Trust for any liability, assessment or costs arising from the Depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the Trustee and the tax administrator against certain securities laws liabilities, and (v) signing or contracting with the Master Servicer, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Trust.  The Depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The Sponsors, Mortgage Loan Sellers and Originators

Wells Fargo Bank, National Association, Ladder Capital Finance LLC, each affiliate, if any, of Ladder Capital Finance LLC that originated one or more of the Mortgage Loans to be sold to the Depositor by Ladder Capital Finance LLC and The Royal Bank of Scotland are referred to in this free writing prospectus as the “Originators”.  The Depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Ladder Capital Finance LLC and The Royal Bank of Scotland (collectively, the “Mortgage Loan Sellers”) on or about September 28, 2012 (the “Closing Date”).  Each Mortgage Loan Seller is a “sponsor” of the securitization transaction described in this free writing prospectus (in such capacity, a “Sponsor”). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly owned subsidiary of Wells Fargo & Company (NYSE:  WFC).  The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697.  Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.  Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.  Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the Depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank.  On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor.  Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties.  With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995.  The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion.  Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans.  Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the Depositor or to an unaffiliated securitization depositor.  For the twelve-month period ended December 31, 2011, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $2.9 billion.  Since the beginning of 2010, Wells Fargo Bank originated approximately 236 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.7 billion, which were included in nine securitization transactions.  The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties.  Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

See “The Sponsor” in the attached prospectus.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General.  Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization.  Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals.  Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

These functions were all performed in accordance with the loan approval procedures described herein in all material respects.  The loan was funded entirely by and in the name of Wells Fargo Bank using documentation approved by Wells Fargo Bank for mortgage loans intended for securitization.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors.  Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section.  For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Representations and Warranties” sections of this free writing prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis.  Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan.  In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower.  Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself.  Borrowers are generally required to be single-purpose entities.  The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type:  historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases.  Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed.  Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee.  Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports.  Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant.  Generally, the results of these reviews are incorporated into the underwriting report.  In some instances, one or more of the procedures were waived or modified by Wells Fargo Bank where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval.  Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

DSC Ratios and LTV Ratios.  Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors.  For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors.  For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this free writing prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the Trust Fund.  For specific details on the calculations of debt service coverage ratios in this free writing prospectus, see Annex B to this free writing prospectus.

Additional Debt.  When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan.  It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, respectively, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition.  As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan.  To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.  Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.  In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments.  Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments.  In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.  In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario.  This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”).  Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●
casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements.  Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●
Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments.  Tax escrows may not be required if a single tenant property and the tenant is required to pay taxes directly.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums.  Insurance escrows may not be required if, (i) the borrower maintains a blanket insurance policy, or (ii) if a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type.  Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the mortgage loan, Wells Fargo Bank generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed.  In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions.  One or more of Wells Fargo’s Mortgage Loans may vary from the specific Wells Fargo’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above.  In addition, in the case of one or more of Wells Fargo’s Mortgage Loans, Wells Fargo or another Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.  Except as disclosed in “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus, none of the mortgage loans was originated with any material exceptions from Wells Fargo’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview.  Wells Fargo Bank, in its capacity as the Sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects.  Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties.  Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage

Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this free writing prospectus, as further described below.

Database.  To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process.  Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this free writing prospectus.

Data Comparisons and Recalculation.  Wells Fargo Securities LLC, on behalf of Wells Fargo Bank, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this free writing prospectus regarding the Wells Fargo Bank Mortgage Loans.  These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●
comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, Mortgage Loan Seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations.  Mortgage Loan Seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this free writing prospectus.  In addition, Mortgage Loan Seller counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex C-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage Loan Seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v)  bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi)  any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Findings and Conclusions.  Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this free writing prospectus is accurate in all material respects.  Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Repurchase Requests

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured.  The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from January 1, 2011 to June 30, 2012 or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(3)(4)			Assets Pending Repurchase or Replacement (within cure period)(3)(5)			Demand in Dispute(3)(6)			Demand Withdrawn(3)(7)			Demand Rejected(3)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C23	X	Wachovia Bank, National Association	139	2,903,975,599.43	68.65	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1352059		Nomura Credit & Capital, Inc.	87	897,454,001.87	21.22	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation (8)	79	428,429,428.41	10.13	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	1	2,157,849.91	0.06	0	0.00	0.00

Issuing Entity Subtotal			305	4,229,859,029.71	100.00	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	1	2,157,849.91	0.06	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation (9)	50	269,226,893.21	7.49	1	13,700,862.06	0.42	0.00	0	0.00	0	0.00	0.00	1	13,700,862.06	0.42	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	1	13,700,862.06	0.42	0.00	0	0.00	0	0.00	0.00	1	13,700,862.06	0.42	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			512	7,825,055,730.32		1	13,700,862.06		0.00	0		0	0.00		1	13,700,862.06	0.42	1	2,157,849.91		0	0.00	0.00

(1)
In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have receive repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage backed securities transactions.  Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate. In addition, Wells Fargo Bank requested information from master servicers, special servicers, trustees and other Demand Entitles as to demands (from investors or others) that occurred prior to July 22, 2010.  It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns j-x).

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements (for columns d-f).

(3)
Includes only new demands received during the reporting period. (For columns g-i)

In the event demands were received in prior reporting periods, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(4)
Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during a reporting period, the corresponding principal balance utilized in calculating columns (g) through (x) shall be zero. (For columns j-l)

(5)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns m-o)

(6)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(7)
Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(8)
On April 8, 2010, Dexia Real Estate Capital Markets (“Dexia”) (formerly known as Artesia Mortgage Capital Corporation) received a repurchase request with respect to Loan #264 GM&O Building from the special servicer for the Wachovia Bank Commercial Mortgage Trust Series 2006-C23 securitization trust. Dexia considered the repurchase request to be without merit and rejected the repurchase request. As of December 31, 2011, to Dexia’s knowledge, the repurchase request is no longer being pursued.  The principal balance of the loan reflected in the table is as of a date prior to January 1, 2012.

(9)
On September 29, 2011, Dexia received a letter from CWCapital Asset Management LLC as Special Servicer for the issuing trust demanding that Dexia cure alleged defects in the documentation of Loan #58 Marketplace Retail & Office Center. By letter dated December 29, 2011, Dexia rejected the issuing trust’s demand. As of June 30, 2012, Dexia has received no response from the issuing trust.  The principal balance of the loan reflected in the table is as of June 30, 2012.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from April 1, 2012 through June 30, 2012 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on August 10, 2012, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on August 10, 2012, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor.  Such Forms ABS-15G are available electronically through the SEC’s EDGAR system.  The Central Index Key number of Wells Fargo Bank is 0000740906.  The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

The Royal Bank of Scotland

General.  The Royal Bank of Scotland, as used herein, refers to two affiliated companies (together, “The Royal Bank of Scotland”):  The Royal Bank of Scotland plc, which is selling seventeen (17) Mortgage Loans representing approximately 19.4% of the Cut-off Date Pool Balance, and RBS Financial Products Inc., which is, jointly with The Royal Bank of Scotland plc, selling one (1) Mortgage Loan representing approximately 2.9% of the Cut-off Date Pool Balance.  The Royal Bank of Scotland plc is a public company registered in Scotland and wholly-owned subsidiary of The Royal Bank of Scotland Group plc. RBS Financial Products Inc. is a Delaware corporation and a wholly-owned subsidiary of RBS Holdings USA Inc. The Royal Bank of Scotland plc and RBS Financial Products Inc. are indirect subsidiaries of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland Group plc is a public company registered in Scotland that is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally.  The Royal Bank of Scotland plc and RBS Financial Products Inc. are also affiliates of RBS Securities Inc., one of the underwriters.  The principal offices of The Royal Bank of Scotland in the United States are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number (203) 897-2700.

The Royal Bank of Scotland’s Commercial Mortgage Securitization Program.  The Royal Bank of Scotland plc has been engaged in commercial mortgage securitization in the United States since approximately 2009 and RBS Financial Products Inc. has been engaged in commercial mortgage lending since its formation in 1990.  The vast majority of mortgage loans originated by The Royal Bank of Scotland are intended to be either sold through securitization transactions in which The Royal Bank of Scotland acts as a Sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of commercial mortgage loans that The Royal Bank of Scotland originates:

●
Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties.  These loans are The

Royal Bank of Scotland’s principal loan product and are primarily originated for the purpose of securitization.

●
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by The Royal Bank of Scotland and are sold in individual loan sale transactions.

In general, The Royal Bank of Scotland does not hold the loans it originates until maturity.

The Royal Bank of Scotland originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing Trust Fund.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  The Royal Bank of Scotland’s role also includes engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, The Royal Bank of Scotland works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither The Royal Bank of Scotland nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions.  Instead, The Royal Bank of Scotland and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

The Royal Bank of Scotland affiliates commenced selling mortgage loans into securitizations in 1998.  During the period commencing on January 1, 1998 and ending on June 30, 2012, The Royal Bank of Scotland affiliates were the sponsors of 38 commercial mortgage-backed securitization transactions.  Approximately $42.3 billion of the mortgage loans included in those transactions were originated by The Royal Bank of Scotland.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by The Royal Bank of Scotland affiliates for the years ending on December 31, 2010 and 2011 and for the period from January 1, 2012 through June 30, 2012.  The Royal Bank of Scotland and its affiliates have not sponsored the securitization of any floating rate commercial or multifamily mortgage loans since 2007.

Fixed Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed Rate Loans Securitized by The Royal Bank of Scotland (approximate)
2012(1)	$703,286,904
2011	$2,091,364,407
2010	$237,100,000

(1)	Through June 30, 2012.

The Royal Bank of Scotland’s Underwriting Standards

Each of the mortgage loans originated by The Royal Bank of Scotland was generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular Mortgage Loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.  The Royal Bank of Scotland originates mortgage loans principally for securitization.

General.  The Royal Bank of Scotland originates commercial mortgage loans from its headquarters in Stamford, Connecticut as well as from its origination offices in Chicago, Illinois, Irvine and Los Angeles, California and Atlanta, Georgia.  Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans must be approved by at least two or more members of The Royal Bank of Scotland’s credit committee, depending on the size of the mortgage loan.

Loan Analysis.  Generally, The Royal Bank of Scotland performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance credit officer of The Royal Bank of Scotland.  The borrower’s and property manager’s experience and presence in the subject market are also received.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans must be approved by an independent credit officer with the appropriate level of approval authority for the size of the loan together with approval from either the Head of Commercial Real Estate Securitization or more senior management depending upon the size of the loan.  Larger loans are reviewed and approved by more senior credit officers and more senior management.  If deemed appropriate, a member of the real estate team within the credit department will visit the subject property.  The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis.  Prior to origination of a loan, The Royal Bank of Scotland typically performs, or causes to be performed, site inspections at each property.  Depending on the property type, such inspections generally include an evaluation of one or more of the following:  functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio.  The Royal Bank of Scotland typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal.  In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and LTV Ratio.  The Royal Bank of Scotland’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by The Royal Bank of Scotland may vary from these guidelines.

Escrow Requirements.  Generally, The Royal Bank of Scotland requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated by The Royal Bank of Scotland are as follows (see Annex A-1 to this free writing prospectus for instances in which reserves were not taken):

●
Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●
Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  The Royal Bank of Scotland relies on information provided by an independent engineer to make this determination.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, The Royal Bank of Scotland generally requires that at least 115% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report.  The Royal Bank of Scotland generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an approved environmental firm.  The Royal Bank of Scotland or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions.  In cases in which the Phase I site assessment identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, The Royal Bank of Scotland generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

Physical Condition Report.  The Royal Bank of Scotland generally obtains a current physical condition report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm.  The Royal Bank of Scotland, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, The Royal Bank of Scotland often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy.  The borrower is required to provide, and The Royal Bank of Scotland or its counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  The Royal Bank of Scotland typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors.  Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions.  Notwithstanding the discussion above, one or more of the Mortgage Loans originated by The Royal Bank of Scotland may vary from, or do not comply with, The Royal Bank of Scotland’s underwriting guidelines described above.  In addition, in the case of one or more of the mortgage loans, The Royal Bank of Scotland or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  For any material exceptions to The Royal Bank of Scotland’s underwriting guidelines described above in respect of The Royal Bank of Scotland’s Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Review of Mortgage Loans for Which The Royal Bank of Scotland is the Sponsor

Overview.  In connection with the securitization described in this free writing prospectus, The Royal Bank of Scotland, as a sponsor of this offering, has conducted a review of the Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to such Mortgage Loans is accurate in all material respects. The Royal Bank of Scotland determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of The Royal Bank of Scotland’s Mortgage Loans was conducted as described below with respect to each of those Mortgage Loans.  The review of The Royal Bank of Scotland’s mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of The Royal Bank of Scotland or its affiliates (collectively, “The Royal Bank of Scotland Deal Team”) with the assistance of certain third parties.  The Royal Bank of Scotland has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of The Royal Bank of Scotland’s Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this free writing prospectus, as further described below.

Database.  To prepare for securitization, members of The Royal Bank of Scotland Deal Team created a database of loan-level and property-level information, and prepared an asset summary report, regarding each of The Royal Bank of Scotland’s mortgage loans.  The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by The Royal Bank of Scotland during the underwriting process.  After origination of each of The Royal Bank of Scotland’s Mortgage Loans, The Royal Bank of Scotland Deal Team may have updated the information in the database and the related asset summary report with respect to The Royal Bank of Scotland Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of The Royal Bank of Scotland Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (“The Royal Bank of Scotland Data Tape”) containing detailed information regarding each of The Royal Bank of Scotland’s Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Royal Bank of Scotland Data Tape was used by The Royal Bank of Scotland Deal Team to provide the numerical information regarding The Royal Bank of Scotland’s Mortgage Loans in this free writing prospectus.

Data Comparisons and Recalculation.  The Royal Bank of Scotland engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by The Royal Bank of Scotland, relating to information in this free writing prospectus regarding The Royal Bank of Scotland’s Mortgage Loans.  These procedures included:

●	comparing the information in The Royal Bank of Scotland Data Tape against various source documents provided by The Royal Bank of Scotland;

●
comparing numerical information regarding The Royal Bank of Scotland’s Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in The Royal Bank of Scotland Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to The Royal Bank of Scotland’s Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  The Royal Bank of Scotland engaged various law firms to conduct certain legal reviews of The Royal Bank of Scotland’s Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of the mortgage loans originated by The Royal Bank of Scotland, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from The Royal Bank of Scotland’s standard form loan documents.  In addition, origination counsel for each mortgage loan reviewed The Royal Bank of Scotland’s representations and warranties set forth on Annex C-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of The Royal Bank of Scotland’s Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan documents that deviate materially from The Royal Bank of Scotland’s standard form documents, as identified by The Royal Bank of Scotland and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by The Royal Bank of Scotland relating to its Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

The Royal Bank of Scotland prepared, and both originating counsel and securitization counsel reviewed, the loan summaries for The Royal Bank of Scotland’s Mortgage Loans included in the ten largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for The Royal Bank of Scotland’s Mortgage Loans included in the next five largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3 to this free writing prospectus.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any of The Royal Bank of Scotland’s Mortgage Loans, The Royal Bank of Scotland requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  In connection with the origination of each Mortgage Loan originated by The Royal Bank of Scotland, The Royal Bank of Scotland, together with origination counsel, conducted a search with respect to each borrower under the related Mortgage Loan to determine whether it filed for bankruptcy.  If The Royal Bank of Scotland became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of its Mortgage Loans, The Royal Bank of Scotland obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Mortgage Loan originated by The Royal Bank of Scotland, The Royal Bank of Scotland Deal Team also consulted with the applicable The Royal Bank of Scotland mortgage loan origination team to confirm that each of The Royal Bank of Scotland’s Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—The Royal Bank of Scotland’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” above.

Findings and Conclusions.  The Royal Bank of Scotland found and concluded with reasonable assurance that the disclosure regarding each Mortgage Loan to be sold to us by The Royal Bank of Scotland in this free writing prospectus is accurate in all material respects.  The Royal Bank of Scotland also found and concluded with reasonable assurance that The Royal Bank of Scotland’s Mortgage Loans were originated in accordance with The Royal Bank of Scotland’s origination procedures and underwriting criteria, except as described above under “—The Royal Bank of Scotland’s Underwriting Standards—Exceptions”.

Neither The Royal Bank of Scotland nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against The Royal Bank of Scotland for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by The Royal Bank of Scotland in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus.

Repurchase Requests

As of the date of this free writing prospectus, The Royal Bank of Scotland plc filed its most recent Form ABS-15G with the SEC on February 13, 2012, generally relating to the three-year period ended on December 31, 2011.  Such Form ABS-15G is available electronically though the SEC’s EDGAR system.  The Central Index Key number of The Royal Bank of Scotland plc is 0000729153.  With respect to the period from and including January 1, 2011 to and including June 30, 2012, The Royal Bank of Scotland plc does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

As of the date of this free writing prospectus, RBS Financial Products Inc. filed its most recent Form ABS-15G with the SEC on August 14, 2012, generally relating to the three-year period ended on June 30, 2012.  Such Form ABS-15G is available electronically though the SEC’s EDGAR system.  The Central Index Key number of RBS Financial Products Inc. is 0001541615.  With respect to the period from and including January 1, 2011 to and including June 30, 2012, RBS Financial Products Inc. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—The Royal Bank of Scotland” has been provided by The Royal Bank of Scotland.

Ladder Capital Finance LLC

General.  Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this free writing prospectus.  LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”).  Ladder Holdings is a limited liability limited partnership organized under the laws of the State of Delaware.

Ladder Holdings is a privately held company that commenced operations in October 2008.  Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this free writing prospectus as the “Ladder Capital Group”.   The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments.  The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154.

According to its consolidated balance sheet (audited), as of December 31, 2011, Ladder Holdings and its consolidated subsidiaries (which include LCF) had total assets of approximately $2.65 billion, total liabilities of approximately $1.67 billion and total partners’ capital of approximately $989.06 million.  According to its consolidated balance sheet (unaudited), as of June 30, 2012, Ladder Holdings and its consolidated subsidiaries had total assets of approximately $2.8 billion, total liabilities of approximately $1.7 billion and total partners’ capital of approximately $1.1 billion.

Wells Fargo Bank, National Association and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities.  Ladder Holdings guarantees certain obligations of the LCF Financing Affiliates under those repurchase facilities.  Twenty-one (21) of the LCF Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $453,523,782, representing approximately 35.5% of the Cut-off Date Pool Balance, are (or will be prior to the date of initial issuance of the Certificates) subject to such repurchase facilities.  If such is the case at the time the Certificates are issued, then LCF will use the proceeds from the sale of the LCF Mortgage Loans to the Depositor to, among other things, reacquire the warehoused LCF Mortgage Loans (indirectly through the LCF Financing Affiliates) from the repurchase agreement counterparties free and clear of any liens.  Wells Fargo Bank, National Association is the repurchase agreement counterparty with respect to ten (10) LCF Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $193,652,431, representing approximately 15.2% of the Cut-off Date Pool Balance. In addition, Wells Fargo Bank, National Association is the interim custodian with respect to the loan documents for all of the LCF Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $457,891,673, representing approximately 35.9% of the Cut-off Date Pool Balance.

Ladder Capital Group’s Securitization Program.  During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two (2) commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three (3) commercial mortgage securitizations.  Through and including August 31, 2012, LCF contributed approximately $748.67 million of commercial, multifamily and manufactured housing community mortgage loans to three (3) commercial mortgage securitizations.  LCF began securitizing such types of mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States.  The following table sets forth information with respect to originations of fixed rate and floating rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010 and 2011 and from and including January 1, 2012 to and including August 31, 2012.

Originations of Fixed and Floating Rate Multifamily, Manufactured
Housing Community and Commercial Mortgage Loans

	2010		2011		2012(a)
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
Fixed	48	$ 663,256,700	65	$1,170,444,775	80	$1,202,593,250
Floating	8	$ 125,450,000	10	$ 281,085,840	10	$268,482,500

(a)	Reflects activity from and including January 1, 2012 to and including August 31, 2012.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized.  In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.  LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment.  However, as is the case in this securitization, Ladder Holdings will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement related to, any such breach of representation or warranty or defective or missing loan documentation.  No assurance can be provided that Ladder Holdings or LCF will have the financial ability to perform any such obligations described above in this paragraph.  No other member of the Ladder Capital Group will be responsible for performing such obligations if Ladder Holdings and LCF both fail with respect to their obligations described above in this paragraph.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes.  Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.  Wells Fargo Bank, National Association has been acting as interim servicer with respect to all of the LCF Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $457,891,673, representing approximately 35.9% of the Cut-off Date Pool Balance.

LCF’s Underwriting Guidelines and Processes

Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated by LCF for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below.  For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus and “Annex C-2—Exceptions to Mortgage Loan Representations and Warranties” in this free writing prospectus.

A.  Loan Analysis.  Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained.  Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

B.  Loan Approval.  Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loans to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.  Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.  With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized.  There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance.  Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements.  Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

D.  Additional Debt.  Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

E.  Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●
Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●
Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●
Engineering Assessment.  In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

F.  Title Insurance.  The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

G.  Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are obligated to obtain insurance or may self-insure or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Except in certain instances where sole or significant tenants (which may include ground tenants) are obligated to obtain insurance or may self insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, each mortgage instrument typically also requires the borrower to maintain:  (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

H.  Zoning and Building Code Compliance.  In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

I.  Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the loan documents which may include, but not be limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure or (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, franchisor or third party property manager, if applicable) is permitted to maintain the insurance.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Exceptions

Notwithstanding the discussion under “—LCF’s Underwriting Guidelines and Processes” above, one or more of the LCF Mortgage Loans may vary from, or do not comply with, LCF’s underwriting guidelines described above.  In addition, in the case of one or more of the LCF Mortgage Loans, LCF or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  For any material exceptions to LCF’s underwriting guidelines described above in respect of the LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Review of Mortgage Loans for Which LCF is the Sponsor

A          Overview.  LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this free writing prospectus.  The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”) with the assistance of certain third parties.  LCF has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the LCF Mortgage Loans and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus.  No sampling procedures were used in the review process.

B.         Data Tape.  To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan.  The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process.  After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF data tape was used to provide the numerical information regarding the LCF Mortgage Loans in this free writing prospectus.

C.         Data Comparisons and Recalculation.  LCF engaged a third party accounting firm to perform certain data comparison and recalculation procedures that were designed or provided by LCF, relating to information in this free writing prospectus regarding the LCF Mortgage Loans.  These procedures included:

●	comparing the information in the LCF data tape against various source documents obtained or provided by LCF;

●
comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the LCF data tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this free writing prospectus.

D.         Legal Review.  The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed the representations and warranties set forth on Annex C-1  to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans.  Such assistance included, among other things, (i) a review of the Ladder Capital Group’s asset summary report for each LCF Mortgage Loan, (ii) a review of data tapes relating to the LCF Mortgage Loans prepared by Ladder Capital Group, (iii) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans, and (iv) a review of the list of exceptions prepared by LCF in connection with its representations and warranties set forth on Annex C-1 to this Free Writing Prospectus.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries in Annex B to this free writing prospectus based on their respective reviews of the related asset summary reports or other items described in the prior paragraph and/or the pertinent sections of the related loan documents.

E.         Other Review Procedures.  With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines set forth under “—LCF’s Underwriting Guidelines and Processes” above.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

F.           Findings and Conclusions.  Based on the foregoing review procedures, LCF found and concluded with reasonable assurance that the disclosure regarding the LCF Mortgage Loans in this free writing prospectus is accurate in all material respects.  LCF also found and concluded with reasonable assurance that the LCF Mortgage Loans were originated in accordance with LCF’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this free writing prospectus.

Repurchase Requests

As of the date of this free writing prospectus, LCF most recently filed a Form ABS-15G with the SEC on February 8, 2012.  LCF’s “Central Index Key” number is 0001541468.  With respect to the period from and including January 1, 2011 to and including June 30, 2012, LCF did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Ladder Capital Finance LLC” has been provided by LCF.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this free writing prospectus, the Sponsors (directly or through affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount generally equal to the excess, if any, of:

(a)      the sum of any proceeds received from the sale of the Certificates to investors (whether or not in this offering) and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans (including primary servicing rights, if any, retained by a Sponsor), over

(b)      the sum of certain costs and expenses of originating or acquiring the Mortgage Loans and certain costs and expenses related to the issuance, offering and sale of the Certificates as generally described in this free writing prospectus.

The mortgage servicing rights (including primary servicing rights, if any, retained by a Sponsor) will be sold to the Master Servicer for a price based on the value of the master servicing fees to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Trustee

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement.  U.S. Bancorp, with total assets exceeding $353 billion as of June 30, 2012, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of June 30, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states.  A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 3 international cities.  The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Mailcode MK-IL-SL7C, Chicago, Illinois 60603, Attention:  WFCM 2012-LC5.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2012, U.S. Bank was acting as trustee with respect to over 88,000 issuances of securities with an aggregate outstanding principal balance of over $3.4 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of June 30, 2012, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 525 commercial mortgage-backed securities transactions with an outstanding aggregate principal balance of approximately $451,611,600,000.

In the past three years, U.S. Bank has not materially defaulted in any of its trustee obligations under any pooling and servicing agreement that are substantially similar to the Trustee’s obligations under the Pooling and Servicing Agreement.  In the past three years, U.S. Bank has not caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

In its capacity as trustee on commercial mortgage securitizations, U.S. Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

The foregoing information concerning the Trustee has been provided by the Trustee.

The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”). will act as certificate administrator, tax administrator, certificate registrar, and custodian under the Pooling and Servicing Agreement (the “Certificate Administrator”).

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.3 trillion in assets and 265,000 employees as of June 30, 2012, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Sponsors, the Master Servicer, the Special Servicer, the Trustee, the Trust Advisor, and the Mortgage Loan Seller may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Certificate Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of June 30, 2012, Wells Fargo Bank was acting as securities administrator with respect to more than $317 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to the pooling and servicing agreement.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee for the benefit of the Certificateholders.  Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of June 30, 2012, Wells Fargo Bank was acting as custodian of more than 60,000 commercial mortgage files.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Corporate Trust

Services division of Wells Fargo Bank (the “2011 Wells Corporate Trust Assessment”), discloses that material instances of noncompliance occurred with respect to the servicing criteria described in Items 1122(d)(3)(i)(B) and 1122(d)(3)(ii) of Regulation AB.  Specifically, (a) certain amounts allocated and remitted to investors were not calculated in accordance with the terms specified in the transaction agreements, and (b) certain reports to investors did not provide information calculated in accordance with the terms specified in the transaction agreements with respect to waterfall calculations and/or reporting disclosures.

As of December 31, 2011, the platform to which the 2011 Wells Corporate Trust Assessment relates consisted, in part, of (i) approximately 2052 residential mortgage-backed securities transactions with over 24,000 payment/reporting cycles, and (ii) approximately 279 commercial mortgage-backed securities transactions with over 3,000 payment/reporting cycles.  The errors that contributed to the material instances of noncompliance described on the 2011 Wells Corporate Trust Assessment occurred on certain residential mortgage-backed securities and commercial mortgage-backed securities transactions in the platform and consisted of (x) payment errors and corresponding investor reporting errors that impacted approximately 2.2% of the residential mortgage-backed securities payment/reporting cycles and approximately 0.2% of the commercial mortgage-backed securities payment/reporting cycles, and (y) investor reporting errors without corresponding payment errors that impacted approximately 0.6% of the residential mortgage-backed securities payment/reporting cycles and approximately 0.4% of the commercial mortgage-backed securities payment/reporting cycles.  The 2011 Wells Corporate Trust Assessment discusses certain payment and reporting errors that occurred on residential mortgage-backed securities transactions containing multi-group features, which are a subset of the errors impacting residential mortgage-backed securities payment/reporting cycles described above.

The 2011 Wells Corporate Trust Assessment also states that necessary adjustments have been made to the waterfall models and investor reports to correct the errors that contributed to the material instance of noncompliance and such adjustments are expected to prevent similar future errors.

The information set forth under this sub-heading has been provided by Wells Fargo Bank.

The Master Servicer

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer for all of the Mortgage Loans to be deposited into the Trust Fund (in such capacity, the “Master Servicer”).  Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo Bank.  Like Wells Fargo Bank, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia managers.  That integration is continuing.

Wells Fargo Bank is also a Sponsor, an Originator, a Mortgage Loan Seller, the swap counterparty, the Certificate Administrator, the tax administrator, the Custodian, the Certificate Registrar, the WFRBS 2012-C8 Master Servicer, the WFRBS 2012-C8 Certificate Administrator, the swap counterparty under the WFRBS 2012-C8 securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the Depositor, and of Wells Fargo Securities, LLC, an underwriter.  Wells Fargo Bank is also the initial holder of the mezzanine loan relating to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as One Corporate Center 1 & 3. See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing).”  Wells Fargo Bank is the purchaser under a repurchase agreement with an affiliate of LCF for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LCF and its affiliates.   Pursuant to certain interim servicing

agreements between Wells Fargo Bank, LCF and certain affiliates of LCF, a Mortgage Loan Seller and a Sponsor and an affiliate of an underwriter, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by LCF and those affiliates of LCF (subject to the repurchase facility described above in this paragraph and/or similar financing arrangements) from time to time, including, prior to their inclusion in the Trust Fund, all of the Mortgage Loans to be transferred by LCF to the Depositor.  There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by LCF that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund.  Pursuant to an interim servicing agreement among Wells Fargo Bank, The Royal Bank of Scotland plc, and RBS Financial Products Inc., each a Sponsor, Originator and Mortgage Loan Seller and an affiliate of an underwriter, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc. from time to time, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc.  There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by The Royal Bank of Scotland plc or RBS Financial Products Inc. that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund.  Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by Wells Fargo Bank.  There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund.  See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software.  Wells Fargo Bank reports to trustees and certificate administrators in the CREFC format.  The table below sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2009	As of 12/31/2010	As of 12/31/2011	As of 6/30/2012
By Approximate Number:	41,703	39,125	38,132	36,704
By Approximate Aggregate Unpaid Principal Balance (in billions):	$473.4	$451.1	$437.7	$430.5

Within this portfolio, as of June 30, 2012, are approximately 25,696 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $350.3 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of June 30, 2012, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to:  (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2009	$370,868,977,095	$492,576,563	0.13%
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
YTD June 30, 2012	$333,302,909,836	$2,063,691,886	0.62%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank is rated by Fitch, Inc. (“Fitch”), S&P and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans.  Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer:	CPS2+	Above Average	MOR CS2
Master Servicer:	CMS2	Above Average	MOR CS2

The long-term deposits of Wells Fargo Bank are rated “AA-” by S&P, “Aa3” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch.  The short-term deposits of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties under the Pooling and Servicing Agreement.  Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

●	entry of new loan data;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo Bank on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this free writing prospectus.  On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as Master Servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act.  Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Commercial Mortgage Servicing division of Wells Fargo Bank (the “2011 Wells CMS Assessment”), discloses the following material instances of noncompliance with respect to the servicing criteria described in Item 1122(d)(4)(i) of Regulation AB:

“With respect to certain commercial mortgage loans, [Wells Fargo Bank] failed to timely file continuation statements for certain Uniform Commercial Code (“UCC”) financing statements as required by the transaction agreements, thereby causing such UCC financing statements to lapse.  As a result of the non-compliance described above, certain non-possessory security interests in certain types of personal property collateral for these loans became unperfected and, as a result, subject to a possible loss of priority”.

The 2011 Wells CMS Assessment also states that Wells Fargo Bank promptly filed new UCC financing statements for these loans and made improvements to its systems and procedures for the filing of UCC continuation statements.

The information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

The Master Servicer and the Special Servicer will each be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus), including all fees of any sub-servicers retained by it.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), will initially be appointed to act as special servicer (the “Special Servicer”) and in this capacity will initially be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties (other than any REO Property with respect to a Pari Passu Mortgage Loan) pursuant to the Pooling and Servicing Agreement.  Rialto maintains its principal servicing office at 730 NW 107th Avenue, Suite 400, Miami, Florida, 33172.

Rialto became approved as a commercial mortgage-based securities special servicer by Fitch on June 22, 2012.  Rialto currently has a special servicer rating of “CSS2-” by Fitch.

Rialto is a wholly owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”).  RCM is a vertically integrated commercial real estate investment and asset manager and a wholly owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN).  RCM is the sponsor of, and investor in, an approximately $700 million private equity fund (the “Fund”) focused on distressed and value-add real estate related investments.  To date, RCM has acquired and is managing over $5.7 billion of non- and sub-performing real estate assets, representing over 8,000 loans.  Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”).  RCM is also a sub-advisor and investor in an approximately $4.6 billion Public Private Investment Fund with the U.S. Department of the Treasury.

RCM has over 230 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes six satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon and Charlotte, North Carolina. It is also supported in local markets by the Lennar infrastructure which provides access to over 4,000 employees across the country’s largest real estate markets.

RCM has underwritten and purchased, primarily for the Fund, almost $640 million in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 11 different securitizations totaling over $11.4 billion in overall transaction size.  RCM has the right to appoint the special servicer for each of these transactions.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate.  These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower.   Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews.  Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management.  Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Fund.  As part of such external audits, auditors perform test work and review internal controls throughout the year.  As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of June 30, 2012, Rialto and its affiliates were actively special servicing approximately 4,800 portfolio loans with a principal balance of approximately $1.9 billion and were responsible for over 2,900 portfolio REO assets with a principal balance of approximately $2  billion.  Rialto is also currently performing special servicing for two commercial real estate securitizations, the Rialto Capital, Series 2012-LT1 non-performing asset securitization and the FDIC Commercial Mortgage Trust 2012-

C1 commercial and multifamily mortgage loan securitization.  With respect to such securitization transactions, Rialto is administering approximately 608 assets with a principal balance of approximately $904 million.  The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial and other income-producing properties as well as residential and commercial land.

In its capacity as Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction.  Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger.  Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer.  There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer.

From time-to-time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to the certificateholders.  Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the Pooling and Servicing Agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of the entity expected to (i) purchase the Class E, F and G certificates on the closing date, (ii) become the initial Majority Subordinate Certificateholder and (iii) be appointed as the initial Subordinate Class Representative.  Rialto is also the initial WFRBS 2012-C8 Special Servicer and an affiliate of the initial majority subordinate certificateholder under the WFRBS 2012-C8 securitization.

The information set forth under this sub-heading “The Special Servicer” regarding Rialto has been provided by Rialto.

The Trust Advisor

TriMont Real Estate Advisors, Inc., a Georgia corporation (“TriMont”), will act as trust advisor under the Pooling and Servicing Agreement (in such capacity, the “Trust Advisor”).  The principal office of TriMont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600. TriMont also has offices located in Irvine, California, New York, New York and Leusden, The Netherlands.

TriMont provides services to real estate lenders and investors on both debt and equity investments.  Its core services include asset management, loan servicing, asset servicing, due diligence, underwriting services and portfolio risk analysis.  TriMont is rated by S&P as a Commercial Mortgage Special Servicer (Above Average) and a Construction Loan Servicer (Strong), by Fitch, Inc. as a Primary Servicer (CPS2) and a Special Servicer (CSS2) and by Kroll Bond Rating Agency, Inc. as a Primary Servicer (Pass) and a Special Servicer (Pass).

TriMont has been named operating advisor or trust advisor on 12 commercial mortgage-backed securities transactions with an aggregate original principal loan balance exceeding $13 billion (not including the subject transaction).  The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

TriMont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under TriMont’s servicing agreements, including procedures for managing delinquent and specially serviced loans.  There have been no material changes to TriMont’s policies or procedures in the past three years that would have a material effect on the current transaction.  The policies and procedures are reviewed annually and centrally managed.  Furthermore, TriMont’s disaster recovery plan is reviewed annually.

As of June 30, 2012, TriMont was special servicing approximately 643 loans and REO (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $2.9 billion. TriMont has been named special servicer on 31 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $31 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.  TriMont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which TriMont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of TriMont as primary servicer or special servicer, including as a result of TriMont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.

From time to time, TriMont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  TriMont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to Certificateholders.

TriMont is not an affiliate of the Depositor, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Sponsors, any “originators” (within the meaning of Item 1110 of Regulation AB), the Mortgage Loan Sellers or any “significant obligors” (within the meaning of Items 1101 and 1112 of Regulation AB) with respect to the Issuing Entity.

The information set forth under this sub-heading has been provided by TriMont Real Estate Advisors, Inc.

Affiliations and Certain Relationships Among Certain Transaction Parties

In this section, we describe affiliations and relationships between a legal entity that is a party to this securitization transaction, on the one hand, and any separate legal entity that is a material party to this securitization transaction, on the other.  Each of the entities described below may have conflicts of interest that arise from circumstances other than its affiliation with another party to the securitization.  In this section, we do not describe all the conflicts of interest that a party to the securitization may have; we described only affiliations.  For information regarding conflicts of interest, see the “Risk Factors” section of this free writing prospectus.

Wells Fargo Bank, a Sponsor, Originator and Mortgage Loan Seller, is also the Master Servicer, the Certificate Administrator, the tax administrator, the Custodian, the Certificate Registrar and the swap counterparty under this securitization, the WFRBS 2012-C8 Master Servicer, the WFRBS

2012-C8 swap counterparty and the WFRBS 2012-C8 Certificate Administrator, the WFRBS 2012-C8 tax administrator, the WFRBS 2012-C8 certificate registrar and the WFRBS 2012-C8 custodian under the WFRBS 2012-C8 securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the Depositor, and of Wells Fargo Securities, LLC, one of the underwriters.

Wells Fargo Bank provides warehouse financing to one of the LCF Financing Affiliates through a repurchase facility.  Ladder Holdings guarantees certain obligations of such LCF Financing Affiliate under that repurchase facility.  Ten (10) of the LCF Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $193,652,431, representing approximately 15.2% of the Cut-off Date Pool Balance, are (or will be prior to the date of initial issuance of the Certificates) subject to such repurchase facility.  If such is the case at the time the Certificates are issued, then LCF will use the proceeds from the sale of such LCF Mortgage Loans to the Depositor to, among other things, reacquire such LCF Mortgage Loans (indirectly through the applicable LCF Financing Affiliate) from Wells Fargo Bank as the repurchase agreement counterparty, free and clear of any liens.

As a result of the matters discussed above, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Ladder Capital Finance LLC to the Depositor.

While Wells Fargo Bank may have undertaken some evaluation of the LCF Mortgage Loans as to which it acts as repurchase agreement counterparty, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering.  In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose.  LCF is solely responsible for the underwriting of its Mortgage Loans, as well as the Mortgage Loan representations and warranties related thereto.

Pursuant to certain interim servicing agreements between LCF and certain of its affiliates, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts as interim servicer with respect to certain of the mortgage loans owned from time to time by LCF and those affiliates thereof, including, prior to their inclusion in the issuing entity, all of the LCF Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $457,891,673, representing approximately 35.9% of the Cut-off Date Pool Balance.  In addition, Wells Fargo Bank is the interim custodian with respect to the loan documents for all of the LCF Mortgage Loans.

Pursuant to an interim servicing agreement among Wells Fargo Bank, The Royal Bank of Scotland plc and RBS Financial Products Inc., each a Sponsor, Originator and Mortgage Loan Seller and an affiliate of an underwriter, Wells Fargo Bank acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc.

In the case of the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Academy Sports + Outdoors - Snellville, Academy Sports + Outdoors - Columbia and Dollar General - Yulee, which secure Mortgage Loans collectively representing approximately 0.9% of the Cut-off Date Pool Balance, the related Mortgage Loan Seller (LCF) and one of the underwriters (Ladder Capital Securities LLC) are affiliates of the related borrowers.  Each of the related Mortgage Loans was originated by LCF or an affiliate thereof.  Such mortgage loans may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the subject borrower.  In particular, the related loan documents (i) do not contain any guaranties or other indemnities by any individual or entity, other than the subject borrower, including for customary non-recourse carve-outs or environmental matters, (ii) in the case of the Dollar General - Yulee mortgage loan, do not require terrorism insurance to be maintained with respect to the related mortgaged property, and (iii) permit, without lender’s consent, certain transfers and pledges of direct and indirect interests in the related borrower to, and to entities under the control of, Ladder Capital Finance Holdings LLLP (the indirect parent of Ladder Capital Finance LLP), a successor thereto and persons or entities satisfying the criteria set forth in the related loan documents.

In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Southeast Grocery Portfolio, representing approximately 2.0% of the Cut-off Date Pool Balance, a mezzanine loan in the amount of $5,394,907 as of the Cut-off Date, and secured by 100% of the equity interests in the related borrowers, is held by an affiliate of the related Mortgage Loan Seller (LCF), the related originator (LCF or an affiliate thereof) and one of the underwriters (Ladder Capital Securities LLC).  The related mezzanine loan lender has a contingent interest of 15% of the amount by which the proceeds of a sale or refinancing of the related Mortgaged Properties (or, in some cases, the appraised value of the related Mortgaged Properties) exceeds an agreed-upon base amount, and payment of such contingent interest is triggered upon the occurrence of a sale or refinancing of any of the related Mortgaged Properties or the maturity of the related mezzanine loan.  In addition, upon a refinancing, maturity of such mezzanine loan or sale of the related Mortgaged Properties other than on an unrelated third party basis, in lieu of payment of such contingent interest amount, the mezzanine lender may take a direct 15% equity interest in each mezzanine borrower or affiliates thereof.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as One Corporate Center 1 & 3, representing approximately 1.3% of the Cut-off Date Pool Balance, a mezzanine loan in the amount of approximately $3,350,487 and secured by equity interests in the related borrower, is held by Wells Fargo Bank, National Association.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Southlake Marketplace, representing approximately 1.3% of the Cut-off Date Pool Balance, a mezzanine loan in the amount of approximately $1,210,000 and secured by 100% of the equity interests in the related borrower, is held by an affiliate of the related mortgage loan seller (LCF), the related originator (LCF or an affiliate thereof)  and one of the underwriters (Ladder Capital Securities LLC).  Such Mortgage Loan was originated by LCF or an affiliate thereof.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related Mortgage Loan Seller.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing).”

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliates and each of them is a Sponsor, Originator and Mortgage Loan Seller, and an affiliate of RBS Securities Inc., one of the underwriters.

Ladder Capital Finance LLC, a Sponsor, Originator and Mortgage Loan Seller, is an affiliate of Ladder Capital Securities LLC, one of the underwriters, and of Ladder Capital Finance Holdings LLLP.

Rialto Capital Advisors, LLC, the Special Servicer, is an affiliate of the entity expected to (a) purchase the Class E, F and G certificates on the Closing Date, (b) become the initial Majority Subordinate Certificateholder and (c) be appointed as the initial Subordinate Class Representative.  Rialto Capital Advisors, LLC is also the initial WFRBS 2012-C8 Special Servicer and an affiliate of the initial majority subordinate certificateholder under the WFRBS 2012-C8 securitization.

See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—The Master Servicer” and “— The Special Servicer” in this free writing prospectus and “The Depositor” and “The Sponsor” in the accompanying prospectus.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued on the Closing Date pursuant to the Pooling and Servicing Agreement and will consist of 17 classes (each, a “Class”).  Some of the provisions of the Offered Certificates and the Pooling and Servicing Agreement are described in this “Description of the Offered Certificates” section of this free writing prospectus.  For additional detailed information regarding the terms of the Pooling and Servicing Agreement and the Offered Certificates, you should refer to the section in this free writing prospectus titled “Servicing of the Mortgage Loans and Administration of the Trust Fund” and to the sections in the accompanying prospectus titled “Description of the Certificates” and “Description of the Pooling and Servicing Agreements”.

The Certificates collectively will represent the entire beneficial ownership interest in a Trust Fund consisting primarily of:

●	the Mortgage Loans;

●	any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

●	the loan documents for the Mortgage Loans (insofar as they are required to be delivered to the Custodian on behalf of the Trustee);

●	certain rights with respect to the Mortgage Loans granted to us under the Mortgage Loan Purchase Agreements;

●
any Mortgaged Property that is acquired for the benefit of the registered holder of a Certificate (a “Certificateholder” ) through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding Mortgage Loan (upon acquisition, each, an “REO Property” which such REO Property includes, with respect to the Non-Serviced Loan Combination, any interest in the related “REO Property” acquired with respect to such Non-Serviced Loan Combination pursuant to the WFRBS 2012-C8 Pooling and Servicing Agreement by or on behalf of the Trust Fund with respect to such Non-Serviced Loan Combination; and

●
those funds or assets as from time to time are deposited in the Collection Account described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” in this free writing prospectus, the REO Account as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account”, the Distribution Account described under “—Distribution Account” below or the Interest Reserve Account described under “—Interest Reserve Account” below.

The Certificates will consist of the Class A-1, A-2, A-FL, A-FX, A-3, A-SB, X-A, X-B, A-S, B, C, D, E, F, G, V and R Certificates (collectively, the “Certificates”):

●	the Class A-1, A-2, A-3, A-SB, A-S, B and C Certificates, which are the Classes of Certificates that are offered by this free writing prospectus (collectively, the “Offered Certificates”); and

●	the Class X-A, X-B, A-FL, A-FX, D, E, F, G, V and R Certificates, which are the Classes of Certificates that—

1.	will be retained or privately placed by us, and

2.	are not offered by this free writing prospectus.

●
On the Closing Date, the Trust will also issue an uncertificated regular interest in REMIC III referred to in this free writing prospectus as the Class A-FX regular interest.  The Class A-FX regular interest is not offered by this free writing prospectus.  On the Closing Date, the Depositor will transfer the Class A-FX regular interest to the Trust in exchange for the Class A-FX and A-FL Certificates, which are also not offered by this free writing prospectus, and will be entitled to, among other amounts, the amounts distributed in respect of the Class A-FX regular interest.

None of the Class X-A, X-B, A-FL, A-FX, D, E, F, G, V or R Certificates or the Class A-FX regular interest are being offered by this free writing prospectus and any information presented in this free writing prospectus with respect to such Certificates or regular interest is provided solely to enhance a prospective purchaser’s understanding of the Offered Certificates.

Certificate Principal Balances and Certificate Notional Amounts

The Class A-1, A-2, A-FL, A-FX, A-3, A-SB, A-S, B, C, D, E, F and G Certificates are the only Certificates that will have principal balances and are sometimes referred to as the principal balance certificates (collectively, the “Principal Balance Certificates”).  The aggregate principal balance of each Class of Principal Balance Certificates will represent the total distributions of principal to which the holders of that Class are entitled over time out of payments and other collections on the assets of the Trust Fund.  Accordingly, on each distribution date, the principal balance of each of these Classes will be reduced by any principal distributions actually made with respect to that Certificate on that distribution date.  See “—Distributions” below.  On any particular distribution date, the principal balance of each of these Classes of Certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the Mortgage Loans and default-related and otherwise unanticipated Trust Fund expenses.  Notwithstanding the provisions described above, the principal balance of a Class of Principal Balance Certificates (and therefore the notional amount of the Class X-A or Class X-B Certificates, as applicable) may be reinstated under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances.  See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

The Class X-A and X-B Certificates will each be comprised of components that correspond to respective Classes of Principal Balance Certificates, as applicable.  The Class X-A Certificates will be comprised of 6 components corresponding to the Class A-1, A-2, A-3, A-SB and A-S Certificates and the Class A-FX regular interest.  The Class X-B Certificates will be comprised of 1 component corresponding to the Class B Certificates.  Each component of the Class X-A or X-B Certificates will have a notional amount equal to the principal balance of its corresponding Class of Principal Balance Certificates or Class A-FX regular interest, as applicable, from time to time.  Accordingly, for purposes of calculating the amount of accrued interest with respect to those Certificates, the Class X-A Certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-SB and A-S Certificates and the Class A-FX regular interest outstanding from time to time and the Class X-B Certificates will have a notional amount equal to the principal balance of the Class B Certificates outstanding from time to time.

The Class R Certificates will not have a principal balance or notional amount.  They will be residual interest Certificates.  The holders of the Class R Certificates are not expected to receive any material payments.

The Class V Certificates will not have a principal balance or notional amount and will only be entitled to receive Excess Interest on the ARD Loans.

In general, principal balances and notional amounts will be reported on a class-by-class basis.  In order to determine the principal balance of any Principal Balance Certificate from time to time, you may multiply the original principal balance of that Certificate as of the Closing Date, as specified on the face of that Certificate, by the then-applicable certificate factor for the relevant Class.  The certificate factor for any Class of Principal Balance Certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding aggregate principal balance of that Class, and the denominator of which will be the original aggregate principal balance of that Class.  Certificate factors will be reported monthly in the Certificate Administrator’s report.

“Excess Interest” with respect to each ARD Loan is the interest accrued on such Mortgage Loan after the Anticipated Repayment Date allocable to the difference between the Revised Rate and the sum of the Mortgage Pass-Through Rate and the Administrative Fee Rate, plus any compound interest thereon, to the extent permitted by law.

Distribution Account

General.  The Certificate Administrator must establish and maintain an account (the “Distribution Account”) in which it will hold funds pending their distribution on the Certificates and from which it will make those distributions.  That Distribution Account is required to be maintained in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the Certificateholders and in a manner and with a depository institution that satisfies the standards of each of Fitch and Moody’s for securitizations similar to the one involving the Offered Certificates.  One or more subaccounts of the Distribution Account will be established to account separately for the deposits and distributions with respect to REMIC I, REMIC II, REMIC III and the portion of the Trust that holds the Excess Interest.

Deposits.  On the business day prior to each distribution date, the Master Servicer will be required to remit to the Certificate Administrator for deposit in the Distribution Account the following funds:

●
All payments and other collections on the Mortgage Loans and any REO Properties in the Trust Fund, that are then on deposit in the Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following:

1.	monthly debt service payments due on a Due Date in a collection period subsequent to the collection period related to the subject distribution date;

2.	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period;

3.	Authorized Collection Account Withdrawals, including—

(a)
amounts payable to the Master Servicer or the Special Servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, Modification Fees and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances,

(c)	amounts payable with respect to other Additional Trust Fund Expenses,

(d)	amounts payable with respect to the Trust Advisor as trust advisor fees,

(e)
amounts payable to the WFRBS 2012-C8 Master Servicer, the WFRBS 2012-C8 Special Servicer, the WFRBS 2012-C8 Certificate Administrator, the WFRBS 2012-C8 Trustee and the WFRBS 2012-C8 Trust Advisor with respect to reimbursement for costs or expenses, servicing advances, compensation or indemnification related to the Non-Serviced Pari Passu Mortgage Loan, and

(f)	amounts deposited in the Collection Account in error.

●	Any advances of delinquent monthly debt service payments made by the Master Servicer with respect to those Mortgage Loans for that distribution date.

●	Any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred with respect to those Mortgage Loans during the related collection period.

See “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” and “—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

With respect to the distribution date that occurs in March of any calendar year subsequent to 2012 (and if the final distribution date occurs in January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the Certificate Administrator will be required to transfer from the Interest Reserve Account, which we describe under “—Interest Reserve Account” below, to the Distribution Account the interest reserve amounts that are then being held in that Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.

The Certificate Administrator may, at its own risk, invest funds held in the Distribution Account in Permitted Investments and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

“Permitted Investments” means United States Government Securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

Withdrawals.  The Certificate Administrator may from time to time make withdrawals from the Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for withdrawals):

●	to make distributions on the Certificates;

●
to pay itself, the tax administrator, the Master Servicer, the Special Servicer and the Trustee monthly fees that are described under “—Matters Regarding the Certificate Administrator and the Tax Administrator”, “The Trustee—Matters Regarding the Trustee” and “—Reports to Certificateholders; Available Information” below;

●
to pay any indemnities and reimbursements owed to itself (in each of its capacities), the Trustee and various related persons as described under “—Matters Regarding the Certificate Administrator and the Tax Administrator” below;

●	to pay for any opinions of counsel required to be obtained in connection with any amendments to the Pooling and Servicing Agreement;

●
to pay any federal, state and local taxes imposed on the Trust Fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the Trust Fund as described under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus and “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account” in this free writing prospectus;

●	to pay itself net investment earnings earned on funds in the Distribution Account for each collection period;

●
to pay for the cost of recording the Pooling and Servicing Agreement in a public recording office, if determined to be beneficial to the Certificateholders and the Subordinate Class Representative consents;

●	with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the

Interest Reserve Account the interest reserve amounts required to be so transferred in that month with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis;

●	to pay to the person entitled thereto any amounts deposited in the Distribution Account in error; and

●	to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

Interest Reserve Account

The Certificate Administrator must maintain an account (which may be a sub-account of the Distribution Account) (the “Interest Reserve Account”) in which it will hold the interest reserve amounts described in the next paragraph with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.  That Interest Reserve Account must be maintained in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the Certificateholders and in a manner and with a depository institution that satisfies Fitch and Moody’s standards for securitizations similar to the one involving the Offered Certificates.  The Certificate Administrator may, at its own risk, invest funds held in the Interest Reserve Account in Permitted Investments, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

During January, except in a leap year, and February of each calendar year, the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Distribution Account and deposit in the Interest Reserve Account the interest reserve amount with respect to each of the Mortgage Loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced.  In general, that interest reserve amount for each of those Mortgage Loans will equal one day’s interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that Mortgage Loan as of the end of the related collection period.

In March of each calendar year (and if the final distribution date occurs in January (except in a leap year) or February of any year, in such January or February), the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Interest Reserve Account and deposit in the Distribution Account any and all interest reserve amounts then on deposit in the Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.  All interest reserve amounts that are so transferred from the Interest Reserve Account to the Distribution Account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

Distributions

General.  On each distribution date, the Certificate Administrator will make all distributions required to be made on the Certificates on that distribution date to the holders of record as of the close of business on the related record date, provided that the final distribution of principal and/or interest to the registered holder of any Offered Certificate will not be made until presentation and surrender of that Certificate at the location to be specified in a notice of the pendency of that final distribution.

Distributions made to a Class of Certificateholders will be allocated, pro rata, among those Certificateholders in proportion to their respective percentage interests in that Class.

In order for a Certificateholder to receive distributions by wire transfer on and after any particular distribution date, that Certificateholder must provide the Certificate Administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs.  Otherwise, that Certificateholder will receive its distributions by check mailed to it.

Cede & Co. will be the registered holder of your Offered Certificates, and you will receive distributions on your Offered Certificates through DTC and its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), until physical Certificates are issued, if ever.  See “—Delivery, Form and Denomination” below and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

If, in connection with any distribution date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but we cannot assure you that DTC will be able to do so.  The Certificate Administrator, the Master Servicer, the Special Servicer and the Trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to the Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Trust.  Any such reimbursement will constitute Additional Trust Fund Expenses.

Interest Distributions.  All of the Classes of the Certificates will bear interest, except for the Class R and Class V Certificates.  The interest accrual period for each distribution date for the Offered Certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

With respect to each interest-bearing Class of the Certificates and the Class A-FX regular interest, interest will accrue during each interest accrual period based upon:

●	the pass-through rate for that Class and interest accrual period;

●	the aggregate principal balance or notional amount, as the case may be, of that Class outstanding immediately prior to the related distribution date;

●
with respect to the Class A-FX regular interest and each Class of Certificates other than the Class A-FL Certificates, the assumption that each interest accrual period consists of 30 days and each year consists of 360 days; and

●
with respect to the Class A-FL Certificates, the interest accrual period for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the Closing Date) to, but excluding, the related distribution date. With respect to the Class A-FL Certificates, interest will be calculated based upon the actual number of days in the related interest accrual period and a year consisting of 360 days; provided that if the pass-through rate for the Class A-FL Certificates converts to a fixed rate, the interest calculation method and interest accrual period for the Class A-FL Certificates will be the same as the Class A-FX regular interest.

With respect to two (2) Mortgage Loans, representing approximately 12.1% and 0.2%, respectively, of the Cut-off Date Pool Balance, which were originated on September 6, 2012 and September 4, 2012, respectively, and have their first due dates in November 2012, the Depositor has agreed to deposit approximately $590,601.67 into the Collection Account on the Closing Date, which amount represents one month’s gross interest on the initial principal balance of each such Mortgage Loan and which amount will be distributable to Certificateholders on the first Distribution Date in October 2012.

On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under “—Priority of Distributions” below, the holders of each interest-bearing Class of the Certificates (other than the Class A-FX and A-FL Certificates) and the Class A-FX

regular interest (and, therefore, the Class A-FX and A-FL Certificates), as described below will be entitled to receive the sum of—

●	an amount equal to:

1.	the total amount of interest accrued during the related interest accrual period with respect to that Class, reduced by

2.	the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that Class as described further below, and

●	any shortfall between that amount as calculated for the prior distribution date and the amount of interest actually distributed on that Class on the prior distribution date.

“Net Aggregate Prepayment Interest Shortfall” means, with respect to any distribution date, the excess, if any, of:

●	the total Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during the related collection period; over

●	the sum of the total payments made by the Master Servicer to cover those Prepayment Interest Shortfalls.

“Prepayment Interest Shortfall” means, with respect to any Mortgage Loan (including the Non-Serviced Pari Passu Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the Due Date for that Mortgage Loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related Due Date immediately following the date of the subject principal prepayment (net of related master servicing fees (and, in the case of (i) the Non-Serviced Pari Passu Mortgage Loan, an additional rate per annum equal to 0.0121% and (ii) an ARD Loan after its Anticipated Repayment Date, any Excess Interest), and, further, net of any portion of that interest that represents Default Interest and/or late payment charges).

“Prepayment Interest Excess” means, with respect to any Mortgage Loan (including the Non-Serviced Pari Passu Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the Due Date for that Mortgage Loan in any collection period, any payment of interest (net of related master servicing fees (and, in the case of the Non-Serviced Pari Passu Mortgage Loan, an additional rate per annum equal to 0.0121%)) and, further, net of any portion of that interest that represents Default Interest or Excess Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the Due Date to, but not including, the date of prepayment.

Notwithstanding the foregoing, the amount otherwise distributable in respect of interest on a Class of Certificates on any distribution date will be adjusted in accordance with the provisions described below:

●
In the case of the Class B, C and D Certificates, the amount otherwise distributable in respect of interest on that distribution date will be reduced by the amount of Trust Advisor Expenses allocated to that Class as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below (which excludes Designated Trust Advisor Expenses);

●
If any such Trust Advisor Expenses were previously allocated to reduce the interest distributable on the Class B or C Certificates on a prior distribution date, the amount otherwise distributable in respect of interest on the Class B and C Certificates (in that order) will be increased (in each case, up to the amount of the Trust Advisor Expenses previously so allocated to that Class), and the amount otherwise distributable in respect of interest on the Class D and (if necessary) Class C Certificates (in that order) will be reduced (in each case, up to the amount of interest otherwise distributable on that Class on the current distribution date);

●
If any such Trust Advisor Expenses were previously allocated to the Class B, C or D Certificates, and the expenses are subsequently recovered from a source other than the borrowers under the Mortgage Loans or the related Mortgaged Properties, then, to the extent of any portion of such recovery remaining after application to reimburse the holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses (see “—Loss Reimbursement Amounts” below), the interest otherwise distributable on those Classes in the aggregate will be increased by the amount of that recovery, which aggregate increase will be allocated to the Class B, C and D Certificates, in that order, in each case up to the aggregate unrecovered amount of such Trust Advisor Expenses previously allocated to that Class; and

●
If any Class of Principal Balance Certificates (other than the Class A-FX or A-FL Certificates) or the Class A-FX regular interest (and, therefore, the Class A-FX and A-FL Certificates) experiences a reinstatement of its principal balance on any distribution date under the limited circumstances that we describe under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, then that Class will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under “—Priority of Distributions” below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that Class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that Class in effect from time to time (such amounts of interest are referred to herein as “Recovered Interest Amounts”).

No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the Class X-A or X-B Certificates.  The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular Class of Principal Balance Certificates (other than the Class A-FX and A-FL Certificates) and the Class A-FX regular interest (and, therefore, the Class A-FX and A-FL Certificates) will equal the product of—

●	the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

●	a fraction—

1.	the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that Class of Certificates, and

2.
the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the Principal Balance Certificates (other than the Class A-FX or A-FL Certificates) and the Class A-FX regular interest.

With respect to each Class of interest-bearing Certificates and the Class A-FX regular interest, the accrued interest for that Class, subject to all the above-described adjustments as described above and elsewhere in this free writing prospectus, is the interest entitlement for that Class and distribution date.

Calculation of Pass-Through Rates.  The pass-through rate applicable to each interest-bearing Class of Certificates and the Class A-FX regular interest for the initial interest accrual period is shown in the table appearing under the caption “Summary—Description of the Offered Certificates” in this free writing prospectus.

The pass-through rates for the Class      ,     ,     Certificates for each subsequent interest accrual period will, in the case of each of those Classes, remain fixed at the pass-through rate applicable to that Class of Certificates for the initial interest accrual period.

The pass-through rate applicable to the Class      ,     ,     Certificates for each interest accrual period will equal the WAC Rate for the distribution date that corresponds to that interest accrual period.

The pass-through rates for the Class      ,     ,     Certificates for each subsequent interest accrual period will equal the lesser of:

●	the pass-through rate applicable to that Class of Certificates for the initial interest accrual period, and

●	the WAC Rate for the distribution date that corresponds to that subsequent interest accrual period.

The pass-through rate on the Class A-FX regular interest and the Class A-FX Certificates will be a per annum rate equal to   %.

The pass-through rate on the Class A-FL Certificates will be a per annum rate equal to LIBOR plus [___]%; provided, however, that under certain circumstances, the pass-through rate on the Class A-FL Certificates may convert to the pass-through rate applicable to the Class A-FX regular interest.  The initial LIBOR rate will be determined two LIBOR Business Days prior to the Closing Date, and subsequent LIBOR rates for the Class A-FL Certificates will be determined two LIBOR Business Days before the start of the related interest accrual period.

The pass-through rate applicable to the Class X-A Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class A-1, A-2, A-3, A-SB and A-S Certificates and the Class A-FX regular interest, weighted according to the respective aggregate outstanding principal balances of those Classes.  The pass-through rate applicable to the Class X-B Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the pass-through rate applicable to the Class B Certificates.

The calculation of the WAC Rate will be unaffected by any change in the mortgage interest rate for any Mortgage Loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that Mortgage Loan agreed to by the Master Servicer or the Special Servicer.

“LIBOR Business Day” means any day on which commercial banks are open for international business (including dealings in U.S. dollar deposits) in London, England.

“WAC Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the Mortgage Loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

“Mortgage Pass-Through Rate” means, with respect to any Mortgage Loan for any distribution date, an annual rate generally equal to:

●
in the case of a Mortgage Loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the Administrative Fee Rate for that Mortgage Loan.

●	in the case of a Mortgage Loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage—

1.
the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that Mortgage Loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the related Administrative Fee Rate for that Mortgage Loan, and

2.	the denominator of which is the Stated Principal Balance of that Mortgage Loan immediately preceding that distribution date.

Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject Mortgage Loan that is transferred from the Distribution Account to the Interest Reserve Account during that month.  Furthermore, if the subject distribution date occurs in March of any year (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject Mortgage Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month.

For purposes of calculating the pass-through rates of the Certificates, the Mortgage Pass-Through Rate of each Mortgage Loan will not reflect any modification, waiver or amendment of that Mortgage Loan occurring subsequent to the Closing Date (whether entered into by the Master Servicer, the Special Servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest.

The “Administrative Fee Rate” means, for each Mortgage Loan, the sum of the Trustee Fee Rate, the Certificate Administrator Fee Rate, the Trust Advisor Fee Rate and the applicable Master Servicing Fee Rate (except in the case of the Non-Serviced Pari Passu Mortgage Loan, the rate per annum equal to 0.0257%).

“Principal Distribution Amount” means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following—

1.
all payments of principal, including voluntary principal prepayments, received by or on behalf of the Trust Fund with respect to the Mortgage Loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan or on a Due Date for the related Mortgage Loan subsequent to the collection period for the subject distribution date,

2.
all monthly payments of principal that were received by or on behalf of the Trust Fund with respect to the Mortgage Loans prior to, but that are due (or deemed due) during, the related collection period,

3.
all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the Trust Fund with respect to any of the Mortgage Loans or any related REO Properties (including any interest in an REO Property related to the Non-Serviced Pari Passu Companion Loan) during the related collection period and that were identified and applied by the Master Servicer as recoveries of principal of the subject Mortgage Loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan, and

4.	all advances of principal made with respect to the Mortgage Loans for that distribution date.

Notwithstanding the foregoing, (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any Mortgage Loan, or if any Mortgage Loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that Mortgage Loan will be reduced – to not less than zero – by any workout fees or liquidation fees paid with respect to that Mortgage Loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction – to not less than zero – by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction – to not less than zero – by any advances (and interest thereon) with respect to a Defaulted Mortgage Loan that remained unreimbursed at the time of the loan’s modification while a Specially Serviced Mortgage Loan and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

“Defaulted Mortgage Loan” means a Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan) that is both (A) a Specially Serviced Mortgage Loan and (B) is either (i) delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or promissory note and without regard to any acceleration of payments under the related mortgage and promissory note, or (ii) a Mortgage Loan as to which the amounts due thereunder have been accelerated following any other material default.

Furthermore, unless and until all Classes of Certificates other than the Control-Eligible Certificates have been retired, the Principal Distribution Amount (or any lesser portion thereof allocable to the Class A-1, A-2, A-3, A-SB, A-S, B, C or D Certificates or the Class A-FX regular interest) for each distribution date will be reduced to the extent of any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that exceed the amount of interest otherwise payable on the Class B, C or D Certificates on that distribution date.  “Control-Eligible Certificates” means the Class E, F and G Certificates.

For the final distribution date, the “Principal Distribution Amount” will be an amount equal to the total Stated Principal Balance of the Mortgage Pool outstanding immediately prior to that final distribution date.

The Class R and V Certificates are not interest-bearing Certificates and will not have pass-through rates.

Principal Distributions.  Subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the total amount of principal payable with respect to each Class of the Principal Balance Certificates (other than the Class A-FX and A-FL Certificates) and the Class A-FX regular interest (and, therefore, the Class A-FL and A-FX Certificates) on each distribution date will equal that Class’s allocable share of the Principal Distribution Amount for that distribution date as described below.

In general, the Principal Distribution Amount for each distribution date will be allocated in the following amounts and order of priority:

●	to the holders of the Class A-SB Certificates in an amount equal to the lesser of—

1.	the Principal Distribution Amount for that distribution date, and

2.	the excess of (a) the principal balance of the Class A-SB Certificates immediately prior to that distribution date over (b) the Class A-SB Planned Principal Balance for that distribution date;

●	to the holders of the Class A-1 Certificates in an amount equal to the lesser of—

1.
the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB Certificates pursuant to the immediately preceding bullet point), and

2.	the principal balance of the Class A-1 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-2 Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB and Class A-1 Certificates in the preceding bullet points), and

2.	the principal balance of the Class A-2 Certificates immediately prior to that distribution date;

●	to the Class A-FX regular interest (and, therefore, to the holders of the Class A-FX and A-FL Certificates) in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1 and Class A-2 Certificates in the preceding bullet points), and

2.	the aggregate principal balance of the Class A-FX regular interest immediately prior to that distribution date;

●	to the holders of the Class A-3 Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1 and A-2 Certificates and the Class A-FX regular interest in the preceding bullet points), and

2.	the principal balance of the Class A-3 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-SB Certificates in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1, Class A-2 and Class A-3 Certificates and the Class A-FX regular interest pursuant to the preceding bullet points), and

2.	the principal balance of the Class A-SB Certificates following the distributions to the Class A-SB Certificates pursuant to the first bullet point above;

●	to the holders of the Class A-S Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1, Class A-2 and Class A-3 Certificates and the Class A-FX regular interest in the preceding bullet points), and

2.	the principal balance of the Class A-S Certificates immediately prior to that distribution date;

●	to the holders of the Class B Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1, Class A-2, Class A-3 and Class A-S Certificates and the Class A-FX regular interest in the preceding bullet points), and

2.	the principal balance of the Class B Certificates immediately prior to that distribution date;

●	to the holders of the Class C Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-S and Class B Certificates and the Class A-FX regular interest in the preceding bullet points), and

2.	the principal balance of the Class C Certificates immediately prior to that distribution date;

●	to the holders of the Class D, E, F and G Certificates, in that order, in each case in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Classes of Certificates or regular interest with an earlier alphabetical designation in the preceding bullet points), and

2.	the aggregate principal balance of such Class of Certificates immediately prior to that distribution date.

Notwithstanding the provision described in the foregoing paragraph, if any of the Class A-1, A-2, A-3 and/or A-SB Certificates or the Class A-FX regular interest are outstanding at a time when the aggregate principal balance of the Class A-S, B, C, D, E, F and G Certificates has been reduced to zero as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, or, in any event, as of the final distribution date for the Certificates, the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated to the holders of the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-FX regular interest up to an aggregate amount equal to the lesser of (a) that Principal Distribution Amount and (b) the aggregate principal balance of those Classes outstanding immediately prior to that distribution date, which amount will be allocated between such Classes on a pro rata basis in accordance with their respective aggregate principal balances immediately prior to that distribution date.

“Class A-SB Planned Principal Balance”  means, for any distribution date, the balance shown for such distribution date in the table set forth in Annex G to this free writing prospectus.  Such balances were calculated using, among other things, a 0% CPR and the Structuring Assumptions.  See “Yield and Maturity Considerations—Weighted Average Life” in this free writing prospectus.  Based on such assumptions, the principal balance of the Class A-SB Certificates on each distribution date would be expected to be reduced to the balance indicated for such distribution date in the table set forth in Annex G to this free writing prospectus.  There is no assurance, however, that the Mortgage Loans will perform in conformity with our assumptions.  Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any distribution date will be equal to the balance that is specified for such distribution date in the table.

To the extent that the Master Servicer, the Special Servicer or the Trustee is reimbursed for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a Mortgage Loan that remains unreimbursed following its modification while a Specially Serviced Mortgage Loan, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the Mortgage Pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs).  See “—Advances of Delinquent Monthly Debt Service Payments”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” and the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Loss Reimbursement Amounts.  As discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, the aggregate principal balance of any Class of Principal Balance Certificates (other than the Class A-FL and Class A-FX Certificates) and the Class A-FX regular interest (and, therefore, the Class A-FL and Class A-FX Certificates) may be reduced without a corresponding distribution of principal.  If such a reduction occurs as described in that section with respect to any Class of Principal Balance Certificates (other than the Class A-FL and Class A-FX Certificates) and the Class A-FX regular interest (and, therefore, the Class A-FL and Class A-FX Certificates), then subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the holder(s) of that Class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a reinstatement of the aggregate principal balance of that Class under the limited circumstances described in this free writing prospectus with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

Priority of Distributions

On each distribution date, the Certificate Administrator will apply the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

●
first, to make distributions of interest to the holders of the Class A-1, A-2, A-3, A-SB, X-A and X-B Certificates and the Class A-FX regular interest, pro rata according to the respective amounts of interest entitlements with respect to those Classes as described under “—Interest Distributions” above;

●
second, to make distributions of principal to the holders of the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-FX regular interest according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those Classes as their current entitlements to principal as described under “—Principal Distributions” above;

●
third, to reimburse the holders of the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-FX regular interest for any Realized Losses and Additional Trust Fund Expenses previously allocated to those Classes (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made, which distributions are required to be made pro rata in accordance with the respective entitlements of those Classes;

●
fourth, sequentially to the holders of the Class A-S, B, C, D, E, F and G Certificates, in that order (with no distribution to be made on any such Class until all the distributions described in this clause have been made to all other such Classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest entitlements on that Class for that distribution date as described above under “—Interest Distributions”; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that Class as described above under “—Principal Distributions”; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that Class (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made;

●
fifth, to reimburse the holders of the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-FX regular interest (on a pro rata basis in accordance with their respective entitlements) and then the Class A-S, B, C, D, E, F and G Certificates, in that order, for any other amounts that may previously have been allocated to those Classes in reduction of their certificate principal balances and for which reimbursement has not previously been made; and

●	finally, to the holders of the Class R Certificates any remaining portion of the Available Distribution Amount for that distribution date.

Notwithstanding any contrary provision described above, if the Available Distribution Amount includes any recoveries of Trust Advisor Expenses (other than Designated Trust Advisor Expenses) from a source other than the proceeds of the Mortgage Loan, those recoveries will, prior to the distributions described above, be distributed to the holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses.  Those distributions will be made to the holders of the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-FX regular interest (on a pro rata basis) and then the Class A-S, B, C and D Certificates, in that order, in each case up to the amount of the write-offs previously experienced by that Class in respect of Trust Advisor Expenses (other than Designated Trust Advisor Expenses).

“Available Distribution Amount” means, with respect to any distribution date, in general, the sum of—

1.
the amounts remitted by the Master Servicer to the Certificate Administrator for such distribution date, as described under “Description of the Offered Certificates—Distribution Account—Deposits” in this free writing prospectus, exclusive of any portion thereof that represents one or more of the following:

●	Prepayment Premiums, Yield Maintenance Charges or Excess Interest (which are separately distributable on the Certificates as described in this free writing prospectus); and

●
any amounts that may be withdrawn from the Distribution Account, as described under “Description of the Offered Certificates—Distribution Account—Withdrawals” in this free writing prospectus, for any reason other than distributions on the Certificates, including if such distribution date occurs during January, other than a leap year, or February of any year subsequent to 2012, the interest reserve amounts with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis, which are to be deposited into the Interest Reserve Account; plus

2.
if such distribution date occurs in March of any year subsequent to 2012 (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, which are to be deposited into the Distribution Account.

The Certificate Administrator will apply the Available Distribution Amount as described under “Description of the Offered Certificates—Distributions” in this free writing prospectus to distribute principal and accrued interest on the Certificates on each distribution date.

Distributions of Yield Maintenance Charges and Prepayment Premiums.  If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the distribution date corresponding to that collection period, the Certificate Administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner:  (1) pro rata, between the (x) the group (“YM Group A”) of Class A-1, A-2, A-3, A-SB, A-S and X-A Certificates and the Class A-FX regular interest, and (y) the group (“YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class B, C, D and X-B Certificates, based upon the aggregate of principal distributed to the applicable Classes of Principal Balance Certificates (other than the Class A-FL and Class A-FX Certificates) and the Class A-FX regular interest in each YM Group for that distribution date, and (2) among the Classes of Certificates in each YM Group, in the following manner, up to an amount equal to the product of (a) the Yield Maintenance Charge or Prepayment Premium allocated to such YM Group, (b) the related Base Interest Fraction, and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of that such Class for that distribution date, and the denominator of which is the total amount of principal distributed to all the Certificates and the Class A-FX regular interest in that YM Group for that distribution date.  Any Yield Maintenance Charge or Prepayment Premium allocated to such YM Group remaining after such distributions will be distributed to the Class of Class X-A or Class X-B Certificates, as applicable, in such YM Group.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates (other than the Class A-FX and Class A-FL Certificates) and the Class A-FX regular interests, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that Class or the Class A-FX regular interest, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that Class, then the Base Interest Fraction will equal zero; and

●
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that Class, then the Base Interest Fraction shall be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●
if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, and

●
if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the Certificate Administrator or the Master Servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class E, F, G, R or V Certificates.  The holders of the Class X-B Certificates will be entitled to all Prepayment Premiums and Yield Maintenance Charges collected after the Class A-1, A-2, A-3, X-A, A-SB, A-S, B, C and D Certificates and the Class A-FX regular interest (and, therefore, the Class A-FX and A-FL Certificates) are retired.

See “Risk Factors—Risks Related to the Mortgage Loans—Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” in this free writing prospectus and “Description of Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

Application of Mortgage Loan Collections.  The Available Distribution Amount and Principal Distribution Amount for each distribution date will depend in part on how collections on the Mortgage Loans are allocated.  The Pooling and Servicing Agreement requires that all amounts received by the Trust Fund in respect of any group of cross-collateralized Mortgage Loans, if any, including any payments from borrowers, insurance proceeds, condemnation proceeds and liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of any cross-collateralized group will be applied among the Mortgage Loans constituting such group in accordance with the express provisions of the related Mortgage Loan documents (including any modifications, waivers or amendments thereto or supplemental agreements entered into in connection with the servicing and administration of such Mortgage Loan) and, in the absence of such express provisions, in accordance with the Servicing Standard.

The Pooling and Servicing Agreement further provides that all amounts received by the Trust Fund in respect of or allocable to any particular Mortgage Loan, including any payments from borrowers, insurance proceeds, condemnation proceeds or liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of such Mortgage Loan will be applied to amounts due and owing under the related mortgage note and mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, must be applied:

first, as a recovery of any related and unreimbursed Servicing Advances (together with, without duplication, any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on such Mortgage Loan to, but not including, the Due Date in the collection period in which the collection occurred, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such principal and any prior debt service advances of such principal theretofore determined to constitute nonrecoverable debt service advances) of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

fourth, any Appraisal-Reduced Interest Amount then existing with respect to such Mortgage Loan;

fifth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items;

sixth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of reserve funds to the extent then required to be held in escrow;

seventh, as a recovery of any Default Interest and late payment charges then due and owing under such Mortgage Loan;

eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan;

ninth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan;

tenth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees));

eleventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

twelfth, in the case of each ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Loan;

provided that payments or proceeds received by the related borrower with respect to any partial release (including pursuant to a condemnation) of a Mortgaged Property at a time when the loan-to-value ratio of the related Mortgage Loan (including the Non-Serviced Loan Combination) exceeds 125% must be applied to reduce the principal balance of the Mortgage Loan in the manner permitted by the REMIC provisions of the Code.

In connection with each REO Property or with respect to the Non-Serviced Loan Combination, any interest in an REO property acquired with respect to such Non-Serviced Loan Combination, the Pooling and Servicing Agreement requires that all amounts received by the Trust Fund, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property (or with respect to the Non-Serviced Loan Combination, any interest in REO Property acquired with respect to such Non-Serviced Loan Combination), be treated:

first, as a recovery of any related and unreimbursed Servicing Advances (together with any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on the related REO Mortgage Loan to, but not including, the Due Date in the collection period of receipt by or on behalf of the Trust Fund, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with any unliquidated advances in respect of prior debt service advances of such principal and any debt service advances of principal theretofore determined to constitute nonrecoverable debt service advances) of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

fourth, any Appraisal-Reduced Interest Amount then existing with respect to such Mortgage Loan;

fifth, as a recovery of any Default Interest and late payment charges deemed to be due and owing in respect of the related REO Mortgage Loan;

sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan;

seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees); and

eighth, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such REO Mortgage Loan.

Pursuant to the WFRBS 2012-C8 pooling and servicing agreement, any payments, collections and recoveries related to the 100 Church Street Loan Combination are required to be allocated in accordance with the terms and conditions of the 100 Church Street Intercreditor Agreement.  See

“Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing of the Non-Serviced Pari Passu Mortgage Loan” in this free writing prospectus.

Excess Interest.  On each distribution date, the Certificate Administrator is required to distribute any Excess Interest received with respect to each ARD Loan during the one month period ending on the related determination date to the Class V Certificates.

As of any date of determination, an “Appraisal-Reduced Interest Amount” with respect to a Mortgage Loan or REO Mortgage Loan is the cumulative amount of any reductions in debt service advances on the related Mortgage Loan that results from Appraisal Reduction Amounts as described below under “—Advances of Delinquent Monthly Debt Service Payments”.

Treatment of REO Properties

Notwithstanding that any Mortgaged Property or an interest therein may be acquired as part of the Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related Mortgage Loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

●	distributions on the Certificates,

●	allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and

●	the amount of all fees payable to the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement.

In connection with the foregoing, the related Mortgage Loan will be taken into account when determining the WAC Rate and the Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds from an REO Property will be applied—

●
first, to pay – or to reimburse the Master Servicer, the Special Servicer, the Certificate Administrator and/or the Trustee for the payment of – any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

●	thereafter, as collections of principal, interest and other amounts that would have been due on the related Mortgage Loan.

To the extent described under “—Advances of Delinquent Monthly Debt Service Payments” below, the Master Servicer or the Trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each Mortgage Loan as to which the corresponding Mortgaged Property has become an REO Property, in all cases as if the Mortgage Loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the Mortgage Loans may decline below the aggregate principal balance of the Certificates.  If this occurs following the distributions made to the Certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”), the respective aggregate principal balances of the Principal Balance Certificates (other than the Class A-FL and Class A-FX Certificates) and the Class A-FX regular interest (and, therefore, the Class A-FX and A-FL Certificates) are to be sequentially reduced in the following order, until the aggregate principal balance of those Classes of Certificates equals the total Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following that distribution date.
Order of Allocation	Class
1st	G
2nd	F
3rd	E
4th	D
5th	C
6th	B
7th	A-S
8th	A-1, A-2, A-3 and A-SB Certificates and the Class A-FX regular interest (and, therefore, the Class A-FX and A-FL Certificates), pro rata, based on their total outstanding principal balances

Any reduction of the principal balances of the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-FX regular interest (and, therefore, the Class A-FX and A-FL Certificates) will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

The above-described reductions in the aggregate principal balances of the respective Classes of the Certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the Mortgage Loans and those Classes.  In general, certain Additional Trust Fund Expenses will result in a shortfall in the distribution of interest on one or more subordinate Classes of Certificates.  However, unless and until collections of principal on the Mortgage Loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the Mortgage Loans and the Certificates.

The Realized Loss, if any, in connection with the liquidation of a Defaulted Mortgage Loan, or related REO Property, held by the Trust Fund, will be an amount generally equal to the excess, if any, of:

●	the outstanding principal balance of the Mortgage Loan as of the date of liquidation, together with—

1.
all accrued and unpaid interest on the Mortgage Loan to, but not including, the Due Date in the calendar month on which the related net liquidation proceeds, if any, would be distributable to Certificateholders, exclusive, and

2.
all related unreimbursed Servicing Advances and unpaid liquidation expenses and certain special servicing fees, liquidation fees and/or workout fees incurred on the Mortgage Loan, and interest on advances made in respect of the Mortgage Loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

●	the total amount of liquidation proceeds, if any, recovered in respect of that Mortgage Loan in connection with the liquidation.

“Realized Losses” means losses on or with respect to the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under the Mortgage Loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property, as and to the extent described above.

If any of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer, the Special Servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will eventually be recognized as a Realized Loss over time).

Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, that are made in any collection period from the principal portion of debt service advances and collections or other receipts of principal on the Mortgage Pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate principal balance of the Certificates on the succeeding distribution date.  The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the Principal Balance Certificates (other than the Class A-FX and A-FL Certificates) and the Class A-FX regular interest (and, therefore, the Class A-FX and A-FL Certificates) on the distribution date for that collection period.  However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to the Master Servicer or the Trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the Certificates will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those Classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

The reimbursement of advances on worked-out loans from advances or collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate principal balance of the Certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the Principal Balance Certificates on such distribution date (although an allocation may subsequently be made if the amount reimbursed to the Master Servicer, the Special Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

The WFRBS 2012-C8 Master Servicer will be obligated to make servicing advances with respect to the Non-Serviced Loan Combination and will be entitled to reimbursement for such servicing advances pursuant to provisions that are substantially similar to, but not identical to, the provisions set forth above.  In addition, if any such servicing advance is determined to be a nonrecoverable advance under the WFRBS 2012-C8 Pooling and Servicing Agreement, then the WFRBS 2012-C8 Master Servicer or the WFRBS 2012-C8 Trustee, as applicable, will be entitled to reimbursement from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the 100 Church Street Pari Passu Mortgage Loan pursuant to the terms of the 100 Church Street Intercreditor Agreement.

“Additional Trust Fund Expense” means an expense of the Trust Fund that—

●	arises out of a default on a Mortgage Loan or an otherwise unanticipated event,

●	is not included in the calculation of a Realized Loss,

●	is not covered by a Servicing Advance or a corresponding collection from the related borrower, and

●	is not covered by late payment charges or Default Interest collected on the Mortgage Loans (to the extent such coverage is provided for in the Pooling and Servicing Agreement).

The following items are some examples (but not a complete list) of Additional Trust Fund Expenses:

●	any special servicing fees, workout fees and liquidation fees paid to the Special Servicer that are not otherwise allocated as a Realized Loss;

●
any interest paid to the Master Servicer, the Special Servicer or the Trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under “—Advances of Delinquent Monthly Debt Service Payments” below and under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Servicing Expenses—Payment of Servicing Expenses; Servicing Advances” in this free writing prospectus and “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in the accompanying prospectus);

●	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the other assets of the Trust Fund;

●	any unanticipated, non-mortgage loan specific expenses of the Trust Fund, including—

1.
any reimbursements and indemnification to the Certificate Administrator, the tax administrator, the Certificate Registrar, the Custodian, the Trustee and certain related persons, as described under “—The Trustee—Matters Regarding the Trustee” below and “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” above;

2.
any reimbursements and indemnification to the Master Servicer, the Special Servicer, the Trust Advisor and us as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus, or to the Subordinate Class Representative as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this free writing prospectus; and

3.
any federal, state and local taxes, and tax-related expenses payable out of assets of the Trust Fund, as described under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus;

●
rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the Pooling and Servicing Agreement or by the related Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement to which it is a party; and

●
any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus; and

●
with respect to the Non-Serviced Pari Passu Mortgage Loan, any additional trust fund expenses of the issuing entity under the WFRBS 2012-C8 Pooling and Servicing Agreement that relate to such Non-Serviced Pari Passu Mortgage Loan which will be paid out of collections on, and other proceeds of, such Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan, thereby potentially resulting in a loss to the Trust Fund in the same manner as the Additional Trust Fund Expenses described above.  For further information relating to the allocation of expenses, losses and shortfalls relating to the Non-Serviced Loan Combination, see “Description of the Mortgage Pool—Split Loan Structure”.

Notwithstanding the provisions described above, any Realized Losses or Additional Trust Fund Expenses in the form of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, will be allocated as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below.  Designated Trust Advisor Expenses will be allocated and borne by the Certificateholders in generally the same manner as other Realized Losses or Additional Trust Fund Expenses.

Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses

The Trust Advisor and, with respect to the Pari Passu Mortgage Loan, the WFRBS 2012-C8 Trust Advisor, will be entitled to indemnification or reimbursement in respect of its obligations under the Pooling and Servicing Agreement and the WFRBS 2012-C8 Pooling and Servicing Agreement, as applicable, in each case, as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus.  We refer to expenses incurred by the Trust Advisor for which it is entitled to indemnification or reimbursement, or, with respect to the Pari Passu Mortgage Loan, the Trust Fund’s pro rata share of any expenses incurred by the WFRBS 2012-C8 Trust Advisor for which it is entitled to indemnification or reimbursement under the WFRBS 2012-C8 Pooling and Servicing Agreement as “Trust Advisor Expenses”.  The Trust Advisor and WFRBS 2012-C8 Trust Advisor will be entitled to reimbursement of its indemnified expenses or reimbursement of certain expenses to the extent provided in the Pooling and Servicing Agreement on or about each distribution date, except that the amount reimbursed in respect of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, on each distribution date must not exceed the sum of:

●	the interest otherwise distributable on the Class B, C and D Certificates on that distribution date, and

●
and the portion of the Principal Distribution Amount that would otherwise be paid on the Class A-1, A-2, A-3, A-SB, A-S, B, C and D Certificates and the Class A-FX regular interest (and, therefore, the Class A-FX and A-FL Certificates) on that distribution date.

Immediately prior to the distributions to be made to the Certificateholders on each distribution date, the Certificate Administrator is required to allocate the Trust Advisor Expenses, other than Designated Trust Advisor Expenses, reimbursed on that date to reduce the interest otherwise distributable on such distribution date on the Class D, C and B Certificates, in that order, in each case until the interest otherwise distributable on that Class on such distribution date has been reduced to zero.  No such Trust Advisor Expenses will be allocated to reduce the interest distributable on the Class A-1, A-2, A-3, A-SB, X-A, X-B, A-S, E, F or G Certificates or the Class A-FX regular interest (and therefore, the Class A-FL and A-FX Certificates) on any distribution date.  Any remaining unallocated portion of such Trust Advisor Expenses will constitute “excess Trust Advisor Expenses”, which will be allocated to reduce the Principal Distribution Amount (or any lesser portion thereof equal to the aggregate outstanding principal balance of the Class A-1, A-2, A-3, A-SB, A-S, B, C and D Certificates and the Class A-FX regular interest) for the applicable distribution date.  Such reduction will also result in a write-off of the principal balances of the Class D, C, B and A-S Certificates, in that order, in each case until the principal balance of that Class has been reduced to zero.  Thereafter, the Certificate Administrator will be required to allocate any remaining amount of such Trust Advisor Expenses among the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-FX regular interest, pro rata

(based upon their respective principal balances), until the aggregate principal balance of the Class A-1, A-2, A-3 and A-SB Certificates and the Class A-FX regular interest has been reduced to zero.

Any Trust Advisor Expenses allocated to a Class of Certificates as described above will be allocated among the respective Certificates of such Class in proportion to the percentage interests evidenced by the respective Certificates.

Any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that remain unreimbursed after giving effect to reimbursement and allocation provisions described above on any distribution date will not be reimbursed to the Trust Advisor on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the Trust Advisor is reimbursed for those Trust Advisor Expenses.

Trust advisor expenses other than Designated Trust Advisor Expenses will not reduce the amount of any principal or interest distributable on the Class E, F or G Certificates.

“Designated Trust Advisor Expenses” consist of any Trust Advisor Expenses for which the Trust Advisor is indemnified under the Pooling and Servicing Agreement or for which the WFRBS 2012-C8 Trust Advisor is entitled to indemnification under the Pari Passu Intercreditor Agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus) and arise from any legal action that is pending or threatened against the Trust Advisor or the WFRBS 2012-C8 Trust Advisor at the time of its discharge, termination or resignation under the Pooling and Servicing Agreement or the WFRBS 2012-C8 Pooling and Servicing Agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor” in this free writing prospectus), as applicable.

Advances of Delinquent Monthly Debt Service Payments

The Master Servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments on the Mortgage Loans (including any Pari Passu Mortgage Loan, but not any Pari Passu Companion Loan), other than balloon payments, Excess Interest and Default Interest, and assumed monthly debt service payments on Mortgage Loans (as described below), in each case net of master servicing fees and, with respect to the Non-Serviced Pari Passu Mortgage Loan, the master or similar servicing and administrative fees payable to the WFRBS 2012-C8 Master Servicer or other parties under the WFRBS 2012-C8 Pooling and Servicing Agreement, that—

●	were due or deemed due, as the case may be, during the collection period related to the subject distribution date, and

●	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

A monthly debt service payment will be assumed to be due with respect to each Mortgage Loan (including any Pari Passu Mortgage Loan, but not any Pari Passu Companion Loan) as to which:

●
the related Mortgage Loan is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; or

●	the corresponding Mortgaged Property has become an REO Property.

The assumed monthly debt service payment deemed due on any Mortgage Loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive Due Date that it remains outstanding and part of the Trust Fund, the monthly debt service payment that would have been due on the Mortgage Loan on the relevant date if the related balloon payment had not come due and the Mortgage Loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date.  The assumed monthly debt service payment deemed due on any Mortgage Loan described in the second preceding sentence as to which the related Mortgaged Property has become an REO Property, will equal, for each Due Date that the REO Property or any portion thereof or interest therein remains part of the Trust Fund, the monthly debt service payment or, in the case of a Mortgage Loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last Due Date prior to the acquisition of that REO Property.  In addition, neither the Master Servicer nor the Trustee will make any monthly debt service advance with respect to any amounts due to be paid by the swap counterparty for distribution to the Class A-FL Certificates.

Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Mortgage Loan, then the Master Servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that Mortgage Loan during the period that the Appraisal Reduction Amount exists.  The interest portion of any monthly debt service advance required to be made with respect to any Mortgage Loan as to which there exists an Appraisal Reduction Amount, will equal the product of—

●
the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

●	a fraction—

1.	the numerator of which is equal to the Stated Principal Balance of the Mortgage Loan, net of the Appraisal Reduction Amount, and

2.	the denominator of which is equal to the Stated Principal Balance of the Mortgage Loan.

The Non-Serviced Pari Passu Mortgage Loan is subject to the provisions in the WFRBS 2012-C8 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to, but not identical to, the provisions set forth above.  The existence of an appraisal reduction in respect of the Non-Serviced Pari Passu Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make monthly debt service advances on such Non-Serviced Pari Passu Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates.  Any Appraisal Reduction Amount on a Loan Combination will be allocated or deemed allocated, pro rata, to the holder of the Pari Passu Mortgage Loan and the holder of the related Pari Passu Companion Loan.

With respect to any distribution date, the Master Servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the Pooling and Servicing Agreement, out of funds held in the Collection Account that are not required to be paid on the Certificates on that distribution date.

If the Master Servicer fails to make a required monthly debt service advance and the Trustee has actual knowledge of same, the Trustee will be obligated to make that advance, subject to a determination of recoverability.

The Master Servicer and the Trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the Mortgage Loan as to which the advance was made.  Neither the Master Servicer nor the Trustee will be obligated to make any monthly debt service advance that it or the Special Servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related Mortgage Loan.  If the Master Servicer or the Trustee makes any monthly debt service advance that it or the Special Servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related Mortgage Loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the fourth succeeding paragraph, out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund on deposit in the Collection Account from time to time.  In making such recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as-is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time and may obtain from the Special Servicer any analysis, appraisals or market value estimates or other information in the possession of the Special Servicer for such purposes.  The Trustee will be entitled to conclusively rely on any recoverability determination made by the Master Servicer or the Special Servicer.  The Master Servicer and the Special Servicer will be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular monthly debt service advance for any Mortgage Loan or REO Property.  With respect to the Non-Serviced Pari Passu Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make monthly debt service advances, the Master Servicer and Trustee may make their own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by the WFRBS 2012-C8 Master Servicer or WFRBS 2012-C8 Trustee.

Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Account in the collection period in which the nonrecoverability determination is made and in subsequent collection periods.  Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-FX and A-FL Certificates) and the Class A-FX regular interest (and, therefore, the Class A-FL and A-FX Certificates) on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement.  To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative) and any election to so defer shall be deemed to be in accordance with the Servicing Standard; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.  To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-FX and A-FL Certificates) and the Class A-FX regular interest (and, therefore, the Class A-FL and A-FX Certificates) on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the Certificates on that distribution date.  To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates.  The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 under the Exchange Act (“Rule 17g-5”) set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance.  If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-FX and A-FL Certificates) and the Class A-FX regular interest on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance.  If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose).  If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan, or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph).  The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-FX and A-FL Certificates) and the Class A-FX regular interest on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the Master Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

The Master Servicer and the Trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds.  However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.  Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account thereby reducing amounts available for distribution on the Certificates.  Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” in this free writing prospectus.

For information regarding procedures for reimbursement of Servicing Advances together with interest thereon, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” below.

Fees and Expenses

The following table summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, source and frequency of payments for those fees and expenses.  Except as described in the column captioned “Source of Payment”, these fees and expenses will be generally distributed prior to any amounts being paid to the holders of the Offered Certificates.  In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid.  Refer to the column titled “sources of payment” for such limitations.
Type	Recipient	Amount	Frequency	Source of Payment

Fees

Master Servicing Fee	Master Servicer and sub-servicers
The product of the portion of the per annum master servicing fee rate for the Master Servicer and the related Mortgage Loan (including the Non-Serviced Pari Passu Mortgage Loan) that is applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for that Mortgage Loan for such month, and the Stated Principal Balance of that Mortgage Loan.  The master servicing fee rate will range, on a loan-by-loan basis, from 0.01% per annum to 0.09% per annum.  With respect to each Mortgage Loan for which a sub-servicer acts as sub-servicer, a portion of the master servicing fee is payable to that sub-servicer.
Monthly.
Interest payment on the related Mortgage Loan and, with respect to unpaid master servicing fees (including any sub-servicing fees) in respect of any Mortgage Loan, out of the portion of any related insurance proceeds, condemnation proceeds or liquidation proceeds allocable as interest.

Master Servicing Fee	WFRBS 2012-C8 Master Servicer
The product of the portion of the per annum primary servicing fee rate for the WFRBS 2012-C8 Master Servicer and the related Non-Serviced Pari Passu Mortgage Loan that is applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for that Non-Serviced Pari Passu Mortgage Loan for such month, and the Stated Principal Balance of that Non-Serviced Pari Passu Mortgage Loan.  The primary servicing fee rate with respect to the Non-Serviced Pari Passu Mortgage Loan is 0.01%  per annum.
			Monthly.	Interest payment on the related Non-Serviced Pari Passu Mortgage Loan.

Special Servicing Fee	Special Servicer
The product of the portion of a rate equal to 0.25% per annum that is applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan (including any REO Mortgage Loan) for such month, and the Stated Principal Balance of each Specially Serviced Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan).
			Monthly.	Any and all collections on the Mortgage Loans.

Type	Recipient	Amount	Frequency	Source of Payment

Workout Fee	Special Servicer
1.00% of each collection of principal and interest on each worked-out Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan) for as long as it remains a worked-out Mortgage Loan; provided, however, that the amount of any workout fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Workout Fee” in this free writing prospectus.
			Monthly following a workout and before any redefault.	The related collections on such Mortgage Loan.

Liquidation Fee	Special Servicer
1.00% of the liquidation proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property (other than the Non-Serviced Pari Passu Mortgage Loan) or portion thereof and any condemnation proceeds and insurance proceeds received by the Trust Fund (net of any Default Interest, late payment charges), other than (with certain exceptions) in connection with the purchase or repurchase of any Mortgage Loan from the Trust Fund by any person; provided, however, that the amount of any liquidation fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this free writing prospectus.
			Upon receipt of liquidation proceeds, condemnation proceeds and insurance proceeds on a Specially Serviced Mortgage Loan (including any REO Mortgage Loan).	The related liquidation proceeds, condemnation proceeds or insurance proceeds.

Special Servicing Fee	WFRBS 2012-C8 Special Servicer
The product of the portion of a rate equal to 0.25% per annum that is applicable to such month, determined in the same manner as the applicable mortgage rate is determined for the Non-Serviced Pari Passu Mortgage Loan if it is a specially serviced mortgage loan (including if such Non-Serviced Pari Passu Mortgage Loan becomes a REO mortgage loan) under the WFRBS 2012-C8 Pooling and Servicing Agreement for such month, and the Stated Principal Balance of the Non-Serviced Pari Passu Mortgage Loan if it is a specially serviced mortgage loan.
			Monthly.	First out of collections on the related Non-Serviced Pari Passu Mortgage Loan and then from general collections in the Collection Account (subject to certain limitations).

Workout Fee	WFRBS 2012-C8 Special Servicer
1.00% of each collection of principal and interest on each worked-out Mortgage Loan that is a Non-Serviced Pari Passu Mortgage Loan for as long as it remains a worked-out Mortgage Loan, subject to the reduction by certain offsetting modification fees similar to the in Offsetting Modification Fees applicable to the Mortgage Loans as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Workout Fee” in this free writing prospectus.
			Monthly.	The related collection of principal or interest.

Type	Recipient	Amount	Frequency	Source of Payment

Liquidation Fee	WFRBS 2012-C8 Special Servicer
1.00% of the liquidation proceeds received in connection with a final disposition of the Non-Serviced Pari Passu Mortgage Loan that is a specially serviced mortgage loan or REO property under the WFRBS 2012-C8 Pooling and Servicing Agreement, or portion thereof and any condemnation proceeds and insurance proceeds (net of any default interest and late payment charges); provided, however, that the amount of any liquidation fee may be reduced by certain offsetting modification fees similar to the in Offsetting Modification Fees applicable to the Mortgage Loans as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this free writing prospectus.
			Upon receipt of payoff or liquidation proceeds.	The payoff or related liquidation proceeds.

Trustee Fee	Trustee
The product of the portion of a rate equal to 0.000392% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (including the Non-Serviced Pari Passu Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.
			Monthly.	Any and all collections and P&I advances on the Mortgage Loans (including the Non-Serviced Pari Passu Mortgage Loan) in the pool, to the extent included in the amounts remitted by the Master Servicer.

Certificate Administrator Fee	Certificate Administrator
The product of the portion of a rate equal to 0.003208% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (including the Non-Serviced Pari Passu Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.
			Monthly.	Any and all collections and P&I advances on the Mortgage Loans (including the Non-Serviced Pari Passu Mortgage Loan) in the pool, to the extent included in the amounts remitted by the Master Servicer.

Trust Advisor Fee	Trust Advisor
The product of the portion of a rate equal to 0.0014% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.
			Monthly.	Any and all collections and P&I advances on the Mortgage Loans (other than the Non-Serviced Pari Passu Mortgage Loan), to the extent included in the amounts remitted by the Master Servicer.

Trust Advisor Fee	WFRBS 2012-C8 Trust Advisor
With respect to the Non-Serviced Pari Passu Mortgage Loan, the product of the portion of a rate equal to 0.0021% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for the Non-Serviced Pari Passu Mortgage Loan for such month, and the Stated Principal Balance of the Non-Serviced Pari Passu Mortgage Loan.
			Monthly.	Any and all collections and P&I advances on the Non-Serviced Pari Passu Mortgage Loan, to the extent included in the amounts remitted by the Master Servicer.

Trust Advisor Consultation Fee	Trust Advisor	An amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreements.		Actual collections of the related fee from the related borrower.

Type	Recipient	Amount	Frequency	Source of Payment

Additional Servicing Compensation	Master Servicer/Special Servicer	All defeasance fees, Modification Fees, Assumption Fees, Assumption Application Fees and consent fees.(1)	From time to time.	Actual collections of the related fees or investment income, as applicable.

Late payment charges and Default Interest to the extent not used to offset interest on advances.(1)

Any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans;

All or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the Mortgage Loans;(1)

Any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans; and

Interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer or Special Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan).(1)

Expenses

Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	The amount of any Servicing Advances.	From time to time.
Recoveries on the related Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan), or to the extent that the party making the advance determines the advance is nonrecoverable, from any and all collections on the Mortgage Loans (including the Non-Serviced Pari Passu Mortgage Loan).

Type	Recipient	Amount	Frequency	Source of Payment

Interest on Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	Interest accrued from time to time on the amount of the Servicing Advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.
First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan), and then from any and all other collections on the Mortgage Loans (including the Non-Serviced Pari Passu Mortgage Loan).

Servicing Advances	WFRBS 2012-C8 Master Servicer and WFRBS 2012-C8 Special Servicer/WFRBS 2012-C8 Trustee	With respect to servicing advances on the Non-Serviced Loan Combination, the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of such servicing advance.	From time to time.
Recoveries on the related Non-Serviced Pari Passu Mortgage Loan or any related REO Property, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on Servicing Advances	WFRBS 2012-C8 Master Servicer and WFRBS 2012-C8 Special Servicer/WFRBS 2012-C8 Trustee	Interest accrued from time to time on the amount of the servicing advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.
First from late payment charges and default interest on the related Non-Serviced Pari Passu Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (subject to certain limitations).

P&I Advances	Master Servicer and Trustee	The amount of any P&I advances.	From time to time.	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from any and all other collections on the Mortgage Loans.

Interest on P&I Advances	Master Servicer and Trustee	Interest accrued from time to time on the amount of the advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan, and then from any and all other collections on the Mortgage Loans.

Type	Recipient	Amount	Frequency	Source of Payment

Indemnification Expenses	Trustee, Certificate Administrator, Master Servicer and Special Servicer (and their directors, members, managers, officers, employees and agents)
Losses, liabilities and expenses incurred by the Trustee, the Certificate Administrator, a Master Servicer or the Special Servicer in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement).
			From time to time.	Any and all collections on the Mortgage Loans.

Indemnification Expenses	WFRBS 2012-C8 Trustee, WFRBS 2012-C8 Certificate Administrator, WFRBS 2012-C8 Master Servicer and WFRBS 2012-C8 Special Servicer
With respect to the Non-Serviced Loan Combination, the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any losses, liabilities and expenses incurred by the WFRBS 2012-C8 Trustee, the WFRBS 2012-C8 Certificate Administrator, the WFRBS 2012-C8 Master Servicer or the WFRBS 2012-C8 Special Servicer in connection with any legal action or claim relating to the related Non-Serviced Pari Passu Mortgage Loan (subject to applicable limitations under the Pooling and Servicing Agreement).
			From time to time.	Any and all collections on the Mortgage Loans.

Indemnification Expenses	Trust Advisor/WFRBS 2012-C8 Trust Advisor
Losses, liabilities and expenses incurred by the Trust Advisor and, with respect to the Non-Serviced Pari Passu Mortgage Loan, the WFRBS 2012-C8 Trust Advisor, in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement or amounts incurred in connection with the replacement of the Special Servicer) or, with respect to the WFRBS 2012-C8 Trust Advisor, the Non-Serviced Pari Passu Mortgage Loan.
From time to time.
Amounts that do not constitute Designated Trust Advisor Expenses will be reimbursed first from amounts otherwise distributable in respect of interest on the Class E, F and G Certificates, then from amounts otherwise distributable in respect of principal on all of the Certificates; amounts constituting Designated Trust Advisor Expenses will be reimbursed from any and all collections on the Mortgage Loans.

Additional Trust Fund Expenses not advanced	Third parties	Based on third party charges. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” above.	From time to time.	Any and all collections on the Mortgage Loans.

(1) Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

Reports to Certificateholders; Available Information

Certificate Administrator Reports.  Based on monthly reports prepared by the Master Servicer and the Special Servicer and delivered by the Master Servicer to the Certificate Administrator, the Certificate Administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a

Certificate, the parties to the Pooling and Servicing Agreement and any other designee of the Depositor, a report substantially in the form attached to this free writing prospectus as Annex F (a “Distribution Date Statement”) setting forth, among other things specified in the Pooling and Servicing Agreement the following information:

1.
the amount of the distribution on the distribution date to the holders of each Class of Principal Balance Certificates and the Class A-FX regular interest in reduction of the principal balance of the Certificates;

2.
the amount of the distribution on the distribution date to the holders of each Class of interest-bearing Certificates and the Class A-FX regular interest allocable to the interest distributable on that Class of Certificates or regular interest and, with respect to the Class A-FL Certificates (i) information that the amount of interest distributed on such Class is the Class A-FL Certificates’ allocable portion of the interest distributable with respect to the Class A-FX regular interest, and (ii) whether a conversion event has occurred and is continuing with respect to the swap contract related to the Class A-FL Certificates;

3.	the aggregate amount of debt service advances made in respect of the Mortgage Pool for the distribution date;

4.
the aggregate amount of compensation paid to the Certificate Administrator and the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the related collection period;

5.	the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after the distribution date;

6.	the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the Mortgage Loans as of the end of the related collection period;

7.
the number and aggregate principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

8.	the value of any REO Property included in the Trust Fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.	the Available Distribution Amount for the distribution date and the amount of available funds with respect to the Class A-FX and A-FL Certificates for the distribution date;

10.
the amount of the distribution on the distribution date to the holders of any Class of Certificates and the Class A-FX regular interest or the swap counterparty allocable to Yield Maintenance Charges and/or Prepayment Premiums;

11.	the total interest distributable for each Class of interest-bearing Certificates and the Class A-FX regular interest for the distribution date;

12.	the pass-through rate in effect for each Class of interest-bearing Certificates for the interest accrual period related to the current distribution date;

13.
the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

14.	the total outstanding principal balance or notional amount, as the case may be, of each Class of Certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

15.
the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

16.	the number and related principal balances of any Mortgage Loans extended or modified during the related collection period on a loan-by-loan basis;

17.	the amount of any remaining unpaid interest shortfalls for each Class of interest-bearing Certificates as of the close of business on the distribution date;

18.	a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

19.
the amount of the distribution on the distribution date to the holders of each Class of Certificates in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

20.	the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related determination date;

21.
with respect to any Mortgage Loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

22.
with respect to any REO Property included in the Trust as to which the Special Servicer determined that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related collection period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the related REO Mortgage Loan in connection with that determination;

23.	the aggregate amount of interest on monthly debt service advances in respect of the Mortgage Loans paid to the Master Servicer and/or the Trustee since the prior distribution date;

24.	the aggregate amount of interest on Servicing Advances in respect of the Mortgage Loans paid to the Master Servicer, the Special Servicer and/or the Trustee since the prior distribution date;

25.	a loan by loan listing of any Mortgage Loan which was defeased during the related collection period;

26.	a loan by loan listing of any material modification, extension or waiver of a Mortgage Loan;

27.
a loan by loan listing of any material breach of the representations and warranties given with respect to Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer, the Special Servicer or the Depositor;

28.	the amounts of any excess liquidation proceeds held in the Certificate Administrator’s account designated for such excess liquidation proceeds;

29.	the amount of the distribution on the distribution date to the holders of the Class R Certificates;

30.	an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related collection period;

31.
the amount of any (A) payment by the swap counterparty under the swap contract with respect to the Class A-FL Certificates as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any rating agency trigger event; and

32.	the amount of and identification of any payments on the Class A-FL Certificates in addition to the amount of principal and interest due thereon.

On each distribution date, the Certificate Administrator shall make available to the general public on the Certificate Administrator’s Website a copy of the Distribution Date Statement.

Book-Entry Certificates.  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus for information regarding the ability of holders of Offered Certificates in book-entry form to obtain access to the reports of the Certificate Administrator.

Each Distribution Date Statement will be substantially in the form attached to this free writing prospectus as Annex F.

Information Available Electronically.  The Certificate Administrator will be required to make available to any Privileged Person (except as described below, and provided that the prospectus supplement, the Distribution Date Statements, and the SEC filings will be made available to the general public) the following items by means of the Certificate Administrator’s Website.

The following documents, which must be made available under a tab or heading designated “deal documents”:

(A)	the prospectus supplement that relates to the Offered Certificates;

(B)	the Pooling and Servicing Agreement, and any amendments and exhibits thereto;

The following documents, which must be made available under a tab or heading designated “SEC filings”:

Any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;

The following documents, which must be made available under a tab or heading designated “periodic reports”:

(A)	the Distribution Date Statements;

(B)	the CREFC Reports prepared by, or delivered to, the Certificate Administrator;

(C)	the annual reports prepared by the Trust Advisor;

The following documents, which must be made available under a tab or heading designated “additional documents”:

(A)	summaries of Final Asset Status Reports;

(B)	inspection reports; and

(C)	appraisals;

The following documents, which must be made available under a tab or heading designated “special notices”:

(A)	notice of final payment on the Certificates;

(B)	notice of termination of the Master Servicer or the Special Servicer;

(C)	notice of a Servicer Termination Event with respect to the Master Servicer or the Special Servicer;

(D)
notice of the resignation of any party to the Pooling and Servicing Agreement and notice of the acceptance of appointment to such party, to the extent such notice is prepared or received by the Certificate Administrator;

(E)	officer’s certificates supporting the determination that any advance was (or, if made, would be) a nonrecoverable advance;

(F)	any “special notice” by a Certificateholder that wishes to communicate with others, pursuant to the Pooling and Servicing Agreement;

(G)	any Assessment of Compliance delivered to the Certificate Administrator;

(H)	any Attestation Reports delivered to the Certificate Administrator;

(I)
any reports delivered to the Certificate Administrator by the Trust Advisor in connection with its review of the Special Servicer’s net present value and Appraisal Reduction Amount calculations as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” in this free writing prospectus;

(J)
any recommendation received by the Certificate Administrator from the Trust Advisor for the termination of the Special Servicer during any period when the Trust Advisor is entitled to make such a recommendation, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such recommendation;

(K)
any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of the Special Servicer during any period when such Certificateholders are entitled to make such a proposal, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such proposal; and

(L)
any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of Trust Advisor, and any direction of the requisite percentage of the Certificateholders to terminate the Trust Advisor in response to such proposal;

An investor question-and-answer forum (the “Investor Q&A Forum”), which must be made available as described more fully below; and

An investor registry (the “Investor Registry”), which must be made available (solely to Certificateholders and beneficial owners) as described more fully below.

Notwithstanding the description set forth above, the Certificate Administrator will be authorized to use such other headings and labels as it may reasonably determine from time to time.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum.  The Rating Agencies and NRSROs will not have access to the Investor Registry.  As used herein, “NRSRO” means a nationally recognized statistical rating organization, as such term is defined in Section 3(a)(62) of the Exchange Act; provided, however, that, when referred to in connection with the Certificate Administrator’s Website or the Rule 17g-5 Information Provider’s Website, “NRSRO” means a nationally recognized statistical rating organization that has delivered an NRSRO Certification to the Certificate Administrator.

“Privileged Person” includes the Depositor and its designees, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Subordinate Class Representative, the Trust Advisor, any Mortgage Loan Seller, any person who provides the Certificate Administrator with an Investor Certification and any Rating Agency or NRSRO that delivers an NRSRO Certification to the Certificate Administrator, which Investor Certification and NRSRO Certification may be submitted electronically by means of the Certificate Administrator’s Website.

The Certificate Administrator will make the Investor Q&A Forum available to Privileged Persons by means of the Certificate Administrator’s Website, where Certificateholders, beneficial owners of Certificates and prospective purchasers of Certificates may submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, and submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans, or the Mortgaged Properties, and where Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that answering the inquiry would not be in the best interests of the Trust and/or the Certificateholders, would be in violation of applicable law or the loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer, in which case the Certificate Administrator will not post such inquiry on the Investor Q&A Forum.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to the immediately preceding sentence and subject to and in accordance with the Pooling and Servicing Agreement.  In addition, no party will post or otherwise disclose direct communications with the Subordinate Class Representative as part of its response to any inquiries.  The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the Certificate Administrator’s Website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the Depositor and the underwriters.  None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no person other than the respondent will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner by means of the Certificate Administrator’s Website.  Certificateholders and beneficial owners may register on a voluntary basis for the investor registry and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s Website will initially be located at www.ctslink.com.  Access will be provided by the Certificate Administrator to Privileged Persons upon receipt by the Certificate Administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically by means of the Certificate Administrator’s Website.  The NRSRO Certificate will state that (i) such firm is an NRSRO, and has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), (ii) such NRSRO has access to the Depositor’s 17g-5 website and, (iii) such NRSRO shall be deemed to recertify to the foregoing each time it accesses the Certificate Administrator’s Website (an “NRSRO Certification”).  An NRSRO Certification will be deemed to have been executed by an NRSRO if the Depositor so directs the Rule 17g-5 Information Provider.

The parties to the Pooling and Servicing Agreement will not be required to provide that certification.  In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  The Certificate Administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting.  In addition, the Certificate Administrator may disclaim responsibility for any information for which it is not the original source.  Assistance in using the Certificate Administrator’s Website can be obtained by calling its customer service desk at 866-846-4526.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum.  The Rating Agencies and NRSROs will not have access to the Investor Registry.

The Rule 17g-5 Information Provider will be required to make certain information available, to Rating Agencies and NRSROs through the facilities of a website.

“Investor Certification” means a certificate representing that such person executing the certificate is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate and that either (a) such person is not an agent of any borrower or affiliate of any borrower, in which case such person will have access to all the reports and information made available to Certificateholders under the Pooling and Servicing Agreement, or (b) such person is an agent or affiliate of any borrower, in which case such person will only receive access to the Distribution Date Statements prepared by the Certificate Administrator.  The Investor Certification will be substantially in the form(s) provided for in the Pooling and Servicing Agreement, may be submitted electronically by means of the Certificate Administrator’s Website and, as a condition to an investor’s access to the Certificate Administrator’s Website or information made available by the Master Servicer or the Special Servicer, accompanied by an investor confidentiality agreement.  The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and shall restrict access to the Certificate Administrator’s Website to a mezzanine lender upon notice from the Special Servicer pursuant to the Pooling and Servicing Agreement that such mezzanine lender has commenced foreclosure proceedings against the equity collateral pledged to secure the related mezzanine loan.

“CREFC” means the CRE Finance Council.

“CREFC Reports” collectively refer to the following electronic files:  (i) CREFC bond level file, (ii) CREFC collateral summary file, (iii) CREFC property file, (iv) CREFC loan periodic update file, (v) CREFC loan setup file, (vi) CREFC financial file, (vii) CREFC special servicer loan file, (viii) CREFC comparative financial status report, (ix) CREFC delinquent loan status report, (x) CREFC historical loan modification and corrected mortgage loan report, (xi) CREFC operating statement analysis report, (xii) CREFC NOI adjustment worksheet, (xiii) CREFC REO status report, (xiv) CREFC servicer watch list, (xv) CREFC loan level reserve – LOC report, and (xvi) CREFC advance recovery report.

Other Information.  The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review (by any Privileged Person that is not a borrower, an affiliate of a borrower, a manager of a Mortgaged Property, rating agency or an NRSRO), originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan documents):

(A)	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(B)	the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information”, if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(C)
the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(D)	each of the documents made available by the Certificate Administrator via its website as described under “—Information Available Electronically” above.

You should assume that the Trustee, the Certificate Administrator or any document Custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above to Certificateholders, beneficial owners of Certificates and prospective purchasers of Certificates, the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or any document Custodian, as the case may be, may require an Investor Certification executed by the requesting person or entity.

The Certificate Administrator will make available all distribution date statements, CREFC reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited and BlackRock Financial Management, Inc.) in accordance with the provisions of the Pooling and Servicing Agreement.

The Trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Exchange Act.  Such reports will be filed under the name of the issuing entity (File No. 333-172366).  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Additional information regarding the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website.  The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

Voting Rights

The Certificates will be allocated voting rights for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  99% of the voting rights will be allocated to the holders of the Class A-1, A-2, A-FL, A-FX, A-3, A-SB, A-S, B, C, D, E, F and G Certificates, in proportion to the respective aggregate principal balances of those Classes (or, in connection with a proposed termination and replacement of the Special Servicer at the direction of the Certificateholders generally or following a recommendation of the Trust Advisor, each as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this free writing prospectus, in proportion to the respective aggregate principal balances of those Classes as notionally reduced taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans); 0.5% of the voting rights will be allocated to the holders of the Class X-A Certificates for as long as they are outstanding, 0.5% of the voting rights will be allocated to the holders of the Class X-B Certificates until the Class X-A Certificates are no longer outstanding, after which 1.0% of the voting rights will be allocated to the holders of the Class X-B Certificates; and 0% of the voting rights will be allocated to the holders of the Class V or Class R Certificates.  Voting rights allocated to a Class of Certificateholders will be allocated among those Certificateholders in proportion to their respective percentage interests in that Class.  Notwithstanding the foregoing, solely in connection with Certificateholder proposals, or directions, to terminate and replace the Special Servicer or the Trust Advisor, Appraisal Reduction Amounts in respect of the Mortgage Loans will be allocated to notionally reduce the aggregate principal balances of the respective Classes of Principal Balance Certificates for purposes of allocating the voting rights.

Delivery, Form and Denomination

General.  We intend to deliver the Class A-1, A-2, A-3, A-SB, A-S, B and C Certificates in minimum principal balance denominations of $10,000.  Investments in excess of those minimum denominations may be made in multiples of $1.

You will receive your Offered Certificates in book-entry form through the facilities of DTC.  See “Description of the Certificates—General” and “—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex D to this free writing prospectus.

Matters Regarding the Certificate Administrator and the Tax Administrator

The Certificate Administrator will be entitled to a monthly fee for its services.  That fee will accrue with respect to each and every Mortgage Loan.  In each case, that fee and the monthly fee payable to the Trustee will collectively accrue at 0.0036% per annum on the Stated Principal Balance of the subject Mortgage Loan for the related distribution date and will be calculated based on the same interest accrual basis as the subject Mortgage Loan, which is either an Actual/360 Basis or a 30/360 Basis.  The Certificate Administrator will be required to pay to the Trustee a monthly fee for its services as set forth in the Pooling and Servicing Agreement.  The Certificate Administrator fee is payable out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund.  In addition, the Trustee and the Certificate Administrator will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The holders of Certificates representing a majority of the total voting rights determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) may remove any of the Certificate Administrator, the tax administrator or the Trustee, upon written notice to the Master Servicer, the Special Servicer, us and the Trustee.

The Trust Fund will indemnify the Certificate Administrator (in each of the capacities in which it serves under the Pooling and Servicing Agreement) and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Certificate Administrator’s representations and warranties or from willful misconduct, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Certificate Administrator’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Certificate Administrator.

None of the Certificate Administrator, the Custodian, the tax administrator or the Trustee will be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement.  None of the Certificate Administrator, the tax administrator or the Trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Under the WFRBS 2012-C8 Pooling and Servicing Agreement, the WFRBS 2012-C8 Certificate Administrator is entitled to indemnification with respect to amounts related to the Non-Serviced Loan Combination pursuant to provisions that are substantially similar, if not identical, to those described above and is entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, or the consent of any holder of the Non-Serviced Pari Passu Companion Loan, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to conform the Pooling and Servicing Agreement to the prospectus supplement, (iv) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which will not be inconsistent with the then existing provisions, (v) to relax or eliminate (A) any requirement under the Pooling and Servicing Agreement imposed by the provisions of the federal income tax law relating to REMICs (if the provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) certain transfer restrictions imposed on the Certificates (if applicable law is amended or clarified such that certain transfer restrictions may be relaxed or eliminated), (vi) either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of REMIC I, REMIC II or REMIC III or the Grantor Trust at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any of REMIC I, REMIC II or REMIC III or the Grantor Trust, (vii) to modify, add to or eliminate certain provisions of the Pooling and Servicing Agreement relating to transfers of Class R Certificates, (viii) to avoid the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by a Rating Agency at the request of the Depositor (or the placement of the Class on “negative credit watch” status in contemplation of any such action with respect thereto), (ix) for the purpose of amending the duties and procedures by which the Rule 17g-5 Information Provider is bound, or (x) in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that, among other things,

(a)
any such amendment for the specific purposes described in clause (iv) or (vii) above will not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary of the Pooling and Servicing Agreement or of any provision thereof, as evidenced by an opinion of counsel to that effect; and

(b)
any such amendment will not materially adversely affect the rights, and will not increase the obligations, of any Mortgage Loan Seller under the Pooling and Servicing Agreement or under the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

With respect to clause (x) above, a recent federal district court ruling on a motion to dismiss (Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) held that the Trust Indenture Act of 1939, as amended (the “TIA”), may be applicable to certain agreements that are similar to the Pooling and Servicing Agreement. Such decision is contrary to published guidance of the Division of Corporation Finance of the SEC, as well as historical industry practice, and as a result the Pooling and Servicing Agreement has not been qualified under the TIA. However, on May 3, 2012, the Division of

Corporation Finance of the SEC advised that it is considering Trust Indenture Act CDI 202.01 in light of this ruling.  In the event that subsequent to the date of this free writing prospectus the Depositor, following non-binding consultation with the Trustee, informs the Trustee that it has determined that the TIA does apply to the Pooling and Servicing Agreement (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended, without the consent of any Certificateholder, to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it shall be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement shall expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party thereto.  Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various Classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates entitled to not less than 66-2/3% of the voting rights allocated to each Class that is materially affected by the amendment; provided that no such amendment may, among other things, (i) reduce in any manner the amount of, or delay the timing of, payments received on the Certificates without the consent of each affected Certificateholder, (ii) reduce the aforesaid percentage of aggregate principal balance or notional amount, as applicable, of each Class of Certificates which are required to consent to any such amendment, without the consent of all the holders of each Class of Certificates affected thereby, (iii) adversely affect the status of any of REMIC I, REMIC II or REMIC III as a REMIC or the Grantor Trust as a grantor trust under the Code, without the consent of 100% of the Certificateholders, (iv) amend any section of the Pooling and Servicing Agreement that relates to the amendment thereof without the consent of all the holders of all Certificates of the Class(es) affected thereby, (v) otherwise materially adversely affect any Class of Certificateholders without the consent of all of the Certificateholders of that Class, or (vi) materially adversely affect the rights or increase the obligations of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

In addition to other limitations described above, no amendment may be made to the Pooling and Servicing Agreement that would adversely affect the swap counterparty under the swap contract without the consent of the swap counterparty.  For the avoidance of doubt, any exchange by a holder of a Class A-FL Certificate of any portion of its aggregate outstanding certificate principal balance for an equal aggregate outstanding certificate principal balance of Class A-FX Certificates will not be deemed to be an amendment.

In no event may the definition of the Servicing Standard be amended in a manner that would materially adversely affect Certificateholders without a Rating Agency Confirmation and an opinion of counsel delivered to the Trustee and the Certificate Administrator.

Furthermore, no amendment of the Pooling and Servicing Agreement may be effected in the absence of an opinion of counsel to the effect that the amendment is permitted under the Pooling and Servicing Agreement as described above.

Termination of the Pooling and Servicing Agreement

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of—

1.	the final payment or advance on, or other liquidation of, the last Mortgage Loan or related REO Property remaining in the Trust Fund,

2.
the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund or held on behalf of the Trust Fund by any single Certificateholder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer, in that order of preference, and

3.	the exchange by any single holder of all the Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund.

Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder.  The final distribution to the registered holder of each Certificate will be made only upon surrender and cancellation of that Certificate at the office of the Certificate Administrator or at any other location specified in the notice of termination.

The right of the Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer and the Special Servicer to purchase all of the Mortgage Loans and REO Properties remaining in the Trust Fund is subject to the conditions (among others) that—

●	the total Stated Principal Balance of the Mortgage Pool is 1.0% or less of the Cut-off Date Pool Balance,

●
within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the Pooling and Servicing Agreement of its election to do so, and

●
if more than one holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the relevant Class.

Any purchase by any single holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to:

●	the sum of—

1.	the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund, other than any Mortgage Loans as to which the Mortgaged Properties have become REO Properties, and

2.
the appraised value of all REO Properties then included in the Trust Fund, in each case as determined by an appraiser mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee; minus

●	solely in the case of a purchase by the Master Servicer or the Special Servicer, the total of all amounts payable or reimbursable to the purchaser under the Pooling and Servicing Agreement.

The purchase will result in early retirement of the then outstanding Certificates.  The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.  Any person or entity making the purchase will be responsible for reimbursing the parties to the Pooling and Servicing Agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

An exchange by any single holder of all of the Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund may be made by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange.  If an exchange is to occur as described above, then the holder of the Certificates, no later than the business day immediately preceding the distribution date on which the final distribution on the Certificates is to occur, must deposit in the applicable Collection Account amounts that are together equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Certificate Administrator, the tax administrator, the Trustee and their respective agents under the Pooling and Servicing Agreement.  No such exchange may occur until the aggregate principal balance of the Class A-1, A-2, A-3, A-SB, A-S, B, C and D Certificates and the Class A-FX regular interest (and, therefore, the Class A-FL and Class A-FX Certificates) is reduced to zero.

The Trustee

Eligibility Requirements

The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (ii) an institution whose short-term debt obligations are at all times rated not less than “F1” by Fitch (if rated by Fitch) and “P-1” by Moody’s and whose long-term unsecured debt, is at all times rated not less than “A-“ by Fitch (if rated by Fitch) and “A2” by Moody’s, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such Trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of Certificates.

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the Depositor of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by the Depositor of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts.  The Pooling and Servicing Agreement generally provides that (i) the Trustee, prior to the occurrence of an Servicer Termination Event and after the curing or waiver of all Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement, (ii) if an Servicer Termination Event occurs and is continuing, the Trustee must exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, (iii) any permissive right of the Trustee contained in the Pooling and Servicing Agreement will not be construed as a duty and (iv) the Trustee will be liable in accordance with the Pooling and Servicing Agreement only to the extent of the obligations specifically imposed upon and undertaken by the Trustee.  However, upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.  The Trustee is required to notify Certificateholders of any termination of the Master Servicer or Special Servicer or appointment of a successor to the Master Servicer or the Special Servicer.  The Trustee will be obligated to make any advance required to be made, and not made, by the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, provided that the Trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance.  In addition, the Trustee will not be obligated to make any Servicing Advances with respect to the Non-Serviced Pari Passu Mortgage Loan.  The Trustee will be entitled, but not obligated, to rely conclusively on any determination by the Master Servicer or the Special Servicer, that an advance, if made, would be a nonrecoverable advance.  The Trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer.  See “Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus.

Matters Regarding the Trustee

The Trust Fund will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Trustee’s representations and warranties or from willful misconduct, fraud, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Trustee’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Trustee.

The Trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the Pooling and Servicing Agreement.  The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Under the WFRBS 2012-C8 Pooling and Servicing Agreement, the WFRBS 2012-C8 Trustee is entitled to indemnification with respect to amounts related to the Non-Serviced Loan Combination pursuant to provisions that are substantially similar, if not identical, to those described above and is entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

Provisions similar to the provisions described under the sections of the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Duties of the Trustee”, “—Certain Matters Regarding the Trustee” and “—Resignation and Removal of the Trustee” will apply to the Certificate Administrator and the tax administrator.

Resignation and Removal of the Trustee

The Trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Certificate Administrator, the tax administrator, the Master Servicer, the Special Servicer, the Rating Agencies, and all Certificateholders.  Upon receiving the notice of resignation, the Depositor is required to promptly appoint a successor Trustee meeting the requirements set forth above.  If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee (i) shall cease to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor may remove the Trustee and appoint a successor Trustee meeting the eligibility requirements set forth above.  Holders of the Certificates entitled to more than 50% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) may, at their expense, at any time remove the Trustee without cause and appoint a successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above.  Upon any succession of the Trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred prior to the date of removal.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA

Applicability Determination. See “Amendment of the Pooling and Servicing Agreement” in this free writing prospectus.

Suits, Actions and Proceedings by Certificateholders

No Certificateholder will have any right by virtue of any provision of the Pooling and Servicing Agreement to institute any suit, action or proceeding in equity or at law against any party to the Pooling and Servicing Agreement or any borrower, unless that Certificateholder shall have previously given to the Trustee a written notice of default, and unless also (except in the case of a default by the Trustee) the holders of Certificates entitled to at least 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  No one or more holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of the Pooling and Servicing Agreement to affect, disturb or prejudice the rights of any other holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such holder (which priority or preference is not otherwise provided for herein), or to enforce any right under the Pooling and Servicing Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions described above, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on—

●	the price at which that Certificate is purchased by an investor,

●	the rate, timing and amount of distributions on that Certificate, and

●	any losses or shortfalls incurred on that Certificate.

The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things:

●	the pass-through rate for that Certificate,

●
the rate and timing of principal payments, including those arising from voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, sales of defaulted mortgage loans and REO Properties, exercise of purchase options by holders of mezzanine loans, and other principal collections on the Mortgage Loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that Certificate,

●
the rate and timing of reimbursements made to the Master Servicer, the Special Servicer or the Trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out Mortgage Loan that are not repaid at the time of the workout,

●
the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses, as well as Trust Advisor Expenses, and the extent to which those losses and expenses are allocable in reduction of the principal balance of that Certificate or result in reductions or shortfalls in interest distributable to that Certificate, and

●	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that Certificate.

Rate and Timing of Principal Payments.  The yield to maturity on the Offered Certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the aggregate principal balances of, those Certificates.  In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of, the aggregate principal balances of those Certificates will be directly related to the rate and timing of principal payments on or with respect to the Mortgage Loans.  Finally, the rate and timing of principal payments on or with respect to the Mortgage Loans will be affected by their amortization schedules, the dates on which balloon payments are due to occur, any incentives for a borrower to repay its mortgage loan by an anticipated repayment date and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria or other conditions are not satisfied or by reason of sales of parcels, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, sales of Mortgage Loans following default or purchases or other removals of Mortgage Loans from the Trust Fund.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including casualties, condemnations and prepayments in connection with property releases.  See “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” and “—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than

Expected Yield on Your Investment” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” for a discussion of certain of the Mortgage Loans with the above described characteristics.

With respect to any Class of Offered Certificates with a pass-through rate based upon, equal to or limited by the WAC Rate, the respective pass-through rate (and, accordingly, the yield) on those Classes of Offered Certificates could (or, in the case of any Class of Certificates with a pass-through rate based upon or equal to the WAC Rate, will) be adversely affected if Mortgage Loans with relatively high mortgage interest rates experienced a faster rate of principal payments than Mortgage Loans with relatively low mortgage interest rates.

Prepayments and other early liquidations of the Mortgage Loans will result in distributions on the Offered Certificates of amounts that would otherwise be paid over the remaining terms of those Mortgage Loans.  This will tend to shorten the weighted average lives of the Offered Certificates.  Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the Mortgage Loans and, accordingly, on the Offered Certificates, while work-outs are negotiated or foreclosures are completed.  These delays will tend to lengthen the weighted average lives of the Offered Certificates.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this free writing prospectus.

Without limiting the generality of the statements made above, if your certificates are Class A-SB Certificates, the rate and timing of principal distributions on your certificates will depend in part on the Class A-SB planned principal balances and the extent to which they are achieved from time to time and, because such class is (subject to available funds and the distribution priorities) entitled to the entire Principal Distribution Amount after the Class A-1, A-2 and A-3 Certificates and the Class A-FX regular interest are fully retired, on the period of time during which the Class A-1, A-2 and A-3 Certificates and the Class A-FX regular interest remain outstanding.  In addition, the holders of the Class A-1, A-2 or A-3 Certificates or the Class A-FX regular interest may receive principal distributions on a date when the Class A-SB Certificates remain outstanding.

The extent to which the yield to maturity on any Offered Certificate may vary from the anticipated yield will depend upon the degree to which the Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn paid in a reduction of the principal balance of the Certificate.  If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.  If you purchase your Offered Certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

Because the rate of principal payments on or with respect to the Mortgage Loans will depend on future events and a variety of factors, we cannot assure you as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your Offered Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Offered Certificates attributable to the related prepayments of, the Mortgage Loans.

Delinquencies and Defaults on the Mortgage Loans.  The rate and timing of delinquencies and defaults on the Mortgage Loans will affect—

●	the amount of distributions on your Offered Certificates,

●	the yield to maturity of your Offered Certificates,

●	if you are purchasing Principal Balance Certificates, the rate of principal distributions on your Offered Certificates, and

●	the weighted average life of your Offered Certificates.

Delinquencies on the Mortgage Loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your Offered Certificates for the current month.  Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls.  Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your Offered Certificates.

If—

●
you calculate the anticipated yield to maturity for your Offered Certificates based on an assumed rate of default on the Mortgage Loans and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced, and

●	the additional losses result in a reduction of the total distributions on, or the aggregate principal balance of your Offered Certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the total distributions on or the aggregate principal balance of your Offered Certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.  In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

The yield on your Certificates will also depend on the extent to which losses and expenses experienced by the Trust Fund are allocated to reduce your certificate principal balance otherwise reduce amounts distributable to you.  Because the Control-Eligible Certificates do not provide credit support to other Classes of Certificates in respect of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the yield on those other Classes of Certificates may be affected by losses arising from such Trust Advisor Expenses at a time when other losses would not have affected their yield.

Even if losses on the Mortgage Loans do not result in a reduction of the total distributions on, or the aggregate principal balance of your Offered Certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed for any advance made by it that it has determined is not recoverable out of collections on the related Mortgage Loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the Certificates, prior to being deemed reimbursed out of payments and other collections of interest on the Mortgage Pool otherwise distributable on the Certificates.  Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

In the event that any advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified as a Specially Serviced Mortgage Loan, the relevant Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related Mortgage Loan), out of amounts in the Collection Account representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and Servicing Advances as contemplated by the prior paragraph.  Any such reimbursement payments will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

Relevant Factors.  The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the Mortgage Loans:

●	prevailing interest rates;

●	the terms of the Mortgage Loans, including—

1.	provisions that impose prepayment Lock-out Periods or require Yield Maintenance Charges or Prepayment Premiums;

2.	due-on-sale and due-on-encumbrance provisions;

3.	provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal;

4.	the exercise of purchase options by tenants or others and other sales of parcels by borrowers that can result in prepayments of principal, including during a Lock-out Period for the Mortgage Loan; and

5.	amortization terms that require balloon payments;

●	the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

●	the general supply and demand for commercial and multifamily rental space of the type available at the Mortgaged Properties in the areas in which those properties are located;

●	the quality of management of the Mortgaged Properties;

●	the servicing of the Mortgage Loans;

●	possible changes in tax laws; and

●	other opportunities for investment.

See “Risk Factors”, “Description of the Mortgage Pool”, “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this free writing prospectus, the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus, and “Risk Factors” and “Description of the Pooling and Servicing Agreements” in the accompanying prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level.  When the prevailing market interest rate is below the annual rate at which a Mortgage Loan accrues interest, the related borrower may have an increased incentive to refinance the Mortgage Loan.  Conversely, to the extent prevailing market interest rates exceed the annual rate at which a Mortgage Loan accrues interest, the related borrower may be less likely to voluntarily prepay the Mortgage Loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their Mortgaged Properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments.  In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their Mortgaged Properties.

A number of the underlying borrowers are partnerships.  The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership.  The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

Neither we nor any of the underwriters makes any representation regarding:

●	the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans;

●	the relative importance of those factors;

●	the percentage of the aggregate principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any particular date; or

●	the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the Offered Certificates, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

Weighted Average Life

For purposes of this free writing prospectus, the weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the assumed settlement date of September 28, 2012 until each dollar to be applied in reduction of the aggregate principal balance of those Certificates is paid to the investor.  For purposes of this “Yield and Maturity Considerations” section, the weighted average life of any Offered Certificate is determined by:

●	multiplying the amount of each principal distribution on the Offered Certificate by the number of years from the assumed settlement date to the related distribution date;

●	summing the results; and

●	dividing the sum by the total amount of the reductions in the principal balance of the Offered Certificate.

Accordingly, the weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that Certificate.

The tables set forth below show, with respect to each Class of Offered Certificates with principal balances,

●	the weighted average life of that Class, and

●	the percentage of the initial aggregate principal balance of that Class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in calculating the tables below.  Neither we nor any of the underwriters makes any representation that the Mortgage Loans will behave in accordance with the Structuring Assumptions set forth in this free writing prospectus.  The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios.  Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial aggregate principal balances outstanding over time and the weighted average lives of the respective Classes of the Offered Certificates.  You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Offered Certificate.

Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model.  The prepayment model used in this free writing prospectus is the “constant prepayment rate” or “CPR” model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the Mortgage Loans) for the life of those loans.  The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Pool.  We do not make any representations about the appropriateness of the CPR model.

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-1 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 2013	84%	84%	84%	84%	84%
September 2014	64%	64%	64%	64%	64%
September 2015	41%	41%	41%	41%	41%
September 2016	17%	17%	17%	17%	17%
September 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	2.55	2.54	2.54	2.54	2.54

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-2 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 2013	100%	100%	100%	100%	100%
September 2014	100%	100%	100%	100%	100%
September 2015	100%	100%	100%	100%	100%
September 2016	100%	100%	100%	100%	100%
September 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	4.91	4.89	4.85	4.80	4.54

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-3 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 2013	100%	100%	100%	100%	100%
September 2014	100%	100%	100%	100%	100%
September 2015	100%	100%	100%	100%	100%
September 2016	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.87	9.85	9.83	9.79	9.62

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-SB Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 2013	100%	100%	100%	100%	100%
September 2014	100%	100%	100%	100%	100%
September 2015	100%	100%	100%	100%	100%
September 2016	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	81%	81%	81%	81%	81%
September 2019	55%	56%	56%	57%	61%
September 2020	35%	35%	36%	36%	40%
September 2021	13%	13%	14%	15%	19%
September 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.34	7.35	7.36	7.38	7.48

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-S Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 2013	100%	100%	100%	100%	100%
September 2014	100%	100%	100%	100%	100%
September 2015	100%	100%	100%	100%	100%
September 2016	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.96	9.96	9.96	9.96	9.71

Percentages of Initial Certificate Principal Balance Outstanding for the
Class B Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 2013	100%	100%	100%	100%	100%
September 2014	100%	100%	100%	100%	100%
September 2015	100%	100%	100%	100%	100%
September 2016	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.96	9.96	9.96	9.96	9.73

Percentages of Initial Certificate Principal Balance Outstanding for the
Class C Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 2013	100%	100%	100%	100%	100%
September 2014	100%	100%	100%	100%	100%
September 2015	100%	100%	100%	100%	100%
September 2016	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.96	9.96	9.96	9.96	9.80

Pre-Tax Yield to Maturity Tables

The tables set forth below show the pre-tax corporate bond equivalent yields to maturity with respect to each Class of Offered Certificates.  We prepared these tables using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase prices, and (b) the indicated prepayment scenarios.  The assumed purchase prices are expressed as a percentage of the initial total notional amount or principal balance, as applicable, of the respective Class of Offered Certificates and are exclusive of accrued interest.

The yields set forth in the tables were calculated by:

●
determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the respective Class of Offered Certificates, would cause the discounted present value of that assumed stream of cash flows to equal—

1.	the related assumed purchase price, plus

2.	accrued interest at the initial pass-through rate for the applicable Class of Offered Certificates from and including September 1, 2012 to but excluding the assumed settlement date; and

●	converting those monthly discount rates to corporate bond equivalent rates.

Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on their Certificates.  Consequently, they do not purport to reflect the return on any investment on a Class of offered when reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE)
of the Class A-1 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class A-2 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class A-3 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class A-SB Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class A-S Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class B Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE)
of the Class C Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR
Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

The characteristics of the Mortgage Loans will differ in some respects from those assumed in preparing the tables.  The tables are presented for illustrative purposes only.  Neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with any designated scenario for the tables.  In addition, we cannot assure you that—

●	the Mortgage Loans will prepay at any particular rate,

●
the Mortgage Loans will not prepay, involuntarily or otherwise, during Lock-out Periods (including any contemporaneous periods when defeasance is permitted) or during any period when principal prepayments are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge (including any contemporaneous period when defeasance is permitted),

●	the Mortgage Loans will not default or that the Mortgage Loans will default at any particular rate,

●	the actual pre-tax yields on, or any other distribution characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the tables set forth above, or

●	the total purchase prices of the Offered Certificates will be as assumed.

For federal income tax information reporting, the prepayment assumption used in reporting original issue discount for an Offered Certificate will be that—

●	each ARD Loan is repaid in full on its Anticipated Repayment Date,

●	no Mortgage Loan will otherwise be prepaid prior to maturity, and

●	there will be no extension of the maturity of any Mortgage Loan.

No representation is made that the Mortgage Loans will in fact be repaid in accordance with this assumption or that the IRS will not challenge on audit the prepayment assumption used.  You must make your own decision as to the appropriate assumptions, including prepayment and default assumptions, to be used in deciding whether to purchase any Offered Certificates.

SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND

General

The servicing and administration of the Mortgage Loans (other than the Non-Serviced Pari Passu Mortgage Loan) and any REO Properties (other than any interest in REO Property acquired with respect to the Non-Serviced Loan Combination) will be governed by a Pooling and Servicing Agreement to be dated as of September 1, 2012 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee.  In this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, we describe some of the provisions of the Pooling and Servicing Agreement relating to the servicing and administration of such Mortgage Loans and REO Properties.  You should refer to the accompanying prospectus, in particular the section captioned “Description of the Pooling and Servicing Agreements”, for additional important information regarding provisions of the Pooling and Servicing Agreement that relate to the rights and obligations of the Master Servicer and the Special Servicer.

As used herein, references to the Mortgage Loans, when discussing servicing activities of the Mortgage Loans, does not include, unless otherwise specifically indicated, the Non-Serviced Pari Passu Mortgage Loan.  In certain instances references are made that specifically exclude the Non-Serviced Pari Passu Mortgage Loan from the servicing provisions in this free writing prospectus by indicating actions are taken with respect of the Mortgage Loans “other than the Non-Serviced Pari Passu Mortgage Loan” or “except with respect to the Non-Serviced Pari Passu Mortgage Loan” or words of similar import.  These exclusions are intended to highlight particular provisions to draw prospective investor’s attention to the fact that the Master Servicer, Special Servicer or Trustee are not responsible for the particular servicing or administrative activity and are not intended to imply that when other servicing actions are described in this free writing prospectus without such specific carveouts, that the Master Servicer, Special Servicer or Trustee are responsible for those duties with respect to the Non-Serviced Pari Passu Mortgage Loan.  Servicing of the Non-Serviced Pari Passu Mortgage Loan is handled under the WFRBS 2012-C8 Pooling and Servicing Agreement.  While the terms of the WFRBS 2012-C8 Pooling and Servicing Agreement are similar to, but not identical to the servicing provisions discussed in this free writing prospectus related to the Mortgage Loans, prospective investors are nonetheless encouraged to review “—Servicing of the Non-Serviced Pari Passu Mortgage Loan” in this free writing prospectus for a discussion of certain important servicing terms related to the Non-Serviced Pari Passu Mortgage Loan.

In general, subject to the more specific discussions in the other subsections of this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, the Master Servicer will be responsible for the servicing and administration of—

●	all Mortgage Loans (other than the Non-Serviced Pari Passu Mortgage Loan) as to which no Servicing Transfer Event has occurred, and

●	all worked-out Mortgage Loans (other than the Non-Serviced Pari Passu Mortgage Loan) as to which no new Servicing Transfer Event has occurred.

The Master Servicer and the Special Servicer will each be responsible for servicing and administering the Mortgage Loans (other than the Non-Serviced Pari Passu Mortgage Loan) and any REO Properties (other than any REO property acquired with respect to the Non-Serviced Loan Combination) for which it is responsible, directly or through sub-servicers, in accordance with the “Servicing Standard”, which means:

●
in the best interests and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

●	in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans (provided that in the event the Master Servicer or Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a Trust expense), the Master Servicer or the Special Servicer, as applicable, must comply with the REMIC provisions of the Code to the extent necessary to avoid an Adverse REMIC Event), and

●	to the extent consistent with the foregoing, in accordance with the following standards:

●
with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those Mortgage Loans and any REO Properties for which it is responsible under the Pooling and Servicing Agreement;

●	with a view to—

1.	in the case of the Master Servicer, the timely collection of all scheduled payments of principal and interest under those Mortgage Loans,

2.	in the case of the Master Servicer, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those Mortgage Loans, and

3.
in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, Prepayment Premiums, Default Interest and late payment charges, or the related Mortgaged Property becomes an REO Property, the maximization of the recovery of principal and interest on that Defaulted Mortgage Loan to the Certificateholders, as a collective whole, on a present value basis; and

●	without regard to any potential conflict of interest arising from—

1.
any known relationship that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement,

2.	the ownership of any Certificate by the Master Servicer or the Special Servicer, or either of their respective affiliates, as the case may be,

3.
the obligation of the Master Servicer to make advances or otherwise to incur servicing expenses with respect to any Mortgage Loan or REO Property serviced or administered, respectively, under the Pooling and Servicing Agreement,

4.
the obligation of the Special Servicer to make, or to direct the Master Servicer to make, Servicing Advances or otherwise to incur servicing expenses with respect to any Mortgage Loan or REO Property serviced or administered, respectively, under the Pooling and Servicing Agreement,

5.	the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction,

6.	the ownership, servicing and/or management by the Master Servicer or Special Servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

7.
the ownership by the Master Servicer or Special Servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, and

8.
the obligations of the Master Servicer or Special Servicer, as the case may be, or any of its affiliates to repurchase any Mortgage Loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a material breach or a material document defect.

As used in this free writing prospectus, a “Specially Serviced Mortgage Loan” means any Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan, but including any REO Mortgage Loan) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred:

1.
the related borrower fails to make when due any balloon payment and the borrower does not deliver to the Master Servicer, on or before the Due Date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the Master Servicer is required during that time to make any monthly debt service advance in respect of the Mortgage Loan, a Servicing Transfer Event will occur immediately);

2.
the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

3.
the Master Servicer determines (in accordance with the Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the Master Servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, the Master Servicer determines (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

4.	the Master Servicer determines that a non-payment default (including, in the Master Servicer’s or the Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents) has occurred under the Mortgage Loan that may materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan, or otherwise materially and adversely affect the interests of Certificateholders and the default continues unremedied for the applicable cure period under the terms of the Mortgage Loan or, if no cure period is specified, for 60 days;

5.
various events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding Mortgaged Property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

6.	the Master Servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property.

A Mortgage Loan will become a “Corrected Mortgage Loan” when (other than by reason of a liquidation event occurring in respect of such Mortgage Loan or the related Mortgaged Property becoming an REO Property):

●
with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the Mortgage Loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer;

●	with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the Special Servicer;

●	with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the judgment of the Special Servicer; and

●	with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

The Special Servicer, on the other hand, will generally be responsible for the servicing and administration of each Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan) as to which a Servicing Transfer Event has occurred and is continuing.  The Special Servicer will also be responsible for the administration of each REO Property (other than any interest in an REO Property acquired with respect to the Non-Serviced Loan Combination).

The Master Servicer will transfer servicing of a Mortgage Loan to the Special Servicer upon the occurrence of a Servicing Transfer Event with respect to that Mortgage Loan.  The Special Servicer will return the servicing of that Mortgage Loan, if applicable, to the Master Servicer, and that Mortgage Loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that Mortgage Loan cease to exist.  Notwithstanding the transfer of the servicing of any Mortgage Loan to the Special Servicer, the Master Servicer will continue to be responsible for providing various reports to the Certificate Administrator and/or the Trustee, making any required monthly debt service advances and (other than with respect to the Non-Serviced Loan Combination) making any required Servicing Advances with respect to any Specially Serviced Mortgage Loans and REO Properties.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its obligations and duties under the Pooling and Servicing Agreement, unless the same party acts in all or any two such capacities.

Subject to the restrictions and limitations of the Pooling and Servicing Agreement, the Trust Advisor will generally conduct an annual review of the Special Servicer’s operational practices on a platform-level basis deployed against Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor may consult with the Special Servicer with regard to asset status reports and certain other matters in connection with the servicing of the Specially Serviced Mortgage Loans, as described more fully below.

The Trust Advisor will not review the activities of the WFRBS 2012-C8 Special Servicer, and as a result will not provide a review of any special servicing actions in respect of the Non-Serviced Pari Passu Mortgage Loan.  The WFRBS 2012-C8 Trust Advisor will act as trust advisor with respect to the Non-Serviced Pari Passu Mortgage Loan pursuant to the WFRBS 2012-C8 Pooling and Servicing Agreement and will have similar, but not identical, obligations as those of the Trust Advisor described in this free writing prospectus.

As used in this free writing prospectus, “REO Mortgage Loan” means the successor mortgage loan to a Mortgage Loan (which may be a Mortgage Loan included in a Loan Combination) deemed to be outstanding with respect to each related REO Property.

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee.  The principal compensation to be paid to the Master Servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee:

●	will be earned with respect to each and every Mortgage Loan (including the Non-Serviced Pari Passu Mortgage Loan), including—

1.	each such Mortgage Loan that is a Specially Serviced Mortgage Loan,

2.	each such Mortgage Loan as to which the corresponding Mortgaged Property has become an REO Property, and

3.	each such Mortgage Loan as to which defeasance has occurred; and

●	in the case of each such Mortgage Loan, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a master servicing fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan, and

4.
be payable monthly to the Master Servicer from amounts received with respect to interest on that Mortgage Loan or, upon liquidation of the Mortgage Loan, to the extent such interest collections are not sufficient whether on deposit in the Collection Account), with respect to Mortgage Loans, from general collections on all the Mortgage Loans.

Certain of the Mortgage Loans will be sub-serviced by sub-servicers that will be entitled to a sub-servicing fee with respect to each such Mortgage Loan.  The rate at which the sub-servicing fee for each such Mortgage Loan accrues is included in the applicable master servicing fee rate for each of those Mortgage Loans.

The Master Servicer will be entitled to designate a portion of the master servicing fee accrued at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties.  That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

Prepayment Interest Shortfalls.  The Pooling and Servicing Agreement will require the Master Servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than Specially Serviced Mortgage Loans and Mortgage Loans on which the Special Servicer allowed or consented to the Master Servicer allowing a principal prepayment on a date other than the applicable Due Date and other than the Non-Serviced Pari Passu Mortgage Loan) during the related collection period, and (ii) the aggregate of (A) that portion of its master servicing fees for the related distribution date that is, in the case of each and every Mortgage Loan and successor REO Property thereto for which such master servicing fees are being paid in the related collection period, calculated for this purpose at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during the related collection period; provided that the Master Servicer shall pay (without regard to clause (ii) above) the amount of any Prepayment Interest Shortfall otherwise described in clause (i) above incurred in connection with any principal prepayment received in respect of a Mortgage Loan during the related collection period to the extent such Prepayment Interest Shortfall occurs as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) subsequent to a default under the related Mortgage Loan documents, (x) pursuant to applicable law or a court order (including in connection with amounts collected as insurance proceeds or condemnation proceeds to the extent that such applicable law or court order limits the ability of the Master Servicer to apply the proceeds in accordance with the related mortgage loan documents), (y) at the request or with the consent of the Special Servicer or (z) during any Subordinate Control Period or Collective Consultation Period, at the request or with the consent of the Subordinate Class Representative).

Any payments made by the Master Servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under “Description of the Offered Certificates—Distributions” in this free writing prospectus.  If the amount of Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any collection period exceeds the total of any and all payments made by the Master Servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the Mortgage Loans, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective Classes of the Principal Balance Certificates, in reduction of the interest distributable on those Certificates, on a pro rata basis as and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this free writing prospectus.

Principal Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer with respect to its special servicing activities will be—

●	the special servicing fee,

●	the workout fee, and

●	the liquidation fee.

Special Servicing Fee.  The special servicing fee:

●           will be earned with respect to—

1.	each Specially Serviced Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan), if any, and

2.	each Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan) as to which the corresponding Mortgaged Property has become an REO Property;

●	in the case of each Mortgage Loan described in the foregoing bullet, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a special servicing fee rate of 0.25% per annum, and

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan; and

●
except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) in respect of such Mortgage Loan and then from general collections on all the Mortgage Loans and any related REO Properties that are on deposit in the Collection Account from time to time.

Workout Fee.  The Special Servicer will, in general, be entitled to receive a workout fee with respect to each Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan) worked out by that Special Servicer.  Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest, and each payment of principal received on the Mortgage Loan for so long as it remains a worked-out mortgage loan.

The workout fee with respect to any worked-out Mortgage Loan will cease to be payable if that worked-out Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property.  However, a new workout fee would become payable if the Mortgage Loan again became a worked-out mortgage loan after having again become a Specially Serviced Mortgage Loan.

In addition, the determination and payment of the workout fee with respect to any Corrected Mortgage Loan for which the amount of related Offsetting Modification Fees is greater than zero shall be adjusted in the following manner:  (i) the workout fee rate shall be multiplied by the aggregate amount of all the scheduled payments of principal and interest scheduled to become due under the terms of such Corrected Mortgage Loan during the period from the date when such Mortgage Loan becomes a Corrected Mortgage Loan to and including the maturity date of such Corrected Mortgage Loan, without discounting for present value (the resulting product, the “Workout Fee Projected Amount”); and (ii) either (a) if the amount of the Offsetting Modification Fees for such Corrected Mortgage Loan is greater than or equal to the Workout Fee Projected Amount for such Corrected Mortgage Loan, the Special Servicer shall not be entitled to any payments in respect of the workout fee with respect to such Corrected Mortgage Loan, or (b) if the amount of Offsetting Modification Fees for such Corrected Mortgage Loan is less than the Workout Fee Projected Amount, the Special Servicer shall be entitled to payments of the workout fee with respect to such Corrected Mortgage Loan, on the terms and conditions set forth in the Pooling and Servicing Agreement without regard to this sentence, until the cumulative amount of such payments is equal to the excess of the Workout Fee Projected Amount over the Offsetting Modification Fees, after which date the Special Servicer shall not be entitled to any further payments in respect of the workout fee for such Corrected Mortgage Loan.

If the Special Servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to Mortgage Loans that were worked-out by it (or, except in circumstances where that Special Servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved but for the making of three monthly debt service payments according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation.  The successor to that Special Servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the Special Servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts distributable to the Certificateholders.

Liquidation Fee.  The Special Servicer will be entitled to receive a liquidation fee with respect to each Specially Serviced Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan) for which a full, partial or discounted payoff is obtained from the related borrower.  The Special Servicer will also be entitled to receive a liquidation fee with respect to any Specially Serviced Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than a REO Property acquired with respect to the Non-Serviced Loan Combination) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph.  In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and/or late payment charges.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any Mortgage Loan from the Trust Fund by (i) a Mortgage Loan Seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related Mortgage Loan Purchase Agreement (if the purchase occurs prior to the end of the period, as the same may be extended, in which the Mortgage Loan Seller must cure, repurchase or substitute in respect of such circumstances), (ii) any person in connection with a termination of the Trust Fund or (iii) another creditor of the related borrower or its owners pursuant to any intercreditor or other similar agreement, if the purchase occurs within 90 days after the creditor’s purchase option first becomes exercisable.  In addition, no liquidation fee will be payable in connection with the payment of any Loss of Value Payment by a Mortgage Loan Seller if the Loss of Value payment is made within 90 days after the obligation to cure, repurchase or substitute the related Mortgage Loan arises.

In addition, if a liquidation fee otherwise becomes payable with respect to a Mortgage Loan then such liquidation fee payable to the Special Servicer with respect to such Mortgage Loan in the aggregate shall be reduced by the amount of any Offsetting Modification Fees.

Although liquidation fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts distributable to the Certificateholders.

The Pooling and Servicing Agreement will provide that, with respect to each collection period, the Special Servicer must deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the end of such collection period, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related collection period.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than any REO Property acquired with respect to the Non-Serviced Loan Combination), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any Special Servicer compensation to which the Special Servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions or fees and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan) or any REO Property (other than any interest in REO Property acquired with respect to the Non-Serviced Loan Combination) in accordance with the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Trust Fund, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or any REO Property in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

Additional Servicing Compensation.  The Master Servicer will be entitled to the following items as additional master servicing compensation, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to the Non-Serviced Pari Passu Mortgage Loan):

●	100% of any defeasance fees;

●
(x) 50% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans and paid in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement and (y) 100% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans and paid in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●
100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, and 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●	100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans;

●
100% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan and is paid in connection with a consent the Master Servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, and 50% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●	any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans;

●
to the extent provided in the Pooling and Servicing Agreement, all or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the Mortgage Loans;

●	any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans;

●
interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and

●	a portion of late payment charges and Default Interest.

The Special Servicer will be entitled to the following items as additional special servicing compensation, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to the Non-Serviced Pari Passu Mortgage Loan):

●	100% of Modification Fees actually collected during the related collection period with respect to any Specially Serviced Mortgage Loans or successor REO Mortgage Loans;

●
50% of Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●
100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans, and 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●	100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans;

●
100% of consent fees on Mortgage Loans that are Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan, and 50% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●
to the extent provided in the Pooling and Servicing Agreement, all or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the Mortgage Loans;

●
50% of the other loan processing fees actually paid by the borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans to the extent that the consent of the Special Servicer is required in connection with the associated action, and 100% of other loan processing fees actually paid by the borrowers under the Mortgage Loans that are Specially Serviced Mortgage Loans.

●
interest or other income earned on deposits in the REO Account and the loss of value reserve account maintained by the Special Servicer (but only to the extent of the net investment earnings, if any, with respect to such REO Account for each collection period); and

●	a portion of late payment charges and Default Interest.

As used in this free writing prospectus, “Assumption Application Fees” means, with respect to any Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan), any and all assumption application fees actually paid by the related borrower in accordance with the related Mortgage Loan documents, with respect to any application submitted to the Master Servicer or the Special Servicer for a proposed assumption or substitution transaction or proposed transfer of an interest in such borrower.

As used in this free writing prospectus, “Assumption Fees” means, with respect to any Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan), any and all assumption fees actually paid by the related borrower in accordance with the related Mortgage Loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer or the Special Servicer or paid by the related borrower with respect to any transfer of an interest in such borrower.

As used in this free writing prospectus, “Modification Fees” means, with respect to any Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan), any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (as applicable), other than any Assumption Fees, Assumption Application Fees, consent fees and any defeasance fee; provided, however, that (A) in connection with each modification, restructure, extension, waiver or amendment that constitutes a workout of a Specially Serviced Mortgage Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan immediately after giving effect to such transaction; (B) the preceding clause (A) shall be construed only as a limitation on the amount of Modification Fees that may be collected in connection with each individual such transaction involving a Specially Serviced Mortgage Loan and not as a limitation on the cumulative amount of Modification Fees that may be collected in connection with multiple such transactions involving such Specially Serviced Mortgage Loan; and (C) for purposes of such preceding clauses (A) and (B), a Modification Fee shall be deemed to have been collected in connection with a workout of a Specially Serviced Mortgage Loan if such fee arises substantially in consideration of or otherwise in connection with such workout, whether the related borrower must pay such fee upon the consummation of such workout and/or on one or more subsequent dates.

As used in this free writing prospectus, “Offsetting Modification Fees” means, for purposes of any workout fee or liquidation fee payable to the Special Servicer in connection with any Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan), REO Mortgage Loan, any and all Modification Fees collected by the Special Servicer as additional special servicing compensation to the extent that (1) such Modification Fees were earned and collected by the Special Servicer either (A) in connection with the workout or liquidation (including partial liquidation) of the Specially Serviced Mortgage Loan or REO Mortgage Loan as to which such workout fee or liquidation fee became payable or (B) in connection with the immediately prior workout of such Mortgage Loan while it was previously a Specially Serviced Mortgage Loan, provided that (in the case of this clause (B), the Servicing Transfer Event that resulted in its again becoming a Specially Serviced Mortgage Loan occurred within 12 months following the consummation of such prior workout, and provided, further, that there shall be deducted from the Offsetting Modification Fees otherwise described in this clause (1) an amount equal to that portion of such Modification Fees that were previously applied to actually reduce the payment of a workout fee or liquidation fee; and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such Mortgage Loan at a time when such Mortgage Loan was a Specially Serviced Mortgage Loan.

The Special Servicer has advised the Depositor that it may, and the Pooling and Servicing Agreement will authorize the Special Servicer to, enter into one or more arrangements with the

Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or any other person(s) that may be entitled to remove or replace the Special Servicer, to provide for the payment by the Special Servicer to such party or parties of certain of the Special Servicer’s compensation under the Pooling and Servicing Agreement, whether in consideration of the Special Servicer’s appointment or continuation of appointment as Special Servicer in connection with the Pooling and Servicing Agreement, limitations on such parties’ right to terminate or replace the Special Servicer in connection with the Pooling and Servicing Agreement or otherwise.  If the Special Servicer exercises the authority described in the preceding sentence, any and all obligations pursuant to any such agreement shall constitute obligations solely of the Special Servicer and not of any other party hereto.  If the Special Servicer enters into such an agreement and one or more other person(s) thereafter become the applicable Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or becomes entitled to remove or replace the Special Servicer, as applicable, such agreement shall not be binding on such other person(s), nor may it limit the rights that otherwise inure to the benefit of such other person(s) as the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, as applicable, or as a party otherwise entitled to remove or replace the Special Servicer, in the absence of such other persons(s)’ express written consent, which may be granted or withheld in their sole discretion.

The WFRBS 2012-C8 Master Servicer and the WFRBS 2012-C8 Special Servicer will be entitled to compensation with respect to the Non-Serviced Pari Passu Mortgage Loan that is substantially similar, but not identical, to the provisions set forth above.  See “Description of the Offered Certificates – Fees and Expenses” in this free writing prospectus.

Compensation of the Trust Advisor.  The principal compensation to be paid to the Trust Advisor with respect to its advisory activities will be the trust advisor fee.

The trust advisor fee:

●	will be earned with respect to each and every Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan), including, without limitation—

1.	each such Mortgage Loan, if any, that is a Specially Serviced Mortgage Loan,

2.	each such Mortgage Loan, if any, as to which the corresponding Mortgaged Property has become an REO Property, and

3.	each such Mortgage Loan as to which defeasance has occurred; and

●	in the case of each such Mortgage Loan, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a trust advisor fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan, and

4.
be payable monthly to the Trust Advisor from amounts received with respect to interest on that Mortgage Loan or, upon liquidation of the Mortgage Loan, to the extent such interest collections are not sufficient, from general collections on all the Mortgage Loans.

The Trust Advisor ongoing fee rate with respect to any distribution date will be 0.0014% per annum.

In addition, as additional compensation for its activities under the Pooling and Servicing Agreement, the Trust Advisor shall be entitled to receive the trust advisor consulting fee.  The trust advisor consulting fee shall be payable, subject to the limitations set forth below, in an amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement; provided, however, that (i) no such fee shall be paid except to the extent such fee is actually paid by the related borrower (and in no event shall such fee be paid from the Trust Fund); (ii) the Trust Advisor shall be entitled to waive all or any portion of such fee in its sole discretion and (iii) the Master Servicer or the Special Servicer, as applicable, shall be authorized to waive the borrower’s payment of such fee in whole or in part if the Master Servicer or the Special Servicer, as applicable, (A) determines that such waiver is consistent with the Servicing Standard and (B) consults with the Trust Advisor prior to effecting such waiver.  In connection with each Material Action for which the Trust Advisor has consultation rights under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, must use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable trust advisor consulting fee from the related borrower, in each case only to the extent that such collection is not prohibited by the related Mortgage Loan documents.  In no event may the Master Servicer or the Special Servicer, as applicable, take any enforcement action in connection with the collection of such trust advisor consulting fee, except that such restrictions shall not be construed to prohibit requests for payment of such trust advisor consulting fee.

The Trust Advisor will not consult with the Special Servicer or the WFRBS 2012-C8 Special Servicer with respect to the Non-Serviced Pari Passu Mortgage Loan and will not be entitled to any trust advisor consulting fees with respect to those Mortgage Loans.  The WFRBS 2012-C8 Trust Advisor will be entitled to compensation with respect to the Non-Serviced Pari Passu Mortgage Loan that is substantially similar, but not identical, to the provisions set forth above.  See “Description of the Offered Certificates -  Fees and Expenses” in this free writing prospectus.

Investment of Accounts.  Each of the Master Servicer and the Special Servicer will be authorized to invest or direct the investment of funds held in any Collection Account, escrow and/or reserve account or REO Account maintained by it, in Permitted Investments.  See “—Collection Account” below.  The Master Servicer or Special Servicer—

●	will be entitled to retain any interest or other income earned on those funds, and

●
will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of the Master Servicer or Special Servicer, as applicable.

Neither the Master Servicer nor the Special Servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

Payment of Servicing Expenses; Servicing Advances.  Each of the Master Servicer, the Special Servicer and the Trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the Pooling and Servicing Agreement.  The Master Servicer, the Special Servicer and the Trustee will not be entitled to reimbursement for these expenses except as expressly provided in the Pooling and Servicing Agreement.

Any and all customary, reasonable and necessary out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, incurred or to be incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing or administration of a Mortgage Loan and any related Mortgaged Properties as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be advances (any such advances, “Servicing Advances”).  The Pooling and Servicing Agreement may also designate certain other expenses as Servicing Advances.  Subject to the limitations described below, the Master Servicer will be required to make any Servicing Advances relating to any Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than any REO Property acquired with respect to the Non-Serviced Loan Combination).  Servicing Advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related Mortgage Loan or REO Property.

The Special Servicer must notify the Master Servicer whenever a Servicing Advance is required to be made with respect to any Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to the Non-Serviced Loan Combination), and the Master Servicer must make the Servicing Advance unless the Master Servicer determines such advance to be a nonrecoverable advance, except that the Special Servicer must make any necessary emergency advances on a Specially Serviced Mortgage Loan or REO Property.  If the Special Servicer makes an emergency Servicing Advance, the Master Servicer must reimburse the Special Servicer for such emergency Servicing Advance, upon which the Master Servicer will be deemed to have made the Servicing Advance.  Notwithstanding the foregoing, the Master Servicer need not so reimburse an emergency Servicing Advance that it determines to be a nonrecoverable advance but such Servicing Advance, like other nonrecoverable advances, may be reimbursed to the Special Servicer from amounts on deposit in the Collection Account.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within ten days after the Servicing Advance is required to be made, then the Trustee will be required:

●	if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

●	if the failure continues for one more business day, to make the Servicing Advance.

Except for the Master Servicer, the Special Servicer or the Trustee as described above, no person will be required to make any Servicing Advances with respect to any Mortgage Loan or any related Mortgaged Property or REO Property.

Despite the foregoing discussion or anything else to the contrary in this free writing prospectus, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make Servicing Advances that it determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related Mortgage Loan or any related REO Property.  If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related Mortgage Loan or any related REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account from time to time. The Trustee may conclusively rely on the determination of the Master Servicer or the Special Servicer regarding the nonrecoverability of any Servicing Advance.  Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

Any Servicing Advance (with interest) that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Account in the collection period in which the nonrecoverability determination is made and in subsequent collection periods.  Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement.  To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative) and any election to so defer shall be deemed to be in accordance with the Servicing Standard or any duty under the Pooling and Servicing Agreement; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.  To the extent that the reimbursement is made from principal collections, the Principal

Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the Certificates on that distribution date.  To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates.  The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance.  If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any Servicing Advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of current debt service advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this free writing prospectus (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance.  If any such advance is not reimbursed in whole in respect of any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose).  If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph).  The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates (other than the Class A-FX and A-FL Certificates) and the Class A-FX regular interest (and, therefore, the Class A-FX and A-FL Certificates) on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the Master Servicer or the Trustee ultimately turns out to be nonrecoverable from the proceeds of the Mortgage Loan).

Insofar as the Special Servicer may make Servicing Advances, it will have the same rights described above as the Master Servicer and the Trustee.

The Pooling and Servicing Agreement will also permit the Master Servicer, and require the Master Servicer at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or REO Property (other than any interest in an REO Property acquired with respect to the Non-Serviced Loan Combination) is involved, to pay directly out of the Collection Account any servicing expense that, if advanced by the Master Servicer or Special Servicer, would not be recoverable (together with interest on the advance) from expected collections on the related Mortgage Loan or any related REO Property.  This is only to be done, however, when the Master Servicer or the Special Servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the Certificateholders.

The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Servicing Advances made by that entity.  The interest will accrue on the amount of each Servicing Advance for so long as the Servicing Advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.  Interest accrued with respect to any Servicing Advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account, thereby reducing amounts available for distribution on the Certificates.  Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

In addition, the WFRBS 2012-C8 Master Servicer, the WFRBS 2012-C8 Special Servicer and the WFRBS 2012-C8 Trustee, which will service and administer the Pari Passu Mortgage Loan on substantially similar, but not identical, terms to the Pooling and Servicing Agreement, will each be entitled to receive interest on servicing advances made by those parties in accordance with the WFRBS 2012-C8 Pooling and Servicing Agreement, and such amount will be reimbursable pro rata from payments allocable to the 100 Church Street Pari Passu Mortgage Loan pursuant to the 100 Church Street Intercreditor Agreement.

Trust Advisor Expenses.  The Trust Advisor will be entitled to payments of indemnification amounts or certain Additional Trust Fund Expenses payable to the Trust Advisor pursuant to the Pooling and Servicing Agreement (other than the Trust Advisor ongoing fee and the trust advisor consulting fee), which we refer to as Trust Advisor Expenses.  In general, the amount of Trust Advisor Expenses reimbursable to the Trust Advisor on each distribution date must not exceed the sum of (i) the portion of the Principal Distribution Amount for such distribution date otherwise distributable to the Principal Balance Certificates (other than the Class A-FX and A-FL Certificates) and the Class A-FX regular interest (and, therefore, the Class A-FX and A-FL Certificates) that are not Control-Eligible Certificates and (ii) the aggregate amount of distributable certificate interest (calculated without regard to the reduction of Trust Advisor Expenses for such distribution date, in each case, allocable to the Principal Balance Certificates (other than the Control-Eligible Certificates) other than the Class A-1, A-2, A-3, A-SB, X-A and X-B Certificates and the Class A-FX regular interest for such distribution date.  Amounts so reimbursed on each distribution date will be allocated and borne by the Certificateholders to the extent and in the manner described under “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses”.  Any amount of Trust Advisor Expenses that are not reimbursed on a distribution date because of the limitations set forth in the immediately preceding sentence will be payable on the next distribution date to the extent funds are sufficient, in accordance with such limitations, to make such payments.  Notwithstanding these provisions, Trust Advisor Expenses incurred in connection with legal proceedings that are pending or threatened against the Trust Advisor at the time of its discharge, termination or resignation will be Designated Trust Advisor Expenses and, as such, will not be subject to the limitations described above and will instead be treated in substantially the same manner as other unanticipated expenses of the Trust Fund for purposes of payment by the Trust Fund and allocation between the various Classes of Certificateholders.

Asset Status Reports

No later than 45 days after the occurrence of a Servicing Transfer Event with respect to any Specially Serviced Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan), the Special Servicer must, in general, deliver to the Subordinate Class Representative, among others, an asset status report with respect to that Mortgage Loan and the related Mortgaged Property or Properties.  That asset status report is required to include the following information to the extent reasonably determinable:

●	a summary of the status of the subject Specially Serviced Mortgage Loan and any negotiations with the related borrower;

●
a discussion of the general legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the Pooling and Servicing Agreement and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property or Properties;

●	a summary of the Special Servicer’s recommended action with respect to the Specially Serviced Mortgage Loan;

●	the appraised value of the related Mortgaged Property or Properties, together with the assumptions used in the calculation thereof; and

●	such other information as the Special Servicer deems relevant in light of the Servicing Standard.

Each asset status report will be required to be delivered to the Subordinate Class Representative (during a Subordinate Control Period or Collective Consultation Period), the Trust Advisor (during a Collective Consultation Period or Senior Consultation Period), the Master Servicer, the Certificate Administrator (upon request), the Rule 17g-5 Information Provider (which will be required to promptly post the report to the Rule 17g-5 Information Provider’s Website) and, on the second business day following delivery to the Rule 17g-5 Information Provider, the Rating Agencies.  During a Subordinate Control Period, if the Subordinate Class Representative does not disapprove an asset status report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the asset status report.  In addition, during a Subordinate Control Period, the Subordinate Class Representative may object to any asset status report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the asset status report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders (as a collective whole, as if they together constituted a single lender).  If, during a Subordinate Control Period, the Subordinate Class Representative disapproves the asset status report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the asset status report as soon as practicable thereafter, but in no event later than 30 days after the disapproval.  During a Subordinate Control Period, the Special Servicer will be required to revise the asset status report until the Subordinate Class Representative fails to disapprove the revised asset status report as described above, until the Subordinate Class Representative’s approval is no longer required or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders.  In the event that, during a Subordinate Control Period, the Subordinate Class Representative and the Special Servicer have not agreed upon an asset status report within 90 days following the Subordinate Class Representative’s receipt of the initial asset status report, the Special Servicer will implement the actions described in the most recent asset status report submitted by the Special Servicer to the Subordinate Class Representative.

In addition, the Special Servicer will be required to deliver a summary (as approved by the Subordinate Class Representative if a Subordinate Control Period is in effect) of each Final Asset

Status Report to the Certificate Administrator.  Upon receipt of such summary, the Certificate Administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Subordinate Class Representative, in each case prepared in connection with the workout or liquidation of such Specially Serviced Mortgage Loan and which, in any event, will not include any Privileged Information; provided that no asset status report shall be considered to be a Final Asset Status Report unless, during a Subordinate Control Period, the Subordinate Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action.

During any Collective Consultation Period, each of the Subordinate Class Representative and the Trust Advisor will be entitled to consult on a non-binding basis with the Special Servicer and propose possible alternative courses of action and provide other feedback in respect of any asset status report, and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Subordinate Class Representative and/or the Trust Advisor.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Subordinate Class Representative and/or the Trust Advisor.  Consultation with the Trust Advisor will occur in the manner described under “—The Trust Advisor” below.

During any Senior Consultation Period, the Trust Advisor will be entitled to consult on a non-binding basis with the Special Servicer and propose possible alternative courses of action and provide other feedback in respect of any asset status report, and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Trust Advisor.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Trust Advisor.  The interaction with the Trust Advisor will occur in the manner described under “—The Trust Advisor” below.

Also notwithstanding the provisions described above, in connection with any asset status report, the Subordinate Class Representative and the Trust Advisor may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction for it to act, in any manner that would—

●
require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

●	result in an adverse tax consequence for the Trust Fund;

●
expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

●	materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

The Non-Serviced Pari Passu Mortgage Loan is subject to the provisions of the WFRBS 2012-C8 Pooling and Servicing Agreement which provides for the production, delivery and review of asset status reports by the WFRBS 2012-C8 Subordinate Class Representative and WFRBS 2012-C8 Trust Advisor for such Non-Serviced Loan Combination by the WFRBS 2012-C8 Special Servicer that are substantially similar, but not identical, to the provisions set forth above.  See “—Servicing of the Non-Serviced Pari Passu Mortgage Loan” in this free writing prospectus.

During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will be required to consult on a non-binding basis with the Trust Advisor with respect to Material

Actions (regardless of whether such Material Action is covered by an asset status report); provided, however, that the Special Servicer shall not consult with the Trust Advisor with respect to Material Actions related to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement, to the extent such actions do not relate to the restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

The Majority Subordinate Certificateholder and the Subordinate Class Representative

The Majority Subordinate Certificateholder.  The “Majority Subordinate Certificateholder” will be the holder(s) of a majority interest in (i) during a Subordinate Control Period, the most subordinate Class among the Class E, F and G Certificates that has an aggregate principal balance, net of Appraisal Reduction Amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a Collective Consultation Period, the most subordinate Class among the Class E, F and G Certificates that has an aggregate principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its total initial principal balance.  Notwithstanding anything to the contrary contained herein, at any time that the holder of a majority interest in the Class E Certificates is the Majority Subordinate Certificateholder, the Majority Subordinate Certificateholder may waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder set forth in the Pooling and Servicing Agreement by irrevocable written notice delivered to the Depositor, Trustee, Certificate Administrator, Master Servicer, Special Servicer and Trust Advisor.  Any such waiver shall remain effective until such time as the Majority Subordinate Certificateholder sells its interest in the Class E Certificates to an unaffiliated third party.  Following any such transfer the successor majority subordinate certificateholder will again have the rights of the Majority Subordinate Certificateholder without regard to any prior waiver by the predecessor majority subordinate certificateholder.  The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Subordinate Class Representative.  No successor majority subordinate certificateholder will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Mortgage Loan prior to its purchase of the Class E Certificates and had not become a Corrected Mortgage Loan prior to such purchase until such Mortgage Loan becomes a Corrected Mortgage Loan.  “Subordinate Control Period” means any period of time when the aggregate principal balance of the Class E Certificates, net of any Appraisal Reduction Amounts allocable to that Class, is at least equal to 25% of the initial principal balance of the Class E Certificates.

During any Subordinate Control Period, the Majority Subordinate Certificateholder, or the Subordinate Class Representative on its behalf, will have the right to terminate the Special Servicer, with or without cause (in each case, other than with respect to the Non-Serviced Pari Passu Mortgage Loan), and appoint itself or an affiliate or another person as the successor Special Servicer.  With respect to the Non-Serviced Pari Passu Mortgage Loan, the WFRBS 2012-C8 Subordinate Class Representative will have a substantially similar right to terminate the WFRBS 2012-C8 Special Servicer as described above.  It will be a condition to such appointment that each Rating Agency confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates.  It is anticipated that an affiliate of Rialto Real Estate Fund, LP, will purchase all the Class E, F and G Certificates on the Closing Date and become the initial Majority Subordinate Certificateholder.  The initial majority subordinate certificateholder under the WFRBS 2012-C8 securitization is also an affiliate of Rialto Real Estate Fund, LP.

Subordinate Class Representative.  The Majority Subordinate Certificateholder will have a continuing right to appoint, remove or replace a subordinate class representative in its sole discretion (the “Subordinate Class Representative”).  This right may be exercised at any time and from time to time.  The Subordinate Class Representative may resign at any time.

Rights and Powers of Subordinate Class Representative.  During any Subordinate Control Period, (i) the Subordinate Class Representative generally will be entitled to approve or disapprove asset status reports (other than asset status reports related to the Non-Serviced Pari Passu Mortgage Loan) and (ii) the Special Servicer generally will not be permitted to take or consent to the Master Servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until the Special Servicer has notified the Subordinate Class Representative and the Subordinate

Class Representative has consented (or failed to object) thereto in writing within ten business days (or, in connection with a leasing matter, five business days, or in connection with an Acceptable Insurance Default, 30 days) of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the Master Servicer has requested approval from the Special Servicer, within any shorter period during which that Special Servicer is initially entitled to withhold consent without being deemed to have approved the action).  However, the Special Servicer may take any Material Action (or consent to the Master Servicer taking a Material Action) without waiting for the response of the Subordinate Class Representative if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders as a collective whole.  Furthermore, during a Subordinate Control Period, the Subordinate Class Representative may, in general, direct the Special Servicer (other than with respect to the Non-Serviced Pari Passu Mortgage Loan) to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of Specially Serviced Mortgage Loans and REO Properties or as to which provision is otherwise made in the Pooling and Servicing Agreement.  During a Subordinate Control Period, the Subordinate Class Representative will have the right to remove the existing Special Servicer, with or without cause, and appoint a successor to the Special Servicer as described under “—Replacement of the Special Servicer” below (in each case, other than with respect to the Non-Serviced Pari Passu Mortgage Loan).  With respect to the Non-Serviced Pari Passu Mortgage Loan, the Subordinate Class Representative may request that the WFRBS 2012-C8 Subordinate Class Representative consult with it on a non-binding basis with respect to any Material Action under the WFRBS 2012-C8 Pooling and Servicing Agreement, which are substantially similar to the Material Actions under the Pooling and Servicing Agreement, in accordance with the terms of the 100 Church Street Intercreditor Agreement.

A “Collective Consultation Period” will exist when both (i) the aggregate principal balance of the Class E Certificates, reduced by any Appraisal Reduction Amounts allocable to that Class, is less than 25% of the initial principal balance of the Class E Certificates and (ii) the aggregate principal balance of the Class E Certificates, without regard to any Appraisal Reduction Amounts allocable to that Class, is at least 25% of the initial principal balance of the Class E Certificates.  A “Senior Consultation Period” will exist when either (i) the aggregate principal balance of the Class E Certificates, without regard to the allocation of any Appraisal Reduction Amounts to that Class, is less than 25% of the initial principal balance of the Class E Certificates or (ii) during such time as the Class E Certificates are the most subordinate class among the Class E, F and G Certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then Majority Subordinate Certificateholder has irrevocably waived its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of the rights of the Subordinate Class Representative until such rights are reinstated to a successor majority subordinate certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided, however, that with respect to the Non-Serviced Pari Passu Mortgage Loan, the existence of a senior consultation period with respect to the Subordinate Class Representative under this transaction will have no effect on the rights of the WFRBS 2012-C8 Subordinate Class Representative.

During any Collective Consultation Period, the Subordinate Class Representative will have consultation rights (in addition to those of the Trust Advisor) with respect to Material Actions not otherwise covered by an asset status report as to which the Subordinate Class Representative has been consulted (in each case, other than with respect to the Non-Serviced Pari Passu Mortgage Loan).  During any Collective Consultation Period or Senior Consultation Period, the Subordinate Class Representative will have no right to remove the existing Special Servicer.  The occurrence and continuance of a Collective Consultation Period or Senior Consultation Period with respect to the Subordinate Class Representative under this transaction will have no effect on the rights of the WFRBS 2012-C8 Subordinate Class Representative.

Also notwithstanding the provisions described above, the Subordinate Class Representative may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction for it to act, in any manner that would—

●	require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement,

including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

●	result in an adverse tax consequence for the Trust Fund;

●
expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

●	materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

When reviewing this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, it is important that you consider the effects that the rights and powers of the Subordinate Class Representative discussed above could have on the actions of the Special Servicer.

With respect to the Non-Serviced Pari Passu Mortgage Loan, substantially similar provisions will apply with respect to the WFRBS 2012-C8 Subordinate Class Representative.

Liability to Borrowers.  In general, any and all expenses of the Subordinate Class Representative are to be borne by the holders of the appointing Class, in proportion to their respective percentage interests in that Class, and not by the Trust Fund.  However, if a claim is made against the Subordinate Class Representative by a borrower with respect to the Pooling and Servicing Agreement or any particular Mortgage Loan and the Trust or a party to the Pooling and Servicing Agreement is also named in the relevant legal action, the Special Servicer will generally assume the defense of the claim on behalf of and at the expense of the Trust Fund, provided that the Special Servicer (in its sole judgment) determines that the Subordinate Class Representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

No Liability to the Trust Fund and Certificateholders.  The Pooling and Servicing Agreement will provide that each Certificateholder, by its acceptance of its related Certificate, will be deemed to have acknowledged and agreed that (i) the Subordinate Class Representative may have special relationships and interests that conflict with those of holders and owners of one or more Classes of Certificates; (ii) the Subordinate Class Representative may act solely in the interests of the holders of the Class E, F and/or G Certificates; (iii) the Subordinate Class Representative does not have any duties to the Trust Fund or to the holders of any Class of Certificates; (iv) the Subordinate Class Representative may take actions that favor the interests of the holders of the Class E, F and/or G Certificates over the interests of the holders of one or more other Classes of Certificates; (v) the Subordinate Class Representative will have no liability whatsoever to the Trust Fund, the Certificateholders or any borrower for having acted as described in this paragraph, or in exercising its rights, powers and privileges, in taking any action or refraining from taking any action, or in giving any consent or failing to give any consent, in each case, pursuant to the Pooling and Servicing Agreement; and (vi) no Certificateholder may take any action whatsoever against the Subordinate Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof as a result of the Subordinate Class Representative having acted in the manner described in this paragraph, or a result of the special relationships or interests described in this paragraph.  With respect to the Non-Serviced Pari Passu Mortgage Loan, substantially similar provisions will apply with respect to the WFRBS 2012-C8 Subordinate Class Representative.

The Trust Advisor

General.  The Trust Advisor will agree in the Pooling and Servicing Agreement to perform specified services for the benefit of the Trustee on behalf of the Trust with respect to all Mortgage Loans (other than the Non-Serviced Pari Passu Mortgage Loan).  The Trust Advisor will perform certain review duties on a platform-level basis that will generally include a limited annual review of, and (if any Mortgage Loans in the Mortgage Pool were Specially Serviced Mortgage Loans during the preceding calendar year) the preparation of an annual report regarding, certain of the Special Servicer’s actions pursuant to the Pooling and Servicing Agreement.  The review and report generally will be based on:  (a) during a Subordinate Control Period, any Final Asset Status Reports delivered to the Trust Advisor by the Special Servicer, (b) during a Collective Consultation Period or Senior Consultation Period, any asset status report and certain additional information delivered to the Trust Advisor by the Special Servicer and/or (c) during a Senior Consultation Period, in addition to the foregoing, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform-level basis in light of the Servicing Standard.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor will consult with the Special Servicer with regard to certain matters with respect to its servicing of the Specially Serviced Mortgage Loans to the extent described in this free writing prospectus and set forth in the Pooling and Servicing Agreement.

The obligations of the Trust Advisor under the Pooling and Servicing Agreement are solely to provide analytical and reporting services.  When we use the words “consult”, “recommend” or words of similar import in respect of the Trust Advisor and any servicing action or inaction, we are referring to the Trust Advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action.  Although the Trust Advisor must consider the Servicing Standard in its analysis, the Trust Advisor will not itself be bound by the Servicing Standard.  The Trust Advisor will have no liability to any Certificateholders or any particular Certificateholder for actions taken or not taken under the Pooling and Servicing Agreement.  No other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its duties under the Pooling and Servicing Agreement.  The Trust Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Risks Relating to the Offered Certificates—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests” in this free writing prospectus and “Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this free writing prospectus below.  For the avoidance of doubt, the Trust Advisor is not an Investment Adviser within the meaning of the Investment Company Act of 1940, as amended.

The ability to perform the duties of the Trust Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Trust Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information or the Special Servicer’s failure to schedule or attend an annual meeting or to provide appropriate staff at such meeting may limit or prohibit the Trust Advisor from performing its annual reporting duties under the Pooling and Servicing Agreement in which case any annual report will describe any resulting limitations or prohibitions.

The WFRBS 2012-C8 Trust Advisor will act as trust advisor with respect to the Non-Serviced Pari Passu Mortgage Loan pursuant to the WFRBS 2012-C8 Pooling and Servicing Agreement and will have similar, but not identical obligations as those of the Trust Advisor described in this section.  The Trust Advisor will have no duty with respect to the Non-Serviced Pari Passu Mortgage Loan or the assessment of the WFRBS 2012-C8 Special Servicer’s actions taken with respect to the Non-Serviced Pari Passu Mortgage Loan.

Annual Reports and Meeting

Based on (a) the Trust Advisor’s review of (i) during any Subordinate Control Period, any previously identified Final Asset Status Reports delivered to the Trust Advisor by the Special Servicer, and (ii) during any Collective Consultation Period or Senior Consultation Period, any asset status reports and other information delivered to the Trust Advisor by the Special Servicer and, (b) during a Senior Consultation Period, in addition to the foregoing, the Trust Advisor’s meeting with the Special Servicer as described below, the Trust Advisor will prepare an annual report to be provided to the Certificate Administrator for the benefit of the Certificateholders (and made available through the Certificate Administrator’s Website) setting forth its assessment of the Special Servicer’s overall performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans (or, during any Subordinate Control Period, with respect to the resolution and liquidation of Specially Serviced Mortgage Loans with respect to which a Final Asset Status Report has been issued) and with respect to each Final Asset Status Report during the prior calendar year.  No annual report will be required with respect to any calendar year in which no asset status report is prepared (or, during a Subordinate Control Period, finalized) in connection with any Specially Serviced Mortgage Loan or REO Property.  The Trust Advisor will provide the Master Servicer, the Special Servicer, (during any Subordinate Control Period or Collective Consultation Period) the Subordinate Class Representative with a copy of such annual report.  Each of the Special Servicer and the Subordinate Class Representative must be given an opportunity to review any annual report produced by the Trust Advisor at least 10 days prior to the delivery thereof to the Certificate Administrator.  In the event that the Trust Advisor has provided for review to the Special Servicer a Trust Advisor annual report containing an assessment of the performance of the Special Servicer that in the reasonable view of the Special Servicer presents a negative assessment of the Special Servicer’s performance, the Special Servicer will be permitted to provide to the Trust Advisor reasonably limited non-privileged information and documentation, in each case that is relevant to the facts upon which the Trust Advisor has based such assessment, and the Trust Advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual assessment.  Notwithstanding the foregoing, the content of the Trust Advisor’s Annual Report will be determined by the Trust Advisor.

Forms of annual report are attached to this free writing prospectus as Annexes E-1 and E-2.  In each annual report, the Trust Advisor will identify any material deviations of which it has actual knowledge by the Special Servicer (i) from the Trust Advisor’s understanding of the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Mortgage Loans.  Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and set forth in the Pooling and Servicing Agreement.

No annual report shall be required with respect to any calendar year in which no asset status report is prepared (or, during a Subordinate Control Period, finalized) in connection with a Specially Serviced Mortgage Loan or REO Property.

As used in this free writing prospectus, “Privileged Information” means (i) any correspondence between the Subordinate Class Representative and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the Subordinate Class Representative’s consent or consultation rights under the Pooling and Servicing Agreement, and (ii) any information that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the related borrower or other interested party or in litigation or in potential proceedings.

Within 60 days following the end of each calendar year during a Senior Consultation Period, the Trust Advisor will be required to meet with representatives of the Special Servicer and, subject to the limitations described in this free writing prospectus or as otherwise set forth in the Pooling and Servicing Agreement, review certain operational activities related to Specially Serviced Mortgage Loans as described in the Pooling and Servicing Agreement.  During such annual meeting, the Trust Advisor will discuss the Special Servicer’s operational practices in light of the Servicing Standard and the Special Servicer’s obligations under the Pooling and Servicing Agreement and may discuss the Special Servicer’s stated policies and procedures, operational controls and protocols, risk management systems, technological infrastructure (systems), intellectual resources, the Special Servicer’s reasoning for believing they are in compliance with the Pooling and Servicing Agreement and other pertinent information the Trust Advisor may consider relevant, in each case, in so far as such information relates to the resolution or liquidation of Specially Serviced Mortgage Loans.  The Trust Advisor will be required to provide the Special Servicer with at least 30 days prior written notice of the date proposed for an annual meeting.  The Trust Advisor and the Special Servicer will determine a mutually acceptable date for the annual meeting and the Trust Advisor will be required to deliver, at least 14 days prior to such annual meeting, a proposed written agenda to the Special Servicer, including the identity, if any, of the Final Asset Status Report(s) that shall be discussed during the annual meeting.

During any Collective Consultation Period or Senior Consultation Period, the Trust Advisor and the Special Servicer may discuss any of the asset status reports produced with respect to any Specially Serviced Mortgage Loan as part of the Trust Advisor’s annual assessment of the Special Servicer.  The Special Servicer will be required to make available servicing officers with relevant knowledge regarding the applicable Specially Serviced Mortgage Loans and the related platform level information for each annual meeting.

Subordinate Control Period.  With respect to all Mortgage Loans (other than the Non-Serviced Pari Passu Mortgage Loan), during a Subordinate Control Period, the Trust Advisor’s obligations will be limited to the general reviews described in this free writing prospectus and as set forth in the Pooling and Servicing Agreement and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this free writing prospectus and as set forth in the Pooling and Servicing Agreement.

The Trust Advisor shall not be required, in connection with any annual report during a Subordinate Control Period, to consider any Specially Serviced Mortgage Loan or REO Property with respect to which a Final Asset Status Report was not issued during the most recently ended calendar year.

During any Subordinate Control Period, the Special Servicer will deliver to the Trust Advisor each Final Asset Status Report.  The Trust Advisor will be obligated to keep confidential, subject to the exceptions described in the following paragraph, any Privileged Information received from the Special Servicer or Subordinate Class Representative in connection with the Subordinate Class Representative’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Certificates.

The Trust Advisor, the Trust Advisor’s subcontractors and the Trust Advisor’s affiliates will not disclose such Privileged Information so received from the Special Servicer or Subordinate Class Representative to any other person (including any Certificateholders which are not then holders of the Control-Eligible Certificates), other than (A) to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement and (B) under the circumstances described in the following sentence.  If the Trust Advisor, its subcontractors or its affiliates, or any other party to the Pooling and Servicing Agreement (other than the Special Servicer), receives Privileged Information and has been advised that such information is Privileged Information, then such person will be prohibited from disclosing such information received by it to any other person (including in connection with preparing any responses to any investor-submitted inquiries posed on the Investor Q&A Forum), except to the extent that (a) the Special Servicer and the Subordinate Class Representative have consented in writing to its disclosure, (b) such Privileged Information becomes generally available and known to the public, other than as a result of a disclosure directly or indirectly by such person, (c) it is reasonable and necessary for such person to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (d) such Privileged Information was already known to such person and not otherwise subject to a confidentiality obligation, and/or (e) such disclosure is required by applicable law, rule, regulation, order, judgment or decree.  Notwithstanding the foregoing, the Trust Advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the Trust Advisor to the extent necessary and for the sole purpose of permitting the Trust Advisor to perform its duties under the Pooling and Servicing Agreement, to the extent such parties agree in writing to be bound by the same confidentiality provisions applicable to the Trust Advisor, which will inure to the benefit of the Subordinate Class Representative.

In addition, during any Subordinate Control Period, the Special Servicer will forward any Appraisal Reduction Amount calculations and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor after they have been finalized, and the Trust Advisor may review such calculations in support of its annual report on the Special Servicer’s activities but shall not opine on, or otherwise call into question (whether in the annual report or otherwise), such Appraisal Reduction Amount calculations and/or net present value calculations.

Consultation of the Trust Advisor During a Collective Consultation Period or Senior Consultation Period.  During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will promptly deliver each asset status report prepared in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor and, during a Collective Consultation Period, the Subordinate Class Representative.  The Trust Advisor will be required to provide comments to the Special Servicer in respect of the asset status reports, if any, within 10 business days of receipt, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any holders of Control-Eligible Certificates), as a collective whole in accordance with the Servicing Standard.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Material Actions (regardless of whether such Material Actions are covered by an asset status report).  Any such consultation during a Collective Consultation Period will be in addition to any consultation between the Subordinate Class Representative.  Notwithstanding the provision described in the preceding sentence or any other provision of the Pooling and Servicing Agreement to the contrary, the Trust Advisor will have no obligation to consult with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement to the extent such actions do not relate to the restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

The Special Servicer will be obligated to consider such written alternative courses of action and any other feedback provided by the Trust Advisor and, during any Collective Consultation Period, the Subordinate Class Representative.  The Special Servicer will revise the asset status reports as it deems necessary to take into account such input and/or comments, to the extent the Special Servicer determines that the Trust Advisor’s and/or Subordinate Class Representative’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders, taking into account the interests of all of the Certificateholders as a collective whole.

The Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor that would require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code or result in an adverse tax consequence for the Trust Fund.  For the avoidance of doubt, the Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor in any event.

Trust Advisor Ongoing Fees.  The ongoing fee of the Trust Advisor will be payable monthly from amounts received in respect of each Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan) as described above under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.  The trust advisor consulting fee will be payable in connection with Material Actions on which the Trust Advisor has consultation rights, subject to the limitations described under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.

Trust Advisor Indemnity.  The Trust Advisor, its affiliates and any of its directors, officers, employees or agents will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided that the reimbursement of such indemnification and expenses will be subject to the limitations described under “Description of the Offered Certificates” in this free writing prospectus; provided, further, that the indemnification will not extend to any loss, liability or expense incurred by reason of the Trust Advisor’s willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of the Trust Advisor’s grossly negligent disregard of such obligations or duties.  See “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” below.

Net Present Value Calculations

The Pooling and Servicing Agreement will require that all net present value calculations and determinations with respect to any Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan) or any REO Property (other than any REO Property acquired with respect to the Non-Serviced Loan Combination) (including for purposes of the definition of Servicing Standard) be made using a

Discount Rate (a) for principal and interest payments on a Mortgage Loan, or the sale of a Mortgage Loan, the higher of (x) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on similar non-defaulted debt of such borrower as of such date of determination and (y) the mortgage interest rate on the applicable Mortgage Loan based on its outstanding principal balance, and (b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal or appraisal update of the related Mortgaged Property obtained under the Pooling and Servicing Agreement.

Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts

During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will forward any calculations of Appraisal Reduction Amount or net present value to the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative, and (a) the Trust Advisor will be required (upon receipt of all information and supporting materials reasonably required to be provided to the Trust Advisor as described in the following sentence) to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the Special Servicer, and (b) insofar as the calculation and/or application of the Special Servicer under review as contemplated by clause (a) requires or depends upon the exercise of discretion by the Special Servicer, the Trust Advisor will be required to assess the reasonableness of the determination made by the Special Servicer in the exercise of such discretion.  The Special Servicer will be required to deliver the foregoing calculations, together with information and supporting materials (including such additional information reasonably requested by the Trust Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative.  In the event the Trust Advisor does not agree with (i) the mathematical calculations, (ii) the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation or (iii) the reasonableness of any such determination made by the Special Servicer in the exercise of such discretion, the Trust Advisor and the Special Servicer will consult with each other in order to resolve (x) any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or (y) any disagreement over the reasonableness of a determination made by the Special Servicer in the exercise of its discretion.  During any Collective Consultation Period, the Special Servicer will also be required to send to the Subordinate Class Representative copies of the Special Servicer’s calculations and the information and supporting materials and to engage in consultation with the Subordinate Class Representative in connection with its calculations and determinations.  During any Collective Consultation Period, in the event that the Trust Advisor and the Subordinate Class Representative agree on such matters, the Special Servicer shall perform its calculations in accordance with such agreement.  Otherwise, if the Trust Advisor and the Subordinate Class Representative do not reach agreement on such matters following the Trust Advisor’s calculation and verification procedures, the Special Servicer shall proceed according to its determination, and the Trust Advisor will promptly prepare a report on the matter, which report shall set forth its calculations, and deliver such report to the Certificate Administrator, which must post the report to the Certificate Administrator’s Website.  No other action is required in connection with such circumstances.

Replacement of the Special Servicer

During any Subordinate Control Period, the Majority Subordinate Certificateholder will have the right to terminate the Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor Special Servicer.  It will be a condition to such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates, and (ii) the successor special servicer is a Qualified Replacement Special Servicer.

During any Collective Consultation Period or Senior Consultation Period, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the voting rights

(taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the principal balances of the Principal Balance Certificates) requesting a vote to terminate the Special Servicer and appoint a successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses (including any fees and expenses of counsel or any Rating Agency) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses shall not be paid from the Trust Fund) and (iii) delivery by such holders to the Certificate Administrator of a Rating Agency Confirmation from each of the Rating Agencies (to be obtained at the expenses solely of such Certificateholders), the Certificate Administrator will be required to post such request on the Certificate Administrator’s Website and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the principal balances of the Principal Balance Certificates) of all Principal Balance Certificates on an aggregate basis, the Certificate Administrator will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer that was proposed by the Certificateholders requesting the vote.  Such termination and replacement will be further conditioned, however, on such successor Special Servicer being a Qualified Replacement Special Servicer.  This will also be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances, and other rights set forth in the Pooling and Servicing Agreement which survive termination.  If a proposed termination and replacement of the Special Servicer by Certificateholders as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement shall have no further force or effect (except that the Certificate Administrator shall be entitled to apply any amounts prepaid by such Certificateholders for expenses to pay any expenses incurred by the Certificate Administrator).

In addition, with respect to the Mortgage Loans (other than the Non-Serviced Pari Passu Mortgage Loan), during any Senior Consultation Period, if the Trust Advisor determines that the Special Servicer is not performing its duties under the Pooling and Servicing Agreement in accordance with the Servicing Standard, the Trust Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Trust Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the then-current Special Servicer, a written recommendation (in electronic format) detailing the reasons supporting its position and recommending a suggested replacement Special Servicer.  The Certificate Administrator will be required to post such recommendation on the Certificate Administrator’s Website and mail such recommendation to the registered Certificateholders.  The Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of Certificateholders having at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the aggregate principal balances of the Certificates) of all Principal Balance Certificates on an aggregate basis.  In the event the holders of such Principal Balance Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to request a Rating Agency Confirmation from each of the Rating Agencies at that time, unless such Certificateholders themselves deliver such Rating Agency Confirmation.  In the event the Trustee and the Certificate Administrator receive a Rating Agency Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer that has been approved by the Certificateholders and constitutes a Qualified Replacement Special Servicer.  This will be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with the Trust Advisor’s identification of a Qualified Replacement Special Servicer, and the Certificate Administrator’s obtaining such Rating Agency Confirmations and administering the vote of the Certificateholders will be an Additional Trust Fund Expense.  If a proposed termination and replacement of the Special Servicer recommended by the Trust Advisor as described above is not consummated within 180 days following the initial recommendation of the Trust Advisor, then the proposed termination and replacement shall have no further force or effect.

A “Qualified Replacement Special Servicer” is a person as to which all of the following conditions are satisfied at the relevant date of determination: (i)(a) all the representations and warranties of the Special Servicer set forth in the Pooling and Servicing Agreement are true and accurate as applied to such person, (b) no event or circumstances constitutes or would constitute, but for notice or the passage of time, a Servicer Termination Event with respect to such person, (c) such person is not the Trust Advisor or an affiliate of the Trust Advisor, and there exists no agreement as a result of which, whether or not subject to any condition or contingency, such person would become an affiliate of the Trust Advisor or merge or be consolidated with or into the Trust Advisor (regardless of the identity of the surviving person) or succeed to any portion of the business of the Trust Advisor that includes the Trust Advisor’s rights or duties under the Pooling and Servicing Agreement, (d) neither such person nor any affiliate thereof is obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay any fee to, or otherwise compensate or grant monetary or other consideration to, the Trust Advisor or any affiliate thereof pursuant to the Pooling and Servicing Agreement (1) in connection with the special servicing obligations that such person would assume under the Pooling and Servicing Agreement or the performance thereof (2) in connection with the appointment of such person as, or any recommendation by the Trust Advisor for such person to become, the successor Special Servicer, (e) such person is not entitled to receive any compensation from the Trust Advisor in connection with its activities under the Pooling and Servicing Agreement and (f) such person is not entitled to receive from the Trust Advisor or any affiliate thereof any fee in connection with the appointment of such person as successor Special Servicer, unless, in the case of each of the foregoing clauses (a) through (f), the appointment of such person as successor Special Servicer has been expressly approved by 100% of the Certificateholders; and (ii) is not a prohibited party and has not been terminated in the capacity of Master Servicer or Special Servicer under the Pooling and Servicing Agreement in whole or in part as a result of an event described in the eighth bullet of the definition of “Servicer Termination Event” that appears in “—Servicer Termination Event” below in this free writing prospectus, unless the appointment of such person as successor Special Servicer has been expressly approved by the Depositor acting in its reasonable discretion.

With respect to the Non-Serviced Pari Passu Mortgage Loan under the WFRBS 2012-C8 Pooling and Servicing Agreement, during any “subordinate control period”, the majority subordinate certificateholder under the WFRBS 2012-C8 Pooling and Servicing Agreement, or the subordinate class representative under the WFRBS 2012-C8 Pooling and Servicing Agreement on its behalf, will have the right to terminate the WFRBS 2012-C8 Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor WFRBS 2012-C8 Special Servicer.

In addition, with respect to the Non-Serviced Pari Passu Mortgage Loan, during any “collective consultation period” or “senior consultation period” under the WFRBS 2012-C8 Pooling and Servicing Agreement, at the written direction of holders of principal balance certificates under the WFRBS 2012-C8 Pooling and Servicing Agreement evidencing not less than 25% of the voting rights of such certificates, a request can be made to vote to terminate the WFRBS 2012-C8 Special Servicer and appoint a successor Special Servicer pursuant to terms substantially similar to those in the Pooling and Servicing Agreement.  Certificateholders will have no voting right with respect to the WFRBS 2012-C8 securitization.

In addition, with respect to the Non-Serviced Pari Passu Mortgage Loan, during any “senior consultation period” under the WFRBS 2012-C8 Pooling and Servicing Agreement, if the WFRBS 2012-C8 Trust Advisor determines that the WFRBS 2012-C8 Special Servicer is not performing its duties under the WFRBS 2012-C8 Pooling and Servicing Agreement in accordance with the related servicing standard, the WFRBS 2012-C8 Trust Advisor will have the right to recommend the replacement of the WFRBS 2012-C8 Special Servicer pursuant to terms substantially similar to those in the Pooling and Servicing Agreement.

Maintenance of Insurance

In the case of each Mortgage Loan (including any Specially Serviced Mortgage Loan but excluding the Non-Serviced Pari Passu Mortgage Loan), the Master Servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the Master Servicer will be required, subject to certain limitations set forth in the Pooling and Servicing Agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related Mortgaged Property:

●
a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

●	all other insurance coverage as is required, or (subject to the Servicing Standard) that the holder of the Mortgage Loan is entitled to reasonably require, under the related Mortgage Loan documents.

Notwithstanding the foregoing, however:

●
the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless that insurance policy was in effect at the time of the origination of the related Mortgage Loan pursuant to the related Mortgage Loan documents and is available at commercially reasonable rates and the Trustee has an insurable interest; and

●
the Master Servicer will not be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located.

Notwithstanding the provisions described in the prior bullet, if the borrower fails to maintain with respect to the related mortgaged real property specific insurance coverage (i) with respect to a casualty insurance policy providing “special” form coverage that does not specifically exclude, terrorist or similar acts, and/or (ii) with respect to damages or casualties caused by terrorist or similar acts, the Master Servicer must cause the borrower to maintain, or itself obtain, such insurance upon terms not materially less favorable than those in place as of the Closing Date, unless the Special Servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, and (during any Subordinate Control Period) with the consent of Subordinate Class Representative or (during any Collective Consultation Period or Senior Consultation Period) after having consulted with the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate (failure to maintain required insurance due to either of clause (a) or clause (b), an “Acceptable Insurance Default”).  The Subordinate Class Representative and/or Trust Advisor, as applicable, will have no more than 30 days to respond to the Special Servicer’s request for such consent or consultation; provided, however, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Subordinate Class Representative and/or Trust Advisor, the Special Servicer will not be required to do so.

Each of the Master Servicer (at its own expense) and the Special Servicer (at the expense of the Trust Fund) will be entitled to rely on insurance consultants in making the insurance-related determinations described above.

With respect to each REO Property (other than any interest in REO Property acquired with respect to the Non-Serviced Loan Combination), the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property and (ii) the outstanding principal balance of the related Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months.  However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

If (1) the Master Servicer or Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than the Non-Serviced Pari Passu Mortgage Loan) or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) the Master Servicer or Special Servicer (or its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A-“ by Fitch and “A2” by Moody’s, and the Master Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or that Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable Collection Account maintained by the Master Servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).  With respect to any REO Property related to the Non-Serviced Pari Passu Mortgage Loan, the WFRBS 2012-C8 Master Servicer or WFRBS 2012-C8 Special Servicer, as applicable, will service the Non-Serviced Pari Passu Mortgage Loan and any related REO Property on substantially similar terms to those described above.  See “-Servicing of the Non-Serviced Pari Passu Mortgage Loan” in this free writing prospectus.

Subject to the foregoing discussion, see also “Description of Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

“Qualified Insurer” means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

“Required Claims-Paying Ratings”:  With respect to any insurance carrier, claims-paying ability ratings at least equal to any two of the following:  (i) in the case of fidelity bond coverage provided by such insurance carrier, (a) ”A-” by S&P, (b) ”A3” by Moody’s, (c) ”A-” by Fitch or (d) ”A-:VIII” by A.M. Best and (ii) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, (a) ”A-” by S&P, (b) ”A3” by Moody’s, (c) ”A-” by Fitch or (d) ”A-:VIII” by A.M. Best; provided, however, that (A) an insurance carrier shall be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long term unsecured debt obligations that are rated not lower than the ratings set forth above or claims-paying ability ratings that are not lower than the ratings set forth above; and (B) an insurance carrier will be deemed to have the applicable claims paying ability ratings set forth above if a Rating Agency Confirmation is obtained from the Rating Agency whose rating requirement has not been satisfied.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

In connection with each Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan), the Master Servicer or the Special Servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the Mortgage Loan or a further encumbrance of the related Mortgaged Property.  However, subject to the related Mortgage Loan documents, if the subject Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither the Master Servicer nor that Special Servicer may enter into such a waiver or approval, unless it has received Rating Agency Confirmation from any or all Rating Agencies, as applicable.  Furthermore, except in limited circumstances, the Master Servicer may not enter into such a waiver or approval without the consent of the Special Servicer, and the Special Servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described above under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative” and “—The Trust Advisor”.

With respect to the Non-Serviced Pari Passu Mortgage Loan, the WFRBS 2012-C8 Master Servicer or WFRBS 2012-C8 Special Servicer, as applicable, will service the Non-Serviced Pari Passu Mortgage Loan on substantially similar terms to those described above.  See “—Servicing of the Non-Serviced Pari Passu Mortgage Loan” in this free writing prospectus.

Transfers of Interests in Borrowers

The Master Servicer will generally have the right to consent, without the approval of the Special Servicer, to any transfers of an interest in a borrower under a non-Specially Serviced Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan), to the extent the transfer is allowed under the terms of that Mortgage Loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower.  However, subject to the terms of the related Mortgage Loan documents and applicable law, if—

●
the subject Mortgage Loan alone – or together with all other Mortgage Loans that have the same or a known affiliated borrower – is one of the ten largest Mortgage Loans in the Trust Fund (according to Stated Principal Balance); has a Cut-off Date Principal Balance in excess of $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

●	the transfer is of an interest in the borrower of greater than 49%,

then the Master Servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the Certificates unless the Mortgage Loan documents grant the borrower a right to enter into such transaction without delivery of a Rating Agency Confirmation.  In addition, the Pooling and Servicing Agreement may require the Master Servicer to obtain the consent of the Special Servicer prior to consenting to the transfers of interests in borrowers that such Master Servicer is otherwise entitled to consent to as described above.

With respect to the Non-Serviced Pari Passu Mortgage Loan, the WFRBS 2012-C8 Master Servicer or WFRBS 2012-C8 Special Servicer, as applicable, will service the Non-Serviced Pari Passu Mortgage Loan on substantially similar terms to those described above.  See “—Servicing of the Non-Serviced Pari Passu Mortgage Loan” in this free writing prospectus.

Modifications, Waivers, Amendments and Consents

The Special Servicer, with respect to a Specially Serviced Mortgage Loan, or the Master Servicer, with respect to any other Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan), may, consistent with the Servicing Standard and the Pooling and Servicing Agreement, agree to:

●	modify, waive or amend any term of any Mortgage Loan;

●	extend the maturity of any Mortgage Loan;

●	defer or forgive the payment of interest (including Default Interest) on and principal of any Mortgage Loan;

●	defer or forgive the payment of late payment charges on any Mortgage Loan;

●	defer or forgive Yield Maintenance Charges or Prepayment Premiums on any Mortgage Loan;

●	permit the release, addition or substitution of collateral securing any Mortgage Loan;

●	permit the release, addition or substitution of the borrower or any guarantor of any Mortgage Loan; or

●	respond to or approve borrower requests for consent on the part of the mortgagee (including lease reviews and lease consents related thereto).

The ability of the Special Servicer or the Master Servicer to agree to any of the foregoing, however, is subject to the discussions under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative”, “—The Trust Advisor” and “—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” above in this free writing prospectus, and further, to each of the following limitations, conditions and restrictions:

●
Unless the Master Servicer has obtained the consent of the Special Servicer, the Master Servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan in the Trust Fund, that would (1) affect the amount or timing of any related payment of principal, interest or other amount payable under that Mortgage Loan, (2) materially and adversely affect the security for that Mortgage Loan or (3) constitute a Material Action, except (a) for certain waivers of Default Interest and/or late payment charges and (b) with respect to certain routine matters.

●
With limited exceptions generally involving the waiver of Default Interest and late payment charges, the Special Servicer may not agree to, or consent to the Master Servicer’s agreeing to, modify, waive or amend any term of, and may not take, or consent to the Master Servicer’s taking, any of the other above-referenced actions with respect to any Mortgage Loan, if doing so would—

1.	affect the amount or timing of any related payment of principal, interest or other amount payable under the Mortgage Loan, or

2.	in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan,

unless a material default on the Mortgage Loan has occurred or, in the judgment of the Special Servicer, a default with respect to payment on the Mortgage Loan at maturity or on an earlier date is reasonably foreseeable, or the Special Servicer reasonably believes that there is a significant risk of such a default, and, in either case, the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the Certificateholders as a collective whole, on a present value basis than would liquidation.

●	Neither the Master Servicer nor the Special Servicer may extend the date on which any balloon payment is scheduled to be due on any Mortgage Loan, to a date beyond the earlier of—

1.	two years prior to the Rated Final Distribution Date, and

2.
if the Mortgage Loan, is secured by a lien solely or primarily on the related borrower’s leasehold interest in the corresponding Mortgaged Property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

●
Neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan, if doing so would result in an Adverse REMIC Event.

●
Subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer may permit any modification, waiver or amendment of any term of any Mortgage Loan that is not a Specially Serviced Mortgage Loan unless all related fees and expenses are paid by the borrower.

●
The Special Servicer may not permit or consent to the Master Servicer’s permitting any borrower to add or substitute any real estate collateral for any Mortgage Loan, unless the Special Servicer has first—

1.	determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that—

(a)	the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

(b)
there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

2.
received, at the expense of the related borrower to the extent permitted to be charged by the holder of the Mortgage Loan under the related Mortgage Loan documents, confirmation from each of the Rating Agencies that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a Class of Certificates.

●
With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject Mortgage Loan or the release of non-material parcels, the Special Servicer may not release or consent to the Master Servicer’s releasing any material real property collateral securing a performing Mortgage Loan in the Trust Fund other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this “—Modifications, Waivers, Amendments and Consents” section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower (within the meaning of Treasury Regulation Section 1.1001-3(c)(3)); provided, however, that in the case of transactions involving a release of a lien on real property that secures a Mortgage Loan, such a lien release shall be permitted only if the related Mortgage Loan will continue to be “principally secured by real property” after the lien is released, or if it will not be, the release is part of a transaction that meets the requirements of a “qualified pay-down transaction” under Revenue Procedure 2010-30.  Also, in no event will either the Master Servicer or the Special Servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

Also notwithstanding the foregoing, the Master Servicer will not be required to seek the consent of, or provide prior notice to, the Special Servicer or any Certificateholder or obtain any confirmation from the Rating Agencies in order to approve the following modifications, waivers or amendments of non-Specially Serviced Mortgage Loans:  (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related loan documents that do not include any other approval or exercise)) and such release is made as required by the related loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property); (iii) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan; (iv) granting other routine approvals, including the granting of subordination and non-disturbance and attornment agreements and consents involving routine leasing activities that (A) do not involve a ground lease or lease of an outparcel and (B) affect less than the greater of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property; (v) approval of annual budgets to operate the Mortgaged Property; (vi) grants of any waiver or consent that the Master Servicer determines (in accordance with the Servicing Standard) to be immaterial; (vii) approving a change of the property manager at the request of the related borrower (provided that the related Mortgaged Property is not a hospitality property and either (A) the change occurs in connection with an assignment and assumption approved in accordance with the applicable provisions of the Pooling and Servicing Agreement or (B) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties and the related Mortgage Loan does not have a Stated Principal Balance that is greater than or equal to $8,500,000 or 2% of the then aggregate Stated Principal Balance of the Mortgage Pool, whichever is less, (viii) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgaged Property securing a Mortgage Loan where the release or reduction of or withdrawal from (as applicable) the applicable letter of credit, reserve funds or additional collateral is not conditioned on obtaining the consent of the lender and the conditions to the release, reduction or withdrawal (as applicable) that are set forth in the related loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the transaction set forth in the related loan documents that do not include any other approval or exercise) or (ix) would not constitute a “significant modification” of the subject Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b), would not cause any Mortgage Loan to cease to be treated as “principally secured by real property” and would not otherwise constitute an Adverse REMIC Event with respect to REMIC I, REMIC II or REMIC III, and (y) would be consistent with the Servicing Standard.

In connection with (i) the release of any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged

Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation of the value of the collateral shall be solely based on the real property included therein.

All modifications, amendments, material waivers and other Material Actions entered into or taken and all consents with respect to the Mortgage Loans must be in writing.  Each of the Master Servicer and the Special Servicer must deliver to the Certificate Administrator for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

In circumstances in which the Master Servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the Special Servicer, (A) the Master Servicer must promptly provide the Special Servicer with written notice of any borrower request for such modification, waiver or amendment, the Master Servicer’s written recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to the other provisions of the Pooling and Servicing Agreement that require the Special Servicer to obtain the approval of or engage in consultations with other parties), and (C) if any such consent has not been expressly denied within 15 business days (or in connection with an Acceptable Insurance Default, 90 days of the Special Servicer’s receipt from the Master Servicer of the Master Servicer’s recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer in order to make an informed decision, such consent shall be deemed to have been granted.  If approval is granted or deemed to have been granted by the Special Servicer, the Master Servicer will be responsible for entering into the relevant documentation.

The Non-Serviced Pari Passu Mortgage Loan is subject to the provisions in the WFRBS 2012-C8 Pooling and Servicing Agreement relating to modifications that are substantially similar but not identical to the provisions set forth above.  See “—Servicing of the Non-Serviced Pari Passu Mortgage Loan” in this free writing prospectus.

“Material Action” means, for any Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan), any of the following actions:

1.         any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of an REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan that comes into and continues in default;

2.         any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or any extension of the maturity date of a Mortgage Loan;

3.         following a default or an event of default with respect to a Mortgage Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

4.         any sale of a Defaulted Mortgage Loan or REO Property for less than the applicable Purchase Price;

5.         any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at a Mortgaged Property or an REO Property;

6.         any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

7.         any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the borrower;

8.         any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan documents);

9.         any material modification, waiver or amendment of an intercreditor agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

10.       any property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager (with respect to a Mortgage Loan with a principal balance greater than $2,500,000), or franchise changes (with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the Mortgage Loan documents);

11.       releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

12.       any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

13.       any determination of an Acceptable Insurance Default;

14.       any determination by the Master Servicer to transfer a Mortgage Loan to the Special Servicer under the circumstances described in paragraph 3 of the definition of “Servicing Transfer Event”; or

15.       any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the greater of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Mortgage Loan.

Required Appraisals

Within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the Mortgage Loans (other than the Non-Serviced Pari Passu Mortgage Loan), the Special Servicer must use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting the qualifications imposed in the Pooling and Servicing Agreement, unless—

●	an appraisal had previously been obtained within the prior nine months, and

●	the Special Servicer has no knowledge of changed circumstances that in the judgment of the Special Servicer would materially affect the value of the Mortgaged Property.

Notwithstanding the foregoing, if the Stated Principal Balance of the subject Mortgage Loan is less than $2,000,000, then the Special Servicer may, at its option, perform an internal valuation of the related Mortgaged Property.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject Mortgage Loan.  An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected Mortgage Loan and (ii) the determination of whether a Subordinate Control Period is in effect as of any date of determination and, during a Subordinate Control Period, the identity of the Class of Certificateholders whose members are entitled to appoint the Subordinate Class Representative.

If an Appraisal Trigger Event occurs with respect to any Specially Serviced Mortgage Loan, then the Special Servicer will have an ongoing obligation to obtain or perform, as the case may be, every nine months following the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation.  Based upon that update, the Special Servicer is required to redetermine (in consultation with the Subordinate Class Representative during any Subordinate Control Period, or in consultation with one or more of the Subordinate Class Representative and the Trust Advisor, under the procedures described under “—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” above, during any Collective Consultation Period or Senior Consultation Period), and report to the Certificate Administrator, the Trustee and the Master Servicer the new Appraisal Reduction Amount, if any, with respect to the Mortgage Loan.  This ongoing obligation will cease if and when—

●	any and all Servicing Transfer Events with respect to the Mortgage Loan have ceased, and

●	no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject Mortgage Loan during the preceding 90 days.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the Master Servicer, at the direction of the Special Servicer, and will be reimbursable to the Master Servicer as a Servicing Advance.

Notwithstanding the foregoing, solely for purposes of determining whether a Subordinate Control Period is in effect (and the identity of the Class of Certificateholders entitled to appoint the Subordinate Class Representative), whenever the Special Servicer obtains an appraisal or updated appraisal under the Pooling and Servicing Agreement, the Subordinate Class Representative will have the right, exercisable within ten business days after the Special Servicer’s report of the resulting Appraisal Reduction Amount, to direct the Special Servicer to hire a qualified appraiser reasonably satisfactory to the Subordinate Class Representative to prepare a second appraisal of the Mortgaged Property at the expense of the Subordinate Class Representative.  The Special Servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the Subordinate Class Representative.  Within ten business days following its receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so, shall recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal.  Solely for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative:

●
the first appraisal shall be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related Mortgage Loan shall be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the Pooling and Servicing Agreement (or, if no such appraisal exists, there shall be no Appraisal Reduction Amount for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative) unless and until (a) the Subordinate Class Representative fails to exercise its right to direct the Special Servicer to obtain a second appraisal within the exercise period described above or (b) if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal, such second appraisal is not received by the Special Servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an

Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, shall be effective); and

●
if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal and such second appraisal is received by the Special Servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if the Special Servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal shall be effective.

In addition, if there is a material change with respect to any of the Mortgaged Properties related to a Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated, then (i) during any Subordinate Control Period, the holder (or group of holders) of Certificates representing a majority of the aggregate voting rights of the Classes of Principal Balance Certificates reduced by Appraisal Reduction Amounts allocated thereto to less than 25% of each such Class’s initial principal balance and (ii) during any Collective Consultation Period, the Majority Subordinate Certificateholder will have the right, at its sole cost and expense, to present to the Special Servicer an additional appraisal prepared by a qualified appraiser on an “as-is” basis and acceptable to the Special Servicer in accordance with the Servicing Standard.  Subject to the Special Servicer’s confirmation, determined in accordance with the Servicing Standard, that there has been a change with respect to the related Mortgaged Property and such change was material, the Special Servicer will be required to recalculate such Appraisal Reduction Amount based upon such additional appraisal and updated information.  If required by any such recalculation, any applicable Class of Principal Balance Certificates notionally reduced by any Appraisal Reduction Amounts allocated to such class will have its related certificate principal balance notionally restored to the extent required by such recalculation, and there will be a redetermination of whether a Subordinate Control Period or a Collective Consultation Period is then in effect.  With respect to each of the Class E, F and G Certificates, the right to present the Special Servicer with any such additional appraisals as provided above will be limited to no more frequently than once in any twelve month period for each Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated.

Except as otherwise described below, “Appraisal Reduction Amount” means for any Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that:

●	will be determined shortly following the later of—

1.	the date on which the relevant appraisal or other valuation is obtained or performed, as described under “—Required Appraisals” in this free writing prospectus; and

2.	the date on which the relevant Appraisal Trigger Event occurred; and

●          will generally equal the excess, if any, of “x” over “y” where—

1.	“x” is equal to the sum of:

(a)	the Stated Principal Balance of that Mortgage Loan;

(b)
to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest, other than any Default Interest, accrued on that Mortgage Loan through the most recent Due Date prior to the date of determination;

(c)	all accrued but unpaid special servicing fees with respect to that Mortgage Loan;

(d)	all related unreimbursed advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to that Mortgage Loan, together with interest on those advances;

(e)	any other outstanding Additional Trust Fund Expenses (other than certain Trust Advisor Expenses) with respect to that Mortgage Loan; and

(f)
all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement or other applicable reserves, with respect to the related Mortgaged Property or REO Property, for which neither the Master Servicer nor the Special Servicer holds any escrow funds or reserve funds; and

2.	“y” is equal to the sum of:

(a)
the excess, if any, of 90% of the resulting appraised value of the related Mortgaged Property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of that Mortgage Loan;

(b)	the amount of escrow payments and reserve funds held by the Master Servicer or the Special Servicer with respect to the subject Mortgage Loan that—

●	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

●	are not otherwise scheduled to be applied (except to pay debt service on the Mortgage Loan) within the next 12 months, and

●	may be applied toward the reduction of the principal balance of the Mortgage Loan; and

(c)	the amount of any letter of credit that constitutes additional security for the Mortgage Loan that may be used to reduce the principal balance of the subject Mortgage Loan.

If, however—

●	an Appraisal Trigger Event occurs with respect to any applicable Mortgage Loan,

●
the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related Mortgaged Property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and either—

1.
no comparable appraisal or other valuation had been obtained or performed with respect to the related Mortgaged Property or REO Property, as the case may be, during the 9-month period prior to that Appraisal Trigger Event, or

2.
there has been a material change in the circumstances surrounding the related Mortgaged Property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the Special Servicer’s judgment, materially affects the property’s value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject Mortgage Loan will equal 25% of the Stated Principal Balance of the subject Mortgage Loan.  After receipt of the required appraisal or other valuation with respect to the related Mortgaged Property or REO Property, the Special Servicer will be required to determine the Appraisal

Reduction Amount, if any, for the subject Mortgage Loan as described in the first sentence of this definition.

An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related Mortgage Loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event.  No Appraisal Reduction Amount as calculated above will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

As used in this free writing prospectus, “Appraisal Trigger Event” means, with respect to any Mortgage Loan (other than the Non-Serviced Pari Passu Mortgage Loan), any of the following events:

●	the occurrence of a Servicing Transfer Event and the modification of the Mortgage Loan by the Special Servicer in a manner that—

1.
materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the Mortgage Loan;

2.
except as expressly contemplated by the related Mortgage Loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as-is), that is not less than the fair market value (as-is) of the property to be released; or

3.	in the judgment of the Special Servicer, otherwise materially impairs the security for the Mortgage Loan, or materially reduces the likelihood of timely payment of amounts due thereon;

●	the Mortgaged Property securing the Mortgage Loan becomes an REO Property;

●	the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the Mortgaged Property securing the Mortgage Loan;

●
the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

●
the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days; and

●
the related borrower fails to make when due any balloon payment and the borrower does not deliver to the Master Servicer, on or before the Due Date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the Master Servicer is required during that time to make any monthly debt service advance in respect of the Mortgage Loan, an Appraisal Trigger Event will occur immediately).

With respect to the Non-Serviced Pari Passu Mortgage Loan, any applicable Appraisal Reduction Amount will be determined by the WFRBS 2012-C8 Master Servicer or WFRBS 2012-C8 Special Servicer, as applicable, on substantially similar terms to those described above.  See “—Servicing of the Non-Serviced Pari Passu Mortgage Loan” in this free writing prospectus.

Collection Account

General.  The Master Servicer will be required to establish and maintain an account (the “Collection Account”) for purposes of holding payments and other collections that it receives with respect to the Mortgage Loans.  That Collection Account must be maintained in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the Offered Certificates.

The funds held in the Collection Account may be held as cash or invested in Permitted Investments.  See “—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” above.

Deposits.  The Master Servicer must deposit or cause to be deposited in its Collection Account generally within one business day following receipt of properly identified funds by it, all payments on and proceeds of the Mortgage Loans that are received by or on behalf of the Master Servicer with respect to the related Mortgage Loans.  These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the Special Servicer from an REO Account, the proceeds of any escrow or reserve account that are applied to the indebtedness under the Mortgage Loans and the sales proceeds of any sale of any Mortgage Loan on behalf of the Trust Fund that may occur as otherwise described in this free writing prospectus.  Notwithstanding the foregoing, the Master Servicer need not deposit into its Collection Account any amount that such Master Servicer would be authorized to withdraw immediately from that Collection Account as described under “—Withdrawals” below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

Withdrawals.  The Master Servicer may make withdrawals from the Collection Account for any one or more of the following purposes (which are generally not governed by any set of payment priorities) (each an “Authorized Collection Account Withdrawal”):

1.
to remit to the Certificate Administrator for deposit in the Distribution Account described under “Description of the Offered Certificates—Distribution Account” in this free writing prospectus, on the business day preceding each distribution date, all payments and other collections on the Mortgage Loans and the Trust’s interest in any related REO Properties that are then on deposit in that Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a Due Date subsequent to the collection period for the subject distribution date;

(b)	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period; and

(c)	amounts that are payable or reimbursable from that Collection Account to any person other than the Certificateholders in accordance with any of clauses 2 through 5 below;

2.
to pay or reimburse one or more parties to the Pooling and Servicing Agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including, in the case of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the limitations described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this free writing prospectus);

3.	to pay or reimburse any other items that are payable or reimbursable out of the Collection Account or otherwise at the expense of the Trust Fund under the terms of the Pooling and Servicing Agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a Mortgage Loan or REO Property, amounts owed by the Trust Fund to a third party pursuant to any intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions);

4.
to remit to any third party that is entitled thereto any Mortgage Loan payments that are not owned by the Trust Fund, such as any payments attributable to the period before the Cut-off Date and payments that are received after the sale or other removal of a Mortgage Loan from the Trust Fund;

5.	to withdraw amounts deposited in the Collection Account in error; and

6.	to clear and terminate the Collection Account upon the termination of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above.  The payments, reimbursements and remittances described above may result in shortfalls to the holders of the Offered Certificates in any particular month even if those shortfalls do not ultimately become Realized Losses for those holders.

Procedures With Respect to Defaulted Mortgage Loans and REO Properties

With respect to all Mortgage Loans (other than the Non-Serviced Pari Passu Mortgage Loan), promptly upon such Mortgage Loan becoming a Defaulted Mortgage Loan, and, if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole) to attempt to sell such Defaulted Mortgage Loan, the Special Servicer shall use reasonable efforts to solicit offers for such Defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for such Defaulted Mortgage Loan.

The Special Servicer will give the Trustee, the Certificate Administrator, the Master Servicer, the Subordinate Class Representative and the Majority Subordinate Certificateholder, not less than three business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  No Interested Person will be obligated to submit an offer to purchase any Defaulted Mortgage Loan.  In no event shall the Trustee, in its individual capacity, offer for or purchase any Defaulted Mortgage Loan.

Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan will be determined by the Special Servicer, if the highest offeror is a person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, however, that no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  The appraiser conducting any such new appraisal will be an appraiser selected by the Special Servicer if no Interested Person thereof with respect to a Defaulted Mortgage Loan and selected by the Trustee if an Interested Person is so making an offer.  The cost of any such appraisal shall be covered by, and shall be reimbursable as, a Servicing Advance.  Where any Interested Person is among those submitting offers with respect to a Defaulted Mortgage Loan, the Special Servicer shall require that all offers be submitted to the Trustee in writing and be accompanied by a refundable deposit of cash with the Certificate

Administrator in an amount equal to 5% of the offer amount.  In determining whether any such offer from a person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the Special Servicer will take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, any appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.  The Purchase Price for any Defaulted Mortgage Loan will in all cases be deemed a fair price.

In connection with the sale of any Defaulted Mortgage Loan under the provisions described above for less than the Purchase Price, the Special Servicer will be required to obtain the approval of the Subordinate Class Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), in each case subject to the Special Servicer’s prevailing duty to comply with the Servicing Standard.

If the 100 Church Street Loan Combination becomes a “defaulted mortgage loan” under the WFRBS 2012-C8 Pooling and Servicing Agreement (which terms is defined under that agreement in substantially the same manner as Defaulted Mortgage Loan is defined under the Pooling and Servicing Agreement), the entire 100 Church Street Loan Combination will be subject to sale under provisions under the WFRBS 2012-C8 Pooling and Servicing Agreement that are substantially similar to the provisions of the Pooling and Servicing Agreement described above, subject, however, to  the 100 Church Street Intercreditor Agreement as described under “Description of the Mortgage Pool—Split Loan Structure—The 100 Church Street Loan Combination—Sale of Defaulted Mortgage Loan”.

The Special Servicer will use its reasonable efforts, consistent with the Servicing Standard, to solicit cash offers for each REO Property (other than any interest in REO Property acquired with respect to the Non-Serviced Loan Combination) in such manner as will be reasonably likely to realize a fair price for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period by which the REMIC provisions require its sale).  The Special Servicer will accept the first (and, if multiple cash offers are received by a specified offer date, the highest) cash offer received from any person that constitutes a fair price for such REO Property.  If the Special Servicer reasonably believes that it will be unable to realize a fair price with respect to any REO Property within the time constraints imposed by the REMIC provisions, then the Special Servicer will be required, consistent with the Servicing Standard, to dispose of such REO Property upon such terms and conditions as it shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

No Mortgage Loan Seller, Certificateholder or any affiliate of any such person is obligated to submit an offer to purchase any REO Property, and the Trustee, in its individual capacity, may not offer for or purchase any REO Property.

Whether any cash offer constitutes a fair price for any REO Property will be determined by the Special Servicer or, if such cash offer is from the Special Servicer or any affiliate of the Special Servicer, by the Trustee.  In determining whether any offer received from the Special Servicer or an affiliate of the Special Servicer represents a fair price for any REO Property, the Trustee will be supplied with and will be entitled to rely on the most recent Appraisal in the related servicing file conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the Special Servicer, the cost of which will be covered by, and be reimbursable as, a Servicing Advance).  The appraiser conducting any such new appraisal must be a qualified appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any affiliate thereof is submitting an offer with respect to the subject REO Property and (ii) selected by the Trustee if either the Special Servicer or any affiliate thereof is so submitting an offer.  Where any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person is among those submitting offers with respect to any REO Property, the Special Servicer will require that all offers be submitted to it (or, if the Special Servicer or an affiliate thereof is submitting an offer, be submitted to the Trustee) in writing and be accompanied by a refundable deposit of cash with the Certificate Administrator in an amount equal to 5% of the offer amount.  In determining whether any offer from a person other than any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person constitutes a fair price for any REO Property, the Special Servicer will be required to take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with the Pooling and Servicing Agreement within the prior nine (9) months, as well as, among other factors, the occupancy level and physical condition of such REO Property, the state of the then current local economy and commercial real estate market where such REO Property is located and the obligation to dispose of such REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period required under the REMIC provisions).  The Purchase Price for any REO Property will in all cases be deemed a fair price.  No cash offer from the Special Servicer or any affiliate thereof will constitute a fair price for any REO Property unless such offer is the highest cash offer received and at least two independent offers have been received.  In the event the offer of the Special Servicer or any affiliate thereof is the only offer received or is the higher of only two offers received, then additional offers will be solicited.  If an additional offer or offers, as the case may be, are received for any REO Property and the original offer of the Special Servicer or any affiliate thereof is the highest of all offers received, then the offer of the Special Servicer or such affiliate will be accepted, provided that the Trustee has otherwise determined that such offer constitutes a fair price for the subject REO Property.  Any offer by the Special Servicer for any REO Property will be unconditional; and, if accepted, the subject REO Property will be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

Subject to the provisions described above, the Special Servicer must act on behalf of the Trust in negotiating with independent third parties in connection with the sale of any Defaulted Mortgage Loan or REO Property and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith.  In connection with the sale of any Defaulted Mortgage Loan or REO Property, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Collection Account.  Any sale of a Defaulted Mortgage Loan or any REO Property will be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of the Pooling and Servicing Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the Purchase Price therefor accepted.

If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust Fund, then the Special Servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

●	the IRS grants an extension of time to sell the property, or such an extension is deemed to have been granted under IRS regulations or administrative procedures, or

●
the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in an Adverse REMIC Event.

Regardless of whether the Special Servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the Special Servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property.  If an extension is granted or opinion given, the Special Servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Any sale of any Defaulted Mortgage Loan or REO Property will be for cash only.  The Special Servicer in that capacity will have no authority to provide financing to the purchaser.

The Special Servicer may retain an independent contractor to operate and manage the REO Property.  The retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to the REO Property.

In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust will be obligated to operate and manage any REO Property held by the Trust in a manner that:

●	maintains its status as foreclosure property under the REMIC provisions of the Code, and

●
would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the Special Servicer’s ability to sell the REO Property promptly at a fair price.

The Special Servicer must review the operation of each REO Property held by the Trust and consult with the tax administrator, to determine the Trust’s federal income tax reporting position with respect to the income it is anticipated that the Trust would derive from the property.  The Special Servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

●	a tax on net income from foreclosure property, within the meaning of Section 860G(c) of the Code, or

●	a tax on prohibited transactions under Section 860F of the Code.

To the extent that income the Trust receives from an REO Property is subject to—

●	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

●	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the Trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties.  Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as service or non-service income.  The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate.  The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate.  Any tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to the Certificateholders.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer, the Trust Advisor, or, in connection with any individual Mortgage Loan, a holder of a related mezzanine loan, or any known affiliate of any such party.

REO Account

If an REO Property (other than any REO Property acquired with respect to the Non-Serviced Loan Combination) is acquired, the Special Servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property (an “REO Account”).  The funds held in each such REO Account may be held as cash or invested in Permitted Investments.  Any interest or other income earned on funds in the REO Account maintained by the Special Servicer will be payable to that Special Servicer, subject to the limitations described in the Pooling and Servicing Agreement.

The Special Servicer will be required to withdraw from the REO Account maintained by that Special Servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the Trust Fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property.  Promptly following the end of each collection period, the Special Servicer will be required to withdraw from its REO Account and deposit, or deliver to the Master Servicer for deposit, into the Collection Account the total of all amounts received in respect of each REO Property held by the Trust Fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Inspections; Collection of Operating Information

The Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than any Mortgaged Property securing the Non-Serviced Pari Passu Mortgage Loan) securing a Specially Serviced Mortgage Loan as soon as practicable (but in any event not later than 60 days) after the loan becomes a Specially Serviced Mortgage Loan (and the Special Servicer must continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the subject Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property).  The Special Servicer will be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection, generally as Servicing Advances.  The Master Servicer must, at its own expense, inspect or cause to be inspected each Mortgaged Property (other than any Mortgaged Property securing the Non-Serviced Pari Passu Mortgage Loan) every calendar year beginning in 2013, or every second calendar year beginning in 2014 if the unpaid principal balance of the related Mortgage Loan (or the portion thereof allocated to such Mortgaged Property) is less than $2,000,000.  However, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan or the Non-Serviced Pari Passu Mortgage Loan) that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC Servicer Watch List, the Master Servicer must, at the request and expense of the Subordinate Class Representative, inspect or cause to be inspected the related Mortgaged Property every calendar year beginning not earlier than 2013 so long as such Mortgage Loan continues to be on the CREFC Servicer Watch List.  Notwithstanding the provisions described above, the Master Servicer will not be obligated to inspect any particular Mortgaged Property during any one-year or two-year, as applicable, period contemplated above in the two preceding sentences, if the Special Servicer has already done so during that period pursuant to the provisions described in the first sentence of this paragraph.  Each of the Master Servicer and the Special Servicer will be required to prepare a written report of each such inspection performed by it or on its behalf and deliver the report to the Certificate Administrator and the Trustee (and, if such report is prepared by the Special Servicer, to the Master Servicer).

Commencing with respect to the calendar year ending December 31, 2012 (as to annual information) and the calendar quarter ending on December 31, 2012 (as to quarterly information), the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each non-Specially Serviced Mortgage Loan, must make reasonable efforts to collect promptly from each related borrower quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such borrower, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan documents.  In addition, the Special Servicer must cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property (other than any Mortgaged Property securing the Non-Serviced Pari Passu Mortgage Loan) and collect all such items promptly following their preparation.  The Master Servicer or Special Servicer, as applicable, will be required to prepare CREFC Operating Statement Analysis Reports, CREFC Comparative Financial Status Reports and annual CREFC NOI Adjustment Worksheets on the basis of the information.

Rating Agency Confirmations

The Pooling and Servicing Agreement will contain a provision to the effect that:

●	if all the following conditions are satisfied—

(a)
delivery of a Rating Agency Confirmation from each of the Rating Agencies is a condition precedent to any action under the loan documents related to a Mortgage Loan or the Pooling and Servicing Agreement,

(b)
the party required to obtain such Rating Agency Confirmations under the Pooling and Servicing Agreement (the “Requesting Party”) has made a request to either Rating Agency for such Rating Agency Confirmation, and

(c)
within 10 business days following the posting of such request to the Rule 17g-5 Information Provider’s Website, such Rating Agency (I) has not replied to such request or (II) has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation,

●	then all the following provisions shall apply:

(i)
in the case of (c)(I) above, such Requesting Party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again,

(ii)
if there is no response to either such request for Rating Agency Confirmation within 5 business days following such second request as contemplated by clause (i) above (after seeking to confirm that the applicable Rating Agency received such second Rating Agency Confirmation request) or if the Requesting Party receives the response to the initial request described above in clause (c)(II), then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as described in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall determine (with the consent of the Subordinate Class Representative, during any Subordinate Control Period, which consent will be deemed given if the Subordinate Class Representative does not respond within 5 business days following receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not to waive such condition for such particular action at such time (other than with respect to defeasance, release or substitution of any collateral, in which case such condition will be deemed to be satisfied), and (y) with respect to a replacement or succession of the Master Servicer or Special Servicer, such condition will be deemed to be satisfied if the applicable replacement (i) is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency; or (ii)  such replacement is currently acting as Master Servicer or Special Servicer, as applicable, on a “deal-level” or “transaction level” basis for all of the Mortgage Loans in other commercial mortgage backed securities transactions and Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;

(iii)
in connection with any determination made by the Requesting Party above, the Special Servicer will be required to obtain the consent of the Subordinate Class Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), with consent or approval deemed to be granted by the Subordinate Class Representative (during any Subordinate Control Period), if it does not respond within five business days of its receipt of a request for consideration from the Special Servicer; and

(iv)
promptly following the Requesting Party’s determination to take any action discussed above without receiving affirmative Rating Agency Confirmation from a Rating Agency, Requesting Party (to the extent that the applicable information has been provided to the Requesting Party) will be required to provide notice, which may be transmitted by electronic mail to the Rule 17g-5 Information Provider (which will promptly post such notice to the Rule 17g-5 Information Provider’s Website pursuant to the Pooling and Servicing Agreement) and, on the second business day following such electronic notice to the Rule 17g-5 Information Provider, to the Rating Agencies.

“Rule 17g-5 Information Provider” means the Certificate Administrator acting in the capacity as “Rule 17g-5 Information Provider” under the Pooling and Servicing Agreement.

For all other matters or actions not specifically discussed above, including without limitation any amendment to the Pooling and Servicing Agreement, the applicable Requesting Party will be required to obtain an affirmative Rating Agency Confirmation from each of the Rating Agencies.

In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

As used in this free writing prospectus, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency) that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of such commercial mortgage-backed securities (if then rated by such rating agency); provided that if a Requesting Party receives a written waiver or acknowledgment from the relevant rating agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought, the requirement to receive a Rating Agency Confirmation from such rating agency with respect to such matter will not apply.  For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail.  Notwithstanding anything to the contrary set forth in the Pooling and Servicing Agreement, at any time during which the Certificates are no longer rated by a Rating Agency, then no Rating Agency Confirmation will be required under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Depositor, the Rule 17g-5 Information Provider, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer may amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Rule 17g-5 Information Provider; provided, further, that notice of any such amendment must be provided to the Rule 17g-5 Information Provider, who will post such notice to the Rule 17g-5 Information Provider’s Website, and within 2 business days following delivery to the Rule 17g-5 Information Provider, deliver the notice to the Rating Agencies; and provided, further, that no amendment to such provisions may be made without the consent of the Depositor for any commercial mortgage-backed securities backed by the Non-Serviced Pari Passu Companion Loan.  “Rule 17g-5 Information Provider’s Website” means www.ctslink.com, under the “NRSRO” tab for the related transaction.

Servicer Termination Events

“Servicer Termination Event” means, with respect to the Master Servicer or the Special Servicer, each of the following events, circumstances and conditions:

●
the Master Servicer or the Special Servicer, as the case may be, fails to deposit, or to remit to the appropriate party for deposit, into the Collection Account or the REO Account, as applicable, any amount required to be so deposited or remitted, which failure continues unremedied for 1 business day following the date on which the deposit or remittance was required to be made;

●
any failure by the Master Servicer to remit to the Certificate Administrator for deposit in the Distribution Account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

●
any failure by the Master Servicer or the Special Servicer, as the case may be, to timely make any Servicing Advance required to be made by that party under the Pooling and Servicing Agreement, which failure continues unremedied for five business days (or, in the case of an emergency advance, two business days) following the date on which notice has been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee;

●
any failure by the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or agreements under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days after written notice has been given to the Master Servicer or Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement or by Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts); provided, however, that, with respect to any such failure that is not curable within such 30-day period, the Master Servicer or Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

●
any breach on the part of the Master Servicer or Special Servicer, as the case may be, of any of its representations or warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders, which breach continues unremedied for 30 days after written notice of it has been given to the Master Servicer or Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts); provided, however, that, with respect to any such breach that is not curable within such 30-day period, the Master Servicer or Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

●
the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Master Servicer or the Special Servicer, as the case may be, or the taking by the Master Servicer or the Special Servicer, as the case may be, of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

●
Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such “watch status” placement will not have been withdrawn by Moody’s within 60 days of such actual knowledge by the Master Servicer or the Special Servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with such Master Servicer or such Special Servicer as the sole or a material factor in such rating action;

●
the Master Servicer ceases to have a Master Servicer rating of at least “CMS3” from Fitch and that rating is not reinstated within 30 days or the Special Servicer ceases to have a Special Servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 30 days, as the case may be;

●
both (i) the Trustee receives written notice from Fitch (which the Trustee will forward to the Master Servicer or the Special Servicer, as the case may be, and the Certificate Administrator) that the continuation of such Master Servicer or Special Servicer in its respective capacity would result in the downgrade or withdrawal of any rating then assigned by Fitch to any Class of Certificates and citing servicing concerns with the Master Servicer or the Special Servicer as the sole or a material factor in such rating action and (ii) such notice is not withdrawn, terminated or rescinded within 60 days following the Trustee’s receipt of such notice; or

●
any failure by the Master Servicer or the Special Servicer to deliver (a) any Exchange Act reporting items (other than items to be delivered by a Designated Sub-Servicer) required to be delivered by the Master Servicer or the Special Servicer, as applicable, to the Certificate Administrator under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace periods or (b) any Exchange Act reporting items that a sub-servicer or Servicing Function Participant (such a sub-servicer or Servicing Function Participant, the “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer, as applicable (other than a Designated Sub-Servicer ), is required to deliver (any Sub-Servicing Entity that defaults in accordance with the provision of this bullet point will be terminated at the direction of the Depositor).

When a single entity acts as two or more of the capacities of the Master Servicer and the Special Servicer, a Servicer Termination Event (other than an event described in the seventh, eighth and ninth bullets above) in one capacity will constitute a Servicer Termination Event in both or all such capacities.

Rights Upon the Occurrence of a Servicer Termination Event

If a Servicer Termination Event occurs with respect to the Master Servicer or the Special Servicer and remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts), or, in the case of the Special Servicer, at the direction of the Subordinate Class Representative during a Subordinate Control Period, the Trustee will be required, to terminate all of the obligations and rights of the defaulting party under the Pooling and Servicing Agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a Certificateholder, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination.  Upon any termination, subject to the discussion in the next two paragraphs and under “—Replacement of the Special Servicer” above, the Trustee must either:

●	succeed to all of the responsibilities, duties and liabilities of the terminated Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement; or

●
appoint an established Mortgage Loan servicing institution reasonably acceptable to the Subordinate Class Representative to act as successor to the terminated Master Servicer or Special Servicer, as the case may be.

Upon a Servicer Termination Event, the holders of Certificates entitled to a majority of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or, alternatively, if a Servicer Termination Event involving the Special Servicer has occurred, the Subordinate Class Representative during a Subordinate Control Period, may require the Trustee to appoint an established Mortgage Loan servicing institution to act as successor Master Servicer or Special Servicer, as the case may be, rather than have the Trustee or its designee act as that successor.

Notwithstanding the foregoing discussion in this “—Rights Upon the Occurrence of a Servicer Termination Event” section, if the Master Servicer receives a notice of termination because of the occurrence of any of the Servicer Termination Events described in the seventh, eighth or ninth bullet under the definition of “Servicer Termination Event” that appears in this free writing prospectus, the Master Servicer will have the right, at its expense, to sell or cause to be sold its master servicing rights to a successor, and if it elects to do so, it will have the option to continue to serve as Master Servicer for a period of 45 days.

Notwithstanding anything to the contrary in the Pooling and Servicing Agreement, the Trustee may not waive any Servicer Termination Event described in the tenth bullet under the definition of “Servicer Termination Event” that appears in free writing prospectus either independently or at the direction of any holders of Certificates without the prior written consent of the Depositor.

The appointment of any entity as a successor to a terminated Master Servicer or Special Servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this “—Rights Upon the Occurrence of an Servicer Termination Event” section may not occur unless each of the Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the Certificates.

In general, Certificateholders entitled to at least 66-2/3% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) allocated to each Class of Certificates affected by any Servicer Termination Event may waive the Servicer Termination Event.  However, the Servicer Termination Events described in the first, second, seventh and ninth bullets under the definition of “Servicer Termination Event” that appears in this free writing prospectus may only be waived by all of the holders of the affected Classes of Certificates.  No person other than the Depositor will be entitled to waive any Servicer Termination Event described in the last bullet of the definition of Servicer Termination Event without the prior consent of the Depositor.  Furthermore, if the Trustee and/or the Certificate Administrator is required to spend any monies in connection with any Servicer Termination Event, then that Servicer Termination Event may not be waived unless and until the Trustee and/or the Certificate Administrator, as the case may be, has been reimbursed, with interest, by the party requesting the waiver.  Upon any waiver of a Servicer Termination Event, the Servicer Termination Event will cease to exist and will be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement.

Termination, Discharge and Resignation of the Trust Advisor

The Trust Advisor may be removed upon (i) the written direction of holders of Certificates evidencing not less than 25% of the aggregate voting rights (taking into account the allocation of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Class principal balances of the Principal Balance Certificates to which such Appraisal Reduction Amounts are allocable) of all Certificates on an aggregate basis requesting a vote to replace the Trust Advisor with a replacement Trust Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator of Rating Agency Confirmation from each Rating Agency that the appointment of such replacement Trust Advisor will not result in a downgrade of the Certificates (which confirmations will be obtained at the expense of such holders).  In addition, during any Subordinate Control Period, the identity of the proposed replacement Trust Advisor will be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn.  Thereafter, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard.  Upon the vote or written direction of holders of at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Class principal balances of the Principal Balance Certificates to which such Appraisal Reduction Amounts are allocable) of all Certificates on an aggregate basis, the Certificate Administrator will immediately replace the Trust Advisor with the replacement Trust Advisor.  If a proposed termination and replacement of the Trust Advisor as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect.

In addition, in the event (i) the Trust Advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, (ii) of the insolvency of the Trust Advisor, or (iii) the Trust Advisor acknowledges in writing its inability to perform its duties under the Pooling and Servicing Agreement, then either the Depositor or the Trustee may, and upon the written direction of the Certificateholders representing at least 51% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the principal balances of the Principal Balance Certificates), the Trustee shall, terminate the Trust Advisor.  In the event that the Trust Advisor is terminated, the Trustee is required to select a replacement Trust Advisor pursuant to the terms of the Pooling and Servicing Agreement.  In addition, during any Subordinate Control Period, the identity of the proposed replacement Trust Advisor shall be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn.

The Trust Advisor will be discharged from its duties under the Pooling and Servicing Agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-SB, A-S, B, C and D Certificates and the Class A-FX regular interest (and, therefore, the Class A-FX and A-FL Certificates) has been reduced to zero.

If the Trust Advisor is discharged, terminated or resigns, in all such circumstances, it will remain entitled to any accrued and unpaid fees, which shall be payable in accordance with the priorities described herein, and indemnification in respect of the period prior to its termination on the terms and conditions otherwise described herein.

The Trust Advisor may resign upon 30 days’ prior written notice if a replacement Trust Advisor meeting the eligibility requirements described in this free writing prospectus has accepted its appointment as the replacement Trust Advisor.  During a Subordinate Control Period, the identity of the replacement Trust Advisor will be subject to the reasonable approval of the Subordinate Class Representative.

Any replacement Trust Advisor must (or the personnel responsible for supervising the obligations of the Trust Advisor must) meet the following criteria:  (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Resignation of the Master Servicer and the Special Servicer

Each of the Master Servicer and the Special Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement upon a determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of the Pooling and Servicing Agreement).  Any such determination requiring the resignation of the Master Servicer or the Special Servicer must be evidenced by an opinion of counsel to such effect.  Unless applicable law requires the resignation of the Master Servicer or the Special Servicer (as the case may be) to be effective immediately, and the opinion of counsel so states, no such resignation shall become effective until the Trustee or other successor has assumed the responsibilities and obligations of the resigning party in accordance with the Pooling and Servicing Agreement; provided that, if no successor to the Master Servicer or the Special Servicer (as the case may be) is so appointed and has accepted appointment within 90 days after the Master Servicer or the Special Servicer has given notice of such resignation, the resigning Master Servicer or Special Servicer (as the case may be) may petition any court of competent jurisdiction for the appointment of a successor.

In addition, each of the Master Servicer and the Special Servicer will have the right to resign at any other time for any reason, provided that (i) a willing successor (including any such successor identified by the resigning party) has been found that is, solely in the case of a successor to the Special Servicer if it is a resigning Special Servicer, acceptable to the Subordinate Class Representative (during any Subordinate Control Period), (ii) solely in the case of the Special Servicer if it is the resigning party, the resigning party has consulted with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period) with respect to the identity and quality of its proposed successor, (iii) the succession is the subject of a Rating Agency Confirmation, (iv) the resigning party pays all costs and expenses in connection with such transfer, and (v) the successor accepts appointment in writing prior to the effectiveness of such resignation.

Neither the Master Servicer nor the Special Servicer will be permitted to resign except as described above.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor

The Pooling and Servicing Agreement will require each of the Master Servicer and Special Servicer to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.  That requirement is considered to be satisfied if an affiliate of the Master Servicer or Special Servicer (as the case may be) maintains a fidelity bond and errors and omissions policy (or their equivalent) and the bond and policy each extends coverage to the Master Servicer or the Special Servicer, as the case may be.  Each such policy must be issued by a Qualified Insurer with the Required Claims-Paying Rating.  In addition, so long as the long-term unsecured debt obligations of the Master Servicer or the Special Servicer, as the case may be, or that party’s corporate parent, are rated not lower than “A-“ by Fitch and “A2” by Moody’s, the Master Servicer or the Special Servicer, as the case may be, may self-insure with respect to the fidelity bond and errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

In no event will the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer or any of their respective members, managers, directors, officers, employees or agents be under any liability to the Trust, the Trustee or the Certificateholders for any action taken or not taken in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment.  None of the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer nor any of their respective members, managers, directors, officers, employees or agents will be protected, however, against any liability that would otherwise be imposed by reason of breach of representation or warranty made in, or by reason of willful misfeasance, bad faith or negligence (or, in the case of the Trust Advisor, gross negligence) in the performance of obligations or duties under, the Pooling and Servicing Agreement or by reason of reckless disregard (or, in the case of the Trust Advisor, grossly negligent disregard) of those obligations and duties.

Furthermore, the Pooling and Servicing Agreement will entitle the Depositor, the Trust Advisor, the Master Servicer, Special Servicer and their respective members, managers, directors, officers, employees and agents to indemnification out of the Trust Fund for any loss, liability or expense incurred in connection with any actual or threatened legal action or claim that relates to the Pooling and Servicing Agreement, the Certificates or the Trust.  Such indemnification will not extend, however, to any loss, liability or expense (i) specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of the Pooling and Servicing Agreement, (ii) incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made by it in the Pooling and Servicing Agreement, or (iii) incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or negligence (or, in the case of the Trust Advisor, gross negligence) in the performance of obligations and duties under the Pooling and Servicing Agreement or resulting from negligent disregard (or, in the case of the Trust Advisor, grossly negligent disregard) of such obligations and duties.  For the purposes of indemnification of the Master Servicer or Special Servicer and limitation of liability, the Master Servicer or Special Servicer will be deemed not to have engaged in willful misfeasance or committed bad faith, fraud or negligence in the performance of its respective obligations or duties or acted in negligent disregard or other disregard of its respective obligations or duties under the Pooling and Servicing Agreement if the Master Servicer or Special Servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the Master Servicer or Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer shall be entitled to rely on advice of counsel, the cost of which shall be reimbursed as a Trust expense), as such parties will be directed to do pursuant to the Pooling and Servicing Agreement.  Any indemnification payments to which the Trust Advisor may become entitled will constitute Trust Advisor Expenses and be paid, and allocated to and borne by the Certificateholders, at the times and in the manner described under “Description of the Offered Certificates” in this free writing prospectus.  The Trust Advisor will not be entitled to reimbursement of expenses for its services except those for which it is entitled to indemnification as described above or otherwise specifically provided for under the Pooling and Servicing Agreement.

The Depositor, the Master Servicer, the Special Servicer and the Trust Advisor will be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the Pooling and Servicing Agreement and, except in the case of a legal action the costs of which such party is specifically required to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor, as the case may be, will be entitled to be reimbursed therefor from the Collection Account or the Distribution Account.  In no event will the Trust Advisor have any duty to appear in any legal proceedings in connection with the Pooling and Servicing Agreement.

Notwithstanding any other provisions of the Pooling and Servicing Agreement to the contrary, the parties thereto will agree, and the Certificateholders by their acceptance of their Certificates shall be deemed to have agreed, that (i) there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the Trust Advisor’s participation is to provide monitoring

(subject to, and in accordance with, the provisions of the Pooling and Servicing Agreement) relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute, (ii) the Trust Advisor shall have no liability to any Certificateholder for any actions taken or for refraining from taking any actions under the Pooling and Servicing Agreement, (iii) the agreements of the Trust Advisor set forth in the other provisions of the Pooling and Servicing Agreement shall be construed solely as agreements to perform analytical and reporting services, (iv) the Trust Advisor shall have no authority or duty to make a determination on behalf of the Trust Fund, nor have any responsibility for decisions made by or on behalf of the Trust Fund, (v) insofar as the words “consult”, “recommend” or words of similar import are used in the Pooling and Servicing Agreement in respect of the Trust Advisor and any servicing action or inaction, such words shall be construed to mean the performance of analysis and reporting services, which the Special Servicer may determine not to accept, (vi) the absence of a response by the Trust Advisor to an “asset status report” or other matter in which the Pooling and Servicing Agreement contemplates consultation with the Trust Advisor shall not be construed as an approval, endorsement, acquiescence or recommendation for or against any proposed action (but, in the event of such absence of a response, the Special Servicer (x) shall be deemed to have complied with the relevant provision that otherwise required consultation with the Trust Advisor and (y) shall be entitled to proceed as if consultation with the Trust Advisor had not initially been required in connection with such “asset status report” or other matter), (vii) any provision of the Pooling and Servicing Agreement that otherwise purports, or that may be construed, to impose on the Trust Advisor a duty to consider the Servicing Standard or the interests of the Certificateholders shall be construed as a requirement to use the Servicing Standard or such interests as the basis of measurement in its analysis and reporting and the basis of measurement in its evaluation of the performance of the Special Servicer and its determination of whether an action, recommendation or report by the Special Servicer is in compliance with the Pooling and Servicing Agreement, and not to impose on the Trust Advisor a duty to itself comply with the Servicing Standard or itself act in the interests of the Certificateholders, and such measurement basis shall be construed to refer to no particular Class of Certificates or particular Certificateholders, and (viii) no other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, shall have any duty to monitor or supervise the performance by the Trust Advisor of its services under the Pooling and Servicing Agreement.

With limited exception, any person into which the Depositor, the Trust Advisor, the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which that person is a party, or any person succeeding to the business of that person, will be the successor of that person in the capacity in which that person was serving under the Pooling and Servicing Agreement.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer and the Certificate Administrator is required, under the Pooling and Servicing Agreement (and each Additional Servicer will be required under its sub-servicing agreement) to deliver annually to the Certificate Administrator and the Depositor on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

“Additional Servicer” means each affiliate of the Master Servicer, any Mortgage Loan Seller, the Depositor, the WFRBS 2012-C8 Master Servicer, the WFRBS 2012-C8 Special Servicer or any of the underwriters that services any of the Mortgage Loans and each person that is not an affiliate of the Master Servicer, other than the Special Servicer, and that, in either case, services 10% or more of the Mortgage Loans based on the principal balance of the Mortgage Loans.

“Designated Sub-Servicer” means any sub-servicer or Additional Servicer to be engaged on the Closing Date by the Master Servicer at the direction of a Mortgage Loan Seller.

“Servicing Function Participant” means any person, other than the Master Servicer and the Special Servicer, that, within the meaning of Item 1122 of Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the Mortgage Loans based on the principal balance of the Mortgage Loans or the applicable servicer takes responsibility for the activities of such person in accordance with Regulation AB.

In addition, each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Trust Advisor, the Certificate Administrator, the Trustee and each Servicing Function Participant, at its own expense, is required to furnish (and each of the preceding parties, as applicable, shall (i) with respect to any Servicing Function Participant that is a Designated Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to any other Servicing Function Participant, cause each Servicing Function Participant (other than any party to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to furnish, each at its own expense), annually, to the Certificate Administrator and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

●
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506 – 1,631 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Certain fees and expenses incurred by the Certificate Administrator in connection with any additional disclosure required under the Exchange Act as a result of the occurrence of certain unexpected events will be reimbursable to the Certificate Administrator as Additional Trust Fund Expenses.

Servicing of the Non-Serviced Pari Passu Mortgage Loan

The Non-Serviced Pari Passu Mortgage Loan, and any related REO Property, are being serviced under the pooling and servicing agreement that governs the WFRBS 2012-C8 transaction (the “WFRBS 2012-C8 Pooling and Servicing Agreement”). Accordingly, the master servicer under the WFRBS 2012-C8 Pooling and Servicing Agreement (the “WFRBS 2012-C8 Master Servicer”) will generally make servicing advances and remit collections on the Non-Serviced Pari Passu Mortgage Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports that include information on the Non-Serviced Pari Passu Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights as holders of the related Pari Passu Mortgage Loan under the terms of the 100 Church Street Intercreditor Agreement, and make debt service advances with respect to the Pari Passu Mortgage Loan, subject to their non-recoverability determination. The servicing arrangements under the WFRBS 2012-C8 Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

●
The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the WFRBS 2012-C8 Master Servicer, the WFRBS 2012-C8 Special Servicer, the WFRBS 2012-C8 Certificate Administrator or the WFRBS 2012-C8 Trustee or (b) make Servicing Advances with respect to the Non-Serviced Pari Passu Mortgage Loan.  The obligation of the Master Servicer to provide information and collections and make debt service advances to the Certificate Administrator for the benefit of the Certificateholders with respect to the Non-Serviced Pari Passu Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the WFRBS 2012-C8 Master Servicer or the WFRBS 2012-C8 Special Servicer.

●
Pursuant to the WFRBS 2012-C8 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Non-Serviced Pari Passu Mortgage Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement.

●
The Master Servicer will be required to make debt service advances with respect to the Non-Serviced Pari Passu Mortgage Loan, unless (i) the Master Servicer has determined that such advance would not be recoverable from collections on the related Non-Serviced Pari Passu Mortgage Loan or (ii) the WFRBS 2012-C8 Master Servicer has made a similar determination with respect to an advance on the related Non-Serviced Pari Passu Companion Loan.

●
The WFRBS 2012-C8 Master Servicer is obligated to make servicing advances with respect to the Non-Serviced Loan Combination.  If the WFRBS 2012-C8 Master Servicer determines that a servicing advance it made with respect to the related Non-Serviced Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the related WFRBS 2012-C8 trust, on a pro rata basis (based on each such loan’s outstanding principal balance).

●
With respect to the Non-Serviced Pari Passu Mortgage Loan during any subordinate control period under the WFRBS 2012-C8 Pooling and Servicing Agreement, the majority subordinate certificateholder under the WFRBS 2012-C8 Pooling and Servicing Agreement, or the subordinate class representative under the WFRBS 2012-C8 Pooling and Servicing Agreement on its behalf, will have the right to terminate the WFRBS 2012-C8 Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor WFRBS 2012-C8 Special Servicer.

●
In addition, with respect to the Non-Serviced Pari Passu Mortgage Loan, during any collective consultation period or senior consultation period under the WFRBS 2012-C8 Pooling and Servicing Agreement, at the written direction of holders of principal balance certificates under the WFRBS 2012-C8 Pooling and Servicing Agreement evidencing not less than 25% of the voting rights of such certificates, a request can be made to vote to terminate the WFRBS 2012-C8 Special Servicer and appoint a successor Special Servicer.

●
In addition, with respect to the Non-Serviced Pari Passu Mortgage Loan, during any senior consultation period under the WFRBS 2012-C8 Pooling and Servicing Agreement, if the WFRBS 2012-C8 Trust Advisor determines that the WFRBS 2012-C8 Special Servicer is not performing its duties under the WFRBS 2012-C8 Pooling and Servicing Agreement in accordance with the related servicing standard, the WFRBS 2012-C8 Trust Advisor will have the right to recommend the replacement of the WFRBS 2012-C8 Special Servicer.

●
The WFRBS 2012-C8 Special Servicer will be required to take actions with respect to the Non-Serviced Pari Passu Mortgage Loan that becomes a Defaulted Mortgage Loan that are substantially similar to the actions described under “—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this free writing prospectus.

●
With respect to the Non-Serviced Pari Passu Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

●
The WFRBS 2012-C8 Master Servicer and WFRBS 2012-C8 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

Prospective investors are encouraged to review the full provisions of the WFRBS 2012-C8 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in California, New York and Texas, and representing approximately 19.7%, 19.4% and 14.4% respectively, of the Cut-off Date Pool Balance by allocated loan amount, which are general in nature.  The following summaries and the discussion of in the accompanying prospectus do not purport to reflect all the laws applicable to the Mortgage Loans.  The summaries are qualified in the entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.  On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).  Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse door of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.  The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 A.M. and 4 P.M. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two (2) years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor and any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property exceeds the foreclosure sale price.

Other Aspects

Please see the discussion under “Certain Legal Aspects of Mortgage Loans and Leases” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Offered Certificates.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the Offered Certificates, Sidley Austin LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the Pooling and Servicing Agreement, and any intercreditor agreement and any amendments thereto, and the continued qualification of the REMICs formed under the WFRBS 2012-C8 Pooling and Servicing Agreement and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III (each, a “REMIC Pool”) will qualify as a REMIC under the Code.

In addition, on the Closing Date, Sidley Austin LLP, special counsel to the Depositor, will deliver its opinion that, the portions of the assets of the Trust Fund consisting of (i) the Excess Interest and the Excess Interest Distribution Account, and (ii) the Class A-FX regular interest, the Class A-FX/A-FL distribution account and the swap contract will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (the “Grantor Trust”).  Accordingly, (a) the Class V Certificates will evidence undivided beneficial interests in the portion of the Grantor Trust in clause (i) above, (b) the Class A-FL Certificates will evidence undivided beneficial interests in the swap contract and their percentage interest in the Class A-FX regular interest and the proceeds thereof in the related sub-account of the Class A-FX/A-FL distribution account, and (c) the Class A-FX Certificates will evidence undivided beneficial interests in their percentage interest in the Class A-FX regular interest and proceeds thereof in the related sub-account of the Class A-FX/A-FL distribution account.

The assets of REMIC I will generally include—

●	the Mortgage Loans (exclusive of the Excess Interest),

●	any REO Properties acquired on behalf of the Certificateholders,

●	the Collection Account maintained by the Master Servicer,

●	the REO Account maintained by the Special Servicer, and

●	the Distribution Account and Interest Reserve Account.

For federal income tax purposes,

●	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

●	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

●
the Class A-1, A-2, A-3, A-SB, A-S, B, C, D, E, F and G Certificates and the Class A-FX regular interest will evidence the ownership of regular interests in, and will generally be treated as debt obligations of, REMIC III,

●
the Class X-A Certificates will evidence the ownership of six regular interests in REMIC III, each one corresponding to one of the components of the Class X-A Certificates’ notional amount, and the Class X-A Certificates will generally be treated as debt obligations of, REMIC III,

●
the Class X-B Certificates will evidence the ownership of one regular interest in REMIC III, corresponding to the component comprising the Class X-B Certificates’ notional amount, and the Class X-B Certificates will generally be treated as debt obligations of, REMIC III, and

●	the Class R Certificates will evidence ownership of the sole Class of residual interests in each of REMIC I, REMIC II and REMIC III.

If the Trust Fund fails to comply with the ongoing requirements of the Code for REMIC status, a REMIC Pool may lose its REMIC status.  If so, the Trust Fund may become taxable as a corporation, and the Offered Certificates may not be given the tax treatment summarized below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of the Trust’s income for the period in which the requirements for REMIC status are not satisfied.  The Pooling and Servicing Agreement will include provisions designed to maintain the status of each REMIC Pool as a REMIC under the Code.

For purposes of the tax discussions below under “—Characterization of Investments in Offered Certificates,” under “—Discount and Premium; Prepayment Consideration” and for the avoidance of doubt, except as otherwise indicated.

Characterization of Investments in Offered Certificates

Except to the extent noted below, Offered Certificates held by a real estate investment trust (“REIT”) will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated.  In addition, interest, including original issue discount, if any, on Offered Certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Code to the extent that those Certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

Most of the Mortgage Loans to be included in the Trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code.  Consequently, in general, it appears that the Offered Certificates will be treated as assets qualifying under that section to only a limited extent.  Accordingly, investment in the Offered Certificates may not be suitable for a thrift institution seeking to be treated as a “domestic building and loan association” under section 7701(a)(19)(C) of the Code.  The Offered Certificates will be treated as “qualified mortgages” for another REMIC under section 860G(a)(3)(C) of the Code.

To the extent an Offered Certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Therefore:

●	a portion of that Certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

●	a portion of that Certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

●	the interest on that Certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

In addition, most of the Mortgage Loans that we intend to include in the Trust contain defeasance provisions under which the lender may release its lien on the collateral securing the Mortgage Loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities.  Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied.  In order for the Mortgage Loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)
the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a Mortgage Loan, regardless of whether the foregoing conditions were satisfied, that Mortgage Loan would not be treated as a “loan secured by an interest in real property” or a “real estate asset” and interest on that loan would not constitute “interest on obligations secured by real property” for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Code, respectively.

Discount and Premium; Prepayment Consideration

The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things,

REMIC regular interests.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your Offered Certificates.

For federal income tax reporting purposes, we anticipate that the Class    ,    ,     and Certificates will be treated as having been issued with a de minimis amount of original issue discount and that the Class     ,    ,     and     Certificates will be issued at a premium.  Whether any holder of these Classes of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on the Certificateholder’s purchase price and the payments remaining to be made on the Certificate at the time of its acquisition by the Certificateholder.  If you acquire an interest in any Class of Offered Certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the Certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

●	no mortgage loan in the Trust will otherwise be prepaid prior to maturity except that each Mortgage Loan with an Anticipated Repayment Date is assumed to repay in full on that date, and

●	there will be no extension of maturity for any Mortgage Loan in the Trust.

For a more detailed discussion of the federal income tax aspects of investing in the Offered Certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus.

Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be paid on the Offered Certificates as and to the extent described in this free writing prospectus.  It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of a Class of Offered Certificates entitled to that amount.  For federal income tax reporting purposes, the tax administrator will report Prepayment Premiums or Yield Maintenance Charges as income to the holders of a Class of Offered Certificates entitled thereto only after the applicable Master Servicer’s actual receipt of those amounts.  The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on the Offered Certificates and that the taxable income be reported based on the projected constant yield to maturity of the Offered Certificates.  Therefore, the projected Prepayment Premiums and Yield Maintenance Charges would be included prior to their actual receipt by holders of the Offered Certificates.  If the projected Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the holder of an Offered Certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received.  Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain.  However, the correct characterization of the income is not entirely clear.  We recommend you consult your own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates, see “Material Federal Income Tax Consequences—REMICs” in the accompanying prospectus.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this free writing prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.  For further information regarding state and other tax consequences of investing in the Offered Certificates, see “State and Other Tax Consequences” in the accompanying prospectus.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose requirements on any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA (“ERISA Plan”) or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Code, including any individual retirement account or Keogh Plan (collectively, with an ERISA Plan, a “Plan”).  ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.  Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and Section 4975 of the Code.  However, such Plans may be subject to similar provisions of applicable federal, state or local law.

Plan Assets

The U.S. Department of Labor (“DOL”) has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning what constitutes the assets of a Plan.  That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.  Under the terms of the regulation, if the assets of the Trust were deemed to constitute plan assets by reason of a Plan’s investment in Offered Certificates, such plan assets would include an undivided interest in the Mortgage Loans and any other assets of the Trust.

The Depositor, the underwriters, the Master Servicer, the Special Servicer and certain of their respective affiliates might be considered or might become Parties in Interest with respect to investing Plans.  Moreover, the Trustee, the Certificate Administrator, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the Trust, or certain of their respective affiliates, might be considered Parties in Interest with respect to investing Plans.  In the absence of an applicable Exemption, “prohibited transactions” within the meaning of ERISA and Section 4975 of the Code could arise if Offered Certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975 of the Code (a “Party in Interest”).

In addition, an insurance company proposing to acquire or hold Offered Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance.  See “—Insurance Company General Accounts” below.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the Offered Certificates, the DOL has granted substantially identical Exemptions to the predecessors of Wells Fargo Securities, LLC and RBS Securities Inc. (formerly known as Greenwich Capital Markets Inc.).  The Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

●	the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts; and

●	transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The assets covered by the Exemption include mortgage loans such as the Mortgage Loans and fractional undivided interests in such loans.

The Exemption as applicable to the Offered Certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

●
the acquisition of the Offered Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●
the Offered Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody’s, S&P, Fitch, DBRS, Inc. (“DBRS”) or DBRS Limited;

●	the Trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

●
the sum of all payments made to and retained by the underwriters in connection with the distribution of the Offered Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by us in consideration of our assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Certificate Administrator, tax administrator, the Trustee, the Master Servicers, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

●	the Plan investing in the Certificates must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Exemption does not apply to Plans sponsored by any member of the Restricted Group.

We expect that the third general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating purchasing any of the Offered Certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such Certificates.  A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

●	the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust;

●	the Plan’s investment in each Class of Certificates does not exceed 25% of all of the Certificates outstanding of that Class at the time of the acquisition;

●
immediately after the acquisition, no more than 25% of the assets of the Plan are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

●
in connection with the acquisition of Certificates in the initial offering, at least 50% of each Class of Certificates in which Plans invest and of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group; and

●	the Plan is not sponsored by a member of the Restricted Group.

Before purchasing any of the Offered Certificates, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute “securities” for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of other prohibited transaction Exemptions.

“Restricted Group” means, collectively, the following persons and entities—the Trustee, the Exemption-Favored Parties, us, the Master Servicer, the Special Servicer, any sub-servicers, the swap counterparty, any other person considered a “sponsor” under the Exemption, each borrower, if any, with respect to Mortgage Loans constituting more than 5.0% of the Cut-off Date Pool Balance, and any and all affiliates of any of the aforementioned persons.

“Exemption” means PTE 96-22 issued to a predecessor of Wells Fargo Securities, LLC and PTE 90-59 issued to RBS Securities Inc. (formerly known as Greenwich Capital Markets Inc.), each as subsequently amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-5 and as may be subsequently amended after the Closing Date.

“Exemption-Favored Party” means any of the following—

●	Wells Fargo Securities, LLC,

●	RBS Securities Inc.,

●	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wells Fargo Securities, LLC or RBS Securities Inc., and

●
any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular Class of the Offered Certificates.

“PTE” means prohibited transaction exemption.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract).  Any investor that is an insurance company using the assets of an insurance company general account should note that under Section 401(c) of ERISA and regulations issued thereunder, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as “plan assets” of such Plans.  Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account.  Insurance companies contemplating the investment of general account assets in any Class of Certificates that is not rated at least “BBB-” (or the respective equivalent) by at least one of Moody’s, S&P, Fitch or DBRS at the time of purchase should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any Offered Certificate with “plan assets” of a Plan will be deemed to have represented and warranted to us, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Exemption or will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject us, the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such Certificates is an “insurance company general account”, as defined in DOL Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.  A fiduciary of a governmental plan or church plan not subject to ERISA or Section 4975 of the Code should make its own determination as to the need for and the availability of any exemptive relief under any applicable federal, state or local law.

Any sale of Offered Certificates to a Plan does not constitute any representation or warranty by the Depositor, any borrower, the Trustee, the Certificate Administrator, the Special Servicer or the Master Servicer or any underwriter that an investment in the Offered Certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

No Class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

Except as regards their status under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a Class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Market Considerations and Limited Liquidity”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

See “Legal Investment” in the accompanying prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

RATINGS

It is a condition to their issuance that the respective Classes of Offered Certificates receive at least the following ratings from Fitch and Moody’s (collectively, the “Rating Agencies”).
Class	Fitch	Moody’s
A-1	AAA(sf)	Aaa(sf)
A-2	AAA(sf)	Aaa(sf)
A-3	AAA(sf)	Aaa(sf)
A-SB	AAA(sf)	Aaa(sf)
A-S	AAA(sf)	Aaa(sf)
B	AA-(sf)	Aa3(sf)
C	A-(sf)	A3(sf)

The ratings on the Offered Certificates address the likelihood of—

●	the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

●	the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in October 2045, which is the “Rated Final Distribution Date”.

The ratings on the Offered Certificates take into consideration—

●	the credit quality of the Mortgage Loans,

●	structural and legal aspects associated with the Offered Certificates, and

●	the extent to which the payment stream from the Mortgage Loans is adequate to make distributions of interest and principal required under the Offered Certificates.

The ratings on the respective Classes of Offered Certificates do not represent any assessment of—

●	the tax attributes of the Offered Certificates or of the Trust Fund,

●	whether or to what extent prepayments of principal may be received on the Mortgage Loans,

•	the likelihood or frequency of prepayments of principal on the Mortgage Loans,

•	the degree to which the amount or frequency of prepayments of principal on the Mortgage Loans might differ from those originally anticipated,

●
whether or to what extent the interest distributable on any Class of Offered Certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

●	whether and to what extent Default Interest will be received.

A security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the Mortgage Loans.  In general, the ratings on the Offered Certificates address credit risk and not prepayment risk.  In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses.  In the event that holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such Certificates.

Additionally, other NRSROs that we have not engaged to rate the Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Certificates relying on information they receive pursuant to Rule 17g-5.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by Fitch or Moody’s.  The issuance of unsolicited ratings of one or more Classes of the Certificates that are lower than the ratings assigned by the Fitch or Moody’s may adversely impact the liquidity, market value and regulatory characteristics of that Class of Certificates.  As part of the process of obtaining ratings for the Certificates, the Depositor had initial discussions with and submitted certain materials to Fitch, Kroll Bond Rating Agency, Inc., Moody’s, S&P, DBRS and Morningstar.  Based on preliminary feedback from those six (6) NRSROs at that time, the Depositor hired Fitch and Moody’s to rate the Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Certificates.  Had the Depositor selected such other NRSROs to rate the Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Neither the Depositor nor any other person or entity will have any duty to notify you if any such other NRSRO issues, or delivers notice of its intention to issue, unsolicited ratings on one or more Classes of Certificates after the date of this free writing prospectus.  In no event will ratings confirmation from any such other NRSRO be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the Pooling and Servicing Agreement.

Furthermore, the SEC may determine that any or all of Fitch and Moody’s no longer qualifies as an NRSRO, or is no longer qualified to rate the Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Certificates.

On or before the Closing Date, the Depositor will prepay fees for ongoing ratings surveillance to each of Fitch and Moody’s, and anticipates that they will perform ratings surveillance with respect to their ratings of the Offered Certificates for as long as the Offered Certificates remain outstanding.  However, the Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance, and either Rating Agency may cease to perform ratings surveillance on one or more Classes of Offered Certificates if the information furnished to that Rating Agency is insufficient to allow it to continue to perform ratings surveillance.

For additional information, please see “Ratings” in the accompanying prospectus.

INDEX OF DEFINED TERMS

		Certificates	188
1		Class	188
		Class A-SB Planned Principal Balance	201
100 Church Street Intercreditor		Clearstream	41, 193
Agreement	125	Closing Date	152
100 Church Street Loan Combination	125	Code	148
100 Church Street Loan Combination		Collection Account	287
Interested Person	128	Collective Consultation Period	266
100 Church Street Mortgage Loan	125	Control-Eligible Certificates	198
100 Church Street Mortgaged Property	125	Corrected Mortgage Loan	250
100 Church Street Pari Passu		CPR	241
Companion Loan	125	CRE Loans	159
		CREFC	227
2		CREFC Reports	227
		Custodian	178
2010 PD Amending Directive	ix	Cut-off Date	109
2011 Wells CMS Assessment	182	Cut-off Date Pool Balance	109
2011 Wells Corporate Trust		Cut-off Date Principal Balance	109
Assessment	179
		D
3
		DBRS	311
30/360 Basis	116	Default Interest	148
		Defaulted Mortgage Loan	198
A		Depositor	151
		Designated Sub-Servicer	302
Acceptable Insurance Default	275	Designated Trust Advisor Expenses	212
Actual/360 Basis	115	Dexia	161
Additional Servicer	301	Disclosable Special Servicer Fees	254
Additional Trust Fund Expense	209	Discount Rate	204
Administrative Fee Rate	197	Distribution Account	190
Adverse REMIC Event	149	Distribution Date Statement	222
ALTA	165	DOL	310
Anticipated Repayment Date	115, 124	DTC	41
Appraisal Reduction Amount	284	Due Date	114
Appraisal Trigger Event	286
Appraisal-Reduced Interest Amount	207	E
ARD Loan	115, 124
Assessment of Compliance	302	EDGAR	228
Assumption Application Fees	257	EEA	viii
Assumption Fees	257	ERISA	310
Attestation Report	302	ERISA Plan	310
Authorized Collection Account		EU Prospectus Directive	viii
Withdrawal	287	Euroclear	41, 193
Available Distribution Amount	202	Excess Interest	125, 190
		Exchange Act	160
B		Exemption	312
		Exemption-Favored Party	312
Base Interest Fraction	203
Building B Parcel	120	F

C		FDIC	67, 183
		FEMA	133
Certificate Administrator	178	FIEL	ix
Certificateholder	188	Final Asset Status Report	264

Fitch	181	N
FSMA	ix
Fund	183	Net Aggregate Prepayment Interest
		Shortfall	194
G		Non-Serviced Loan Combination	125
		Non-Serviced Pari Passu Companion
Government Securities	116	Loan	109, 125
Grantor Trust	306	Non-Serviced Pari Passu Mortgage
		Loan	109, 125
H		NRSRO	226
		NRSRO Certification	226
High Net Worth Companies,
Unincorporated Associations, Etc	ix	O

I		OCC	152
		Offered Certificates	188
Initial Rate	116, 124	Offsetting Modification Fees	257
Inland American	134	Originator	160
Interest Reserve Account	192	Originators	152
Interested Person	291
Investor Certification	227	P
Investor Q&A Forum	225
Investor Registry	225	P&I	181
Issuing Entity	151	Pari Passu Companion Loan	109
		Pari Passu Mortgage Loan	109
J		Participants	193
		Party in Interest	310
JDH Capital	134	PCR	165
JDSU Campus Property	120	Permitted Investments	191
		Permitted Special Servicer/Affiliate
L		Fees	254
		PL	142, 155
Ladder Capital Group	168	Plan	310
Ladder Holdings	168	PLIRP	141
LCF	168	PML	142, 155
LCF Mortgage Loans	168	Pooling and Servicing Agreement	247
Lennar	183	PPA	181
LIBOR Business Day	196	Prepayment Interest Excess	194
Loan Combination	109	Prepayment Interest Shortfall	194
Lock-out Period	116	Prepayment Premium	204
Loss of Value Payment	148	Principal Balance Certificates	189
LUST	141	Principal Distribution Amount	197
		Privileged Information	269
M		Privileged Person	226
		PTCE 95-60	313
Majority Subordinate Certificateholder	265	PTE	312
Master Servicer	179	Purchase Price	148
Material Action	281
Modification Fees	257	Q
Moody’s	181
Morningstar	181	Qualified Insurer	276
Mortgage Loan	109	Qualified Replacement Special Servicer	274
Mortgage Loan Purchase Agreement	145
Mortgage Loan Sellers	152	R
Mortgage Loans	109
Mortgage Pass-Through Rate	196	Rated Final Distribution Date	314
Mortgage Pool	109	Rating Agencies	314
Mortgaged Property	109	Rating Agency Confirmation	294
		RCM	183

Realized Losses	208	TIA Applicability Determination	231
Recovered Interest Amounts	195	TriMont	184
Regulation AB	110, 302	Trust	151
REIT	134, 308	Trust Advisor	184
Relevant Member State	viii	Trust Advisor Expenses	211
Relevant Persons	ix	Trust Fund	109
REMIC Pool	306	Trustee	177
REO Account	291
REO Mortgage Loan	251	U
REO Property	188
Requesting Party	293	U.S. Bank	177
Required Claims-Paying Ratings	276	UCC	182
Restricted Group	312	UPB	181
Revised Rate	116, 124	UST	141
Rialto	183
Rule 15Ga-1	160	W
Rule 17g-5	214
Rule 17g-5 Information Provider	294	WAC Rate	196
Rule 17g-5 Information Provider’s		Wachovia	179
Website	295	Wachovia Bank	152
		Wells Fargo Bank	152, 178
S		Wells Fargo Bank Data Tape	158
		Wells Fargo Bank Deal Team	157
SEC	150	WFRBS 2012-C8	109
Securities Act	110	WFRBS 2012-C8 Certificate
SEL	142, 155	Administrator	109
Senior Consultation Period	266	WFRBS 2012-C8 Depositor	109
Servicer Termination Event	295	WFRBS 2012-C8 Majority Subordinate
Servicing Advances	259	Certificateholder	128
Servicing Function Participant	302	WFRBS 2012-C8 Master Servicer	109, 303
Servicing Standard	247	WFRBS 2012-C8 Pooling and Servicing
Servicing Transfer Event	249	Agreement	109, 303
SMMEA	313	WFRBS 2012-C8 Special Servicer	109
Special Servicer	183	WFRBS 2012-C8 Trust Advisor	109
Specially Serviced Mortgage Loan	249	WFRBS 2012-C8 Trustee	109
Sponsor	152	Workout Fee Projected Amount	253
Subordinate Class Representative	265
Subordinate Control Period	265	Y
Sub-Servicing Entity	296
		Yield Maintenance Charge	204
T		Yield Maintenance Discount Rate	118
		YM Group A	203
The Royal Bank of Scotland	161	YM Group B	203
The Royal Bank of Scotland Data Tape	166	YM Groups	203
The Royal Bank of Scotland Deal Team	166	YTD	181
TIA	230

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-1

Certain Characteristics of the Mortgage Loans
and Mortgaged Properties

A-1-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated
1	Westside Pavilion	WFB		10740-10900 West Pico Boulevard	Los Angeles	CA	90064	Retail	Regional Mall	1985	2007
2	Starwood Capital Hotel Portfolio	WFB		Various	Various	Various	Various	Hospitality	Various	Various
2.01	Courtyard Marriott - Tyler, TX	WFB		7424 South Broadway Avenue	Tyler	TX	75703	Hospitality	Full Service	2010
2.02	Holiday Inn - Arlington, TX	WFB		1311 Wet N Wild Way	Arlington	TX	76011	Hospitality	Full Service	2008
2.03	Courtyard Marriott - Lufkin, TX	WFB		2130 South First Street	Lufkin	TX	75901	Hospitality	Full Service	2009
2.04	Hampton Inn & Suites - Waco, TX	WFB		2501 Marketplace Drive	Waco	TX	76711	Hospitality	Limited Service	2008
2.05	Hampton Inn & Suites - Longview, TX	WFB		3044 North Eastman Road	Longview	TX	75605	Hospitality	Limited Service	2008
2.06	Courtyard Marriott - Wichita Falls, TX	WFB		3800 Tarry Street	Wichita Falls	TX	76308	Hospitality	Full Service	2009
2.07	Holiday Inn Express - Tyler, TX	WFB		2421 East Southeast Loop 323	Tyler	TX	75701	Hospitality	Limited Service	2000
2.08	Holiday Inn Express - Huntsville, TX	WFB		148 Interstate Highway 45 South	Huntsville	TX	77340	Hospitality	Limited Service	2008
2.09	Holiday Inn Express - Paris, TX	WFB		3025 Northeast Loop 286	Paris	TX	75460	Hospitality	Limited Service	2009
2.10	Hampton Inn & Suites - Buda, TX	WFB		1201 Cabelas Drive	Buda	TX	78610	Hospitality	Limited Service	2008
2.11	Hampton Inn - Sweetwater, TX	WFB		302 Southeast Georgia Avenue	Sweetwater	TX	79556	Hospitality	Limited Service	2009
2.12	Candlewood Suites - Texarkana, TX	WFB		2901 South Cowhorn Creek Loop	Texarkana	TX	75503	Hospitality	Limited Service	2009
2.13	Holiday Inn Express - Texarkana, AR	WFB		5210 Crossroads Parkway	Texarkana	AR	71854	Hospitality	Limited Service	2009
2.14	Hampton Inn & Suites - Decatur, TX	WFB		110 South Highway 287	Decatur	TX	76234	Hospitality	Limited Service	2008
2.15	Holiday Inn Express - Terrell, TX	WFB		300 Tanger Drive	Terrell	TX	75160	Hospitality	Limited Service	2007
2.16	Holiday Inn Express - Altus, OK	WFB		2812 East Broadway Street	Altus	OK	73521	Hospitality	Limited Service	2008
2.17	Comfort Suites - Buda, TX	WFB		15295 South Interstate Highway 35	Buda	TX	78610	Hospitality	Limited Service	2009
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB		175 Alford Drive	Weatherford	TX	76087	Hospitality	Limited Service	2009
2.19	Comfort Inn & Suites - Paris, TX	WFB		3035 Northeast Loop 286	Paris	TX	75460	Hospitality	Limited Service	2009
2.20	Country Inn & Suites - Humble, TX	WFB		20611 Highway 59 North	Humble	TX	77338	Hospitality	Limited Service	2001
3	Trump Tower Commercial Condominium	LCF		725 Fifth Avenue	New York	NY	10022	Office	CBD	1983
4	100 Church Street	WFB		100 Church Street	New York	NY	10007	Office	CBD	1958	2012
5	Cole Retail 12 Portfolio	RBS		Various	Various	Various	Various	Various	Various	Various
5.01	FedEx - Baton Rouge, LA	RBS		11855 North Harrells Ferry Road	Baton Rouge	LA	70816	Industrial	Flex	2008
5.02	LA Fitness - West Chester, OH	RBS		7730 Dudley Drive	West Chester	OH	45069	Retail	Single Tenant	2009
5.03	Walgreens - Olivette, MO	RBS		9395 Olive Boulevard	Olivette	MO	63132	Retail	Single Tenant	2001
5.04	Walgreens - Seattle, WA	RBS		9456 16th Avenue Southwest	Seattle	WA	98106	Retail	Single Tenant	2002
5.05	Walgreens - Columbia, MO	RBS		222 East Broadway	Columbia	MO	65201	Retail	Single Tenant	2002
5.06	La-Z-Boy - Newington, CT	RBS		3050 Berlin Turnpike	Newington	CT	06111	Retail	Single Tenant	2006
5.07	CVS - Azle, TX	RBS		460 Northwest Parkway	Azle	TX	76020	Retail	Single Tenant	2008
5.08	Walgreens - Jacksonville, FL	RBS		866 Dunn Avenue	Jacksonville	FL	32218	Retail	Single Tenant	2001
5.09	Walgreens - Crossville, TN	RBS		82 Elmore Road	Crossville	TN	38555	Retail	Single Tenant	2001
5.1	Walgreens - Columbus, MS	RBS		1728 Highway 45 North	Columbus	MS	39705	Retail	Single Tenant	2004
5.11	Office Depot - Balcones Heights, TX	RBS		150 North Crossroads Boulevard	Balcones Heights	TX	78201	Retail	Single Tenant	2009
5.12	CVS - Fairview Township, PA	RBS		560 Old York Road	Fairview Township	PA	17070	Retail	Single Tenant	2007
6	Somerset Shoppes	LCF		8903 Glades Road	Boca Raton	FL	33434	Retail	Anchored	1987
7	Rockville Corporate Center	LCF		15 and 45 West Gude Drive	Rockville	MD	20850	Office	Suburban	1986	2011
8	NTP Portfolio	RBS		Various	Various	Various	Various	Various	Various	Various	Various
8.01	JDSU Campus	RBS		2789 Northpoint Parkway	Santa Rosa	CA	95407	Industrial	Flex	1978, 1984, 1995	2006
8.02	Patriot Tower	RBS		101 Gateway Centre Parkway	Richmond	VA	23235	Office	Suburban	1989	2007
8.03	Pioneer Park	RBS		9415 Pioneer Avenue	Charlotte	NC	28273	Industrial	Flex	1960	2008
9	Columbia SC Hotel Portfolio	RBS		Various	Columbia	SC	Various	Hospitality	Various	Various	Various
9.01	Holiday Inn Columbia Hotel	RBS		8105 Two Notch Road	Columbia	SC	29223	Hospitality	Full Service	1986	2008
9.02	Sheraton Columbia Hotel	RBS		1400 Main Street	Columbia	SC	29201	Hospitality	Full Service	1913	2008
9.03	Holiday Inn Express Columbia Hotel	RBS		7329 Garners Ferry Road	Columbia	SC	29209	Hospitality	Limited Service	2007
10	CMC Hotel Portfolio	RBS		Various	Various	NC	Various	Hospitality	Limited Service	Various
10.01	Fairfield Inn & Suites	RBS		10040 Sellona Street	Raleigh	NC	27617	Hospitality	Limited Service	2010
10.02	SpringHill Suites	RBS		5310 McFarland Drive	Durham	NC	27707	Hospitality	Limited Service	2010
10.03	TownePlace Suites	RBS		305 Eastwood Road	Wilmington	NC	28403	Hospitality	Limited Service	2008
11	Rooney Ranch	WFB		10509-10825 North Oracle Road	Oro Valley	AZ	85737	Retail	Anchored	2000
12	Southeast Grocery Portfolio	LCF		Various	Various	Various	Various	Retail	Anchored	Various	Various
12.01	Shoppes at Heritage Oaks	LCF		4578 Southwest Heritage Oaks Circle	Lake City	FL	32024	Retail	Anchored	2008
12.02	Dawsonville Town Center	LCF		25 Main Street	Dawsonville	GA	30534	Retail	Anchored	2008
12.03	New Hope Crossing	LCF		3670 South New Hope Road	Gastonia	NC	28056	Retail	Anchored	2007
12.04	Forsyth Commons	LCF		101-111 North Prince Street	Americus	GA	31709	Retail	Anchored	1969	2007
12.05	Folkston Shopping Center	LCF		815 Second Street South	Folkston	GA	31537	Retail	Anchored	1982
12.06	Valdosta Commons	LCF		415 North Irwin Avenue	Ocilla	GA	31774	Retail	Anchored	2008
13	The Pavilion at La Quinta	LCF		79024-79234 Highway 111	La Quinta	CA	92253	Retail	Anchored	2006
14	Hilton Garden Inn - Melville	RBS		1575 Round Swamp Road	Plainview	NY	11803	Hospitality	Limited Service	2008
15	Duane Reade on Fulton	LCF		384-390 Fulton Street	Brooklyn	NY	11201	Retail	Anchored	1925, 1950
16	5th & Lamar	LCF		1011 West 5th Street	Austin	TX	78703	Mixed Use	Office/Retail	2009
17	The Walker Building	LCF		734 15th Street NW	Washington	DC	20005	Office	CBD	1930	1983
18	1024-1036 Lincoln Road	WFB		1024-1036 Lincoln Road	Miami Beach	FL	33139	Retail	Unanchored	1936
19	CitiWide Storage	RBS		45-55 Pearson Street	Long Island City	NY	11101	Self Storage	Self Storage	1924	2004
20	Wards Crossing West	LCF		120, 225 and 475 Simons Run	Lynchburg	VA	24502	Retail	Anchored	2006
21	BJ’s Ritchie Station	LCF		1781 Ritchie Station Court	Capitol Heights	MD	20743	Retail	Single Tenant	2010
22	One Corporate Center 1 & 3	LCF		7300 and 7401 Metro Boulevard	Edina	MN	55439	Office	Suburban	1978
23	Southlake Marketplace	LCF		2001-2225 West Southlake Boulevard	Southlake	TX	76092	Retail	Anchored	1994, 1996, 2000
24	White Lake Marketplace Shopping Center	LCF		9050 Highland Road	White Lake Township	MI	48386	Retail	Anchored	1999	2012
25	600 East Broad	RBS		600 East Broad Street	Richmond	VA	23219	Office	CBD	1982
26	Diamond Forest Apartments	LCF		23140 Halsted Road	Farmington Hills	MI	48335	Multifamily	Garden	1985-1986
27	Belle Foods Portfolio	WFB		Various	Various	Various	Various	Retail	Various	Various
27.01	Food World - Alabaster	WFB		509 Highway 119 South	Alabaster	AL	35007	Retail	Anchored	1985
27.02	Piggly Wiggly - Albany	WFB		2826 Meredyth Drive	Albany	GA	31707	Retail	Single Tenant	1992
27.03	Piggly Wiggly - Milledgeville	WFB		1310 North Columbia Street	Milledgeville	GA	31061	Retail	Anchored	1994
27.04	Food World - Enterprise	WFB		1032 A Boll Weevil Circle	Enterprise	AL	36330	Retail	Anchored	1987
27.05	Food World - Troy	WFB		1327 South Brundidge Street	Troy	AL	36081	Retail	Anchored	1984
27.06	Food World - Muscle Shoals	WFB		3413 Woodward Avenue	Muscle Shoals	AL	35661	Retail	Shadow Anchored	1982
27.07	Piggly Wiggly - Brewton	WFB		1900 Douglas Avenue	Brewton	AL	36426	Retail	Anchored	1990
27.08	Food World - Atmore	WFB		161 Lindberg Avenue	Atmore	AL	36502	Retail	Single Tenant	1990
27.09	Piggly Wiggly - Luverne	WFB		1297 South Forest Avenue	Luverne	AL	36049	Retail	Single Tenant	1992
28	Hilton Garden Inn Summit	RBS		9850 Park Plaza Avenue	Louisville	KY	40241	Hospitality	Limited Service	2008
29	Crossways Shopping Center	RBS		1589 Crossways Boulevard	Chesapeake	VA	23320	Retail	Anchored	1991	1997
30	Hilton Garden Inn - Franklin Cool Springs	WFB		9150 Carothers Parkway	Franklin	TN	37067	Hospitality	Limited Service	2009
31	Pecan Creek & Glen Knoll MHCs	LCF		Various	Various	TX	Various	Manufactured Housing Community	Manufactured Housing Community	Various
31.01	Pecan Creek MHC	LCF		2601 South Mayhill Road	Denton	TX	76208	Manufactured Housing Community	Manufactured Housing Community	1980
31.02	Glen Knoll MHC	LCF		64 Glen Knoll Drive	Wylie	TX	75098	Manufactured Housing Community	Manufactured Housing Community	1990
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB		Various	Pembroke Pines	FL	33026	Retail	Anchored	Various
32.01	Pines Plaza	WFB		11330 Pines Boulevard	Pembroke Pines	FL	33026	Retail	Anchored	1984
32.02	Pembroke Lakes Shopping Center	WFB		11251 Pines Boulevard	Pembroke Pines	FL	33026	Retail	Anchored	1994
33	Sterling and El Camba MHCs	LCF		Various	Lakeland	FL	33815	Manufactured Housing Community	Manufactured Housing Community	Various
33.01	Sterling MHC	LCF		7 Bridge Boulevard	Lakeland	FL	33815	Manufactured Housing Community	Manufactured Housing Community	1965
33.02	El Camba MHC	LCF		1841 George Jenkins Boulevard	Lakeland	FL	33815	Manufactured Housing Community	Manufactured Housing Community	1978
34	Barrington Business Park	WFB		2534-2576, 2601-2655 & 2602-2628 Barrington Court	Hayward	CA	94545	Industrial	Flex	1987
35	Academy Sports + Outdoors - Snellville	LCF	Academy Sports Portfolio	1585 Scenic Highway North	Snellville	GA	30078	Retail	Single Tenant	2011
36	Academy Sports + Outdoors - Columbia	LCF	Academy Sports Portfolio	730 Fashion Drive	Columbia	SC	29229	Retail	Single Tenant	2011
37	Woodland Park Apartments	RBS		606-637 Woodland Park Avenue	Chicago	IL	60616	Multifamily	Low Rise	1989	2012
38	Courtyard by Marriott Wilmington, DE	WFB		1102 North West Street	Wilmington	DE	19801	Hospitality	Limited Service	1967	2009
39	2145 Market Street	WFB		2145 Market Street	San Francisco	CA	94114	Retail	Anchored	1949	1999

A-1-2

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated
40	Renaissance Square - NC	WFB		11183, 11221 Davinci Drive; 1111 Shiloh Church Road; 2101, 2075 Leonardo Drive	Kannapolis	NC	28036	Retail	Anchored	2008
41	Parker Station	LCF		19751 East Mainstreet	Parker	CO	80138	Mixed Use	Office/Retail	2001
42	Hilton Garden Inn - Lakeland	RBS		3839 Don Emerson Drive	Lakeland	FL	33811	Hospitality	Limited Service	2007
43	Titan Cold & Dry	WFB		6001 Snow Road	Bakersfield	CA	93308	Industrial	Cold Storage Facility	1969	1993
44	Riverview Commons	RBS		1912 Mount Gallant Road	Rock Hill	SC	29732	Retail	Anchored	2009
45	Denaro Plaza	WFB		20197 and 20199 North 67th Avenue; 6681-6685 West Beardsley Road	Glendale	AZ	85308	Mixed Use	Retail/Office	2005
46	Macon Self Storage Portfolio	RBS		Various	Macon	GA	Various	Self Storage	Self Storage	Various
46.01	Vineville Self Storage	RBS		3427 Brookdale Avenue	Macon	GA	31204	Self Storage	Self Storage	1996
46.02	Bass at Wesleyan Self Storage	RBS		5402 New Forsyth Road	Macon	GA	31210	Self Storage	Self Storage	2003
46.03	Rutland Self Storage	RBS		5590 Houston Road	Macon	GA	31216	Self Storage	Self Storage	1998
47	Spec’s Dallas	RBS		9500 North Central Expressway	Dallas	TX	75231	Retail	Single Tenant	1989	2011
48	Porterville Shopping Center	WFB		862-940 West Henderson Avenue	Porterville	CA	93257	Retail	Anchored	1988
49	National Storage Center	WFB		7500 Conde Lane	Windsor	CA	95492	Self Storage	Self Storage	1999
50	All Storage Thompson Beach	RBS		8251 North Beach Street	Fort Worth	TX	76248	Self Storage	Self Storage	2007
51	Solano Portfolio	WFB		340-350 Travis Boulevard	Fairfield	CA	94533	Mixed Use	Self Storage/Retail	2004
52	All Storage Boat Club	RBS		6355 WJ Boaz Road	Fort Worth	TX	76179	Self Storage	Self Storage	2006
53	TownePlace Suites - Newark, CA	LCF		39802 Cedar Boulevard	Newark	CA	94560	Hospitality	Extended Stay	2000
54	Lazy Hills	LCF		6202, 6232 & 6262 South Parker Road	Centennial	CO	80016	Retail	Shadow Anchored	2008
55	Shops at Julington Creek	RBS		12795 & 12807 San Jose Boulevard	Jacksonville	FL	32223	Retail	Anchored	2009
56	24 Hour Fitness Fort Worth	RBS		6000 Quebec Street	Fort Worth	TX	76135	Retail	Single Tenant	2008
57	Alafia Riverfront MHC	WFB		7801 Riverview Drive; 8763 Barcin Circle	Riverview	FL	33578	Manufactured Housing Community	Manufactured Housing Community	1984
58	Silverlake Estates MHC	LCF		1325 West Silverlake Road	Tucson	AZ	85713	Manufactured Housing Community	Manufactured Housing Community	1974
59	Padonia Park	WFB		100-114 West Padonia Road	Timonium	MD	21093	Mixed Use	Retail/Office	1978
60	SOS Storage Center	WFB		31555 Canyon Estates Drive	Lake Elsinore	CA	92532	Self Storage	Self Storage	2004
61	Plaza South Shopping Center	WFB		9400 and 9454 Del Webb Boulevard	Las Vegas	NV	89134	Retail	Anchored	1992
62	Wells Fargo - Houston	WFB		5650 Memorial Drive	Houston	TX	77007	Other	Leased Fee
63	Mini U Storage Woodbridge	WFB		13901 Smoketown Road	Woodbridge	VA	22192	Self Storage	Self Storage	1999
64	Sugar Tree Shopping Center	WFB		6203-6263 Orchard Lake Road	West Bloomfield	MI	48322	Retail	Shadow Anchored	1984
65	Marketplace Shops	WFB		1625-1715 Market Place Boulevard	Cumming	GA	30041	Retail	Shadow Anchored	2001
66	CVS - Wilmington	WFB		1712 Eastwood Road	Wilmington	NC	28403	Retail	Single Tenant	2004
67	Market Central	WFB		2535 East Walnut Avenue	Dalton	GA	30721	Retail	Anchored	1994
68	Clinton River	WFB		4430 North River Road	Mt. Clemens	MI	48043	Manufactured Housing Community	Manufactured Housing Community	1973
69	The Boardwalk	WFB		6873-6931 Orchard Lake Road	West Bloomfield	MI	48322	Retail	Unanchored	1982	2011
70	Dollar General - Yulee	LCF		85077 US Highway 17	Yulee	FL	32097	Retail	Single Tenant	2012

A-1-3

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)(4)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance(4)	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date(5)	Last IO Pay Date	First P&I Pay Date(5)	Maturity Date or Anticipated Repayment Date(5)	ARD Loan Maturity Date
1	Westside Pavilion	WFB	535,448	Sq. Ft.	289	155,000,000	155,000,000	12.1%	125,174,319	N	9/6/2012	10/1/2012	10/1/2012	11/1/2012	10/1/2022
2	Starwood Capital Hotel Portfolio	WFB	1,735	Rooms	63,401	110,000,000	110,000,000	8.6%	102,766,458	N	8/29/2012	10/1/2012	9/1/2013	10/1/2013	9/1/2017
2.01	Courtyard Marriott - Tyler, TX	WFB	121	Rooms		12,615,000	12,615,000	1.0%
2.02	Holiday Inn - Arlington, TX	WFB	147	Rooms		9,925,000	9,925,000	0.8%
2.03	Courtyard Marriott - Lufkin, TX	WFB	101	Rooms		9,350,000	9,350,000	0.7%
2.04	Hampton Inn & Suites - Waco, TX	WFB	123	Rooms		8,735,000	8,735,000	0.7%
2.05	Hampton Inn & Suites - Longview, TX	WFB	91	Rooms		8,100,000	8,100,000	0.6%
2.06	Courtyard Marriott - Wichita Falls, TX	WFB	93	Rooms		7,525,000	7,525,000	0.6%
2.07	Holiday Inn Express - Tyler, TX	WFB	88	Rooms		6,200,000	6,200,000	0.5%
2.08	Holiday Inn Express - Huntsville, TX	WFB	87	Rooms		6,150,000	6,150,000	0.5%
2.09	Holiday Inn Express - Paris, TX	WFB	84	Rooms		4,750,000	4,750,000	0.4%
2.10	Hampton Inn & Suites - Buda, TX	WFB	74	Rooms		4,600,000	4,600,000	0.4%
2.11	Hampton Inn - Sweetwater, TX	WFB	72	Rooms		4,400,000	4,400,000	0.3%
2.12	Candlewood Suites - Texarkana, TX	WFB	80	Rooms		4,250,000	4,250,000	0.3%
2.13	Holiday Inn Express - Texarkana, AR	WFB	88	Rooms		4,250,000	4,250,000	0.3%
2.14	Hampton Inn & Suites - Decatur, TX	WFB	74	Rooms		4,180,000	4,180,000	0.3%
2.15	Holiday Inn Express - Terrell, TX	WFB	68	Rooms		3,975,000	3,975,000	0.3%
2.16	Holiday Inn Express - Altus, OK	WFB	68	Rooms		3,775,000	3,775,000	0.3%
2.17	Comfort Suites - Buda, TX	WFB	72	Rooms		2,650,000	2,650,000	0.2%
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB	86	Rooms		1,825,000	1,825,000	0.1%
2.19	Comfort Inn & Suites - Paris, TX	WFB	56	Rooms		1,645,000	1,645,000	0.1%
2.20	Country Inn & Suites - Humble, TX	WFB	62	Rooms		1,100,000	1,100,000	0.1%
3	Trump Tower Commercial Condominium	LCF	244,482	Sq. Ft.	409	100,000,000	100,000,000	7.8%	100,000,000	N	8/30/2012	10/6/2012	9/6/2022		9/6/2022
4	100 Church Street	WFB	1,099,455	Sq. Ft.	209	80,000,000	80,000,000	6.3%	68,648,722	N	6/15/2012	8/1/2012	7/1/2014	8/1/2014	7/1/2022
5	Cole Retail 12 Portfolio	RBS	227,464	Sq. Ft.	186	42,400,000	42,400,000	3.3%	42,400,000	Y	8/14/2012	10/1/2012	9/1/2022		9/1/2022	9/1/2042
5.01	FedEx - Baton Rouge, LA	RBS	29,400	Sq. Ft.		6,470,111	6,470,111	0.5%
5.02	LA Fitness - West Chester, OH	RBS	45,000	Sq. Ft.		5,075,178	5,075,178	0.4%
5.03	Walgreens - Olivette, MO	RBS	15,120	Sq. Ft.		4,475,654	4,475,654	0.4%
5.04	Walgreens - Seattle, WA	RBS	14,410	Sq. Ft.		3,739,605	3,739,605	0.3%
5.05	Walgreens - Columbia, MO	RBS	13,973	Sq. Ft.		3,573,401	3,573,401	0.3%
5.06	La-Z-Boy - Newington, CT	RBS	20,701	Sq. Ft.		3,324,094	3,324,094	0.3%
5.07	CVS - Azle, TX	RBS	12,900	Sq. Ft.		3,157,889	3,157,889	0.2%
5.08	Walgreens - Jacksonville, FL	RBS	15,120	Sq. Ft.		2,997,620	2,997,620	0.2%
5.09	Walgreens - Crossville, TN	RBS	15,070	Sq. Ft.		2,730,505	2,730,505	0.2%
5.1	Walgreens - Columbus, MS	RBS	14,490	Sq. Ft.		2,552,429	2,552,429	0.2%
5.11	Office Depot - Balcones Heights, TX	RBS	20,400	Sq. Ft.		2,285,314	2,285,314	0.2%
5.12	CVS - Fairview Township, PA	RBS	10,880	Sq. Ft.		2,018,200	2,018,200	0.2%
6	Somerset Shoppes	LCF	186,335	Sq. Ft.	225	42,000,000	41,955,891	3.3%	34,507,235	N	8/2/2012	9/6/2012		9/6/2012	9/6/2022
7	Rockville Corporate Center	LCF	220,539	Sq. Ft.	171	37,800,000	37,800,000	3.0%	31,939,242	N	5/2/2012	6/6/2012	11/6/2013	12/6/2013	5/6/2022
8	NTP Portfolio	RBS	629,508	Sq. Ft.	59	37,250,000	37,250,000	2.9%	30,466,326	N	8/27/2012	10/1/2012		10/1/2012	9/1/2022
8.01	JDSU Campus	RBS	263,818	Sq. Ft.		20,497,670	20,497,670	1.6%
8.02	Patriot Tower	RBS	124,100	Sq. Ft.		10,700,000	10,700,000	0.8%
8.03	Pioneer Park	RBS	241,590	Sq. Ft.		6,052,330	6,052,330	0.5%
9	Columbia SC Hotel Portfolio	RBS	416	Rooms	74,519	31,000,000	31,000,000	2.4%	23,472,888	N	8/10/2012	10/1/2012		10/1/2012	9/1/2022
9.01	Holiday Inn Columbia Hotel	RBS	181	Rooms		13,000,000	13,000,000	1.0%
9.02	Sheraton Columbia Hotel	RBS	135	Rooms		10,000,000	10,000,000	0.8%
9.03	Holiday Inn Express Columbia Hotel	RBS	100	Rooms		8,000,000	8,000,000	0.6%
10	CMC Hotel Portfolio	RBS	369	Rooms	83,198	30,700,000	30,700,000	2.4%	23,112,733	N	8/16/2012	10/1/2012		10/1/2012	9/1/2022
10.01	Fairfield Inn & Suites	RBS	128	Rooms		11,980,000	11,980,000	0.9%
10.02	SpringHill Suites	RBS	130	Rooms		11,050,000	11,050,000	0.9%
10.03	TownePlace Suites	RBS	111	Rooms		7,670,000	7,670,000	0.6%
11	Rooney Ranch	WFB	212,529	Sq. Ft.	133	28,250,000	28,250,000	2.2%	24,313,210	N	7/18/2012	9/1/2012	8/1/2014	9/1/2014	8/1/2022
12	Southeast Grocery Portfolio	LCF	316,006	Sq. Ft.	79	25,150,000	25,047,617	2.0%	22,713,467	N	5/31/2012	7/6/2012		7/6/2012	6/6/2017
12.01	Shoppes at Heritage Oaks	LCF	59,308	Sq. Ft.		6,125,000	6,100,066	0.5%
12.02	Dawsonville Town Center	LCF	54,928	Sq. Ft.		5,700,000	5,676,796	0.4%
12.03	New Hope Crossing	LCF	51,728	Sq. Ft.		4,375,000	4,357,190	0.3%
12.04	Forsyth Commons	LCF	52,379	Sq. Ft.		3,775,000	3,759,632	0.3%
12.05	Folkston Shopping Center	LCF	62,679	Sq. Ft.		2,625,000	2,614,314	0.2%
12.06	Valdosta Commons	LCF	34,984	Sq. Ft.		2,550,000	2,539,619	0.2%
13	The Pavilion at La Quinta	LCF	161,543	Sq. Ft.	150	24,200,000	24,200,000	1.9%	22,173,080	Y	5/11/2012	7/6/2012	6/6/2017	7/6/2017	6/6/2022	6/6/2037
14	Hilton Garden Inn - Melville	RBS	178	Rooms	134,831	24,000,000	24,000,000	1.9%	19,689,618	N	8/30/2012	10/1/2012		10/1/2012	9/1/2022
15	Duane Reade on Fulton	LCF	29,904	Sq. Ft.	786	23,500,000	23,500,000	1.8%	19,811,992	N	6/11/2012	8/6/2012	7/6/2013	8/6/2013	7/6/2022
16	5th & Lamar	LCF	87,092	Sq. Ft.	263	23,000,000	22,919,771	1.8%	18,783,802	N	6/5/2012	7/6/2012		7/6/2012	6/6/2022
17	The Walker Building	LCF	78,514	Sq. Ft.	273	21,500,000	21,453,668	1.7%	17,647,179	N	6/29/2012	8/6/2012		8/6/2012	7/6/2022
18	1024-1036 Lincoln Road	WFB	15,188	Sq. Ft.	1,381	21,000,000	20,974,971	1.6%	16,976,889	N	7/19/2012	9/1/2012		9/1/2012	8/1/2022
19	CitiWide Storage	RBS	149,514	Sq. Ft.	137	20,500,000	20,430,797	1.6%	9,660,219	Y	7/24/2012	9/1/2012		9/1/2012	8/1/2022	8/1/2028
20	Wards Crossing West	LCF	113,680	Sq. Ft.	171	19,500,000	19,416,867	1.5%	16,116,008	N	4/17/2012	6/6/2012		6/6/2012	5/6/2022
21	BJ’s Ritchie Station	LCF	117,875	Sq. Ft.	151	17,820,000	17,820,000	1.4%	17,820,000	Y	8/1/2012	9/6/2012	8/6/2022		8/6/2022	8/6/2037
22	One Corporate Center 1 & 3	LCF	221,765	Sq. Ft.	77	17,200,000	17,182,361	1.3%	15,898,077	N	7/24/2012	9/6/2012		9/6/2012	8/6/2017
23	Southlake Marketplace	LCF	132,255	Sq. Ft.	129	17,100,000	17,100,000	1.3%	14,259,519	N	8/10/2012	10/6/2012		10/6/2012	9/6/2022
24	White Lake Marketplace Shopping Center	LCF	94,827	Sq. Ft.	171	16,175,000	16,175,000	1.3%	13,369,367	N	8/20/2012	10/6/2012		10/6/2012	9/6/2022
25	600 East Broad	RBS	213,764	Sq. Ft.	73	15,700,000	15,681,704	1.2%	12,735,712	N	8/1/2012	9/1/2012		9/1/2012	8/1/2022
26	Diamond Forest Apartments	LCF	264	Units	59,038	15,600,000	15,586,028	1.2%	13,110,343	N	7/31/2012	9/6/2012		9/6/2012	8/6/2022
27	Belle Foods Portfolio	WFB	350,916	Sq. Ft.	43	14,950,000	14,926,763	1.2%	11,156,473	N	7/30/2012	9/1/2012		9/1/2012	8/1/2022
27.01	Food World - Alabaster	WFB	48,500	Sq. Ft.		2,222,000	2,218,546	0.2%
27.02	Piggly Wiggly - Albany	WFB	48,000	Sq. Ft.		2,067,000	2,063,787	0.2%
27.03	Piggly Wiggly - Milledgeville	WFB	45,720	Sq. Ft.		1,918,000	1,915,019	0.1%
27.04	Food World - Enterprise	WFB	42,848	Sq. Ft.		1,802,000	1,799,199	0.1%
27.05	Food World - Troy	WFB	42,848	Sq. Ft.		1,757,000	1,754,269	0.1%
27.06	Food World - Muscle Shoals	WFB	43,500	Sq. Ft.		1,710,000	1,707,342	0.1%
27.07	Piggly Wiggly - Brewton	WFB	26,500	Sq. Ft.		1,201,000	1,199,133	0.1%
27.08	Food World - Atmore	WFB	26,500	Sq. Ft.		1,201,000	1,199,133	0.1%
27.09	Piggly Wiggly - Luverne	WFB	26,500	Sq. Ft.		1,072,000	1,070,334	0.1%
28	Hilton Garden Inn Summit	RBS	135	Rooms	100,000	13,500,000	13,500,000	1.1%	10,069,773	N	8/8/2012	10/1/2012		10/1/2012	9/1/2022
29	Crossways Shopping Center	RBS	152,697	Sq. Ft.	88	13,500,000	13,484,555	1.1%	10,981,179	N	7/26/2012	9/1/2012		9/1/2012	8/1/2022
30	Hilton Garden Inn - Franklin Cool Springs	WFB	131	Rooms	97,362	12,775,000	12,754,421	1.0%	9,463,341	N	8/1/2012	9/1/2012		9/1/2012	8/1/2022
31	Pecan Creek & Glen Knoll MHCs	LCF	394	Pads	31,767	12,516,000	12,516,000	1.0%	10,312,758	N	8/17/2012	10/6/2012		10/6/2012	9/6/2022
31.01	Pecan Creek MHC	LCF	226	Pads		7,256,000	7,256,000	0.6%
31.02	Glen Knoll MHC	LCF	168	Pads		5,260,000	5,260,000	0.4%
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB	118,170	Sq. Ft.	102	12,000,000	12,000,000	0.9%	9,766,594	N	8/31/2012	10/1/2012		10/1/2012	9/1/2022
32.01	Pines Plaza	WFB	68,170	Sq. Ft.		6,665,000	6,665,000	0.5%
32.02	Pembroke Lakes Shopping Center	WFB	50,000	Sq. Ft.		5,335,000	5,335,000	0.4%
33	Sterling and El Camba MHCs	LCF	441	Pads	26,837	11,900,000	11,835,310	0.9%	9,838,050	N	4/5/2012	5/6/2012		5/6/2012	4/6/2022
33.01	Sterling MHC	LCF	340	Pads		9,900,000	9,846,182	0.8%
33.02	El Camba MHC	LCF	101	Pads		2,000,000	1,989,128	0.2%
34	Barrington Business Park	WFB	203,518	Sq. Ft.	53	10,800,000	10,800,000	0.8%	9,090,611	N	8/3/2012	10/1/2012	9/1/2013	10/1/2013	9/1/2022
35	Academy Sports + Outdoors - Snellville	LCF	67,375	Sq. Ft.	75	5,281,000	5,281,000	0.4%	5,281,000	N	4/4/2012	5/6/2012	4/6/2022		4/6/2022
36	Academy Sports + Outdoors - Columbia	LCF	71,744	Sq. Ft.	75	5,137,000	5,137,000	0.4%	5,137,000	N	4/4/2012	5/6/2012	4/6/2022		4/6/2022
37	Woodland Park Apartments	RBS	168	Units	59,524	10,000,000	10,000,000	0.8%	8,130,331	N	8/10/2012	10/1/2012		10/1/2012	9/1/2022
38	Courtyard by Marriott Wilmington, DE	WFB	126	Rooms	71,348	9,000,000	8,989,864	0.7%	7,337,787	N	7/18/2012	9/1/2012		9/1/2012	8/1/2022
39	2145 Market Street	WFB	29,369	Sq. Ft.	296	8,700,000	8,700,000	0.7%	6,446,524	N	8/16/2012	10/1/2012		10/1/2012	9/1/2022

A-1-4

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)(4)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance(4)	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date(5)	Last IO Pay Date	First P&I Pay Date(5)	Maturity Date or Anticipated Repayment Date(5)	ARD Loan Maturity Date
40	Renaissance Square - NC	WFB	80,468	Sq. Ft.	108	8,700,000	8,700,000	0.7%	8,070,611	N	8/23/2012	10/1/2012		10/1/2012	9/1/2017
41	Parker Station	LCF	74,607	Sq. Ft.	112	8,400,000	8,372,829	0.7%	6,939,244	N	6/1/2012	7/6/2012		7/6/2012	6/6/2022
42	Hilton Garden Inn - Lakeland	RBS	105	Rooms	77,381	8,125,000	8,125,000	0.6%	6,663,129	N	8/22/2012	10/1/2012		10/1/2012	9/1/2022
43	Titan Cold & Dry	WFB	199,700	Sq. Ft.	37	7,350,000	7,327,512	0.6%	5,505,515	N	6/6/2012	8/1/2012		8/1/2012	7/1/2022
44	Riverview Commons	RBS	59,020	Sq. Ft.	108	6,400,000	6,393,119	0.5%	5,658,647	N	7/30/2012	9/1/2012		9/1/2012	8/1/2019
45	Denaro Plaza	WFB	33,186	Sq. Ft.	192	6,370,000	6,370,000	0.5%	5,289,441	N	6/28/2012	8/1/2012	9/1/2012	10/1/2012	7/1/2022
46	Macon Self Storage Portfolio	RBS	168,576	Sq. Ft.	37	6,200,000	6,200,000	0.5%	4,651,616	N	8/24/2012	10/1/2012		10/1/2012	9/1/2022
46.01	Vineville Self Storage	RBS	60,650	Sq. Ft.		2,331,476	2,331,476	0.2%
46.02	Bass at Wesleyan Self Storage	RBS	55,301	Sq. Ft.		2,072,423	2,072,423	0.2%
46.03	Rutland Self Storage	RBS	52,625	Sq. Ft.		1,796,100	1,796,100	0.1%
47	Spec’s Dallas	RBS	45,000	Sq. Ft.	133	6,000,000	6,000,000	0.5%	4,915,932	Y	8/10/2012	10/1/2012		10/1/2012	9/1/2022	9/1/2042
48	Porterville Shopping Center	WFB	100,889	Sq. Ft.	59	5,950,000	5,943,497	0.5%	4,872,124	N	7/9/2012	9/1/2012		9/1/2012	8/1/2022
49	National Storage Center	WFB	66,760	Sq. Ft.	89	5,950,000	5,943,452	0.5%	4,867,287	N	7/30/2012	9/1/2012		9/1/2012	8/1/2022
50	All Storage Thompson Beach	RBS	145,092	Sq. Ft.	39	5,600,000	5,600,000	0.4%	4,608,824	N	8/17/2012	10/1/2012		10/1/2012	9/1/2022
51	Solano Portfolio	WFB	87,680	Sq. Ft.	62	5,450,000	5,438,392	0.4%	4,480,688	N	6/13/2012	8/1/2012		8/1/2012	7/1/2022
52	All Storage Boat Club	RBS	152,098	Sq. Ft.	35	5,350,000	5,350,000	0.4%	4,388,135	N	8/17/2012	10/1/2012		10/1/2012	9/1/2022
53	TownePlace Suites - Newark, CA	LCF	126	Rooms	41,549	5,250,000	5,235,215	0.4%	3,996,210	N	6/15/2012	8/6/2012		8/6/2012	7/6/2022
54	Lazy Hills	LCF	21,101	Sq. Ft.	236	5,000,000	4,989,225	0.4%	4,103,995	N	6/27/2012	8/6/2012		8/6/2012	7/6/2022
55	Shops at Julington Creek	RBS	40,207	Sq. Ft.	119	4,785,000	4,785,000	0.4%	4,785,000	N	8/8/2012	10/1/2012	9/1/2022		9/1/2022
56	24 Hour Fitness Fort Worth	RBS	37,500	Sq. Ft.	122	4,575,000	4,564,604	0.4%	2,891,045	Y	7/9/2012	9/1/2012		9/1/2012	8/1/2022	8/1/2032
57	Alafia Riverfront MHC	WFB	97	Pads	38,578	3,750,000	3,742,088	0.3%	3,087,068	N	6/28/2012	8/1/2012		8/1/2012	7/1/2022
58	Silverlake Estates MHC	LCF	213	Pads	16,399	3,500,000	3,492,891	0.3%	2,896,182	N	6/28/2012	8/6/2012		8/6/2012	7/6/2022
59	Padonia Park	WFB	22,849	Sq. Ft.	140	3,200,000	3,196,631	0.3%	2,634,085	N	7/30/2012	9/1/2012		9/1/2012	8/1/2022
60	SOS Storage Center	WFB	73,568	Sq. Ft.	42	3,100,000	3,100,000	0.2%	2,558,338	N	9/4/2012	10/1/2012	10/1/2012	11/1/2012	10/1/2022
61	Plaza South Shopping Center	WFB	38,228	Sq. Ft.	76	2,925,000	2,920,592	0.2%	2,196,317	N	7/31/2012	9/1/2012		9/1/2012	8/1/2022
62	Wells Fargo - Houston	WFB	21,500	Sq. Ft.	128	2,750,000	2,744,522	0.2%	1,870,522	N	7/6/2012	9/1/2012		9/1/2012	8/1/2022
63	Mini U Storage Woodbridge	WFB	58,220	Sq. Ft.	46	2,700,000	2,696,959	0.2%	2,201,336	N	7/3/2012	9/1/2012		9/1/2012	8/1/2022
64	Sugar Tree Shopping Center	WFB	36,972	Sq. Ft.	73	2,700,000	2,694,263	0.2%	2,220,516	N	6/28/2012	8/1/2012		8/1/2012	7/1/2022
65	Marketplace Shops	WFB	14,000	Sq. Ft.	171	2,400,000	2,394,984	0.2%	1,978,291	N	6/11/2012	8/1/2012		8/1/2012	7/1/2022
66	CVS - Wilmington	WFB	11,520	Sq. Ft.	202	2,335,000	2,332,472	0.2%	1,914,526	N	7/2/2012	9/1/2012		9/1/2012	8/1/2022
67	Market Central	WFB	34,000	Sq. Ft.	62	2,125,000	2,122,878	0.2%	1,761,614	N	8/1/2012	9/1/2012		9/1/2012	8/1/2022
68	Clinton River	WFB	132	Pads	15,886	2,100,000	2,096,989	0.2%	1,592,128	N	7/23/2012	9/1/2012		9/1/2012	8/1/2022
69	The Boardwalk	WFB	40,497	Sq. Ft.	41	1,650,000	1,646,494	0.1%	1,356,982	N	6/28/2012	8/1/2012		8/1/2012	7/1/2022
70	Dollar General - Yulee	LCF	9,026	Sq. Ft.	97	875,000	875,000	0.1%	875,000	N	7/9/2012	9/6/2012	8/6/2022		8/6/2022

A-1-5

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Gross Mortgage Rate	Trust Advisor Fee	Trustee Fee	Servicing Fee	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)(5)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)
1	Westside Pavilion	WFB	4.47000%	0.00140%	0.00360%	0.02000%	4.44500%	Actual/360	782,601.67	Amortizing Balloon	Actual/360	121	121	1	1
2	Starwood Capital Hotel Portfolio	WFB	4.55000%	0.00140%	0.00360%	0.02000%	4.52500%	Actual/360	560,626.58	Interest-only, Amortizing Balloon	Actual/360	60	60	12	12
2.01	Courtyard Marriott - Tyler, TX	WFB
2.02	Holiday Inn - Arlington, TX	WFB
2.03	Courtyard Marriott - Lufkin, TX	WFB
2.04	Hampton Inn & Suites - Waco, TX	WFB
2.05	Hampton Inn & Suites - Longview, TX	WFB
2.06	Courtyard Marriott - Wichita Falls, TX	WFB
2.07	Holiday Inn Express - Tyler, TX	WFB
2.08	Holiday Inn Express - Huntsville, TX	WFB
2.09	Holiday Inn Express - Paris, TX	WFB
2.10	Hampton Inn & Suites - Buda, TX	WFB
2.11	Hampton Inn - Sweetwater, TX	WFB
2.12	Candlewood Suites - Texarkana, TX	WFB
2.13	Holiday Inn Express - Texarkana, AR	WFB
2.14	Hampton Inn & Suites - Decatur, TX	WFB
2.15	Holiday Inn Express - Terrell, TX	WFB
2.16	Holiday Inn Express - Altus, OK	WFB
2.17	Comfort Suites - Buda, TX	WFB
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB
2.19	Comfort Inn & Suites - Paris, TX	WFB
2.20	Country Inn & Suites - Humble, TX	WFB
3	Trump Tower Commercial Condominium	LCF	4.20000%	0.00140%	0.00360%	0.02000%	4.17500%	Actual/360	354,861.11	Interest-only, Balloon	Actual/360	120	120	120	120
4	100 Church Street	WFB	4.67500%	0.00210%	0.00360%	0.02000%	4.64930%	Actual/360	413,708.99	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22
5	Cole Retail 12 Portfolio	RBS	4.67400%	0.00140%	0.00360%	0.02000%	4.64900%	Actual/360	167,441.72	Interest-only, ARD	Actual/360	120	120	120	120
5.01	FedEx - Baton Rouge, LA	RBS
5.02	LA Fitness - West Chester, OH	RBS
5.03	Walgreens - Olivette, MO	RBS
5.04	Walgreens - Seattle, WA	RBS
5.05	Walgreens - Columbia, MO	RBS
5.06	La-Z-Boy - Newington, CT	RBS
5.07	CVS - Azle, TX	RBS
5.08	Walgreens - Jacksonville, FL	RBS
5.09	Walgreens - Crossville, TN	RBS
5.1	Walgreens - Columbus, MS	RBS
5.11	Office Depot - Balcones Heights, TX	RBS
5.12	CVS - Fairview Township, PA	RBS
6	Somerset Shoppes	LCF	5.05000%	0.00140%	0.00360%	0.02000%	5.02500%	Actual/360	226,750.26	Amortizing Balloon		121	120	0	0
7	Rockville Corporate Center	LCF	5.02300%	0.00140%	0.00360%	0.02000%	4.99800%	Actual/360	206,484.03	Interest-only, Amortizing Balloon	Actual/360	120	116	18	14
8	NTP Portfolio	RBS	4.84700%	0.00140%	0.00360%	0.02000%	4.82200%	Actual/360	196,497.48	Amortizing Balloon		120	120	0	0
8.01	JDSU Campus	RBS
8.02	Patriot Tower	RBS
8.03	Pioneer Park	RBS
9	Columbia SC Hotel Portfolio	RBS	5.35700%	0.00140%	0.00360%	0.02000%	5.33200%	Actual/360	187,728.88	Amortizing Balloon		120	120	0	0
9.01	Holiday Inn Columbia Hotel	RBS
9.02	Sheraton Columbia Hotel	RBS
9.03	Holiday Inn Express Columbia Hotel	RBS
10	CMC Hotel Portfolio	RBS	5.19600%	0.00140%	0.00360%	0.02000%	5.17100%	Actual/360	182,992.30	Amortizing Balloon		120	120	0	0
10.01	Fairfield Inn & Suites	RBS
10.02	SpringHill Suites	RBS
10.03	TownePlace Suites	RBS
11	Rooney Ranch	WFB	4.79000%	0.00140%	0.00360%	0.03000%	4.75500%	Actual/360	148,047.26	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23
12	Southeast Grocery Portfolio	LCF	5.92600%	0.00140%	0.00360%	0.02000%	5.90100%	Actual/360	160,906.06	Amortizing Balloon		60	57	0	0
12.01	Shoppes at Heritage Oaks	LCF
12.02	Dawsonville Town Center	LCF
12.03	New Hope Crossing	LCF
12.04	Forsyth Commons	LCF
12.05	Folkston Shopping Center	LCF
12.06	Valdosta Commons	LCF
13	The Pavilion at La Quinta	LCF	4.57900%	0.00140%	0.00360%	0.02000%	4.55400%	Actual/360	123,756.41	Interest-only, Amortizing Balloon ARD	Actual/360	120	117	60	57
14	Hilton Garden Inn - Melville	RBS	4.94000%	0.00140%	0.00360%	0.05000%	4.88500%	Actual/360	127,958.56	Amortizing Balloon		120	120	0	0
15	Duane Reade on Fulton	LCF	4.95000%	0.00140%	0.00360%	0.02000%	4.92500%	Actual/360	125,435.95	Interest-only, Amortizing Balloon	Actual/360	120	118	12	10
16	5th & Lamar	LCF	4.80000%	0.00140%	0.00360%	0.02000%	4.77500%	Actual/360	120,673.03	Amortizing Balloon		120	117	0	0
17	The Walker Building	LCF	4.95000%	0.00140%	0.00360%	0.02000%	4.92500%	Actual/360	114,760.55	Amortizing Balloon		120	118	0	0
18	1024-1036 Lincoln Road	WFB	4.50000%	0.00140%	0.00360%	0.02000%	4.47500%	Actual/360	106,403.91	Amortizing Balloon		120	119	0	0
19	CitiWide Storage	RBS	4.69000%	0.00140%	0.00360%	0.02000%	4.66500%	Actual/360	151,994.09	Amortizing ARD		120	119	0	0
20	Wards Crossing West	LCF	5.16100%	0.00140%	0.00360%	0.02000%	5.13600%	Actual/360	106,607.31	Amortizing Balloon		120	116	0	0
21	BJ’s Ritchie Station	LCF	4.59500%	0.00140%	0.00360%	0.02000%	4.57000%	Actual/360	69,183.47	Interest-only, ARD	Actual/360	120	119	120	119
22	One Corporate Center 1 & 3	LCF	5.15000%	0.00140%	0.00360%	0.02000%	5.12500%	Actual/360	93,916.51	Amortizing Balloon		60	59	0	0
23	Southlake Marketplace	LCF	5.45000%	0.00140%	0.00360%	0.02000%	5.42500%	Actual/360	96,556.16	Amortizing Balloon		120	120	0	0
24	White Lake Marketplace Shopping Center	LCF	5.17000%	0.00140%	0.00360%	0.02000%	5.14500%	Actual/360	88,519.16	Amortizing Balloon		120	120	0	0
25	600 East Broad	RBS	4.60000%	0.00140%	0.00360%	0.02000%	4.57500%	Actual/360	80,485.17	Amortizing Balloon		120	119	0	0
26	Diamond Forest Apartments	LCF	5.70000%	0.00140%	0.00360%	0.02000%	5.67500%	Actual/360	90,542.47	Amortizing Balloon		120	119	0	0
27	Belle Foods Portfolio	WFB	4.95000%	0.00140%	0.00360%	0.02000%	4.92500%	Actual/360	86,961.25	Amortizing Balloon		120	119	0	0
27.01	Food World - Alabaster	WFB
27.02	Piggly Wiggly - Albany	WFB
27.03	Piggly Wiggly - Milledgeville	WFB
27.04	Food World - Enterprise	WFB
27.05	Food World - Troy	WFB
27.06	Food World - Muscle Shoals	WFB
27.07	Piggly Wiggly - Brewton	WFB
27.08	Food World - Atmore	WFB
27.09	Piggly Wiggly - Luverne	WFB
28	Hilton Garden Inn Summit	RBS	4.94000%	0.00140%	0.00360%	0.02000%	4.91500%	Actual/360	78,448.45	Amortizing Balloon		120	120	0	0
29	Crossways Shopping Center	RBS	4.68100%	0.00140%	0.00360%	0.06000%	4.61600%	Actual/360	69,862.02	Amortizing Balloon		120	119	0	0
30	Hilton Garden Inn - Franklin Cool Springs	WFB	4.75000%	0.00140%	0.00360%	0.02000%	4.72500%	Actual/360	72,832.49	Amortizing Balloon		120	119	0	0
31	Pecan Creek & Glen Knoll MHCs	LCF	5.07300%	0.00140%	0.00360%	0.02000%	5.04800%	Actual/360	67,748.10	Amortizing Balloon		120	120	0	0
31.01	Pecan Creek MHC	LCF
31.02	Glen Knoll MHC	LCF
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB	4.70000%	0.00140%	0.00360%	0.02000%	4.67500%	Actual/360	62,236.54	Amortizing Balloon		120	120	0	0
32.01	Pines Plaza	WFB
32.02	Pembroke Lakes Shopping Center	WFB
33	Sterling and El Camba MHCs	LCF	5.17300%	0.00140%	0.00360%	0.02000%	5.14800%	Actual/360	65,145.85	Amortizing Balloon		120	115	0	0
33.01	Sterling MHC	LCF
33.02	El Camba MHC	LCF
34	Barrington Business Park	WFB	4.90000%	0.00140%	0.00360%	0.02000%	4.87500%	Actual/360	57,318.48	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12
35	Academy Sports + Outdoors - Snellville	LCF	5.70000%	0.00140%	0.00360%	0.02000%	5.67500%	Actual/360	25,433.15	Interest-only, Balloon	Actual/360	120	115	120	115
36	Academy Sports + Outdoors - Columbia	LCF	5.70000%	0.00140%	0.00360%	0.02000%	5.67500%	Actual/360	24,739.65	Interest-only, Balloon	Actual/360	120	115	120	115
37	Woodland Park Apartments	RBS	4.66900%	0.00140%	0.00360%	0.06000%	4.60400%	Actual/360	51,677.62	Amortizing Balloon		120	120	0	0
38	Courtyard by Marriott Wilmington, DE	WFB	4.75000%	0.00140%	0.00360%	0.02000%	4.72500%	Actual/360	46,948.26	Amortizing Balloon		120	119	0	0
39	2145 Market Street	WFB	4.76000%	0.00140%	0.00360%	0.02000%	4.73500%	Actual/360	49,650.26	Amortizing Balloon		120	120	0	0

A-1-6

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Gross Mortgage Rate	Trust Advisor Fee	Trustee Fee	Servicing Fee	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)(5)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)
40	Renaissance Square - NC	WFB	5.40000%	0.00140%	0.00360%	0.02000%	5.37500%	Actual/360	48,853.18	Amortizing Balloon		60	60	0	0
41	Parker Station	LCF	5.15000%	0.00140%	0.00360%	0.02000%	5.12500%	Actual/360	45,866.20	Amortizing Balloon		120	117	0	0
42	Hilton Garden Inn - Lakeland	RBS	4.92800%	0.00140%	0.00360%	0.02000%	4.90300%	Actual/360	43,259.93	Amortizing Balloon		120	120	0	0
43	Titan Cold & Dry	WFB	5.05000%	0.00140%	0.00360%	0.02000%	5.02500%	Actual/360	43,181.75	Amortizing Balloon		120	118	0	0
44	Riverview Commons	RBS	4.95000%	0.00140%	0.00360%	0.02000%	4.92500%	Actual/360	34,161.28	Amortizing Balloon		84	83	0	0
45	Denaro Plaza	WFB	5.18000%	0.00140%	0.00360%	0.07000%	5.10500%	Actual/360	34,899.71	Interest-only, Amortizing Balloon	Actual/360	120	118	2	0
46	Macon Self Storage Portfolio	RBS	5.10000%	0.00140%	0.00360%	0.02000%	5.07500%	Actual/360	36,606.73	Amortizing Balloon		120	120	0	0
46.01	Vineville Self Storage	RBS
46.02	Bass at Wesleyan Self Storage	RBS
46.03	Rutland Self Storage	RBS
47	Spec’s Dallas	RBS	4.90000%	0.00140%	0.00360%	0.06000%	4.83500%	Actual/360	31,843.60	Amortizing ARD		120	120	0	0
48	Porterville Shopping Center	WFB	4.88000%	0.00140%	0.00360%	0.02000%	4.85500%	Actual/360	31,505.95	Amortizing Balloon		120	119	0	0
49	National Storage Center	WFB	4.85000%	0.00140%	0.00360%	0.02000%	4.82500%	Actual/360	31,397.67	Amortizing Balloon		120	119	0	0
50	All Storage Thompson Beach	RBS	5.03700%	0.00140%	0.00360%	0.02000%	5.01200%	Actual/360	30,188.77	Amortizing Balloon		120	120	0	0
51	Solano Portfolio	WFB	5.00000%	0.00140%	0.00360%	0.02000%	4.97500%	Actual/360	29,256.78	Amortizing Balloon		120	118	0	0
52	All Storage Boat Club	RBS	4.93300%	0.00140%	0.00360%	0.02000%	4.90800%	Actual/360	28,501.29	Amortizing Balloon		120	120	0	0
53	TownePlace Suites - Newark, CA	LCF	5.50000%	0.00140%	0.00360%	0.02000%	5.47500%	Actual/360	32,239.59	Amortizing Balloon		120	118	0	0
54	Lazy Hills	LCF	4.95000%	0.00140%	0.00360%	0.02000%	4.92500%	Actual/360	26,688.50	Amortizing Balloon		120	118	0	0
55	Shops at Julington Creek	RBS	4.60000%	0.00140%	0.00360%	0.02000%	4.57500%	Actual/360	18,597.26	Interest-only, Balloon	Actual/360	120	120	120	120
56	24 Hour Fitness Fort Worth	RBS	5.07000%	0.00140%	0.00360%	0.02000%	5.04500%	Actual/360	30,370.17	Amortizing ARD		120	119	0	0
57	Alafia Riverfront MHC	WFB	5.04000%	0.00140%	0.00360%	0.02000%	5.01500%	Actual/360	20,222.58	Amortizing Balloon		120	118	0	0
58	Silverlake Estates MHC	LCF	5.20000%	0.00140%	0.00360%	0.02000%	5.17500%	Actual/360	19,218.88	Amortizing Balloon		120	118	0	0
59	Padonia Park	WFB	5.04000%	0.00140%	0.00360%	0.02000%	5.01500%	Actual/360	17,256.60	Amortizing Balloon		120	119	0	0
60	SOS Storage Center	WFB	5.12000%	0.00140%	0.00360%	0.02000%	5.09500%	Actual/360	16,869.56	Amortizing Balloon	Actual/360	121	121	1	1
61	Plaza South Shopping Center	WFB	5.12000%	0.00140%	0.00360%	0.02000%	5.09500%	Actual/360	17,304.38	Amortizing Balloon		120	119	0	0
62	Wells Fargo - Houston	WFB	4.85000%	0.00140%	0.00360%	0.09000%	4.75500%	Actual/360	16,963.12	Amortizing Balloon		120	119	0	0
63	Mini U Storage Woodbridge	WFB	4.75000%	0.00140%	0.00360%	0.02000%	4.72500%	Actual/360	14,084.48	Amortizing Balloon		120	119	0	0
64	Sugar Tree Shopping Center	WFB	5.01000%	0.00140%	0.00360%	0.02000%	4.98500%	Actual/360	14,510.69	Amortizing Balloon		120	118	0	0
65	Marketplace Shops	WFB	5.08000%	0.00140%	0.00360%	0.02000%	5.05500%	Actual/360	13,001.32	Amortizing Balloon		120	118	0	0
66	CVS - Wilmington	WFB	4.92000%	0.00140%	0.00360%	0.02000%	4.89500%	Actual/360	12,420.87	Amortizing Balloon		120	119	0	0
67	Market Central	WFB	5.26000%	0.00140%	0.00360%	0.02000%	5.23500%	Actual/360	11,747.49	Amortizing Balloon		120	119	0	0
68	Clinton River	WFB	5.39000%	0.00140%	0.00360%	0.02000%	5.36500%	Actual/360	12,758.25	Amortizing Balloon		120	119	0	0
69	The Boardwalk	WFB	5.01000%	0.00140%	0.00360%	0.02000%	4.98500%	Actual/360	8,867.64	Amortizing Balloon		120	118	0	0
70	Dollar General - Yulee	LCF	5.25000%	0.00140%	0.00360%	0.02000%	5.22500%	Actual/360	3,881.29	Interest-only, Balloon	Actual/360	120	119	120	119

A-1-7

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(6)	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(7)	Appraisal Date	UW NOI DSCR (x)(4)	UW NCF DSCR (x)(4)	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(4)	Cut-off Date UW NOI Debt Yield(4)	Cut-off Date UW NCF Debt Yield(4)
1	Westside Pavilion	WFB	360	360	0	L(24),D(93),O(4)	5	5	275,000,000	8/14/2012	1.50	1.40	56.4%	45.5%	9.1%	8.5%
2	Starwood Capital Hotel Portfolio	WFB	360	360	0	L(24),D or GRTR 1% or YM(29),O(7)	5	5	168,200,000	Various	2.57	2.31	65.4%	61.1%	15.7%	14.1%
2.01	Courtyard Marriott - Tyler, TX	WFB							18,400,000	6/25/2012
2.02	Holiday Inn - Arlington, TX	WFB							14,700,000	6/25/2012
2.03	Courtyard Marriott - Lufkin, TX	WFB							13,400,000	6/29/2012
2.04	Hampton Inn & Suites - Waco, TX	WFB							12,700,000	6/22/2012
2.05	Hampton Inn & Suites - Longview, TX	WFB							11,600,000	6/25/2012
2.06	Courtyard Marriott - Wichita Falls, TX	WFB							12,100,000	6/25/2012
2.07	Holiday Inn Express - Tyler, TX	WFB							9,400,000	6/25/2012
2.08	Holiday Inn Express - Huntsville, TX	WFB							8,800,000	6/29/2012
2.09	Holiday Inn Express - Paris, TX	WFB							7,100,000	6/25/2012
2.10	Hampton Inn & Suites - Buda, TX	WFB							8,500,000	6/22/2012
2.11	Hampton Inn - Sweetwater, TX	WFB							6,500,000	6/26/2012
2.12	Candlewood Suites - Texarkana, TX	WFB							6,100,000	6/25/2012
2.13	Holiday Inn Express - Texarkana, AR	WFB							6,100,000	6/25/2012
2.14	Hampton Inn & Suites - Decatur, TX	WFB							6,100,000	6/26/2012
2.15	Holiday Inn Express - Terrell, TX	WFB							5,700,000	6/25/2012
2.16	Holiday Inn Express - Altus, OK	WFB							5,400,000	6/26/2012
2.17	Comfort Suites - Buda, TX	WFB							5,000,000	6/22/2012
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB							4,000,000	6/26/2012
2.19	Comfort Inn & Suites - Paris, TX	WFB							3,100,000	6/25/2012
2.20	Country Inn & Suites - Humble, TX	WFB							3,500,000	6/29/2012
3	Trump Tower Commercial Condominium	LCF	0	0	0	L(35),D(81),O(4)	0	0	480,000,000	3/1/2012	4.79	4.61	20.8%	20.8%	20.4%	19.6%
4	100 Church Street	WFB	360	360	2	L(26),D(90),O(4)	0	5	391,000,000	4/11/2012	1.45	1.33	58.8%	50.5%	9.0%	8.3%
5	Cole Retail 12 Portfolio	RBS	0	0	0	L(24),GRTR 1% or YM(92),O(4)	5	0	71,430,000	Various	2.52	2.47	59.4%	59.4%	11.9%	11.7%
5.01	FedEx - Baton Rouge, LA	RBS							10,900,000	7/18/2012
5.02	LA Fitness - West Chester, OH	RBS							8,550,000	7/19/2012
5.03	Walgreens - Olivette, MO	RBS							7,540,000	7/11/2012
5.04	Walgreens - Seattle, WA	RBS							6,300,000	7/7/2012
5.05	Walgreens - Columbia, MO	RBS							6,020,000	7/9/2012
5.06	La-Z-Boy - Newington, CT	RBS							5,600,000	7/11/2012
5.07	CVS - Azle, TX	RBS							5,320,000	7/20/2012
5.08	Walgreens - Jacksonville, FL	RBS							5,050,000	7/8/2012
5.09	Walgreens - Crossville, TN	RBS							4,600,000	7/8/2012
5.1	Walgreens - Columbus, MS	RBS							4,300,000	7/17/2012
5.11	Office Depot - Balcones Heights, TX	RBS							3,850,000	7/10/2012
5.12	CVS - Fairview Township, PA	RBS							3,400,000	7/14/2012
6	Somerset Shoppes	LCF	360	359	1	GRTR 1% or YM(118),O(3)	0	0	62,200,000	6/30/2012	1.39	1.31	67.5%	55.5%	9.0%	8.5%
7	Rockville Corporate Center	LCF	348	348	4	L(28),D(88),O(4)	0	0	55,000,000	2/21/2012	1.49	1.40	68.7%	58.1%	9.7%	9.2%
8	NTP Portfolio	RBS	360	360	0	L(24),D(92),O(4)	5	0	53,940,000	Various	1.81	1.56	69.1%	56.5%	11.5%	9.9%
8.01	JDSU Campus	RBS							32,050,000	7/19/2012
8.02	Patriot Tower	RBS							14,200,000	7/15/2012
8.03	Pioneer Park	RBS							7,690,000	7/23/2012
9	Columbia SC Hotel Portfolio	RBS	300	300	0	L(24),D(93),O(3)	0	0	45,600,000	6/18/2012	1.61	1.40	68.0%	51.5%	11.7%	10.2%
9.01	Holiday Inn Columbia Hotel	RBS							15,800,000	6/18/2012
9.02	Sheraton Columbia Hotel	RBS							17,800,000	6/18/2012
9.03	Holiday Inn Express Columbia Hotel	RBS							12,000,000	6/18/2012
10	CMC Hotel Portfolio	RBS	300	300	0	L(24),D(92),O(4)	0	0	47,500,000	7/2/2012	1.61	1.45	64.6%	48.7%	11.6%	10.4%
10.01	Fairfield Inn & Suites	RBS							18,700,000	7/2/2012
10.02	SpringHill Suites	RBS							17,000,000	7/2/2012
10.03	TownePlace Suites	RBS							11,800,000	7/2/2012
11	Rooney Ranch	WFB	360	360	1	L(25),D(91),O(4)	5	5	41,000,000	5/26/2012	1.69	1.56	68.9%	59.3%	10.6%	9.8%
12	Southeast Grocery Portfolio	LCF	300	297	3	L(27),D(31),O(2)	0	0	35,955,000	Various	1.51	1.45	69.7%	63.2%	11.7%	11.2%
12.01	Shoppes at Heritage Oaks	LCF							8,740,000	4/12/2012
12.02	Dawsonville Town Center	LCF							7,765,000	4/9/2012
12.03	New Hope Crossing	LCF							7,250,000	4/13/2012
12.04	Forsyth Commons	LCF							5,200,000	4/19/2012
12.05	Folkston Shopping Center	LCF							3,500,000	4/12/2012
12.06	Valdosta Commons	LCF							3,500,000	4/19/2012
13	The Pavilion at La Quinta	LCF	360	360	3	L(27),GRTR 1% or YM(89),O(4)	0	0	41,500,000	3/30/2012	1.89	1.74	58.3%	53.4%	11.6%	10.7%
14	Hilton Garden Inn - Melville	RBS	360	360	0	L(24),D(92),O(4)	0	0	36,000,000	6/1/2012	2.04	1.83	66.7%	54.7%	13.0%	11.7%
15	Duane Reade on Fulton	LCF	360	360	2	L(26),D(87),O(7)	0	0	31,500,000	4/27/2012	1.32	1.30	74.6%	62.9%	8.4%	8.3%
16	5th & Lamar	LCF	360	357	3	L(27),D(89),O(4)	0	0	32,250,000	3/28/2012	1.47	1.40	71.1%	58.2%	9.3%	8.8%
17	The Walker Building	LCF	360	358	2	L(26),D(91),O(3)	0	0	34,000,000	5/1/2012	1.39	1.31	63.1%	51.9%	8.9%	8.4%
18	1024-1036 Lincoln Road	WFB	360	359	1	L(25),D(91),O(4)	5	5	31,500,000	5/22/2012	1.50	1.44	66.6%	53.9%	9.1%	8.8%
19	CitiWide Storage	RBS	192	191	1	L(25),D(91),O(4)	0	0	30,100,000	6/12/2012	1.28	1.26	67.9%	32.1%	11.4%	11.3%
20	Wards Crossing West	LCF	360	356	4	L(28),D(88),O(4)	0	0	27,400,000	3/10/2012	1.53	1.40	70.9%	58.8%	10.1%	9.2%
21	BJ’s Ritchie Station	LCF	0	0	1	L(25),GRTR 1% or YM(91),O(4)	0	0	32,500,000	5/7/2012	2.50	2.39	54.8%	54.8%	11.7%	11.2%
22	One Corporate Center 1 & 3	LCF	360	359	1	L(25),D(32),O(3)	0	0	23,400,000	2/27/2012	1.69	1.41	73.4%	67.9%	11.1%	9.3%
23	Southlake Marketplace	LCF	360	360	0	L(24),D(92),O(4)	0	5	24,415,000	5/15/2012	1.41	1.30	70.0%	58.4%	9.5%	8.8%
24	White Lake Marketplace Shopping Center	LCF	360	360	0	L(24),D(92),O(4)	0	0	21,800,000	7/19/2012	1.50	1.41	74.2%	61.3%	9.8%	9.3%
25	600 East Broad	RBS	360	359	1	L(25),D(91),O(4)	0	5	23,000,000	7/2/2012	1.86	1.69	68.2%	55.4%	11.5%	10.4%
26	Diamond Forest Apartments	LCF	360	359	1	L(25),D(92),O(3)	0	0	20,500,000	6/4/2012	1.37	1.30	76.0%	64.0%	9.5%	9.0%
27	Belle Foods Portfolio	WFB	300	299	1	L(25),D(91),O(4)	5	5	23,030,000	6/30/2012	2.02	1.57	64.8%	48.4%	14.1%	11.0%
27.01	Food World - Alabaster	WFB							3,440,000	6/30/2012
27.02	Piggly Wiggly - Albany	WFB							3,270,000	6/30/2012
27.03	Piggly Wiggly - Milledgeville	WFB							2,960,000	6/30/2012
27.04	Food World - Enterprise	WFB							2,780,000	6/30/2012
27.05	Food World - Troy	WFB							2,650,000	6/30/2012
27.06	Food World - Muscle Shoals	WFB							2,580,000	6/30/2012
27.07	Piggly Wiggly - Brewton	WFB							1,850,000	6/30/2012
27.08	Food World - Atmore	WFB							1,850,000	6/30/2012
27.09	Piggly Wiggly - Luverne	WFB							1,650,000	6/30/2012
28	Hilton Garden Inn Summit	RBS	300	300	0	L(24),D(92),O(4)	5	5	20,800,000	6/12/2012	1.94	1.75	64.9%	48.4%	13.6%	12.2%
29	Crossways Shopping Center	RBS	360	359	1	L(25),D(91),O(4)	0	0	18,100,000	6/1/2012	1.58	1.45	74.5%	60.7%	9.8%	9.0%
30	Hilton Garden Inn - Franklin Cool Springs	WFB	300	299	1	L(25),D(91),O(4)	5	5	19,100,000	5/21/2012	1.96	1.75	66.8%	49.5%	13.4%	12.0%
31	Pecan Creek & Glen Knoll MHCs	LCF	360	360	0	L(24),D(93),O(3)	0	0	18,525,000	7/11/2012	1.51	1.48	67.6%	55.7%	9.8%	9.6%
31.01	Pecan Creek MHC	LCF							10,775,000	7/11/2012
31.02	Glen Knoll MHC	LCF							7,750,000	7/11/2012
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB	360	360	0	L(24),D(92),O(4)	5	5	16,400,000	5/18/2012	1.59	1.44	73.2%	59.6%	9.9%	9.0%
32.01	Pines Plaza	WFB							8,600,000	5/18/2012
32.02	Pembroke Lakes Shopping Center	WFB							7,800,000	5/18/2012
33	Sterling and El Camba MHCs	LCF	360	355	5	L(29),D(88),O(3)	0	0	16,276,000	3/13/2012	1.33	1.30	72.7%	60.4%	8.8%	8.6%
33.01	Sterling MHC	LCF							13,276,000	3/13/2012
33.02	El Camba MHC	LCF							3,000,000	3/13/2012
34	Barrington Business Park	WFB	360	360	0	L(24),GRTR 1% or YM(89),O(7)	5	5	17,900,000	7/3/2012	1.55	1.42	60.3%	50.8%	9.9%	9.0%
35	Academy Sports + Outdoors - Snellville	LCF	0	0	5	YM(29),D or YM(87),O(4)	0	0	8,200,000	3/9/2012	1.88	1.74	64.7%	64.7%	10.9%	10.0%
36	Academy Sports + Outdoors - Columbia	LCF	0	0	5	YM(29),D or YM(87),O(4)	0	0	7,900,000	3/12/2012	1.88	1.74	64.7%	64.7%	10.9%	10.0%
37	Woodland Park Apartments	RBS	360	360	0	L(24),D(92),O(4)	0	0	13,400,000	6/8/2012	1.53	1.46	74.6%	60.7%	9.5%	9.0%
38	Courtyard by Marriott Wilmington, DE	WFB	360	359	1	L(25),D(91),O(4)	5	5	15,600,000	6/6/2012	2.72	2.34	57.6%	47.0%	17.0%	14.7%
39	2145 Market Street	WFB	300	300	0	L(24),D(92),O(4)	5	5	18,020,000	6/11/2012	1.70	1.64	48.3%	35.8%	11.7%	11.2%

A-1-8

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(6)	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(7)	Appraisal Date	UW NOI DSCR (x)(4)	UW NCF DSCR (x)(4)	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(4)	Cut-off Date UW NOI Debt Yield(4)	Cut-off Date UW NCF Debt Yield(4)
40	Renaissance Square - NC	WFB	360	360	0	L(24),D(32),O(4)	5	5	12,630,000	6/4/2012	1.78	1.66	68.9%	63.9%	12.0%	11.2%
41	Parker Station	LCF	360	357	3	L(24),GRTR 1% or YM(92),O(4)	0	0	12,300,000	4/18/2012	1.60	1.44	68.1%	56.4%	10.5%	9.4%
42	Hilton Garden Inn - Lakeland	RBS	360	360	0	L(24),D(92),O(4)	0	5	13,500,000	7/16/2012	2.01	1.73	60.2%	49.4%	12.8%	11.1%
43	Titan Cold & Dry	WFB	300	298	2	L(26),D(90),O(4)	5	5	9,800,000	3/5/2012	2.08	1.79	74.8%	56.2%	14.7%	12.6%
44	Riverview Commons	RBS	360	359	1	L(25),D or GRTR 1% or YM(55),O(4)	5	5	9,100,000	7/1/2012	1.77	1.64	70.3%	62.2%	11.3%	10.5%
45	Denaro Plaza	WFB	360	360	2	L(26),D(90),O(4)	5	5	9,100,000	Plaza: 6/5/2012; Burger King: 7/13/2012	1.73	1.61	70.0%	58.1%	11.4%	10.6%
46	Macon Self Storage Portfolio	RBS	300	300	0	L(30),GRTR 1% or YM(86),O(4)	0	0	8,975,000	7/17/2012	1.56	1.49	69.1%	51.8%	11.1%	10.6%
46.01	Vineville Self Storage	RBS							3,375,000	7/17/2012
46.02	Bass at Wesleyan Self Storage	RBS							3,000,000	7/17/2012
46.03	Rutland Self Storage	RBS							2,600,000	7/17/2012
47	Spec’s Dallas	RBS	360	360	0	L(24),D(92),O(4)	5	0	8,150,000	7/5/2012	1.42	1.37	73.6%	60.3%	9.0%	8.7%
48	Porterville Shopping Center	WFB	360	359	1	L(25),D(91),O(4)	5	5	10,900,000	3/8/2012	2.24	1.96	54.5%	44.7%	14.3%	12.4%
49	National Storage Center	WFB	360	359	1	L(25),D(91),O(4)	5	5	8,460,000	6/14/2012	1.61	1.58	70.3%	57.5%	10.2%	10.0%
50	All Storage Thompson Beach	RBS	360	360	0	L(24),D(92),O(4)	0	0	9,600,000	7/2/2012	1.72	1.66	58.3%	48.0%	11.1%	10.7%
51	Solano Portfolio	WFB	360	358	2	L(26),D(90),O(4)	5	5	7,740,000	5/16/2012	1.66	1.61	70.3%	57.9%	10.7%	10.4%
52	All Storage Boat Club	RBS	360	360	0	L(24),D(92),O(4)	0	0	8,150,000	7/2/2012	1.77	1.72	65.6%	53.8%	11.3%	11.0%
53	TownePlace Suites - Newark, CA	LCF	300	298	2	L(26),D(90),O(4)	0	0	8,900,000	5/9/2012	1.91	1.50	58.8%	44.9%	14.1%	11.1%
54	Lazy Hills	LCF	360	358	2	L(26),GRTR 1% or YM(91),O(3)	0	0	6,900,000	5/13/2012	1.59	1.48	72.3%	59.5%	10.2%	9.5%
55	Shops at Julington Creek	RBS	0	0	0	L(25),GRTR 1% or YM(91),O(4)	0	0	8,700,000	6/1/2012	2.68	2.48	55.0%	55.0%	12.5%	11.6%
56	24 Hour Fitness Fort Worth	RBS	240	239	1	L(25),D(91),O(4)	0	5	8,500,000	6/20/2012	1.88	1.80	53.7%	34.0%	15.0%	14.4%
57	Alafia Riverfront MHC	WFB	360	358	2	L(26),D(90),O(4)	5	5	5,400,000	5/23/2012	1.48	1.46	69.3%	57.2%	9.6%	9.5%
58	Silverlake Estates MHC	LCF	360	358	2	L(26),D(91),O(3)	0	0	6,550,000	4/26/2012	1.90	1.85	53.3%	44.2%	12.5%	12.2%
59	Padonia Park	WFB	360	359	1	L(25),D(91),O(4)	5	5	5,000,000	6/1/2012	1.74	1.62	63.9%	52.7%	11.3%	10.5%
60	SOS Storage Center	WFB	360	360	0	L(24),D(93),O(4)	5	5	5,400,000	6/26/2012	1.81	1.75	57.4%	47.4%	11.8%	11.4%
61	Plaza South Shopping Center	WFB	300	299	1	L(25),D(91),O(4)	5	5	6,070,000	5/23/2012	2.06	1.84	48.1%	36.2%	14.6%	13.1%
62	Wells Fargo - Houston	WFB	264	263	1	L(25),D(91),O(4)	5	5	6,260,000	5/22/2012	1.95	1.93	43.8%	29.9%	14.4%	14.3%
63	Mini U Storage Woodbridge	WFB	360	359	1	L(25),D(91),O(4)	5	5	6,000,000	5/9/2012	2.31	2.25	44.9%	36.7%	14.5%	14.1%
64	Sugar Tree Shopping Center	WFB	360	358	2	L(26),GRTR 1% or YM(90),O(4)	5	5	5,900,000	4/12/2012	2.57	2.21	45.7%	37.6%	16.6%	14.3%
65	Marketplace Shops	WFB	360	358	2	L(26),D(90),O(4)	5	5	3,900,000	5/12/2012	1.96	1.86	61.4%	50.7%	12.8%	12.1%
66	CVS - Wilmington	WFB	360	359	1	L(25),D(91),O(4)	5	5	4,430,000	5/21/2012	1.94	1.93	52.7%	43.2%	12.4%	12.3%
67	Market Central	WFB	360	359	1	L(25),D(91),O(4)	5	5	3,100,000	6/5/2012	2.03	1.81	68.5%	56.8%	13.5%	12.0%
68	Clinton River	WFB	300	299	1	L(25),D(91),O(4)	5	5	4,000,000	6/14/2012	1.83	1.78	52.4%	39.8%	13.3%	13.0%
69	The Boardwalk	WFB	360	358	2	L(26),GRTR 1% or YM(90),O(4)	5	5	11,200,000	4/12/2012	8.27	7.45	14.7%	12.1%	53.4%	48.1%
70	Dollar General - Yulee	LCF	0	0	1	YM(25),D or YM(91),O(4)	0	0	1,360,000	5/1/2012	2.17	2.05	64.3%	64.3%	11.5%	10.9%

A-1-9

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	UW Revenues ($)(8)	UW Expenses ($)(8)	UW Net Operating Income ($)(8)	UW Replacement ($)(8)	UW TI/LC ($)(8)	UW Net Cash Flow ($)(8)	Occupancy Rate(3)(8)	Occupancy as-of Date	UW Hotel ADR	UW Hotel RevPAR
1	Westside Pavilion	WFB	24,280,126	10,206,231	14,073,895	107,090	813,478	13,153,327	96.6%	6/30/2012
2	Starwood Capital Hotel Portfolio	WFB	44,680,174	27,367,898	17,312,276	0	0	15,525,069	70.1%	3/31/2012	94	66
2.01	Courtyard Marriott - Tyler, TX	WFB	4,115,891	2,112,063	2,003,828	0	0	1,839,192	66.4%	3/31/2012	114	76
2.02	Holiday Inn - Arlington, TX	WFB	4,290,754	2,880,430	1,410,324	0	0	1,238,694	62.9%	3/31/2012	104	68
2.03	Courtyard Marriott - Lufkin, TX	WFB	3,182,334	1,788,635	1,393,699	0	0	1,266,406	76.8%	3/31/2012	102	78
2.04	Hampton Inn & Suites - Waco, TX	WFB	3,463,178	2,179,459	1,283,718	0	0	1,145,191	72.9%	3/31/2012	102	75
2.05	Hampton Inn & Suites - Longview, TX	WFB	2,889,732	1,628,655	1,261,077	0	0	1,145,488	74.2%	3/31/2012	113	84
2.06	Courtyard Marriott - Wichita Falls, TX	WFB	2,641,063	1,598,231	1,042,833	0	0	937,190	70.7%	3/31/2012	99	70
2.07	Holiday Inn Express - Tyler, TX	WFB	2,491,100	1,554,569	936,530	0	0	836,886	73.8%	3/31/2012	102	75
2.08	Holiday Inn Express - Huntsville, TX	WFB	2,283,858	1,304,707	979,151	0	0	887,797	76.5%	3/31/2012	93	71
2.09	Holiday Inn Express - Paris, TX	WFB	1,810,291	1,096,580	713,711	0	0	641,299	63.5%	3/31/2012	91	58
2.10	Hampton Inn & Suites - Buda, TX	WFB	2,003,340	1,302,168	701,172	0	0	621,039	74.0%	3/31/2012	98	73
2.11	Hampton Inn - Sweetwater, TX	WFB	1,743,780	1,014,843	728,936	0	0	659,185	79.1%	3/31/2012	82	65
2.12	Candlewood Suites - Texarkana, TX	WFB	1,896,859	1,003,436	893,423	0	0	817,548	87.1%	3/31/2012	78	64
2.13	Holiday Inn Express - Texarkana, AR	WFB	1,874,128	1,120,542	753,586	0	0	678,621	73.0%	3/31/2012	87	57
2.14	Hampton Inn & Suites - Decatur, TX	WFB	1,866,705	1,227,904	638,801	0	0	564,133	78.1%	3/31/2012	88	69
2.15	Holiday Inn Express - Terrell, TX	WFB	1,741,711	1,050,153	691,558	0	0	621,889	73.0%	3/31/2012	94	69
2.16	Holiday Inn Express - Altus, OK	WFB	1,583,575	963,638	619,937	0	0	556,594	69.3%	3/31/2012	91	63
2.17	Comfort Suites - Buda, TX	WFB	1,429,195	972,330	456,866	0	0	399,698	68.8%	3/31/2012	74	51
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB	1,395,793	1,066,339	329,454	0	0	273,622	52.5%	3/31/2012	72	43
2.19	Comfort Inn & Suites - Paris, TX	WFB	867,132	602,459	264,673	0	0	229,988	51.8%	3/31/2012	82	42
2.20	Country Inn & Suites - Humble, TX	WFB	1,109,756	900,757	208,999	0	0	164,608	54.5%	3/31/2012	87	48
3	Trump Tower Commercial Condominium	LCF	32,662,844	12,274,824	20,388,020	67,379	687,290	19,633,351	98.7%	8/1/2012
4	100 Church Street	WFB	34,666,141	14,014,379	20,651,762	221,623	1,389,230	19,040,909	84.4%	5/31/2012
5	Cole Retail 12 Portfolio	RBS	5,423,453	362,102	5,061,352	63,690	42,189	4,955,472	100.0%	9/1/2012
5.01	FedEx - Baton Rouge, LA	RBS	805,923	25,013	780,911	8,232	0	772,679	100.0%	9/1/2012
5.02	LA Fitness - West Chester, OH	RBS	813,925	128,516	685,409	12,600	22,050	650,759	100.0%	9/1/2012
5.03	Walgreens - Olivette, MO	RBS	528,000	16,792	511,208	4,234	0	506,974	100.0%	9/1/2012
5.04	Walgreens - Seattle, WA	RBS	434,150	14,330	419,821	4,035	0	415,786	100.0%	9/1/2012
5.05	Walgreens - Columbia, MO	RBS	417,050	16,115	400,936	3,912	0	397,023	100.0%	9/1/2012
5.06	La-Z-Boy - Newington, CT	RBS	471,983	15,973	456,009	5,796	10,143	440,070	100.0%	9/1/2012
5.07	CVS - Azle, TX	RBS	426,278	65,159	361,119	3,612	0	357,507	100.0%	9/1/2012
5.08	Walgreens - Jacksonville, FL	RBS	338,200	12,003	326,197	4,234	0	321,963	100.0%	9/1/2012
5.09	Walgreens - Crossville, TN	RBS	307,800	12,138	295,662	4,220	0	291,442	100.0%	9/1/2012
5.1	Walgreens - Columbus, MS	RBS	299,850	10,208	289,643	4,057	0	285,585	100.0%	9/1/2012
5.11	Office Depot - Balcones Heights, TX	RBS	314,961	11,658	303,303	5,712	9,996	287,595	100.0%	9/1/2012
5.12	CVS - Fairview Township, PA	RBS	265,333	34,198	231,135	3,046	0	228,089	100.0%	9/1/2012
6	Somerset Shoppes	LCF	5,308,607	1,522,562	3,786,045	46,584	174,238	3,565,223	93.9%	8/1/2012
7	Rockville Corporate Center	LCF	6,091,383	2,406,714	3,684,669	55,135	165,192	3,464,342	99.1%	4/1/2012
8	NTP Portfolio	RBS	6,041,336	1,766,333	4,275,003	115,127	477,935	3,681,941	88.8%	Various
8.01	JDSU Campus	RBS	2,909,218	528,774	2,380,444	39,573	226,174	2,114,697	98.1%	9/1/2012
8.02	Patriot Tower	RBS	2,163,091	941,787	1,221,304	24,820	155,125	1,041,359	86.3%	8/1/2012
8.03	Pioneer Park	RBS	969,028	295,773	673,255	50,734	96,636	525,885	79.9%	8/1/2012
9	Columbia SC Hotel Portfolio	RBS	11,671,466	8,039,901	3,631,565	0	0	3,164,707	64.0%	4/30/2012	95	61
9.01	Holiday Inn Columbia Hotel	RBS	4,352,219	2,882,500	1,469,718	0	0	1,295,630	62.9%	4/30/2012	80	51
9.02	Sheraton Columbia Hotel	RBS	4,551,385	3,504,488	1,046,897	0	0	864,842	59.8%	4/30/2012	110	66
9.03	Holiday Inn Express Columbia Hotel	RBS	2,767,862	1,652,912	1,114,950	0	0	1,004,235	71.6%	4/30/2012	103	73
10	CMC Hotel Portfolio	RBS	8,843,072	5,297,034	3,546,039	0	0	3,192,316	69.5%	6/30/2012	89	62
10.01	Fairfield Inn & Suites	RBS	3,070,656	1,811,120	1,259,536	0	0	1,136,710	66.9%	6/30/2012	91	61
10.02	SpringHill Suites	RBS	3,435,797	2,102,923	1,332,874	0	0	1,195,442	72.5%	6/30/2012	95	69
10.03	TownePlace Suites	RBS	2,336,620	1,382,991	953,628	0	0	860,163	68.9%	6/30/2012	79	54
11	Rooney Ranch	WFB	4,266,889	1,267,355	2,999,534	70,135	162,200	2,767,199	97.2%	5/1/2012
12	Southeast Grocery Portfolio	LCF	3,789,278	864,526	2,924,752	47,931	83,161	2,793,660	85.3%	6/30/2012
12.01	Shoppes at Heritage Oaks	LCF	998,135	309,273	688,862	8,896	26,018	653,948	90.6%	6/30/2012
12.02	Dawsonville Town Center	LCF	853,448	141,393	712,054	8,769	19,151	684,134	89.1%	6/30/2012
12.03	New Hope Crossing	LCF	585,977	155,528	430,449	7,759	9,459	413,231	76.8%	6/30/2012
12.04	Forsyth Commons	LCF	561,812	97,782	464,030	7,857	8,493	447,680	79.4%	6/30/2012
12.05	Folkston Shopping Center	LCF	411,646	82,724	328,922	9,402	12,515	307,005	88.6%	6/30/2012
12.06	Valdosta Commons	LCF	378,261	77,826	300,435	5,248	7,524	287,663	86.3%	6/30/2012
13	The Pavilion at La Quinta	LCF	3,965,865	1,154,662	2,811,203	33,209	198,644	2,579,350	97.4%	3/15/2012
14	Hilton Garden Inn - Melville	RBS	8,009,303	4,877,343	3,131,960	0	0	2,811,587	75.3%	5/31/2012	142	107
15	Duane Reade on Fulton	LCF	2,653,148	667,473	1,985,674	7,476	25,006	1,953,193	100.0%	5/1/2012
16	5th & Lamar	LCF	3,147,023	1,020,756	2,126,267	17,418	87,924	2,020,924	100.0%	4/10/2012
17	The Walker Building	LCF	3,291,663	1,381,843	1,909,820	19,629	81,202	1,808,990	95.1%	6/19/2012
18	1024-1036 Lincoln Road	WFB	2,599,538	688,825	1,910,713	5,400	62,277	1,843,036	100.0%	4/30/2012
19	CitiWide Storage	RBS	5,334,481	3,005,065	2,329,416	22,416	0	2,307,001	89.2%	8/16/2012
20	Wards Crossing West	LCF	2,491,099	533,641	1,957,458	28,420	135,220	1,793,817	95.6%	4/1/2012
21	BJ’s Ritchie Station	LCF	2,600,363	523,946	2,076,417	29,469	58,938	1,988,010	100.0%	9/6/2012
22	One Corporate Center 1 & 3	LCF	3,802,736	1,899,949	1,902,787	55,462	256,037	1,591,287	87.9%	7/20/2012
23	Southlake Marketplace	LCF	2,518,022	886,924	1,631,098	26,451	101,186	1,503,460	93.3%	8/1/2012
24	White Lake Marketplace Shopping Center	LCF	2,361,009	772,529	1,588,481	18,966	72,851	1,496,663	100.0%	8/20/2012
25	600 East Broad	RBS	3,373,350	1,574,392	1,798,958	74,817	96,550	1,627,590	99.1%	5/31/2012
26	Diamond Forest Apartments	LCF	2,721,244	1,238,110	1,483,134	73,920	0	1,409,214	93.6%	7/30/2012
27	Belle Foods Portfolio	WFB	2,188,224	77,527	2,110,698	366,105	105,176	1,639,416	100.0%	9/1/2012
27.01	Food World - Alabaster	WFB	311,245	10,657	300,588	31,198	14,776	254,613	100.0%	9/1/2012
27.02	Piggly Wiggly - Albany	WFB	296,618	10,219	286,399	49,488	14,313	222,599	100.0%	9/1/2012
27.03	Piggly Wiggly - Milledgeville	WFB	282,518	9,796	272,723	70,446	13,633	188,644	100.0%	9/1/2012
27.04	Food World - Enterprise	WFB	264,757	9,263	255,494	71,917	12,776	170,802	100.0%	9/1/2012
27.05	Food World - Troy	WFB	264,757	9,263	255,494	39,988	12,776	202,731	100.0%	9/1/2012
27.06	Food World - Muscle Shoals	WFB	258,442	9,073	249,369	34,104	12,689	202,576	100.0%	9/1/2012
27.07	Piggly Wiggly - Brewton	WFB	176,265	6,608	169,657	25,634	8,242	135,780	100.0%	9/1/2012
27.08	Food World - Atmore	WFB	176,265	6,608	169,657	11,204	8,242	150,211	100.0%	9/1/2012
27.09	Piggly Wiggly - Luverne	WFB	157,356	6,041	151,316	32,127	7,728	111,461	100.0%	9/1/2012
28	Hilton Garden Inn Summit	RBS	4,569,918	2,739,515	1,830,403	0	0	1,647,607	71.1%	3/31/2012	110	79
29	Crossways Shopping Center	RBS	1,634,716	308,779	1,325,938	30,539	76,349	1,219,050	100.0%	7/19/2012
30	Hilton Garden Inn - Franklin Cool Springs	WFB	4,519,626	2,805,812	1,713,814	0	0	1,533,029	73.7%	5/31/2012	110	81
31	Pecan Creek & Glen Knoll MHCs	LCF	1,886,474	661,894	1,224,580	19,700	0	1,204,880	95.7%	7/1/2012
31.01	Pecan Creek MHC	LCF	1,011,253	316,204	695,049	11,300	0	683,749	94.7%	7/1/2012
31.02	Glen Knoll MHC	LCF	875,221	345,690	529,531	8,400	0	521,131	97.0%	7/1/2012
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB	1,848,318	662,223	1,186,095	23,634	87,787	1,074,675	100.0%	6/5/2012
32.01	Pines Plaza	WFB	1,044,282	410,320	633,962	13,634	50,150	570,178	100.0%	6/5/2012
32.02	Pembroke Lakes Shopping Center	WFB	804,036	251,902	552,134	10,000	37,637	504,497	100.0%	6/5/2012
33	Sterling and El Camba MHCs	LCF	1,548,791	512,413	1,036,378	22,050	0	1,014,328	97.3%	3/1/2012
33.01	Sterling MHC	LCF	1,220,613	362,037	858,576	17,000	0	841,576	99.1%	3/1/2012
33.02	El Camba MHC	LCF	328,178	150,376	177,802	5,050	0	172,752	91.1%	3/1/2012
34	Barrington Business Park	WFB	1,442,588	378,336	1,064,252	20,352	69,032	974,868	94.1%	7/30/2012
35	Academy Sports + Outdoors - Snellville	LCF	578,120	5,781	572,339	6,738	33,688	531,914	100.0%	9/6/2012
36	Academy Sports + Outdoors - Columbia	LCF	563,667	5,637	558,030	7,174	35,872	514,984	100.0%	9/6/2012
37	Woodland Park Apartments	RBS	1,954,470	1,007,571	946,899	42,000	0	904,899	94.6%	7/1/2012
38	Courtyard by Marriott Wilmington, DE	WFB	4,295,206	2,763,173	1,532,033	0	0	1,317,273	64.3%	3/31/2012	139	89
39	2145 Market Street	WFB	1,543,969	530,386	1,013,584	7,768	29,044	976,772	100.0%	5/23/2012

A-1-10

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	UW Revenues ($)(8)	UW Expenses ($)(8)	UW Net Operating Income ($)(8)	UW Replacement ($)(8)	UW TI/LC ($)(8)	UW Net Cash Flow ($)(8)	Occupancy Rate(3)(8)	Occupancy as-of Date	UW Hotel ADR	UW Hotel RevPAR
40	Renaissance Square - NC	WFB	1,349,788	303,888	1,045,900	16,094	58,135	971,671	89.3%	5/31/2012
41	Parker Station	LCF	1,502,248	621,823	880,425	15,667	74,354	790,404	99.3%	5/21/2012
42	Hilton Garden Inn - Lakeland	RBS	3,526,409	2,485,352	1,041,058	0	0	900,001	69.3%	6/30/2012	100	69
43	Titan Cold & Dry	WFB	2,358,354	1,280,490	1,077,864	67,790	84,668	925,407	93.0%	8/20/2012
44	Riverview Commons	RBS	1,056,285	330,927	725,357	11,804	41,576	671,977	93.4%	6/25/2012
45	Denaro Plaza	WFB	1,071,419	345,298	726,122	8,750	44,802	672,571	95.7%	8/1/2012
46	Macon Self Storage Portfolio	RBS	1,151,384	465,523	685,861	31,097	0	654,765	93.5%	7/18/2012
46.01	Vineville Self Storage	RBS	419,390	169,232	250,159	9,098	0	241,061	94.1%	7/18/2012
46.02	Bass at Wesleyan Self Storage	RBS	387,287	174,730	212,557	14,105	0	198,452	90.0%	7/18/2012
46.03	Rutland Self Storage	RBS	344,707	121,562	223,145	7,894	0	215,251	96.5%	7/18/2012
47	Spec’s Dallas	RBS	722,908	181,850	541,058	9,000	9,000	523,058	100.0%	9/1/2012
48	Porterville Shopping Center	WFB	1,190,166	342,192	847,974	23,205	85,252	739,517	95.3%	6/1/2012
49	National Storage Center	WFB	941,171	335,075	606,096	10,374	0	595,722	88.8%	7/1/2012
50	All Storage Thompson Beach	RBS	1,062,200	439,004	623,196	21,741	0	601,454	85.8%	8/17/2012
51	Solano Portfolio	WFB	866,840	284,707	582,133	11,576	3,920	566,637	86.6%	Various
52	All Storage Boat Club	RBS	968,584	363,156	605,428	17,456	0	587,972	84.4%	8/17/2012
53	TownePlace Suites - Newark, CA	LCF	2,637,353	1,898,657	738,696	0	0	580,455	79.6%	5/31/2012	76	57
54	Lazy Hills	LCF	721,085	212,114	508,971	3,165	30,370	475,436	95.0%	5/1/2012
55	Shops at Julington Creek	RBS	877,829	279,186	598,643	8,041	37,232	553,369	89.3%	5/14/2012
56	24 Hour Fitness Fort Worth	RBS	756,193	72,183	684,010	7,500	19,000	657,510	100.0%	9/1/2012
57	Alafia Riverfront MHC	WFB	558,133	198,063	360,070	4,800	0	355,270	93.8%	6/1/2012
58	Silverlake Estates MHC	LCF	1,034,637	597,055	437,582	10,650	0	426,932	81.2%	5/18/2012
59	Padonia Park	WFB	523,507	163,329	360,178	8,454	17,137	334,587	100.0%	6/1/2012
60	SOS Storage Center	WFB	692,650	326,710	365,939	11,211	0	354,729	90.2%	6/12/2012
61	Plaza South Shopping Center	WFB	596,731	169,255	427,476	7,646	36,896	382,934	82.0%	7/1/2012
62	Wells Fargo - Houston	WFB	409,234	13,052	396,182	3,225	0	392,957	100.0%	9/1/2012
63	Mini U Storage Woodbridge	WFB	668,461	277,650	390,811	10,580	0	380,231	68.7%	5/8/2012
64	Sugar Tree Shopping Center	WFB	730,286	283,099	447,187	12,570	49,156	385,461	87.3%	6/12/2012
65	Marketplace Shops	WFB	371,303	64,859	306,443	5,040	11,596	289,808	100.0%	3/31/2012
66	CVS - Wilmington	WFB	329,956	40,749	289,207	1,728	0	287,479	100.0%	9/1/2012
67	Market Central	WFB	401,082	114,452	286,630	6,800	25,222	254,608	90.6%	7/1/2012
68	Clinton River	WFB	556,043	276,543	279,500	6,600	0	272,900	93.9%	6/22/2012
69	The Boardwalk	WFB	1,160,924	281,416	879,508	8,099	78,887	792,522	100.0%	6/12/2012
70	Dollar General - Yulee	LCF	101,925	1,019	100,905	903	4,513	95,490	100.0%	9/6/2012

A-1-11

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
1	Westside Pavilion	WFB	TTM 6/30/2012	26,675,823	10,271,059	16,404,764	0	16,404,764
2	Starwood Capital Hotel Portfolio	WFB	TTM 3/31/2012	44,769,986	27,014,245	17,755,740	1,790,799	15,964,941	94	66
2.01	Courtyard Marriott - Tyler, TX	WFB	TTM 3/31/2012	4,125,060	2,078,804	2,046,256	165,003	1,881,253	114	76
2.02	Holiday Inn - Arlington, TX	WFB	TTM 3/31/2012	4,000,379	2,878,636	1,121,743	160,015	961,728	98	62
2.03	Courtyard Marriott - Lufkin, TX	WFB	TTM 3/31/2012	3,190,235	1,785,014	1,405,221	127,609	1,277,612	102	78
2.04	Hampton Inn & Suites - Waco, TX	WFB	TTM 3/31/2012	3,472,344	2,288,135	1,184,210	138,894	1,045,316	102	75
2.05	Hampton Inn & Suites - Longview, TX	WFB	TTM 3/31/2012	2,897,348	1,733,586	1,163,762	115,894	1,047,868	113	84
2.06	Courtyard Marriott - Wichita Falls, TX	WFB	TTM 3/31/2012	2,647,550	1,618,418	1,029,132	105,902	923,230	99	70
2.07	Holiday Inn Express - Tyler, TX	WFB	TTM 3/31/2012	2,497,712	1,563,779	933,932	99,908	834,024	102	75
2.08	Holiday Inn Express - Huntsville, TX	WFB	TTM 3/31/2012	2,290,031	1,225,541	1,064,490	91,602	972,888	93	71
2.09	Holiday Inn Express - Paris, TX	WFB	TTM 3/31/2012	1,815,158	1,119,053	696,105	72,606	623,499	91	58
2.10	Hampton Inn & Suites - Buda, TX	WFB	TTM 3/31/2012	2,008,728	1,211,564	797,164	80,349	716,815	98	73
2.11	Hampton Inn - Sweetwater, TX	WFB	TTM 3/31/2012	1,748,440	1,016,692	731,747	69,937	661,810	82	65
2.12	Candlewood Suites - Texarkana, TX	WFB	TTM 3/31/2012	2,066,653	1,016,124	1,050,529	82,666	967,863	80	70
2.13	Holiday Inn Express - Texarkana, AR	WFB	TTM 3/31/2012	2,124,250	1,229,278	894,972	84,970	810,002	89	65
2.14	Hampton Inn & Suites - Decatur, TX	WFB	TTM 3/31/2012	1,871,774	1,148,821	722,953	74,871	648,082	88	69
2.15	Holiday Inn Express - Terrell, TX	WFB	TTM 3/31/2012	1,746,389	1,009,255	737,133	69,855	667,278	94	69
2.16	Holiday Inn Express - Altus, OK	WFB	TTM 3/31/2012	1,587,852	941,922	645,930	63,514	582,416	91	63
2.17	Comfort Suites - Buda, TX	WFB	TTM 3/31/2012	1,432,855	920,008	512,847	57,314	455,533	74	51
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB	TTM 3/31/2012	1,265,014	924,799	340,215	50,601	289,614	74	39
2.19	Comfort Inn & Suites - Paris, TX	WFB	TTM 3/31/2012	869,504	540,254	329,250	34,780	294,470	82	42
2.20	Country Inn & Suites - Humble, TX	WFB	TTM 3/31/2012	1,112,710	764,563	348,148	44,509	303,639	87	48
3	Trump Tower Commercial Condominium	LCF	TTM 6/30/2012	30,268,363	12,410,450	17,857,913	0	17,857,913
4	100 Church Street	WFB	TTM 5/31/2012	24,862,596	11,898,238	12,964,358	0	12,964,358
5	Cole Retail 12 Portfolio	RBS	TTM 3/31/2012	5,514,731	500,854	5,013,877	0	5,013,877
5.01	FedEx - Baton Rouge, LA	RBS	TTM 3/31/2012	814,365	47,055	767,310	0	767,310
5.02	LA Fitness - West Chester, OH	RBS	TTM 3/31/2012	802,326	142,531	659,795	0	659,795
5.03	Walgreens - Olivette, MO	RBS	TTM 3/31/2012	528,000	31,964	496,036	0	496,036
5.04	Walgreens - Seattle, WA	RBS	TTM 3/31/2012	457,000	28,147	428,853	0	428,853
5.05	Walgreens - Columbia, MO	RBS	TTM 3/31/2012	439,000	29,387	409,613	0	409,613
5.06	La-Z-Boy - Newington, CT	RBS	TTM 3/31/2012	496,824	27,865	468,959	0	468,959
5.07	CVS - Azle, TX	RBS	TTM 3/31/2012	426,278	75,085	351,193	0	351,193
5.08	Walgreens - Jacksonville, FL	RBS	TTM 3/31/2012	356,000	22,766	333,234	0	333,234
5.09	Walgreens - Crossville, TN	RBS	TTM 3/31/2012	324,000	21,934	302,066	0	302,066
5.1	Walgreens - Columbus, MS	RBS	TTM 3/31/2012	299,850	18,824	281,026	0	281,026
5.11	Office Depot - Balcones Heights, TX	RBS	TTM 3/31/2012	305,755	14,463	291,292	0	291,292
5.12	CVS - Fairview Township, PA	RBS	TTM 3/31/2012	265,333	40,833	224,500	0	224,500
6	Somerset Shoppes	LCF	TTM 6/30/2012	5,274,806	1,508,680	3,766,126	0	3,766,126
7	Rockville Corporate Center	LCF	TTM 3/31/2012	4,403,151	2,326,221	2,076,931	0	2,076,931
8	NTP Portfolio	RBS	TTM 6/30/2012	6,096,956	1,654,800	4,442,156	0	4,442,156
8.01	JDSU Campus	RBS	TTM 6/30/2012	2,921,917	456,026	2,465,891	0	2,465,891
8.02	Patriot Tower	RBS	TTM 6/30/2012	2,237,847	899,907	1,337,940	0	1,337,940
8.03	Pioneer Park	RBS	TTM 6/30/2012	937,192	298,867	638,325	0	638,325
9	Columbia SC Hotel Portfolio	RBS	TTM 4/30/2012	11,695,200	8,006,838	3,688,362	0	3,688,362	95	61
9.01	Holiday Inn Columbia Hotel	RBS	TTM 4/30/2012	4,364,102	2,851,979	1,512,123	0	1,512,123	80	51
9.02	Sheraton Columbia Hotel	RBS	TTM 4/30/2012	4,555,556	3,520,187	1,035,369	0	1,035,369	110	66
9.03	Holiday Inn Express Columbia Hotel	RBS	TTM 4/30/2012	2,775,542	1,634,672	1,140,870	0	1,140,870	103	73
10	CMC Hotel Portfolio	RBS	TTM 6/30/2012	8,865,124	4,966,007	3,899,117	0	3,899,117	89	62
10.01	Fairfield Inn & Suites	RBS	TTM 6/30/2012	3,079,219	1,703,941	1,375,278	0	1,375,278	91	61
10.02	SpringHill Suites	RBS	TTM 6/30/2012	3,443,390	1,967,179	1,476,211	0	1,476,211	95	69
10.03	TownePlace Suites	RBS	TTM 6/30/2012	2,342,515	1,294,887	1,047,628	0	1,047,628	79	54
11	Rooney Ranch	WFB	Actual 2011	4,388,341	1,337,696	3,050,645	0	3,050,645
12	Southeast Grocery Portfolio	LCF	TTM 4/30/2012	3,778,757	874,371	2,904,386	0	2,904,386
12.01	Shoppes at Heritage Oaks	LCF	TTM 4/30/2012	1,020,778	315,051	705,727	0	705,727
12.02	Dawsonville Town Center	LCF	TTM 4/30/2012	794,009	137,621	656,388	0	656,388
12.03	New Hope Crossing	LCF	TTM 4/30/2012	598,567	141,299	457,268	0	457,268
12.04	Forsyth Commons	LCF	TTM 4/30/2012	592,827	113,711	479,116	0	479,116
12.05	Folkston Shopping Center	LCF	TTM 4/30/2012	402,393	93,436	308,957	0	308,957
12.06	Valdosta Commons	LCF	TTM 4/30/2012	370,183	73,253	296,930	0	296,930
13	The Pavilion at La Quinta	LCF	TTM 3/31/2012	4,027,872	1,166,357	2,861,515	0	2,861,515
14	Hilton Garden Inn - Melville	RBS	TTM 5/31/2012	8,031,226	4,853,216	3,178,010	240,764	2,937,246	142	107
15	Duane Reade on Fulton	LCF	TTM 4/30/2012	2,307,913	649,494	1,658,419	0	1,658,419
16	5th & Lamar	LCF	TTM 2/29/2012	3,292,431	983,612	2,308,819	29,724	2,279,095
17	The Walker Building	LCF	TTM 3/31/2012	3,338,084	1,348,656	1,989,428	0	1,989,428
18	1024-1036 Lincoln Road	WFB	Actual 2011	1,878,669	270,254	1,608,415	0	1,608,415
19	CitiWide Storage	RBS	TTM 6/30/2012	5,196,496	2,298,097	2,898,399	0	2,898,399
20	Wards Crossing West	LCF	TTM 2/29/2012	2,254,788	525,732	1,729,056	0	1,729,056
21	BJ’s Ritchie Station	LCF	Annualized 5 5/31/2012	2,104,661	514,247	1,590,413	0	1,590,413
22	One Corporate Center 1 & 3	LCF	TTM 6/30/2012	3,828,564	1,906,655	1,921,909	0	1,921,909
23	Southlake Marketplace	LCF	TTM 6/30/2012	2,383,659	801,362	1,582,297	0	1,582,297
24	White Lake Marketplace Shopping Center	LCF	TTM 6/30/2012	1,825,583	576,449	1,249,134	0	1,249,134
25	600 East Broad	RBS	TTM 5/31/2012	2,869,336	1,589,669	1,279,667	0	1,279,667
26	Diamond Forest Apartments	LCF	TTM 5/31/2012	2,721,244	1,218,146	1,503,098	141,124	1,361,974
27	Belle Foods Portfolio	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.01	Food World - Alabaster	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.02	Piggly Wiggly - Albany	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.03	Piggly Wiggly - Milledgeville	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.04	Food World - Enterprise	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.05	Food World - Troy	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.06	Food World - Muscle Shoals	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.07	Piggly Wiggly - Brewton	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.08	Food World - Atmore	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.09	Piggly Wiggly - Luverne	WFB	NAV	NAV	NAV	NAV	NAV	NAV
28	Hilton Garden Inn Summit	RBS	TTM 5/31/2012	4,557,314	2,724,277	1,833,037	0	1,833,037	110	79
29	Crossways Shopping Center	RBS	TTM 4/30/2012	1,601,642	297,884	1,303,758	0	1,303,758
30	Hilton Garden Inn - Franklin Cool Springs	WFB	TTM 5/31/2012	4,519,626	2,926,315	1,593,311	0	1,593,311	110	81
31	Pecan Creek & Glen Knoll MHCs	LCF	TTM 5/31/2012	1,832,067	667,866	1,164,201	0	1,164,201
31.01	Pecan Creek MHC	LCF	TTM 5/31/2012	1,015,106	324,590	690,516	0	690,516
31.02	Glen Knoll MHC	LCF	TTM 5/31/2012	816,961	343,276	473,685	0	473,685
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB	NAV	NAV	NAV	NAV	NAV	NAV
32.01	Pines Plaza	WFB	NAV	NAV	NAV	NAV	NAV	NAV
32.02	Pembroke Lakes Shopping Center	WFB	NAV	NAV	NAV	NAV	NAV	NAV
33	Sterling and El Camba MHCs	LCF	TTM 2/29/2012	1,530,889	508,328	1,022,561	0	1,022,561
33.01	Sterling MHC	LCF	TTM 2/29/2012	1,214,995	358,563	856,432	0	856,432
33.02	El Camba MHC	LCF	TTM 2/29/2012	315,894	149,765	166,129	0	166,129
34	Barrington Business Park	WFB	TTM 3/31/2012	1,593,059	431,416	1,161,643	115,337	1,046,306
35	Academy Sports + Outdoors - Snellville	LCF	NAV	NAV	NAV	NAV	NAV	NAV
36	Academy Sports + Outdoors - Columbia	LCF	NAV	NAV	NAV	NAV	NAV	NAV
37	Woodland Park Apartments	RBS	TTM 5/31/2012	1,917,199	980,022	937,177	0	937,177
38	Courtyard by Marriott Wilmington, DE	WFB	TTM 3/31/2012	4,299,815	2,658,044	1,641,771	214,991	1,426,780	139	89
39	2145 Market Street	WFB	Actual 2011	1,760,923	495,771	1,265,152	4,163	1,260,989

A-1-12

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
40	Renaissance Square - NC	WFB	TTM 7/31/2012	1,404,511	279,112	1,125,399	0	1,125,399
41	Parker Station	LCF	TTM 3/31/2012	1,703,664	602,041	1,101,624	0	1,101,624
42	Hilton Garden Inn - Lakeland	RBS	TTM 6/30/2012	3,536,171	2,398,292	1,137,879	0	1,137,879	100	69
43	Titan Cold & Dry	WFB	Actual 2011	932,320	51,959	880,360	0	880,360
44	Riverview Commons	RBS	TTM 5/31/2012	974,756	242,781	731,975	0	731,975
45	Denaro Plaza	WFB	Annualized 5 5/31/2012	957,593	283,190	674,402	0	674,402
46	Macon Self Storage Portfolio	RBS	TTM 6/30/2012	1,142,384	395,442	746,942	0	746,942
46.01	Vineville Self Storage	RBS	TTM 6/30/2012	419,390	141,496	277,894	0	277,894
46.02	Bass at Wesleyan Self Storage	RBS	TTM 6/30/2012	378,287	151,158	227,129	0	227,129
46.03	Rutland Self Storage	RBS	TTM 6/30/2012	344,707	102,788	241,919	0	241,919
47	Spec’s Dallas	RBS	NAV	NAV	NAV	NAV	NAV	NAV
48	Porterville Shopping Center	WFB	TTM 5/31/2012	1,206,840	345,676	861,164	55,263	805,901
49	National Storage Center	WFB	TTM 6/30/2012	932,752	313,288	619,464	0	619,464
50	All Storage Thompson Beach	RBS	TTM 6/30/2012	899,321	376,956	522,365	0	522,365
51	Solano Portfolio	WFB	TTM 4/30/2012	891,554	237,548	654,006	0	654,006
52	All Storage Boat Club	RBS	TTM 6/30/2012	843,077	315,706	527,371	0	527,371
53	TownePlace Suites - Newark, CA	LCF	TTM 5/31/2012	2,812,718	1,933,561	879,157	163,034	716,123	76	60
54	Lazy Hills	LCF	TTM 5/31/2012	643,711	211,105	432,605	0	432,605
55	Shops at Julington Creek	RBS	Actual 2011	709,940	222,528	487,412	0	487,412
56	24 Hour Fitness Fort Worth	RBS	Actual 2011	790,406	47,711	742,695	0	742,695
57	Alafia Riverfront MHC	WFB	TTM 5/31/2012	551,530	191,773	359,758	0	359,758
58	Silverlake Estates MHC	LCF	TTM 5/31/2012	1,034,637	599,279	435,358	0	435,358
59	Padonia Park	WFB	TTM 5/31/2012	540,832	66,236	474,596	1,985	472,611
60	SOS Storage Center	WFB	TTM 5/31/2012	689,184	293,183	396,001	984	395,017
61	Plaza South Shopping Center	WFB	TTM 6/30/2012	566,215	143,918	422,298	0	422,298
62	Wells Fargo - Houston	WFB	Actual 2011	375,000	0	375,000	0	375,000
63	Mini U Storage Woodbridge	WFB	TTM 5/31/2012	668,461	268,701	399,760	1,198	398,562
64	Sugar Tree Shopping Center	WFB	TTM 4/30/2012	800,167	288,170	511,998	0	511,998
65	Marketplace Shops	WFB	TTM 4/30/2012	364,821	67,231	297,590	0	297,590
66	CVS - Wilmington	WFB	Actual 2011	338,289	38,786	299,503	0	299,503
67	Market Central	WFB	TTM 5/31/2012	446,879	121,372	325,508	0	325,508
68	Clinton River	WFB	TTM 6/30/2012	542,576	283,209	259,367	0	259,367
69	The Boardwalk	WFB	TTM 4/30/2012	1,175,138	285,965	889,173	0	889,173
70	Dollar General - Yulee	LCF	NAV	NAV	NAV	NAV	NAV	NAV

A-1-13

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR
1	Westside Pavilion	WFB	Actual 2011	26,352,398	9,726,468	16,625,930	0	16,625,930
2	Starwood Capital Hotel Portfolio	WFB	Actual 2011	43,658,837	26,825,327	16,833,510	1,746,353	15,087,157	95	65
2.01	Courtyard Marriott - Tyler, TX	WFB	Actual 2011	3,783,981	2,028,645	1,755,336	151,359	1,603,977	112	71
2.02	Holiday Inn - Arlington, TX	WFB	Actual 2011	4,294,896	2,905,792	1,389,104	171,795	1,217,309	108	68
2.03	Courtyard Marriott - Lufkin, TX	WFB	Actual 2011	3,093,990	1,745,052	1,348,938	123,760	1,225,178	103	76
2.04	Hampton Inn & Suites - Waco, TX	WFB	Actual 2011	3,433,089	2,259,592	1,173,497	137,323	1,036,174	102	74
2.05	Hampton Inn & Suites - Longview, TX	WFB	Actual 2011	2,870,302	1,719,689	1,150,613	114,812	1,035,801	113	83
2.06	Courtyard Marriott - Wichita Falls, TX	WFB	Actual 2011	2,542,095	1,552,082	990,013	101,684	888,329	95	67
2.07	Holiday Inn Express - Tyler, TX	WFB	Actual 2011	2,414,842	1,538,365	876,476	96,593	779,883	102	73
2.08	Holiday Inn Express - Huntsville, TX	WFB	Actual 2011	2,232,935	1,246,391	986,545	89,318	897,227	92	69
2.09	Holiday Inn Express - Paris, TX	WFB	Actual 2011	1,778,384	1,112,770	665,614	71,135	594,479	91	57
2.10	Hampton Inn & Suites - Buda, TX	WFB	Actual 2011	1,920,619	1,236,292	684,326	76,824	607,502	97	70
2.11	Hampton Inn - Sweetwater, TX	WFB	Actual 2011	1,586,296	987,562	598,734	63,451	535,283	73	58
2.12	Candlewood Suites - Texarkana, TX	WFB	Actual 2011	1,940,975	978,425	962,550	77,639	884,911	80	65
2.13	Holiday Inn Express - Texarkana, AR	WFB	Actual 2011	2,004,850	1,230,564	774,285	80,194	694,091	90	62
2.14	Hampton Inn & Suites - Decatur, TX	WFB	Actual 2011	1,908,429	1,178,162	730,267	76,337	653,930	88	70
2.15	Holiday Inn Express - Terrell, TX	WFB	Actual 2011	1,683,770	1,012,559	671,211	67,351	603,860	92	67
2.16	Holiday Inn Express - Altus, OK	WFB	Actual 2011	1,629,899	979,648	650,251	65,196	585,055	90	65
2.17	Comfort Suites - Buda, TX	WFB	Actual 2011	1,358,535	929,563	428,972	54,341	374,631	74	48
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB	Actual 2011	1,246,402	915,730	330,671	49,856	280,815	76	39
2.19	Comfort Inn & Suites - Paris, TX	WFB	Actual 2011	854,249	540,974	313,275	34,170	279,105	85	42
2.20	Country Inn & Suites - Humble, TX	WFB	Actual 2011	1,080,299	727,469	352,829	43,211	309,618	90	47
3	Trump Tower Commercial Condominium	LCF	Actual 2011	29,389,547	11,321,188	18,068,359	0	18,068,359
4	100 Church Street	WFB	Actual 2011	21,117,121	11,699,672	9,417,449	0	9,417,449
5	Cole Retail 12 Portfolio	RBS	Various	Various	Various	Various	Various	Various
5.01	FedEx - Baton Rouge, LA	RBS	Actual 2011	814,365	46,353	768,012	0	768,012
5.02	LA Fitness - West Chester, OH	RBS	NAV	NAV	NAV	NAV	NAV	NAV
5.03	Walgreens - Olivette, MO	RBS	Actual 2011	528,000	31,240	496,760	0	496,760
5.04	Walgreens - Seattle, WA	RBS	Actual 2011	457,000	27,475	429,525	0	429,525
5.05	Walgreens - Columbia, MO	RBS	Actual 2011	439,000	28,793	410,207	0	410,207
5.06	La-Z-Boy - Newington, CT	RBS	Actual 2011	496,824	27,642	469,182	0	469,182
5.07	CVS - Azle, TX	RBS	NAV	NAV	NAV	NAV	NAV	NAV
5.08	Walgreens - Jacksonville, FL	RBS	Actual 2011	356,000	22,275	333,725	0	333,725
5.09	Walgreens - Crossville, TN	RBS	Actual 2011	324,000	22,221	301,779	0	301,779
5.1	Walgreens - Columbus, MS	RBS	Actual 2011	299,850	18,340	281,510	0	281,510
5.11	Office Depot - Balcones Heights, TX	RBS	NAV	NAV	NAV	NAV	NAV	NAV
5.12	CVS - Fairview Township, PA	RBS	NAV	NAV	NAV	NAV	NAV	NAV
6	Somerset Shoppes	LCF	Actual 2011	5,185,526	1,512,151	3,673,375	0	3,673,375
7	Rockville Corporate Center	LCF	Actual 2011	4,211,463	2,219,497	1,991,966	0	1,991,966
8	NTP Portfolio	RBS	Actual 2011	5,968,616	1,610,914	4,357,702	0	4,357,702
8.01	JDSU Campus	RBS	Actual 2011	2,892,538	453,734	2,438,804	0	2,438,804
8.02	Patriot Tower	RBS	Actual 2011	2,150,320	879,599	1,270,721	0	1,270,721
8.03	Pioneer Park	RBS	Actual 2011	925,758	277,581	648,177	0	648,177
9	Columbia SC Hotel Portfolio	RBS	Actual 2011	11,772,392	8,195,111	3,577,281	0	3,577,281	93	61
9.01	Holiday Inn Columbia Hotel	RBS	Actual 2011	4,312,707	2,866,776	1,445,931	0	1,445,931	79	51
9.02	Sheraton Columbia Hotel	RBS	Actual 2011	4,641,084	3,685,593	955,491	0	955,491	107	67
9.03	Holiday Inn Express Columbia Hotel	RBS	Actual 2011	2,818,601	1,642,742	1,175,859	0	1,175,859	100	75
10	CMC Hotel Portfolio	RBS	Actual 2011	7,926,235	4,694,388	3,231,847	0	3,231,847	84	56
10.01	Fairfield Inn & Suites	RBS	Actual 2011	2,730,798	1,598,150	1,132,648	0	1,132,648	85	55
10.02	SpringHill Suites	RBS	Actual 2011	3,057,906	1,802,966	1,254,940	0	1,254,940	89	63
10.03	TownePlace Suites	RBS	Actual 2011	2,137,531	1,293,272	844,259	0	844,259	75	50
11	Rooney Ranch	WFB	Actual 2010	4,373,027	1,248,513	3,124,514	0	3,124,514
12	Southeast Grocery Portfolio	LCF	Actual 2011	3,740,001	852,741	2,887,259	0	2,887,259
12.01	Shoppes at Heritage Oaks	LCF	Actual 2011	983,010	304,127	678,883	0	678,883
12.02	Dawsonville Town Center	LCF	Actual 2011	800,837	138,468	662,369	0	662,369
12.03	New Hope Crossing	LCF	Actual 2011	599,415	152,995	446,420	0	446,420
12.04	Forsyth Commons	LCF	Actual 2011	591,420	97,254	494,166	0	494,166
12.05	Folkston Shopping Center	LCF	Actual 2011	396,822	81,784	315,038	0	315,038
12.06	Valdosta Commons	LCF	Actual 2011	368,497	78,113	290,384	0	290,384
13	The Pavilion at La Quinta	LCF	Actual 2011	4,011,599	1,174,436	2,837,163	0	2,837,163
14	Hilton Garden Inn - Melville	RBS	Actual 2011	7,824,577	4,846,901	2,977,676	220,643	2,757,033	142	104
15	Duane Reade on Fulton	LCF	Actual 2011	2,209,586	698,159	1,511,427	0	1,511,427
16	5th & Lamar	LCF	Actual 2011	3,245,017	997,984	2,247,033	1,417	2,245,616
17	The Walker Building	LCF	Actual 2011	3,262,390	1,284,687	1,977,703	0	1,977,703
18	1024-1036 Lincoln Road	WFB	Actual 2010	1,458,569	327,845	1,130,724	0	1,130,724
19	CitiWide Storage	RBS	Actual 2011	4,906,171	2,272,742	2,633,429	0	2,633,429
20	Wards Crossing West	LCF	Actual 2011	2,202,022	757,203	1,444,819	0	1,444,819
21	BJ’s Ritchie Station	LCF	Actual 2011	2,625,176	485,199	2,139,976	0	2,139,976
22	One Corporate Center 1 & 3	LCF	Actual 2011	3,685,674	1,964,291	1,721,384	0	1,721,384
23	Southlake Marketplace	LCF	Actual 2011	2,492,222	811,189	1,681,033	0	1,681,033
24	White Lake Marketplace Shopping Center	LCF	Actual 2011	1,798,024	605,960	1,192,064	0	1,192,064
25	600 East Broad	RBS	Actual 2011	3,179,090	1,563,962	1,615,128	0	1,615,128
26	Diamond Forest Apartments	LCF	Actual 2011	2,646,930	1,238,181	1,408,749	135,817	1,272,932
27	Belle Foods Portfolio	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.01	Food World - Alabaster	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.02	Piggly Wiggly - Albany	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.03	Piggly Wiggly - Milledgeville	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.04	Food World - Enterprise	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.05	Food World - Troy	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.06	Food World - Muscle Shoals	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.07	Piggly Wiggly - Brewton	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.08	Food World - Atmore	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.09	Piggly Wiggly - Luverne	WFB	NAV	NAV	NAV	NAV	NAV	NAV
28	Hilton Garden Inn Summit	RBS	Actual 2011	4,335,737	2,682,815	1,652,922	0	1,652,922	107	75
29	Crossways Shopping Center	RBS	Actual 2011	1,636,048	295,776	1,340,272	0	1,340,272
30	Hilton Garden Inn - Franklin Cool Springs	WFB	Actual 2011	4,341,080	2,759,757	1,581,323	0	1,581,323	107	77
31	Pecan Creek & Glen Knoll MHCs	LCF	Actual 2011	1,766,991	665,440	1,101,551	0	1,101,551
31.01	Pecan Creek MHC	LCF	Actual 2011	988,289	304,418	683,871	0	683,871
31.02	Glen Knoll MHC	LCF	Actual 2011	778,702	361,022	417,680	0	417,680
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB	NAV	NAV	NAV	NAV	NAV	NAV
32.01	Pines Plaza	WFB	NAV	NAV	NAV	NAV	NAV	NAV
32.02	Pembroke Lakes Shopping Center	WFB	NAV	NAV	NAV	NAV	NAV	NAV
33	Sterling and El Camba MHCs	LCF	Actual 2011	1,530,262	499,372	1,030,890	0	1,030,890
33.01	Sterling MHC	LCF	Actual 2011	1,212,200	351,278	860,922	0	860,922
33.02	El Camba MHC	LCF	Actual 2011	318,062	148,094	169,968	0	169,968
34	Barrington Business Park	WFB	Actual 2011	1,568,041	414,511	1,153,530	93,489	1,060,041
35	Academy Sports + Outdoors - Snellville	LCF	NAV	NAV	NAV	NAV	NAV	NAV
36	Academy Sports + Outdoors - Columbia	LCF	NAV	NAV	NAV	NAV	NAV	NAV
37	Woodland Park Apartments	RBS	Actual 2011	1,826,519	918,506	908,013	0	908,013
38	Courtyard by Marriott Wilmington, DE	WFB	Actual 2011	4,219,156	2,676,794	1,542,362	210,958	1,331,404	137	89
39	2145 Market Street	WFB	Actual 2010	1,702,112	497,920	1,204,192	0	1,204,192

A-1-14

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR
40	Renaissance Square - NC	WFB	Actual 2011	1,359,330	278,334	1,080,995	0	1,080,995
41	Parker Station	LCF	Actual 2011	1,680,797	665,560	1,015,237	0	1,015,237
42	Hilton Garden Inn - Lakeland	RBS	Actual 2011	3,342,224	2,319,687	1,022,537	0	1,022,537	98	65
43	Titan Cold & Dry	WFB	Actual 2010	923,089	70,312	852,777	0	852,777
44	Riverview Commons	RBS	Actual 2011	985,424	230,861	754,563	0	754,563
45	Denaro Plaza	WFB	Actual 2011	686,705	285,278	401,427	3,786	397,641
46	Macon Self Storage Portfolio	RBS	Actual 2011	1,122,613	385,594	737,019	0	737,019
46.01	Vineville Self Storage	RBS	Actual 2011	424,468	140,656	283,812	0	283,812
46.02	Bass at Wesleyan Self Storage	RBS	Actual 2011	371,329	147,917	223,412	0	223,412
46.03	Rutland Self Storage	RBS	Actual 2011	326,816	97,021	229,795	0	229,795
47	Spec’s Dallas	RBS	NAV	NAV	NAV	NAV	NAV	NAV
48	Porterville Shopping Center	WFB	Actual 2011	1,090,825	344,532	746,293	132,796	613,497
49	National Storage Center	WFB	Actual 2011	912,917	315,740	597,177	0	597,177
50	All Storage Thompson Beach	RBS	Actual 2011	891,738	404,981	486,757	0	486,757
51	Solano Portfolio	WFB	Actual 2011	895,565	223,805	671,760	0	671,760
52	All Storage Boat Club	RBS	Actual 2011	830,297	335,125	495,172	0	495,172
53	TownePlace Suites - Newark, CA	LCF	Actual 2011	2,558,091	1,842,884	715,207	153,485	561,722	71	55
54	Lazy Hills	LCF	Actual 2011	526,307	208,891	317,416	0	317,416
55	Shops at Julington Creek	RBS	Actual 2010	389,598	203,382	186,216	0	186,216
56	24 Hour Fitness Fort Worth	RBS	Actual 2010	788,343	38,343	750,000	0	750,000
57	Alafia Riverfront MHC	WFB	Actual 2011	549,101	200,326	348,775	270	348,505
58	Silverlake Estates MHC	LCF	Actual 2011	1,040,617	612,568	428,049	0	428,049
59	Padonia Park	WFB	Actual 2011	485,824	87,218	398,606	7,635	390,971
60	SOS Storage Center	WFB	Actual 2011	694,090	306,466	387,623	984	386,639
61	Plaza South Shopping Center	WFB	Actual 2011	631,254	132,828	498,426	0	498,426
62	Wells Fargo - Houston	WFB	Actual 2010	375,000	0	375,000	0	375,000
63	Mini U Storage Woodbridge	WFB	Actual 2011	661,314	273,188	388,126	10,500	377,626
64	Sugar Tree Shopping Center	WFB	Actual 2011	810,668	287,711	522,956	0	522,956
65	Marketplace Shops	WFB	Actual 2011	348,221	65,502	282,719	0	282,719
66	CVS - Wilmington	WFB	Actual 2010	339,965	40,166	299,800	0	299,800
67	Market Central	WFB	Actual 2011	481,277	121,874	359,403	0	359,403
68	Clinton River	WFB	Actual 2011	526,593	254,752	271,841	0	271,841
69	The Boardwalk	WFB	Actual 2011	1,146,193	280,626	865,567	0	865,567
70	Dollar General - Yulee	LCF	NAV	NAV	NAV	NAV	NAV	NAV

A-1-15

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR
1	Westside Pavilion	WFB	Actual 2010	26,646,689	10,930,955	15,715,733	0	15,715,733
2	Starwood Capital Hotel Portfolio	WFB	Actual 2010	35,497,127	23,806,866	11,690,261	1,419,885	10,270,376	90	55
2.01	Courtyard Marriott - Tyler, TX	WFB	Actual 2010	1,481,636	990,392	491,243	59,265	431,978	104	54
2.02	Holiday Inn - Arlington, TX	WFB	Actual 2010	3,608,524	2,782,104	826,420	144,341	682,079	98	55
2.03	Courtyard Marriott - Lufkin, TX	WFB	Actual 2010	2,443,252	1,601,683	841,569	97,730	743,839	99	58
2.04	Hampton Inn & Suites - Waco, TX	WFB	Actual 2010	3,367,919	2,229,026	1,138,893	134,717	1,004,176	105	73
2.05	Hampton Inn & Suites - Longview, TX	WFB	Actual 2010	2,556,338	1,488,032	1,068,306	102,254	966,052	112	74
2.06	Courtyard Marriott - Wichita Falls, TX	WFB	Actual 2010	2,036,208	1,355,179	681,028	81,448	599,580	87	53
2.07	Holiday Inn Express - Tyler, TX	WFB	Actual 2010	2,577,280	1,504,326	1,072,955	103,092	969,863	107	77
2.08	Holiday Inn Express - Huntsville, TX	WFB	Actual 2010	2,095,238	1,272,226	823,012	83,810	739,202	95	65
2.09	Holiday Inn Express - Paris, TX	WFB	Actual 2010	1,792,661	1,142,030	650,631	71,706	578,925	93	57
2.10	Hampton Inn & Suites - Buda, TX	WFB	Actual 2010	1,668,155	1,113,465	554,690	66,726	487,964	93	61
2.11	Hampton Inn - Sweetwater, TX	WFB	Actual 2010	756,816	618,464	138,352	30,273	108,079	62	34
2.12	Candlewood Suites - Texarkana, TX	WFB	Actual 2010	1,580,396	878,505	701,891	63,216	638,675	75	53
2.13	Holiday Inn Express - Texarkana, AR	WFB	Actual 2010	1,775,117	1,096,991	678,125	71,004	607,121	87	54
2.14	Hampton Inn & Suites - Decatur, TX	WFB	Actual 2010	1,518,686	1,055,382	463,303	60,747	402,556	78	55
2.15	Holiday Inn Express - Terrell, TX	WFB	Actual 2010	1,443,884	998,662	445,222	57,756	387,466	87	57
2.16	Holiday Inn Express - Altus, OK	WFB	Actual 2010	1,365,488	976,061	389,427	54,620	334,807	90	54
2.17	Comfort Suites - Buda, TX	WFB	Actual 2010	845,510	744,932	100,578	33,820	66,758	74	30
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB	Actual 2010	986,770	782,664	204,107	39,471	164,636	66	30
2.19	Comfort Inn & Suites - Paris, TX	WFB	Actual 2010	687,490	536,814	150,676	27,500	123,176	68	33
2.20	Country Inn & Suites - Humble, TX	WFB	Actual 2010	909,760	639,926	269,834	36,391	233,443	84	39
3	Trump Tower Commercial Condominium	LCF	Actual 2010	26,439,152	10,345,224	16,093,928	0	16,093,928
4	100 Church Street	WFB	Actual 2010	18,649,479	10,913,464	7,736,015	0	7,736,015
5	Cole Retail 12 Portfolio	RBS	Various	Various	Various	Various	Various	Various
5.01	FedEx - Baton Rouge, LA	RBS	Actual 2010	814,365	43,640	770,725	0	770,725
5.02	LA Fitness - West Chester, OH	RBS	NAV	NAV	NAV	NAV	NAV	NAV
5.03	Walgreens - Olivette, MO	RBS	Actual 2010	528,000	30,927	497,073	0	497,073
5.04	Walgreens - Seattle, WA	RBS	Actual 2010	457,000	26,751	430,249	0	430,249
5.05	Walgreens - Columbia, MO	RBS	Actual 2010	439,000	26,290	412,710	0	412,710
5.06	La-Z-Boy - Newington, CT	RBS	Actual 2010	496,824	28,108	468,716	0	468,716
5.07	CVS - Azle, TX	RBS	NAV	NAV	NAV	NAV	NAV	NAV
5.08	Walgreens - Jacksonville, FL	RBS	Actual 2010	356,000	22,116	333,884	0	333,884
5.09	Walgreens - Crossville, TN	RBS	Actual 2010	324,000	20,694	303,306	0	303,306
5.1	Walgreens - Columbus, MS	RBS	Actual 2010	299,850	17,866	281,984	0	281,984
5.11	Office Depot - Balcones Heights, TX	RBS	NAV	NAV	NAV	NAV	NAV	NAV
5.12	CVS - Fairview Township, PA	RBS	NAV	NAV	NAV	NAV	NAV	NAV
6	Somerset Shoppes	LCF	Actual 2010	5,369,025	1,555,857	3,813,168	0	3,813,168
7	Rockville Corporate Center	LCF	Actual 2010	4,103,004	2,040,002	2,063,002	0	2,063,002
8	NTP Portfolio	RBS	Actual 2010	5,756,705	1,571,206	4,185,499	0	4,185,499
8.01	JDSU Campus	RBS	Actual 2010	2,783,661	460,692	2,322,969	0	2,322,969
8.02	Patriot Tower	RBS	Actual 2010	2,038,000	828,394	1,209,606	0	1,209,606
8.03	Pioneer Park	RBS	Actual 2010	935,044	282,120	652,924	0	652,924
9	Columbia SC Hotel Portfolio	RBS	Actual 2010	11,654,512	8,380,196	3,274,316	0	3,274,316	93	61
9.01	Holiday Inn Columbia Hotel	RBS	Actual 2010	3,869,179	2,759,932	1,109,247	0	1,109,247	81	47
9.02	Sheraton Columbia Hotel	RBS	Actual 2010	4,713,853	4,105,474	608,379	0	608,379	99	64
9.03	Holiday Inn Express Columbia Hotel	RBS	Actual 2010	3,071,480	1,514,790	1,556,690	0	1,556,690	101	81
10	CMC Hotel Portfolio	RBS	Various	Various	Various	Various	Various	Various	Various	Various
10.01	Fairfield Inn & Suites	RBS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.02	SpringHill Suites	RBS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.03	TownePlace Suites	RBS	Actual 2010	1,987,956	1,172,190	815,766	0	815,766	75	47
11	Rooney Ranch	WFB	Actual 2009	4,524,521	1,163,223	3,361,298	0	3,361,298
12	Southeast Grocery Portfolio	LCF	Actual 2010	3,630,107	842,085	2,788,021	0	2,788,021
12.01	Shoppes at Heritage Oaks	LCF	Actual 2010	817,862	286,273	531,590	0	531,590
12.02	Dawsonville Town Center	LCF	Actual 2010	830,064	131,158	698,906	0	698,906
12.03	New Hope Crossing	LCF	Actual 2010	591,740	162,450	429,290	0	429,290
12.04	Forsyth Commons	LCF	Actual 2010	646,514	103,156	543,358	0	543,358
12.05	Folkston Shopping Center	LCF	Actual 2010	367,934	73,206	294,728	0	294,728
12.06	Valdosta Commons	LCF	Actual 2010	375,992	85,843	290,150	0	290,150
13	The Pavilion at La Quinta	LCF	Actual 2010	4,195,326	1,250,029	2,945,297	0	2,945,297
14	Hilton Garden Inn - Melville	RBS	Actual 2010	7,146,153	4,465,192	2,680,961	214,180	2,466,781	137	95
15	Duane Reade on Fulton	LCF	Actual 2010	1,900,385	648,156	1,252,229	0	1,252,229
16	5th & Lamar	LCF	Actual 2010	1,912,538	945,261	967,277	0	967,277
17	The Walker Building	LCF	Actual 2010	3,192,563	1,385,656	1,806,907	0	1,806,907
18	1024-1036 Lincoln Road	WFB	Actual 2009	1,332,602	330,959	1,001,642	0	1,001,642
19	CitiWide Storage	RBS	Actual 2010	4,309,544	2,154,775	2,154,769	0	2,154,769
20	Wards Crossing West	LCF	Actual 2010	2,194,414	766,763	1,427,651	0	1,427,651
21	BJ’s Ritchie Station	LCF	Actual 2010	409,565	55,781	353,784	0	353,784
22	One Corporate Center 1 & 3	LCF	Actual 2010	3,674,478	1,871,367	1,803,110	0	1,803,110
23	Southlake Marketplace	LCF	Actual 2010	2,411,648	870,523	1,541,125	0	1,541,125
24	White Lake Marketplace Shopping Center	LCF	Actual 2010	1,987,494	623,732	1,363,762	0	1,363,762
25	600 East Broad	RBS	Actual 2010	4,056,090	1,645,273	2,410,817	0	2,410,817
26	Diamond Forest Apartments	LCF	Actual 2010	2,582,564	1,249,370	1,333,194	111,096	1,222,098
27	Belle Foods Portfolio	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.01	Food World - Alabaster	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.02	Piggly Wiggly - Albany	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.03	Piggly Wiggly - Milledgeville	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.04	Food World - Enterprise	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.05	Food World - Troy	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.06	Food World - Muscle Shoals	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.07	Piggly Wiggly - Brewton	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.08	Food World - Atmore	WFB	NAV	NAV	NAV	NAV	NAV	NAV
27.09	Piggly Wiggly - Luverne	WFB	NAV	NAV	NAV	NAV	NAV	NAV
28	Hilton Garden Inn Summit	RBS	Actual 2010	3,817,014	2,419,325	1,397,689	0	1,397,689	101	67
29	Crossways Shopping Center	RBS	Actual 2010	1,606,476	348,025	1,258,451	0	1,258,451
30	Hilton Garden Inn - Franklin Cool Springs	WFB	Actual 2010	3,703,764	2,365,493	1,338,271	0	1,338,271	107	65
31	Pecan Creek & Glen Knoll MHCs	LCF	NAV	NAV	NAV	NAV	NAV	NAV
31.01	Pecan Creek MHC	LCF	NAV	NAV	NAV	NAV	NAV	NAV
31.02	Glen Knoll MHC	LCF	NAV	NAV	NAV	NAV	NAV	NAV
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB	NAV	NAV	NAV	NAV	NAV	NAV
32.01	Pines Plaza	WFB	NAV	NAV	NAV	NAV	NAV	NAV
32.02	Pembroke Lakes Shopping Center	WFB	NAV	NAV	NAV	NAV	NAV	NAV
33	Sterling and El Camba MHCs	LCF	Actual 2010	1,509,646	482,926	1,026,720	0	1,026,720
33.01	Sterling MHC	LCF	Actual 2010	1,192,358	331,035	861,323	0	861,323
33.02	El Camba MHC	LCF	Actual 2010	317,288	151,891	165,397	0	165,397
34	Barrington Business Park	WFB	Actual 2010	1,428,963	375,017	1,053,947	392,078	661,869
35	Academy Sports + Outdoors - Snellville	LCF	NAV	NAV	NAV	NAV	NAV	NAV
36	Academy Sports + Outdoors - Columbia	LCF	NAV	NAV	NAV	NAV	NAV	NAV
37	Woodland Park Apartments	RBS	NAV	NAV	NAV	NAV	NAV	NAV
38	Courtyard by Marriott Wilmington, DE	WFB	Actual 2010	3,887,131	2,425,655	1,461,476	194,357	1,267,119	135	82
39	2145 Market Street	WFB	Actual 2009	1,552,819	467,219	1,085,601	0	1,085,601

A-1-16

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR
40	Renaissance Square - NC	WFB	Actual 2010	1,333,802	273,429	1,060,373	0	1,060,373
41	Parker Station	LCF	Actual 2010	1,642,398	659,869	982,529	0	982,529
42	Hilton Garden Inn - Lakeland	RBS	Actual 2010	2,665,970	2,050,339	615,631	0	615,631	93	51
43	Titan Cold & Dry	WFB	Actual 2009	913,949	54,193	859,757	0	859,757
44	Riverview Commons	RBS	Actual 2010	808,089	238,143	569,946	0	569,946
45	Denaro Plaza	WFB	Actual 2010	326,323	78,756	247,567	141	247,426
46	Macon Self Storage Portfolio	RBS	Actual 2010	1,066,951	381,270	685,681	0	685,681
46.01	Vineville Self Storage	RBS	Actual 2010	400,259	155,257	245,002	0	245,002
46.02	Bass at Wesleyan Self Storage	RBS	Actual 2010	339,999	123,592	216,407	0	216,407
46.03	Rutland Self Storage	RBS	Actual 2010	326,693	102,421	224,272	0	224,272
47	Spec’s Dallas	RBS	NAV	NAV	NAV	NAV	NAV	NAV
48	Porterville Shopping Center	WFB	Actual 2010	1,147,823	334,022	813,801	22,452	791,349
49	National Storage Center	WFB	Actual 2010	859,452	348,033	511,419	0	511,419
50	All Storage Thompson Beach	RBS	Actual 2010	807,480	397,912	409,568	0	409,568
51	Solano Portfolio	WFB	Actual 2010	922,792	254,952	667,840	0	667,840
52	All Storage Boat Club	RBS	Actual 2010	761,675	323,272	438,403	0	438,403
53	TownePlace Suites - Newark, CA	LCF	Actual 2010	2,090,909	1,630,946	459,963	125,455	334,508	64	45
54	Lazy Hills	LCF	Actual 2010	416,510	210,118	206,392	0	206,392
55	Shops at Julington Creek	RBS	NAV	NAV	NAV	NAV	NAV	NAV
56	24 Hour Fitness Fort Worth	RBS	NAV	NAV	NAV	NAV	NAV	NAV
57	Alafia Riverfront MHC	WFB	Actual 2010	534,154	211,705	322,449	500	321,949
58	Silverlake Estates MHC	LCF	Actual 2010	1,066,091	604,397	461,694	0	461,694
59	Padonia Park	WFB	Actual 2010	427,200	104,297	322,904	11,319	311,585
60	SOS Storage Center	WFB	Actual 2010	682,896	329,800	353,096	0	353,096
61	Plaza South Shopping Center	WFB	Actual 2010	648,602	152,777	495,826	0	495,826
62	Wells Fargo - Houston	WFB	Actual 2009	375,000	0	375,000	0	375,000
63	Mini U Storage Woodbridge	WFB	Actual 2010	605,086	326,525	278,561	11,950	266,611
64	Sugar Tree Shopping Center	WFB	Actual 2010	808,619	279,258	529,361	0	529,361
65	Marketplace Shops	WFB	Actual 2010	355,009	64,436	290,573	0	290,573
66	CVS - Wilmington	WFB	Actual 2009	339,898	37,133	302,765	0	302,765
67	Market Central	WFB	Actual 2010	481,919	118,158	363,761	0	363,761
68	Clinton River	WFB	Actual 2010	520,832	266,771	254,061	0	254,061
69	The Boardwalk	WFB	Actual 2010	1,027,708	284,594	743,114	0	743,114
70	Dollar General - Yulee	LCF	NAV	NAV	NAV	NAV	NAV	NAV

A-1-17

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Master Lease (Y/N)	Largest Tenant Name(8)(9)(10)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(8)(9)(10)(11)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date
1	Westside Pavilion	WFB	N	Nordstrom	138,128	25.8%	5/31/2035	Macy’s Home Store	51,226	9.6%	2/1/2014
2	Starwood Capital Hotel Portfolio	WFB	N
2.01	Courtyard Marriott - Tyler, TX	WFB	N
2.02	Holiday Inn - Arlington, TX	WFB	N
2.03	Courtyard Marriott - Lufkin, TX	WFB	N
2.04	Hampton Inn & Suites - Waco, TX	WFB	N
2.05	Hampton Inn & Suites - Longview, TX	WFB	N
2.06	Courtyard Marriott - Wichita Falls, TX	WFB	N
2.07	Holiday Inn Express - Tyler, TX	WFB	N
2.08	Holiday Inn Express - Huntsville, TX	WFB	N
2.09	Holiday Inn Express - Paris, TX	WFB	N
2.10	Hampton Inn & Suites - Buda, TX	WFB	N
2.11	Hampton Inn - Sweetwater, TX	WFB	N
2.12	Candlewood Suites - Texarkana, TX	WFB	N
2.13	Holiday Inn Express - Texarkana, AR	WFB	N
2.14	Hampton Inn & Suites - Decatur, TX	WFB	N
2.15	Holiday Inn Express - Terrell, TX	WFB	N
2.16	Holiday Inn Express - Altus, OK	WFB	N
2.17	Comfort Suites - Buda, TX	WFB	N
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB	N
2.19	Comfort Inn & Suites - Paris, TX	WFB	N
2.20	Country Inn & Suites - Humble, TX	WFB	N
3	Trump Tower Commercial Condominium	LCF	N	The Trump Corporation (and subsidiaries)	74,916	30.6%	Various	Gucci America	48,667	19.9%	2/28/2026
4	100 Church Street	WFB	N	City of New York	372,519	33.9%	3/31/2034	HF Management Services, LLC	230,394	21.0%	3/31/2032
5	Cole Retail 12 Portfolio	RBS	N	Various	Various	Various	Various
5.01	FedEx - Baton Rouge, LA	RBS	N	FedEx	29,400	100.0%	7/31/2023
5.02	LA Fitness - West Chester, OH	RBS	N	LA Fitness	45,000	100.0%	9/30/2024
5.03	Walgreens - Olivette, MO	RBS	N	Walgreens	15,120	100.0%	10/31/2026
5.04	Walgreens - Seattle, WA	RBS	N	Walgreens	14,410	100.0%	11/30/2022
5.05	Walgreens - Columbia, MO	RBS	N	Walgreens	13,973	100.0%	6/30/2022
5.06	La-Z-Boy - Newington, CT	RBS	N	La-Z-Boy	20,701	100.0%	12/26/2021
5.07	CVS - Azle, TX	RBS	N	CVS	12,900	100.0%	1/31/2029
5.08	Walgreens - Jacksonville, FL	RBS	N	Walgreens	15,120	100.0%	9/30/2020
5.09	Walgreens - Crossville, TN	RBS	N	Walgreens	15,070	100.0%	3/31/2021
5.1	Walgreens - Columbus, MS	RBS	N	Walgreens	14,490	100.0%	7/31/2029
5.11	Office Depot - Balcones Heights, TX	RBS	N	Office Depot	20,400	100.0%	9/30/2024
5.12	CVS - Fairview Township, PA	RBS	N	CVS	10,880	100.0%	1/31/2030
6	Somerset Shoppes	LCF	N	TJ Maxx	31,520	16.9%	4/30/2022	Michaels	25,000	13.4%	2/28/2015
7	Rockville Corporate Center	LCF	Y	Montgomery County Public Schools	113,845	51.6%	12/31/2022	AARP	104,695	47.5%	11/30/2021
8	NTP Portfolio	RBS	N	Various	Various	Various	Various	Various	Various	Various	Various
8.01	JDSU Campus	RBS	N	JDSU	258,729	98.1%	8/31/2022
8.02	Patriot Tower	RBS	N	Northrop Grumman	101,557	81.8%	4/30/2015	Trak America	5,481	4.4%	6/30/2014
8.03	Pioneer Park	RBS	N	Columbus McKinnon	145,500	60.2%	3/30/2018	DSCS	47,475	19.7%	7/31/2018
9	Columbia SC Hotel Portfolio	RBS	N
9.01	Holiday Inn Columbia Hotel	RBS	N
9.02	Sheraton Columbia Hotel	RBS	N
9.03	Holiday Inn Express Columbia Hotel	RBS	N
10	CMC Hotel Portfolio	RBS	N
10.01	Fairfield Inn & Suites	RBS	N
10.02	SpringHill Suites	RBS	N
10.03	TownePlace Suites	RBS	N
11	Rooney Ranch	WFB	N	The Sports Authority	45,196	21.3%	1/31/2018	Ross Dress for Less	30,187	14.2%	1/13/2018
12	Southeast Grocery Portfolio	LCF	N	Various	Various	Various	Various	Various	Various	Various	Various
12.01	Shoppes at Heritage Oaks	LCF	N	Harvey’s	34,928	58.9%	11/18/2028	Family Dollar	9,180	15.5%	12/31/2018
12.02	Dawsonville Town Center	LCF	N	Food Lion	34,928	63.6%	12/16/2028	Family Dollar	8,000	14.6%	12/31/2018
12.03	New Hope Crossing	LCF	N	Food Lion	34,928	67.5%	10/9/2027	New Hope Medical Clinic	2,400	4.6%	11/13/2014
12.04	Forsyth Commons	LCF	N	Harvey’s	35,989	68.7%	3/18/2028	Rent Way, Inc.	4,375	8.4%	6/30/2017
12.05	Folkston Shopping Center	LCF	N	Harvey’s	32,613	52.0%	2/21/2028	Family Dollar	10,364	16.5%	12/31/2016
12.06	Valdosta Commons	LCF	N	Harvey’s	21,004	60.0%	12/18/2027	Family Dollar	9,180	26.2%	6/30/2018
13	The Pavilion at La Quinta	LCF	N	Best Buy	30,000	18.6%	1/31/2017	Bed Bath & Beyond	30,000	18.6%	1/31/2017
14	Hilton Garden Inn - Melville	RBS	N
15	Duane Reade on Fulton	LCF	Y	Duane Reade/Walgreens	11,404	38.1%	8/31/2031	Hope Program	7,500	25.1%	10/31/2015
16	5th & Lamar	LCF	N	HomeAway	51,352	59.0%	6/16/2020	West Elm	16,018	18.4%	1/31/2025
17	The Walker Building	LCF	N	Covington & Burling	26,655	33.9%	5/31/2016	Blue State Digital	8,756	11.2%	10/31/2013
18	1024-1036 Lincoln Road	WFB	N	Express	7,500	49.4%	11/19/2025	LaCoste	6,188	40.7%	1/31/2028
19	CitiWide Storage	RBS	N
20	Wards Crossing West	LCF	N	Kohl’s - Leased Fee	88,925	78.2%	1/31/2027	Ross	30,187	26.6%	1/31/2018
21	BJ’s Ritchie Station	LCF	N	BJ’s Wholesale Club, Inc.	117,875	100.0%	11/6/2030
22	One Corporate Center 1 & 3	LCF	N	Johnson & Condon, PA	23,800	10.7%	5/31/2023	Tax Sheltered Compensation	9,847	4.4%	9/30/2017
23	Southlake Marketplace	LCF	N	Hobby Lobby	55,000	41.6%	3/31/2021	Ericson’s Bicycles, Inc.	8,018	6.1%	1/31/2023
24	White Lake Marketplace Shopping Center	LCF	N	Home Depot - Leased Fee	111,847	117.9%	1/31/2020	Bed, Bath & Beyond	28,023	29.6%	1/31/2023
25	600 East Broad	RBS	N	Commonwealth of VA	102,367	47.9%	6/1/2015	Premier Health Plan	61,962	29.0%	12/1/2017
26	Diamond Forest Apartments	LCF	N
27	Belle Foods Portfolio	WFB	Y	Belle Foods	350,916	100.0%	6/30/2032
27.01	Food World - Alabaster	WFB	Y	Belle Foods	48,500	100.0%	6/30/2032
27.02	Piggly Wiggly - Albany	WFB	Y	Belle Foods	48,000	100.0%	6/30/2032
27.03	Piggly Wiggly - Milledgeville	WFB	Y	Belle Foods	45,720	100.0%	6/30/2032
27.04	Food World - Enterprise	WFB	Y	Belle Foods	42,848	100.0%	6/30/2032
27.05	Food World - Troy	WFB	Y	Belle Foods	42,848	100.0%	6/30/2032
27.06	Food World - Muscle Shoals	WFB	Y	Belle Foods	43,500	100.0%	6/30/2032
27.07	Piggly Wiggly - Brewton	WFB	Y	Belle Foods	26,500	100.0%	6/30/2032
27.08	Food World - Atmore	WFB	Y	Belle Foods	26,500	100.0%	6/30/2032
27.09	Piggly Wiggly - Luverne	WFB	Y	Belle Foods	26,500	100.0%	6/30/2032
28	Hilton Garden Inn Summit	RBS	N
29	Crossways Shopping Center	RBS	N	Farm Fresh Inc	90,000	58.9%	2/28/2022	United States Coast Guard Exchange	42,697	28.0%	10/31/2024
30	Hilton Garden Inn - Franklin Cool Springs	WFB	N
31	Pecan Creek & Glen Knoll MHCs	LCF	N
31.01	Pecan Creek MHC	LCF	N
31.02	Glen Knoll MHC	LCF	N
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB	N	Various	Various	Various	Various	Various	Various	Various	Various
32.01	Pines Plaza	WFB	N	buybuy Baby	31,000	45.5%	1/31/2022	Office Depot, Inc.	21,040	30.9%	5/31/2018
32.02	Pembroke Lakes Shopping Center	WFB	N	Jo-Ann Stores, Inc.	27,109	54.2%	1/31/2019	HomeGoods	22,891	45.8%	12/31/2015
33	Sterling and El Camba MHCs	LCF	N
33.01	Sterling MHC	LCF	N
33.02	El Camba MHC	LCF	N
34	Barrington Business Park	WFB	N	SizeWise Rentals	24,000	11.8%	1/31/2013	Axis Services	16,000	7.9%	12/31/2017
35	Academy Sports + Outdoors - Snellville	LCF	N	Academy Sports + Outdoors	67,375	100.0%	4/30/2032
36	Academy Sports + Outdoors - Columbia	LCF	N	Academy Sports + Outdoors	71,744	100.0%	4/30/2032
37	Woodland Park Apartments	RBS	N
38	Courtyard by Marriott Wilmington, DE	WFB	N
39	2145 Market Street	WFB	N	24 Hour Fitness	15,127	51.5%	9/30/2014	Walgreens	14,242	48.5%	4/30/2019

A-1-18

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Master Lease (Y/N)	Largest Tenant Name(8)(9)(10)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(8)(9)(10)(11)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date
40	Renaissance Square - NC	WFB	N	Harris Teeter, Inc.	49,954	62.1%	6/17/2027	DEC Fitness, LLC dba Snap Fitness	3,507	4.4%	12/1/2016
41	Parker Station	LCF	N	Patricia Jo Stone, PC	4,406	5.9%	3/31/2017	Elevation 5900 Restaurant	3,564	4.8%	6/30/2017
42	Hilton Garden Inn - Lakeland	RBS	N
43	Titan Cold & Dry	WFB	N	Tasteful Selections	56,900	28.5%	MTM	Sun World	53,700	26.9%	MTM
44	Riverview Commons	RBS	N	Food Lion	34,928	59.2%	8/10/2029	Dollar General	9,014	15.3%	7/31/2019
45	Denaro Plaza	WFB	N	Betty’s Nosh Restaurant	5,056	15.2%	6/30/2016	Oggi’s Pizza & Brewing Co.	4,544	13.7%	8/4/2020
46	Macon Self Storage Portfolio	RBS	N
46.01	Vineville Self Storage	RBS	N
46.02	Bass at Wesleyan Self Storage	RBS	N
46.03	Rutland Self Storage	RBS	N
47	Spec’s Dallas	RBS	N	Spec’s	45,000	100.0%	4/30/2027
48	Porterville Shopping Center	WFB	N	Savemart	46,721	46.3%	10/31/2016	Wink Boutique	6,600	6.5%	5/31/2016
49	National Storage Center	WFB	N
50	All Storage Thompson Beach	RBS	N
51	Solano Portfolio	WFB	N	Starbread Bakery	1,617	1.8%	3/5/2014	AKI Sushi Restaurant	1,323	1.5%	12/31/2012
52	All Storage Boat Club	RBS	N
53	TownePlace Suites - Newark, CA	LCF	N
54	Lazy Hills	LCF	N	Heather Park Dental	3,006	14.2%	12/31/2019	Darque Tan	2,883	13.7%	2/28/2019
55	Shops at Julington Creek	RBS	N	Fresh Market	21,038	52.3%	10/31/2019	The Elements	2,895	7.2%	11/30/2015
56	24 Hour Fitness Fort Worth	RBS	N	24 Hour Fitness	37,500	100.0%	4/30/2024
57	Alafia Riverfront MHC	WFB	N
58	Silverlake Estates MHC	LCF	N
59	Padonia Park	WFB	N	Chellis, LLC	7,071	30.9%	9/30/2016	100 West Hair Studio	2,600	11.4%	3/31/2017
60	SOS Storage Center	WFB	N
61	Plaza South Shopping Center	WFB	N	CVS Drugstore	13,958	36.5%	2/28/2017	Richard David Washinsky, M.D., Ltd.	3,830	10.0%	8/31/2013
62	Wells Fargo - Houston	WFB	N	Wells Fargo - Leased Fee	21,500	100.0%	11/30/2022
63	Mini U Storage Woodbridge	WFB	N
64	Sugar Tree Shopping Center	WFB	N	Outback Steakhouse	6,194	16.8%	11/30/2014	Golden Phoenix Restaurant	3,202	8.7%	9/30/2014
65	Marketplace Shops	WFB	N	Rack Room Shoes	6,500	46.4%	2/28/2014	OSI Restaurant Partners, LLC - leased fee	6,115	43.7%	3/31/2013
66	CVS - Wilmington	WFB	N	REVCO Discount Drug Centers, Inc.	11,520	100.0%	1/31/2027
67	Market Central	WFB	N	Dollar Tree	8,800	25.9%	5/31/2016	Cato	7,000	20.6%	1/31/2015
68	Clinton River	WFB	N
69	The Boardwalk	WFB	N	Stage & Company	5,004	12.4%	12/31/2018	Chico’s	3,750	9.3%	1/31/2017
70	Dollar General - Yulee	LCF	N	Dollar General	9,026	100.0%	5/31/2027

A-1-19

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	3rd Largest Tenant Name(8)(9)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(8)(9)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date
1	Westside Pavilion	WFB	Landmark Theatres	43,014	8.0%	8/31/2022	Urban Home	27,728	5.2%	8/31/2022
2	Starwood Capital Hotel Portfolio	WFB
2.01	Courtyard Marriott - Tyler, TX	WFB
2.02	Holiday Inn - Arlington, TX	WFB
2.03	Courtyard Marriott - Lufkin, TX	WFB
2.04	Hampton Inn & Suites - Waco, TX	WFB
2.05	Hampton Inn & Suites - Longview, TX	WFB
2.06	Courtyard Marriott - Wichita Falls, TX	WFB
2.07	Holiday Inn Express - Tyler, TX	WFB
2.08	Holiday Inn Express - Huntsville, TX	WFB
2.09	Holiday Inn Express - Paris, TX	WFB
2.10	Hampton Inn & Suites - Buda, TX	WFB
2.11	Hampton Inn - Sweetwater, TX	WFB
2.12	Candlewood Suites - Texarkana, TX	WFB
2.13	Holiday Inn Express - Texarkana, AR	WFB
2.14	Hampton Inn & Suites - Decatur, TX	WFB
2.15	Holiday Inn Express - Terrell, TX	WFB
2.16	Holiday Inn Express - Altus, OK	WFB
2.17	Comfort Suites - Buda, TX	WFB
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB
2.19	Comfort Inn & Suites - Paris, TX	WFB
2.20	Country Inn & Suites - Humble, TX	WFB
3	Trump Tower Commercial Condominium	LCF	Industrial and Commercial Bank of China	20,404	8.3%	10/31/2019	Marc Fisher	14,256	5.8%	10/31/2018
4	100 Church Street	WFB	State of New York	89,514	8.1%	4/30/2021	Centerline Affordable Housing Advisors, LLC	57,945	5.3%	12/31/2026
5	Cole Retail 12 Portfolio	RBS
5.01	FedEx - Baton Rouge, LA	RBS
5.02	LA Fitness - West Chester, OH	RBS
5.03	Walgreens - Olivette, MO	RBS
5.04	Walgreens - Seattle, WA	RBS
5.05	Walgreens - Columbia, MO	RBS
5.06	La-Z-Boy - Newington, CT	RBS
5.07	CVS - Azle, TX	RBS
5.08	Walgreens - Jacksonville, FL	RBS
5.09	Walgreens - Crossville, TN	RBS
5.1	Walgreens - Columbus, MS	RBS
5.11	Office Depot - Balcones Heights, TX	RBS
5.12	CVS - Fairview Township, PA	RBS
6	Somerset Shoppes	LCF	Loehmann’s	23,343	12.5%	12/31/2015	Rack Room Shoes	7,993	4.3%	1/31/2013
7	Rockville Corporate Center	LCF
8	NTP Portfolio	RBS
8.01	JDSU Campus	RBS
8.02	Patriot Tower	RBS
8.03	Pioneer Park	RBS
9	Columbia SC Hotel Portfolio	RBS
9.01	Holiday Inn Columbia Hotel	RBS
9.02	Sheraton Columbia Hotel	RBS
9.03	Holiday Inn Express Columbia Hotel	RBS
10	CMC Hotel Portfolio	RBS
10.01	Fairfield Inn & Suites	RBS
10.02	SpringHill Suites	RBS
10.03	TownePlace Suites	RBS
11	Rooney Ranch	WFB	OfficeMax	23,427	11.0%	1/13/2017	PetSmart	19,235	9.1%	11/30/2015
12	Southeast Grocery Portfolio	LCF	Various	Various	Various	Various	Various	Various	Various	Various
12.01	Shoppes at Heritage Oaks	LCF	American Family Fitness	7,200	12.1%	1/31/2014	China Wok	1,200	2.0%	4/30/2015
12.02	Dawsonville Town Center	LCF	The Pit Stop Restaurant	2,400	4.4%	8/30/2015	Allstate Insurance	1,200	2.2%	2/28/2014
12.03	New Hope Crossing	LCF	TK Nails	1,200	2.3%	7/31/2013	Lucky Café	1,200	2.3%	2/28/2018
12.04	Forsyth Commons	LCF	World Finance Corporation of GA	1,200	2.3%	9/30/2014
12.05	Folkston Shopping Center	LCF	Discount Auto Parts	6,640	10.6%	4/22/2016	Anytime Fitness	4,900	7.8%	2/28/2016
12.06	Valdosta Commons	LCF
13	The Pavilion at La Quinta	LCF	Sprouts Farmers Market	26,482	16.4%	1/31/2022	OfficeMax	20,230	12.5%	3/31/2017
14	Hilton Garden Inn - Melville	RBS
15	Duane Reade on Fulton	LCF	SEL Medical	7,500	25.1%	11/30/2012	Center for Behavioral Health	3,500	11.7%	7/31/2016
16	5th & Lamar	LCF	Texas Running Company	6,000	6.9%	7/20/2015	AT&T	4,590	5.3%	7/23/2018
17	The Walker Building	LCF	Elias, Matz, Tiernan & Herrick	6,861	8.7%	8/31/2014	International Economic Development Council	6,224	7.9%	7/31/2015
18	1024-1036 Lincoln Road	WFB	Eyes by Yakir/Vault	1,500	9.9%	9/1/2020
19	CitiWide Storage	RBS
20	Wards Crossing West	LCF	AC Moore	21,071	18.5%	10/31/2017	Old Navy	18,800	16.5%	10/31/2016
21	BJ’s Ritchie Station	LCF
22	One Corporate Center 1 & 3	LCF	Keller Williams	8,224	3.7%	1/31/2016	Jacobs Engineering Group	7,352	3.3%	7/31/2014
23	Southlake Marketplace	LCF	Old World Salon, Inc.	7,000	5.3%	6/30/2014	Holly’s Hallmark	5,000	3.8%	12/31/2016
24	White Lake Marketplace Shopping Center	LCF	Jo Anne Fabric	25,682	27.1%	1/31/2023	OfficeMax	23,510	24.8%	9/30/2014
25	600 East Broad	RBS	HUD	33,338	15.6%	6/1/2021	VA Commonwealth University	14,235	6.7%	12/1/2017
26	Diamond Forest Apartments	LCF
27	Belle Foods Portfolio	WFB
27.01	Food World - Alabaster	WFB
27.02	Piggly Wiggly - Albany	WFB
27.03	Piggly Wiggly - Milledgeville	WFB
27.04	Food World - Enterprise	WFB
27.05	Food World - Troy	WFB
27.06	Food World - Muscle Shoals	WFB
27.07	Piggly Wiggly - Brewton	WFB
27.08	Food World - Atmore	WFB
27.09	Piggly Wiggly - Luverne	WFB
28	Hilton Garden Inn Summit	RBS
29	Crossways Shopping Center	RBS	Michael’s	20,000	13.1%	2/28/2017
30	Hilton Garden Inn - Franklin Cool Springs	WFB
31	Pecan Creek & Glen Knoll MHCs	LCF
31.01	Pecan Creek MHC	LCF
31.02	Glen Knoll MHC	LCF
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB	Various	Various	Various	Various
32.01	Pines Plaza	WFB	Aldi Florida, LLC	16,130	23.7%	12/31/2020
32.02	Pembroke Lakes Shopping Center	WFB
33	Sterling and El Camba MHCs	LCF
33.01	Sterling MHC	LCF
33.02	El Camba MHC	LCF
34	Barrington Business Park	WFB	UniFirst Corporation	14,400	7.1%	10/31/2013	Ultra Ex	14,400	7.1%	7/31/2017
35	Academy Sports + Outdoors - Snellville	LCF
36	Academy Sports + Outdoors - Columbia	LCF
37	Woodland Park Apartments	RBS
38	Courtyard by Marriott Wilmington, DE	WFB
39	2145 Market Street	WFB

A-1-20

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	3rd Largest Tenant Name(8)(9)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(8)(9)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date
40	Renaissance Square - NC	WFB	Rowan/Kannapolis Alcohol Beverage Control Board dba ABC	3,000	3.7%	12/9/2017	Northeast Pediatric Dentistry	2,458	3.1%	2/28/2021
41	Parker Station	LCF	Legacy	2,980	4.0%	3/31/2014	Fidelity/Land America	2,975	4.0%	4/30/2014
42	Hilton Garden Inn - Lakeland	RBS
43	Titan Cold & Dry	WFB	Garlic Co	32,600	16.3%	MTM	Alpha Wholesale	4,000	2.0%	MTM
44	Riverview Commons	RBS	SAS Shoes	5,151	8.7%	10/31/2015	Hair Savvy	2,027	3.4%	2/28/2017
45	Denaro Plaza	WFB	Paradise Bakery & Café	4,500	13.6%	4/30/2015	Burger King	3,650	11.0%	8/31/2032
46	Macon Self Storage Portfolio	RBS
46.01	Vineville Self Storage	RBS
46.02	Bass at Wesleyan Self Storage	RBS
46.03	Rutland Self Storage	RBS
47	Spec’s Dallas	RBS
48	Porterville Shopping Center	WFB	Goodwill Industries	5,895	5.8%	7/31/2016	Blockbuster Inc	5,525	5.5%	4/30/2013
49	National Storage Center	WFB
50	All Storage Thompson Beach	RBS
51	Solano Portfolio	WFB	Unique Cut	980	1.1%	12/31/2012	Mail Mart	980	1.1%	1/14/2013
52	All Storage Boat Club	RBS
53	TownePlace Suites - Newark, CA	LCF
54	Lazy Hills	LCF	Aurora First Assembly	2,793	13.2%	9/30/2013	Einstein Bros. Bagels	2,086	9.9%	1/31/2020
55	Shops at Julington Creek	RBS	Nail Time	2,788	6.9%	1/31/2016	Hurricane Grill & Wings	2,710	6.7%	2/28/2015
56	24 Hour Fitness Fort Worth	RBS
57	Alafia Riverfront MHC	WFB
58	Silverlake Estates MHC	LCF
59	Padonia Park	WFB	Padonia Dry Cleaners	2,486	10.9%	2/28/2017	Fells Point Futon	2,070	9.1%	3/31/2017
60	SOS Storage Center	WFB
61	Plaza South Shopping Center	WFB	Kirby Music, LLC	2,140	5.6%	5/31/2016	Peak Health Care Products, Inc.	1,200	3.1%	9/30/2013
62	Wells Fargo - Houston	WFB
63	Mini U Storage Woodbridge	WFB
64	Sugar Tree Shopping Center	WFB	Me Ne Sushi	3,177	8.6%	8/31/2014	D’Pauli’s	2,450	6.6%	8/31/2014
65	Marketplace Shops	WFB	Lance’s Jewelry	2,800	20.0%	2/28/2017	Mailloux Salon	1,900	13.6%	6/30/2017
66	CVS - Wilmington	WFB
67	Market Central	WFB	Rent-A-Center	3,200	9.4%	6/20/2013	Metro PCS	2,560	7.5%	11/30/2015
68	Clinton River	WFB
69	The Boardwalk	WFB	Nadwa Hair Spa	3,375	8.3%	3/31/2019	Rear Ends	2,874	7.1%	12/31/2018
70	Dollar General - Yulee	LCF

A-1-21

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	5th Largest Tenant Name(8)(9)(11)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)
1	Westside Pavilion	WFB	H&M	15,347	2.9%	1/31/2020	8/20/2012	8/16/2012
2	Starwood Capital Hotel Portfolio	WFB					5/15/2012	Various
2.01	Courtyard Marriott - Tyler, TX	WFB					5/15/2012	5/10/2012
2.02	Holiday Inn - Arlington, TX	WFB					5/15/2012	5/9/2012
2.03	Courtyard Marriott - Lufkin, TX	WFB					5/15/2012	5/14/2012
2.04	Hampton Inn & Suites - Waco, TX	WFB					5/15/2012	5/10/2012
2.05	Hampton Inn & Suites - Longview, TX	WFB					5/15/2012	5/14/2012
2.06	Courtyard Marriott - Wichita Falls, TX	WFB					5/15/2012	5/14/2012
2.07	Holiday Inn Express - Tyler, TX	WFB					5/15/2012	5/15/2012
2.08	Holiday Inn Express - Huntsville, TX	WFB					5/15/2012	5/14/2012
2.09	Holiday Inn Express - Paris, TX	WFB					5/15/2012	5/15/2012
2.10	Hampton Inn & Suites - Buda, TX	WFB					5/15/2012	5/9/2012
2.11	Hampton Inn - Sweetwater, TX	WFB					5/15/2012	5/10/2012
2.12	Candlewood Suites - Texarkana, TX	WFB					5/15/2012	5/10/2012
2.13	Holiday Inn Express - Texarkana, AR	WFB					5/15/2012	5/15/2012
2.14	Hampton Inn & Suites - Decatur, TX	WFB					5/15/2012	5/9/2012
2.15	Holiday Inn Express - Terrell, TX	WFB					5/15/2012	5/10/2012
2.16	Holiday Inn Express - Altus, OK	WFB					5/15/2012	5/8/2012
2.17	Comfort Suites - Buda, TX	WFB					5/15/2012	5/7/2012
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB					5/15/2012	5/11/2012
2.19	Comfort Inn & Suites - Paris, TX	WFB					5/15/2012	5/9/2012
2.20	Country Inn & Suites - Humble, TX	WFB					5/15/2012	5/14/2012
3	Trump Tower Commercial Condominium	LCF	Marcraft Apparel Group	13,733	5.6%	6/30/2015	3/13/2012	3/12/2012
4	100 Church Street	WFB	Interactive Data Corporation	50,661	4.6%	11/30/2024	4/13/2012	4/13/2012
5	Cole Retail 12 Portfolio	RBS					7/24/2012	7/24/2012
5.01	FedEx - Baton Rouge, LA	RBS					7/24/2012	7/24/2012
5.02	LA Fitness - West Chester, OH	RBS					7/24/2012	7/24/2012
5.03	Walgreens - Olivette, MO	RBS					7/24/2012	7/24/2012
5.04	Walgreens - Seattle, WA	RBS					7/24/2012	7/24/2012
5.05	Walgreens - Columbia, MO	RBS					7/24/2012	7/24/2012
5.06	La-Z-Boy - Newington, CT	RBS					7/24/2012	7/24/2012
5.07	CVS - Azle, TX	RBS					7/24/2012	7/24/2012
5.08	Walgreens - Jacksonville, FL	RBS					7/24/2012	7/24/2012
5.09	Walgreens - Crossville, TN	RBS					7/24/2012	7/24/2012
5.1	Walgreens - Columbus, MS	RBS					7/24/2012	7/24/2012
5.11	Office Depot - Balcones Heights, TX	RBS					7/24/2012	7/24/2012
5.12	CVS - Fairview Township, PA	RBS					7/24/2012	7/24/2012
6	Somerset Shoppes	LCF	Original Pancake House	5,337	2.9%	9/30/2020	7/13/2012	7/11/2012
7	Rockville Corporate Center	LCF					2/24/2012	2/24/2012
8	NTP Portfolio	RBS					Various	Various
8.01	JDSU Campus	RBS					8/9/2012	8/13/2012
8.02	Patriot Tower	RBS					7/30/2012	7/30/2012
8.03	Pioneer Park	RBS					7/30/2012	7/30/2012
9	Columbia SC Hotel Portfolio	RBS					8/7/2012	Various
9.01	Holiday Inn Columbia Hotel	RBS					8/7/2012	7/30/2012
9.02	Sheraton Columbia Hotel	RBS					8/7/2012	8/7/2012
9.03	Holiday Inn Express Columbia Hotel	RBS					8/7/2012	8/9/2012
10	CMC Hotel Portfolio	RBS					8/16/2012	8/16/2012
10.01	Fairfield Inn & Suites	RBS					8/16/2012	8/16/2012
10.02	SpringHill Suites	RBS					8/16/2012	8/16/2012
10.03	TownePlace Suites	RBS					8/16/2012	8/16/2012
11	Rooney Ranch	WFB	Planet Fitness	13,073	6.2%	12/31/2022	6/15/2012	6/8/2012
12	Southeast Grocery Portfolio	LCF	Various	Various	Various	Various	4/18/2012	Various
12.01	Shoppes at Heritage Oaks	LCF	Nails So Happy	1,200	2.0%	6/30/2019	4/18/2012	4/16/2012
12.02	Dawsonville Town Center	LCF	Chinese Express	1,200	2.2%	9/30/2014	4/18/2012	4/12/2012
12.03	New Hope Crossing	LCF					4/18/2012	3/16/2012
12.04	Forsyth Commons	LCF					4/18/2012	4/18/2012
12.05	Folkston Shopping Center	LCF	Pizza Hut	1,023	1.6%	4/18/2016	4/18/2012	4/16/2012
12.06	Valdosta Commons	LCF					4/18/2012	4/18/2012
13	The Pavilion at La Quinta	LCF	DSW Shoe Warehouse	16,454	10.2%	1/31/2022	5/10/2012	5/10/2012
14	Hilton Garden Inn - Melville	RBS					6/29/2012	6/29/2012
15	Duane Reade on Fulton	LCF					5/3/2012	5/3/2012
16	5th & Lamar	LCF	Jonathan Adler	3,632	4.2%	7/31/2019	4/9/2012	4/10/2012
17	The Walker Building	LCF	American Forests	6,057	7.7%	10/31/2013	3/15/2012	6/5/2012
18	1024-1036 Lincoln Road	WFB					5/30/2012	5/30/2012
19	CitiWide Storage	RBS					6/21/2012	6/18/2012
20	Wards Crossing West	LCF	Famous Footwear	7,000	6.2%	10/31/2017	4/23/2012	4/18/2012
21	BJ’s Ritchie Station	LCF					5/15/2012	5/16/2012
22	One Corporate Center 1 & 3	LCF	Accenture	7,136	3.2%	2/28/2013	3/2/2012	3/2/2012
23	Southlake Marketplace	LCF	CiCi’s Pizza	3,900	2.9%	9/30/2016	8/9/2012	8/9/2012	8/16/2012
24	White Lake Marketplace Shopping Center	LCF	Batteries plus	2,500	2.6%	9/24/2015	8/16/2012	8/16/2012
25	600 East Broad	RBS					6/28/2012	6/28/2012
26	Diamond Forest Apartments	LCF					8/1/2012	6/15/2012
27	Belle Foods Portfolio	WFB					3/15/2012	3/15/2012
27.01	Food World - Alabaster	WFB					3/15/2012	3/15/2012
27.02	Piggly Wiggly - Albany	WFB					3/15/2012	3/15/2012
27.03	Piggly Wiggly - Milledgeville	WFB					3/15/2012	3/15/2012
27.04	Food World - Enterprise	WFB					3/15/2012	3/15/2012
27.05	Food World - Troy	WFB					3/15/2012	3/15/2012
27.06	Food World - Muscle Shoals	WFB					3/15/2012	3/15/2012
27.07	Piggly Wiggly - Brewton	WFB					3/15/2012	3/15/2012
27.08	Food World - Atmore	WFB					3/15/2012	3/15/2012
27.09	Piggly Wiggly - Luverne	WFB					3/15/2012	3/15/2012
28	Hilton Garden Inn Summit	RBS					6/12/2012	6/12/2012
29	Crossways Shopping Center	RBS					6/5/2012	6/5/2012
30	Hilton Garden Inn - Franklin Cool Springs	WFB					5/22/2012	5/21/2012
31	Pecan Creek & Glen Knoll MHCs	LCF					7/18/2012	Various
31.01	Pecan Creek MHC	LCF					7/18/2012	4/23/2012
31.02	Glen Knoll MHC	LCF					7/18/2012	7/18/2012
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB					6/12/2012	6/12/2012
32.01	Pines Plaza	WFB					6/12/2012	6/12/2012
32.02	Pembroke Lakes Shopping Center	WFB					6/12/2012	6/12/2012
33	Sterling and El Camba MHCs	LCF					3/19/2012	3/20/2012
33.01	Sterling MHC	LCF					3/19/2012	3/20/2012
33.02	El Camba MHC	LCF					3/19/2012	3/20/2012
34	Barrington Business Park	WFB	CellASIC	13,400	6.6%	12/31/2015	7/16/2012	7/16/2012
35	Academy Sports + Outdoors - Snellville	LCF					3/15/2012	3/15/2012
36	Academy Sports + Outdoors - Columbia	LCF					3/15/2012	3/15/2012
37	Woodland Park Apartments	RBS					6/14/2012	6/14/2012
38	Courtyard by Marriott Wilmington, DE	WFB					6/19/2012	6/15/2012
39	2145 Market Street	WFB					6/20/2012	6/21/2012

A-1-22

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	5th Largest Tenant Name(8)(9)(11)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)
40	Renaissance Square - NC	WFB	Thomas R. Ferrell, DDS, PA dba Ferrell Family Dentistry	2,272	2.8%	3/31/2015	6/14/2012	5/30/2012
41	Parker Station	LCF	Susan Fuller	2,453	3.3%	10/31/2013	4/23/2012	4/4/2012
42	Hilton Garden Inn - Lakeland	RBS					7/23/2012	7/23/2012
43	Titan Cold & Dry	WFB	Eureka	2,000	1.0%	MTM	3/5/2012	3/21/2012
44	Riverview Commons	RBS	BATS BBQ	1,516	2.6%	12/31/2014	6/26/2012	6/26/2012
45	Denaro Plaza	WFB	Equity Title Agency	2,441	7.4%	4/30/2016	Plaza: 6/14/2012; Burger King: 7/23/2012	Plaza: 6/15/2012; Burger King: 7/20/2012
46	Macon Self Storage Portfolio	RBS					6/18/2012	6/18/2012
46.01	Vineville Self Storage	RBS					6/18/2012	6/18/2012
46.02	Bass at Wesleyan Self Storage	RBS					6/18/2012	6/18/2012
46.03	Rutland Self Storage	RBS					6/18/2012	6/18/2012
47	Spec’s Dallas	RBS					6/29/2012	7/23/2012
48	Porterville Shopping Center	WFB	Pinetree	5,400	5.4%	6/30/2018	3/14/2012	3/14/2012
49	National Storage Center	WFB					6/26/2012	6/26/2012
50	All Storage Thompson Beach	RBS					7/3/2012	7/5/2012
51	Solano Portfolio	WFB	All State Insurance	980	1.1%	7/31/2013	5/23/2012	5/15/2012
52	All Storage Boat Club	RBS					7/3/2012	7/3/2012
53	TownePlace Suites - Newark, CA	LCF					6/5/2012	6/6/2012
54	Lazy Hills	LCF	Dazbog (T.L. Holley Holdings)	1,560	7.4%	7/31/2015	6/5/2012	6/7/2012
55	Shops at Julington Creek	RBS	Metro Diner	2,352	5.8%	4/30/2016	4/9/2012	6/4/2012
56	24 Hour Fitness Fort Worth	RBS					6/20/2012	6/20/2012
57	Alafia Riverfront MHC	WFB					5/11/2012	5/23/2012
58	Silverlake Estates MHC	LCF					5/2/2012	5/2/2012
59	Padonia Park	WFB	Achieve Wellness Chiropractic	2,016	8.8%	5/1/2018	5/31/2012	5/31/2012	7/18/2012
60	SOS Storage Center	WFB					7/2/2012	7/2/2012
61	Plaza South Shopping Center	WFB	Endeavor Capital Management, LLC	1,200	3.1%	6/30/2014	5/29/2012	5/30/2012
62	Wells Fargo - Houston	WFB						5/24/2012
63	Mini U Storage Woodbridge	WFB					6/7/2012	5/22/2012
64	Sugar Tree Shopping Center	WFB	Top Model Salon & Boutique	2,312	6.3%	5/31/2016	4/13/2012	4/11/2012	6/14/2012
65	Marketplace Shops	WFB	Cumming Physical Medicine, LLC	1,553	11.1%	2/28/2017	5/14/2012	5/18/2012
66	CVS - Wilmington	WFB					5/31/2012	5/30/2012
67	Market Central	WFB	State Farm Insurance	2,400	7.1%	12/31/2012	6/8/2012	6/6/2012
68	Clinton River	WFB					6/21/2012	6/21/2012
69	The Boardwalk	WFB	Smashburger	2,625	6.5%	1/31/2022	4/13/2012	4/11/2012
70	Dollar General - Yulee	LCF					5/11/2012	5/10/2012

A-1-23

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty
1	Westside Pavilion	WFB	8/20/2012	13.0%	N	Y	Refinance	0	0	Springing
2	Starwood Capital Hotel Portfolio	WFB			N	Y	Acquisition	0	1,909,036	159,086	Cash
2.01	Courtyard Marriott - Tyler, TX	WFB			N	Y
2.02	Holiday Inn - Arlington, TX	WFB			N	Y
2.03	Courtyard Marriott - Lufkin, TX	WFB			N	Y
2.04	Hampton Inn & Suites - Waco, TX	WFB			N	Y
2.05	Hampton Inn & Suites - Longview, TX	WFB			N	Y
2.06	Courtyard Marriott - Wichita Falls, TX	WFB			N	Y
2.07	Holiday Inn Express - Tyler, TX	WFB			N	Y
2.08	Holiday Inn Express - Huntsville, TX	WFB			N	Y
2.09	Holiday Inn Express - Paris, TX	WFB			N	Y
2.10	Hampton Inn & Suites - Buda, TX	WFB			N	Y
2.11	Hampton Inn - Sweetwater, TX	WFB			N	Y
2.12	Candlewood Suites - Texarkana, TX	WFB			N	Y
2.13	Holiday Inn Express - Texarkana, AR	WFB			N	Y
2.14	Hampton Inn & Suites - Decatur, TX	WFB			N	Y
2.15	Holiday Inn Express - Terrell, TX	WFB			N	Y
2.16	Holiday Inn Express - Altus, OK	WFB			N	Y
2.17	Comfort Suites - Buda, TX	WFB			N	Y
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB			N	Y
2.19	Comfort Inn & Suites - Paris, TX	WFB			N	Y
2.20	Country Inn & Suites - Humble, TX	WFB			N	Y
3	Trump Tower Commercial Condominium	LCF			N	Y	Refinance	0	1,317,680	439,227	Cash
4	100 Church Street	WFB			N	Y	Refinance	0	0	Springing
5	Cole Retail 12 Portfolio	RBS	Various	Various	N	Y	Acquisition	0	0	Springing
5.01	FedEx - Baton Rouge, LA	RBS			N	Y
5.02	LA Fitness - West Chester, OH	RBS			N	Y
5.03	Walgreens - Olivette, MO	RBS			N	Y
5.04	Walgreens - Seattle, WA	RBS	7/24/2012	12.0%	N	Y
5.05	Walgreens - Columbia, MO	RBS			N	Y
5.06	La-Z-Boy - Newington, CT	RBS			N	Y
5.07	CVS - Azle, TX	RBS			N	Y
5.08	Walgreens - Jacksonville, FL	RBS			N	Y
5.09	Walgreens - Crossville, TN	RBS			N	Y
5.1	Walgreens - Columbus, MS	RBS			N	Y
5.11	Office Depot - Balcones Heights, TX	RBS			N	Y
5.12	CVS - Fairview Township, PA	RBS			N	Y
6	Somerset Shoppes	LCF			N	Y	Refinance	62,500	447,903	49,767	Cash
7	Rockville Corporate Center	LCF			N	Y	Acquisition	71,813	103,397	34,466	Cash
8	NTP Portfolio	RBS	Various	Various	N	Y	Refinance	58,875	200,000	31,435	Cash
8.01	JDSU Campus	RBS	8/9/2012	12.0%	N	Y
8.02	Patriot Tower	RBS			N	Y
8.03	Pioneer Park	RBS			N	Y
9	Columbia SC Hotel Portfolio	RBS			N	Y	Refinance	6,250	339,320	37,702	Cash
9.01	Holiday Inn Columbia Hotel	RBS			N	Y
9.02	Sheraton Columbia Hotel	RBS			N	Y
9.03	Holiday Inn Express Columbia Hotel	RBS			N	Y
10	CMC Hotel Portfolio	RBS			N	Y	Refinance	0	224,646	22,465	Cash
10.01	Fairfield Inn & Suites	RBS			N	Y
10.02	SpringHill Suites	RBS			N	Y
10.03	TownePlace Suites	RBS			N	Y
11	Rooney Ranch	WFB			N	Y	Refinance	0	203,030	40,606	Cash
12	Southeast Grocery Portfolio	LCF			N	Y	Refinance	115,048	146,169	29,234	Cash
12.01	Shoppes at Heritage Oaks	LCF			N	Y
12.02	Dawsonville Town Center	LCF			N	Y
12.03	New Hope Crossing	LCF			N	Y
12.04	Forsyth Commons	LCF			N	Y
12.05	Folkston Shopping Center	LCF			N	Y
12.06	Valdosta Commons	LCF			N	Y
13	The Pavilion at La Quinta	LCF	5/10/2012	12.0%	N	Y	Refinance	0	0	Springing
14	Hilton Garden Inn - Melville	RBS			N	Y	Refinance	0	0	Springing
15	Duane Reade on Fulton	LCF			N	Y	Refinance	13,000	86,024	43,012	Cash
16	5th & Lamar	LCF			N	Y	Refinance	0	245,526	40,921	Cash
17	The Walker Building	LCF			N	Y	Refinance	0	243,107	40,518	Cash
18	1024-1036 Lincoln Road	WFB			N	Y	Refinance	0	167,897	18,655	Cash
19	CitiWide Storage	RBS			N	Y	Refinance	0	218,979	72,993	Cash
20	Wards Crossing West	LCF			N	Y	Refinance	0	94,208	14,315	Cash
21	BJ’s Ritchie Station	LCF			N	N	Acquisition	0	0	Springing
22	One Corporate Center 1 & 3	LCF			N	Y	Refinance	0	204,903	40,981	Cash
23	Southlake Marketplace	LCF			N	Y	Refinance	0	318,854	39,857	Cash
24	White Lake Marketplace Shopping Center	LCF			N	Y	Refinance	0	37,986	12,662	Cash
25	600 East Broad	RBS			N	Y	Refinance	0	59,531	19,844	Cash
26	Diamond Forest Apartments	LCF			N	Y	Refinance	102,296	47,899	23,949	Cash
27	Belle Foods Portfolio	WFB			N	Y	Acquisition	0	0	Springing
27.01	Food World - Alabaster	WFB			N	Y
27.02	Piggly Wiggly - Albany	WFB			N	Y
27.03	Piggly Wiggly - Milledgeville	WFB			N	Y
27.04	Food World - Enterprise	WFB			N	Y
27.05	Food World - Troy	WFB			N	Y
27.06	Food World - Muscle Shoals	WFB			N	Y
27.07	Piggly Wiggly - Brewton	WFB			N	Y
27.08	Food World - Atmore	WFB			N	Y
27.09	Piggly Wiggly - Luverne	WFB			N	Y
28	Hilton Garden Inn Summit	RBS			N	Y	Refinance	6,250	133,839	11,153	Cash
29	Crossways Shopping Center	RBS			N	Y	Refinance	0	39,942	13,314	Cash
30	Hilton Garden Inn - Franklin Cool Springs	WFB			N	Y	Refinance	0	98,724	14,103	Cash
31	Pecan Creek & Glen Knoll MHCs	LCF			N	Y	Acquisition	35,125	163,630	18,181	Cash
31.01	Pecan Creek MHC	LCF			N	Y
31.02	Glen Knoll MHC	LCF			N	Y
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB			N	Y	Refinance	12,588	0	Springing
32.01	Pines Plaza	WFB			N	Y
32.02	Pembroke Lakes Shopping Center	WFB			N	Y
33	Sterling and El Camba MHCs	LCF			N	Y	Refinance	2,500	71,508	11,918	Cash
33.01	Sterling MHC	LCF			N	Y
33.02	El Camba MHC	LCF			N	Y
34	Barrington Business Park	WFB	7/13/2012	Building A: 19%; Building B & C: 16%	N	Y	Refinance	0	84,126	14,021	Cash
35	Academy Sports + Outdoors - Snellville	LCF			N	Y	Acquisition	0	0	Springing
36	Academy Sports + Outdoors - Columbia	LCF			N	Y	Acquisition	0	0	Springing
37	Woodland Park Apartments	RBS			N	Y	Refinance	26,531	14,126	14,126	Cash
38	Courtyard by Marriott Wilmington, DE	WFB			N	Y	Refinance	0	0	Springing
39	2145 Market Street	WFB	6/20/2012	23.0%	Y	Y	Refinance	0	95,796	15,996	Cash

A-1-24

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty
40	Renaissance Square - NC	WFB			N	Y	Refinance	0	113,364	12,596	Cash
41	Parker Station	LCF			N	Y	Refinance	30,000	20,021	20,021	Cash
42	Hilton Garden Inn - Lakeland	RBS			N	Y	Refinance	0	63,451	5,768	Cash
43	Titan Cold & Dry	WFB	3/1/2012	22.0%	Y	Y	Refinance	0	33,728	8,432	Cash
44	Riverview Commons	RBS			N	Y	Acquisition	0	80,816	10,103	Cash
45	Denaro Plaza	WFB			N	Y	Refinance	0	42,876	12,366	Cash
46	Macon Self Storage Portfolio	RBS			N	Y	Refinance	0	73,103	6,092	Cash
46.01	Vineville Self Storage	RBS			N	Y
46.02	Bass at Wesleyan Self Storage	RBS			N	Y
46.03	Rutland Self Storage	RBS			N	Y
47	Spec’s Dallas	RBS			N	Y	Acquisition	0	59,655	6,628	Cash
48	Porterville Shopping Center	WFB	3/14/2012	6.0%	N	Y	Refinance	293,125	53,695	10,739	Cash
49	National Storage Center	WFB	6/26/2012	6.0%	N	Y	Refinance	0	27,045	5,409	Cash
50	All Storage Thompson Beach	RBS			N	Y	Refinance	0	118,133	14,767	Cash
51	Solano Portfolio	WFB	5/23/2012	10.0%	N	Y	Acquisition	0	25,288	6,322	Cash
52	All Storage Boat Club	RBS			N	Y	Refinance	0	94,533	11,817	Cash
53	TownePlace Suites - Newark, CA	LCF	6/5/2012	15.0%	N	Y	Refinance	1,250	0	Springing
54	Lazy Hills	LCF			N	Y	Refinance	0	10,037	10,037	Cash
55	Shops at Julington Creek	RBS			N	Y	Acquisition	0	0	Springing
56	24 Hour Fitness Fort Worth	RBS			N	Y	Acquisition	0	104,377	13,047	Cash
57	Alafia Riverfront MHC	WFB			N	Y	Refinance	0	41,598	4,622	Cash
58	Silverlake Estates MHC	LCF			N	Y	Refinance	17,275	28,462	5,692	Cash
59	Padonia Park	WFB			N	Y	Refinance	0	12,228	6,114	Cash
60	SOS Storage Center	WFB	7/2/2012	7.0%	N	Y	Refinance	0	53,452	7,636	Cash
61	Plaza South Shopping Center	WFB			N	Y	Refinance	0	9,828	3,276	Cash
62	Wells Fargo - Houston	WFB			N	Y	Acquisition	0	0	Springing
63	Mini U Storage Woodbridge	WFB			N	Y	Refinance	0	21,222	7,074	Cash
64	Sugar Tree Shopping Center	WFB			N	Y	Refinance	0	8,890	8,890	Cash
65	Marketplace Shops	WFB			N	Y	Refinance	0	16,380	1,820	Cash
66	CVS - Wilmington	WFB			N	Y	Refinance	0	0	Springing
67	Market Central	WFB			N	Y	Refinance	130,000	16,146	1,794	Cash
68	Clinton River	WFB			N	Y	Refinance	0	2,238	2,238	Cash
69	The Boardwalk	WFB			N	Y	Refinance	0	10,298	10,298	Cash
70	Dollar General - Yulee	LCF			N	Y	Acquisition	0	8,068	733	Cash

A-1-25

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(12)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty
1	Westside Pavilion	WFB	0	Springing			0	Springing	79,464
2	Starwood Capital Hotel Portfolio	WFB	0	Springing			0	158,479	0	Cash
2.01	Courtyard Marriott - Tyler, TX	WFB
2.02	Holiday Inn - Arlington, TX	WFB
2.03	Courtyard Marriott - Lufkin, TX	WFB
2.04	Hampton Inn & Suites - Waco, TX	WFB
2.05	Hampton Inn & Suites - Longview, TX	WFB
2.06	Courtyard Marriott - Wichita Falls, TX	WFB
2.07	Holiday Inn Express - Tyler, TX	WFB
2.08	Holiday Inn Express - Huntsville, TX	WFB
2.09	Holiday Inn Express - Paris, TX	WFB
2.10	Hampton Inn & Suites - Buda, TX	WFB
2.11	Hampton Inn - Sweetwater, TX	WFB
2.12	Candlewood Suites - Texarkana, TX	WFB
2.13	Holiday Inn Express - Texarkana, AR	WFB
2.14	Hampton Inn & Suites - Decatur, TX	WFB
2.15	Holiday Inn Express - Terrell, TX	WFB
2.16	Holiday Inn Express - Altus, OK	WFB
2.17	Comfort Suites - Buda, TX	WFB
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB
2.19	Comfort Inn & Suites - Paris, TX	WFB
2.20	Country Inn & Suites - Humble, TX	WFB
3	Trump Tower Commercial Condominium	LCF	173,340	34,668	Cash		0	0	0
4	100 Church Street	WFB	0	Springing			0	Springing	443,256
5	Cole Retail 12 Portfolio	RBS	0	Springing			0	Springing	0
5.01	FedEx - Baton Rouge, LA	RBS
5.02	LA Fitness - West Chester, OH	RBS
5.03	Walgreens - Olivette, MO	RBS
5.04	Walgreens - Seattle, WA	RBS
5.05	Walgreens - Columbia, MO	RBS
5.06	La-Z-Boy - Newington, CT	RBS
5.07	CVS - Azle, TX	RBS
5.08	Walgreens - Jacksonville, FL	RBS
5.09	Walgreens - Crossville, TN	RBS
5.1	Walgreens - Columbus, MS	RBS
5.11	Office Depot - Balcones Heights, TX	RBS
5.12	CVS - Fairview Township, PA	RBS
6	Somerset Shoppes	LCF	158,819	31,764	Cash		0	3,882	0	Cash
7	Rockville Corporate Center	LCF	33,185	2,765	Cash		78,187	4,595	0	Cash
8	NTP Portfolio	RBS	95,284	7,330	Cash		0	10,492	251,803	Cash
8.01	JDSU Campus	RBS
8.02	Patriot Tower	RBS
8.03	Pioneer Park	RBS
9	Columbia SC Hotel Portfolio	RBS	14,658	7,329	Cash		29,177	38,902	0	Cash
9.01	Holiday Inn Columbia Hotel	RBS
9.02	Sheraton Columbia Hotel	RBS
9.03	Holiday Inn Express Columbia Hotel	RBS
10	CMC Hotel Portfolio	RBS	36,613	6,102	Cash		29,476	29,476	0	Cash
10.01	Fairfield Inn & Suites	RBS
10.02	SpringHill Suites	RBS
10.03	TownePlace Suites	RBS
11	Rooney Ranch	WFB	0	Springing			0	5,845	140,270	Cash
12	Southeast Grocery Portfolio	LCF	7,880	3,940	Cash		0	3,994	0	Cash
12.01	Shoppes at Heritage Oaks	LCF
12.02	Dawsonville Town Center	LCF
12.03	New Hope Crossing	LCF
12.04	Forsyth Commons	LCF
12.05	Folkston Shopping Center	LCF
12.06	Valdosta Commons	LCF
13	The Pavilion at La Quinta	LCF	0	Springing			0	Springing	0
14	Hilton Garden Inn - Melville	RBS	0	Springing			0	Springing	0
15	Duane Reade on Fulton	LCF	0	Springing			0	623	0	Cash
16	5th & Lamar	LCF	6,790	3,395	Cash		0	1,452	0	Cash
17	The Walker Building	LCF	11,614	1,290	Cash		0	1,636	0	Cash
18	1024-1036 Lincoln Road	WFB	0	Springing			0	538	0	Cash
19	CitiWide Storage	RBS	47,327	3,944	Cash		0	1,868	0	Cash
20	Wards Crossing West	LCF	40,325	3,102	Cash		0	1,500	0	Cash
21	BJ’s Ritchie Station	LCF	0	Springing			0	Springing	0
22	One Corporate Center 1 & 3	LCF	10,186	3,395	Cash		0	4,622	0	Cash
23	Southlake Marketplace	LCF	14,322	2,046	Cash		0	2,204	0	Cash
24	White Lake Marketplace Shopping Center	LCF	21,470	3,067	Cash		43,113	1,581	57,000	Cash
25	600 East Broad	RBS	0	Springing			6,235	6,235	0	Cash
26	Diamond Forest Apartments	LCF	13,184	4,395	Cash		0	6,160	0	Cash
27	Belle Foods Portfolio	WFB	0	Springing			0	Springing	0
27.01	Food World - Alabaster	WFB
27.02	Piggly Wiggly - Albany	WFB
27.03	Piggly Wiggly - Milledgeville	WFB
27.04	Food World - Enterprise	WFB
27.05	Food World - Troy	WFB
27.06	Food World - Muscle Shoals	WFB
27.07	Piggly Wiggly - Brewton	WFB
27.08	Food World - Atmore	WFB
27.09	Piggly Wiggly - Luverne	WFB
28	Hilton Garden Inn Summit	RBS	36,178	4,020	Cash		0	15,250	0	Cash
29	Crossways Shopping Center	RBS	9,947	1,244	Cash		0	1,909	0	Cash
30	Hilton Garden Inn - Franklin Cool Springs	WFB	15,495	3,099	Cash		0	15,065	0	Cash
31	Pecan Creek & Glen Knoll MHCs	LCF	34,912	2,909	Cash		0	1,642	0	Cash
31.01	Pecan Creek MHC	LCF
31.02	Glen Knoll MHC	LCF
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB	0	Springing			0	Springing	0
32.01	Pines Plaza	WFB
32.02	Pembroke Lakes Shopping Center	WFB
33	Sterling and El Camba MHCs	LCF	17,616	2,517	Cash		0	1,842	0	Cash
33.01	Sterling MHC	LCF
33.02	El Camba MHC	LCF
34	Barrington Business Park	WFB	0	Springing			0	1,696	40,700	Cash
35	Academy Sports + Outdoors - Snellville	LCF	0	Springing			0	0	0
36	Academy Sports + Outdoors - Columbia	LCF	0	Springing			0	0	0
37	Woodland Park Apartments	RBS	3,067	1,534	Cash		0	3,500	0	Cash
38	Courtyard by Marriott Wilmington, DE	WFB	0	Springing			563,000	0	0	Cash
39	2145 Market Street	WFB	0	8,313	Cash		0	650	15,600	Cash

A-1-26

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(12)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty
40	Renaissance Square - NC	WFB	2,448	1,224	Cash		0	1,341	0	Cash
41	Parker Station	LCF	1,292	646	Cash		0	1,305	0	Cash
42	Hilton Garden Inn - Lakeland	RBS	58,906	7,363	Cash		11,755	11,755	0	Cash
43	Titan Cold & Dry	WFB	43,968	7,328	Cash		0	5,650	0	Cash
44	Riverview Commons	RBS	12,194	1,109	Cash		0	1,230	22,132	Cash
45	Denaro Plaza	WFB	3,138	1,394	Cash		0	729	26,250	Cash
46	Macon Self Storage Portfolio	RBS	13,018	2,034	Cash		0	2,167	78,019	Cash
46.01	Vineville Self Storage	RBS
46.02	Bass at Wesleyan Self Storage	RBS
46.03	Rutland Self Storage	RBS
47	Spec’s Dallas	RBS	5,223	1,741	Cash		0	750	0	Cash
48	Porterville Shopping Center	WFB	0	Springing			0	1,934	0	Cash
49	National Storage Center	WFB	5,964	542	Cash		0	865	20,760	Cash
50	All Storage Thompson Beach	RBS	6,805	1,134	Cash		0	1,209	43,528	Cash
51	Solano Portfolio	WFB	0	982	Cash		0	1,095	0	Cash
52	All Storage Boat Club	RBS	6,078	1,013	Cash		0	970	34,912	Cash
53	TownePlace Suites - Newark, CA	LCF	18,644	Springing			0	13,187	0	Cash
54	Lazy Hills	LCF	2,044	341	Cash		0	264	0	Cash
55	Shops at Julington Creek	RBS	0	Springing			0	0	0
56	24 Hour Fitness Fort Worth	RBS	9,797	980	Cash		0	781	0	Cash
57	Alafia Riverfront MHC	WFB	4,550	1,137	Cash		0	400	0	Cash
58	Silverlake Estates MHC	LCF	5,958	662	Cash		0	888	0	Cash
59	Padonia Park	WFB	16,389	1,490	Cash		0	705	42,271	Cash
60	SOS Storage Center	WFB	0	Springing			0	934	0	Cash
61	Plaza South Shopping Center	WFB	0	1,130	Cash		0	637	0	Cash
62	Wells Fargo - Houston	WFB	0	Springing			0	Springing	0
63	Mini U Storage Woodbridge	WFB	0	Springing			0	882	0	Cash
64	Sugar Tree Shopping Center	WFB	0	Springing			0	1,048	0	Cash
65	Marketplace Shops	WFB	2,900	483	Cash		0	603	0	Cash
66	CVS - Wilmington	WFB	0	Springing			0	Springing	0
67	Market Central	WFB	0	220	Cash		0	567	0	Cash
68	Clinton River	WFB	2,674	297	Cash		0	550	0	Cash
69	The Boardwalk	WFB	0	Springing			0	675	0	Cash
70	Dollar General - Yulee	LCF	0	0			0	0	0

A-1-27

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(13)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial)	Debt Service Escrow (Monthly)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty
1	Westside Pavilion	WFB	0	Springing	397,320			0	0
2	Starwood Capital Hotel Portfolio	WFB	0	0	0			0	0
2.01	Courtyard Marriott - Tyler, TX	WFB
2.02	Holiday Inn - Arlington, TX	WFB
2.03	Courtyard Marriott - Lufkin, TX	WFB
2.04	Hampton Inn & Suites - Waco, TX	WFB
2.05	Hampton Inn & Suites - Longview, TX	WFB
2.06	Courtyard Marriott - Wichita Falls, TX	WFB
2.07	Holiday Inn Express - Tyler, TX	WFB
2.08	Holiday Inn Express - Huntsville, TX	WFB
2.09	Holiday Inn Express - Paris, TX	WFB
2.10	Hampton Inn & Suites - Buda, TX	WFB
2.11	Hampton Inn - Sweetwater, TX	WFB
2.12	Candlewood Suites - Texarkana, TX	WFB
2.13	Holiday Inn Express - Texarkana, AR	WFB
2.14	Hampton Inn & Suites - Decatur, TX	WFB
2.15	Holiday Inn Express - Terrell, TX	WFB
2.16	Holiday Inn Express - Altus, OK	WFB
2.17	Comfort Suites - Buda, TX	WFB
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB
2.19	Comfort Inn & Suites - Paris, TX	WFB
2.20	Country Inn & Suites - Humble, TX	WFB
3	Trump Tower Commercial Condominium	LCF	0	0	0			823,895	0	Cash
4	100 Church Street	WFB	0	0	0			0	0
5	Cole Retail 12 Portfolio	RBS	0	Springing	0			0	0
5.01	FedEx - Baton Rouge, LA	RBS
5.02	LA Fitness - West Chester, OH	RBS
5.03	Walgreens - Olivette, MO	RBS
5.04	Walgreens - Seattle, WA	RBS
5.05	Walgreens - Columbia, MO	RBS
5.06	La-Z-Boy - Newington, CT	RBS
5.07	CVS - Azle, TX	RBS
5.08	Walgreens - Jacksonville, FL	RBS
5.09	Walgreens - Crossville, TN	RBS
5.1	Walgreens - Columbus, MS	RBS
5.11	Office Depot - Balcones Heights, TX	RBS
5.12	CVS - Fairview Township, PA	RBS
6	Somerset Shoppes	LCF	400,000	9,583	400,000	Cash		0	0
7	Rockville Corporate Center	LCF	0	Springing	0			0	0
8	NTP Portfolio	RBS	250,000	39,344	1,416,393	Cash		0	0
8.01	JDSU Campus	RBS
8.02	Patriot Tower	RBS
8.03	Pioneer Park	RBS
9	Columbia SC Hotel Portfolio	RBS	0	0	0			0	0
9.01	Holiday Inn Columbia Hotel	RBS
9.02	Sheraton Columbia Hotel	RBS
9.03	Holiday Inn Express Columbia Hotel	RBS
10	CMC Hotel Portfolio	RBS	0	0	0			0	0
10.01	Fairfield Inn & Suites	RBS
10.02	SpringHill Suites	RBS
10.03	TownePlace Suites	RBS
11	Rooney Ranch	WFB	0	12,534	451,239	Cash		0	0
12	Southeast Grocery Portfolio	LCF	0	6,923	0	Cash		0	0
12.01	Shoppes at Heritage Oaks	LCF
12.02	Dawsonville Town Center	LCF
12.03	New Hope Crossing	LCF
12.04	Forsyth Commons	LCF
12.05	Folkston Shopping Center	LCF
12.06	Valdosta Commons	LCF
13	The Pavilion at La Quinta	LCF	0	0	0			0	0
14	Hilton Garden Inn - Melville	RBS	0	0	0			0	0
15	Duane Reade on Fulton	LCF	0	2,084	0	Cash		0	0
16	5th & Lamar	LCF	0	7,258	0	Cash		0	0
17	The Walker Building	LCF	500,000	6,543	750,000	Cash		0	0
18	1024-1036 Lincoln Road	WFB	0	0	0			0	0
19	CitiWide Storage	RBS	0	Springing	0			0	0
20	Wards Crossing West	LCF	0	7,500	400,000	Cash		0	0
21	BJ’s Ritchie Station	LCF	0	0	0			0	0
22	One Corporate Center 1 & 3	LCF	175,000	21,336	0	Cash		0	0
23	Southlake Marketplace	LCF	0	8,333	0	Cash		0	0
24	White Lake Marketplace Shopping Center	LCF	150,000	5,500	198,000	Cash		0	0
25	600 East Broad	RBS	8,333	8,333	500,000	Cash		0	0
26	Diamond Forest Apartments	LCF	0	0	0			0	0
27	Belle Foods Portfolio	WFB	0	0	0			0	0
27.01	Food World - Alabaster	WFB
27.02	Piggly Wiggly - Albany	WFB
27.03	Piggly Wiggly - Milledgeville	WFB
27.04	Food World - Enterprise	WFB
27.05	Food World - Troy	WFB
27.06	Food World - Muscle Shoals	WFB
27.07	Piggly Wiggly - Brewton	WFB
27.08	Food World - Atmore	WFB
27.09	Piggly Wiggly - Luverne	WFB
28	Hilton Garden Inn Summit	RBS	0	0	0			0	0
29	Crossways Shopping Center	RBS	0	6,250	300,000	Cash		0	0
30	Hilton Garden Inn - Franklin Cool Springs	WFB	0	0	0			0	0
31	Pecan Creek & Glen Knoll MHCs	LCF	0	0	0			0	0
31.01	Pecan Creek MHC	LCF
31.02	Glen Knoll MHC	LCF
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB	0	0	0			0	0
32.01	Pines Plaza	WFB
32.02	Pembroke Lakes Shopping Center	WFB
33	Sterling and El Camba MHCs	LCF	0	0	0			0	0
33.01	Sterling MHC	LCF
33.02	El Camba MHC	LCF
34	Barrington Business Park	WFB	300,000	6,478	100,000	Cash		0	0
35	Academy Sports + Outdoors - Snellville	LCF	0	0	0			0	0
36	Academy Sports + Outdoors - Columbia	LCF	0	0	0			0	0
37	Woodland Park Apartments	RBS	0	0	0			0	0
38	Courtyard by Marriott Wilmington, DE	WFB	0	0	0			0	0
39	2145 Market Street	WFB	0	0	0			0	0

A-1-28

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(13)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial)	Debt Service Escrow (Monthly)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty
40	Renaissance Square - NC	WFB	0	4,845	120,000	Cash		0	0
41	Parker Station	LCF	500,000	6,217	500,000	Cash		0	0
42	Hilton Garden Inn - Lakeland	RBS	0	0	0			0	0
43	Titan Cold & Dry	WFB	0	7,055	169,334	Cash		0	0
44	Riverview Commons	RBS	0	3,465	62,364	Cash		0	0
45	Denaro Plaza	WFB	120,000	3,733	250,000	Cash		0	0
46	Macon Self Storage Portfolio	RBS	0	0	0			0	0
46.01	Vineville Self Storage	RBS
46.02	Bass at Wesleyan Self Storage	RBS
46.03	Rutland Self Storage	RBS
47	Spec’s Dallas	RBS	0	0	0			0	0
48	Porterville Shopping Center	WFB	0	7,104	225,000	Cash		0	0
49	National Storage Center	WFB	0	0	0			0	0
50	All Storage Thompson Beach	RBS	0	0	0			0	0
51	Solano Portfolio	WFB	25,000	327	0	Cash		0	0
52	All Storage Boat Club	RBS	0	0	0			0	0
53	TownePlace Suites - Newark, CA	LCF	0	0	0			0	0
54	Lazy Hills	LCF	0	2,500	0	Cash		0	0
55	Shops at Julington Creek	RBS	0	0	0			0	0
56	24 Hour Fitness Fort Worth	RBS	0	1,583	0	Cash		0	0
57	Alafia Riverfront MHC	WFB	0	0	0			0	0
58	Silverlake Estates MHC	LCF	0	0	0			0	0
59	Padonia Park	WFB	0	1,428	85,684	Cash		0	0
60	SOS Storage Center	WFB	0	0	0			0	0
61	Plaza South Shopping Center	WFB	0	3,075	0	Cash		0	0
62	Wells Fargo - Houston	WFB	0	Springing	0			0	0
63	Mini U Storage Woodbridge	WFB	0	0	0			0	0
64	Sugar Tree Shopping Center	WFB	0	4,096	0	Cash		0	0
65	Marketplace Shops	WFB	100,000	1,587	0	Cash		0	0
66	CVS - Wilmington	WFB	0	Springing	0			0	0
67	Market Central	WFB	30,000	2,102	0	Cash		0	0
68	Clinton River	WFB	0	0	0			0	0
69	The Boardwalk	WFB	0	6,565	0	Cash		0	0
70	Dollar General - Yulee	LCF	0	0	0			0	0

A-1-29

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow I Reserve Description	Other Escrow I (Initial)	Other Escrow I (Monthly)	Other Escrow I Cap	Other Escrow I Escrow - Cash or LoC
1	Westside Pavilion	WFB	Urban Home TILC Reserve	318,872	0	0	Cash
2	Starwood Capital Hotel Portfolio	WFB		0	0	0
2.01	Courtyard Marriott - Tyler, TX	WFB
2.02	Holiday Inn - Arlington, TX	WFB
2.03	Courtyard Marriott - Lufkin, TX	WFB
2.04	Hampton Inn & Suites - Waco, TX	WFB
2.05	Hampton Inn & Suites - Longview, TX	WFB
2.06	Courtyard Marriott - Wichita Falls, TX	WFB
2.07	Holiday Inn Express - Tyler, TX	WFB
2.08	Holiday Inn Express - Huntsville, TX	WFB
2.09	Holiday Inn Express - Paris, TX	WFB
2.10	Hampton Inn & Suites - Buda, TX	WFB
2.11	Hampton Inn - Sweetwater, TX	WFB
2.12	Candlewood Suites - Texarkana, TX	WFB
2.13	Holiday Inn Express - Texarkana, AR	WFB
2.14	Hampton Inn & Suites - Decatur, TX	WFB
2.15	Holiday Inn Express - Terrell, TX	WFB
2.16	Holiday Inn Express - Altus, OK	WFB
2.17	Comfort Suites - Buda, TX	WFB
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB
2.19	Comfort Inn & Suites - Paris, TX	WFB
2.20	Country Inn & Suites - Humble, TX	WFB
3	Trump Tower Commercial Condominium	LCF		0	0	0
4	100 Church Street	WFB	City of New York Reserve / HF Management Reserve	City of New York - $31,694,256 / HF Management - $6,616,583	0	0	LoC
5	Cole Retail 12 Portfolio	RBS		0	0	0
5.01	FedEx - Baton Rouge, LA	RBS
5.02	LA Fitness - West Chester, OH	RBS
5.03	Walgreens - Olivette, MO	RBS
5.04	Walgreens - Seattle, WA	RBS
5.05	Walgreens - Columbia, MO	RBS
5.06	La-Z-Boy - Newington, CT	RBS
5.07	CVS - Azle, TX	RBS
5.08	Walgreens - Jacksonville, FL	RBS
5.09	Walgreens - Crossville, TN	RBS
5.1	Walgreens - Columbus, MS	RBS
5.11	Office Depot - Balcones Heights, TX	RBS
5.12	CVS - Fairview Township, PA	RBS
6	Somerset Shoppes	LCF	Rack Room Reserve	2,000,000	0	0	Cash
7	Rockville Corporate Center	LCF	AARP Escrow	2,367,880	0	0	Cash
8	NTP Portfolio	RBS	JDSU Letter of Credit	3,800,000	0	0	LoC
8.01	JDSU Campus	RBS
8.02	Patriot Tower	RBS
8.03	Pioneer Park	RBS
9	Columbia SC Hotel Portfolio	RBS		0	0	0
9.01	Holiday Inn Columbia Hotel	RBS
9.02	Sheraton Columbia Hotel	RBS
9.03	Holiday Inn Express Columbia Hotel	RBS
10	CMC Hotel Portfolio	RBS	Seasonality Reserve	90,909	9,091	0	Cash
10.01	Fairfield Inn & Suites	RBS
10.02	SpringHill Suites	RBS
10.03	TownePlace Suites	RBS
11	Rooney Ranch	WFB	Planet Fitness Reserve	624,432	0	0	Cash
12	Southeast Grocery Portfolio	LCF		0	0	0
12.01	Shoppes at Heritage Oaks	LCF
12.02	Dawsonville Town Center	LCF
12.03	New Hope Crossing	LCF
12.04	Forsyth Commons	LCF
12.05	Folkston Shopping Center	LCF
12.06	Valdosta Commons	LCF
13	The Pavilion at La Quinta	LCF		0	0	0
14	Hilton Garden Inn - Melville	RBS		0	0	0
15	Duane Reade on Fulton	LCF	SEL Medical Holdback Reserve	1,000,000	0	0	Cash
16	5th & Lamar	LCF		0	0	0
17	The Walker Building	LCF		0	0	0
18	1024-1036 Lincoln Road	WFB	LaCoste Reserve	132,566	0	0	Cash
19	CitiWide Storage	RBS	Ground Rent Reserve	148,729	Springing	0	Cash
20	Wards Crossing West	LCF		0	Springing	0
21	BJ’s Ritchie Station	LCF		0	0	0
22	One Corporate Center 1 & 3	LCF	Johnson & Condon Reserve	600,000	0	0	Cash
23	Southlake Marketplace	LCF	Bike Store Reserve / Curves Reserve	Bike Store Reserve - $366,485 / Curves Reserve - $39,918	0	0	Cash
24	White Lake Marketplace Shopping Center	LCF	Joann Tenant Allowance	219,581	0	0	Cash
25	600 East Broad	RBS	CVDGS Approved Leasing Costs Holdback Reserve	301,746	0	0	Cash
26	Diamond Forest Apartments	LCF		0	0	0
27	Belle Foods Portfolio	WFB		0	0	0
27.01	Food World - Alabaster	WFB
27.02	Piggly Wiggly - Albany	WFB
27.03	Piggly Wiggly - Milledgeville	WFB
27.04	Food World - Enterprise	WFB
27.05	Food World - Troy	WFB
27.06	Food World - Muscle Shoals	WFB
27.07	Piggly Wiggly - Brewton	WFB
27.08	Food World - Atmore	WFB
27.09	Piggly Wiggly - Luverne	WFB
28	Hilton Garden Inn Summit	RBS		0	0	0
29	Crossways Shopping Center	RBS	Farm Fresh Reserve	500,000	0	0	Cash
30	Hilton Garden Inn - Franklin Cool Springs	WFB		0	0	0
31	Pecan Creek & Glen Knoll MHCs	LCF		0	0	0
31.01	Pecan Creek MHC	LCF
31.02	Glen Knoll MHC	LCF
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB		0	0	0
32.01	Pines Plaza	WFB
32.02	Pembroke Lakes Shopping Center	WFB
33	Sterling and El Camba MHCs	LCF		0	0	0
33.01	Sterling MHC	LCF
33.02	El Camba MHC	LCF
34	Barrington Business Park	WFB		0	0	0
35	Academy Sports + Outdoors - Snellville	LCF		0	0	0
36	Academy Sports + Outdoors - Columbia	LCF		0	0	0
37	Woodland Park Apartments	RBS	Association Insurance Reserve	67,441	Springing	0	Cash
38	Courtyard by Marriott Wilmington, DE	WFB		0	0	0
39	2145 Market Street	WFB	24 Hour Fitness Reserve	500,000	Springing	0	Cash

A-1-30

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow I Reserve Description	Other Escrow I (Initial)	Other Escrow I (Monthly)	Other Escrow I Cap	Other Escrow I Escrow - Cash or LoC
40	Renaissance Square - NC	WFB	Harris Teeter Reserve	225,000	0	0	Cash
41	Parker Station	LCF		0	0	0
42	Hilton Garden Inn - Lakeland	RBS	Ground Rent Reserve	30,315	Springing	0	Cash
43	Titan Cold & Dry	WFB	Seasonality Reserve	93,000	Springing	93,000	Cash
44	Riverview Commons	RBS		0	0	0
45	Denaro Plaza	WFB	Equity Title/Generations Reserve	82,000	0	0	Cash
46	Macon Self Storage Portfolio	RBS		0	0	0
46.01	Vineville Self Storage	RBS
46.02	Bass at Wesleyan Self Storage	RBS
46.03	Rutland Self Storage	RBS
47	Spec’s Dallas	RBS	Contingent Roof Reserve	150,000	0	0
48	Porterville Shopping Center	WFB		0	0	0
49	National Storage Center	WFB		0	0	0
50	All Storage Thompson Beach	RBS		0	0	0
51	Solano Portfolio	WFB		0	0	0
52	All Storage Boat Club	RBS		0	0	0
53	TownePlace Suites - Newark, CA	LCF	Renovation Reserve	150,000	0	0	Cash
54	Lazy Hills	LCF		0	0	0
55	Shops at Julington Creek	RBS	Adjacent Property Reserve	53,624	0	0	Cash
56	24 Hour Fitness Fort Worth	RBS		0	0	0
57	Alafia Riverfront MHC	WFB		0	0	0
58	Silverlake Estates MHC	LCF	Principal & Interest Reserve	19,219	0	0	Cash
59	Padonia Park	WFB		0	0	0
60	SOS Storage Center	WFB		0	0	0
61	Plaza South Shopping Center	WFB	CVS Rollover Reserve	250,000	0	0	Cash
62	Wells Fargo - Houston	WFB		0	0	0
63	Mini U Storage Woodbridge	WFB		0	0	0
64	Sugar Tree Shopping Center	WFB		0	0	0
65	Marketplace Shops	WFB		0	0	0
66	CVS - Wilmington	WFB		0	0	0
67	Market Central	WFB		0	0	0
68	Clinton River	WFB		0	0	0
69	The Boardwalk	WFB		0	0	0
70	Dollar General - Yulee	LCF		0	0	0

A-1-31

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial)
1	Westside Pavilion	WFB		Forever 21 TI Reserve	141,250
2	Starwood Capital Hotel Portfolio	WFB			0
2.01	Courtyard Marriott - Tyler, TX	WFB
2.02	Holiday Inn - Arlington, TX	WFB
2.03	Courtyard Marriott - Lufkin, TX	WFB
2.04	Hampton Inn & Suites - Waco, TX	WFB
2.05	Hampton Inn & Suites - Longview, TX	WFB
2.06	Courtyard Marriott - Wichita Falls, TX	WFB
2.07	Holiday Inn Express - Tyler, TX	WFB
2.08	Holiday Inn Express - Huntsville, TX	WFB
2.09	Holiday Inn Express - Paris, TX	WFB
2.10	Hampton Inn & Suites - Buda, TX	WFB
2.11	Hampton Inn - Sweetwater, TX	WFB
2.12	Candlewood Suites - Texarkana, TX	WFB
2.13	Holiday Inn Express - Texarkana, AR	WFB
2.14	Hampton Inn & Suites - Decatur, TX	WFB
2.15	Holiday Inn Express - Terrell, TX	WFB
2.16	Holiday Inn Express - Altus, OK	WFB
2.17	Comfort Suites - Buda, TX	WFB
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB
2.19	Comfort Inn & Suites - Paris, TX	WFB
2.20	Country Inn & Suites - Humble, TX	WFB
3	Trump Tower Commercial Condominium	LCF			0
4	100 Church Street	WFB	Wells Fargo Bank, N.A.	Interactive Data Reserve / Lenard A. Farber Reserve	Interactive Data - $795,099 / Lenard A. Farber - $334,556
5	Cole Retail 12 Portfolio	RBS			0
5.01	FedEx - Baton Rouge, LA	RBS
5.02	LA Fitness - West Chester, OH	RBS
5.03	Walgreens - Olivette, MO	RBS
5.04	Walgreens - Seattle, WA	RBS
5.05	Walgreens - Columbia, MO	RBS
5.06	La-Z-Boy - Newington, CT	RBS
5.07	CVS - Azle, TX	RBS
5.08	Walgreens - Jacksonville, FL	RBS
5.09	Walgreens - Crossville, TN	RBS
5.1	Walgreens - Columbus, MS	RBS
5.11	Office Depot - Balcones Heights, TX	RBS
5.12	CVS - Fairview Township, PA	RBS
6	Somerset Shoppes	LCF		Lenscrafters Reserve / Roof Reserve	Lenscrafters Reserve - $1,100,000 / Roof Reserve - $651,741
7	Rockville Corporate Center	LCF		MCPS Rent Reserve	315,000
8	NTP Portfolio	RBS	Bank of America, N.A.		0
8.01	JDSU Campus	RBS
8.02	Patriot Tower	RBS
8.03	Pioneer Park	RBS
9	Columbia SC Hotel Portfolio	RBS			0
9.01	Holiday Inn Columbia Hotel	RBS
9.02	Sheraton Columbia Hotel	RBS
9.03	Holiday Inn Express Columbia Hotel	RBS
10	CMC Hotel Portfolio	RBS		PIP Reserve	0
10.01	Fairfield Inn & Suites	RBS
10.02	SpringHill Suites	RBS
10.03	TownePlace Suites	RBS
11	Rooney Ranch	WFB		Sports Authority and Dollar Tree / Good Egg / Hallmark Reserves	Sports Authority and Dollar Tree - $713,720 / Good Egg - $178,153 / Hallmark - $225,000
12	Southeast Grocery Portfolio	LCF			0
12.01	Shoppes at Heritage Oaks	LCF
12.02	Dawsonville Town Center	LCF
12.03	New Hope Crossing	LCF
12.04	Forsyth Commons	LCF
12.05	Folkston Shopping Center	LCF
12.06	Valdosta Commons	LCF
13	The Pavilion at La Quinta	LCF			0
14	Hilton Garden Inn - Melville	RBS			0
15	Duane Reade on Fulton	LCF		Brokerage Commission Reserve	66,666
16	5th & Lamar	LCF			0
17	The Walker Building	LCF			0
18	1024-1036 Lincoln Road	WFB		Rent Concession Reserve	176,616
19	CitiWide Storage	RBS			0
20	Wards Crossing West	LCF			0
21	BJ's Ritchie Station	LCF			0
22	One Corporate Center 1 & 3	LCF			0
23	Southlake Marketplace	LCF		Healthsource Reserve	27,844
24	White Lake Marketplace Shopping Center	LCF		Improvement Completion Fund	118,232
25	600 East Broad	RBS			0
26	Diamond Forest Apartments	LCF			0
27	Belle Foods Portfolio	WFB			0
27.01	Food World - Alabaster	WFB
27.02	Piggly Wiggly - Albany	WFB
27.03	Piggly Wiggly - Milledgeville	WFB
27.04	Food World - Enterprise	WFB
27.05	Food World - Troy	WFB
27.06	Food World - Muscle Shoals	WFB
27.07	Piggly Wiggly - Brewton	WFB
27.08	Food World - Atmore	WFB
27.09	Piggly Wiggly - Luverne	WFB
28	Hilton Garden Inn Summit	RBS			0
29	Crossways Shopping Center	RBS			0
30	Hilton Garden Inn - Franklin Cool Springs	WFB			0
31	Pecan Creek & Glen Knoll MHCs	LCF			0
31.01	Pecan Creek MHC	LCF
31.02	Glen Knoll MHC	LCF
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB			0
32.01	Pines Plaza	WFB
32.02	Pembroke Lakes Shopping Center	WFB
33	Sterling and El Camba MHCs	LCF			0
33.01	Sterling MHC	LCF
33.02	El Camba MHC	LCF
34	Barrington Business Park	WFB			0
35	Academy Sports + Outdoors - Snellville	LCF			0
36	Academy Sports + Outdoors - Columbia	LCF			0
37	Woodland Park Apartments	RBS			0
38	Courtyard by Marriott Wilmington, DE	WFB			0
39	2145 Market Street	WFB		Walgreens Reserve	0

A-1-32

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial)
40	Renaissance Square - NC	WFB			0
41	Parker Station	LCF			0
42	Hilton Garden Inn - Lakeland	RBS			0
43	Titan Cold & Dry	WFB			0
44	Riverview Commons	RBS			0
45	Denaro Plaza	WFB			0
46	Macon Self Storage Portfolio	RBS			0
46.01	Vineville Self Storage	RBS
46.02	Bass at Wesleyan Self Storage	RBS
46.03	Rutland Self Storage	RBS
47	Spec's Dallas	RBS			0
48	Porterville Shopping Center	WFB			0
49	National Storage Center	WFB			0
50	All Storage Thompson Beach	RBS			0
51	Solano Portfolio	WFB			0
52	All Storage Boat Club	RBS			0
53	TownePlace Suites - Newark, CA	LCF		Seasonality Reserve	0
54	Lazy Hills	LCF			0
55	Shops at Julington Creek	RBS			0
56	24 Hour Fitness Fort Worth	RBS			0
57	Alafia Riverfront MHC	WFB			0
58	Silverlake Estates MHC	LCF			0
59	Padonia Park	WFB			0
60	SOS Storage Center	WFB			0
61	Plaza South Shopping Center	WFB			0
62	Wells Fargo - Houston	WFB			0
63	Mini U Storage Woodbridge	WFB			0
64	Sugar Tree Shopping Center	WFB			0
65	Marketplace Shops	WFB			0
66	CVS - Wilmington	WFB			0
67	Market Central	WFB			0
68	Clinton River	WFB			0
69	The Boardwalk	WFB			0
70	Dollar General - Yulee	LCF			0

A-1-33

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow II (Monthly)	Other Escrow II Cap	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback
1	Westside Pavilion	WFB	0	0	Cash
2	Starwood Capital Hotel Portfolio	WFB	0	0
2.01	Courtyard Marriott - Tyler, TX	WFB
2.02	Holiday Inn - Arlington, TX	WFB
2.03	Courtyard Marriott - Lufkin, TX	WFB
2.04	Hampton Inn & Suites - Waco, TX	WFB
2.05	Hampton Inn & Suites - Longview, TX	WFB
2.06	Courtyard Marriott - Wichita Falls, TX	WFB
2.07	Holiday Inn Express - Tyler, TX	WFB
2.08	Holiday Inn Express - Huntsville, TX	WFB
2.09	Holiday Inn Express - Paris, TX	WFB
2.10	Hampton Inn & Suites - Buda, TX	WFB
2.11	Hampton Inn - Sweetwater, TX	WFB
2.12	Candlewood Suites - Texarkana, TX	WFB
2.13	Holiday Inn Express - Texarkana, AR	WFB
2.14	Hampton Inn & Suites - Decatur, TX	WFB
2.15	Holiday Inn Express - Terrell, TX	WFB
2.16	Holiday Inn Express - Altus, OK	WFB
2.17	Comfort Suites - Buda, TX	WFB
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB
2.19	Comfort Inn & Suites - Paris, TX	WFB
2.20	Country Inn & Suites - Humble, TX	WFB
3	Trump Tower Commercial Condominium	LCF	0	0
4	100 Church Street	WFB	0	0	LoC	Wells Fargo Bank, N.A.	20,000,000
5	Cole Retail 12 Portfolio	RBS	0	0
5.01	FedEx - Baton Rouge, LA	RBS
5.02	LA Fitness - West Chester, OH	RBS
5.03	Walgreens - Olivette, MO	RBS
5.04	Walgreens - Seattle, WA	RBS
5.05	Walgreens - Columbia, MO	RBS
5.06	La-Z-Boy - Newington, CT	RBS
5.07	CVS - Azle, TX	RBS
5.08	Walgreens - Jacksonville, FL	RBS
5.09	Walgreens - Crossville, TN	RBS
5.1	Walgreens - Columbus, MS	RBS
5.11	Office Depot - Balcones Heights, TX	RBS
5.12	CVS - Fairview Township, PA	RBS
6	Somerset Shoppes	LCF	0	0	Cash
7	Rockville Corporate Center	LCF	0	0	Cash
8	NTP Portfolio	RBS	0	0
8.01	JDSU Campus	RBS
8.02	Patriot Tower	RBS
8.03	Pioneer Park	RBS
9	Columbia SC Hotel Portfolio	RBS	0	0
9.01	Holiday Inn Columbia Hotel	RBS
9.02	Sheraton Columbia Hotel	RBS
9.03	Holiday Inn Express Columbia Hotel	RBS
10	CMC Hotel Portfolio	RBS	Springing	0
10.01	Fairfield Inn & Suites	RBS
10.02	SpringHill Suites	RBS
10.03	TownePlace Suites	RBS
11	Rooney Ranch	WFB	0	0	Cash
12	Southeast Grocery Portfolio	LCF	0	0
12.01	Shoppes at Heritage Oaks	LCF
12.02	Dawsonville Town Center	LCF
12.03	New Hope Crossing	LCF
12.04	Forsyth Commons	LCF
12.05	Folkston Shopping Center	LCF
12.06	Valdosta Commons	LCF
13	The Pavilion at La Quinta	LCF	0	0
14	Hilton Garden Inn - Melville	RBS	0	0
15	Duane Reade on Fulton	LCF	0	0	Cash
16	5th & Lamar	LCF	0	0
17	The Walker Building	LCF	0	0
18	1024-1036 Lincoln Road	WFB	0	0	Cash
19	CitiWide Storage	RBS	0	0
20	Wards Crossing West	LCF	0	0
21	BJ's Ritchie Station	LCF	0	0
22	One Corporate Center 1 & 3	LCF	0	0
23	Southlake Marketplace	LCF	0	0	Cash
24	White Lake Marketplace Shopping Center	LCF	0	0	Cash
25	600 East Broad	RBS	0	0
26	Diamond Forest Apartments	LCF	0	0
27	Belle Foods Portfolio	WFB	0	0
27.01	Food World - Alabaster	WFB
27.02	Piggly Wiggly - Albany	WFB
27.03	Piggly Wiggly - Milledgeville	WFB
27.04	Food World - Enterprise	WFB
27.05	Food World - Troy	WFB
27.06	Food World - Muscle Shoals	WFB
27.07	Piggly Wiggly - Brewton	WFB
27.08	Food World - Atmore	WFB
27.09	Piggly Wiggly - Luverne	WFB
28	Hilton Garden Inn Summit	RBS	0	0
29	Crossways Shopping Center	RBS	0	0
30	Hilton Garden Inn - Franklin Cool Springs	WFB	0	0
31	Pecan Creek & Glen Knoll MHCs	LCF	0	0
31.01	Pecan Creek MHC	LCF
31.02	Glen Knoll MHC	LCF
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB	0	0
32.01	Pines Plaza	WFB
32.02	Pembroke Lakes Shopping Center	WFB
33	Sterling and El Camba MHCs	LCF	0	0
33.01	Sterling MHC	LCF
33.02	El Camba MHC	LCF
34	Barrington Business Park	WFB	0	0
35	Academy Sports + Outdoors - Snellville	LCF	0	0
36	Academy Sports + Outdoors - Columbia	LCF	0	0
37	Woodland Park Apartments	RBS	0	0
38	Courtyard by Marriott Wilmington, DE	WFB	0	0
39	2145 Market Street	WFB	Springing	0

A-1-34

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow II (Monthly)	Other Escrow II Cap	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback
40	Renaissance Square - NC	WFB	0	0
41	Parker Station	LCF	0	0
42	Hilton Garden Inn - Lakeland	RBS	0	0
43	Titan Cold & Dry	WFB	0	0
44	Riverview Commons	RBS	0	0
45	Denaro Plaza	WFB	0	0
46	Macon Self Storage Portfolio	RBS	0	0
46.01	Vineville Self Storage	RBS
46.02	Bass at Wesleyan Self Storage	RBS
46.03	Rutland Self Storage	RBS
47	Spec's Dallas	RBS	0	0
48	Porterville Shopping Center	WFB	0	0
49	National Storage Center	WFB	0	0
50	All Storage Thompson Beach	RBS	0	0
51	Solano Portfolio	WFB	0	0
52	All Storage Boat Club	RBS	0	0
53	TownePlace Suites - Newark, CA	LCF	Excess Cash flow as long as the Seasonality Reserve Account is less than the Seasonality Reserve Target	33,000	Cash
54	Lazy Hills	LCF	0	0
55	Shops at Julington Creek	RBS	0	0
56	24 Hour Fitness Fort Worth	RBS	0	0
57	Alafia Riverfront MHC	WFB	0	0
58	Silverlake Estates MHC	LCF	0	0
59	Padonia Park	WFB	0	0
60	SOS Storage Center	WFB	0	0
61	Plaza South Shopping Center	WFB	0	0
62	Wells Fargo - Houston	WFB	0	0
63	Mini U Storage Woodbridge	WFB	0	0
64	Sugar Tree Shopping Center	WFB	0	0
65	Marketplace Shops	WFB	0	0
66	CVS - Wilmington	WFB	0	0
67	Market Central	WFB	0	0
68	Clinton River	WFB	0	0
69	The Boardwalk	WFB	0	0
70	Dollar General - Yulee	LCF	0	0

A-1-35

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox(14)
1	Westside Pavilion	WFB	Fee				Hard/Springing Cash Management
2	Starwood Capital Hotel Portfolio	WFB	Fee				Soft/Springing Cash Management
2.01	Courtyard Marriott - Tyler, TX	WFB	Fee
2.02	Holiday Inn - Arlington, TX	WFB	Fee
2.03	Courtyard Marriott - Lufkin, TX	WFB	Fee
2.04	Hampton Inn & Suites - Waco, TX	WFB	Fee
2.05	Hampton Inn & Suites - Longview, TX	WFB	Fee
2.06	Courtyard Marriott - Wichita Falls, TX	WFB	Fee
2.07	Holiday Inn Express - Tyler, TX	WFB	Fee
2.08	Holiday Inn Express - Huntsville, TX	WFB	Fee
2.09	Holiday Inn Express - Paris, TX	WFB	Fee
2.10	Hampton Inn & Suites - Buda, TX	WFB	Fee
2.11	Hampton Inn - Sweetwater, TX	WFB	Fee
2.12	Candlewood Suites - Texarkana, TX	WFB	Fee
2.13	Holiday Inn Express - Texarkana, AR	WFB	Fee
2.14	Hampton Inn & Suites - Decatur, TX	WFB	Fee
2.15	Holiday Inn Express - Terrell, TX	WFB	Fee
2.16	Holiday Inn Express - Altus, OK	WFB	Fee
2.17	Comfort Suites - Buda, TX	WFB	Fee
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB	Fee
2.19	Comfort Inn & Suites - Paris, TX	WFB	Fee
2.20	Country Inn & Suites - Humble, TX	WFB	Fee
3	Trump Tower Commercial Condominium	LCF	Fee				Hard/Upfront Cash Management
4	100 Church Street	WFB	Fee				Hard/Springing Cash Management
5	Cole Retail 12 Portfolio	RBS	Fee				Hard/Upfront Cash Management
5.01	FedEx - Baton Rouge, LA	RBS	Fee
5.02	LA Fitness - West Chester, OH	RBS	Fee
5.03	Walgreens - Olivette, MO	RBS	Fee
5.04	Walgreens - Seattle, WA	RBS	Fee
5.05	Walgreens - Columbia, MO	RBS	Fee
5.06	La-Z-Boy - Newington, CT	RBS	Fee
5.07	CVS - Azle, TX	RBS	Fee
5.08	Walgreens - Jacksonville, FL	RBS	Fee
5.09	Walgreens - Crossville, TN	RBS	Fee
5.1	Walgreens - Columbus, MS	RBS	Fee
5.11	Office Depot - Balcones Heights, TX	RBS	Fee
5.12	CVS - Fairview Township, PA	RBS	Fee
6	Somerset Shoppes	LCF	Fee				Hard/Upfront Cash Management
7	Rockville Corporate Center	LCF	Fee				Hard/Upfront Cash Management
8	NTP Portfolio	RBS	Fee				Hard/Springing Cash Management
8.01	JDSU Campus	RBS	Fee
8.02	Patriot Tower	RBS	Fee
8.03	Pioneer Park	RBS	Fee
9	Columbia SC Hotel Portfolio	RBS	Fee				Soft/Springing Cash Management
9.01	Holiday Inn Columbia Hotel	RBS	Fee
9.02	Sheraton Columbia Hotel	RBS	Fee
9.03	Holiday Inn Express Columbia Hotel	RBS	Fee
10	CMC Hotel Portfolio	RBS	Fee				Hard/Springing Cash Management
10.01	Fairfield Inn & Suites	RBS	Fee
10.02	SpringHill Suites	RBS	Fee
10.03	TownePlace Suites	RBS	Fee
11	Rooney Ranch	WFB	Fee				Hard/Upfront Cash Management
12	Southeast Grocery Portfolio	LCF	Fee				Hard/Upfront Cash Management
12.01	Shoppes at Heritage Oaks	LCF	Fee
12.02	Dawsonville Town Center	LCF	Fee
12.03	New Hope Crossing	LCF	Fee
12.04	Forsyth Commons	LCF	Fee
12.05	Folkston Shopping Center	LCF	Fee
12.06	Valdosta Commons	LCF	Fee
13	The Pavilion at La Quinta	LCF	Fee				Springing (Without Established Account)
14	Hilton Garden Inn - Melville	RBS	Fee				Hard/Springing Cash Management
15	Duane Reade on Fulton	LCF	Fee				Springing (With Established Account)
16	5th & Lamar	LCF	Fee				Springing (Without Established Account)
17	The Walker Building	LCF	Fee				Hard/Upfront Cash Management
18	1024-1036 Lincoln Road	WFB	Fee				Hard/Upfront Cash Management
19	CitiWide Storage	RBS	Leasehold	8/31/2038	892,375	Annual ground rent increases each year by 3.6% until 2033 and in an amount determined by Landlord thereafter	Hard/Springing Cash Management
20	Wards Crossing West	LCF	Fee				Hard/Springing Cash Management
21	BJ's Ritchie Station	LCF	Fee				Springing (Without Established Account)
22	One Corporate Center 1 & 3	LCF	Fee				Hard/Upfront Cash Management
23	Southlake Marketplace	LCF	Fee				Hard/Upfront Cash Management
24	White Lake Marketplace Shopping Center	LCF	Fee				Springing (Without Established Account)
25	600 East Broad	RBS	Fee				Hard/Springing Cash Management
26	Diamond Forest Apartments	LCF	Fee				Soft/Springing Cash Management
27	Belle Foods Portfolio	WFB	Fee				Hard/Springing Cash Management
27.01	Food World - Alabaster	WFB	Fee
27.02	Piggly Wiggly - Albany	WFB	Fee
27.03	Piggly Wiggly - Milledgeville	WFB	Fee
27.04	Food World - Enterprise	WFB	Fee
27.05	Food World - Troy	WFB	Fee
27.06	Food World - Muscle Shoals	WFB	Fee
27.07	Piggly Wiggly - Brewton	WFB	Fee
27.08	Food World - Atmore	WFB	Fee
27.09	Piggly Wiggly - Luverne	WFB	Fee
28	Hilton Garden Inn Summit	RBS	Fee				Springing (Without Established Account)
29	Crossways Shopping Center	RBS	Fee				Hard/Springing Cash Management
30	Hilton Garden Inn - Franklin Cool Springs	WFB	Fee				None
31	Pecan Creek & Glen Knoll MHCs	LCF	Fee				Soft/Springing Cash Management
31.01	Pecan Creek MHC	LCF	Fee
31.02	Glen Knoll MHC	LCF	Fee
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB	Fee				Springing (Without Established Account)
32.01	Pines Plaza	WFB	Fee
32.02	Pembroke Lakes Shopping Center	WFB	Fee
33	Sterling and El Camba MHCs	LCF	Fee				Soft/Springing Cash Management
33.01	Sterling MHC	LCF	Fee
33.02	El Camba MHC	LCF	Fee
34	Barrington Business Park	WFB	Fee				None
35	Academy Sports + Outdoors - Snellville	LCF	Fee				Hard/Upfront Cash Management
36	Academy Sports + Outdoors - Columbia	LCF	Fee				Hard/Upfront Cash Management
37	Woodland Park Apartments	RBS	Fee				Hard/Springing Cash Management
38	Courtyard by Marriott Wilmington, DE	WFB	Fee				Springing (Without Established Account)
39	2145 Market Street	WFB	Fee				Soft/Springing Cash Management

A-1-36

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox(14)
40	Renaissance Square - NC	WFB	Fee				Springing (Without Established Account)
41	Parker Station	LCF	Fee				Springing (Without Established Account)
42	Hilton Garden Inn - Lakeland	RBS	Leasehold	4/1/2042	50,000	Beginning March 1, 2013, annual base rent will be the greater of 2.77% of annual gross revenue and 8% of appraised land value.	Soft/Springing Cash Management
43	Titan Cold & Dry	WFB	Fee				None
44	Riverview Commons	RBS	Fee				Hard/Springing Cash Management
45	Denaro Plaza	WFB	Fee				Springing (Without Established Account)
46	Macon Self Storage Portfolio	RBS	Fee				Springing (Without Established Account)
46.01	Vineville Self Storage	RBS	Fee
46.02	Bass at Wesleyan Self Storage	RBS	Fee
46.03	Rutland Self Storage	RBS	Fee
47	Spec's Dallas	RBS	Fee				Hard/Springing Cash Management
48	Porterville Shopping Center	WFB	Fee				Hard/Springing Cash Management
49	National Storage Center	WFB	Fee				None
50	All Storage Thompson Beach	RBS	Fee				Springing (Without Established Account)
51	Solano Portfolio	WFB	Fee				None
52	All Storage Boat Club	RBS	Fee				Springing (Without Established Account)
53	TownePlace Suites - Newark, CA	LCF	Fee				Hard/Upfront Cash Management
54	Lazy Hills	LCF	Fee				Hard/Springing Cash Management
55	Shops at Julington Creek	RBS	Fee				Springing (Without Established Account)
56	24 Hour Fitness Fort Worth	RBS	Fee				Hard/Springing Cash Management
57	Alafia Riverfront MHC	WFB	Fee				None
58	Silverlake Estates MHC	LCF	Fee				Springing (Without Established Account)
59	Padonia Park	WFB	Fee				None
60	SOS Storage Center	WFB	Fee				None
61	Plaza South Shopping Center	WFB	Fee				None
62	Wells Fargo - Houston	WFB	Fee				Hard/Upfront Cash Management
63	Mini U Storage Woodbridge	WFB	Fee				None
64	Sugar Tree Shopping Center	WFB	Fee				None
65	Marketplace Shops	WFB	Fee				None
66	CVS - Wilmington	WFB	Fee				Hard/Upfront Cash Management
67	Market Central	WFB	Fee				Springing (Without Established Account)
68	Clinton River	WFB	Fee				None
69	The Boardwalk	WFB	Fee				None
70	Dollar General - Yulee	LCF	Fee				Hard/Upfront Cash Management

A-1-37

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Whole Loan Cut- off Date Balance	Whole Loan Debt Service	Subordinate Secured Debt Cut- off Date Balance	Whole Loan UW NOI DSCR (x)	Whole Loan UW NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date UW NOI Debt Yield	Whole Loan Cut-off Date UW NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)
1	Westside Pavilion	WFB
2	Starwood Capital Hotel Portfolio	WFB
2.01	Courtyard Marriott - Tyler, TX	WFB
2.02	Holiday Inn - Arlington, TX	WFB
2.03	Courtyard Marriott - Lufkin, TX	WFB
2.04	Hampton Inn & Suites - Waco, TX	WFB
2.05	Hampton Inn & Suites - Longview, TX	WFB
2.06	Courtyard Marriott - Wichita Falls, TX	WFB
2.07	Holiday Inn Express - Tyler, TX	WFB
2.08	Holiday Inn Express - Huntsville, TX	WFB
2.09	Holiday Inn Express - Paris, TX	WFB
2.10	Hampton Inn & Suites - Buda, TX	WFB
2.11	Hampton Inn - Sweetwater, TX	WFB
2.12	Candlewood Suites - Texarkana, TX	WFB
2.13	Holiday Inn Express - Texarkana, AR	WFB
2.14	Hampton Inn & Suites - Decatur, TX	WFB
2.15	Holiday Inn Express - Terrell, TX	WFB
2.16	Holiday Inn Express - Altus, OK	WFB
2.17	Comfort Suites - Buda, TX	WFB
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB
2.19	Comfort Inn & Suites - Paris, TX	WFB
2.20	Country Inn & Suites - Humble, TX	WFB
3	Trump Tower Commercial Condominium	LCF
4	100 Church Street	WFB
5	Cole Retail 12 Portfolio	RBS
5.01	FedEx - Baton Rouge, LA	RBS
5.02	LA Fitness - West Chester, OH	RBS
5.03	Walgreens - Olivette, MO	RBS
5.04	Walgreens - Seattle, WA	RBS
5.05	Walgreens - Columbia, MO	RBS
5.06	La-Z-Boy - Newington, CT	RBS
5.07	CVS - Azle, TX	RBS
5.08	Walgreens - Jacksonville, FL	RBS
5.09	Walgreens - Crossville, TN	RBS
5.1	Walgreens - Columbus, MS	RBS
5.11	Office Depot - Balcones Heights, TX	RBS
5.12	CVS - Fairview Township, PA	RBS
6	Somerset Shoppes	LCF
7	Rockville Corporate Center	LCF
8	NTP Portfolio	RBS
8.01	JDSU Campus	RBS
8.02	Patriot Tower	RBS
8.03	Pioneer Park	RBS
9	Columbia SC Hotel Portfolio	RBS
9.01	Holiday Inn Columbia Hotel	RBS
9.02	Sheraton Columbia Hotel	RBS
9.03	Holiday Inn Express Columbia Hotel	RBS
10	CMC Hotel Portfolio	RBS
10.01	Fairfield Inn & Suites	RBS
10.02	SpringHill Suites	RBS
10.03	TownePlace Suites	RBS
11	Rooney Ranch	WFB
12	Southeast Grocery Portfolio	LCF									5,394,907
12.01	Shoppes at Heritage Oaks	LCF
12.02	Dawsonville Town Center	LCF
12.03	New Hope Crossing	LCF
12.04	Forsyth Commons	LCF
12.05	Folkston Shopping Center	LCF
12.06	Valdosta Commons	LCF
13	The Pavilion at La Quinta	LCF
14	Hilton Garden Inn - Melville	RBS
15	Duane Reade on Fulton	LCF
16	5th & Lamar	LCF
17	The Walker Building	LCF
18	1024-1036 Lincoln Road	WFB
19	CitiWide Storage	RBS
20	Wards Crossing West	LCF
21	BJ's Ritchie Station	LCF
22	One Corporate Center 1 & 3	LCF									3,350,487
23	Southlake Marketplace	LCF									1,210,000
24	White Lake Marketplace Shopping Center	LCF
25	600 East Broad	RBS
26	Diamond Forest Apartments	LCF
27	Belle Foods Portfolio	WFB
27.01	Food World - Alabaster	WFB
27.02	Piggly Wiggly - Albany	WFB
27.03	Piggly Wiggly - Milledgeville	WFB
27.04	Food World - Enterprise	WFB
27.05	Food World - Troy	WFB
27.06	Food World - Muscle Shoals	WFB
27.07	Piggly Wiggly - Brewton	WFB
27.08	Food World - Atmore	WFB
27.09	Piggly Wiggly - Luverne	WFB
28	Hilton Garden Inn Summit	RBS
29	Crossways Shopping Center	RBS
30	Hilton Garden Inn - Franklin Cool Springs	WFB
31	Pecan Creek & Glen Knoll MHCs	LCF
31.01	Pecan Creek MHC	LCF
31.02	Glen Knoll MHC	LCF
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB
32.01	Pines Plaza	WFB
32.02	Pembroke Lakes Shopping Center	WFB
33	Sterling and El Camba MHCs	LCF
33.01	Sterling MHC	LCF
33.02	El Camba MHC	LCF
34	Barrington Business Park	WFB
35	Academy Sports + Outdoors - Snellville	LCF
36	Academy Sports + Outdoors - Columbia	LCF
37	Woodland Park Apartments	RBS
38	Courtyard by Marriott Wilmington, DE	WFB
39	2145 Market Street	WFB

A-1-38

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Whole Loan Cut- off Date Balance	Whole Loan Debt Service	Subordinate Secured Debt Cut- off Date Balance	Whole Loan UW NOI DSCR (x)	Whole Loan UW NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date UW NOI Debt Yield	Whole Loan Cut-off Date UW NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)
40	Renaissance Square - NC	WFB
41	Parker Station	LCF
42	Hilton Garden Inn - Lakeland	RBS
43	Titan Cold & Dry	WFB
44	Riverview Commons	RBS
45	Denaro Plaza	WFB
46	Macon Self Storage Portfolio	RBS
46.01	Vineville Self Storage	RBS
46.02	Bass at Wesleyan Self Storage	RBS
46.03	Rutland Self Storage	RBS
47	Spec's Dallas	RBS
48	Porterville Shopping Center	WFB
49	National Storage Center	WFB
50	All Storage Thompson Beach	RBS
51	Solano Portfolio	WFB
52	All Storage Boat Club	RBS
53	TownePlace Suites - Newark, CA	LCF
54	Lazy Hills	LCF
55	Shops at Julington Creek	RBS
56	24 Hour Fitness Fort Worth	RBS
57	Alafia Riverfront MHC	WFB
58	Silverlake Estates MHC	LCF
59	Padonia Park	WFB
60	SOS Storage Center	WFB
61	Plaza South Shopping Center	WFB
62	Wells Fargo - Houston	WFB
63	Mini U Storage Woodbridge	WFB
64	Sugar Tree Shopping Center	WFB
65	Marketplace Shops	WFB
66	CVS - Wilmington	WFB
67	Market Central	WFB
68	Clinton River	WFB
69	The Boardwalk	WFB
70	Dollar General - Yulee	LCF

A-1-39

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Sponsor(15)(16)	Affiliated Sponsors	Mortgage Loan Number
1	Westside Pavilion	WFB	The Macerich Partnership, L.P.		1
2	Starwood Capital Hotel Portfolio	WFB	Various		2
2.01	Courtyard Marriott - Tyler, TX	WFB			2.01
2.02	Holiday Inn - Arlington, TX	WFB			2.02
2.03	Courtyard Marriott - Lufkin, TX	WFB			2.03
2.04	Hampton Inn & Suites - Waco, TX	WFB			2.04
2.05	Hampton Inn & Suites - Longview, TX	WFB			2.05
2.06	Courtyard Marriott - Wichita Falls, TX	WFB			2.06
2.07	Holiday Inn Express - Tyler, TX	WFB			2.07
2.08	Holiday Inn Express - Huntsville, TX	WFB			2.08
2.09	Holiday Inn Express - Paris, TX	WFB			2.09
2.10	Hampton Inn & Suites - Buda, TX	WFB			2.10
2.11	Hampton Inn - Sweetwater, TX	WFB			2.11
2.12	Candlewood Suites - Texarkana, TX	WFB			2.12
2.13	Holiday Inn Express - Texarkana, AR	WFB			2.13
2.14	Hampton Inn & Suites - Decatur, TX	WFB			2.14
2.15	Holiday Inn Express - Terrell, TX	WFB			2.15
2.16	Holiday Inn Express - Altus, OK	WFB			2.16
2.17	Comfort Suites - Buda, TX	WFB			2.17
2.18	Fairfield Inn & Suites - Weatherford, TX	WFB			2.18
2.19	Comfort Inn & Suites - Paris, TX	WFB			2.19
2.20	Country Inn & Suites - Humble, TX	WFB			2.20
3	Trump Tower Commercial Condominium	LCF	Donald J. Trump		3
4	100 Church Street	WFB	SL Green Realty Corp.		4
5	Cole Retail 12 Portfolio	RBS	Cole Credit Property Trust II, Inc.		5
5.01	FedEx - Baton Rouge, LA	RBS			5.01
5.02	LA Fitness - West Chester, OH	RBS			5.02
5.03	Walgreens - Olivette, MO	RBS			5.03
5.04	Walgreens - Seattle, WA	RBS			5.04
5.05	Walgreens - Columbia, MO	RBS			5.05
5.06	La-Z-Boy - Newington, CT	RBS			5.06
5.07	CVS - Azle, TX	RBS			5.07
5.08	Walgreens - Jacksonville, FL	RBS			5.08
5.09	Walgreens - Crossville, TN	RBS			5.09
5.1	Walgreens - Columbus, MS	RBS			5.1
5.11	Office Depot - Balcones Heights, TX	RBS			5.11
5.12	CVS - Fairview Township, PA	RBS			5.12
6	Somerset Shoppes	LCF	Bob Roberts		6
7	Rockville Corporate Center	LCF	Mark C. Matan		7
8	NTP Portfolio	RBS	Erik Kolar; Michael Kolar; Alan Werther; Geoffrey Gardner		8
8.01	JDSU Campus	RBS			8.01
8.02	Patriot Tower	RBS			8.02
8.03	Pioneer Park	RBS			8.03
9	Columbia SC Hotel Portfolio	RBS	Sejwad Hotels		9
9.01	Holiday Inn Columbia Hotel	RBS			9.01
9.02	Sheraton Columbia Hotel	RBS			9.02
9.03	Holiday Inn Express Columbia Hotel	RBS			9.03
10	CMC Hotel Portfolio	RBS	CMC Hotels		10
10.01	Fairfield Inn & Suites	RBS			10.01
10.02	SpringHill Suites	RBS			10.02
10.03	TownePlace Suites	RBS			10.03
11	Rooney Ranch	WFB	Scott T. Archer; David S. Coia; Daniel L. Vietto		11
12	Southeast Grocery Portfolio	LCF	JDH Capital		12
12.01	Shoppes at Heritage Oaks	LCF			12.01
12.02	Dawsonville Town Center	LCF			12.02
12.03	New Hope Crossing	LCF			12.03
12.04	Forsyth Commons	LCF			12.04
12.05	Folkston Shopping Center	LCF			12.05
12.06	Valdosta Commons	LCF			12.06
13	The Pavilion at La Quinta	LCF	Inland American Real Estate Trust, Inc.	Y - Group A	13
14	Hilton Garden Inn - Melville	RBS	Various		14
15	Duane Reade on Fulton	LCF	Sutton Management Corp.		15
16	5th & Lamar	LCF	Schlosser Development		16
17	The Walker Building	LCF	Bruce Beswick, Frank Kenny		17
18	1024-1036 Lincoln Road	WFB	Robert Cayre; Harry Admji		18
19	CitiWide Storage	RBS	James Lippman		19
20	Wards Crossing West	LCF	Thomas Comparato		20
21	BJ's Ritchie Station	LCF	The Inland Real Estate Group of Companies	Y - Group A	21
22	One Corporate Center 1 & 3	LCF	Hempel Properties, LLC		22
23	Southlake Marketplace	LCF	Dunhill Partners		23
24	White Lake Marketplace Shopping Center	LCF	Gershenson Realty & Investment		24
25	600 East Broad	RBS	Francis Greenburger		25
26	Diamond Forest Apartments	LCF	Alan J. Hayman		26
27	Belle Foods Portfolio	WFB	STORE Capital Corporation		27
27.01	Food World - Alabaster	WFB			27.01
27.02	Piggly Wiggly - Albany	WFB			27.02
27.03	Piggly Wiggly - Milledgeville	WFB			27.03
27.04	Food World - Enterprise	WFB			27.04
27.05	Food World - Troy	WFB			27.05
27.06	Food World - Muscle Shoals	WFB			27.06
27.07	Piggly Wiggly - Brewton	WFB			27.07
27.08	Food World - Atmore	WFB			27.08
27.09	Piggly Wiggly - Luverne	WFB			27.09
28	Hilton Garden Inn Summit	RBS	Chester W. Musselman; David H. Fenley		28
29	Crossways Shopping Center	RBS	Jordan Slone		29
30	Hilton Garden Inn - Franklin Cool Springs	WFB	Mitul I. Patel		30
31	Pecan Creek & Glen Knoll MHCs	LCF	Ross H. Partrich	Y - Group B	31
31.01	Pecan Creek MHC	LCF		Y - Group B	31.01
31.02	Glen Knoll MHC	LCF		Y - Group B	31.02
32	Pembroke Pines & Pembroke Lakes Shopping Centers	WFB	The Morris Companies LLC; Joseph Morris; Robert Morris		32
32.01	Pines Plaza	WFB			32.01
32.02	Pembroke Lakes Shopping Center	WFB			32.02
33	Sterling and El Camba MHCs	LCF	Ross H. Partrich	Y - Group B	33
33.01	Sterling MHC	LCF		Y - Group B	33.01
33.02	El Camba MHC	LCF		Y - Group B	33.02
34	Barrington Business Park	WFB	Various		34
35	Academy Sports + Outdoors - Snellville	LCF	Ladder Capital Finance Holdings LLLP	Y - Group C	35
36	Academy Sports + Outdoors - Columbia	LCF	Ladder Capital Finance Holdings LLLP	Y - Group C	36
37	Woodland Park Apartments	RBS	Luzzatto Real Estate Value Fund I, L.P.		37
38	Courtyard by Marriott Wilmington, DE	WFB	Robert G. Ciccone		38
39	2145 Market Street	WFB	Various		39

A-1-40

Wells Fargo Commercial Mortgage Trust 2012-LC5
ANNEX A-1 — CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Sponsor(15)(16)	Affiliated Sponsors	Mortgage Loan Number
40	Renaissance Square - NC	WFB	EP/WR Detroit Holdings LLC; MK Detroit Holdings LLC		40
41	Parker Station	LCF	David A. Van Landschoot; Terri Ann Van Landschoot		41
42	Hilton Garden Inn - Lakeland	RBS	Thomas D. Arnot		42
43	Titan Cold & Dry	WFB	Various		43
44	Riverview Commons	RBS	Richard F. Lubkin; George Ackerman		44
45	Denaro Plaza	WFB	Philip Denaro, Jr.; Justin R. Davis		45
46	Macon Self Storage Portfolio	RBS	Thomas A. Ward; Clinton T. Ward		46
46.01	Vineville Self Storage	RBS			46.01
46.02	Bass at Wesleyan Self Storage	RBS			46.02
46.03	Rutland Self Storage	RBS			46.03
47	Spec's Dallas	RBS	Wai Yee Lee Yick		47
48	Porterville Shopping Center	WFB	Ray Stone Jr.; Mary Lou Stone		48
49	National Storage Center	WFB	Self Storage Management Company, LLC		49
50	All Storage Thompson Beach	RBS	Jay Schuminsky	Y - Group D	50
51	Solano Portfolio	WFB	William T. Lappas		51
52	All Storage Boat Club	RBS	Jay Schuminsky	Y - Group D	52
53	TownePlace Suites - Newark, CA	LCF	Moody National PS Newark MT, LLC		53
54	Lazy Hills	LCF	Tony Fiest; Michael Hayutin; Ronald Wedgle		54
55	Shops at Julington Creek	RBS	Inland Diversified Real Estate Trust, Inc.		55
56	24 Hour Fitness Fort Worth	RBS	Paragon Real Estate Fund, LLC		56
57	Alafia Riverfront MHC	WFB	Various		57
58	Silverlake Estates MHC	LCF	Investment Builders LLC		58
59	Padonia Park	WFB	James H. Franklin; Padonia Park Limited Partnership, LLLP		59
60	SOS Storage Center	WFB	Wayne G. Anastasi; Scott Anastasi		60
61	Plaza South Shopping Center	WFB	Barry W. Becker; Bruce F. Becker		61
62	Wells Fargo - Houston	WFB	Logrono, Inc.		62
63	Mini U Storage Woodbridge	WFB	Dahn Corporation; DSI Properties, Inc.; Robert J. Conway		63
64	Sugar Tree Shopping Center	WFB	Maurice J. Beznos; Oakland Management Corp.	Y - Group E	64
65	Marketplace Shops	WFB	James M. Suddes; J. Charles Hendon, Jr.		65
66	CVS - Wilmington	WFB	Aaron Pazanti; Judy Pazanti; The Pazanti Revocable Living Trust		66
67	Market Central	WFB	Philip D. Healy; Elizabeth R. Healy; James L. Flock, Sr.; Sandra S. Flock		67
68	Clinton River	WFB	Various		68
69	The Boardwalk	WFB	Various	Y - Group E	69
70	Dollar General - Yulee	LCF	Ladder Capital Finance Holdings LLLP	Y - Group C	70

A-1-41

Wells Fargo Commercial Mortgage Trust 2012-LC5

ANNEX A-1

See Annex B to the Prospectus Supplement entitled “Additional Mortgage Loan Information/Definitions”.

(1)
"WFB" denotes Wells Fargo Bank, National Association, "LCF" denotes Ladder Capital Finance LLC (except that certain mortgage loans being contributed to this securitization by Ladder Capital Finance LLC were originated by one of its affiliates) and "RBS" denotes The Royal Bank of Scotland plc and RBS Financial Products Inc. ("RBSFP"). RBSFP and The Royal Bank of Scotland plc were co-originators of mortgage loan #8 (NTP Portfolio). The Royal Bank of Scotland plc was the sole originator of all other RBS loans.

(2)
Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

(3)	Certain of the mortgage loans that are secured by retail properties do not include parcels ground leased to tenants in the calculation of the total number of square feet of the mortgage loan.

For mortgage loan #1 (Westside Pavilion), the Number of Units, Cut-off Balance Per Unit/SF and Occupancy Rate include the improvements owned by the largest tenant (138,128 square feet).

For mortgage loan #3 (Trump Tower Commercial Condominium), the Number of Units excludes 13,733 square feet of mechanical space located on the 27th floor.  However, the borrower-certified rent roll includes such square feet.

For mortgage loan #51 (Solano Portfolio), the Number of Units equals the total square footage of the property including 11 recreational vehicle parking spaces.

For mortgage loan #65 (Marketplace Shops), the Number of Units excludes the second largest tenant (6,115 square feet) as the improvements built on the pad site are owned by the tenant.  In the event that the tenant does not renew its lease and the borrower is unable to lease the pad site, the ownership of the improvements will revert to the borrower.

(4)
For mortgage loan #4 (100 Church Street), the mortgage loan represents Note A-2 of two pari passu companion loans, which have a combined Cut-off date principal balance of $230,000,000.  Note A-1 is not included in the trust.  All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in the aggregate. The Note A-2 mortgage loan is the non-controlling interest in the 100 Church Street Loan Combination.

For mortgage loan #4 (100 Church Street), the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Cut-off Date UW NOI Debt Yield and Cut-off Date UW NCF Debt Yield are calculated assuming the net loan amount of $230,000,000.  Assuming the full $20,000,000 Holdback balance is applied to the balloon balance at maturity, the LTV Ratio at Maturity or ARD is 45.4%.

(5)
With respect to mortgage loans #1 (Westside Pavilion) and #60 (SOS Storage Center), due to the timing of the first payment of debt service on November 1, 2012, one month of interest will be deposited with the master servicer on the closing date and represents the interest accrued during the month of October. As such, the mortgage loan is shown as having a First Pay Date of interest-only of October 1, 2012, First P&I Pay Date of November 1, 2012 and Original Term to Maturity or ARD of 121 months.

(6)
For mortgage loan #5 (Cole Retail 12 Portfolio), the yield maintenance premium is calculated based on an amount equal to the greater of: (i) 1% of any applicable prepayment; and (ii) the sum of the present values, using a discount rate equal to 50 basis points plus a periodic Treasury yield, of interest payments (assuming an interest rate equal to the difference (if such difference is greater than zero) of (x) the interest rate prior to the ARD and (y) a periodic Treasury yield plus 50 basis points) through the maturity date on the principal amount of the mortgage loan being prepaid.

(7)
For mortgage loan #3 (Trump Tower Commercial Condominium), the “as-is” appraised value assumes all of the space being occupied by affiliates of the sponsor (approximately 30.6% of the square feet of the mortgaged property) is vacant and available for lease.

(8)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting.

For mortgage loan #1 (Westside Pavilion), the fourth largest tenant (27,728 square feet), representing 5.2% of net rentable square feet, has executed a lease and is in occupancy but does not commence paying rent until September 22, 2012.

For mortgage loan #3 (Trump Tower Commercial Condominium), a portion of the third largest tenant's space (6,148 square feet located on the 19th floor), representing 2.5% of net rentable square feet, is leased but the tenant has not taken occupancy.  Such tenant is scheduled to commence paying rent in March 2013. In addition, a portion of the office and retail space is occupied by affiliates of the sponsor.  There is a lease for the below grade space, which is occupied by the Trump Restaurant and expires on December 31, 2013.  There is a license agreement for floors seven and eight for Trump Apprentice, which is used for filming, housing and crew for a reality television show on NBC called “The Celebrity Apprentice”.  Also there is a lease for portions of floors 15 and 16 and all of 25 and 26 with The Trump Corporation, which houses their world headquarters and expires on August 31, 2027.  These leases/license agreements do not require rental payments, with the exception of percentage rent for the Trump Restaurant and a future rental payment of $75.00 per square foot per annum for portions of floors 15 and 16 and all of floors 25 and 26 upon an acceleration of the Trump Tower Commercial Condominium mortgage loan, unless the landlord elects to require rental payments earlier; provided that The Trump Corporation is not obligated to pay any fixed rent or additional rent following the date on which it vacates and surrenders the leased premises in accordance with its lease, which it is entitled to do at any time during the term of such lease. No rent attributable to space occupied by affiliates of the sponsor is being underwritten.

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Wells Fargo Commercial Mortgage Trust 2012-LC5

ANNEX A-1

For mortgage loan #4 (100 Church Street), the largest tenant (372,519 square feet), representing 33.9% of net rentable square feet executed a lease extension which will commence on November 1, 2013 and expire on March 31, 2034.  Under the terms of the lease extension, rent payments are not required from November 1, 2013 through March 31, 2014.  Rent payments commence on April 1, 2014 and a $4,708,333 letter of credit is allocated to tenant’s free rent period. The second largest tenant (230,394 square feet), representing 21.0% of net rentable square feet, is not required to make rent payments on 57,817 square feet from February 1, 2012 through February 28, 2013.  Rent payments on the 57,817 square feet commence on March 1, 2013 and a $1,430,973 letter of credit is allocated to the tenant’s free rent period.  The fifth largest tenant (50,661 square feet), representing 4.6% of net rentable square feet, is required to take an additional 13,868 square feet of space between April 2013 and April 2014.  There is a $795,099 reserve to cover free and gap rent and a $481,220 guaranty to cover tenant improvements and leasing commissions associated with this lease.

For mortgage loan #7 (Rockville Corporate Center), the largest tenant (113,845 square feet), representing 51.6% of net rentable square feet, is not in occupancy or paying rent on 23,649 square feet, representing 10.7% of net rentable square feet.  The tenant is required to begin paying rent on the unoccupied space on January 1, 2013.  There is a $315,000 reserve to cover rental payments accruing to the borrower for this space from June through December 2012.  The second largest tenant (104,695 square feet), representing 47.5% of net rentable square feet, is paying rent but not in occupancy of 57,947 square feet, representing 26.3% of net rentable square feet.  There is a $2,367,880 reserve to cover tenant improvements and leasing commissions associated with this lease.

For mortgage loan #11 (Rooney Ranch), the fifth largest tenant (13,073 square feet), representing 6.2% of net rentable square feet, has executed a lease but has not taken occupancy.  Under the terms of the executed lease, rent payments are not required until the earlier of February 27, 2013 or six months after the tenant opens for business.  There are reserves of $294,338 and $330,094 to cover rent concessions and outstanding tenant improvements and leasing commissions, respectively.

For mortgage loan #15 (Duane Reade on Fulton), the third largest tenant (7,500 square feet), representing 25.1% of net rentable square feet, is a medical office and is in violation of the certificate of occupancy for such mortgaged property. In addition, such tenant’s rent is currently $141,000 in arrears. In connection with the foregoing, among other things, (i) a $1,000,000 holdback was retained at closing, $206,876 of which is to be released upon the use of the space coming into compliance with the certificate of occupancy, and (ii) a master lease from the borrower sponsors has been put in place for the entire space until such time as a replacement tenant, with a compliant use, takes occupancy. Such tenant has signed a stipulation agreement with the related borrower stating that it will pay rent through November 2012, at which time the related lease will terminate.

For mortgage loan #18 (1024-1036 Lincoln Road), the second largest tenant (6,188 square feet), representing 40.7% of net rentable square feet has executed a lease but has not taken occupancy.  Under the terms of the executed lease, rent payments are not required until October 1, 2012.  There are reserves of $176,616 and $132,566 to cover rent concession and outstanding tenant improvements and leasing commissions, respectively.

For mortgage loan #23 (Southlake Marketplace), the second largest tenant (8,018 square feet), representing 6.1% of net rentable area, executed a lease and is expected to take occupancy November 15, 2012.  There is a $67,904 rent reserve and a forecasted rent commencement date of February 1, 2013.  There is a $298,581 reserve to cover outstanding tenant improvements and leasing commissions associated with this lease.

For mortgage loan #27 (Belle Foods Portfolio), the rents collected on the in-line stores under the sponsor’s master lease have not been underwritten nor have the appraised values of the mortgaged properties included the in-line stores.

For mortgage loan #43 (Titan Cold & Dry), tenants execute short term, seasonal leases based on the production schedule of their produce.  Tenants may vacate early or move the storage location of the produce within the property.  Space is leased by the bin or square foot, neither of which is fixed for the term of the lease.

For mortgage loan #45 (Denaro Plaza), the fifth largest tenant (2,441 square feet), representing 7.4% of net rentable area, has executed a lease but is not paying rent and has not yet taken occupancy.  Under the terms of the executed lease, the tenant will be in occupancy at the property as of October 1, 2012.

For mortgage loan #48  (Porterville Shopping Center), the fourth largest tenant (5,525 square feet), representing 5.5% of net rentable square feet, has been underwritten as month to month due to tenant’s anticipated vacancy prior to the end of its lease term.

For mortgage loan #65 (Marketplace Shops), the fourth largest tenant (1,900 square feet), representing 13.6% of net rentable square feet, has 50% of base rent abated from August through October 2012.

(9)
The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square foot if the option is currently or imminently exercisable.

For mortgage loan #1 (Westside Pavilion), if gross sales for the fourth largest tenant (27,728 square feet), representing 5.2% of net rentable square feet, do not equal or exceed $5,000,000 from September 1, 2016 through September 30, 2017, the tenant has the right to pay 50% of the fixed minimum rent upon providing written notice.  If sales do not equal or exceed $5,000,000 by September 30, 2019, the tenant has the right to terminate the lease upon providing written notice within 30 days after September 30, 2019 and payment of all unamortized tenant improvement costs.  The termination shall be effective on the 90th day following the date of the written termination notice. The fifth largest tenant (15,347 square feet), representing 2.9% of net rentable square feet, may terminate its lease if gross sales from July 1, 2012 through June 30, 2013 are less than $400 per square foot.  The tenant may terminate upon providing written notice no later than 120 days following June 30, 2013 and becomes effective on the last day of the 12th full calendar month following delivery of the written notice upon payment of a termination fee equal to the unamortized portion of tenant improvements.

For mortgage loan #4 (100 Church Street), the largest tenant (372,519 square feet), representing 33.9% of net rentable square feet, has a one-time right to terminate its lease in whole or in part at any time after April 1, 2026 upon 18 months written notice and payment of all rent abatements and unamortized tenant improvements and leasing commissions.  The third largest tenant (89,514 square feet), representing 8.1% of net rentable square feet, may terminate its lease at any time on or before April 30, 2018 upon 12 months notice and payment of a $3,585,422 termination fee.

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Wells Fargo Commercial Mortgage Trust 2012-LC5

ANNEX A-1

For mortgage loan #7 (Rockville Corporate Center), the largest tenant (113,845 square feet), representing 51.6% of net rentable square feet, has an annual termination option exercisable on July 1st of each year subject to a significant budgetary decrease that results in (i) insufficient funding for the lease and (ii) a recommendation from the superintendent to terminate the lease.  The minimum termination fee due and payable for a termination on December 31, 2012 is approximately $3.5 million plus the cost of work completed on the such tenant's space (approximately $2.7 million).  On January 1, 2013, the termination fee increases to approximately $6.3 million and decreases by less than 1% per month thereafter.

For mortgage loan #8 (NTP Portfolio), the largest tenant (101,557 square feet) at the Patriot Tower property, representing 81.8% of net rentable square feet at the mortgaged property, has a one-time right to terminate its lease in the event that the tenant's contract with the United States Army is terminated by the government or any option is not exercised by the government and is not then replaced. In order to terminate its lease, the tenant must provide 270 days written notice and payment of base rent for one year and unamortized tenant improvements and leasing commissions.

For mortgage loan #16 (5th & Lamar), the largest tenant (51,352 square feet), representing 59.0% of net rentable square feet, has an option to terminate its lease effective June 30, 2017, June 30, 2018 and June 30, 2019, provided that (i) such tenant gives notice not less than twelve months and not more than eighteen months prior to such termination date, and (ii) the tenant is not in default. In connection therewith, such tenant must pay:  (i) a termination fee (generally equal to all tenant obligations that would have been due for a specified number of months following the effective date of the termination, which specified number will be six months for a termination in 2017, four months for a termination in 2018 and two months for a termination in 2019); and (ii) the unamortized cost of any tenant allowances, if applicable, and leasing commissions paid by the landlord in connection with the lease (stipulated to equal 6% of tenant payment obligations).

For mortgage loan #20 (Wards Crossing West), the fourth largest tenant (18,800 square feet), representing 16.5% of net rentable square feet, may terminate its lease if gross sales for the period from November 1, 2014 through October 31, 2015 do not exceed $5 million, provided that notice of such occurrence is received within the first three months after that period, or if (for 12 months) the "ongoing operating requirements" (i.e. Kohl's, Ross and a specified portion of the shopping center are open for business) are not satisfied.

For mortgage loan #23 (Southlake Marketplace), the fourth largest tenant (5,000 square feet), representing 3.8% of net rentable square feet, may terminate its lease after December 2014 with 90 days notice to the landlord if sales for the applicable period do not exceed $850,000.

For mortgage loan #24 (White Lake Marketplace), the second largest tenant (28,023 square feet), representing 29.6% of net rentable square feet, has a one-time right to terminate its lease after July 2018, for any or no reason.  The third largest tenant (25,682 square feet), representing 27.1% of net rentable square feet, has the one time right to terminate its lease if gross sales during the 12 month period starting August 2016 do not exceed $2,500,000.  Each of these tenants, and the fourth largest tenant (23,510 square feet), representing 24.8% of net rentable square feet, have termination options based on co-tenancy provisions with respect to the continuing operations of Home Depot and a shadow anchor (Wal-Mart).

For mortgage loan #25 (600 East Broad), the third largest tenant (33,338 square feet), representing 15.6% of net rentable square feet, has a right to terminate its lease at any time after June 29,2016 upon 180 days written notice to the landlord.

For mortgage loan #32 (Pembroke Pines & Pembroke Lake Shopping Center), the largest tenant at the Pembroke Lakes Shopping Center mortgaged property (27,109 square feet), representing 54.2% of net rentable square feet at the mortgaged property, may terminate its lease if average annual gross sales, as defined in the tenant’s lease, do not exceed $4,500,000 and upon providing 12 months written notice and payment of 75% of unamortized tenant improvements and 100% of unamortized leasing commissions.  This termination options is effective until January 31, 2013.  If the tenant elects to terminate, the landlord has the right to eliminate the termination option by providing written notice to the tenant that the fixed minimum rent, as defined in the lease, will be reduced by 25% effective as of the termination date and continuing for the remainder of the term.

For mortgage loan #34 (Barrington Business Park), the fourth largest tenant (14,400 square feet), representing 7.1% of net rentable square feet, may terminate its lease on July 31, 2015 upon providing written notice between June and July 2014.

For mortgage loan #39 (2145 Market Street), the second largest tenant (14,242 square feet), representing 48.5% of net rentable square feet, may terminate its lease on December 31, 2020 and every five years thereafter upon providing at least 12 months written notice.

For mortgage loan #48 (Porterville Shopping Center), the fourth largest tenant (5,525 square feet), representing 5.5% of net rentable square feet may terminate its lease upon providing 90 days written notice.

(10)
For mortgage loan #3 (Trump Tower Commercial Condominium), space occupied by affiliates of the sponsor, which is being underwritten as vacant, is subject to a month-to-month license agreement for 27,981 square feet and multiple leases that expire as follows: 9,710 square feet expire on December 31, 2013 and 37,225 square feet expire on August 31, 2027. The Trump Corporation may vacate and surrender the leased premises in accordance with its lease for the 37,225 square feet at any time during the term of such lease.

For mortgage loan #8 (NTP Portfolio), the single tenant at the JDSU Campus property has multiple leases that expire as follows: 111,068 square feet expire on August 31, 2022; 101,579 square feet expire on September 30, 2017 and 46,082 square feet expire on August 30, 2017.

For mortgage loan #34 (Barrington Business Park), the largest tenant (24,000 square feet), representing 11.8% of net rentable square feet, leases 9,600 square feet month-to-month and 14,400 square feet expire on January 31, 2013.

(11)
For mortgage loan #17 (The Walker Building), the second largest tenant (8,756 square feet), representing 11.2% of net rentable square footage, subleases its entire space to Efiia Consulting LLC (5,253 square feet for a total annual base rent of $217,212, or $41.35 per square foot) and Ebert and Bauman Consulting Engineers, Inc. (3,503 square feet for a total annual base rent of $140,190, or $40.02 per square foot).

For mortgage loan #51 (Solano Portfolio), the fifth largest retail tenant (980 square feet), representing 1.1% of net rentable square footage, subleases its entire space for a total annual base rent of $19,440 ($19.84 per square foot expiring on July 31, 2013).

For mortgage loan #59 (Padonia Park), the largest tenant (7,071 square feet), representing 30.9% of net rentable square feet subleases its entire space for a total annual base rent of $124,732 ($17.64 per square foot expiring on September 30, 2016).

A-1-44

Wells Fargo Commercial Mortgage Trust 2012-LC5

ANNEX A-1

(12)
For mortgage loan #2 (Starwood Capital Hotel Portfolio), as long as the mortgaged properties are managed under a management agreement in accordance with the loan agreement, the Monthly Replacement Reserve will be $158,479 from October 2012 through September 2013 and will be 4% of total revenue as calculated pursuant to the terms of the management agreement in effect thereafter.  If the mortgaged properties are not managed under a management agreement in accordance with the loan agreement, the Monthly Replacement Reserve will be adjusted based on 4% of gross revenue, as defined in the loan agreement, from the prior calendar month.

For mortgage loan #4 (100 Church Street), a Monthly Replacement Reserve of $18,469 will commence on the monthly payment date occurring in July 2014.

For mortgage loan #9 (Columbia SC Hotel Portfolio), the Monthly Replacement Reserve is 1/12th of 3% of the prior year’s gross revenue for the first twelve payment dates and 1/12th of 4% of the prior year's gross revenue thereafter.

For mortgage loans #10 (CMC Hotel Portfolio), #14 (Hilton Garden Inn - Melville), #42 (Hilton Garden Inn - Lakeland) and #28 (Hilton Garden Inn Summit), the Monthly Replacement Reserve is based on 1/12th of 4% of the prior year’s gross revenue.

For mortgage loan #30 (Hilton Garden Inn – Franklin Cool Springs), the Monthly Replacement Reserve will be adjusted based on the annual operating statements for the property and will be the greater of the Monthly Replacement Reserve immediately prior to the adjustment and 1/12th of 4% of room revenue from the property for the prior fiscal year.

(13)	For mortgage loan #12 (Southeast Grocery Portfolio), an additional 15% of all excess cash flow will be swept into the TI/LC reserve unless an event of default under the mezzanine loan is in existence.

(14)
For mortgage loan #14 (Hilton Garden Inn - Melville), the clearing account and all escrows are held by a third-party management company pursuant to a management agreement. So long as the management agreement is in full force and effect and the manager is reserving for taxes, insurance and capital expenditures, then borrower is not required to make monthly deposits into those reserve accounts under the loan documents. In the event that the management agreement is terminated,  the borrower is required to establish a clearing account, into which all property revenues are required to be deposited, and borrower is required to deposit ongoing escrows for tax, insurance, and capital expenditures with the lender.

For mortgage loan #38 (Courtyard by Marriott Wilmington, DE), pursuant to the management agreement, all cash from the mortgaged property is run through a manager-controlled cash management account.  In the event of a trigger event, as defined in the loan agreement, the manager will remit to the lender any excess cash that would have otherwise gone to the borrower.

For mortgage loan #53 (TownePlace Suites - Newark, CA), as long as the current management agreement remains in effect, operating revenues from the related mortgaged property will be deposited into an account controlled by the property manager and only operating profit will be deposited into the lockbox account, which, absent certain trigger events, is swept daily into the borrower's operating account. In accordance with the management agreement, operating profit is generally gross revenues minus property related expenses, including management fees.

(15)
For mortgage loan #2 (Starwood Capital Hotel Portfolio), the loan sponsors are as follows: Starwood U.S. Opportunity Fund VIII - J, L.P., Starwood Global Opportunity Fund VIII - J, L.P., Starwood U.S. Opportunity Fund VIII-1, L.P., Starwood Global Opportunity Fund VIII, L.P., Starwood Capital Hospitality Fund II U.S., L.P. and Starwood Capital Hospitality Fund II Global, L.P.

For mortgage loan #3 (Trump Tower Commercial Condominium), a portion of the office and retail space is occupied by affiliates of the sponsor.

For mortgage loan #14 (Hilton Garden Inn - Melville), the loan sponsors are as follows: Lawrence A. Levine, Paul F. Amoruso, Charles R. Feinbloom, Burt M. Levine, Michael Hahn and Do-Ro-Mi Hotel Associates LLC.

For mortgage loan #27 (Belle Foods Portfolio), the single tenant at each property is owned by an entity controlled by the loan sponsor.

For mortgage loan #34 (Barrington Business Park), the loan sponsors are as follows: Michael Jaeger, Robert A. McHugh III and Robert A. McHugh, III, as Trustee of the Robert A. McHugh III Living Trust.

For mortgage loan #39 (2145 Market Street), the loan sponsor is Janet K. Lyons, individually and as Trustee of the Lyons 2003 Family Trust - Bypass Trust and as Trustee of the Lyons 2003 Family Trust - Survivor's Trust.

For mortgage loan #43 (Titan Cold & Dry), the loan sponsors are as follows: Kevin P. Kaseff, Derek S. Graham, The Graham Family Trust and The Kevin and Jean Kaseff Family Trust.

For mortgage loan #45 (Denaro Plaza), the largest tenant (5,056 square feet), representing 15.2% of net rentable square feet, is partially owned by the loan sponsors.

For mortgage loan #57 (Alafia Riverfront MHC), the loan sponsors are as follows: Randolph S. Merrill, William R.B. Merrill, Randolph S. Merrill Revocable Living Trust and William R.B. Merrill Revocable Living Trust.

For mortgage loan #68 (Clinton River), the loan sponsors are as follows: Kenneth B. Lipschutz, Richard B. Winkelman, Kenneth Burton Lipschutz Revocable Living Trust and Richard Barnett Winkelman Revocable Living Trust.

For mortgage loan #69 (The Boardwalk), the loan sponsors are as follows: Bluma A. Siegal, individually and as Trustee of the Bluma A. Siegal Revocable Trust and Oakland Management Corp.

(16)
For mortgage loan #8 (NTP Portfolio), the borrower is required to provide the sponsor with a $3.8 million letter of credit as a guarantee of the fulfillment of its cleanup and indemnity obligations related to a treatment plan to remediate groundwater contamination at the JDSU Campus property. As a condition of closing the loan, the borrower is required to provide the lender with an assignment of the letter of credit within thirty days of loan closing.

A-1-45

Annex A-2

Mortgage Pool Information

A-2-1

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Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF		Balloon
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Wells Fargo Bank, National Association	29	$533,807,743	41.8%	4.658%	106	354	1.69	x	11.6%	10.6%	61.2%	51.7%
Ladder Capital Finance LLC	23	457,891,673	35.9	4.921	113	352	2.15		12.3	11.6	57.8	50.2
The Royal Bank of Scotland(1)	18	285,464,779	22.4	4.904	119	323	1.70		11.7	10.7	66.1	52.9
Total/Weighted Average:	70	$1,277,164,194	100.0%	4.807%	111	346	1.86	x	11.9%	11.0%	61.1%	51.4%

(1) The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies:  The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold for the deposit into the trust by The Royal Bank of Scotland: (a) seventeen (17) mortgage loans, having an aggregate cut-off date principal balance of $248,214,779 and representing 19.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are being sold for deposit into the trust only by The Royal Bank of Scotland plc and (b) one (1) mortgage loan, having a cut-off date principal balance of $37,250,000 and representing 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date is being sold for deposit into the trust by The Royal Bank of Scotland plc and RBS Financial Products Inc.

A-2-2

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF		Balloon
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	56	$541,261,679	42.4%	4.830%	115	352	1.59	x	10.4%	9.7%	63.0%	53.5%
Anchored	28	269,581,182	21.1	5.047	110	349	1.49		10.5	9.8	67.7	57.4
Regional Mall	1	155,000,000	12.1	4.470	121	360	1.40		9.1	8.5	56.4	45.5
Single Tenant	21	82,273,219	6.4	4.853	119	312	2.18		11.8	11.3	59.9	56.7
Unanchored	2	22,621,465	1.8	4.537	119	359	1.88		12.3	11.7	62.8	50.9
Shadow Anchored	4	11,785,814	0.9	4.990	118	349	1.74		12.8	11.3	62.9	51.1
Office	7	282,817,733	22.1	4.606	115	357	2.53		13.5	12.7	48.8	42.7
CBD	4	217,135,372	17.0	4.478	119	359	2.86		14.4	13.7	42.4	37.3
Suburban	3	65,682,361	5.1	5.028	102	353	1.43		10.4	9.3	70.0	60.4
Hospitality	32	244,304,500	19.1	4.844	93	337	1.94		14.1	12.5	65.2	55.1
Limited Service	25	176,654,285	13.8	4.824	96	338	1.95		14.0	12.6	65.0	54.6
Full Service	6	62,415,000	4.9	4.847	82	338	1.97		14.2	12.7	66.4	57.6
Extended Stay	1	5,235,215	0.4	5.500	118	298	1.50		14.1	11.1	58.8	44.9
Industrial	5	51,147,623	4.0	4.865	120	350	1.68		11.7	10.3	66.8	55.6
Flex	4	43,820,111	3.4	4.835	120	360	1.66		11.2	9.9	65.5	55.5
Cold Storage Facility	1	7,327,512	0.6	5.050	118	298	1.79		14.7	12.6	74.8	56.2
Self Storage	9	49,321,209	3.9	4.857	119	282	1.51		11.4	11.1	65.1	43.0
Self Storage	9	49,321,209	3.9	4.857	119	282	1.51		11.4	11.1	65.1	43.0
Mixed Use	5	46,297,624	3.6	4.956	117	358	1.48		10.1	9.5	69.8	57.4
Office/Retail	2	31,292,600	2.5	4.894	117	357	1.41		9.6	9.0	70.3	57.7
Retail/Office	2	9,566,631	0.7	5.133	118	360	1.61		11.4	10.6	68.0	56.3
Self Storage/Retail	1	5,438,392	0.4	5.000	118	358	1.61		10.7	10.4	70.3	57.9
Manufactured Housing Community	7	33,683,277	2.6	5.137	118	354	1.47		9.9	9.7	67.2	55.3
Manufactured Housing Community	7	33,683,277	2.6	5.137	118	354	1.47		9.9	9.7	67.2	55.3
Multifamily	2	25,586,028	2.0	5.297	119	359	1.36		9.5	9.0	75.5	62.7
Garden	1	15,586,028	1.2	5.700	119	359	1.30		9.5	9.0	76.0	64.0
Low Rise	1	10,000,000	0.8	4.669	120	360	1.46		9.5	9.0	74.6	60.7
Other	1	2,744,522	0.2	4.850	119	263	1.93		14.4	14.3	43.8	29.9
Leased Fee	1	2,744,522	0.2	4.850	119	263	1.93		14.4	14.3	43.8	29.9
Total:	124	$1,277,164,194	100.0%	4.807%	111	346	1.86	x	11.9%	11.0%	61.1%	51.4%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

A-2-3

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF		Balloon
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
California	11	$252,185,739	19.7%	4.616%	120	355	1.49	x	10.1%	9.3%	58.7%	47.9%
Southern	5	195,571,010	15.3	4.528	120	358	1.48		9.8	9.1	57.3	46.9
Northern	6	56,614,729	4.4	4.919	120	345	1.55		11.3	10.1	63.5	51.4
New York	5	247,930,797	19.4	4.536	119	337	2.69		14.1	13.4	46.5	38.6
Texas	29	184,213,099	14.4	4.759	86	355	1.97		13.3	12.2	66.0	58.3
Florida	12	113,390,946	8.9	4.935	116	355	1.48		9.8	9.2	67.4	56.3
Virginia	5	61,980,085	4.9	4.843	118	358	1.55		10.8	9.8	69.6	57.0
Maryland	3	58,816,631	4.6	4.894	117	349	1.71		10.4	9.9	64.2	56.8
North Carolina	7	52,141,992	4.1	5.238	105	319	1.52		11.7	10.6	65.7	53.1
South Carolina	5	42,530,119	3.3	5.337	114	310	1.48		11.5	10.2	67.9	54.7
Michigan	5	38,198,773	3.0	5.380	119	356	1.70		12.2	11.4	69.2	57.4
Arizona	3	38,112,891	3.0	4.893	119	360	1.59		10.9	10.2	67.7	57.7
Georgia	12	34,568,029	2.7	5.531	92	307	1.57		11.9	11.0	67.6	58.4
District of Columbia	1	21,453,668	1.7	4.950	118	358	1.31		8.9	8.4	63.1	51.9
Minnesota	1	17,182,361	1.3	5.150	59	359	1.41		11.1	9.3	73.4	67.9
Tennessee	2	15,484,926	1.2	4.737	119	299	1.88		13.1	11.9	65.5	51.2
Kentucky	1	13,500,000	1.1	4.940	120	300	1.75		13.6	12.2	64.9	48.4
Colorado	2	13,362,054	1.0	5.075	117	357	1.45		10.4	9.4	69.7	57.6
Alabama	7	10,947,957	0.9	4.950	119	299	1.57		14.1	11.0	64.8	48.4
Illinois	1	10,000,000	0.8	4.669	120	360	1.46		9.5	9.0	74.6	60.7
Delaware	1	8,989,864	0.7	4.750	119	359	2.34		17.0	14.7	57.6	47.0
Missouri	2	8,049,055	0.6	4.674	120	0	2.47		11.9	11.7	59.4	59.4
Louisiana	1	6,470,111	0.5	4.674	120	0	2.47		11.9	11.7	59.4	59.4
Ohio	1	5,075,178	0.4	4.674	120	0	2.47		11.9	11.7	59.4	59.4
Arkansas	1	4,250,000	0.3	4.550	60	360	2.31		15.7	14.1	65.4	61.1
Oklahoma	1	3,775,000	0.3	4.550	60	360	2.31		15.7	14.1	65.4	61.1
Washington	1	3,739,605	0.3	4.674	120	0	2.47		11.9	11.7	59.4	59.4
Connecticut	1	3,324,094	0.3	4.674	120	0	2.47		11.9	11.7	59.4	59.4
Nevada	1	2,920,592	0.2	5.120	119	299	1.84		14.6	13.1	48.1	36.2
Mississippi	1	2,552,429	0.2	4.674	120	0	2.47		11.9	11.7	59.4	59.4
Pennsylvania	1	2,018,200	0.2	4.674	120	0	2.47		11.9	11.7	59.4	59.4
Total/Weighted Average:	124	$1,277,164,194	100.0%	4.807%	111	346	1.86	x	11.9%	11.0%	61.1%	51.4%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

A-2-4

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF		Balloon
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
875,000 - 1,000,000	1	$875,000	0.1%	5.250%	119	0	2.05	x	11.5%	10.9%	64.3%	64.3%
1,000,001 - 2,000,000	1	1,646,494	0.1	5.010	118	358	7.45		53.4	48.1	14.7	12.1
2,000,001 - 3,000,000	8	20,003,657	1.6	5.033	119	331	1.96		14.1	13.2	51.5	40.7
3,000,001 - 4,000,000	4	13,531,610	1.1	5.100	119	359	1.66		11.3	10.9	61.2	50.5
4,000,001 - 5,000,000	3	14,338,829	1.1	4.871	119	301	1.92		12.5	11.8	60.6	49.9
5,000,001 - 6,000,000	9	49,928,556	3.9	5.151	118	351	1.65		11.4	10.5	64.6	55.1
6,000,001 - 7,000,000	3	18,963,119	1.5	5.076	107	340	1.58		11.3	10.6	69.8	57.4
7,000,001 - 8,000,000	1	7,327,512	0.6	5.050	118	298	1.79		14.7	12.6	74.8	56.2
8,000,001 - 9,000,000	5	42,887,694	3.4	4.996	107	347	1.77		12.8	11.6	60.5	50.4
9,000,001 - 10,000,000	1	10,000,000	0.8	4.669	120	360	1.46		9.5	9.0	74.6	60.7
10,000,001 - 15,000,000	8	101,817,049	8.0	4.894	119	335	1.53		11.3	10.1	68.1	54.0
15,000,001 - 20,000,000	7	118,961,959	9.3	5.114	110	359	1.56		10.5	9.6	69.5	60.0
20,000,001 - 30,000,000	9	210,776,825	16.5	4.915	111	336	1.49		10.5	9.9	67.5	54.9
30,000,001 - 50,000,000	6	221,105,891	17.3	5.002	119	337	1.62		10.8	10.0	66.1	55.4
50,000,001 - 80,000,000	1	80,000,000	6.3	4.675	118	360	1.33		9.0	8.3	58.8	50.5
80,000,001 - 100,000,000	1	100,000,000	7.8	4.200	120	0	4.61		20.4	19.6	20.8	20.8
100,000,001 - 150,000,000	1	110,000,000	8.6	4.550	60	360	2.31		15.7	14.1	65.4	61.1
150,000,001 - 155,000,000	1	155,000,000	12.1	4.470	121	360	1.40		9.1	8.5	56.4	45.5
Total/Weighted Average:	70	$1,277,164,194	100.0%	4.807%	111	346	1.86	x	11.9%	11.0%	61.1%	51.4%

A-2-5

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF		Balloon
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.26 - 1.30	5	$88,452,135	6.9%	5.149%	118	320	1.29	x	9.6%	9.3%	72.2%	54.8%
1.31 - 1.40	9	415,546,197	32.5	4.766	119	354	1.37		9.4	8.7	62.0	50.9
1.41 - 1.50	15	197,419,861	15.5	5.086	106	339	1.45		10.5	9.7	69.1	57.2
1.51 - 1.60	4	86,370,215	6.8	4.846	119	349	1.56		11.6	10.1	68.4	56.1
1.61 - 1.70	8	60,079,846	4.7	4.938	107	351	1.65		11.4	10.7	64.9	54.2
1.71 - 1.80	11	91,436,525	7.2	4.935	118	326	1.75		12.6	11.5	62.7	51.8
1.81 - 1.90	5	34,931,344	2.7	5.010	120	355	1.83		13.1	11.9	63.6	52.0
1.91 - 2.00	3	11,020,491	0.9	4.881	119	335	1.95		13.9	12.9	51.5	40.7
2.01 - 2.25	3	6,266,222	0.5	4.932	119	359	2.20		15.0	13.7	48.0	40.9
2.26 - 2.50	5	183,994,864	14.4	4.594	84	360	2.36		14.4	13.2	62.3	59.3
2.51 - 7.45	2	101,646,494	8.0	4.213	120	358	4.66		20.9	20.1	20.7	20.7
Total/Weighted Average:	70	$1,277,164,194	100.0%	4.807%	111	346	1.86	x	11.9%	11.0%	61.1%	51.4%

A-2-6

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF		Balloon
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.4 - 9.0	6	$184,744,869	14.5%	4.866%	118	359	1.32	x	8.9%	8.4%	64.7%	54.3%
9.1 - 10.0	13	348,098,412	27.3	4.752	120	358	1.40		9.4	8.8	64.2	52.6
10.1 - 11.0	8	82,828,765	6.5	5.056	117	358	1.53		10.5	9.7	69.2	59.4
11.1 - 12.0	20	316,197,230	24.8	4.990	109	322	1.70		11.6	10.7	64.8	54.2
12.1 - 13.0	6	45,130,346	3.5	4.928	120	360	1.89		12.8	11.7	62.2	52.2
13.1 - 14.0	4	30,474,287	2.4	4.914	119	304	1.76		13.5	12.2	65.1	48.9
14.1 - 15.0	8	46,359,664	3.6	5.024	119	302	1.75		14.4	12.3	59.8	44.8
15.1 - 16.0	1	110,000,000	8.6	4.550	60	360	2.31		15.7	14.1	65.4	61.1
16.1 - 17.0	2	11,684,127	0.9	4.810	119	359	2.31		16.9	14.6	54.9	44.8
17.1 - 53.4	2	101,646,494	8.0	4.213	120	358	4.66		20.9	20.1	20.7	20.7
Total/Weighted Average:	70	$1,277,164,194	100.0%	4.807%	111	346	1.86	x	11.9%	11.0%	61.1%	51.4%

A-2-7

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF		Balloon
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.3 - 9.0	15	$462,610,193	36.2%	4.750%	119	359	1.37	x	9.1%	8.6%	63.5%	52.4%
9.1 - 10.0	13	202,055,822	15.8	5.030	113	357	1.49		10.4	9.5	69.7	59.3
10.1 - 11.0	13	155,931,610	12.2	5.010	118	328	1.57		11.7	10.5	65.3	52.3
11.1 - 12.0	13	183,220,928	14.3	4.965	108	304	1.90		12.2	11.5	62.7	53.0
12.1 - 13.0	7	37,088,345	2.9	5.010	119	322	1.82		13.7	12.4	62.4	48.3
13.1 - 14.0	1	2,920,592	0.2	5.120	119	299	1.84		14.6	13.1	48.1	36.2
14.1 - 15.0	6	131,690,212	10.3	4.601	70	354	2.28		15.7	14.2	63.2	57.6
15.1 - 20.0	1	100,000,000	7.8	4.200	120	0	4.61		20.4	19.6	20.8	20.8
20.1 - 48.1	1	1,646,494	0.1	5.010	118	358	7.45		53.4	48.1	14.7	12.1
Total/Weighted Average:	70	$1,277,164,194	100.0%	4.807%	111	346	1.86	x	11.9%	11.0%	61.1%	51.4%

A-2-8

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF		Balloon
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
14.7 - 20.0	1	$1,646,494	0.1%	5.010%	118	358	7.45	x	53.4%	48.1%	14.7%	12.1%
20.1 - 25.0	1	100,000,000	7.8	4.200	120	0	4.61		20.4	19.6	20.8	20.8
40.1 - 45.0	2	5,441,481	0.4	4.800	119	311	2.09		14.4	14.2	44.3	33.3
45.1 - 50.0	3	14,314,854	1.1	4.881	119	311	1.79		13.2	12.2	47.8	36.2
50.1 - 55.0	7	41,035,452	3.2	4.800	119	322	2.17		12.7	12.0	54.3	48.7
55.1 - 60.0	8	324,525,079	25.4	4.596	120	359	1.58		10.0	9.3	57.6	49.2
60.1 - 65.0	11	116,390,046	9.1	5.082	119	326	1.53		11.5	10.2	63.6	51.2
65.1 - 70.0	21	475,619,197	37.2	4.924	101	342	1.68		12.0	11.0	67.6	56.4
70.1 - 75.0	15	182,605,563	14.3	4.955	111	356	1.43		9.9	9.2	72.9	60.7
75.1 - 76.0	1	15,586,028	1.2	5.700	119	359	1.30		9.5	9.0	76.0	64.0
Total/Weighted Average:	70	$1,277,164,194	100.0%	4.807%	111	346	1.86	x	11.9%	11.0%	61.1%	51.4%

A-2-9

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF		Balloon
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
12.1 - 20.0	1	$1,646,494	0.1%	5.010%	118	358	7.45	x	53.4%	48.1%	14.7%	12.1%
20.1 - 25.0	1	100,000,000	7.8	4.200	120	0	4.61		20.4	19.6	20.8	20.8
25.1 - 30.0	1	2,744,522	0.2	4.850	119	263	1.93		14.4	14.3	43.8	29.9
30.1 - 35.0	2	24,995,401	2.0	4.759	119	200	1.36		12.1	11.9	65.3	32.4
35.1 - 40.0	5	19,108,802	1.5	4.918	119	316	1.85		13.4	12.5	47.9	36.7
40.1 - 45.0	4	17,004,075	1.3	5.142	118	340	1.79		13.6	11.9	55.3	44.5
45.1 - 50.0	9	252,696,048	19.8	4.671	120	343	1.51		10.6	9.6	59.1	46.7
50.1 - 55.0	13	252,175,254	19.7	4.811	119	350	1.55		10.4	9.6	61.8	52.2
55.1 - 60.0	19	331,596,609	26.0	4.931	119	356	1.59		10.5	9.7	68.1	57.7
60.1 - 65.0	14	258,014,628	20.2	4.964	85	353	1.81		12.4	11.5	69.4	61.8
65.1 - 67.9	1	17,182,361	1.3	5.150	59	359	1.41		11.1	9.3	73.4	67.9
Total/Weighted Average:	70	$1,277,164,194	100.0%	4.807%	111	346	1.86	x	11.9%	11.0%	61.1%	51.4%

A-2-10

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF		Balloon
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
4.200 - 4.500	3	$275,974,971	21.6%	4.374%	120	360	2.57	x	13.2%	12.5%	44.3%	37.2%
4.501 - 4.750	14	375,243,301	29.4	4.631	102	346	1.91		12.3	11.4	63.0	55.0
4.751 - 5.000	20	258,559,881	20.2	4.888	118	350	1.56		11.1	10.1	66.6	54.6
5.001 - 5.250	23	250,079,316	19.6	5.106	114	344	1.50		10.8	10.0	67.3	55.3
5.251 - 5.500	6	66,255,081	5.2	5.396	112	325	1.44		11.5	10.2	67.4	54.2
5.501 - 5.750	3	26,004,028	2.0	5.700	117	359	1.48		10.1	9.4	71.5	64.3
5.751 - 5.926	1	25,047,617	2.0	5.926	57	297	1.45		11.7	11.2	69.7	63.2
Total/Weighted Average:	70	$1,277,164,194	100.0%	4.807%	111	346	1.86	x	11.9%	11.0%	61.1%	51.4%

A-2-11

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Range of Original Terms to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF		Balloon
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	or ARD
Range of Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	4	$160,929,978	12.6%	4.874%	59	350	2.04	x	14.4%	13.0%	67.1%	62.3%
84	1	6,393,119	0.5	4.950	83	359	1.64		11.3	10.5	70.3	62.2
120 - 121	65	1,109,841,098	86.9	4.797	119	346	1.83		11.5	10.7	60.1	49.8
Total/Weighted Average:	70	$1,277,164,194	100.0%	4.807%	111	346	1.86	x	11.9%	11.0%	61.1%	51.4%

A-2-12

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF		Balloon
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
57 - 60	4	$160,929,978	12.6%	4.874%	59	350	2.04	x	14.4%	13.0%	67.1%	62.3%
61 - 84	1	6,393,119	0.5	4.950	83	359	1.64		11.3	10.5	70.3	62.2
85 - 121	65	1,109,841,098	86.9	4.797	119	346	1.83		11.5	10.7	60.1	49.8
Total/Weighted Average:	70	$1,277,164,194	100.0%	4.807%	111	346	1.86	x	11.9%	11.0%	61.1%	51.4%

A-2-13

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Range of Original Amortization Terms

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF		Balloon
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	or ARD
Range of Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	7	$176,298,000	13.8%	4.459%	120	0	3.63	x	16.7%	16.0%	37.3%	37.3%
192 - 240	2	24,995,401	2.0	4.759	119	200	1.36		12.1	11.9	65.3	32.4
241 - 300	13	163,153,631	12.8	5.232	110	299	1.55		12.5	11.1	65.0	50.5
301 - 360	48	912,717,163	71.5	4.800	110	359	1.58		10.8	10.0	64.9	54.8
Total/Weighted Average:	70	$1,277,164,194	100.0%	4.807%	111	346	1.86	x	11.9%	11.0%	61.1%	51.4%

A-2-14

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF		Balloon
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	7	$176,298,000	13.8%	4.459%	120	0	3.63	x	16.7%	16.0%	37.3%	37.3%
191 - 240	2	24,995,401	2.0	4.759	119	200	1.36		12.1	11.9	65.3	32.4
241 - 300	13	163,153,631	12.8	5.232	110	299	1.55		12.5	11.1	65.0	50.5
301 - 360	48	912,717,163	71.5	4.800	110	359	1.58		10.8	10.0	64.9	54.8
Total/Weighted Average:	70	$1,277,164,194	100.0%	4.807%	111	346	1.86	x	11.9%	11.0%	61.1%	51.4%

(1) The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-15

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF		Balloon
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Amortizing Balloon	52	$748,950,794	58.6%	4.930%	115	346	1.51	x	10.8%	9.9%	65.0%	52.9%
Interest-only, Amortizing Balloon	7	296,720,000	23.2	4.725	96	358	1.73		11.8	10.8	65.0	57.4
Interest-only, Balloon	5	116,078,000	9.1	4.359	120	0	4.25		19.2	18.3	26.5	26.5
Interest-only, ARD	2	60,220,000	4.7	4.651	120	0	2.45		11.8	11.6	58.0	58.0
Amortizing ARD	3	30,995,401	2.4	4.787	119	231	1.36		11.5	11.3	66.9	37.8
Interest-only, Amortizing Balloon ARD	1	24,200,000	1.9	4.579	117	360	1.74		11.6	10.7	58.3	53.4
Total/Weighted Average:	70	$1,277,164,194	100.0%	4.807%	111	346	1.86	x	11.9%	11.0%	61.1%	51.4%

A-2-16

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Mortgage Loans by Financing Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF		Balloon
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	55	$1,000,482,795	78.3%	4.819%	116	346	1.80	x	11.5%	10.7%	60.2%	49.5%
Acquisition	15	276,681,399	21.7	4.765	94	349	2.06		13.1	12.0	64.1	58.3
Total/Weighted Average:	70	$1,277,164,194	100.0%	4.807%	111	346	1.86	x	11.9%	11.0%	61.1%	51.4%

A-2-17

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF		Balloon
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard/Springing Cash Management	16	$448,781,131	35.1%	4.713%	119	345	1.45	x	10.3%	9.4%	62.3%	49.7%
Hard/Upfront Cash Management	16	373,769,717	29.3	4.825	112	348	2.40		13.1	12.4	54.1	48.0
Soft/Springing Cash Management	7	197,762,338	15.5	4.862	86	348	1.92		13.5	12.2	66.3	57.8
Springing (Without Established Account)	16	166,598,233	13.0	4.879	116	351	1.73		11.4	10.6	64.9	55.2
None	14	66,752,776	5.2	4.949	119	336	1.84		13.3	12.2	62.3	49.6
Springing (With Established Account)	1	23,500,000	1.8	4.950	118	360	1.30		8.4	8.3	74.6	62.9
Total/Weighted Average:	70	$1,277,164,194	100.0%	4.807%	111	346	1.86	x	11.9%	11.0%	61.1%	51.4%

A-2-18

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
			Percent by			Percent by			Percent by
	Number of		Aggregate	Number of		Aggregate	Number of		Aggregate
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date
Type of Escrow	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)
Tax Escrow	55	$872,312,358	68.3%	55	$872,312,358	68.3%	15	$404,851,836	31.7%
Insurance Escrow	40	632,202,824	49.5	43	646,149,470	50.6	26	630,139,725	49.3
Replacement Reserve	7	148,471,569	11.6	54	776,672,573	60.8	10	375,423,757	29.4
TI/LC Reserve(1)	12	185,197,707	20.1	29	383,292,453	41.6	4	237,532,472	25.8

(1) The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of office, retail, mixed-use and industrial properties.

A-2-19

Wells Fargo Commercial Mortgage Trust 2012-LC5

Annex A-2: Loan Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	September	September	September	September	September	September	September	September	September	September	September
Prepayment Restriction	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Locked Out	95.83%	95.84%	8.87%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	68.79	76.70	76.59	82.98	82.85	83.18	83.02	82.85	0.00
Yield Maintenance	4.17	4.16	22.34	23.30	23.41	17.02	17.15	16.82	16.98	17.15	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	100.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Mortgage Pool Balance
Outstanding (in millions)	$1,277.16	$1,264.46	$1,248.07	$1,229.36	$1,209.85	$1,039.83	$1,020.85	$995.26	$974.55	$952.69	$128.05

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.01%	97.72%	96.26%	94.73%	81.42%	79.93%	77.93%	76.31%	74.59%	10.03%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-20

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-3

Summaries of the Fifteen Largest Mortgage Loans

A-3-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-2

WESTSIDE PAVILION

A-3-3

WESTSIDE PAVILION

A-3-4

WESTSIDE PAVILION

Westside Pavilion
10740-10900 West Pico Boulevard
Los Angeles, CA 90064
SANTA MONICA MTS.
Bel Air
Beverly Hills
West Hollywood
Getty Center
University of California - Los Angeles
Topanga State Park
LA National Cemetery
Westwood
Brentwood
Century City
Century City Shopping Ctr.
20th Century Fox Studios
VA Los Angeles Healthcare
Westwood Park
Los Angeles Country Club
Bel Air Country Club
Brentwood Country Club
Riviera Country Club
MOCA Pacific Design Center
Beverly Center
Cedars-Sinai Medical Center
Beverly Hills City Hall
Farmers Market
Los Angeles Museum of the Holocaust
Pan Pacific Park
LA County Museum of Art
Hancock Park
La Brea Tarpits
Fairfax
LOS ANGELES COUNTY
Cheviot Hills
Downtown Los Angeles 6 miles
Santa Monica
Santa Monica UCLA Medical Center
Santa Monica Fwy
San Diego Fwy
Culver City
La Cienega/ Jefferson
Expo/ La Brea
METRO EXPO LINE
Palms
Mar Vista
SONY Pictures Studios
Santa Monica Airport
Santa Monica College
3rd Street Promenade
Santa Monica Place
Memorial Open Air Theatre
Santa Monica State Beach
Santa Monica Pier/Pacific Place
Los Angeles
West Los Angeles College
Kenneth Hahn State Recr. Area
Ladera Heights
Windsor Hills
Venice
Venice City Beach
Pacific Ocean
Marina del Rey
Fox Hills Mall
Westchester
The Promenade at Howard Hughes Center
Loyola Marymount University
Westchester Golf Course
Inglewood
Los Angeles International Airport
Lennox
Hawthorne
Century Fwy
Aviation/ LAX
El Segundo
Mariposa
Dockweiler Beach State Park
Sunset Blvd
Wilshire Blvd
Santa Monica Blvd
Olympic Blvd
Pico Blvd
National Blvd
Venice Blvd
Washington Blvd
Jefferson Blvd
Slauson Ave
Centinela Ave
Manchester Ave
Century Blvd
Imperial Hwy
Lincoln Blvd
Sepulveda Blvd
Overland Ave
Westwood Blvd
La Cienega Blvd
La Brea Ave
Robertson Blvd
Santa Clarita
San Fernando
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
Calabasas
Malibu
Los Angeles
Inglewood
Compton
Torrance
Long Beach
Huntington Beach
Rancho Palos Verdes

A-3-5

Westside Pavilion

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Retail
Original Principal Balance:	$155,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$155,000,000			Location:	Los Angeles, CA
% of Initial Pool Balance:	12.1%			Size(8):	535,448 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(8):	$289.48
Borrower Name:	Macerich Westside Pavilion Property LLC
Sponsor:	The Macerich Partnership, L.P.			Year Built/Renovated:	1985/2007
Mortgage Rate:	4.470%			Occupancy %(8):	96.6%
Note Date:	September 6, 2012			Occupancy % Source Date:	June 30, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	October 1, 2022			Property Manager:	Macerich Property Management Company, LLC
IO Period(1):	1 month
Loan Term (Original)(1):	121 months			3rd Most Recent NOI (As of):	$15,715,733 (12/31/2010)
Seasoning:	0 months			2nd Most Recent NOI (As of):	$16,625,930 (12/31/2011)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$16,404,764 (TTM 6/30/2012)
Loan Amortization Type(1):	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$24,280,126
Call Protection:	L(24),D(93),O(4)			U/W Expenses:	$10,206,231
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$14,073,895
Additional Debt(2):	None			U/W NCF:	$13,153,327
Additional Debt Type(2):	NAP			U/W NOI DSCR:	1.50x
				U/W NCF DSCR:	1.40x
Escrows and Reserves:				U/W NOI Debt Yield:	9.1%
				U/W NCF Debt Yield:	8.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$275,000,000
Taxes(3)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	August 14, 2012
Insurance(4)	$0	Springing	NAP	Cut-off Date LTV Ratio:	56.4%
Replacement Reserves(5)	$0	Springing	$79,464	LTV Ratio at Maturity or ARD:	45.5%
TI/LC(6)	$0	Springing	$397,320
Tenant Specific TI/LC(7)	$460,122	$0	NAP

(1)
Due to the timing of the first payment of debt service on November 1, 2012, one month of interest will be deposited with the master servicer on the closing date and represents the interest accrued during the month of October.  As such, the mortgage loan is shown as having a Loan Term (Original) of 121 months.

(2)
Certain direct or indirect owners of the borrower are permitted to pledge their interests in connection with a corporate loan to a Qualified Real Estate Investor (as defined below) subject to certain conditions, as outlined in the loan documents.

(3)	Monthly tax deposits are not required as long as no Trigger Event (as defined below) has occurred and is continuing and the borrower provides lender with proof of full payment within a timely manner.
(4)
Monthly insurance deposits are not required as long as (i) either (x) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket policies or (y) no Trigger Event exists and is continuing; (ii) no event of default exists and is continuing; and (iii) the borrower provides lender with satisfactory evidence that all insurance premiums have been and continue to be fully and timely paid.

(5)
Monthly replacement reserves are not required as long as no Trigger Event exists and is continuing.  Following the occurrence of a Trigger Event, until the occurrence of a Trigger Event Cure (as defined below) the borrower is required to deposit monthly replacement reserves in an amount equal to $6,622 (subject to a cap of $79,464).

(6)
Monthly TI/LC reserves are not required as long as no Trigger Event exists and is continuing.  Following the occurrence of a Trigger Event, until the occurrence of a Trigger Event Cure, the borrower is required to deposit monthly payments into the escrow account for tenant improvements and leasing commissions in an amount equal to $33,110 (subject to a cap of $397,320).

(7)	The upfront Tenant Specific TI/LC reserve is related to outstanding tenant improvement allowances for Forever 21 and outstanding tenant improvement allowances and leasing commissions for Urban Home.
(8)	Includes 138,128 square feet of space occupied by Nordstrom, which is a leased fee interest.

The Mortgage Loan.  The mortgage loan (the “Westside Pavilion Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Los Angeles, California (the “Westside Pavilion Property”).  The Westside Pavilion Mortgage Loan was originated on September 6, 2012 by Wells Fargo Bank, National Association. The Westside Pavilion Mortgage Loan had an original principal balance of $155,000,000, has an outstanding principal balance as of the Cut-off Date of $155,000,000 and will accrue interest at an interest rate of 4.470% per annum.  The Westside Pavilion Mortgage Loan had an initial term of 121 months, has a remaining term of 121 months as of the Cut-off Date and requires an interest-only payment for the first payment following origination and thereafter will require payments of principal and interest based on a 30-year amortization schedule.  The Westside Pavilion Mortgage Loan will mature on October 1, 2022.  The proceeds from the Westside Pavilion Mortgage Loan, along with an additional $21.3 million of equity from the sponsor, were used to refinance existing debt on the Westside Pavilion Property of approximately $175.0 million, fund upfront reserves of $460,122 and pay closing costs of approximately $859,000.

A-3-6

WESTSIDE PAVILION

Following the lockout period, the borrower will have the right to defease the Westside Pavilion Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date.  In addition, the Westside Pavilion Mortgage Loan is prepayable without penalty on or after July 1, 2022.

The Property.  The Westside Pavilion Property is a three-story super regional mall anchored by Macy’s (not part of the collateral), Macy’s Home Store and Nordstrom that contains approximately 755,448 square feet of which 535,448 square feet (includes 138,128 square feet of space occupied by Nordstrom, which is a leased fee interest) secures the Westside Pavilion Mortgage Loan.  The property is situated on 15.4 acres (of which 9.4 acres is part of the collateral) and was built in 1985. The Westside Pavilion Property was most recently renovated and expanded in 2007 with the addition of a 12-screen Landmark Theatre.  Amenities at the Landmark Theatre include assigned seating that can be booked on-line, large soft leather recliners and full size sofas.  In addition, one of the 12 theaters is “age 21 and over” and allows patrons to bring in alcoholic beverages from the wine bar located in the lobby. Parking is provided by 3,387 surface and garage spaces resulting in a parking ratio of 4.42 spaces per every 1,000 square feet of gross leasable area.  The Westside Pavilion Property’s mix of in-line tenants includes American Eagle, Banana Republic, Express, Hollister, Ann Taylor and Forever 21. For the trailing 12-month period ending June 30, 2012, comparable in-line sales (for tenants occupying less than 10,000 square feet) averaged $378 per square foot. Comparable in-line occupancy costs (for tenants occupying less than 10,000 square feet) averaged 24.3% for the trailing 12-month period ending June 30, 2012. As of June 30, 2012, the Westside Pavilion Property was 96.6% leased.

A-3-7

WESTSIDE PAVILION

The following table presents certain information relating to the tenancies at the Westside Pavilion Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenant – Not Part of Collateral
Macy's	BBB/Baa3/BBB	220,000	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
Landmark Theatres	NR/NR/NR	43,014	8.0%	$30.25	$1,301,374	10.0%	(3)	13.2%	8/31/2022
Nordstrom(4)	A-/Baa1/A-	138,128	25.8%	$5.56	$767,983	5.9%	$330	1.7%	5/31/2035
Macy’s Home Store	BBB/Baa3/BBB	51,226	9.6%	$14.84	$760,194	5.8%	$184	10.8%	2/1/2014
Total Anchor Tenants - Collateral		232,368	43.4%	$12.18	$2,829,551	21.7%

Major Tenants - Collateral
Urban Home(5)	NR/NR/NR	27,728	5.2%	$32.38	$897,833	6.9%	NAV(6)	NAV(6)	8/31/2022(7)
Westside Tavern	NR/NR/NR	10,737	2.0%	$46.37	$497,866	3.8%	$666	9.7%	1/31/2019
Banana Republic	BBB-/Baa3/BB+	10,580	2.0%	$41.10	$434,838	3.3%	$312	24.1%	1/31/2017
Express	NR/NR/BB	8,773	1.6%	$39.90	$350,043	2.7%	$204	19.8%	1/31/2014
Forever 21	NR/NR/NR	13,525	2.5%	$22.11	$298,986	2.3%	$251	21.0%	1/31/2020
Hokkaido Seafood Buffet	NR/NR/NR	12,847	2.4%	$20.60	$264,648	2.0%	$135	14.9%	1/31/2022
H&M	NR/NR/NR	15,347	2.9%	$11.80	$181,153	1.4%	$288	13.7%	1/31/2020(8)

Total Major Tenants – Collateral		99,537	18.6%	$29.39	$2,925,367	22.4%

Non-Major Tenants - Collateral		185,432	34.6%	$39.27	$7,281,626	55.9%

Occupied Collateral Total		517,337	96.6%	$25.20	$13,036,543	100.0%

Vacant Space		18,111	3.4%

Collateral Total		535,448	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy costs are for the trailing 12-month period ending June 30, 2012.
(3)	Landmark Theatres (12 screens) had sales of $1,159,629 per screen during the trailing 12-month period ending June 30, 2012.
(4)
The Nordstrom main store space (138,128 square feet) is a leased fee interest with an Annual U/W Base Rent of $221,005.  In addition to its main store space, Nordstrom leases storage space with no associated NRSF.  The storage space has an Annual U/W Base Rent of $546,978.  The Annual U/W Base Rent shown includes rent for the main store space and storage space.  Annual U/W Base Rent PSF and Occupancy Cost are based on the total combined rent for the main store space and storage space.

(5)	Urban Home has an executed lease and is in occupancy but does not commence paying rent until September 22, 2012.
(6)	Sales and occupancy costs are unavailable as the tenant took occupancy on May 24, 2012.
(7)
If sales do not meet or exceed $5.0 million from September 1, 2016 through September 30, 2017, the tenant has the right to pay alternative monthly base fixed rent of $37,410 instead of monthly base fixed rent of $74,819 (an “Alternative Rent Period”).  During an Alternative Rent Period, the tenant shall remain obligated to pay all percentage rent and additional rent.  An Alternative Rent Period will continue until the earlier of (i) the date on which the tenant’s gross sales for any 12 consecutive months exceed $5.0 million or (ii) September 30, 2019.  In addition, if sales do not meet or exceed $5.0 million by September 30, 2019, the tenant has the right to terminate its lease upon providing written notice within 30 days and payment of all unamortized tenant improvement costs.

(8)
If sales do not meet or exceed $400 per square foot for the period from July 1, 2012 through June 30, 2013, the tenant has the right to terminate its lease upon providing written notice no later than October 28, 2013. Such termination would become effective on the last day of the 12th full calendar month following delivery of the written notice and upon payment of a termination fee equal to the unamortized portion of tenant improvements.

A-3-8

WESTSIDE PAVILION

The following table presents certain information relating to the lease rollover schedule at the Westside Pavilion Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2012	11	14,688	2.7%	14,688	2.7%	$157,890	1.2%	$10.75
2013	29	55,837	10.4%	70,525	13.2%	$903,940	6.9%	$16.19
2014	10	76,108	14.2%	146,633	27.4%	$1,838,293	14.1%	$24.15
2015	10	19,734	3.7%	166,367	31.1%	$1,029,999	7.9%	$52.19
2016	9	16,521	3.1%	182,888	34.2%	$1,117,561	8.6%	$67.64
2017	14	39,231	7.3%	222,119	41.5%	$1,735,576	13.3%	$44.24
2018	10	15,332	2.9%	237,451	44.3%	$939,828	7.2%	$61.30
2019	8	20,633	3.9%	258,084	48.2%	$1,163,145	8.9%	$56.37
2020	3	29,516	5.5%	287,600	53.7%	$546,730	4.2%	$18.52
2021	3	4,584	0.9%	292,184	54.6%	$209,550	1.6%	$45.71
2022	5	87,025	16.3%	379,209	70.8%	$2,626,047	20.1%	$30.18
Thereafter(4)	2	138,128	25.8%	517,337	96.6%	$767,983	5.9%	$5.56
Vacant	0	18,111	3.4%	535,448	100.0%	$0	0.0%	$0.00
Total/Weighted Average	114	535,448	100.0%			$13,036,543	100.0%	$25.20

(1)	Information obtained from underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)
Includes 138,128 square feet of space occupied by Nordstrom, which is a leased fee interest.  In addition, Nordstrom leases storage space with no associated NRSF. The Annual U/W Base Rent shown includes rent for Nordstrom’s main store space ($546,978) and storage space ($221,005). Both leases expire on May 1, 2035.

The following table presents historical occupancy percentages at the Westside Pavilion Property:

Historical Occupancy Percentages(1)

12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011

96%	95%	98%	96%	96%

(1)	Information obtained from borrower rent rolls.

Historical Average Base Rent (PSF)(1)

12/31/2009	12/31/2010	12/31/2011

$22.81	$23.69	$23.83

(1)	The historical average base rent (PSF) calculations are based on borrower provided base rental income figures and total square footage of 535,448.

A-3-9

WESTSIDE PAVILION

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westside Pavilion Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent	$12,685,610	$12,757,763	$12,605,188	$13,036,543	$24.35
Grossed Up Vacant Space	0	0	0	653,575	1.22
Percentage Rent	809,757	915,291	777,992	762,028	1.42
Total Reimbursables	11,437,511	10,569,429	10,664,163	10,664,163	19.92
Other Income	2,044,787	2,304,439	2,808,641	3,048,323	5.69
Less Vacancy & Credit(1)	(330,978)	(194,524)	(180,161)	(3,884,506)	(7.25)
Loss
Effective Gross Income	$26,646,689	$26,352,398	$26,675,823	$24,280,126	$45.35

Total Operating Expenses	$10,930,955	$9,726,468	$10,271,059	$10,206,231	$19.06

Net Operating Income	$15,715,733	$16,625,930	$16,404,764	$14,073,895	$26.28
TI/LC	0	0	0	813,478	1.52
Capital Expenditures	0	0	0	107,090	0.20
Net Cash Flow	$15,715,733	$16,625,930	$16,404,764	$13,153,327	$24.57

NOI DSCR	1.67x	1.77x	1.75x	1.50x
NCF DSCR	1.67x	1.77x	1.75x	1.40x
NOI DY	10.1%	10.7%	10.6%	9.1%
NCF DY	10.1%	10.7%	10.6%	8.5%

(1)	The U/W Vacancy & Credit Loss includes an occupancy cost adjustment of approximately $3.2 million.

Appraisal.  As of the appraisal valuation date of August 14, 2012, the Westside Pavilion Property had an “as-is” appraised value of $275,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated August 16, 2012, there was no evidence of any recognized environmental conditions.

Market Overview and Competition.  According to the appraisal, the Westside Pavilion Property is located in the West Los Angeles area of Los Angeles, California.  The Westside Pavilion Property is located approximately 10 miles west of downtown Los Angeles, approximately five miles east of the Pacific Ocean at Santa Monica and approximately nine miles north of Los Angeles International Airport.  West Los Angeles incorporates the residential cities of Bel Air, Beverly Hills, Brentwood and West Hollywood, as well as the commercial centers of Century City, Santa Monica and Westwood Village.  The University of California, Los Angeles (“UCLA”), which reports student enrollment of approximately 40,000 students, and the UCLA Medical Center are both located approximately one-mile north of the Westside Pavilion Property.  The population within a three-mile and five-mile radius of the Westside Pavilion Property is 318,960 and 676,175, respectively.  The average household income within the same three-mile and five-mile radii is $91,826 and $94,415, respectively.

According to the appraisal, the Westside Pavilion Property is located in the Santa Monica/Westside/Downtown retail submarket of Los Angeles, which contains approximately 5.3 million square feet of retail space or approximately 7.9% of the total Los Angeles retail market.  The submarket vacancy is 5.4% and reported asking rents were $39.80 per square foot as of the second quarter of 2012.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Westside Pavilion Property:

Competitive Set(1)

	Westside Pavilion (Subject)	Westfield Century City	Beverly Center	Santa Monica Place	The Grove
Market	Los Angeles, CA	Los Angeles, CA	Los Angeles, CA	Santa Monica, CA	Los Angeles, CA
Distance from Subject	--	2.0 miles	4.6 miles	5.0 miles	5.8 miles
Property Type	Super Regional Center	Super Regional Center	Super Regional Center	Super Regional Center	Lifestyle Center
Year Built/Renovated	1985/2007	1963/2006	1982/2009	1980/2010	2002/NAP
Anchors	Macy’s, Macy’s Home Store, Nordstrom, Landmark Theatres	Macy’s, Bloomingdale’s, Gelson’s Theaters	Macy’s, Macy’s Men’s, Bloomingdales	Nordstrom, Bloomingdale’s	Nordstrom, Pacific Theatres
Total GLA	755,448 SF	877,179 SF	882,575 SF	550,000 SF	575,000 SF
Total Occupancy	97%	97%	97%	90%	100%

(1)	Information obtained from appraisal dated August 22, 2012.

A-3-10

WESTSIDE PAVILION

The Borrower.  The borrower is Macerich Westside Pavilion Property LLC, a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westside Pavilion Mortgage Loan.  The Macerich Partnership, L.P., the indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under the Westside Pavilion Mortgage Loan.

The Sponsor.  The sponsor for the Westside Pavilion Mortgage Loan is The Macerich Partnership, L.P. (“Macerich”).  Macerich, founded in 1964, is a publically traded REIT that has ownership interests in 62 regional shopping centers totaling approximately 64.0 million square feet. Between 2010 and 2012, Macerich had ownership interests in five malls that either defaulted, were foreclosed upon or were the subject of deeds-in-lieu of foreclosure.  See “Description of the Mortgage Pool – Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.   The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no Trigger Event (as defined below) exists and is continuing and (ii) the borrower provides lender with satisfactory evidence that all taxes have been and continue to be fully and timely paid prior to the date such taxes would be delinquent.  The loan documents do not require monthly escrows for insurance provided the following conditions are met: (i) either (x) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket policies or (y) no Trigger Event exists and is continuing; (ii) no event of default exists and is continuing; and (iii) the borrower provides lender with satisfactory evidence that all insurance premiums have been and continue to be fully and timely paid.  The loan documents do not require monthly escrows of replacement reserves as long as no Trigger Event exists and is continuing.  Following the occurrence of a Trigger Event, until the occurrence of a Trigger Event Cure (as defined below), the borrower is required to deposit monthly replacement reserves in an amount equal to $6,622 (subject to a cap of $79,464). The loan documents do not require monthly escrows for tenant improvements and leasing commissions as long as no Trigger Event exists and is continuing.  Following the occurrence of a Trigger Event, until the occurrence of a Trigger Event Cure, the borrower is required to deposit monthly payments into the escrow account for tenant improvements and leasing commissions in an amount equal to $33,110 (subject to a cap of $397,320).  Upon origination, the borrower was required to make an initial deposit of $460,122 into a tenant specific tenant improvements and leasing commissions account in connection with outstanding tenant improvement allowances for Forever 21 ($141,250) and outstanding tenant improvement allowances ($207,960) and leasing commissions ($110,912) for Urban Home.

A “Trigger Event” will exist upon the occurrence of an event of default or in the event that the actual debt service coverage ratio, as of the last day of the most recent calendar quarter, is less than 1.20x.  A “Trigger Event Cure” shall occur upon the cure of such event of default or the actual debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Lockbox and Cash Management.  The Westside Pavilion Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the Westside Pavilion Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt.  Other than during a Trigger Event, all excess funds on deposit are distributed to the borrower.

Property Management.  The Westside Pavilion Property is currently managed by Macerich Property Management Company, LLC, an affiliate of the Westside Pavilion Mortgage Loan sponsor.

Assumption.  On or after September 6, 2013, the borrower has a one-time right to transfer the Westside Pavilion Property and cause an assumption of the loan, provided that no event of default has occurred and is continuing under the Westside Pavilion Mortgage Loan and that certain other conditions are satisfied, including: (i) the borrower pays an assumption fee of $250,000; (ii) the transferee satisfies certain criteria as a Qualified Real Estate Investor (as defined below); (iii) the transferee assumes the obligations of the borrower under the management agreement or enters into a new management agreement with a manager that satisfies certain criteria; and (iv) the lender receives confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-LC5 Certificates. Additionally, transfers of equity interests in the borrower are permitted as long as not less than 51.0% of equity interests in the borrower are owned, directly or indirectly, by a Qualified Real Estate Investor and a Qualified Real Estate Investor controls the borrower.

In addition, the borrower has a one-time right to perform a sale or transfer of up to 80.0% of the equity interest, direct or indirect, in the borrower without the consent of the lender and without the payment of any fee in relation thereto, provided that the following conditions are satisfied: (i) no event of default has occurred and is continuing; (ii) the transferee shall be one or more Qualified Real Estate Investors; (iii) the property will continue to be managed by a qualified manager (as defined in the loan agreement); and (iv) the lender receives confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2012-LC5 Certificates.

A “Qualified Real Estate Investor” means an entity which meets certain criteria, including but not limited to: (i) total assets in name or under management in excess of $600.0 million; (ii) shareholder’s equity in excess of $250.0 million and liquidity of at least $25.0 million; (iii) is regularly engaged in the business of owning an interest (either directly or indirectly) in at least seven regional malls, exclusive of the Westside Pavilion Property, totaling at least five million square feet; and (iv) the lender receives confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-LC5 Certificates.

A-3-11

WESTSIDE PAVILION

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Westside Pavilion Property; provided, however that the borrower shall not be required to spend more than 150% of the cost of a stand-alone policy for terrorism insurance immediately prior to the date that TRIPRA or similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-12

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-13

STARWOOD CAPITAL HOTEL PORTFOLIO

Holiday Inn

Holiday Inn – Arlington, TX

COURTYARD
Marriott

Courtyard Marriott – Tyler, TX

Courtyard Marriott – Lufkin, TX

Hampton Inn & Suites – Longview, TX

Hampton
Inn & Suites

Hampton Inn & Suites – Longview, TX

A-3-14

STARWOOD CAPITAL HOTEL PORTFOLIO

OKLAHOMA
ARKANSAS
LOUISIANA
TEXAS
Gulf of Mexico
Altus
Lawton
Childress
Duncan
Waurika
Ardmore
Vernon
Burkburnett
Wichita Falls
Durant
Hugo
Idabel
Paris
Denison
Sherman
Gainesville
Bowie
Bonham
Texarkana
Magnolia
El Dorado
Denton
McKinney
Greenville
Decatur
Plano
Garland
Fort Worth
Dallas
Arlington
Weatherford
Terrell
Sulphur Springs
Mount Pleasant
Snyder
Sweetwater
Abilene
Breckenridge
Stephenville
Cleburne
Waxahachie
Longview
Marshall
Tyler
Athens
Henderson
Carthage
Shreveport
Bossier City
Corsicana
Palestine
Nacogdoches
Brownwood
San Angelo
Waco
Gatesville
Lufkin
Crockett
Brady
Killeen
Copperas Cove
Temple
Jasper
Georgetown
Bryan
College Station
Huntsville
Cedar Park
Austin
Buda
Lockhart
San Marcos
New Braunfels
San Antonio
Brenham
Conroe
Humble
Beaumont
Orange
Houston
Baytown
Sugar Land
La Porte
Pearland
Texas City
Port Arthur
Lake Charles
Starwood Capital Hotel Portfolio
1 Courtyard Marriott - Tyler, TX Tyler, TX
2 Holiday Inn - Arlington, TX Arlington, TX
3 Courtyard Marriott - Lufkin, TX Lufkin, TX
4 Hampton Inn & Suites - Waco, TX Waco, TX
5 Hampton Inn & Suites - Longview, TX Longview, TX
6 Courtyard Marriott - Wichita Falls, TX Wichita Falls, TX
7 Holiday Inn Express - Tyler, TX Tyler, TX
8 Holiday Inn Express - Huntsville, TX Huntsville, TX
9 Holiday Inn Express - Paris, TX Paris, TX
10 Hampton Inn & Suites - Buda, TX Buda, TX
11 Hampton Inn - Sweetwater, TX Sweetwater, TX
12 Candlewood Suites - Texarkana, TX Texarkana, TX
13 Holiday Inn Express - Texarkana, AR Texarkana, AR
14 Hampton Inn & Suites - Decatur, TX Decatur, TX
15 Holiday Inn Express - Terrell, TX Terrell, TX
16 Holiday Inn Express - Altus, OK Altus, OK
17 Comfort Suites - Buda, TX Buda, TX
18 Fairfield Inn & Suites - Weatherford, TX Weatherford, TX
19 Comfort Inn & Suites - Paris, TX Paris, TX
20 Country Inn & Suites - Humble, TX Humble, TX

A-3-15

Starwood Capital Hotel Portfolio

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):	NR/NR	Property Type:	Hospitality
Original Principal Balance:	$110,000,000	Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$110,000,000	Location:	Various – See Table
% of Initial Pool Balance:	8.6%	Size:	1,735 rooms
Loan Purpose:	Acquisition	Cut-off Date Principal	$63,401
Borrower Names(1):	Various	Balance Per Room:
Sponsors(2):	Various	Year Built/Renovated:	Various/NAP – See Table
Mortgage Rate:	4.550%	Occupancy %:	70.1%
Note Date:	August 29, 2012	Occupancy % Source Date:	March 31, 2012
Anticipated Repayment Date:	NAP	Title Vesting:	Fee
Maturity Date:	September 1, 2017	Property Manager:	Hersha Hospitality Management, L.P.
IO Period:	12 months
Loan Term (Original):	60 months	3rd Most Recent NOI (As of):	$11,690,261 (12/31/2010)
Seasoning:	0 months	2nd Most Recent NOI (As of):	$16,833,510 (12/31/2011)
Amortization Term (Original):	360 months	Most Recent NOI (As of):	$17,755,740 (TTM 3/31/2012)
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360	U/W Revenues:	$44,680,174
Call Protection:	L(24),D or GRTR 1% or YM(29),O(7)	U/W Expenses:	$27,367,898
Lockbox Type:	Soft/Springing Cash Management	U/W NOI:	$17,312,276
Additional Debt:	None	U/W NCF:	$15,525,069
Additional Debt Type:	NAP	U/W NOI DSCR:	2.57x
U/W NCF DSCR:	2.31x
Escrows and Reserves:	U/W NOI Debt Yield:	15.7%
U/W NCF Debt Yield:	14.1%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$168,200,000
Taxes	$1,909,036	$159,086	NAP	As-Is Appraisal Valuation Date:	Various
Insurance(3)	$0	Springing	NAP	Cut-off Date LTV Ratio:	65.4%
FF&E	$0	(4)	NAP	LTV Ratio at Maturity or ARD:	61.1%
Environmental(5)	$1,005,750	$0	NAP

(1)
The borrower names are TXHP Altus, L.L.C.; TXHP Arlington, L.L.C.; TXHP Buda 1, L.L.C.; TXHP Buda 2, L.L.C.; TXHP Humble, L.L.C.; TXHP Paris 1, L.L.C.; TXHP Paris 2 L.L.C.; TXHP Terrell, L.L.C.; TXHP Weatherford, L.L.C.; TXHP Decatur, L.L.C.; TXHP Huntsville, L.L.C.; TXHP Sweetwater, L.L.C.; TXHP Texarkana 1, L.L.C.; TXHP Texarkana 2, L.L.C.; TXHP Longview, L.L.C.; TXHP Lufkin 1, L.L.C.; TXHP Tyler 1, L.L.C.; TXHP Tyler 2, L.L.C.; TXHP Waco 1, L.L.C.; and TXHP Wichita Falls, L.L.C.

(2)
The loan sponsors are Starwood U.S. Opportunity Fund VIII-J, L.P.; Starwood Global Opportunity Fund VIII-J, L.P.; Starwood U.S. Opportunity Fund VIII-1, L.P.; Starwood Global Opportunity Fund VIII, L.P.; Starwood Capital Hospitality Fund II U.S., L.P.; and Starwood Capital Hospitality Fund II Global, L.P.  The six individual guarantors are subentities of two larger Starwood funds: Starwood Capital Hospitality Fund II and Starwood Opportunity Fund VIII.

(3)
Monthly insurance escrows are waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the properties are insured in accordance with the loan documents.

(4)
As long as the Starwood Capital Hotel Portfolio properties are managed under a management agreement in accordance with the loan documents, the monthly FF&E reserve will be $158,479 from October 2012 through September 2013 and thereafter will be 4.0% of total revenues, as calculated pursuant to the terms of the management agreement.  If the Starwood Capital Hotel Portfolio properties are not managed under a management agreement in accordance with the loan documents, the monthly FF&E reserve will be 4.0% of gross revenues (as defined in the loan agreement) from the prior calendar month.

(5)	The upfront environmental reserve represents 125% of the estimated cost of mold remediation at 14 properties (see “Environmental” below).

The Mortgage Loan.  The mortgage loan (the “Starwood Capital Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in 16 limited service hotels and four full service hotels located in Texas, Arkansas and Oklahoma (the “Starwood Capital Hotel Portfolio Properties”).  The Starwood Capital Hotel Portfolio Mortgage Loan was originated on August 29, 2012 by Wells Fargo Bank, National Association.  The Starwood Capital Hotel Portfolio Mortgage Loan had an original principal balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and accrues interest at an interest rate of 4.550% per annum.  The Starwood Capital Hotel Portfolio Mortgage Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date and requires interest-only payments for the first 12 months following origination and thereafter will require payments of interest and principal based on a 30-year amortization schedule.  The Starwood Capital Hotel Portfolio Mortgage Loan matures on September 1, 2017. The proceeds from the Starwood Capital Hotel Portfolio Mortgage Loan, along with approximately $64.0 million of equity from the sponsor, were used to acquire the Starwood Capital Hotel Portfolio Properties for approximately $166.9 million, fund upfront reserves of approximately $2.9 million and pay closing costs of approximately $4.2 million.

A-3-16

STARWOOD CAPITAL HOTEL PORTFOLIO

Following the lockout period, the borrower has the right to either (i) defease the Starwood Capital Hotel Portfolio Mortgage Loan in whole, or in part, or (ii) voluntarily prepay the Starwood Capital Hotel Portfolio Mortgage Loan in whole, or in part, provided the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1% of the principal amount being paid.  In addition, the Starwood Capital Hotel Portfolio Mortgage Loan is prepayable without penalty on or after March 1, 2017.

The Properties.  The Starwood Capital Hotel Portfolio Mortgage Loan is secured by the borrower’s fee interest in 16 limited service hotels and four full service hotels located in Texas, Arkansas and Oklahoma. The Starwood Capital Hotel Portfolio Properties comprise a total of 1,735 rooms.

The following table presents certain information relating to the Starwood Capital Hotel Portfolio Properties:

Property Name	Specific Property Type	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Loan/ Room	Year Built/ Renovated	Appraised Value
Courtyard Marriott – Tyler, TX	Full Service	$12,615,000	11.5%	121	$104,256	2010/NAP	$18,400,000
Holiday Inn – Arlington, TX	Full Service	$9,925,000	9.0%	147	$67,517	2008/NAP	$14,700,000
Courtyard Marriott – Lufkin, TX	Full Service	$9,350,000	8.5%	101	$92,574	2009/NAP	$13,400,000
Hampton Inn & Suites – Waco, TX	Limited Service	$8,735,000	7.9%	123	$71,016	2008/NAP	$12,700,000
Hampton Inn & Suites – Longview, TX	Limited Service	$8,100,000	7.4%	91	$89,011	2008/NAP	$11,600,000
Courtyard Marriott – Wichita Falls, TX	Full Service	$7,525,000	6.8%	93	$80,914	2009/NAP	$12,100,000
Holiday Inn Express – Tyler, TX	Limited Service	$6,200,000	5.6%	88	$70,455	2000/NAP	$9,400,000
Holiday Inn Express – Huntsville, TX	Limited Service	$6,150,000	5.6%	87	$70,690	2008/NAP	$8,800,000
Holiday Inn Express – Paris, TX	Limited Service	$4,750,000	4.3%	84	$56,548	2009/NAP	$7,100,000
Hampton Inn & Suites – Buda, TX	Limited Service	$4,600,000	4.2%	74	$62,162	2008/NAP	$8,500,000
Hampton Inn – Sweetwater, TX	Limited Service	$4,400,000	4.0%	72	$61,111	2009/NAP	$6,500,000
Candlewood Suites – Texarkana, TX	Limited Service	$4,250,000	3.9%	80	$53,125	2009/NAP	$6,100,000
Holiday Inn Express – Texarkana, AR	Limited Service	$4,250,000	3.9%	88	$48,295	2009/NAP	$6,100,000
Hampton Inn & Suites – Decatur, TX	Limited Service	$4,180,000	3.8%	74	$56,486	2008/NAP	$6,100,000
Holiday Inn Express – Terrell, TX	Limited Service	$3,975,000	3.6%	68	$58,456	2007/NAP	$5,700,000
Holiday Inn Express & Suites – Altus, OK	Limited Service	$3,775,000	3.4%	68	$55,515	2008/NAP	$5,400,000
Comfort Suites – Buda, TX	Limited Service	$2,650,000	2.4%	72	$36,806	2009/NAP	$5,000,000
Fairfield Inn & Suites – Weatherford, TX	Limited Service	$1,825,000	1.7%	86	$21,221	2009/NAP	$4,000,000
Comfort Inn & Suites – Paris, TX	Limited Service	$1,645,000	1.5%	56	$29,375	2009/NAP	$3,100,000
Country Inn & Suites – Humble, TX	Limited Service	$1,100,000	1.0%	62	$17,742	2001/NAP	$3,500,000
Total/Weighted Average		$110,000,000	100.0%	1,735	$63,401		$168,200,000

Courtyard Marriott - Tyler, TX (11.5% of Portfolio Cut-off Date Principal Balance)

The property is a 121-room, full service hotel located in Tyler, Texas.  The property was built in 2010 and the amenities include an indoor pool, hot tub, fitness center, business center, restaurant and a Starbucks coffee shop. The Courtyard Marriott – Tyler, TX’s franchise agreement expires in July 2030.

Tyler, Texas is located approximately 95 miles southeast of the Dallas central business district, approximately 98 miles west of Shreveport, Louisiana and approximately 10 miles south of Interstate Highway 20.  Interstate Highway 20 is the primary east/west transportation route across North Texas and connects the Dallas/Fort Worth Metroplex to Shreveport, Louisiana.  Tyler benefits from the energy extraction industry and the surrounding area has experienced an increase in oil drilling and refining due to its proximity to the Haynesville Shale natural gas deposit.  According to the appraisal, the property’s primary competitive set consists of five hotels, including the subject property, with a total of 644 rooms.   The demand segment for the competitive market is estimated at 58% commercial, 27% leisure, 9% meeting and group and 6% government.

Subject and Market Historical Occupancy, ADR and RevPAR
(Courtyard Marriott – Tyler, TX)(1)

	Competitive Set			Courtyard Marriott – Tyler, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	68.2%	$94.95	$64.79	66.4%	$113.55	$75.35	97.3%	119.6%	116.3%
6/30/2011 TTM	69.1%	$93.82	$64.82	56.9%	$110.96	$63.18	82.4%	118.3%	97.5%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.
(2)	The Courtyard Marriott - Tyler, TX opened in July 2010.

A-3-17

STARWOOD CAPITAL HOTEL PORTFOLIO

Holiday Inn - Arlington, TX (9.0% of Portfolio Cut-off Date Principal Balance)

The property is a 147-room, full service hotel located in Arlington, Texas.  The property was built in 2008 and the amenities include an indoor pool, hot tub, fitness center, restaurant and bar, business center, high speed internet and a media room.  The Holiday Inn – Arlington, TX’s franchise agreement expires in August 2022.

Arlington, Texas is located approximately 20 miles west of the Dallas central business district and approximately 13 miles east of the Fort Worth central business district.  The property is located less than two miles away from a large entertainment complex, which includes Six Flags Over Texas, the new Dallas Cowboys Stadium and Ameriquest Field (the home of the Texas Rangers).  Six Flags Over Texas is an international tourist destination with over 6.5 million visitors per year, and the new Dallas Cowboys Stadium hosted the 2011 NFL Super Bowl and the 2010 NBA All-Star game.  According to the appraisal, the property’s primary competitive set consists of eight hotels, including the subject property, with a total of 1,085 rooms.   The demand segment for the competitive market is estimated at 51% commercial, 29% leisure, 16% meeting and group and 4% government.

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn – Arlington, TX)(1)

	Competitive Set			Holiday Inn – Arlington, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	60.5%	$107.26	$64.87	64.3%	$104.18	$66.96	106.3%	97.1%	103.2%
6/30/2011 TTM	53.9%	$110.80	$59.67	60.7%	$104.99	$63.71	112.7%	94.8%	106.8%
6/30/2010 TTM	52.1%	$101.84	$53.11	56.3%	$92.31	$51.97	108.0%	90.6%	97.9%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.

Courtyard Marriott – Lufkin, TX (8.5% of Portfolio Cut-off Date Principal Balance)

The property is a 101-room, full service hotel located in Lufkin, Texas.  The property was built in 2009 and the amenities include an indoor pool, fitness center, business center and a restaurant. The Courtyard Marriott – Lufkin, TX’s franchise agreement expires in October 2029.

Lufkin, Texas is located approximately 180 miles southeast of the Dallas central business district, approximately 120 miles north of the Houston central business district and approximately 100 miles southwest of Shreveport, Louisiana.  The property is located approximately two miles north of the Lufkin central business district, which is home to major employers such as Brookshire Brothers Food & Pharmacy, Lufkin Industries (a manufacturer of oilfield equipment) and Pilgrim’s Pride.   According to the appraisal, the property is the newest and only full service hotel within its competitive set, which consists of five hotels, including the subject property, with a total of 375 rooms.  The demand segment for the competitive market is estimated at 67% commercial, 24% leisure and 9% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Courtyard Marriott – Lufkin, TX)(1)

	Competitive Set			Courtyard Marriott – Lufkin, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	63.1%	$96.20	$60.67	72.6%	$104.85	$76.15	115.2%	109.0%	125.5%
6/30/2011 TTM	59.2%	$96.69	$57.24	67.8%	$103.65	$70.32	114.6%	107.2%	122.8%
6/30/2010 TTM	53.1%	$99.84	$53.01	44.7%	$102.64	$45.93	84.3%	102.8%	86.6%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.
(2)	The Courtyard Marriott - Lufkin, TX opened in October 2009.

A-3-18

STARWOOD CAPITAL HOTEL PORTFOLIO

Hampton Inn & Suites – Waco, TX (7.9% of Portfolio Cut-off Date Principal Balance)

The property is a 123-room, limited service hotel located in Waco, Texas.  The property was built in 2008 and the amenities include an indoor pool, fitness center, business center and one meeting room.  The Hampton Inn & Suites – Waco, TX’s franchise agreement expires in August 2028.

Waco, Texas is located approximately 90 miles southwest of the Dallas central business district and is situated along the Interstate Highway 35 corridor.  The Waco economy is significantly dependent on Baylor University, which is located just northeast of the property.  Baylor University had a 2011 enrollment of over 15,000 students and is the largest employer in Waco.  According to the appraisal, the property’s primary competitive set consists of six hotels, including the subject property, with a total of 709 rooms.  The demand segment for the competitive market is estimated at 69% commercial, 20% leisure and 11% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Hampton Inn & Suites – Waco, TX)(1)

	Competitive Set			Hampton Inn & Suites – Waco, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	66.2%	$107.13	$70.90	74.1%	$102.90	$76.28	112.0%	96.1%	107.6%
6/30/2011 TTM	59.6%	$104.57	$62.29	71.9%	$102.95	$74.00	120.7%	98.4%	118.8%
6/30/2010 TTM	57.5%	$103.67	$59.60	67.2%	$107.03	$71.94	116.9%	103.2%	120.7%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.

Hampton Inn & Suites – Longview, TX (7.4% of Portfolio Cut-off Date Principal Balance)

The property is a 91-room, limited service hotel located in Longview, Texas.  The property was built in 2008 and the amenities include an indoor pool, hot tub, fitness center, complimentary breakfast and one meeting room.  The Hampton Inn & Suites – Longview, TX’s franchise agreement expires in February 2029.

Longview, Texas is located approximately 125 miles east of the Dallas central business district and approximately 50 miles west of Shreveport, Louisiana, along Interstate Highway 20.  Interstate Highway 20 is the primary east/west transportation route across North Texas and connects the Dallas/Fort Worth Metroplex to Shreveport, Louisiana.  The largest employers in Longview are Good Shepherd Medical Center, Eastman Chemical and Wal-Mart Stores, Inc.  According to the appraisal, the property’s primary competitive set consists of five hotels, including the subject property, with a total of 386 rooms. The demand segment for the competitive market is estimated at 72% commercial, 23% leisure and 6% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Hampton Inn & Suites – Longview, TX)(1)

	Competitive Set			Hampton Inn & Suites – Longview, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	71.0%	$89.69	$63.68	77.1%	$112.45	$86.64	108.5%	125.4%	136.1%
6/30/2011 TTM	65.1%	$89.44	$58.21	68.9%	$113.01	$77.89	105.9%	126.3%	133.8%
6/30/2010 TTM	62.6%	$92.33	$57.82	63.0%	$113.99	$71.77	100.5%	123.5%	124.1%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.

A-3-19

STARWOOD CAPITAL HOTEL PORTFOLIO

Courtyard Marriott- Wichita Falls, TX (6.8% of Portfolio Cut-off Date Principal Balance)

The property is a 93-room, full service hotel located in Wichita Falls, Texas.  The property was built in 2009 and the amenities include an indoor pool, hot tub, bar and restaurant and a business center.  The Courtyard Marriott - Wichita Falls, TX’s franchise agreement expires in December 2029.

Wichita Falls, Texas is located approximately 120 miles northeast of the Abilene central business district and approximately 125 miles northwest of the Dallas central business district.  Wichita Falls is linked to major southwestern, western and mid-western cities by Interstate 44, United States Highways 82, 281, 277 and 287 and Texas State Route 79.  Major demand is generated by the Sheppard Air Force Base, approximately 12 miles north of the property, as well as local healthcare facilities, such as United Regional Healthcare Systems.  According to the appraisal, the property is the newest hotel in the competitive market; the primary competitive set consists of six hotels, including the subject property, with a total of 551 rooms.  The demand segment for the competitive market is estimated at 62% commercial, 19% leisure, 14% meeting and group and 6% discount and government.

Subject and Market Historical Occupancy, ADR and RevPAR
(Courtyard Marriott – Wichita Falls, TX)(1)

	Competitive Set			Courtyard Marriott – Wichita Falls, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	63.5%	$87.91	$55.83	73.4%	$96.58	$70.87	115.5%	109.9%	126.9%
6/30/2011 TTM	62.7%	$86.45	$54.18	66.0%	$93.57	$61.72	105.2%	108.2%	113.9%
6/30/2010 TTM	61.0%	$88.12	$53.72	52.6%	$88.78	$46.71	86.3%	100.7%	87.0%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.
(2)	The Courtyard Marriott - Wichita Falls, TX opened in December 2009.

Holiday Inn Express – Tyler, TX (5.6% of Portfolio Cut-off Date Principal Balance)

The property is an 88-room, limited service hotel located in Tyler, Texas.   The property was built in 2000 and the amenities include an indoor pool, hot tub, fitness center, business center, complimentary breakfast and one meeting room.   The Holiday Inn Express – Tyler, TX’s franchise agreement expires in August 2022.

Tyler, Texas is located approximately 95 miles southeast of the Dallas central business district, approximately 98 miles west of the Shreveport, Louisiana central business district and approximately 10 miles south of Interstate Highway 20.  Interstate Highway 20 is the primary east/west transportation route across North Texas and connects the Dallas/Fort Worth Metroplex to Shreveport, Louisiana.  Tyler benefits from the energy extraction industry and the surrounding area has experienced an increase in oil drilling and refining due to its proximity to the Haynesville Shale natural gas deposit. According to the appraisal, the property’s primary competitive set consists of six hotels, including the subject property, with a total of 669 rooms.  The demand segment for the competitive market is estimated at 55% commercial, 28% leisure, 10% meeting and group and 7% government.

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Express – Tyler, TX)(1)

	Competitive Set			Holiday Inn Express –Tyler, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	65.5%	$91.18	$59.72	74.0%	$102.20	$75.61	112.9%	112.1%	126.6%
6/30/2011 TTM	66.2%	$90.14	$59.70	73.5%	$103.22	$75.88	111.0%	114.5%	127.1%
6/30/2010 TTM	62.3%	$93.16	$58.07	68.5%	$109.59	$75.07	109.9%	117.6%	129.3%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.

A-3-20

STARWOOD CAPITAL HOTEL PORTFOLIO

Holiday Inn Express– Huntsville, TX (5.6% of Portfolio Cut-off Date Principal Balance)

The property is an 87-room, limited service hotel located in Huntsville, Texas. The property was built in 2008 and the amenities include an indoor pool, fitness center, business center and one meeting room. The Holiday Inn Express – Huntsville, TX’s franchise agreement expires in August 2022.

Huntsville, Texas is located approximately 60 miles north of the Houston central business district.  Sam Houston State University, which was founded in 1879 and reported enrollment of 17,618 students for the fall of 2011, is located in Huntsville.  The largest employer in Huntsville is the Texas Department of Criminal Justice, which has maintained its headquarters in Huntsville for the past 160 years.  According to the appraisal, the property is the newest hotel in the competitive market and the primary competitive set consists of five hotels, including the subject property, with a total of 374 rooms.  The demand segment for the competitive market is estimated at 62% commercial, 31% leisure and 7% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Express – Huntsville, TX)(1)

	Competitive Set			Holiday Inn Express & Suites - Huntsville, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	46.3%	$68.35	$31.67	77.5%	$94.31	$73.07	167.2%	138.0%	230.7%
6/30/2011 TTM	43.1%	$66.66	$28.70	70.1%	$95.12	$66.65	162.7%	142.7%	232.2%
6/30/2010 TTM	40.7%	$71.36	$29.06	69.7%	$94.06	$65.55	171.1%	131.8%	225.6%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.

Holiday Inn Express – Paris, TX (4.3% of Portfolio Cut-off Date Principal Balance)

The property is an 84-room, limited service hotel located in Paris, Texas.  The property was built in 2009 and the amenities include an indoor pool, hot tub, business center and fitness room.  The Holiday Inn Express – Paris, TX’s franchise agreement expires in August 2022.

Paris, Texas is located approximately 95 miles northeast of the Dallas central business district, 63 miles east of Sherman, Texas and 85 miles west of Texarkana, Texas.  Primary access to the area is provided by United States Highway 271, State Highway Loop 286 and United States Highway 82.  Paris is home to two hospitals, Dubuis Hospital of Paris and Paris Regional Medical Center, which serve a wide area, including portions of southeastern Oklahoma.  In addition, corporate demand is driven in part by manufacturing plants for Campbell’s Soup and Kimberly Clark, among others.  According to the appraisal, the property’s competitive set consists of four hotels, including the subject property, with a total of 278 rooms.  The demand segment for the competitive market is estimated at 54% commercial, 24% leisure, 14% discount and government and 8% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Express – Paris, TX)(1)

	Competitive Set			Holiday Inn Express – Paris, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	58.7%	$76.92	$45.15	66.1%	$92.61	$61.21	112.6%	120.4%	135.6%
6/30/2011 TTM	52.9%	$77.91	$41.20	62.1%	$89.53	$55.56	117.4%	114.9%	134.9%
6/30/2010 TTM	45.7%	$79.24	$36.18	50.8%	$90.30	$45.83	111.2%	114.0%	126.7%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.
(2)	The Holiday Inn Express – Paris, TX opened in June 2009.

A-3-21

STARWOOD CAPITAL HOTEL PORTFOLIO

Hampton Inn & Suites - Buda, TX (4.2% of Portfolio Cut-off Date Principal Balance)

The property is a 74-room, limited service hotel located in Buda, Texas.  The property was built in 2008 and the amenities include an indoor pool, fitness center, business center and one meeting room.  The Hampton Inn & Suites – Buda, TX’s franchise agreement expires in January 2029.  The loan documents permit the franchisor to be replaced with Marriott International, Inc. on approved terms.

Buda, Texas is located approximately 15 miles south of the Austin central business district and approximately 45 miles north of San Antonio.  Primary access is provided by Interstate Highway 35, which connects the area to Austin to the north and San Antonio to the south.  Due to its location within the Austin-San Antonio Corridor, Buda is well positioned to serve the needs of the high tech research community of Austin and the retail needs of the high-volume traffic along Interstate Highway 35.  Major retail attractions include the only Cabela’s retail store within 200 miles as well as the Premium Outlets and Tanger Outlets, both located in San Marcos, approximately 12 miles to the south.  According to the appraisal, the property’s competitive set consists of seven hotels, including the subject property, with a total of 621 rooms.  The demand segment for the competitive market is estimated at 69% commercial, 22% leisure and 9% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Hampton Inn & Suites – Buda, TX)(1)

	Competitive Set			Hampton Inn & Suites – Buda, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	64.9%	$92.40	$59.95	77.1%	$99.40	$76.67	118.9%	107.6%	127.9%
6/30/2011 TTM	64.0%	$86.86	$55.61	71.1%	$95.74	$68.07	111.1%	110.2%	122.4%
6/30/2010 TTM	56.8%	$84.21	$47.83	60.6%	$93.51	$56.64	106.6%	111.0%	118.4%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.

Hampton Inn - Sweetwater, TX (4.0% of Portfolio Cut-off Date Principal Balance)

The property is a 72-room, limited service hotel located in Sweetwater, Texas.  The property was built in 2009 and the amenities include an indoor pool, hot tub, fitness center, business center, guest laundry, complimentary breakfast, meeting space and a sundry shop.  The Hampton Inn – Sweetwater, TX’s franchise agreement expires in January 2030.

Sweetwater, Texas is located approximately 35 miles west of Abilene, Texas along Interstate Highway 20.  Interstate Highway 20 is a major transportation route for trucking and distribution and connects the Dallas/Fort Worth Metroplex to all parts of West Texas.  Sweetwater benefits from its location on the easterly fringe of the West Texas oil patch, which leads to a large amount of drilling activity in the area.  The area is expected to benefit from the expansion of the local oil and gas industry as well as continued employment at Dyess Air Force Base.  According to the appraisal, the property’s competitive set consists of five hotels, including the subject property, with a total of 388 rooms.  The demand segment for the competitive market is estimated at 86% commercial and 14% leisure.

Subject and Market Historical Occupancy, ADR and RevPAR
(Hampton Inn – Sweetwater, TX)(1)

	Competitive Set			Hampton Inn – Sweetwater, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	86.2%	$82.20	$70.82	78.9%	$87.97	$69.43	91.6%	107.0%	98.0%
6/30/2011 TTM	76.6%	$68.25	$52.27	74.9%	$62.98	$47.17	97.8%	92.3%	90.3%
6/30/2010 TTM	54.2%	$71.81	$38.90	27.6%	$75.95	$21.00	51.0%	105.8%	54.0%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.
(2)	The Hampton Inn - Sweetwater, TX opened in November 2009.

A-3-22

STARWOOD CAPITAL HOTEL PORTFOLIO

Candlewood Suites – Texarkana, TX (3.9% of Portfolio Cut-off Date Principal Balance)

The property is an 80-room, limited service hotel located in Texarkana, Texas.  The property was built in 2009 and the amenities include a fitness center, convenience store and guest laundry services.  The Candlewood Suites – Texarkana, TX’s franchise agreement expires in August 2022.

Texarkana, Texas is located along the Arkansas and Texas border, approximately 176 miles northeast of the Dallas/Fort Worth Metroplex and approximately 135 southwest of Little Rock, Arkansas. Primary access is provided by Interstate Highway 30, which is the primary east/west highway for the region, connecting Dallas, Memphis and Little Rock.  The largest employer is the Red River Army Depot, which is scheduled to add up to 300 jobs in 2012 as the army is relocating personnel from the Anniston Army Depot in Alabama.  Other major employers in the area include Christus St. Michael Health System and Cooper Tire & Rubber Co.  According to the appraisal, the property’s primary competitive set consists of six hotels, including the subject property, with a total of 489 rooms.   The demand segment for the competitive market is estimated at 62% commercial, 21% leisure, 11% government and 6% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Candlewood Suites – Texarkana, TX)(1)

	Competitive Set			Candlewood Suites – Texarkana, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	69.3%	$85.11	$59.03	90.1%	$79.30	$71.45	129.9%	93.2%	121.1%
6/30/2011 TTM	67.6%	$86.89	$58.73	75.2%	$78.07	$58.73	111.3%	89.9%	100.0%
6/30/2010 TTM	74.3%	$87.65	$65.09	62.6%	$77.18	$48.34	84.3%	88.1%	74.3%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.
(2)	The Candlewood Suites – Texarkana, TX opened in May 2009.

Holiday Inn Express - Texarkana, AR (3.9% of Portfolio Cut-off Date Principal Balance)

The property is an 88-room, limited service hotel located in Texarkana, Arkansas.  The property was built in 2009 and the amenities include an indoor pool, hot tub, fitness center, business center and one meeting room.  The Holiday Inn Express – Texarkana, AR’s franchise agreement expires in August 2022.

Texarkana, Arkansas is located along the Arkansas and Texas border, approximately 178 miles northeast of the Dallas/Fort Worth Metroplex and approximately 135 miles southwest of Little Rock, Arkansas.  Primary access is provided by Interstate Highway 30, which is the primary east/west highway for the region, connecting Dallas, Memphis and Little Rock.  The largest employer is the Red River Army Depot, which is scheduled to add up to 300 jobs in 2012 as the army is relocating personnel from the Anniston Army Depot in Alabama.  Other major employers in the area include Christus St. Michael Health System and Cooper Tire & Rubber Co.  According to the appraisal, the property’s primary competitive set consists of six hotels, including the subject property, with a total of 508 rooms.  The demand segment for the competitive market is estimated at 61% commercial, 25% leisure, 9% meeting and group and 6% discount and government.

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Express – Texarkana, AR)(1)

	Competitive Set			Holiday Inn Express – Texarkana, AR(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	60.8%	$85.82	$52.21	78.0%	$88.92	$69.38	128.2%	103.6%	132.9%
6/30/2011 TTM	62.4%	$85.38	$53.30	68.6%	$88.36	$60.63	109.9%	103.5%	113.8%
6/30/2010 TTM	65.3%	$88.34	$57.66	50.8%	$86.50	$43.95	77.8%	97.9%	76.2%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.
(2)	The Holiday Inn Express - Texarkana, AR opened in September 2009.

A-3-23

STARWOOD CAPITAL HOTEL PORTFOLIO

Hampton Inn & Suites – Decatur, TX (3.8% of Portfolio Cut-off Date Principal Balance)

The property is a 74-room, limited service hotel located in Decatur, Texas.  The property was built in 2008 and the amenities include an indoor pool, hot tub, fitness center, business center, guest laundry, complimentary breakfast, meeting space and a sundry shop.  The Hampton Inn & Suites – Decatur, TX’s franchise agreement expires in November 2028.

Decatur, Texas is located approximately 38 miles northwest of the Fort Worth central business district.  Primary access to the area is provided by United States Highway 287 from the north and south and United States Highway 380 from the east and west.  Decatur benefits from its close proximity to oil and gas demand generators, such as the Barnett Shale natural gas formation.  Furthermore, several national companies, such as Baker Hughes, Devon Energy, Landmark Fabrication and ConocoPhillips have a presence in the local market and act as a significant demand source for the area’s hotel market.  According to the appraisal, the property’s competitive set consists of seven hotels, including the subject property, with a total of 472 rooms.  The demand segment for the competitive market is estimated at 77% commercial and 23% leisure.

Subject and Market Historical Occupancy, ADR and RevPAR
(Hampton Inn & Suites – Decatur, TX)(1)

	Competitive Set			Hampton Inn & Suites – Decatur, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	50.5%	$74.90	$37.81	76.6%	$87.76	$67.21	151.7%	117.2%	177.7%
6/30/2011 TTM	55.7%	$74.27	$41.37	80.2%	$80.60	$64.62	143.9%	108.5%	156.2%
6/30/2010 TTM	43.5%	$73.55	$32.01	59.8%	$82.07	$49.06	137.3%	111.6%	153.3%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.

Holiday Inn Express – Terrell, TX (3.6% of Portfolio Cut-off Date Principal Balance)

The property is a 68-room, limited service hotel located in Terrell, Texas.  The property was built in 2007 and the amenities include an indoor pool, hot tub, fitness center, business center, guest laundry, complimentary breakfast and meeting space.  The Holiday Inn Express – Terrell, TX’s franchise agreement expires in August 2022.

Terrell, Texas is located approximately 30 miles east of the Dallas central business district with primary access to the area provided by Interstate Highway 20.  Interstate Highway 20 is the primary interstate and major transportation route for trucking and distribution that crosses North Texas in an east-west direction and connects the Dallas/Fort Worth Metroplex to western Texas and Shreveport, Louisiana.  Companies such as Wal-mart, AutoZone, Russell Stover and Nucor Steel all have distribution facilities located in Terrell.  Furthermore, the area benefits from leisure travel, with major nearby attractions including Lake Tawakoni, approximately 16 miles to the northeast, and Devil’s Bowl Motor Speedway, approximately 23 miles to the west.  According to the appraisal, the property’s competitive set consists of four hotels, including the subject property, with a total of 214 rooms.  The demand segment for the competitive market is estimated at 60% commercial, 23% leisure and 17% government.

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Express – Terrell, TX)(1)

	Competitive Set			Holiday Inn Express – Terrell, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	42.0%	$62.54	$26.26	73.8%	$94.42	$69.72	175.8%	151.0%	265.5%
6/30/2011 TTM	33.9%	$65.65	$22.28	68.8%	$89.92	$61.84	202.7%	137.0%	277.6%
6/30/2010 TTM	38.5%	$61.70	$23.74	65.7%	$89.02	$58.46	170.7%	144.3%	246.2%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.

A-3-24

STARWOOD CAPITAL HOTEL PORTFOLIO

Holiday Inn Express & Suites – Altus, OK (3.4% of Portfolio Cut-off Date Principal Balance)

The property is a 68-room, limited service hotel located in Altus, Oklahoma.  The property was built in 2008 and the amenities include an indoor pool, hot tub, business center and a sundry shop.  The Holiday Inn Express & Suites – Altus, OK’s franchise agreement expires in August 2022.

Altus, Oklahoma is located approximately 141 miles southwest of Oklahoma City and approximately 158 miles southeast of Amarillo, Texas.  Primary access to the area is provided by United States Highway 62, which extends from Lawton, Oklahoma, approximately 50 miles east of the property.  Local hotel demand is primarily generated by the Altus Air Force Base with a smaller degree of demand generated by Western Oklahoma State College and other local businesses.  According to the appraisal, the property’s competitive set consists of five hotels, including the subject property, with a total of 423 rooms.  The demand segment for the competitive market is estimated at 45% commercial, 26% government and discount, 24% leisure and 5% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Express – Altus, OK)(1)

	Competitive Set			Holiday Inn Express – Altus, OK			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	51.3%	$67.35	$34.58	66.7%	$87.76	$58.50	129.9%	130.3%	169.2%
6/30/2011 TTM	50.7%	$65.57	$33.27	76.2%	$82.41	$62.83	150.3%	125.7%	188.8%
6/30/2010 TTM	49.0%	$62.59	$30.66	64.3%	$80.11	$51.49	131.2%	128.0%	167.9%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.

Comfort Suites – Buda, TX (2.4% of Portfolio Cut-off Date Principal Balance)

The property is a 72-room, limited service hotel located in Buda, Texas.  The property was built in 2009 and the amenities include an indoor pool, fitness center, business center and one meeting room.  The Comfort Suites – Buda, TX’s franchise agreement expires in August 2022.

Buda, Texas is located approximately 15 miles south of the Austin central business district and approximately 45 miles north of San Antonio.  Primary access to the area is provided by Interstate Highway 35, which connects the area to Austin to the north and San Antonio to the south.  Due to its location within the Austin-San Antonio Corridor, Buda is well positioned to serve the needs of the high tech research community of Austin and the retail needs of the high-volume traffic along Interstate Highway 35.  Major retail attractions in the general area include the only Cabela’s retail store within 200 miles as well as the Premium Outlets and Tanger Outlets, both located in San Marcos, approximately 12 miles to the south.  According to the appraisal, the property’s competitive set consists of six hotels, including the subject property, with a total of 401 rooms.  The demand segment for the competitive market is estimated at 67% commercial, 23% leisure and 10% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Comfort Suites – Buda, TX)(1)

	Competitive Set			Comfort Suites – Buda, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	64.1%	$96.85	$62.08	72.4%	$76.48	$55.37	113.0%	79.0%	89.2%
6/30/2011 TTM	58.6%	$92.12	$53.95	51.8%	$77.00	$39.86	88.4%	83.6%	73.9%
6/30/2010 TTM	53.8%	$88.18	$47.43	32.6%	$76.01	$24.76	60.5%	86.2%	52.2%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.
(2)	The Comfort Suites – Buda, TX opened in December 2009.

A-3-25

STARWOOD CAPITAL HOTEL PORTFOLIO

Fairfield Inn & Suites - Weatherford, TX (1.7% of Portfolio Cut-off Date Principal Balance)

The property is an 86-room, limited service hotel located in Weatherford, Texas.  The property was built in 2009 and the amenities include an indoor pool, hot tub, fitness center, business center, guest laundry, complimentary breakfast and meeting space.  The Fairfield Inn & Suites - Weatherford, TX’s franchise agreement expires in March 2029.

Weatherford, Texas is located approximately 28 miles west of the Fort Worth central business district.  Primary access to the area is provided by Interstate Highway 20, which is a major transportation route for trucking and distribution that crosses North Texas in an east/west direction.  Due to Weatherford’s long history in the oil and gas industry, many oil and gas companies, such as Gray Wireline and EMP Global have training facilities in the area and serve as major corporate demand generators.  According to the appraisal, the property’s competitive set consists of five hotels, including the subject property, with a total of 335 rooms.  The demand segment for the competitive market is estimated at 51% commercial, 32% leisure, 14% meeting and group and 2% government.

Subject and Market Historical Occupancy, ADR and RevPAR
(Fairfield Inn & Suites – Weatherford, TX)(1)

	Competitive Set			Fairfield Inn & Suites – Weatherford, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	54.4%	$82.92	$45.13	60.0%	$71.45	$42.89	110.3%	86.2%	95.0%
6/30/2011 TTM	45.7%	$82.23	$37.58	46.8%	$72.62	$33.98	102.4%	88.3%	90.4%
6/30/2010 TTM	45.3%	$84.58	$38.34	37.9%	$67.89	$25.73	83.6%	80.3%	67.1%

(1)	Information obtained from a third party hospitality report dated July 18, 2012.
(2)	The Fairfield Inn & Suites – Weatherford, TX opened in March 2009.

Comfort Inn & Suites - Paris, TX (1.5% of Portfolio Cut-off Date Principal Balance)

The property is a 56-room, limited service hotel located in Paris, Texas.  The property was built in 2009 and the amenities include an indoor pool, hot tub, business center and a fitness room.  The Comfort Inn & Suites – Paris, TX’s franchise agreement expires in August 2022.

Paris, Texas is located approximately 95 miles northeast of the Dallas central business district, 63 miles east of Sherman, Texas and 85 miles west of Texarkana, Texas.  Primary access to the area is provided by United States Highway 271, State Highway Loop 286 and United States Highway 82.  Paris is home to two hospitals, Dubuis Hospital of Paris and Paris Regional Medical Center, which serve a wide area including portions of southeastern Oklahoma.  In addition, corporate demand is driven in part by manufacturing plants for Campbell’s Soup and Kimberly Clark, among others.  According to the appraisal, the property’s competitive set consists of four hotels, including the subject property, with a total of 278 rooms.  The demand segment for the competitive market is estimated at 54% commercial, 24% leisure, 14% discount and government and 8% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Comfort Inn & Suites – Paris, TX)(1)

	Competitive Set			Comfort Inn & Suites – Paris, TX(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	36.5%	$60.95	$22.23	56.1%	$69.72	$39.10	153.8%	114.4%	175.9%
6/30/2011 TTM	35.0%	$61.73	$21.63	49.2%	$71.35	$35.10	140.4%	115.6%	162.2%
6/30/2010 TTM	37.7%	$65.17	$24.59	39.4%	$69.00	$27.22	104.5%	105.9%	110.7%

(1)	Information obtained from a third party hospitality report dated July 17, 2012.
(2)	The Comfort Inn & Suites – Paris, TX opened in July 2009.

A-3-26

STARWOOD CAPITAL HOTEL PORTFOLIO

Country Inn & Suites - Humble, TX (1.0% of Portfolio Cut-off Date Principal Balance)

The property is a 62-room, limited service hotel located in Humble, Texas.  The property was built in 2001 and the amenities include an indoor pool, fitness center, business center and one meeting room.  The Country Inn & Suites - Humble, TX’s franchise agreement expires in August 2027.

Humble, Texas is located approximately 15 miles north of the Houston central business district.  Primary access from the north and south is provided by Interstate Highway 45, United States Highway 59 or the Hardy Toll Road, and access from the east and west is provided by the Sam Houston Tollway. Local hotel demand is primarily generated by the George Bush Intercontinental Airport, approximately 6.6 miles southwest of the property, as well as local offices of businesses such as United Airlines, Siemens, Hellier, UPS, Halliburton and ExxonMobil.  According to the appraisal, the property’s competitive set consists of eight hotels, including the subject property, with a total of 519 rooms.  The demand segment for the competitive market is estimated at 57% commercial, 20% leisure, 13% government and 10% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR
(Country Inn & Suites – Humble, TX)(1)

	Competitive Set			Country Inn & Suites – Humble, TX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	63.6%	$84.95	$54.02	54.1%	$86.78	$46.96	85.1%	102.1%	86.9%
6/30/2011 TTM	56.8%	$83.24	$47.28	50.5%	$84.47	$42.65	88.9%	101.5%	90.2%
6/30/2010 TTM	57.0%	$88.55	$50.47	44.1%	$87.22	$38.51	77.5%	98.5%	76.3%

(1)	Information obtained from a third party hospitality report dated July 16, 2012.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Starwood Capital Hotel Portfolio Properties:

Cash Flow Analysis

	2010	2011	TTM 3/31/2012	U/W	U/W $ per Room
Occupancy	58.4%	68.6%	70.2%	70.1%
ADR	$90.20	$94.57	$94.20	$94.40
RevPAR	$54.95	$64.87	$66.16	$66.20

Total Revenue	$35,497,127	$43,658,837	$44,769,986	$44,680,174	$25,752
Total Department Expenses	9,541,103	10,525,475	10,652,166	10,662,999	6,146
Gross Operating Profit	$25,956,025	$33,133,362	$34,117,819	$34,017,175	$19,606

Total Undistributed Expenses	11,849,539	13,750,791	13,823,290	14,310,910	8,248

Profit Before Fixed Charges	$14,106,485	$19,382,571	$20,294,529	$19,706,265	$11,358

Total Fixed Charges	2,416,224	2,549,061	2,538,789	2,393,989	1,380
Net Operating Income	$11,690,261	$16,833,510	$17,755,740	$17,312,276	$9,978

FF&E	1,419,885	1,746,353	1,790,799	1,787,207	1,030
Net Cash Flow	$10,270,376	$15,087,157	$15,964,941	$15,525,069	$8,948

NOI DSCR	1.74x	2.50x	2.64x	2.57x
NCF DSCR	1.53x	2.24x	2.37x	2.31x
NOI DY	10.6%	15.3%	16.1%	15.7%
NCF DY	9.3%	13.7%	14.5%	14.1%

Appraisal.  As of the appraisal valuation dates ranging from June 22, 2012 to June 29, 2012, the Starwood Capital Hotel Portfolio Properties had an aggregate “as-is” appraised value of $168,200,000.

Environmental.  Following the Phase I environmental assessments dated from May 7, 2012 to May 15, 2012, the environmental consultant recommended no further material action for the Starwood Capital Hotel Portfolio Properties.

Subsequent to the Phase I environmental assessments, an Exterior Building Envelope Evaluation and Moisture Intrusion Review was performed at the Starwood Capital Hotel Portfolio Properties on August 27, 2012.  This assessment identified mold growth at 14 properties and recommended that a comprehensive remediation program be implemented.  An upfront escrow equal to 125% of the estimated remediation cost is in place (see “Escrows” below).

A-3-27

STARWOOD CAPITAL HOTEL PORTFOLIO

The Borrower.  The borrowers comprise 20 limited liability companies, each of which is a single purpose entity and has at least two independent directors (collectively the “Starwood Capital Hotel Portfolio Borrower”).  Legal counsel to the Starwood Capital Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Starwood Capital Hotel Portfolio Mortgage Loan.  The six sponsor entities, which are sub entities of Starwood Opportunity Fund VIII and Starwood Capital Hospitality Fund II, are the guarantors of certain nonrecourse carveouts under the Starwood Capital Hotel Portfolio Mortgage Loan.

The Sponsors. The sponsor consists of six entities which are sub entities of two larger Starwood funds: Starwood Opportunity Fund VIII (“Fund VIII”) and Starwood Capital Hospitality Fund II (“Fund II”).  Four of the six sponsor entities are related to Fund VIII, which is focused on opportunistic investing in real estate.  The two remaining sponsor entities are related to Fund II, which is focused on investing in limited service and luxury hotels, portfolios of hotels and hotel platforms around the globe.  Starwood Capital Group, the parent company of Fund II and Fund VIII, has invested over $12.0 billion of equity since 1991 in all asset classes and levels of the capital structure.  As of March 31, 2012, these investments have included over 2,100 hotels, 62,500 multifamily and condominium units, 31.0 million square feet of office, 15.0 million square feet of retail and 8.5 million square feet of industrial space.

Escrows.  The loan documents provide for initial deposits of $1,909,036 for real estate taxes and $1,005,750 for an environmental reserve, which represents 125% of the estimated cost to complete mold remediation at 14 properties.  The loan documents provide for monthly deposits of $159,086 for real estate taxes.  The borrower is also required to deposit monthly into an FF&E reserve account. As long as the Starwood Capital Hotel Portfolio Properties are managed under a management agreement in accordance with the loan documents, the monthly FF&E reserve will be $158,479 from October 2012 through September 2013 and thereafter will be an amount equal to 4.0% of total revenues, as calculated pursuant to the terms of the management agreement.  If the Starwood Capital Hotel Portfolio Properties are not managed under a management agreement in accordance with the loan documents, the monthly FF&E reserve will be an amount equal to 4.0% of gross revenues (as defined in the loan agreement) from the prior calendar month.  The loan documents do not require monthly escrows for insurance provided the following conditions are satisfied: (i) no event of default exists and is continuing and (ii) the borrower provides lender evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

Guaranty of Scheduled PIP.  In lieu of a deposit for costs associated with upcoming PIP work, the sponsor delivered a guaranty to the lender in connection with the completion of all PIP work, as required by the franchisors, within the time periods set forth in the loan documents.  The sponsor’s total estimated cost of the PIP work is $10,858,604 with an outside estimated completion date of October 1, 2015.

Lockbox and Cash Management. The Starwood Capital Hotel Portfolio Mortgage Loan requires a lender-controlled cash management account (“Primary Cash Management Account”), which is already in place.  The borrower established at closing a deposit account in the name of the borrower for the benefit of lender (“Deposit Account”), subject to a deposit account control agreement.  Such agreement provides that, prior to the occurrence of a Cash Trap Event Period (as defined below) all funds on deposit in the Deposit Account will be disbursed to the borrower once each business day.  Upon the occurrence of a Cash Trap Event Period, all funds on deposit in the Deposit Account will be swept once each business day to the Primary Cash Management Account.  Additionally, the borrower has directed that the manager deposit all amounts due to the borrower to the Primary Cash Management Account no later than the date on which such payments would be due to the borrower.

Furthermore, if the management agreement is terminated at any individual property, the borrower is required to set up a new lockbox account (“Clearing Account”) for such property, which shall remain in effect until a new qualified manager, as outlined in the loan documents, is in place.  The borrower is required to direct all tenants and credit card companies/banks to deliver all receipts payable with respect to the property directly into the Clearing Account.  The loan documents also require that all revenues received by the borrower or manager be deposited into the Clearing Account within one business day after receipt.  All amounts on deposit in the Clearing Account shall be swept once each business day to the Primary Cash Management Account.

Prior to the occurrence of a Cash Trap Event Period (as defined below) all excess funds on deposit in the Cash Management Account are disbursed to the borrower.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the actual debt service coverage ratio falling below 1.50x.  A Cash Trap Event Period will expire upon the cure of such event of default or the actual debt service coverage ratio being at least 1.55x for two consecutive calendar quarters.

Property Management.  The Starwood Capital Hotel Portfolio Properties are managed by Hersha Hospitality Management, L.P. (“HHM”).  HHM is a hotel management, investment and development firm that provides turn-key management, asset management and receivership solutions.  HHM currently has over 13,000 keys and over $500 million in revenues under management across 115 hotels located in 16 states and Washington, D.C.  According to the management agreement, the manager is entitled to 3.0% of total revenues.

Assumption.  The Starwood Capital Hotel Portfolio Mortgage Loan has a two-time right to transfer the Starwood Capital Hotel Portfolio Properties and cause an assumption of the loan, subject to various conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the transferee borrower is a reputable entity or person of good character, creditworthy with sufficient financial worth; (iii) the borrower pays an assumption fee in an amount equal to 0.25% of the then outstanding principal balance of the loan; (iv) the lender receives a non-consolidation opinion; and (v) rating agency confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-LC5 Certificates.

A-3-28

STARWOOD CAPITAL HOTEL PORTFOLIO

Right of First Refusal.  For four properties (Courtyard Marriott – Tyler, TX; Courtyard Marriott – Lufkin, TX; Courtyard Marriott – Wichita Falls, TX; and Fairfield Inn & Suites – Weatherford, TX), Marriott International, Inc., as franchisor, has a right of first refusal to acquire the related property if there is a transfer of hotel or controlling direct or indirect interest in the related borrower to a “competitor” (any person having an interest, other than as a passive investor, in another hotel brand comprised of at least 20 full service hotels or 50 limited service hotels).

In addition, with respect to the Holiday Inn Express – Terrell, TX property, a prior owner (the developer of an adjacent shopping center) retained a right of first refusal or offer in connection with the property if, prior to June 30, 2016, the borrower desires to transfer the property.  However, any such transfer would require lender approval, and such rights do not apply to transfers in connection with a foreclosure or deed in lieu of foreclosure.  See “Description of the Mortgage Pool – Tenant or Other Third Party Matters” in the Free Writing Prospectus.

Repurchase Option.  With respect to the Holiday Inn Express – Terrell, TX property, a prior owner (the developer of an adjacent shopping center) has the option to repurchase the property if the hotel use is discontinued for more than 60 days (other than in connection with a casualty) for an option price based on the 2006 acquisition price, plus unamortized development costs.  The exercise of the option, however, would trigger recourse liability to the guarantor.  See “Description of the Mortgage Pool – Tenant or Other Third Party Matters” in the Free Writing Prospectus.

Partial Release.  Following the second anniversary of the issuance of the Series 2012-LC5 Certificates, the Starwood Capital Hotel Portfolio Borrower is permitted to partially release any individual property in connection with either (i) the payment of all applicable yield maintenance premiums or prepayment premium equal to 1% of the principal amount being paid or (ii) a partial defeasance.  The aforementioned partial release is subject to certain conditions, including: (i) following the release, the outstanding loan balance is equal to or greater than 70% of the Original Principal Balance, or $77,000,000; (ii) having principal balance reduced by (x) 110% of the released property’s allocated loan balance if the aggregate allocated loan balance of the released properties is less than or equal to $27,500,000 or (y) 120% of the released property’s allocated loan balance if the aggregate allocated loan balance of the released properties is greater than $27,500,000; (iii) the debt service coverage ratio with respect to the remaining properties shall be no less than the greater of 2.31x and the debt service coverage ratio immediately prior to the release; and (iv) rating agency confirmation from Fitch and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-LC5 Certificates.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Starwood Capital Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-29

TRUMP TOWER COMMERCIAL CONDOMINIUM

A-3-30

TRUMP TOWER COMMERCIAL CONDOMINIUM

Trump Tower Commercial Condominium
725 Fifth Avenue
New York, NY 10022
CENTRAL PARK
Strawberry Fields
Sheep Meadow
The Mall
East Green
The Dairy
Heckscher Playground
Wollman Rink
Central Park Zoo
The Pond
Central Park South
Frick Collection
Temple Emanu-El
Hospital for Special Surgery
Sotheby's
Cornell School of Medicine
Sloan-Kettering Cancer Center
New York Weill Cornell Medical Center
Rockefeller University Hospital
Mt. Vernon Hotel Museum and Garden
68TH ST/ HUNTER COLLEGE
LEXINGTON/ 63RD ST
59TH ST/ LEXINGTON
Barneys New York
Juilliard School
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Fordham Univ. Lincoln Center Campus
John Jay Coll. - Criminal Justice
St. Lukes Roosevelt Hospital Ctr.
Time Warner Center
Columbus Circle
Museum of Arts & Design
59TH ST/ COLUMBUS CIRCLE
66TH ST/ LINCOLN CTR.
5TH AVE/ 59TH ST
Plaza Hotel
Grand Army Plaza
Apple Store, FAO Schwarz, GM Building
Fuller Building
Bergdorf Goodman, Louis Vuitton
9 West 57th
Carnegie Hall
57TH ST
Niketown New York
The Peninsula New York
St. Regis New York
Sony Wonder Technology Lab
57TH ST/ 7TH AVE
CitiSpire Center
Citigroup Center
7TH AVE/ 53RD ST
Museum of Modern Art
St. Thomas Church
5TH AVE/ 53RD ST
LEXINGTON / 53RD ST
The Paley Center for Media
666 Fifth Avenue
Midtown
St. Patrick's Cathedral
51ST ST/ LEXINGTON
Gershwin Theatre
Paramount Plaza
50TH ST
50TH ST/ BROADWAY
Radio City Music Hall
Rockefeller Center
One Worldwide Plaza
49TH ST
GE Building
Rockefeller Plaza
ROCKEFELLER CTR.
Morgan Stanley Building
Theatre District
West Side
East Side
Japan Society
East River
Imperial Theatre
Lyceum Theatre
Times Square
Shubert Theatre
Viacom Intl.
Majestic Theater
MetLife Building
Grand Central Terminal (Metro North)
United Nations Headquarters
Paramount Communications
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
Chrysler Building
42ND ST/ PORT AUTHORITY
TIMES SQ.
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Queens-Midtown Tunnel
42ND ST/ TIMES SQ.
Port Authority Bus Terminal
New York Times Building
Bryant Park
BRYANT PARK
New York Public Library
Daily News
FDR Drive
Metropolitan Opera
Republic Bank Tower
United Business Publishers Bldg.
Lefcourt Manhattan Bldg.
Fashion Center Bldg.
Midtown Station Post Office
Lefcourt State Bldg.
Garment Centre Capitol
Garment District
Bricken Arcade Bldg.
Fashion Atrium
The Morgan Library & Museum
Manhattan Center
Nelson Tower
Macy's
Herald Square
HERALD SQ
Empire State Building
PENN STATION
One Penn Plaza
33RD ST/ LEXINGTON
General Post Office
Madison Square Garden
Manhattan Mall
W 32nd St
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
28TH ST/ 7TH AV
28TH ST
28TH ST/ LEXINGTON
Chelsea Park
Chelsea
Madison Square Park
Broadway
Columbus Ave
Central Park West
West Dr
East Dr
5th Ave
Madison Ave
Park Ave
Lexington Ave
3rd Ave
2nd Ave
1st Ave
York Ave
9th Ave
8th Ave
7th Ave
6th Ave / Ave of the Americas
Park Ave South
495
Paterson
Paramus
Yonkers
NEW JERSEY
Hackensack
Mount Vernon
New Rochelle
Clifton
Englewood
Long Island Sound
Passaic
Bronx
Port Washington
East Rutherford
Great Neck
Manhasset
Lyndhurst
Secaucus
Manhattan
Hoboken
Newark
Jersey City
Queens
Brooklyn
Valley Stream
Staten Island
Atlantic Ocean

A-3-31

Trump Tower Commercial Condominium

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	AAA/Aaa			Property Type:	Office
Original Principal Balance:	$100,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$100,000,000			Location:	New York, NY
% of Initial Pool Balance:	7.8%			Size:	244,482 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$409.03
Borrower Name:	Trump Tower Commercial LLC
Sponsor:	Donald J. Trump			Year Built/Renovated:	1983/NAP
Mortgage Rate:	4.200%			Occupancy %(3):	98.7%
Note Date:	August 30, 2012			Occupancy % Source Date:	August 1, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	September 6, 2022			Property Manager:	The Trump Corporation
IO Period:	120 months
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$16,093,928 (12/31/2010)
Seasoning:	0 months			2nd Most Recent NOI (As of):	$18,068,359 (12/31/2011)
Amortization Term (Original):	NAP			Most Recent NOI (As of):	$17,857,913 (TTM 6/30/2012)
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$32,662,844
Call Protection:	L(35),D(81),O(4)			U/W Expenses:	$12,274,824
Lockbox Type:	Hard/Upfront Cash Management			U/W NOI:	$20,388,020
Additional Debt:	None			U/W NCF:	$19,633,351
Additional Debt Type:	NAP			U/W NOI DSCR:	4.79x
				U/W NCF DSCR:	4.61x
Escrows and Reserves:				U/W NOI Debt Yield:	20.4%
				U/W NCF Debt Yield:	19.6%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$480,000,000
Taxes	$1,317,680	$439,227	NAP	As-Is Appraisal Valuation Date:	March 1, 2012
Insurance	$173,340	$34,668	NAP	Cut-off Date LTV Ratio:	20.8%
Replacement Reserves(1)	$0	$0	NAP	LTV Ratio at Maturity or ARD:	20.8%
TI/LC(1)	$0	$0	NAP
Debt Service(2)	$823,895	$0	NAP

(1)
In lieu of monthly deposits, replacement reserves and TI/LC reserves are guaranteed by sponsor, which the guaranty is capped at $8.0 million combined, except with respect to lease termination payments, which are not subject to the cap.

(2)	This reserve will be utilized to cover debt service, real estate tax reserve and insurance reserve payments due for the monthly payment date in October 2012.
(3)	The Trump Commercial Condominium property is 98.7% occupied, including sponsor-affiliated space, which is being underwritten as vacant, as there is no current rent associated with such space.

The Mortgage Loan.  The mortgage loan (the “Trump Tower Commercial Condominium Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the commercial condominium unit (the “Trump Tower Commercial Condominium Property”) in a Class A office tower, located on Fifth Avenue between 56th and 57th Streets in New York, New York (the “Trump Tower”).  The Trump Tower Commercial Condominium Mortgage Loan was originated on August 30, 2012 by Ladder Capital Finance LLC.  The Trump Tower Commercial Condominium Mortgage Loan had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and accrues interest at an interest rate of 4.200% per annum.  The Trump Tower Commercial Condominium Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the full term of the Trump Tower Commercial Condominium Mortgage Loan.  The Trump Tower Commercial Condominium Mortgage Loan will mature on September 6, 2022.  The proceeds of the Trump Tower Commercial Condominium Mortgage Loan were used to refinance $26.9 million of existing debt that was previously securitized in GMACC 1998-C1, pay closing costs of approximately $5.2 million and to return approximately $67.9 million of equity to the sponsor.

Following the lockout period, and before the date that the Trump Tower Commercial Condominium Mortgage Loan becomes prepayable without penalty, the borrower has the right to defease the Trump Tower Commercial Condominium Mortgage Loan in whole, but not in part. The Trump Tower Commercial Condominium Mortgage Loan is prepayable without penalty on or after June 6, 2022.

A-3-32

TRUMP TOWER COMMERCIAL CONDOMINIUM

The Property.  The Trump Tower Commercial Condominium Property was constructed in 1983 and contains 244,482 square feet of office and retail space, located on the first 27 floors (inclusive of the ground floor and one floor of below grade space) of Trump Tower. There are no 6th through 13th floors in the building. Instead, the 13 floors above the 5th floor are designated as the 14th to the 26th floors and are occupied by office tenants. Two floors, designated as the 27th and 28th floors, house the mechanical facilities and separate the Trump Tower Commercial Condominium Property from the residential floors. Residential condominiums, which are not part of the collateral, occupy the upper 39 floors, which are designated as the 29th to 68th floors. The office space represents 75.6% of the square footage and the retail space (which is located on the ground floor, the below grade floor and floors two through four) represents 24.4% of the square footage. The retail space is primarily used as Gucci America’s flagship store in the United States. As of August 1, 2012, the Trump Tower Commercial Condominium Property was 98.7% occupied (including space occupied by sponsor affiliates) to 21 tenants.

The following table presents certain information relating to the tenancies at the Trump Tower Commercial Condominium Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Gucci America(2)	NR/NR/NR	48,667	19.9%	$384.40	$18,707,699	63.3%	2/28/2026
Industrial and Commercial Bank of China (“ICBC”)	NR/NR/NR	20,404	8.3%	$95.48	$1,948,180	6.6%	10/31/2019

Marc Fisher	NR/NR/NR	14,256	5.8%	$90.00	$1,283,040	4.3%	10/31/2018
Marcraft Apparel Group	NR/NR/NR	13,733	5.6%	$70.00	$961,310	3.3%	6/30/2015

CONCACAF	NR/NR/NR	13,733	5.6%	$62.00	$851,446	2.9%	12/31/2015
The Trump Corporation (and affiliates)(3)	NR/NR/NR	74,916	30.6%	$0.00	$0	0.0%	Various
Total Major Tenants		185,709	76.0%	$214.38(4)	$23,751,675	80.4%

Non-Major Tenants		55,648	22.8%	$103.91	$5,782,251	19.6%

Occupied Collateral		241,357	98.7%	$177.44(4)	$29,533,926	100.0%

Vacant Space		3,125	1.3%

Collateral Total		244,482	100.0%

(1)
The Annual U/W Base Rent for Gucci America includes a $853,007 rent step on August 1, 2013. Gucci rent steps annually based on CPI in August.  Minimum increases for every 3-year term (the current 3-year term runs from 8/1/2010 - 8/1/2013) is 9.5% with a maximum increase of 10.5%.  The minimum increase on August 1, 2013 is 4.78% (aggregate 3-year increase of 9.5%).  The 4.78% increase is underwritten in the rent step increase. The Annual U/W Base Rent for Marc Fisher includes a $71,280 rent step on January 1, 2013. The Annual U/W Base Rent for Marcraft Apparel Group includes a $54,932 rent step on July 1, 2013.

(2)
Gucci America occupies 6,060 square feet of ground floor retail space, 6,817 square feet of below grade garden level space, 8,796 square feet of retail space on the second floor, 13,497 square feet of retail space on the third floor and 13,497 square feet of retail space on the fourth floor.

(3)
A portion of the office and retail space is occupied by affiliates of the sponsor.  There is a lease for the below grade space, which is occupied by the Trump Restaurant and expires on December 31, 2013.  There is a license agreement for floors seven and eight for Trump Apprentice, which is used for filming, housing and crew for a reality television show on NBC called “The Celebrity Apprentice”.  Also there is a lease for portions of floors 15 and 16 and all of 25 and 26 with The Trump Corporation, which houses their world headquarters and expires on August 31, 2027.  These leases/license agreements do not require rental payments, with the exception of percentage rent for the Trump Restaurant and a future rental payment of $75.00 per square foot per annum for portions of floors 15 and 16 and all of floors 25 and 26 upon an acceleration of the Trump Tower Commercial Condominium Mortgage Loan, unless the landlord elects to require rental payments earlier; provided that The Trump Corporation is not obligated to pay any fixed rent or additional rent following the date on which it vacates and surrenders the leased premises in accordance with its lease, which it is entitled to do at any time during the term of such lease.

(4)	Excludes the square footage occupied by The Trump Corporation (and affiliates).

A-3-33

TRUMP TOWER COMMERCIAL CONDOMINIUM

The following table presents certain information relating to the lease rollover schedule at the Trump Tower Commercial Condominium Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012(4)	1	0	0.0%	0	0.0%	$191,280	$0.00
2013	2	5,020	2.1%	5,020	2.1%	$578,180	$115.18
2014	1	974	0.4%	5,994	2.5%	$68,180	$70.00
2015	3	33,640	13.8%	39,634	16.2%	$2,590,680	$77.01
2016	2	14,253	5.8%	53,887	22.0%	$1,227,014	$86.09
2017	1	2,923	1.2%	56,810	23.2%	$244,172	$83.53
2018	3	25,299	10.3%	82,109	33.6%	$2,551,834	$100.87
2019	1	20,404	8.3%	102,513	41.9%	$1,948,180	$95.48
2020	2	3,527	1.4%	106,040	43.4%	$228,152	$64.69
2021	2	7,634	3.1%	113,674	46.5%	$733,555	$96.09
2022	0	0	0.0%	113,674	46.5%	$0	$0.00
Thereafter	2	52,767	21.6%	166,441	68.1%	$19,172,699	$363.35
Vacant(5)	0	78,041	31.9%	244,482	100.0%	$0	$0.00
Total/Weighted Average	20	244,482	100.0%			$29,533,926	$177.44

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	This includes a jewelry kiosk located in the building lobby for which no square footage has been allocated.
(5)	Vacancy includes 74,916 square feet currently occupied by sponsor-affiliates. Actual vacancy includes two spaces totalling 3,125 square feet.

The following table presents historical occupancy percentages at the Trump Tower Commercial Condominium Property:

Historical Occupancy Percentages(1)

12/31/2010	12/31/2011	6/31/2012

92%	99%	99%

(1)	Information obtained from borrower financials.

A-3-34

TRUMP TOWER COMMERCIAL CONDOMINIUM

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Trump Tower Commercial Condominium Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent(1)	$25,199,126	$26,899,125	$28,057,253	$29,533,926	$120.80
Grossed Up Vacant Space(2)	0	0	0	8,504,415	34.79
Total Reimbursables(3)	410,417	554,139	596,149	1,823,824	7.46
Other Income	829,609	1,936,283	1,614,961	1,305,094	5.34
Less Vacancy & Credit Loss(2)	0	0	0	(8,504,415)	(34.79)
Effective Gross Income	$26,439,152	$29,389,547	$30,268,363	$32,662,844	$133.60

Total Operating Expenses(4)	$10,345,224	$11,321,188	$12,410,450	$12,274,824	$50.21

Net Operating Income	$16,093,928	$18,068,359	$17,857,913	$20,388,020	$83.39
TI/LC	0	0	0	687,290	2.81
Capital Expenditures	0	0	0	67,379	0.28
Net Cash Flow	$16,093,928	$18,068,359	$17,857,913	$19,633,351	$80.31

NOI DSCR	3.78x	4.24x	4.19x	4.79x
NCF DSCR	3.78x	4.24x	4.19x	4.61x
NOI DY	16.1%	18.1%	17.9%	20.4%
NCF DY	16.1%	18.1%	17.9%	19.6%

(1)	U/W Base Rent includes $1,037,871 in rent steps through August 1, 2013.
(2)	The UW vacant rental income includes $8,223,165 associated with sponsor-affiliated tenancy.
(3)
Total reimbursables are based on the terms of the leases, which includes reimbursements over base year real estate taxes.  The Trump Tower Commercial Condominium Property currently receives an Industrial and Commercial Incentive Program (“ICIP”) exemption, which is scheduled to expire after the 2015/2016 tax year.  Underwritten real estate taxes are based upon full assessed value.

(4)
Historical expenses include a significant amount of security and other contract services associated with the Trump businesses (including other Trump property locations, Trump license business, and Trump personal expenses) are included in the contract services.  Underwritten contract services expense is consistent with appraiser’s estimate and is based upon comparable buildings in the market including real estate only expenses.  The historical expenses exclude security associated with Donald J. Trump’s personal services, but does not exclude other contract services associated with the Trump businesses and other real estate properties.  Underwritten expenses also include the fully assessed value for real estate taxes.

Appraisal.  As of the appraisal valuation date of March 1, 2012, the Trump Tower Commercial Condominium Property had an “as-is” appraised value of $480,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated March 12, 2012, there was no evidence of any recognized environmental conditions.  Due to the age of the Trump Commercial Condominium Property, an Asbestos Operations & Maintenance Program was put in place.

Market Overview and Competition.  According to the appraisal, the Trump Tower Commercial Condominium Property is located in the Midtown Manhattan office market and further defined within the Madison/Fifth Avenue submarket.  Based on the appraisal, average submarket asking rent was $101.41 per square foot, which is an increase from year-end 2010 when asking rents were reported as $97.18 per square foot.  Based on the appraisal, the average submarket vacancy was 13.5%, down from 15.9% from year-end 2010.

Competitive Set(1)

	725 Fifth Avenue (Subject)	712 Fifth Avenue	717 Fifth Avenue	767 Fifth Avenue	520 Madison Avenue	550 Madison Avenue
Market	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY
Distance from Subject	--	0.0 miles	0.1 miles	0.1 miles	0.2 miles	0.1 miles
Property Type	CBD Office/Retail	CBD Office	CBD Office	CBD Office	CBD Office	CBD Office
Year Built/Renovated	1983/NAP	1990/NAP	1958/1995	1968/NAP	1982/NAP	1982/NAP
Total GLA	244,482 SF	457,281 SF	405,192 SF	1,637,379 SF	849,600 SF	620,000 SF
Total Occupancy	99%(2)	69%	80%	97%	85%	100%

(1)	Information obtained from the appraisal dated March 1, 2012.
(2)	Subject occupancy includes space leased to sponsor-affiliated tenancy.

The Borrower.  The borrower is Trump Tower Commercial LLC, a New York limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Trump Tower Commercial Condominium Mortgage Loan.  The borrower is indirectly owned 100% by Donald J. Trump.  Donald J. Trump is the guarantor of certain nonrecourse carveouts and reserves under the Trump Tower Commercial Condominium Mortgage Loan.

A-3-35

TRUMP TOWER COMMERCIAL CONDOMINIUM

The Sponsor.  The sponsor is Donald J. Trump.  Mr. Trump has significant commercial real estate holdings worldwide including interests in office, retail, residential, golf-clubs and hospitality properties in markets including New York, San Francisco, Florida, Washington D.C. and Scotland. As of June 30, 2011, Mr. Trump reports a net worth in excess of $4.2 billion and liquidity in excess of $250 million.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $1,317,680 for real estate taxes, $173,340 for insurance premiums and $823,895 for the first month’s debt service and real estate tax and insurance reserve deposits.

The loan documents require monthly escrows for real estate taxes and insurance.  In lieu of monthly escrows for TI/LCs and Replacement Reserves, the sponsor has provided a personal guaranty which is capped at $8.0 million (except with respect to lease termination payments, which are not subject to the cap).

Lockbox and Cash Management.  The Trump Tower Commercial Condominium Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the tenants are directed to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Trump Tower Commercial Condominium Property be deposited into the lockbox account. Provided no Sweep Event Period (as defined below) has occurred and is continuing, after the deposit of monthly escrows for real estate taxes and insurance and funds necessary for the payment of monthly debt service, all excess cash flow is returned to the borrower.

Upon the occurrence and during the continuance of a Sweep Event Period, excess cash flow is trapped by the lender and shall be disbursed to the borrower to pay approved operating expenses, extraordinary expenses approved by the lender and capital expenditures and TI/LCs requested by the borrower subject to satisfaction of disbursement conditions set forth in the loan documents. Additionally, if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the accounts to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Sweep Event Period” will commence upon: (i) the occurrence of an event of default under the Trump Tower Commercial Condominium Mortgage Loan, (ii) the DSCR being less than 1.75x, (iii) the occurrence of an event of default under the property management agreement, (iv) the date Gucci America or any other tenant occupying more than 68,116 square feet at the Trump Tower Commercial Condominium Property or constituting more than 25% of the total annual rents (each, a “Significant Tenant”) ceases to conduct its normal business operations at substantially all of its leased premises for a period of time in excess of 30 days, or (v) the date any Significant Tenant (or its parent, if applicable) becomes insolvent or a debtor in any bankruptcy proceeding.

A Sweep Event Period will expire: (i) if due to an event of default, when there is a cure of such event of default prior to acceleration of the loan by the lender; (ii) if due to the DSCR being less than 1.75x, when the DSCR is at least 1.75x for two consecutive quarters; (iii) if due to an event of default under the property management agreement, when there is a cure of such event of default or replacement of the manager pursuant to the terms of the loan agreement; (iv) if due to a Significant Tenant ceasing to conduct its normal business operations at substantially all of its leased premises in excess of 30 days, when such Significant Tenant resumes conducting its normal business operations in so much of its leased premises as is sufficient to cause the DSCR for the Trump Tower Commercial Condominium Mortgage Loan to be at least 1.75x for two consecutive calendar quarters or such tenant is replaced by a tenant acceptable to the lender under a lease acceptable to the lender for a term of not less than five years at prevailing market rates for at least as much of the applicable space as is sufficient to cause the DSCR for the Trump Tower Commercial Condominium Mortgage Loan to be at least 1.75x for two consecutive quarters, and such replacement tenant has accepted all of its space, is paying full, unabated rent, is conducting its normal business operations at substantially all of its leased premises, and has delivered an estoppel certificate in substantially the form required pursuant to such tenant’s lease or otherwise reasonably acceptable to the lender; and (v) if due to the insolvency or bankruptcy of any Significant Tenant (or its parent, if applicable), (a) if such Sweep Event Period is as a result of a bankruptcy action and the filing of an involuntary petition against such Significant Tenant with respect to which such Significant Tenant neither solicited nor caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within ninety days of such filing, provided that, in the lender’s reasonable opinion, such filing (after dismissal or discharge) does not materially and adversely affect the borrower’s ability to perform its obligations under the loan documents, (b) if such Sweep Event Period is as a result of the insolvency of such Significant Tenant, upon such Significant Tenant becoming solvent (pursuant to or acknowledged by a court of competent jurisdiction) for a period in excess of sixty days, or (c) when such Significant Tenant is replaced by a tenant acceptable to the lender under a lease acceptable to the lender for a term of not less than five years at prevailing market rates for at least as much of the applicable space as is sufficient to cause the DSCR for the Loan to be at least 1.75x for two consecutive quarters, and such replacement tenant has accepted all of its space, is paying full, unabated rent, is conducting its normal business operations at substantially all of its leased premises, and has delivered an estoppel certificate in substantially the form required pursuant to such tenant’s lease or otherwise reasonably acceptable to the lender.

Property Management.  The Trump Tower Commercial Condominium Property is managed by The Trump Corporation, an affiliate of the borrower.

A-3-36

TRUMP TOWER COMMERCIAL CONDOMINIUM

Assumption.  The Trump Tower Commercial Condominium Mortgage Loan borrower has a one-time right to transfer the Trump Tower Commercial Condominium Property and cause an assumption of the Trump Tower Commercial Condominium Mortgage Loan (and an additional one-time right to a transfer of the Trump Tower Commercial Condominium Property to, and an assumption of the Trump Tower Commercial Condominium Mortgage Loan by, a single purpose entity affiliated with sponsor (a “Sponsor Affiliate Assumption”)) provided that no event of default has occurred and is continuing and that certain other conditions are satisfied, including: (i) payment of an assumption fee of 1.0% of the outstanding principal balance of the Trump Tower Commercial Condominium Mortgage Loan (except that no assumption fee is due in connection with a Sponsor Affiliate Assumption); (ii) the transferee and its property manager satisfying certain criteria set forth in the loan documents (except that, with respect to a Sponsor Affiliate Assumption, The Trump Corporation shall continue to manage the Trump Tower Commercial Condominium Property); and (iii) receipt by the lender of a confirmation that such transfer and assumption will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the Series 2012-LC5 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Trump Tower Commercial Condominium Property. The loan documents also require business interruption insurance covering no less than the 18-month period from the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-37

100 CHURCH STREET

A-3-38

100 CHURCH STREET

100 Church Street
100 Church Street
New York, NY 10007
Manhattan
Brooklyn
Hudson River
East River
West Village
Greenwich Village
NoHo
SoHo
Nolita
Little Italy
Lower East Side
Chinatown
Tribeca
Financial District
Battery Park City
Washington Square
Washington Arch
New York University
Cooper Union
Museum of Comic and Cartoon Art
NYC Fire Museum
Holland Tunnel
Canal St
Grand St
Spring St
W Houston St
Worth St
Chambers St
Vesey St
Fulton St
Maiden Ln
West St
Church St
West Broadway
Broadway
Lafayette St
Bowery
St James Pl
Catherine St
East Broadway
Madison St
Delancey St
Manhattan Bridge
Brooklyn Bridge
FDR Drive
Brooklyn-Queens Expwy
Brooklyn-Battery Tunnel
Columbus Park
Coleman Square Playground
Seward Park
City Hall Park
Gov. Nelson A. Rockefeller Park
James J. Walker Park
Battery Park
World Financial Center Plaza
World Financial Center
New York Commodities Exchange
7 World Trade Ctr
1 World Trade Ctr (Under Const.)
National September 11 Memorial
Pace University
NY Downtown Hospital
NYC City Hall
1 Police Plaza (NYC Police HQ)
US District Court
US Justice Department
Ted Weiss Federal Bldg.
New Amsterdam Theatre
33 Thomas Street
388 Greenwich Street
BMCC Tribeca Performing Arts Center
Federal Reserve Bank
1 Chase Manhattan Plaza
60 Wall Street
Trinity Church
NY Stock Exchange
South Street Seaport
Fulton Market
Museum of Jewish Heritage
Castle Clinton Natl. Monument
Fort Amsterdam
1 New York Plaza
Whitehall Terminal (South Ferry)
Staten Island
Bronx
Queens
Brooklyn
Manhattan
Atlantic Ocean

A-3-39

100 Church Street

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Office
Original Principal Balance(1):	$80,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$80,000,000			Location:	New York, NY
% of Initial Pool Balance:	6.3%			Size:	1,099,455 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(1):	$209.19
Borrower Name:	100 Church Fee Owner LLC
Sponsor:	SL Green Realty Corp.			Year Built/Renovated:	1958/2012
Mortgage Rate:	4.675%			Occupancy %(7):	84.4%
Note Date:	June 15, 2012			Occupancy % Source Date:	May 31, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	July 1, 2022			Property Manager:	SLG Management Company LLC
IO Period:	24 months
Loan Term (Original):	120 months			3rd Most Recent NOI (As of)(8):	$7,736,015 (12/31/2010)
Seasoning:	2 months			2nd Most Recent NOI (As of)(8):	$9,417,449 (12/31/2011)
Amortization Term (Original):	360 months			Most Recent NOI (As of)(8):	$12,964,358 (TTM 5/31/2012)
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$34,666,141
Call Protection:	L(26),D(90),O(4)			U/W Expenses:	$14,014,379
Lockbox Type:	Hard/Springing Cash Management			U/W NOI(8):	$20,651,762
Additional Debt(1):	Yes			U/W NCF(8):	$19,040,909
Additional Debt Type(1):	Pari Passu			U/W NOI DSCR(1):	1.45x
				U/W NCF DSCR(1):	1.33x
Escrows and Reserves:				U/W NOI Debt Yield(1):	9.0%
				U/W NCF Debt Yield(1):	8.3%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(9):	$391,000,000
Taxes(2)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 11, 2012
Insurance(3)	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(9):	58.8%
Replacement Reserves(4)	$0	Springing	$443,256	LTV Ratio at Maturity or ARD(1)(9):	50.5%
Tenants Specific Letter of Credit(5)	$39,440,494	$0	NAP
Earnout Letter of Credit(6)	$20,000,000	$0	NAP

(1)
The 100 Church Street Mortgage Loan Combination, totalling $230,000,000, is comprised of two pari passu components (Notes A-1 and A-2).  Note A-2, (the “100 Church Street Mortgage Loan”), had an original balance of $80,000,000, has an outstanding principal balance as of the Cut-off Date of $80,000,000 and will be contributed to the WFCM 2012-LC5 Trust.  Note A-1, (the “100 Church Street Pari Passu Companion Mortgage Loan”) had an original balance of $150,000,000 and was contributed to the WFRBS 2012-C8 Trust.  All presented statistical information related to balances per square foot, LTV, DSCR and debt yields are based on the 100 Church Street Mortgage Loan Combination. See also pledge described in “Assumption” below.

(2)	Monthly tax deposits are not required as long as no event of default has occurred and is continuing and the borrower has provided the lender with proof of full payment within a timely manner.
(3)
Monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.

(4)	Monthly deposits of $18,469 will commence July 1, 2014, subject to a cap of $443,256.
(5)
The sponsor posted a letter of credit for tenant improvements, leasing commissions and free rent for the following tenants:  City of New York, HF Management Services, LLC, Interactive Data Corporation (“IDC”) and Lenard A. Farber MD, PLLC.  See “Letters of Credit” and “IDC TI/LC Guaranty” below for additional information.

(6)
The Earnout Letter of Credit will be subject to reduction upon satisfaction of the “Earnout Requirements”, which shall mean either (i) the execution of a lease or lease amendment with the City of New York for the expansion (the “City of New York Expansion”) of their space (on terms set forth in the loan documents and will result in an NOI Debt Yield for the 100 Church Street Mortgage Loan Combination of no less than 9.7% and the Earnout Letter of Credit shall be reduced to zero) or (ii) the Earnout Requirement may be exercised up to six times during the loan term, and shall mean: (a) execution of a lease with any tenant for all or any space that is vacant at any time (any such leased space, an “Earnout Space”) which lease is approved or deemed approved by the lender; and (b) the 100 Church Street property would achieve a minimum NOI Debt Yield for the 100 Church Street Mortgage Loan Combination of no less than 9.7%, taking into account income from the Earnout Space provided that in no event will the borrower be entitled to obtain a reduction of the Earnout Letter of Credit unless such reduction is an amount of at least $2.5 million and in increments of $2.5 million. Upon achieving the Earnout Requirements for any of the available requests, the Earnout Letter of Credit shall be reduced to an amount equal to (x) $230.0 million minus (y) (NOI divided by 9.7%).  If the Earnout Requirements are not fully achieved during the loan term, the remaining proceeds of the Earnout Letter of Credit may be used to pay down the outstanding loan balance at loan maturity.  Assuming the As-Is Appraised Value and the full $20.0 million Earnout Letter of Credit is applied to the balloon balance at maturity, the LTV Ratio for the 100 Church Street Mortgage Loan Combination at Maturity is 45.4%.

(7)
IDC is required to take 13,868 square feet of additional space on a to be determined date between April 2013 and April 2014. This space is included in the calculation of occupancy. The City of New York is currently negotiating an expansion into an additional 131,946 square feet, which is not included in the occupancy calculation.

(8)
The 100 Church Street property was 41.0% leased at the time of the SL Green Realty Corp. acquisition in early 2010.  A $22.0 million capital improvement program was implemented to reposition the property, resulting in over 500,000 square feet of leases being executed.  As of May 31, 2012, the property was 84.4% leased.

(9)
The appraisal presented a “Stabilized Value with the City of New York Expansion” of $429,000,000.  Based on the “Stabilized Value with the City of New York Expansion”, the Cut-off Date LTV Ratio is 53.6% and the LTV Ratio at Maturity is 46.0% for the 100 Church Street Mortgage Loan Combination.

A-3-40

100 CHURCH STREET

The Mortgage Loan.  The mortgage loan (the “100 Church Street Mortgage Loan Combination”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 21-story office building, located on the full city block bounded by Church Street, West Broadway, Barclay Street and Park Place in New York, New York (the “100 Church Street Property”).  The 100 Church Street Mortgage Loan Combination was originated on June 15, 2012 by Wells Fargo Bank, National Association.  The 100 Church Street Mortgage Loan Combination had an original principal balance of $230,000,000 and accrues interest at an interest rate of 4.675% per annum.  The 100 Church Street Mortgage Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter will require payments of interest and principal based on a 30-year amortization schedule.  The 100 Church Street Mortgage Loan Combination matures on July 1, 2022.  The 100 Church Street Mortgage Loan Combination was bifurcated into two pari passu loan notes (Notes A-1 and A-2).  Note A-2 (the “100 Church Street Mortgage Loan”) had an original balance of $80,000,000, has an outstanding balance as of the Cut-off Date of $80,000,000 and Note A-1 (the “100 Church Street Pari Passu Companion Mortgage Loan”) had an original principal balance of $150,000,000, and was contributed to the WFRBS 2012-C8 Trust.  Note A-2, but not the related pari passu Note A-1, will be contributed to the Wells Fargo Commercial Mortgage Trust 2012-LC5.  See “Description of the Mortgage Pool – Split Loan Structures – The 100 Church Street Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund – Servicing of the Non-Serviced Pari Passu Mortgage Loans” in the Free Writing Prospectus.  The WFRBS 2012-C8 Trust is the controlling trust with regards to the 100 Church Street Mortgage Loan Combination. The proceeds of the 100 Church Street Mortgage Loan Combination were used to refinance $139.7 million of existing debt, pay-off a $10.0 million note held by Wells Fargo Bank, National Association, post approximately $59.4 million of letters of credit, pay approximately $3.6 million of closing costs and return approximately $17.3 million of equity to the sponsor.

Following the lockout period, the borrower has the right to defease the 100 Church Street Mortgage Loan Combination in whole, but not in part, on any due date before the scheduled maturity date. In addition, the 100 Church Street Mortgage Loan Combination is prepayable without penalty on or after April 1, 2022.

The Property.  The 100 Church Street Property is a 21-story office building containing approximately 1,099,455 rentable square feet, of which 96.7% (1,063,436 square feet) is office space and the remaining 3.3% (36,019 square feet) is ground-floor retail space. The 100 Church Street Property was constructed in 1958 and is nearing completion of an approximate $22.0 million renovation including a complete upgrade of the lobby, full window replacements, elevator modernization, new cooling tower, facade repairs and leasing related capital improvements. As of May 31, 2012, the property was 84.4% leased to 15 tenants.

A-3-41

100 CHURCH STREET

The following table presents certain information relating to the tenancies at the 100 Church Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
City of New York(2)	AA/Aa2/NR	372,519(3)	33.9%	$32.45	$12,087,146(4)	37.5%	3/31/2034(5)(6)
HF Management Services, LLC(7)	NR/NR/NR	230,394	21.0%	$30.00	$6,912,694(8)	21.5%	3/31/2032
State of New York	NR/Aa2/AA	89,514	8.1%	$33.25	$2,976,341(9)	9.2%	4/30/2021(10)
Centerline Affordable Housing Advisors, LLC	NR/NR/NR	57,945	5.3%	$49.17	$2,849,156	8.8%	12/31/2026
Interactive Data Corporation	NR/NR/NR	64,529(11)	5.9%	$41.90	$2,703,822	8.4%	11/30/2024
Niche Media Holdings, LLC	NR/NR/NR	45,419	4.1%	$37.00	$1,680,503	5.2%	4/30/2018
Total Major Tenants		860,320	78.2%	$33.95	$29,209,660	90.7%

Non-Major Tenants		67,242	6.1%	$44.51	$2,992,710	9.3%

Occupied Collateral		927,562	84.4%	$34.72	$32,202,370	100.0%

Vacant Space		171,893	15.6%

Collateral Total		1,099,455	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The City of New York’s space is occupied by The New York City Law Department.  The New York City Law Department is responsible for all legal affairs of the City of New York. The New York City Law Department represents the City of New York, the mayor and other elected officials in all affirmative and defensive civil litigation as well as juvenile delinquency prosecutions brought in family court and administrative code enforcement proceedings brought in criminal court.

(3)	The City of New York is currently negotiating an expansion into an additional 131,946 square feet, which has been classified as vacant for underwriting purposes.
(4)	The Annual U/W Base Rent was derived by averaging the annual contractual rental increases through the lease term. The current in-place rent is $33.33 per square foot.
(5)
The City of New York recently executed a lease extension which will commence on November 1, 2013 and expire on March 31, 2034.  Under the terms of the lease extension, rent payments are not required from November 1, 2013 until March 31, 2014.  Rent payments commence on April 1, 2014 and a $4,708,333 letter of credit is allocated to tenant’s free rent period.

(6)
The City of New York has the right to terminate its lease in whole or in part after April 1, 2026 subject to 18 months notice and a payment of unamortized tenant improvements and leasing commissions.  The tenant has the option to renew for two consecutive terms in either five- or ten-year increments for any and all space, on a floor-by-floor basis at the then fair market rental value (“FMV”).  The tenant has the option to renew any non-contiguous floors on a full floor basis up to a maximum additional term of fifteen years at FMV.

(7)	HF Management Services, LLC is a non-profit managed care organization that provides healthcare coverage to individuals and families through a variety of government sponsored health insurance programs.
(8)
Rent payments for 57,817 square feet are not required from February 1, 2012 through February 28, 2013.  Rent payments commence on March 1, 2013 and a $1,430,973 letter of credit is allocated to the tenant’s free rent period.

(9)	Annual U/W Base Rent was derived by averaging the annual contractual rental increases through the lease term. The current in-place rent is $29.95 per square foot.
(10)	The State of New York has the right to terminate its lease on or by April 30, 2018 with no less than 12 months notice and payment of an approximate $3.5 million termination fee.
(11)
IDC is required to take 13,868 square feet of additional space on the eleventh floor (the “IDC Expansion”) on a to be determined date between April 2013 and April 2014.  The IDC Expansion is included in Annual U/W Base Rent.  Rent payments for 50,661 square feet are not required from April 1, 2013 until September 30, 2013 and rent payments commence on October 1, 2013.  A $795,099 letter of credit is allocated to tenant’s free rent period as well as rent that would have been collected assuming the tenant was in possession and paying full rent on the IDC Expansion from the period between June 15, 2012 and April 1, 2013.

A-3-42

100 CHURCH STREET

The following table presents certain information relating to the lease rollover schedule at the 100 Church Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	1	1	0.0%	1	0.0%	$0	0.0%	$0.00
2012	0	0	0.0%	1	0.0%	$0	0.0%	$0.00
2013	0	0	0.0%	1	0.0%	$0	0.0%	$0.00
2014	0	0	0.0%	1	0.0%	$0	0.0%	$0.00
2015	0	0	0.0%	1	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	1	0.0%	$0	0.0%	$0.00
2017	1	2,799	0.3%	2,800	0.3%	$165,141	0.5%	$59.00
2018	2	54,061	4.9%	56,861	5.2%	$1,924,207	6.0%	$35.59
2019	0	0	0.0%	56,861	5.2%	$0	0.0%	$0.00
2020	0	0	0.0%	56,861	5.2%	$0	0.0%	$0.00
2021	4	93,778	8.5%	150,639	13.7%	$3,133,848	9.7%	$33.42
2022	0	0	0.0%	150,639	13.7%	$0	0.0%	$0.00
Thereafter	13	776,923	70.7%	927,562	84.4%	$26,979,174	83.8%	$34.73
Vacant	0	171,893	15.6%	1,099,455	100.0%	$0	0.0%	$0.00
Total/Weighted Average	21	1,099,455	100.0%			$32,202,370	100.0%	$34.72

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	One square foot is representative of a cellular tower lease. No related rent has been underwritten.

The following table presents historical occupancy percentages at the 100 Church Street Property:

Historical Occupancy Percentages(1)

12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011
37%	39%	41%	60%	71%

(1)	Information obtained from borrower financials.

Historical Average Base Rent (PSF)(1)

12/31/2009(1)	12/31/2010(2)	12/31/2011(2)
$32.73	$28.00	$32.62

(1)
The sponsor acquired the property in January 2010, and the previous owner only provided annualized March 2009 financials.  Historical average base rent (PSF) figures are based on the borrower’s provided annualized base rental figures and total square footage of 1,099,455.

(2)	Historical average base rent (PSF) is based on borrower provided base rental income figures and total square footage of 1,099,455.

A-3-43

100 CHURCH STREET

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 100 Church Street Property:

Cash Flow Analysis(1)

	2010	2011	TTM 5/31/2012	U/W	U/W $ per SF
Base Rent	$18,472,036	$25,460,507	$28,371,674	$32,202,370	$29.29
Grossed Up Vacant Space	0	0	0	5,496,858	5.00
Total Reimbursables	993,018	1,922,275	2,389,236	2,463,771	2.24
Other Income	82,640	26,213	50,423	0	0.00
Less Vacancy & Credit Loss(2)	(898,215)	(6,291,874)	(5,948,737)	(5,496,858)	(5.00)
Effective Gross Income	$18,649,479	$21,117,121	$24,862,596	$34,666,141	$31.53

Total Operating Expenses(3)	$10,913,464	$11,699,672	$11,898,238	$14,014,379	$12.75

Net Operating Income	$7,736,015	$9,417,449	$12,964,358	$20,651,762	$18.78
TI/LC	0	0	0	1,389,230	1.26
Capital Expenditures	0	0	0	221,623	0.20
Net Cash Flow	$7,736,015	$9,417,449	$12,964,358	$19,040,909	$17.32

NOI DSCR(4)	0.54x	0.66x	0.91x	1.45x
NCF DSCR(4)	0.54x	0.66x	0.91x	1.33x
NOI DY(4)	3.4%	4.1%	5.6%	9.0%
NCF DY(4)	3.4%	4.1%	5.6%	8.3%

(1)
The 100 Church Street Property was 41.0% leased at the time of the sponsor’s acquisition in early 2010.  The 100 Church Street Property was 71.0% leased by year-end 2011 and reached the current occupancy of 84.4% in May 2012.

(2)	Historical Vacancy and Credit Loss reflects free rent attributed to leases with HF Management Services, LLC, the State of New York and Lenard A. Farber MD, PLLC.
(3)
The 100 Church Street Property is subject to an Industrial and Commercial Incentive Program (“ICIP”) tax abatement that started in 2008/2009 and begins phasing down by 20.0% per year beginning in 2017/2018 and the property will be fully assessed by 2021/2022.  The appraiser estimates the tax liability will increase by $2.8 million from the 2011/2012 tax liability when the ICIP expires in 2021/2022.  The expiration of the ICIP is mitigated by: (i) approximately 70.7% of the net rentable area is currently leased to tenants with leases that extend beyond 2022; and (ii) all of the signed leases at the property are structured as modified gross; therefore, the incremental tax increases will be passed-through to the respective tenants.

(4)	DSCRs and debt yields are based on the 100 Church Street Mortgage Loan Combination.

Appraisal.  As of the appraisal valuation date of April 11, 2012, the 100 Street Church Property had an “as-is” appraised value of $391,000,000.  The appraisal presented a “Stabilized Value with the City of New York Expansion” of $429,000,000.  Based on the “Stabilized Value with the City of New York Expansion”, the Cut-off Date LTV Ratio is 53.6% and the LTV Ratio at Maturity is 46.0% for the 100 Church Street Mortgage Loan Combination.

Environmental Matters.  According to the Phase I environmental site assessment dated April 13, 2012, there was no evidence of any recognized environmental conditions.

Market Overview and Competition.  According to the appraisal, the 100 Church Street Property is located in the Downtown Manhattan office market and further defined within the Financial District submarket.  As of year-end 2011, average submarket asking rent was $39.65 per square foot, which is an increase from year-end 2010 and year-end 2009 when asking rents were reported as $37.31 per square foot and $37.19 per square foot, respectively.  As of year-end 2011, the average submarket vacancy was 9.4%, down from 10.8% from year-end 2010.

Competitive Set(1)

	100 Church Street (Subject)	222 Broadway	4 New York Plaza	One Battery Place	33 Maiden Lane	60 Wall Street
Market	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY
Distance from Subject	--	0.4 miles	0.3 miles	0.5 miles	0.6 miles	0.7 miles
Property Type	CBD Office	CBD Office	CBD Office	CBD Office	CBD Office	CBD Office
Year Built/Renovated	1958/2012	1961/NAP	1968/NAP	1971/NAP	1984/NAP	1988/NAP
Total GLA	1,099,455 SF	756,138 SF	1,098,000 SF	837,052 SF	617,356 SF	1,635,841 SF
Total Occupancy	84%	99%	95%	99%	83%	100%

(1)	Information obtained from the appraisal dated April 11, 2012.

The Borrower.  The borrower is 100 Church Fee Owner LLC, a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 100 Church Street Mortgage Loan Combination.  The borrower is owned 100% by SL Green Realty Corp.  SL Green Realty Corp. acquired ownership of controlling interest of the borrower through the exercise of its remedies as a mezzanine lender to the predecessor owner. See “Description of the Mortgage Pool – Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.  SL Green Operating Partnership, L.P. is the guarantor of certain nonrecourse carveouts under the 100 Church Street Mortgage Loan Combination.

A-3-44

100 CHURCH STREET

The Sponsor.  The sponsor is SL Green Realty Corp., a public real estate investment trust.  As of December 31, 2011, SL Green Realty Corp. had interests in 64 Manhattan properties totaling more than 31.4 million square feet.  This includes ownership interests in 27.0 million square feet of commercial properties and debt and preferred equity investments secured by 11.7 million square feet of properties.  In addition to its Manhattan investments, SL Green Realty Corp. holds interests in 31 suburban commercial properties totaling 6.8 million square feet in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey.  The sponsor is in process of negotiating a deed-in-lieu for a property in which the sponsor is the controlling interest holder and discontinued debt service payments since 2009.  See “Description of the Mortgage Pool – Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.  The loan documents do not require monthly escrows for real estate taxes provided that the following conditions are satisfied:  (i) no event of default exists and is continuing and (ii) borrower delivers to the lender satisfactory evidence of payment of taxes before the taxes are delinquent.  The loan documents do not require monthly escrows for insurance provided that the following conditions are satisfied: (i) no event of default exists and is continuing and (ii) borrower provides the lender evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.  Monthly replacement reserve escrow payments of $18,469 will commence on July 1, 2014 (subject to a cap of $443,256).

Letters of Credit. The loan documents provide for the 100 Church Street Mortgage Loan Combination borrower to post a $39,440,494 upfront letter of credit, which encompasses the following: (i) tenant improvements and landlord work ($20,995,000), leasing commissions ($5,990,923) and free rent ($4,708,333) associated with the City of New York’s space; (ii) tenant improvements ($4,737,498), free rent ($1,430,973) and leasing commission ($448,112) associated with HF Management Services’ space; (iii) free and gap rent ($795,099) associated with the IDC’s space; and (iv) leasing commissions ($334,556) associated with Lenard A. Farber MD, PLLC’s space.

In addition, the loan documents provide for the 100 Church Street borrower to post a $20,000,000 letter of credit (the “Earnout Letter of Credit”).  The Earnout Letter of Credit will be subject to reduction upon satisfaction of the “Earnout Requirements”, which shall mean either: (i) the execution of a lease or lease amendment with the City of New York for the expansion (the “City of New York Expansion”) of their space (on terms set forth in the loan documents) and will result in an NOI Debt Yield of no less than 9.7% and the Earnout Letter of Credit shall be reduced to zero or (ii) the Earnout Requirement may be exercised up to six times during the loan term, and shall mean: (a) execution of a lease with any tenant for all or any space that is vacant (any such leased space, an “Earnout Space”) whose lease is approved or deemed approved by the lender and (b) the property would achieve a minimum NOI Debt Yield of no less than 9.7%, taking into account income from the Earnout Space provided that in no event will the borrower be entitled to obtain a reduction of the Earnout Letter of Credit unless such reduction is an amount of at least $2,500,000. Upon achieving the Earnout Requirements for any of the available requests, the Earnout Letter of Credit shall be reduced to an amount equal to (x) $230,000,000 minus (y) (NOI divided by 9.7%).

In either case of (i) or (ii) of the preceding paragraph, a portion of the Earnout Letter of Credit reduction will be reserved by the lender in the form of cash or a letter of credit, in an amount equal to (a) the outstanding tenant improvements or leasing commissions applicable to the newly-leased space or (b) the amount of abated rent associated with the newly-leased space.  If the Earnout Requirements are not fully achieved during the loan term, the remaining proceeds of the Earnout Letter of Credit may be used to pay down the outstanding loan balance at maturity.

IDC TI/LC Guaranty.  In lieu of a $481,220 deposit for leasing costs associated with IDC’s expansion on the eleventh floor, the sponsor delivered a guaranty to the lender in an amount equal to $481,220 (the “IDC TI/LC Reserve Funds”).  Any funding of the IDC TI/LC Reserve Funds by the borrower will result in the guaranty being reduced by the amount funded by the borrower.  Upon payment of all tenant improvement and leasing costs associated with the IDC’s expansion space, the lender will release the remaining portion of the guaranty provided no event of default is continuing.

Lockbox and Cash Management.  The 100 Church Street Mortgage Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the 100 Church Street Property be deposited into the lockbox account within two business days of receipt.

Upon the occurrence of a Cash Trap Event Period (as defined below) all funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon: (i) the occurrence and continuance of an event of default or (ii) the NOI debt yield is less than 7.7% as tested with respect to each calendar quarter on the date which is 45 days following the last day of the applicable quarter.  A Cash Trap Event Period will expire upon the cure of such event of default, the payment in full of the 100 Church Street Mortgage Loan Combination and all other obligations under the loan documents or the NOI debt yield is at least 7.7% for two consecutive calendar quarters.

Property Management.  The 100 Church Street Property is managed by an affiliate of the borrower.

A-3-45

100 CHURCH STREET

Assumption.  The 100 Church Street Mortgage Loan Combination borrower has a four-time right to transfer the 100 Church Street Property with the consent of the lender, provided that no event of default has occurred and is continuing under the 100 Church Street Mortgage Loan Combination and certain other conditions are satisfied, including: (i) payment of an assumption fee of 0.125% of the outstanding principal balance of the 100 Church Street Mortgage Loan Combination for the first transfer and with respect to all subsequent transfers payment of an assumption fee of 0.25% of the then outstanding principal balance of the 100 Church Street Mortgage Loan Combination; (ii) the proposed transferee and guarantor’s experience and financial strength and credit quality satisfy the lender’s credit review; (iii) rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings from Fitch and Moody’s assigned to the Series 2012-LC5 Certificates; and (iv) other factors relied upon by the lender in the original underwriting of the 100 Church Street Mortgage Loan Combination. Additionally, transfers of equity interests in the borrower are permitted so long as not less than 49.0% of equity interests in the borrower are owned, directly or indirectly, by sponsor, SL Green Operating Partnership, L.P., a Qualified Transferee (as defined below) or a Permitted Pledge Bank (as defined below) and such party controls the borrower.

A “Qualified Transferee” means an entity which meets certain criteria, including but not limited to: (i) total assets in name or under management in major metropolitan areas in excess of 2.0 million square feet of gross leasable area exclusive of the 100 Church Street Property; (ii) total assets in name or under management in excess of $600.0 million; (iii) shareholder’s equity in excess of $250.0 million; (iv) the lender receives confirmation from Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-LC5 Certificates.

A “Permitted Pledge Bank” means a commercial bank or financial institution meeting certain criteria, including but not limited to: (i) total assets in name or under management in excess of $600.0 million; (ii) shareholder’s equity in excess of $250.0 million; (iii) is regularly engaged in the business of making commercial real estate loans or owning or operating commercial real estate properties; and (iv) has a long term unsecured debt rating of not less that “A” by Standard & Poors and “A2” by Moody’s.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 100 Church Street Property provided that the borrower is not required to annually spend more than $600,000 of the insurance premium that is payable for required property and business interruption/rent loss insurance. The loan documents also require business interruption insurance covering no less than the 18-month period from the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-46

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A-3-47

COLE RETAIL 12 PORTFOLIO

A-3-48

COLE RETAIL 12 PORTFOLIO

Cole Retail 12 Portfolio
1 FedEx - Baton Rouge, LA | Baton Rouge, LA
2 LA Fitness - West Chester, OH | West Chester, OH
3 Walgreens - Olivette, MO | Olivette, MO
4 Walgreens - Seattle, WA | Seattle, WA
5 Walgreens - Columbia, MO | Columbia, MO
6 La-Z-Boy - Newington, CT | Newington, CT
7 CVS - Azle, TX | Azle, TX
8 Walgreens - Jacksonville, FL | Jacksonville, FL
9 Walgreens - Crossville, TN | Crossville, TN
10 Walgreens - Columbus, MS | Columbus, MS
11 Office Depot - Balcones Heights, TX | Balcones Heights, TX
12 CVS - Fairview Township, PA | Fairview Township, PA
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A-3-49

Cole Retail 12 Portfolio

Loan Information				Property Information
Mortgage Loan Seller:		The Royal Bank of Scotland		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):		NR/NR		Property Type:	Various – See Table
Original Principal Balance:		$42,400,000		Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:		$42,400,000		Location:	Various – See Table
% of Initial Pool Balance:		3.3%		Size:	227,464 SF
Loan Purpose:		Acquisition		Cut-off Date Principal Balance Per Unit/SF:	$186.40
Borrower Name(1):		Various		Year Built/Renovated:	Various – See Table
Sponsor:		Cole Credit Property Trust II, Inc.		Occupancy %:	100.0%
Mortgage Rate:		4.674%		Occupancy % Source Date:	September 1, 2012
Note Date:		August 14, 2012		Title Vesting:	Fee
Anticipated Repayment Date:		September 1, 2022		Property Manager:	Cole Realty Advisors, Inc.
Maturity Date:		September 1, 2042
IO Period:		120 months		3rd Most Recent NOI (As of)(4):	$3,498,647 (12/31/2010)
Loan Term (Original)(2):		120 months		2nd Most Recent NOI (As of)(4):	$3,490,700 (12/31/2011)
Seasoning:		0 months		Most Recent NOI (As of)(4):	$5,013,877 (TTM 3/31/2012)
Amortization Term (Original):		NAP
Loan Amortization Type(2):		Interest-only, ARD		U/W Revenues:	$5,423,453
Interest Accrual Method:		Actual/360		U/W Expenses:	$362,102
Call Protection:		L(24),GRTR 1% or YM(92),O(4)		U/W NOI:	$5,061,352
Lockbox Type:		Hard/Upfront Cash Management		U/W NCF:	$4,955,472
Additional Debt:		None		U/W NOI DSCR:	2.52x
Additional Debt Type:		NAP		U/W NCF DSCR:	2.47x
				U/W NOI Debt Yield:	11.9%
Escrows and Reserves:				U/W NCF Debt Yield:	11.7%
				As-Is Appraised Value:	$71,430,000
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraisal Valuation Date:	Various
Taxes(3)	$0	Springing	NAP	Cut-off Date LTV Ratio:	59.4%
Insurance(3)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	59.4%
Replacement Reserves(3)	$0	Springing	NAP
TI/LC(3)	$0	Springing	NAP

(1)
The Cole Retail 12 Portfolio Mortgage Loan has 12 borrowing entities: Cole WG Crossville TN, LLC; Cole LZ Newington CT, LLC; Cole WG Columbia MO, LLC; Cole WG Seattle WA, LLC; Cole FE Baton Rouge LA, LLC; Cole LA West Chester OH, LLC; Cole OD Balcones Heights TX, LLC; Cole WG Olivette MO, LLC; Cole CV Azle TX, LLC; Cole WG Jacksonville FL, LLC; Cole CV Fairview Township PA, LLC; and Cole WG Columbus MS, LLC.

(2)	Represents the loan term from origination through the ARD. The loan term from origination to the maturity date is 360 months.
(3)	Monthly deposits into Tax, Insurance, Replacement Reserve or TI/LC escrows are not required during any period when a cash management period has not occurred or is continuing.
(4)
Four of the properties (LA Fitness – West Chester, OH; Office Depot – Balcones Heights, TX; CVS – Azle, TX; and CVS – Fairview Township, PA) were acquired in 2011. Historical cash flows from 2010 and 2011 do not include these properties.

The Mortgage Loan.  The mortgage loan (the “Cole Retail 12 Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 11 single-tenant retail buildings and one single-tenant industrial building. The properties securing the Cole Retail 12 Portfolio Mortgage Loan are located in Tennessee, Connecticut, Missouri, Washington, Louisiana, Ohio, Texas, Florida, Pennsylvania and Mississippi (the “Cole Retail 12 Portfolio Properties”). The Cole Retail 12 Portfolio Mortgage Loan was originated on August 14, 2012 by The Royal Bank of Scotland. The Cole Retail 12 Portfolio Mortgage Loan had an original principal balance of $42,400,000, has an outstanding principal balance as of the Cut-off Date of $42,400,000 and accrues interest at an interest rate of 4.674% per annum. The Cole Retail 12 Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest-only through the Anticipated Repayment Date (“ARD”).  The ARD is September 1, 2022 and the final maturity date is September 1, 2042.  In the event the Cole Retail 12 Portfolio Mortgage Loan is not paid on or before the ARD, the Cole Retail 12 Portfolio Mortgage Loan will accrue interest at an interest rate of 7.674% per annum and will have a remaining amortization term of 240 months. The ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance. The proceeds from the Cole Retail 12 Portfolio Mortgage Loan, along with approximately $28.6 million of equity from the sponsor, were used to recapitalize the sponsor’s acquisition of the Cole Retail 12 Portfolio Properties at a purchase price of approximately $70.6 million and pay closing costs.

Following the lockout period, the borrower has the right to voluntarily prepay the Cole Retail 12 Portfolio Mortgage Loan in whole, or in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. On or after June 1, 2022, the borrower will have the right to voluntarily prepay the Cole Retail 12 Portfolio Mortgage Loan in whole, or in part, without penalty.

A-3-50

COLE RETAIL 12 PORTFOLIO

The Properties.  The Cole Retail 12 Portfolio Mortgage Loan is secured by the fee interests in 12 single-tenant buildings located in Tennessee, Connecticut, Missouri, Washington, Louisiana, Ohio, Texas, Florida, Pennsylvania and Mississippi, together totaling approximately 227,464 square feet of net rentable area. Of the 12 properties, 11 are retail buildings and the remaining property is an industrial distribution facility leased to FedEx.  The retail locations include six properties leased to Walgreens, two properties leased to CVS, as well as other retail locations leased to La-Z-Boy, Office Depot and LA Fitness.  All leases are structured as absolute-net leases, with the exception of the leases to LA Fitness and CVS, which operates each property under a double-net lease. The Cole Retail 12 Portfolio Properties were constructed between 2001 and 2009 and were purchased by the sponsor between 2003 and 2011.

The following table represents certain information relating to the Cole Retail 12 Portfolio Mortgage Loan:

Property Name - Location	Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Year Built/ Renovated	Net Rentable Area (SF)	Sales PSF(1)	Occupancy Cost(1)	Appraised Value
FedEx – Baton Rouge, LA	Industrial(2)	$6,470,111	15.3%	2008/NAP	29,400	NAV	NAV	$10,900,000
LA Fitness – West Chester, OH	Retail	$5,075,178	12.0%	2009/NAP	45,000	NAV	NAV	$8,550,000
Walgreens – Olivette, MO	Retail	$4,475,654	10.6%	2001/NAP	15,120	$229	15.3%	$7,540,000
Walgreens – Seattle, WA	Retail	$3,739,605	8.8%	2002/NAP	14,410	$208	15.2%	$6,300,000
Walgreens – Columbia, MO	Retail	$3,573,401	8.4%	2002/NAP	13,973	$403	7.8%	$6,020,000
La-Z-Boy – Newington, CT	Retail	$3,324,094	7.8%	2006/NAP	20,701	NAV	NAV	$5,600,000
CVS – Azle, TX	Retail	$3,157,889	7.4%	2008/NAP	12,900	$504	5.8%	$5,320,000
Walgreens – Jacksonville, FL	Retail	$2,997,620	7.1%	2001/NAP	15,120	$169	14.0%	$5,050,000
Walgreens – Crossville, TN	Retail	$2,730,505	6.4%	2001/NAP	15,070	$236	9.1%	$4,600,000
Walgreens – Columbus, MS	Retail	$2,552,429	6.0%	2004/NAP	14,490	$245	8.5%	$4,300,000
Office Depot – Balcones Heights, TX	Retail	$2,285,314	5.4%	2009/NAP	20,400	$229	7.1%	$3,850,000
CVS – Fairview Township, PA	Retail	$2,018,200	4.8%	2007/NAP	10,880	$478	4.6%	$3,400,000

Total/Weighted Average		$42,400,000	100.0%		227,464			$71,430,000

(1)	Sales per square foot and occupancy costs are for the full year ending December 31, 2011.
(2)	The FedEx – Baton Rouge, LA property is a distribution facility specifically designed for the tenant.

A-3-51

COLE RETAIL 12 PORTFOLIO

The following table presents certain information relating to the tenancies at the Cole Retail 12 Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants(2)
Walgreens	NR/Baa1/BBB	88,183	38.8%	$27.26	$2,403,850	44.1%	Various(3)
FedEx	NR/Baa1/BBB	29,400	12.9%	$28.86	$848,340	15.6%	7/31/2023
LA Fitness	NR/NR/NR	45,000	19.8%	$16.75	$753,750	13.8%	9/30/2024
CVS	BBB+/Baa2/BBB+	23,780	10.5%	$25.80	$613,460	11.3%	Various(4)
La-Z-Boy	NR/NR/NR	20,701	9.1%	$24.00	$496,824	9.0%	12/26/2021
Office Depot	NR/Caa1/B-	20,400	9.0%	$16.25	$331,500	6.1%	9/30/2024
Occupied Collateral Total		227,464	100.0%	$23.95	$5,447,724	100.0%

Vacant Space		0	0.0%

Collateral Total		227,464	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	All leases are structured as absolute-net leases, with the exception of the leases to LA Fitness and CVS, which operate each property under a double-net lease.
(3)
Six of the Cole Retail 12 Portfolio Properties are leased to Walgreens under six separate leases. Expiration dates are as follows: Walgreens – Crossville, TN – March 31, 2021; Walgreens – Olivette, MO – October 31, 2026; Walgreens – Jacksonville, FL – September 30, 2020; Walgreens – Columbus, MS – July 31, 2029; Walgreens – Seattle, WA – November 30, 2022; and Walgreens – Columbia, MO – June 30, 2022.

(4)
Two of the Cole Retail 12 Portfolio Properties are leased to CVS under two separate leases. Expiration dates are as follows: CVS – Azle, TX – January 31, 2029; and CVS – Fairview Township, PA – January 31, 2030.

The following table presents certain information relating to the lease rollover schedule at the Cole Retail 12 Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	1	15,120	6.6%	15,120	6.6%	$356,000	$23.54
2021	2	35,771	15.7%	50,891	22.4%	$820,824	$22.95
2022	2	28,383	12.5%	79,274	34.9%	$896,000	$31.57
Thereafter	7	148,190	65.1%	227,464	100.0%	$3,374,900	$22.77
Vacant	0	0	0.0%	227,464	100.0%	$0	$0.00
Total/Weighted Average	12	227,464	100.0%			$5,447,724	$23.95

(1)	Information obtained from underwritten rent roll.

The following table presents historical occupancy percentages at the Cole Retail 12 Portfolio Properties:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
100%	100%	100%

(1)
Four of the Cole Retail 12 Portfolio Properties (LA Fitness – West Chester, OH; Office Depot – Balcones Heights, TX; CVS – Azle, TX and CVS – Fairview Township, PA) were acquired in 2011. Historical occupancies from 2010 and 2011 do not include these properties.

A-3-52

COLE RETAIL 12 PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the Cole Retail 12 Portfolio Properties:

Cash Flow Analysis(1)

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent	$3,715,039	$3,715,039	$5,333,529	$5,447,724	$23.95
Grossed Up Vacant Space	0	0	0	0	0.00
Percentage Rent	0	0	0	0	0.00
Total Reimbursables	0	0	181,202	181,202	0.80
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(205,473)	(0.90)
Effective Gross Income	$3,715,039	$3,715,039	$5,514,731	$5,423,453	$23.84

Total Operating Expenses	216,392	$224,339	$500,854	$362,102	$1.59

Net Operating Income	$3,498,647	$3,490,700	$5,013,877	$5,061,352	$22.25

TI/LC	0	0	0	42,189	0.19
Capital Expenditures	0	0	0	63,690	0.28
Net Cash Flow	$3,498,647	$3,490,700	$5,013,877	$4,955,472	$21.79

NOI DSCR	1.74x	1.74x	2.50x	2.52x
NCF DSCR	1.74x	1.74x	2.50x	2.47x
NOI DY	8.3%	8.2%	11.8%	11.9%
NCF DY	8.3%	8.2%	11.8%	11.7%

(1)
Four of the Cole Retail 12 Portfolio Properties (LA Fitness – West Chester, OH; Office Depot – Balcones Heights, TX; CVS – Azle, TX; and CVS – Fairview Township, PA) were acquired in 2011. Historical cash flows from 2010 and 2011 do not include these properties.

Appraisal.  As of the appraisal valuation dates ranging from July 7, 2012 to July 20, 2012, the Cole Retail 12 Portfolio Properties had an aggregate “as-is” appraised value of $71,430,000.

Environmental Matters.  According to the Phase I environmental site assessment reports dated July 24, 2012, no further action was recommended in connection with any recognized environmental conditions at the Cole Retail 12 Portfolio Properties.

The Borrower.  The borrowing entities are all Delaware limited liability companies and single purpose entities, each of which has an independent director (collectively the “Cole Retail 12 Portfolio Borrower”).  Legal counsel to the Cole Retail 12 Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Cole Retail 12 Portfolio Mortgage Loan. Cole Credit Property Trust II, Inc. (“CCPT II”), an indirect owner of the Cole Retail 12 Portfolio Borrower, is the guarantor of certain nonrecourse carveouts under the Cole Retail 12 Portfolio Mortgage Loan.

The Sponsor.  CCPT II is a non-traded public real estate investment trust that acquires and operates a diversified portfolio of commercial real estate investments primarily consisting of retail and other single-tenant income producing properties throughout the United States.  As of March 31, 2012, CCPT II owned 753 properties, comprised of 21.2 million rentable square feet of single tenant and multi-tenant retail and commercial space located in 45 states and had total assets of $3.38 billion.

Escrows.  No reserves for taxes are required so long as (i) no event of default has occurred and is continuing and (ii) the Cole Retail 12 Portfolio Borrower delivers to the lender satisfactory evidence of payment of taxes. No reserves for insurance premiums are required so long as (i) no event of default has occurred and is continuing under the Cole Retail 12 Portfolio Mortgage Loan and (ii) insurance coverage of the Cole Retail 12 Portfolio Properties is included in a blanket or umbrella policy, subject to lender approval.  Additionally, no replacement reserves or tenant improvements and leasing commissions reserves are required so long as no event of default has occurred and is continuing.

Lockbox and Cash Management.  The Cole Retail 12 Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the Cole Retail 12 Portfolio Borrower direct tenants pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the Cole Retail 12 Portfolio Properties and all other monies received by the Cole Retail 12 Portfolio Borrower or the property manager be deposited into the lockbox account within two business days after receipt. Prior to the occurrence of an event of default, all funds on deposit in the lockbox account are swept to certain restricted and other accounts, and account funds are to be disbursed in the following priority as required by the related loan agreement: (i) first, to a tax reserve account; (ii) second, to an insurance reserve account; (iii) third, to a debt service account for monthly debt service payments; (iv) fourth, to a replacement reserve account; (v) fifth, to a rollover reserve account; (vi) sixth, payment to lender of any other amounts then due under the loan documents; (vii) seventh, payment to the Cole Retail 12 Portfolio Borrower in an amount necessary to pay permitted monthly expenses; (viii) eighth, so long as no Cash Management Period (as defined below) is continuing, to a Cole Retail 12 Portfolio Borrower operating account; and (ix) ninth, during a Cash Management Period, all remaining excess cash flow to an excess cash flow reserve account.

A-3-53

COLE RETAIL 12 PORTFOLIO

A “Cash Management Period” commences upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio at the end of each fiscal quarter being less than 1.85x; (iii) if any tenant or tenants under any lease or leases (a) has 12 months or less remaining before the stated lease expiration, (b) terminates or cancels its lease, (c) goes dark, (d) defaults or continues to default with respect to any material financial obligations under its lease, or (e) commences a bankruptcy action and, with respect to clauses (a), (b), (c), (d) or (e) above, the aggregate rent payable by such tenant, when subtracted from net operating income, would result in a debt service coverage ratio less than 1.85x; (iv) a bankruptcy action with respect to the property manager; or (v) the ARD occurring without full repayment. A Cash Management Period will expire upon the occurrence of any of the following: (1) with respect to a Cash Management Period caused by clause (i) above, when such event of default no longer exists; (2) with respect to a Cash Management Period caused by clause (ii) above, when the debt service coverage ratio exceeds 1.85x for a period of at least two consecutive fiscal quarters; (3) with respect to a Cash Management Period caused by clause (iii) above, when the notional debt service coverage ratio described in clause (iii) exceeds 1.85x for a period of at least two consecutive fiscal quarters and (4) with respect to a Cash Management Period caused by clause (iv) above, when the existing property manager has been replaced by a Qualified Manager (as defined below).

A “Qualified Manager” means either (i) Cole Realty Advisors, Inc. or (ii) a person which, in the reasonable judgment of the lender, is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Cole Retail 12 Portfolio Properties, provided that the Cole Retail 12 Portfolio Borrower has obtained written confirmation from Fitch and Moody’s that the management of the Cole Retail 12 Portfolio Properties by such person will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-LC5 Certificates.

Property Management.  The Cole Retail 12 Portfolio Properties are managed by Cole Realty Advisors, Inc., an affiliate of the Cole Retail 12 Portfolio Borrower.

Assumption.  Following the second anniversary of the issuance of the Series 2012-LC5 Certificates, the Cole Retail 12 Portfolio Borrower has the right to transfer all of the remaining Cole Retail 12 Portfolio Properties at once and cause an assumption of the Cole Retail 12 Portfolio Mortgage Loan, provided that no event of default has occurred and is continuing under the Cole Retail 12 Portfolio Mortgage Loan and certain other conditions are satisfied, including, but not limited to: (i) the Cole Retail 12 Portfolio Borrower pays a fee of 0.50% of the outstanding principal balance of the Cole Retail 12 Portfolio Mortgage Loan for the first such transfer and a fee of 1.00% for each subsequent transfer thereafter; (ii) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-LC5 Certificates; (iii) the transferee and all other entities controlled directly or indirectly by principals of the transferee must not have been party to any voluntary or involuntary bankruptcy proceedings within seven years prior to the proposed transfer; and (iv) the Cole Retail 12 Portfolio Properties must continue to be managed by one or more Qualified Managers.

Partial Release.  Following the prepayment lockout period, the Cole Retail 12 Portfolio Borrower may obtain the release of an individual property from the lien of mortgage (and the related loan documents) in connection with a partial release upon the satisfaction of certain conditions including without limitation: (i) the property to be released must be the subject of a sale to a bona fide third party purchaser who is not a Restricted Party (as defined below) or an affiliate of a Restricted Party; (ii) the Cole Retail 12 Portfolio Borrower must provide the lender with a written request at least 30 days prior to the proposed release date; (iii) no event of default has occurred or is continuing at the time that the release occurs; (iv) payment by the Cole Retail 12 Portfolio Borrower in an amount equal to 115% of the allocated loan amount for the individual property to be released; (v) the debt service coverage ratio of the remaining properties must not be less than the greater of the debt service coverage ratio at closing (inclusive of such release parcel) and the debt service coverage ratio immediately prior to the release (inclusive of such release parcel); and (vi) the loan-to-value ratio of the remaining properties must not be more than the loan-to-value ratio at closing.

A “Restricted Party” means the Cole Retail 12 Portfolio Borrower, any principal or the guarantor under the Cole Retail 12 Portfolio Mortgage Loan.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the Cole Retail 12 Portfolio Borrower maintain insurance against loss for acts of terrorism in an amount equal to the full replacement cost of the Cole Retail 12 Portfolio Properties.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

A-3-54

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A-3-55

SOMERSET SHOPPES

A-3-56

SOMERSET SHOPPES

Somerset Shoppes
8903 Glades Road
Boca Raton, FL 33434
Palm Beach Intl. Airport 20 miles
Miami Intl. Airport 24 miles
LOXAHATCHEE NATIONAL WILDLIFE REFUGE
THE EVERGLADES
Atlantic Ocean
PALM BEACH COUNTY
BROWARD COUNTY
Boynton Beach
Gulf Stream
Delray Beach
Highland Beach
Boca Raton
Deerfield Beach
Lighthouse Point
Pompano Beach
Sea Ranch Lakes
Lauderdale-by-the-Sea
Oakland Park
Wilton Manors
Fort Lauderdale
Hollywood
Hamptons at Boca Raton
Mission Bay
Boca Del Mar
Sandalfoot Cove
Boca Pointe
Parkland
Coconut Creek
Coral Springs
Margate
North Lauderdale
Tamarac
Lauderhill
Lauderdale Lakes
Sunrise
Plantation
Weston
Davie
Florida's Turnpike
Sawgrass Expwy
Glades Rd
Boca Raton Airport
Florida Atlantic University
Palm Beach State College
Town Center at Boca Raton
Ft. Lauderdale Executive Airport
Pompano Beach Airpark
Fort Lauderdale/ Hollywood Intl. Airport
Port Everglades
John U. Lloyd Beach State Park
Nova Southeastern University
Sawgrass Mills and The Oasis
BankAtlantic Center

A-3-57

Somerset Shoppes

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Retail
Original Principal Balance:	$42,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$41,955,891			Location:	Boca Raton, FL
% of Initial Pool Balance:	3.3%			Size:	186,335 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$225.16
Borrower Name:	Somerset Shoppes FLA LLC
Sponsor:	Bob Roberts			Year Built/Renovated:	1987/NAP
Mortgage Rate:	5.050%			Occupancy %:	93.9%
Note Date:	August 2, 2012			Occupancy % Source Date:	August 1, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	September 6, 2022			Property Manager:	Tulepan Management LLC
IO Period:	None
Loan Term (Original):	121 months			3rd Most Recent NOI (As of):	$3,813,168 (12/31/2010)
Seasoning:	1 month			2nd Most Recent NOI (As of):	$3,673,375 (12/31/2011)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$3,766,126 (TTM 6/30/2012)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$5,308,607
Call Protection:	GRTR 1% or YM(118),O(3)			U/W Expenses:	$1,522,562
Lockbox Type:	Hard/Upfront Cash Management			U/W NOI:	$3,786,045
Additional Debt:	None			U/W NCF:	$3,565,223
Additional Debt Type:	NAP			U/W NOI DSCR:	1.39x
				U/W NCF DSCR:	1.31x
Escrows and Reserves:				U/W NOI Debt Yield:	9.0%
				U/W NCF Debt Yield:	8.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$62,200,000
Taxes	$447,903	$49,767	NAP	As-Is Appraisal Valuation Date:	June 30, 2012
Insurance	$158,819	$31,764	NAP	Cut-off Date LTV Ratio:	67.5%
Replacement Reserves	$0	$3,882	NAP	LTV Ratio at Maturity or ARD:	55.5%
Deferred Maintenance(1)	$62,500	$0	NAP
TI/LC(2)	$400,000	$9,583	$400,000
Roof Reserve(3)	$651,741	$0	NAP
Rack Room Shoes Reserve(4)	$2,000,000	$0	NAP
Lenscrafters Reserve(5)	$1,100,000	$0	NAP

(1)	The Deferred Maintenance Reserve of $62,500 was funded at closing, which represents 125% of the estimated cost to complete the necessary improvements to make the property fully ADA compliant.
(2)
The TI/LC Reserve of $400,000 was funded at closing.  Upon the reserve balance dropping below $400,000, the borrower will be required to make monthly deposits estimated to be $9,583 ($115,000 per year) until the cap of $400,000 is reached.

(3)
The Roof Reserve of $651,741 was funded at closing, which represents approximately 125% of the estimated cost to complete the roof replacement.  The borrower will have access to the Roof Reserve to make payments for roof work to be completed.  Upon completion of the roof replacement, to lender’s satisfaction, the balance of the Roof Reserve, if any, will be released to the borrower.

(4)
The current Rack Room Shoes lease expires on January 31, 2013.  A $2.0 million reserve was funded at closing which will be released upon lender’s receipt of an estoppel from the tenant under the Rack Room Shoes lease (or the tenant or tenants under the Rack Room Shoes replacement lease or leases, as applicable) evidencing, among other things, that: (i) the Rack Room Shoes lease (or replacement lease(s)) has been renewed (or entered into) for no less than five years at no less than $20.00 per square foot (NNN); (ii) in the case of a renewal, there shall be no more than three months’ free rent, in addition to any free rent during build-out; (iii) the term commenced, the tenant accepted delivery and is open for business, and the tenant is paying full unabated rent (subject, in the case of a renewal lease, to clause (ii) above); (iv) no outstanding borrower work or improvement allowance is outstanding; and (v) no lease default exists.

(5)
The current Lenscrafters lease expires on December 31, 2012.  A $1.1 million reserve was funded at closing which will be released upon lender’s receipt of an estoppel from the tenant under the Lenscrafters lease (or the tenant or tenants under the Lenscrafters replacement lease or leases, as applicable) evidencing, among other things, that: (i) the Lenscrafters lease (or replacement lease(s)) has been renewed (or entered into) for the entire premises for at least a three-year term at no less than $28.00 per square foot (NNN); (ii) in the case of a renewal, there shall be no more than three months’ free rent, in addition to any free rent during build-out; (iii) the term commenced, the tenant accepted delivery and is open for business, and the tenant is paying full unabated rent (subject, in the case of a renewal lease, to clause (ii) above); (iv) no outstanding borrower work or improvement allowance is outstanding; and (v) no lease default exists.

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SOMERSET SHOPPES

The Mortgage Loan.  The mortgage loan (the “Somerset Shoppes Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in a 186,335 square foot anchored retail shopping center located in Boca Raton, Florida (the “Somerset Shoppes Property”).  The Somerset Shoppes Mortgage Loan was originated on August 2, 2012 by Ladder Capital Finance LLC. The Somerset Shoppes Mortgage Loan had an original principal balance of $42,000,000, has an outstanding principal balance as of the Cut-off Date of $41,955,891 and accrues interest at an interest rate of 5.050% per annum. The Somerset Shoppes Mortgage Loan had an initial term of 121 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule.  The Somerset Shoppes Mortgage Loan matures on September 6, 2022. The proceeds from the Somerset Shoppes Mortgage Loan were used to refinance existing debt of approximately $34.7 million, fund reserves of approximately $4.8 million, pay closing costs of approximately $628,000 and return approximately $1.8 million to the sponsor.

The borrower has the right to voluntarily prepay the Somerset Shoppes Mortgage Loan, in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance.  In addition, the Somerset Shoppes Mortgage Loan is prepayable without penalty on or after July 6, 2022.

The Property.  The Somerset Shoppes Property is a retail community shopping center anchored by TJ Maxx, Michaels and Loehmann’s and contains approximately 186,335 rentable square feet.  The Somerset Shoppes Property was built in 1987 and is located on Glades Road in Boca Raton, Florida. The Somerset Shoppes Property is comprised of one main building, two smaller buildings and three outparcels situated on 18.27 acres. The Somerset Shoppes Property was 93.9% leased to 39 tenants as of August 1, 2012. Access to the Somerset Shoppes Property is provided via driveways from Glades Road and Lyons Road. The Somerset Shoppes Property has 1,057 parking spaces with a parking ratio of 5.67 spaces per 1,000 square feet.

The following table presents certain information relating to the tenancies at the Somerset Shoppes Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Major Tenants
Loehmann’s	NR/NR/NR	23,343	12.5%	$19.32	$450,976	12.0%	$288	9.2%	12/31/2015
TJ Maxx	NR/A3/A	31,520	16.9%	$11.75	$370,360	9.8%	$449	4.0%	4/30/2022
Michaels(3)	NR/B3/B	25,000	13.4%	$10.00	$249,996	6.6%	$207	7.9%	2/28/2015
Rack Room Shoes(4)(5)	NR/NR/NR	7,993	4.3%	$20.00	$159,860	4.2%	$150	19.2%	1/31/2013
Total Major Tenants		87,856	47.1%	$14.01	$1,231,192	32.6%

Non-Major Tenants		87,055	46.7%	$29.20	$2,541,842	67.4%

Occupied Collateral		174,911	93.9%	$21.57	$3,773,034	100.0%

Vacant Space		11,424	6.1%

Collateral Total		186,335	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy costs are for the trailing 12-month period ending December 31, 2011.
(3)
The Michaels lease provides for a rent reduction to a calculated percent of gross sales if, among other things, TJ Maxx ceases operations at the Somerset Shoppes Property (without a suitable replacement tenant) for nine months.

(4)
Rack Room Shoes is currently paying $28.23 per square foot in base rent. However, the tenant is being underwritten at a base rent of $20.00 per square foot because their lease expires on January 31, 2013 and a $2.0 million reserve was funded at closing that will be released upon lender’s receipt of an estoppel from the tenant under the Rack Room Shoes lease (or the tenant or tenants under the Rack Room Shoes replacement lease or leases, as applicable) evidencing, among other things, that: (i) the Rack Room Shoes lease (or replacement lease(s)) has been renewed (or entered into) for no less than five years at no less than $20.00 per square foot (NNN); (ii) in the case of a renewal, there shall be no more than three months’ free rent, in addition to any free rent during build-out; (iii) the term commenced, the tenant accepted delivery and is open for business, and the tenant is paying full unabated rent (subject, in the case of a renewal lease, to clause (ii) above); (iv) no outstanding borrower work or improvement allowance is outstanding; and (v) no lease default exists.

(5)
The Rack Room Shoes lease provides for a rent reduction to 8% of gross sales (in lieu of base rent) if either TJ Maxx or Loehmann’s ceases operating at the Somerset Shoppes Property and for a termination right if such cessation of operations continues (without a suitable replacement tenant) for one year.

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SOMERSET SHOPPES

The following table presents certain information relating to the lease rollover schedule at the Somerset Shoppes Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	1	1	0.0%	1	0.0%	$0	$0.00
2012	1	4,050	2.2%	4,051	2.2%	$113,400	$28.00
2013	9	22,381	12.0%	26,432	14.2%	$610,782	$27.29
2014	9	17,507	9.4%	43,939	23.6%	$559,801	$31.98
2015	7	57,442	30.8%	101,381	54.4%	$963,203	$16.77
2016	1	4,478	2.4%	105,859	56.8%	$112,000	$25.01
2017	3	8,981	4.8%	114,840	61.6%	$255,609	$28.46
2018	0	0	0.0%	114,840	61.6%	$0	$0.00
2019	2	4,442	2.4%	119,282	64.0%	$275,742	$62.08
2020	2	10,569	5.7%	129,851	69.7%	$232,308	$21.98
2021	0	0	0.0%	129,851	69.7%	$0	$0.00
2022	3	40,435	21.7%	170,286	91.4%	$566,940	$14.02
Thereafter	1	4,625	2.5%	174,911	93.9%	$83,250	$18.00
Vacant(5)	0	11,424	6.1%	186,335	100.0%	$0	$0.00
Total/Weighted Average	39	186,335	100.0%			$3,773,034	$21.57

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	One square foot is representative of the Washington Mutual Bank Outparcel. No related rent has been underwritten.
(5)	Includes two tenants that are underwritten as vacant. Kids Konnection and Busy Body will be vacating at the end of their lease terms.

The following table presents historical occupancy percentages at the Somerset Shoppes Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
90%	90%	91%

(1) Information obtained from borrower financials.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Somerset Shoppes Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent	$3,896,512	$3,762,884	$3,761,171	$3,773,034	$20.25
Grossed Up Vacant Space	0	0	0	261,150	1.40
Total Reimbursables	1,385,429	1,318,219	1,380,321	1,550,681	8.32
Other Income	0	0	0	0	0.00
Percentage Rent	87,085	104,424	133,314	123,314	0.66
Less Vacancy & Credit Loss	0	0	0	(399,573)	(2.14)
Effective Gross Income	$5,369,025	$5,185,526	$5,274,806	$5,308,607	$28.49

Total Operating Expenses	$1,555,857	$1,512,151	$1,508,680	$1,522,562	$8.17

Net Operating Income	$3,813,168	$3,673,375	$3,766,126	$3,786,045	$20.32
TI/LC	0	0	0	174,238	0.94
Capital Expenditures	0	0	0	46,584	0.25
Net Cash Flow	$3,813,168	$3,673,375	$3,766,126	$3,565,223	$19.13

NOI DSCR	1.40x	1.35x	1.38x	1.39x
NCF DSCR	1.40x	1.35x	1.38x	1.31x
NOI DY	9.1%	8.7%	9.0%	9.0%
NCF DY	9.1%	8.7%	9.0%	8.5%

Appraisal. As of the appraisal valuation date of June 30, 2012, the Somerset Shoppes Property had an “as-is” appraised value of $62,200,000.

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SOMERSET SHOPPES

Environmental Matters.  A Phase I environmental site assessment was performed on July 11, 2012. The assessment revealed evidence of the following recognized environmental conditions at the Somerset Shoppes Property: (i) an underground storage tank; (ii) a leaking underground storage tank (“LUST”) on the Mobil Gas Station outparcel as of 1993; and (iii) potential for asbestos-containing materials due to age of buildings. The Somerset Shoppes Property has been accepted into the Petroleum Liability Insurance and Restoration Program (“PLIRP”) and qualified for $1.2 million for each release incident of which approximately $30,000 has been utilized as of origination of the Somerset Shoppes Mortgage Loan. However, further investigation and remediation at the Somerset Shoppes Property has been suspended due to revisions in state cleanup funding. As of origination of the Somerset Shoppes Mortgage Loan, the Mobil Gas Station facility had a score of 30 in connection with the foregoing, which is a relatively low priority ranking. The Palm Beach County Department of Environmental Resources Management will determine when work can begin at the Mobil Gas Station facility based on the priority of the site relative to other cleanup sites and the availability of funding.  No Phase II testing was required as the Somerset Shoppes Property was accepted into the state clean-up fund and the inspector found the Somerset Shoppes Property to be in compliance as of July 14, 2012.  There is an Asbestos Operating and Maintenance Plan in place and the materials were observed to be in good condition with a low potential for disturbance.

Market Overview and Competition.  The Somerset Shoppes Property is located on the northeast corner of Glades Road and Lyons Road in Boca Raton, Florida. The Somerset Shoppes Property is located in the Boca Raton submarket of Palm Beach, which comprises approximately 26.4% of the overall market’s inventory. According to the appraisal, the 2012 population within a one-, three- and five-mile radius of the Somerset Shoppes Property was 7,232, 99,350 and 207,481, respectively, while 2012 average household income within the same radii was $70,391, $88,693 and $93,241, respectively.

According to the appraisal, as of the first quarter of 2012, the Palm Beach retail market vacancy rate was 12.2% while average base rental rates were $21.27 per square foot. As of the first quarter of 2012, the average vacancy rate in the Boca Raton retail community center submarket, which is the Somerset Shoppes Property’s submarket, was 7.1%, while the average base asking rental rate was $28.54 per square foot.

The following table presents certain information relating to comparable retail centers for the Somerset Shoppes Property:

Competitive Set(1)

	Somerset Shoppes (Subject)	Boca Lyons Plaza	Lakeside Centre	21637- 21759 State Road 7	Deerfield Mall	West Boca Plaza
Market	Boca Raton, FL	Boca Raton, FL	Boca Raton, FL	Boca Raton, FL	Deerfield Beach, FL	Boca Raton, FL
Distance from Subject	--	0.3 miles	0.8 miles	1.5 miles	3.9 miles	0.1 miles
Property Type	Community Center	Community Center	Community Center	Community Center	Community Center	Community Center
Year Built/Renovated	1987/NAP	1981/1990	1991/NAP	1992/NAP	1988/NAP	1983/2002
Total GLA	186,335 SF	117,126 SF	158,450 SF	315,060 SF	344,175 SF	125,759 SF
Total Occupancy	94%	98%	96%	99%	99%	96%

(1)	Information obtained from the appraisal dated June 30, 2012.

The Borrower.  The borrower is Somerset Shoppes FLA LLC, a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Somerset Shoppes Mortgage Loan. Bob Roberts is the guarantor of certain nonrecourse carveouts under the Somerset Shoppes Mortgage Loan.

The Sponsor.  The sponsor, Bob Roberts, has been the Chief Executive Officer of Lucille Roberts for over 42 years.  After obtaining a real estate license, Mr. Roberts joined a brokerage firm in 1965 and has been involved in leasing and acquisitions in both commercial and residential real estate since.  Currently, Mr. Roberts is the owner and managing agent of over 600,000 square feet of retail shopping centers and residential real estate located in Florida and New York.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $447,903 for real estate taxes, $158,819 for insurance premiums, $651,741 for the Roof Reserve, $400,000 for tenant improvements and leasing commissions, and $62,500 for deferred maintenance. There is also a $2.0 million Rack Room Shoes Reserve which will be released upon lender’s receipt of an estoppel from the tenant under the Rack Room Shoes lease (or the tenant or tenants under the Rack Room Shoes replacement lease or leases, as applicable) evidencing, among other things, that (i) the Rack Room lease (or replacement lease(s)) has been renewed (or entered into) for no less than five years at no less than $20.00 per square foot (triple-net); (ii) in the case of a renewal, there shall be no more than three months’ free rent, in addition to any free rent during build-out; (iii) the term commenced, the tenant accepted delivery and is open for business, and the tenant is paying full unabated rent (subject, in the case of a renewal lease, to clause (ii) above) (iv) no outstanding borrower work or improvement allowance is outstanding; and (v) no lease default exists.  There is also a $1.1 million Lenscrafters Reserve which will be released upon lender’s receipt of an estoppel from the tenant under the Lenscrafters lease (or the tenant or tenants under the Lenscrafters replacement lease or leases, as applicable) evidencing, among other things, that (i) the Lenscrafters lease (or replacement lease(s)) has been renewed (or entered into) for the Lenscrafters space for at least a three-year term at no less than $28.00 per square foot (triple-net); (ii) in the case of a renewal, there shall be no more than three months’ free rent, in addition to any free rent during build-out; (iii) the term commenced, the tenant accepted delivery and is open for business, and the tenant is paying full unabated rent (subject, in the case

A-3-61

SOMERSET SHOPPES

of a renewal lease, to clause (ii) above) (iv) no outstanding borrower work or improvement allowance is outstanding; and (v) no lease default exists.

The loan documents also provide for ongoing escrows in the amount of $49,767 for real estate taxes, $31,764 for insurance, $3,882 for ongoing capital expenditures and $9,583 for tenant improvements and leasing commissions. The borrower will not be required to make ongoing deposits for outstanding tenant improvements and leasing commissions unless the balance of the tenant improvements and leasing commission reserve falls below $400,000 and thereafter shall be subject to a cap of $400,000.

Lockbox and Cash Management.  The Somerset Shoppes Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account.

Upon the occurrence of a Sweep Event (as defined below), all funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Sweep Event” will commence upon (i) the occurrence of an event of default; (ii) the date on which the debt service coverage ratio is less than 1.15x; (iii) the occurrence of an event of default under the management agreement; (iv) the date on which any tenant which comprises more than 46,500 square feet or constitutes more than 25.0% of the total annual rents, vacates, goes dark or notifies the borrower of its intent to do so; (v) the date on which any tenant under a lease that occupies more than 38,000 square feet or constitutes more than 20.0% of the total annual rents files for bankruptcy or is downgraded below “BBB–” by S&P or the equivalent of such rating by any other rating agency; or (vi) the occurrence of a Non-Renewal Trigger (as defined below).

A “Non-Renewal Trigger” will commence upon the earlier of (i) the failure of any of TJ Maxx, Michaels or Loehmann’s to deliver notice of renewal of its lease on or five business days after the date specified under its lease or (ii) six months prior to the current lease expiration date of TJ Maxx, Michaels or Loehmann’s.

No more than three times during the term, however, certain Sweep Events may be cured (provided there are no other Sweep Events then outstanding and the borrower has paid the lender’s reasonable third party costs in connection with same) as follows:

(A) in the case of a Sweep Event described in (ii) above, once trailing six-month DSCR is greater than 1.30x, (B) in the case of a Sweep Event described in (iv) above, if Borrower obtains a replacement tenant under a lease acceptable to the lender and that replacement tenant delivers an estoppel that (1) it has accepted possession and is operating in all or substantially all of the premises, (2) it is paying full, unabated rent, (3) it has no claims or offsets against the borrower and (4) it acknowledges that all TI/LCs have been paid in full, and (C) in the case of a Sweep Event described in (vi) above, once the excess cash flow reserve funds collected as a result of such Sweep Event are equal to $15.00 per square foot of such non-renewing tenant.

Property Management.  The Somerset Shoppes Property is managed by Tulepan Management LLC, an affiliate of the borrower. According to the management agreement, the property manager is entitled to a base management fee in an amount equal to 4.0% of gross income. The borrower may not surrender, terminate, cancel, extend or renew the management agreement or otherwise replace the manager or enter into any other management agreement without written consent from the lender.

Assumption.  The Somerset Shoppes Mortgage Loan borrower has the right to transfer the Somerset Shoppes Property and cause an assumption of the Somerset Shoppes Mortgage Loan provided that no event of default has occurred and is continuing under the Somerset Shoppes Mortgage Loan and that certain other conditions are satisfied, including: (i) the borrower paying a fee of 0.5% of the outstanding principal balance of the Somerset Shoppes Mortgage Loan for the first such transfer and a fee of 1.0% thereof for each subsequent transfer thereafter; (ii) the transferee and its principals having an aggregate net worth and liquidity reasonably satisfactory to lender and otherwise satisfying the lender’s underwriting requirements; (iii) receipt by lender of background searches with results reasonably acceptable to lender; (iv) such transferee’s principals being experienced owners and operators of properties of similar size, class, use, operation and value as the Somerset Shoppes Property; (v) the transferee delivering a new non-consolidation opinion reasonably acceptable to lender and acceptable to the rating agencies in their sole discretion; (vi) transferee assuming the obligations of the borrower under the loan documents and under the management agreement or enters into a new management agreement with a property manager having sufficient experience in the management of properties of similar size, class, use, operation and value as the Somerset Shoppes Property; (vii) prior to any guarantor being released from its obligations under any guaranty or indemnity (such release being of a prospective nature only), a substitute guarantor(s) acceptable to the lender having assumed such replaced guarantor’s obligations (for events occurring subsequent to such transfer) and executed a replacement guaranty and indemnity in the same form and substance as the guaranty and indemnity being replaced and otherwise acceptable to lender; and (viii) receipt by the lender of confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the Series 2012-LC5 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

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SOMERSET SHOPPES

Terrorism Insurance.  The loan documents require that the borrower maintain insurance coverage for terrorism in an amount equal to the full replacement cost of the Somerset Shoppes Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-63

ROCKVILLE CORPORATE CENTER

A-3-64

ROCKVILLE CORPORATE CENTER

Rockville Corporate Center
15 and 45 West Gude Drive
Rockville, MD 20850
Germantown
Montgomery Village
Gaithersburg
Montgomery County
Redland
Rockville
North Potomac
Aspen Hill
Travilah
Potomac
North Bethesda
Wheaton
Kensington
Bethesda
Chevy Chase
Silver Spring
Glenmont
Washington D.C.
MARYLAND
VIRGINIA
FAIRFAX COUNTY
Great Falls
Brookmont
Quince Orchard
Potomac River
Intercounty Connector
Capital Beltway
MARC TRAIN
RED LINE METRO
SHADY GROVE
ROCKVILLE
TWINBROOK
WHITE FLINT
GROSVENOR-STRATHMORE
MEDICAL CENTER
BETHESDA
FRIENDSHIP HEIGHTS
GLENMONT
WHEATON
FOREST GLEN
Seneca Creek State Park
Rock Creek Regional Park
Cabin John Regional Park
Chesapeake & Ohio Canal Natl. Historic Park
Clara Barton Pkwy
G. Wash. Mem. Pkwy

A-3-65

Rockville Corporate Center

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Office
Original Principal Balance:	$37,800,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$37,800,000			Location:	Rockville, MD
% of Initial Pool Balance:	3.0%			Size:	220,539 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF:	$171.40
Borrower Name:	RCC1545, LLC
Sponsor:	Mark C. Matan			Year Built/Renovated:	1986/2011
Mortgage Rate:	5.023%			Occupancy %(4):	99.1%
Note Date:	May 2, 2012			Occupancy % Source Date:	April 1, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	May 6, 2022			Property Manager:	Matan Companies, LLLP
IO Period:	18 months
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$2,063,002 (12/31/2010)
Seasoning:	4 months			2nd Most Recent NOI (As of):	$1,991,966 (12/31/2011)
Amortization Term (Original):	348 months			Most Recent NOI (As of):	$2,076,931 (TTM 3/31/2012)
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$6,091,383
Call Protection:	L(28),D(88),O(4)			U/W Expenses:	$2,406,714
Lockbox Type:	Hard/Upfront Cash Management			U/W NOI(4):	$3,684,669
Additional Debt:	None			U/W NCF(4):	$3,464,342
Additional Debt Type:	NAP			U/W NOI DSCR(4):	1.49x
				U/W NCF DSCR(4):	1.40x
Escrows and Reserves:				U/W NOI Debt Yield(4):	9.7%

Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(4):	9.2%
Taxes	$103,397	$34,466	NAP
Insurance	$33,185	$2,765	NAP	As-Is Appraised Value:	$55,000,000
Replacement Reserves	$78,187	$4,595	NAP	As-Is Appraisal Valuation Date:	February 21, 2012
Deferred Maintenance	$71,813	$0	NAP	Cut-off Date LTV Ratio:	68.7%
TI/LC(1)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	58.1%
AARP Escrow(2)	$2,367,880	$0	NAP
MCPS Rent Reserve(3)	$315,000	$0	NAP

(1)
Commencing on the earlier of the payment date occurring in May 2020 (18 months prior to the AARP lease expiration), or any time that AARP or Montgomery County Public Schools (“MCPS”) notifies the borrower in writing that it will not be renewing or extending its lease for a term of five years or more at a rent equal to or greater than the rent paid in the immediately prior annual period, all excess cash flow will be swept into the TI/LC reserve until such time as (i) AARP or an acceptable replacement tenant has extended its lease or entered into a new lease, as applicable, for a term of five years or more at a rent equal to or greater than the rent paid in the immediately prior annual period, and (ii) MCPS or an acceptable replacement tenant has extended its lease, or entered into a new lease, as applicable,  for a term of five years or more at a rent equal to or greater than the rent paid in the immediately prior annual period.

(2)
AARP does not currently occupy all of its leased space. At closing, a TI/LC reserve of $40.00 per square foot, plus $50,000 for administrative fees ($2,367,880) was held in escrow for the buildout of this space.

(3)
The MCPS Rent Reserve represents rental payments accruing to the borrower for the 4th floor of the premises located at 45 West Gude Drive from June 2012 through December 2012 and is released monthly to the cash management account.

(4)
The occupancy is the current leased percentage of the Rockville Corporate Center property.  AARP and MCPS do not currently occupy their entire space. MCPS is required to pay rent on the entire space by January 1, 2013. The underwritten NOI and NCF included these tenants in occupancy.

The Mortgage Loan.  The mortgage loan (the “Rockville Corporate Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a Class A office building located in Rockville, Maryland (the “Rockville Corporate Center Property”). The Rockville Corporate Center Mortgage Loan was originated on May 2, 2012 by Ladder Capital Finance LLC. The Rockville Corporate Center Mortgage Loan had an original principal balance of $37,800,000, has an outstanding principal balance as of the Cut-off Date of $37,800,000 and will accrue interest at an interest rate of 5.023% per annum. The Rockville Corporate Center Mortgage Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires payments of interest-only for the first 18 payments following origination and thereafter will require payments of interest and principal based on a 29-year amortization schedule. The Rockville Corporate Center Mortgage Loan matures on May 6, 2022. The proceeds of the Rockville Corporate Center Mortgage Loan together with approximately $15.6 million of new equity from the sponsor and $2.8 million in seller credits were used to acquire the Rockville Corporate Center Property for approximately $56.3 million, inclusive of all deal costs as well as reserves.

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ROCKVILLE CORPORATE CENTER

Following the lockout period, and before the date that the Rockville Corporate Center Mortgage Loan becomes prepayable without penalty, the borrower has the right to defease the Rockville Corporate Center Mortgage Loan in whole, but not in part. The Rockville Corporate Center Mortgage Loan is prepayable without penalty on or after February 6, 2022.

The Property.  The Rockville Corporate Center Property is located at 15 and 45 West Gude Drive in Rockville, Maryland.  The site is developed with two four-story office buildings with a total of 220,539 square feet of net rentable area.  The buildings are connected by an interior causeway.  Originally developed in 1986, the buildings have undergone over $3.5 million in base building renovations over the past five years.  The Rockville Corporate Center Property is home to AARP’s Disaster Recovery Command Center and Technology Hub, the data center at 15 West Gude Drive formerly supported the Human Genome project, which was a decade-long project that was ultimately completed by Celera Corporation at the Rockville Corporate Center Property in 2003.  Significant upgrades at 45 West Gude Drive include aesthetic renovations to the lobby, restrooms and exterior, as well as building upgrades to the HVAC, fire system and electrical system.

15 West Gude Drive is 98.0% leased to AARP through November 2021.  AARP is currently leasing substantially all of 15 West Gude, but is only occupying the first two floors totaling 45,588 square feet. At closing, a TI/LC reserve of approximately $2.4 million ($40.00 per square foot of the unoccupied space plus a $50,000 administrative fee) was held in escrow.

45 West Gude Drive is 100.0% leased to MCPS through December 2022.  MCPS currently occupies the first three floors, but does not currently occupy the fourth floor of 45 West Gude Drive, totaling 23,649 square feet.  MCPS is required to begin paying rent on the fourth floor by January 2013, but may take occupancy earlier.  The seller credited the rent for the fourth floor for this period and $315,000 was reserved at closing representing rental payments accruing to the borrower for this space from June 2012 through December 2012.

The following table presents certain information relating to the tenancies at the Rockville Corporate Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
AARP(2)	NR/Aa3/AA	104,695	47.5%	$26.20	$2,742,628	51.1%	11/30/2021
Montgomery County Public Schools (“MCPS”)(3)	NR/Aaa/AAA	113,845	51.6%	$23.06	$2,625,550	48.9%	12/31/2022(4)
Total Major Tenants		218,540	99.1%	$24.56	$5,368,178	100%

Occupied Collateral		218,540	99.1%	$24.56	$5,368,178	100%

Vacant Space		1,999	0.9%

Collateral Total		220,539	100.0%

(1)	Certain ratings are those of debt obligations of the parent company or the county whether or not the parent or county guarantees the lease.
(2)
AARP is currently leasing substantially all of the square footage of 15 West Gude Drive, but only occupying the first two floors totaling 45,588 square feet.  The tenant has invested over $13.0 million in its space and is not subleasing any of the square footage.  At closing, a TI/LC reserve of approximately $2.4 million ($40.00 per square foot of the unoccupied space plus a $50,000 administrative fee) was held in escrow.

(3)
MCPS does not currently occupy the fourth floor of 45 West Gude Drive, totaling 23,649 square feet.  The tenant is required to begin paying rent on the fourth floor space on January 1, 2013.  The seller credited the rent for the fourth floor for this period and $315,000 was reserved at closing representing the rental payments accruing to the borrower for this space from June through December 2012.

(4)
MCPS has an annual termination option exercisable on July 1st of each year subject to a significant budgetary decrease which results in (i) insufficient funding for the lease and (ii) a recommendation from the superintendent to terminate the lease.  The minimum termination fee due and payable for a termination on December 31, 2012 is approximately $3.5 million plus the cost of work completed on the MCPS space (approximately $2.7 million).  On January 1, 2013, the termination fee increases to approximately $6.3 million and decreases by less than 1% per month thereafter.

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ROCKVILLE CORPORATE CENTER

The following table presents certain information relating to the lease rollover schedule at the Rockville Corporate Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	1	104,695	47.5%	104,695	47.5%	$2,742,628	$26.20
2022	1	113,845	51.6%	218,540	99.1%	$2,625,550	$23.06
Thereafter	0	0	0.0%	218,540	99.1%	$0	$0.00
Vacant	0	1,999	0.9%	220,539	100.0%	$0	$0.00
Total/Weighted Average	2	220,539	100.0%			$5,368,178	$24.56

(1)	Information obtained from the underwritten rent roll.
(2)	MCPS has a lease termination option that is exercisable prior to the originally stated expiration date of the subject lease which is not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Rockville Corporate Center Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010(2)	12/31/2011
100%	61%	61%

(1)	Information obtained from borrower financials.
(2)	45 West Gude Drive was formerly occupied by the Celera Corporation which vacated the property in 2010.

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ROCKVILLE CORPORATE CENTER

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Rockville Corporate Center Property:

Cash Flow Analysis

	2010	2011	TTM 3/31/2012	U/W	U/W $ per SF
Base Rent	$3,137,071	$3,308,440	$3,468,617	$5,368,178	$24.34
Grossed Up Vacant Space	0	0	0	53,973	0.24
Total Reimbursables	965,933	903,023	934,535	851,748	3.86
Other Income(1)	0	0	0	494,304	2.24
Less Vacancy & Credit Loss	0	0	0	(676,820)	(3.07)
Effective Gross Income	$4,103,004	$4,211,463	$4,403,151	$6,091,383	$27.62

Total Operating Expenses	$2,040,002	$2,219,497	$2,326,221	$2,406,714	$10.91

Net Operating Income(2)	$2,063,002	$1,991,966	$2,076,931	$3,684,669	$16.71
TI/LC	0	0	0	165,192	0.75
Capital Expenditures	0	0	0	55,135	0.25
Net Cash Flow	$2,063,002	$1,991,966	$2,076,931	$3,464,342	$15.71

NOI DSCR	0.83x	0.80x	0.84x	1.49x
NCF DSCR	0.83x	0.80x	0.84x	1.40x
NOI DY	5.5%	5.3%	5.5%	9.7%
NCF DY	5.5%	5.3%	5.5%	9.2%

(1)	Total Other Income includes $494,304 of straight-line rent contemplating the average rent over the lease terms for the investment grade tenants.
(2)
45 West Gude Drive was formerly occupied by the Celera Corporation which vacated the Rockville Corporate Center Property in 2010 and led to the decline in NOI. The Rockville Corporate Center Property is currently 99.1% leased.

Appraisal.  As of the appraisal valuation date of February 21, 2012, the Rockville Corporate Center Property had an “as-is” appraised value of $55,000,000.

Environmental Matters.  The Phase I environmental report dated February 24, 2012, recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the Rockville Corporate Center Property.

Market Overview and Competition.  The Rockville Corporate Center Property is located in Rockville, Maryland within the North Rockville submarket.  The Rockville Corporate Center Property is accessible from both the north and south via I-270, Shady Grove Road and Sam Eig Highway (I-370).  Driving forces in North Rockville submarket include a high concentration of biotechnology and technology companies and several agencies within the U.S. Government such as the U.S. Department of Health and Human Services, the U.S. Food and Drug Administration and the National Institute of Health.  The North Rockville submarket has an inventory of 130 office buildings with nearly 12.2 million square feet of competitive, multi-tenanted office space and approximately 1.9 million square feet of both direct and sublet space available as of the fourth quarter 2011 per the appraisal.

The Rockville Corporate Center Property is situated in the suburban Maryland office market, which is comprised of Montgomery, Prince George’s and Frederick counties.  Per the appraisal, the suburban Maryland office market had nearly 80.0 million square feet of office space within 1,019 buildings and an overall vacancy rate of 13.9%, including sublet space, down from 14.1% as of year-end 2010.

Competitive Set(1)(2)

	Rockville Corporate Center (Subject)	Quince Executive Building	Two Irvington Centre	Redland Corporate Center	Crown Point Corporate Center	Park Plaza II
Market	Rockville, MD	Gaithersburg, MD	Rockville, MD	Rockville, MD	Gaithersburg, MD	Gaithersburg, MD
Distance from Subject	--	4.4 miles	1.3 miles	0.6 miles	5.9 miles	1.6 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1986/2011	1995/NAP	2000/NAP	2009/NAP	2000/NAP	2001/NAP
Total GLA	220,539 SF	131,084 SF	148,046 SF	208,515 SF	129,311 SF	127,280 SF
Total Occupancy	99%	75%	47%	71%	67%	81%

(1)	Information obtained from appraisal dated February 21, 2012.
(2)	Includes properties with recent leasing activity and therefore have lower occupancies than the stabilized properties which have not had recent leasing activity.

The Borrower.  The borrower is RCC1545, LLC, a Delaware limited liability company and a single purpose entity with an independent manager. The sponsor of the borrower and the nonrecourse carveout guarantor is Mark C. Matan.

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ROCKVILLE CORPORATE CENTER

The Sponsor. The sponsor is Mark C. Matan, the Chief Executive Officer and founder of Matan Companies, Inc. (“Matan”), a real estate development company. Matan’s current portfolio of 28 projects contains 41 individual buildings, over 3.5 million square feet and approximately 250 tenants. Matan’s portfolio is located in select target locations in the Mid-Atlantic region.  Matan is a significant developer in the region with a specific concentration on government and credit tenants and has developed projects for tenants such as FEMA and the National Cancer Institute.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $103,397 for real estate taxes, $33,185 for insurance premiums, $78,187 for replacement reserves, $71,813 for the deferred maintenance reserve, $315,000 for the MCPS Rent Reserve and $2,367,880 for the AARP Escrow.  The AARP Escrow reserve account equates to $40.00 per square foot for currently unoccupied AARP space, plus a $50,000 administrative fee.

The loan documents provide for ongoing monthly escrows in the amount of $34,466 for real estate taxes, $2,765 for insurance premiums and $4,595 for replacement reserves.

Additionally, commencing on the earlier of the payment date occurring in May 2020 (18 months prior to the AARP lease expiration), or any time that AARP or MCPS notifies the borrower in writing that it will not be renewing or extending its lease for a term of five years or more at a rent equal to or greater than the rent paid in the immediately prior annual period, all excess cash flow will be swept into the TI/LC reserve until such time as (i) AARP or an acceptable replacement tenant has extended its lease or entered into a new lease, as applicable, for a term of five years or more at a rent equal to or greater than the rent paid in the immediately prior annual period, and (ii) MCPS or an acceptable replacement tenant has extended its lease, or entered into a new lease, as applicable,  for a term of five years or more at a rent equal to or greater than the rent paid in the immediately prior annual period.

Lockbox and Cash Management.  The Rockville Corporate Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Rockville Corporate Center Property be deposited into the lockbox account within two business days of receipt. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. Excess cash flow is then returned to the borrower monthly until the occurrence of a Sweep Event (as defined below).

A “Sweep Event” will occur if (i) the DSCR falls below 1.20x or (ii) there is an event of default under the loan documents or property management agreement. Upon the occurrence of a Sweep Event, all excess cash flow (other than excess cash flow required to be deposited into the TI/LC reserve) shall be deposited into a lender controlled account and held by lender as additional security for the loan. A Sweep Event caused by (i) above shall be cured upon the property achieving a DSCR of 1.30x for two consecutive quarters. A Sweep Event caused by (ii) above shall be cured upon lender’s acceptance of a cure of the applicable event of default. A Sweep Event may only be cured four times during the term of the loan.

Property Management.  The Rockville Corporate Center Property is managed by Matan Companies, LLLP, an affiliate of the borrower.

Assumption.  The Rockville Corporate Center Mortgage Loan borrower has the right to transfer the Rockville Corporate Center Property and cause an assumption of the loan provided that no event of default has occurred and is continuing under the Rockville Corporate Center Mortgage Loan and that certain other conditions are satisfied, including: (i) the borrower pays a fee of 0.5% of the outstanding principal balance of the Rockville Corporate Center Mortgage Loan for the first such transfer and a fee of 1.0% for each subsequent transfer thereafter; (ii) the transferee and its property manager satisfy certain criteria set forth in the loan documents; and (iii) the lender receives confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the Series 2012-LC5 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the borrower maintain insurance coverage for terrorism in an amount equal to the full replacement cost of the Rockville Corporate Center Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

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NTP PORTFOLIO

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NTP PORTFOLIO

Larkfield
Santa Rosa
Roseland
Sebastopol
Rohnert Park
Cotati
Annadel State Park

Glen Allen
Mechanicsville
Laurel
Chamberlayne
Lakeside
Highland Springs
Bon Air
Richmond
Montrose
Chester

Huntersville
Concord
Harrisburg
Mt. Holly
Belmont
Charlotte
Mint Hill
Matthews
Pineville
Stallings
Indian Trail
Weddington
NORTH CAROLINA
SOUTH CAROLINA

NTP Portfolio

1	JDSU Campus	Santa Rosa, CA
2	Patriot Tower	Richmond, VA
3	Pioneer Park	Charlotte, NC

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NTP Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Various – See Table
Original Principal Balance:	$37,250,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$37,250,000			Location:	Various – See Table
% of Initial Pool Balance:	2.9%			Size:	629,508 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$59.17
Borrower Name:	Patriot Northpoint I Refi, LLC; Patriot Northpoint II Refi, LLC; Patriot Pioneer Park II, LLC; Patriot Gateway Centre Associates, LP			Year Built/Renovated:	Various – See Table
Sponsors:	Erik Kolar; Michael Kolar; Alan Werther; Geoffrey Gardner			Occupancy %:	88.8%
Mortgage Rate:	4.847%			Occupancy % Source Date:	August 1, 2012
Note Date:	August 27, 2012			Title Vesting:	Fee
Anticipated Repayment Date:	NAP			Property Manager(2):	Various
Maturity Date:	September 1, 2022
IO Period:	None			3rd Most Recent NOI (As of):	$4,185,499 (12/31/2010)
Loan Term (Original):	120 months			2nd Most Recent NOI (As of):	$4,357,702 (12/31/2011)
Seasoning:	0 months			Most Recent NOI (As of):	$4,442,156 (TTM 6/30/2012)
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			U/W Revenues:	$6,041,336
Interest Accrual Method:	Actual/360			U/W Expenses:	$1,766,333
Call Protection:	L(24),D(92),O(4)			U/W NOI:	$4,275,003
Lockbox Type:	Hard/Springing Cash Management			U/W NCF:	$3,681,941
Additional Debt:	None			U/W NOI DSCR:	1.81x
Additional Debt Type:	NAP			U/W NCF DSCR:	1.56x
				U/W NOI Debt Yield:	11.5%
Escrows and Reserves:				U/W NCF Debt Yield:	9.9%
				As-Is Appraised Value:	$53,940,000
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraisal Valuation Date:	Various
Taxes	$200,000	$31,435	NAP	Cut-off Date LTV Ratio:	69.1%
Insurance	$95,284	$7,330	NAP	LTV Ratio at Maturity or ARD:	56.5%
Replacement Reserves	$0	$10,492	$251,803
TI/LC Reserve	$250,000	$39,344	$1,416,393
Deferred Maintenance	$58,875	$0	NAP
JDSU Letter of Credit(1)	$3,800,000	$0	NAP

(1)
The tenant, JDS Uniphase (“JDSU”), entered into a Letter of Credit agreement by which it is obligated to provide the borrower with a $3.8 million letter of credit associated with the tenant’s obligation to conduct remediation of groundwater contamination from the historic release of solvents and other contaminants at the property. See “Environmental Matters” below for more detail.

(2)	The property managers for JDSU Campus, Patriot Tower and Pioneer Park are CB Richard Ellis, Inc., CB Richard Ellis of Virginia, Inc. and CB Richard Ellis, Inc., respectively.

The Mortgage Loan.  The mortgage loan (the “NTP Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by first mortgages encumbering one office building and two industrial buildings in Virginia, North Carolina and California (the “NTP Portfolio Properties”), respectively.  The NTP Portfolio Mortgage Loan was originated on August 27, 2012 by The Royal Bank of Scotland.  The NTP Portfolio Mortgage Loan had an original principal balance of $37,250,000, has an outstanding principal balance as of the Cut-off Date of $37,250,000 and accrues interest at an interest rate of 4.847% per annum.  The NTP Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule.  The NTP Portfolio Mortgage Loan matures on September 1, 2022.  The proceeds from the NTP Portfolio Mortgage Loan were used to refinance existing debt of approximately $33.0 million, fund a contingent tax liability for the sponsors, pay closing costs and fund upfront reserves.

Following the lockout period, the borrower has the right to defease the NTP Portfolio Mortgage Loan in whole, or in connection with a third party sale of the JDSU Campus property, in part, on any due date before the scheduled maturity date. In addition, the NTP Portfolio Mortgage Loan is prepayable without penalty on or after June 1, 2022.

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NTP PORTFOLIO

The Properties.  The NTP Portfolio Mortgage Loan is secured by one office building and two industrial buildings with office space, together totaling 629,508 square feet.  As of August 1, 2012, the NTP Portfolio Properties were 88.8% occupied. The JDSU Campus property is comprised of five, one-story industrial buildings within the JDS Uniphase Campus in Santa Rosa, California. Four of the five buildings of the JDSU Campus property contain office and manufacturing space and one building (16.2% of net rentable area) is comprised entirely of warehouse space. The JDSU Campus property is 98.1% leased to JDSU. Patriot Tower is a six-story, Class A suburban office building located in Richmond, Virginia, which is 86.3% leased to two tenants, Northrop Grumman (81.8% of net rentable area) and TRAK America (4.4% of net rentable area). Pioneer Park is an industrial warehouse and distribution facility with office space located in Charlotte, North Carolina which is 79.9% leased to two tenants, Columbus McKinnon (60.2% of net rentable area) and DSCS (19.7% of net rentable area).

The following table presents certain information relating to the NTP Portfolio Properties:

Property Name – Location	Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
JDSU Campus – Santa Rosa, CA	Industrial	$20,497,670	55.0%	98.1%	Various(1)	263,818	$32,050,000
Patriot Tower – Richmond, VA	Office	$10,700,000	28.7%	86.3%	1989/2007	124,100	$14,200,000
Pioneer Park – Charlotte, NC	Industrial	$6,052,330	16.3%	79.9%	1960/2008	241,590	$7,690,000
Total/Weighted Average		$37,250,000	100.0%	88.8%		629,508	$53,940,000

(1)	The JDSU Campus property is comprised of five one-story buildings which were built in 1978, 1984 and 1995. The property was renovated in 2006.

The following table presents certain information relating to the tenancies at the NTP Portfolio Properties:

Major Tenants

Tenant Name – Property Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
JDSU – JDSU Campus	NR/NR/NR	258,729	41.1%	$10.10	$2,612,664	49.2%	Various(2)
Northrop Grumman – Patriot Tower	BBB+/Baa1/BBB+	101,557	16.1%	$18.82	$1,911,283	36.0%	4/30/2015
Columbus McKinnon – Pioneer Park	NR/NR/BB-	145,500	23.1%	$3.25	$472,482	8.9%	3/30/2018
DSCS – Pioneer Park	NR/NR/NR	47,475	7.5%	$4.85	$230,254	4.3%	7/31/2018
Trak America – Patriot Tower	NR/NR/NR	5,481	0.9%	$16.00	$87,696	1.7%	6/30/2014
Total Major Tenants		558,742	88.8%	$9.51	$5,314,379	100.0%

Vacant Space		70,766	11.2%

Collateral Total		629,508	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The tenant, JDSU, has five leases, each with a different expiration date, at the JDSU Campus property: 111,068 square feet expires on August 31, 2022; 101,579 square feet expires on September 30, 2017 and 46,082 square feet expires on August 30, 2017.

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NTP PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the NTP Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(3)	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	1	5,481	0.9%	5,481	0.9%	$87,696	$16.00
2015	1	101,557	16.1%	107,038	17.0%	$1,911,283	$18.82
2016	0	0	0.0%	107,038	17.0%	$0	$0.00
2017	2	147,661	23.5%	254,699	40.5%	$1,459,778	$9.89
2018	2	192,975	30.7%	447,674	71.1%	$702,736	$3.64
2019	0	0	0.0%	447,674	71.1%	$0	$0.00
2020	0	0	0.0%	447,674	71.1%	$0	$0.00
2021	0	0	0.0%	447,674	71.1%	$0	$0.00
2022	1	111,068	17.6%	558,742	88.8%	$1,152,886	$10.38
Thereafter	0	0	0.0%	558,742	88.8%	$0	$0.00
Vacant	0	70,766	11.2%	629,508	100.0%	$0	$0.00
Total/Weighted Average	7	629,508	100.0%			$5,314,379	$9.51

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)
At the JDSU Campus property, the tenant, JDSU, has three leases, each with a different expiration date, at the JDSU Campus property: 111,068 square feet expires on August 31, 2022; 101,579 square feet expires on September 30, 2017 and 46,082 square feet expires on August 30, 2017.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the NTP Portfolio Properties:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W	U/W $ per SF
Base Rent	$4,857,081	$5,045,049	$5,152,364	$5,314,379	$8.44
Grossed Up Vacant Space	0	0	0	465,271	0.74
Percentage Rent	0	0	0	0	0.00
Total Reimbursables	872,103	901,475	909,279	931,812	1.48
Other Income	27,521	22,092	35,313	30,000	0.05
Less Vacancy & Credit Loss	0	0	0	(700,126)	(1.11)
Effective Gross Income	$5,756,705	$5,968,616	$6,096,956	$6,041,336	$9.60

Total Operating Expenses	$1,571,206	$1,610,914	$1,654,800	$1,766,333	$2.81

Net Operating Income	$4,185,499	$4,357,702	$4,442,156	$4,275,003	$6.79

TI/LC	0	0	0	477,935	0.76
Capital Expenditures	0	0	0	115,127	0.18
Net Cash Flow	$4,185,499	$4,357,702	$4,442,156	$3,681,941	$5.85

NOI DSCR	1.78x	1.85x	1.88x	1.81x
NCF DSCR	1.78x	1.85x	1.88x	1.56x
NOI DY	11.2%	11.7%	11.9%	11.5%
NCF DY	11.2%	11.7%	11.9%	9.9%

Appraisal.  As of the appraisal valuation dates ranging from July 15, 2012 to July 23, 2012, the NTP Portfolio Properties had an aggregate “as-is” appraised value of $53,940,000.

Environmental Matters.  Phase I environmental site assessments were performed between July 30, 2012 to August 13, 2012. The assessments did not contain recommendations to perform Phase II environmental site assessments at any of the NTP Portfolio Properties.  One property, occupied by JDSU, is a light industrial property at which groundwater contaminated by historical activities has been under active extraction well remediation since 1996 by responsible parties pursuant to state regulatory oversight.  Recent sampling results indicate non-detect to very low residual contamination levels.  The mortgaged property is subject to a Risk Management Plan to minimize any risk from current activities.  The related Phase I environmental report, does not recommend any additional action other than to determine if a reported historic groundwater supply well is present, and if, so to ensure proper abandonment of the well at an estimated cost of no more than $3,000.

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NTP PORTFOLIO

Further, JDSU has entered into an indemnity agreement with the sponsor of the NTP Portfolio Mortgage Loan, in which JDSU agreed to continue to conduct remediation of the contamination and to indemnify and defend the sponsor against any related claims and cleanup obligations. JDSU is also obligated to provide the sponsor with a $3.8 million letter of credit as a guarantee of its fulfillment of its cleanup and indemnity obligations. As of March 2012, JDSU had $1.3 billion in current assets, $414.0 million of cash and cash equivalents and $1.0 billion in stockholder equity. The NTP Portfolio borrower is required to provide the lender with an assignment of the letter of credit within thirty days of loan closing.

Market Overview and Competition.  The NTP Portfolio Properties are located in Richmond, Virginia, Charlotte, North Carolina and Santa Rosa, California, respectively.

The JDSU Campus property is located approximately 3.7 miles west of the Santa Rosa central business district.  According to the appraisal, the property is located within the Sonoma County office market, which has a vacancy of 20.2% and average asking rents of $20.04 per square foot as of second quarter 2012.  The Sonoma County industrial market has a vacancy of 9.8% and average asking rents of $7.68 per square foot as of second quarter 2012. Primary access to the area is provided by US 101 and the Luther Burbank Memorial/Sebastopol Highway (Highway 12). The Charles M. Schulz-Sonoma County Airport is located approximately 9.8 miles to the north.

The Patriot Tower property is located approximately 10.7 miles southwest of the Richmond, Virginia central business district.  According to the appraisal, the property is located within the Southwest submarket of Richmond, which contains a total of approximately 4.4 million square feet of office space inventory with a vacancy rate of 13.0% as of second quarter 2012.  The appraisal concluded that rents for comparable properties within the submarket range from $15.50 to $17.50 per square foot on a gross basis.  The property has immediate access to local transportation arteries including Powhite Parkway (north/south) and Midlothian Turnpike (east/west).

The Pioneer Park property is located approximately 11.8 miles southwest of the Charlotte, North Carolina central business district.  According to the appraisal, the property is located in the Charlotte region industrial warehouse/distribution market which consists of approximately 258.0 million square feet of inventory and a vacancy rate of 11.0% as of first quarter 2012.  The appraisal concluded that rents for comparable properties in the market range from $2.15 to $4.50 per square foot on a triple net basis.  Primary access to the area is provided by Interstate 77 and Interstate 485.  The Charlotte Douglas International Airport is located approximately 11.5 miles north of the property.

The Borrower.  The borrower, collectively, is comprised of Patriot Northpoint I Refi, LLC, Patriot Northpoint II Refi, LLC, Patriot Pioneer Park II, LLC, each, a Delaware limited liability company, and Patriot Gateway Centre Associates, LP, a Pennsylvania limited partnership (collectively the “NTP Portfolio Borrower”). Each entity is a single-purpose entity and each has an independent director. Legal counsel to the NTP Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the NTP Portfolio Mortgage Loan.  Erik Kolar, Alan Werther, Michael Kolar and Geoffrey Gardner serve as the guarantors of certain nonrecourse carveouts under the NTP Portfolio Mortgage Loan.

The Sponsors.  The sponsors, Erik Kolar, Alan Werther, Michael Kolar and Geoffrey Gardner have a combined 50 years of experience focusing on corporate real estate assets and have redeveloped more than 18.0 million square feet and completed over $1.5 billion in transactions.  As of March 31, 2012, the sponsors reported combined total assets of $89.0 million and a combined net worth of approximately $84.0 million.

Escrows.  The NTP Portfolio Mortgage Loan documents provide for upfront escrows at closing in the amount of $200,000 for real estate taxes, $95,284 for insurance premiums, $250,000 for tenant improvements and leasing commissions and $58,875 for deferred maintenance.

The NTP Portfolio Mortgage Loan documents provide for ongoing monthly escrows in the amount of $31,435 for real estate taxes, $7,330 for insurance premiums, $10,492 (subject to a cap of $251,803) for replacement reserves and $39,344 (subject to a cap of $1,416,393) for tenant improvements and leasing commissions.

Lockbox and Cash Management.  The NTP Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the NTP Portfolio Borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the NTP Portfolio Borrower or manager relating to the NTP Portfolio Properties be deposited into the lockbox account within one business day after receipt.  Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the NTP Portfolio Borrower’s operating account on a daily basis.  During a Cash Management Period, all funds on deposit in the lockbox account are swept daily to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) the actual debt service coverage ratio at the end of any fiscal quarter being less than 1.15x; or (iii) the commencement of a Lease Sweep Period (as defined below).  A Cash Management Period will expire, (a) with regard to the circumstances in clause (i), upon the cure of such event of default, (b) with regard to circumstances in clause (ii), upon the actual debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters, or (c) with regards to the circumstances in clause (iii), if such Lease Sweep Period has ended.

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NTP PORTFOLIO

A “Lease Sweep Period” will commence on the first payment date under the NTP Portfolio Mortgage Loan following the occurrence of any of the following: (i) the date that is (a) 12 months prior to the expiration of the then current term of the Northrop Grumman lease; (b) 15 months prior to the expiration of the then current term of the JDSU-Building B lease; (c) 15 months prior to the expiration of the then current term of the JDSU-Building D lease; (d) nine months prior to the expiration of the then current term of the JDSU-Building C lease; and (e) nine months prior to the expiration of the then current term of the JDSU-Building F lease; (ii) any Major Lease (as defined below) is surrendered, cancelled or terminated prior to its then current expiration date; (iii) upon the occurrence and continuance of a material monetary default under any Major Lease by a tenant that gives the borrower the right to terminate such Major Lease; or (iv) upon the occurrence of an insolvency proceeding by any tenant under a Major Lease.
A Lease Sweep Period will end upon the earliest to occur of: (i) the date on which the combined balances of the TI/LC reserve and the special rollover reserve exceed (a) in the case of a Lease Sweep Period triggered by the Northrop Grumman lease, $2,500,000, (b) in the case of a Lease Sweep Period triggered by the JDSU-Building B lease and/or the JDSU-Building D lease, $2,900,000 and (c) in the case of a Lease Sweep Period triggered by the JDSU-Building C lease and/or the JDSU-Building F lease, $14.00 per square foot of space demised under the JDSU-Building C lease and/or JDSU-Building F lease, in each case, inclusive of the initial TILC deposit of $250,000, the monthly deposits required to be paid to lender under the loan agreement and the amounts being swept into the special rollover reserve subaccount during the subject Lease Sweep Period; or (ii) if: (a) with respect to a Lease Sweep Period caused by a matter described in clause (i) of the definition of “Lease Sweep Period”, the date on which the subject tenant of a Major Lease exercises its renewal or extension option with respect to all of the space demised under its Major Lease or has partially renewed its lease at a total rental amount such that the overall actual debt service coverage ratio is at least 1.30x, and all approved Major Lease leasing expenses and any other expenses in connection with the re-tenanting of such space have been paid in full from funds on deposit in the special rollover reserve or the rollover reserve subaccount, provided that any approved Major Lease leasing expenses must be paid first from funds on deposit in the special rollover reserve subaccount and then from funds on deposit in the rollover reserve subaccount other than funds constituting the initial TI/LC deposit, and then, if necessary, from funds constituting the initial TI/LC deposit; (b) with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii) or (iii) of the definition of “Lease Sweep Period”, the date on which the Major Lease Occupancy Conditions (as defined below) have been satisfied; (c) with respect to a Lease Sweep Period caused by a matter described in clause (iii) of the definition of “Lease Sweep Period”, if the subject tenant of a Major Lease default has been cured, and no other Major Tenant default has occurred for a period of three consecutive months following such cure; or (d) with respect to a Lease Sweep Period caused by a matter described in clause (iv) of the definition of “Lease Sweep Period”, if the applicable Major Lease has been affirmed, assumed or assigned in a manner acceptable to lender.

A “Major Lease” is the Northrop Grumman lease or any JDSU lease.

The “Major Lease Occupancy Conditions” are: (i) a sufficient portion of the space demised under the Major Lease which gave rise to the Lease Sweep Period has been leased to one or more tenants such that the debt service coverage ratio for the NTP Portfolio Mortgage Loan is at least 1.30x; (ii) each such tenant has taken occupancy of its space; (iii) all expenses incurred in connection with such lease have been paid in full; and (iv) each tenant has begun to pay full rent under its respective lease.

Property Management.  The JDSU Campus property and Pioneer Park property are managed by CB Richard Ellis, Inc. and the Patriot Tower property is managed by CB Richard Ellis of Virginia, Inc. According to the management agreement for the JDSU Campus property, the property manager is entitled to an annual base management fee in an amount equal to the greater of $78,000 and 2.25% of gross annual revenues. According to the management agreement for the Patriot Tower property, the property manager is entitled to an annual base management fee in an amount equal to 2.00% of gross annual revenues collected. According to the management agreement for the Pioneer Park property, the property manager is entitled to an annual base management fee in an amount equal to the greater of $18,000 and 3.50% of gross revenues, exclusive of revenues from the sale of assets, capital improvements, and security deposits, except for the portion applied as rent. The NTP Portfolio Borrower may not amend, extend, renew or cancel any of the management agreements without written consent from the lender.

Assumption.  The NTP Portfolio Borrower has the right to transfer the NTP Portfolio Properties in whole but not in part, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) payment by the NTP Portfolio Borrower of an assumption fee equal to 0.25% of the outstanding principal balance of the NTP Portfolio Mortgage Loan for the first such transfer and assumption and 1.00% of the outstanding principal balance of the NTP Portfolio Mortgage Loan thereafter; (iii) the NTP Portfolio Borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested; (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions of the loan documents; (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-LC5 Certificates; (vi) all of the lender’s reasonable costs and expenses have been paid in connection with the transfer; (vii) replacement guarantors and indemnitors have indicated in writing form and substance their readiness and ability to transfer and assume the NTP Portfolio Mortgage Loan; and (viii) the manager and proposed management agreement are satisfactory to the lender, Fitch and Moody’s.

Partial Release.  Following the second anniversary of the issuance of the Series 2012-LC5 Certificates, the NTP Portfolio Borrower may obtain the release of certain parcels from the lien of the mortgage at the JDSU Campus, provided that the JDSU Campus property is the subject of a bona fide third party sale, in connection with a partial defeasance upon the satisfaction of certain conditions, including: (i) no continuing default or event of default; (ii) 20 days prior written notice, accompanied by all related purchase documents; (iii) the borrowers defease an amount of principal equal to the greater of (x) 100% of the net sales proceeds with respect to the JDSU Campus property and (y) 135% of the allocated loan amount for the JDSU Campus property, and borrower must satisfy all of the requirements of conditions of defeasance set forth in the loan documents; (vii) a post-release debt service coverage ratio of at least 1.50x and (ix) a post-release loan to value ratio of no more than 55%.

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NTP PORTFOLIO

After September 1, 2021, the NTP Portfolio Borrower may release a certain parcel at the JDSU Campus property (the “Building B Parcel”) from the lien of the related mortgage in connection with a purchase of the Building B Parcel by the tenant, JDS Uniphase Corporation, provided certain conditions are satisfied, including: (i) 20 days prior written notice and (ii) the borrowers defease an amount of principal equal to the greater of (x) 100% of the net sales proceeds with respect to the Building B Parcel and (y) $10,000,000, provided that, in the event the LTV ratio on the NTP Portfolio Mortgage Loan is greater than 125%, the borrower must first partially defease the principal of the NTP Portfolio Mortgage Loan in an amount such that the LTV ratio is 125% or lower.

Additionally, the related borrowers may release a certain immaterial non-income producing parcel at the JDSU Campus property (the ”Building 10 Release Parcel”) in connection with a lot line adjustment, provided certain conditions are satisfied, including: (i) no continuing default or event of default; (ii) if the pre-release LTV ratio is greater than 125%, partial defeasance of the principal of the NTP Portfolio Mortgage Loan in an amount such that the LTV ratio is 125% or lower (iv) 20 days prior written notice, accompanied by: (a) a copy of all documents related to the Building 10 release parcel, together with the proposed form of partial release of lien documentation; (b) a proposed form of easement agreement over the Building 10 Parcel and the unreleased JDSU Campus property relating to the continued use and operation of the unreleased JDSU Campus property and Building 10 Parcel; and (v) payment of all reasonable costs and expenses of the lender in connection with such release.

Real Estate Substitution.  Not Permitted.

Subordinate and Mezzanine Indebtedness.  Not Permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the NTP Portfolio Borrower maintain insurance against loss for acts of terrorism in an amount equal to the full replacement cost of the NTP Portfolio Properties.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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COLUMBIA SC HOTEL PORTFOLIO

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COLUMBIA SC HOTEL PORTFOLIO

Columbia SC Hotel Portfolio
1 Holiday Inn Columbia Hotel Columbia, SC
2 Sheraton Columbia Hotel Columbia, SC
3 Holiday Inn Express Columbia Hotel Columbia, SC
Columbia
Dentsville
Arcadia Lakes
Woodfield
Forest Acres
St. Andrews
Seven Oaks
West Columbia
Cayce
Oak Grove
Springdale
Pine Ridge
South Congaree
Fort Jackson Military Reservation
Columbia Metropolitan Airport
Columbia Owens Downtown Airport
University of South Carolina
State Capitol
Columbia Metropolitan Convention Ctr.
Colonial Life Arena
Palmetto Baptist Medical Ctr.
Palmetto Richland Mem. Hospital
Providence Hospital
Lexington Medical Center
William Jennings Bryan Dorn VA Medical Center
Allen University
Richland Mall
Columbia Place
Dutch Square
Riverbanks Zoo
William-Brice Stadium
Cayce Speedway
Sesquicentennial State Park
Springwood Lake
Cary Lake
Forest Lake
Lake Katherine
Broad River
Saluda River
Congaree River
RICHLAND COUNTY
LEXINGTON COUNTY
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
Atlantic Ocean
Charlotte
Raleigh
Greenville
Charleston
Savannah
Augusta

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Columbia SC Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:		The Royal Bank of Scotland		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):		NR/NR		Property Type:	Hospitality
Original Principal Balance:		$31,000,000		Specific Property Type(3):	Various
Cut-off Date Principal Balance:		$31,000,000		Location:	Columbia, SC
% of Initial Pool Balance:		2.4%		Size:	416 rooms
Loan Purpose:		Refinance		Cut-off Date Principal	$74,519
Borrower Name(1):		Various		Balance Per Room:
Sponsor:		Sejwad Hotels		Year Built/Renovated:	Various – See Table
Mortgage Rate:		5.357%		Occupancy %:	63.7%
Note Date:		August 10, 2012		Occupancy % Source Date:	April 30, 2012
Anticipated Repayment Date:		NAP		Title Vesting:	Fee
Maturity Date:		September 1, 2022		Property Manager:	Sejwad Hotels, LLC
IO Period:		None
Loan Term (Original):		120 months		3rd Most Recent NOI (As of):	$3,274,316 (12/31/2010)
Seasoning:		0 months		2nd Most Recent NOI (As of):	$3,577,281 (12/31/2011)
Amortization Term (Original):		300 months		Most Recent NOI (As of):	$3,688,362 (TTM 4/30/2012)
Loan Amortization Type:		Amortizing Balloon
Interest Accrual Method:		Actual/360
Call Protection:		L(24),D(93),O(3)		U/W Revenues:	$11,671,466
Lockbox Type:		Soft/Springing Cash Management		U/W Expenses:	$8,039,901
Additional Debt:		None		U/W NOI:	$3,631,565
Additional Debt Type:		NAP		U/W NCF:	$3,164,707
				U/W NOI DSCR:	1.61x
Escrows and Reserves:				U/W NCF DSCR:	1.40x
				U/W NOI Debt Yield:	11.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.2%
Taxes	$339,320	$37,702	NAP	As-Is Appraised Value:	$45,600,000
Insurance	$14,658	$7,329	NAP	As-Is Appraisal Valuation Date:	June 18, 2012
FF&E Reserve(2)	$29,177	$38,902	NAP	Cut-off Date LTV Ratio:	68.0%
Deferred Maintenance	$6,250	$0	NAP	LTV Ratio at Maturity or ARD:	51.5%

(1)	The borrower, collectively, is London I SPE, LLC, Sejwad VI, LLC and Sejwad V, LLC.
(2)	Beginning October 1, 2013, the FF&E reserve will increase to 4.0% of annual total revenue.
(3)	The Holiday Inn Express Columbia Hotel is a limited service hotel, and the Holiday Inn Columbia Hotel and the Sheraton Columbia Hotel are full service hotels.

The Mortgage Loan.  The mortgage loan (the “Columbia SC Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in a Sheraton Hotel, Holiday Inn Hotel and Holiday Inn Express Hotel (the “Columbia SC Hotel Portfolio Properties”) each located in Columbia, South Carolina.  The Columbia SC Hotel Portfolio Mortgage Loan was originated on August 10, 2012 by The Royal Bank of Scotland. The Columbia SC Hotel Portfolio Mortgage Loan had an original principal balance of $31,000,000, has an outstanding principal balance as of the Cut-off Date of $31,000,000 and accrues interest at an interest rate of 5.357% per annum. The Columbia SC Hotel Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest and principal based on a 25-year amortization schedule.  The Columbia SC Hotel Portfolio Mortgage Loan matures on September 1, 2022.  Loan proceeds were used to pay off existing debt of approximately $30.1 million and pay closing costs of approximately $600,000.

Following the lockout period, the borrower has the right to defease the Columbia SC Hotel Portfolio Mortgage Loan in whole, or in connection with a third party sale of a hotel, in part, on any due date before the scheduled maturity date. In addition, the Columbia SC Hotel Portfolio Mortgage Loan will be prepayable without penalty on or after July 1, 2022.

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COLUMBIA SC HOTEL PORTFOLIO

The Properties.  The Columbia SC Hotel Portfolio Mortgage Loan is secured by the fee interest in two full service hotels and one limited service hotel located in Columbia, South Carolina. The Columbia SC Hotel Portfolio Properties comprise a total of 416 rooms.

Holiday Inn Columbia Hotel

The Holiday Inn Columbia Hotel is a 181-room, full service hotel located in Columbia, South Carolina.  The six-story Holiday Inn Columbia Hotel was originally developed as a Ramada Inn in 1986 and was acquired by the sponsor in 2006. The Holiday Inn Columbia Hotel underwent a complete renovation from 2006 to 2008, which included the removal of all interior walls and surfaces and a rebuilding of the interior and exterior of the hotel, at a cost of approximately $7.5 million.  Amenities at the Holiday Inn Columbia Hotel include a 3,526 square foot ballroom, 1,029 square foot meeting room and five break-out rooms of 348 square feet each. The Holiday Inn Columbia Hotel franchise agreement expires in September 2017.

Sheraton Columbia Hotel

The Sheraton Columbia Hotel is a 135-room, full service hotel located in Columbia, South Carolina. Primary regional access through the area is provided by Interstate 26 and Interstate 77, which provide access to Greenville, Charlotte and Charleston.  The sponsor acquired the 17-story building in September 2004 and funded a complete renovation of the property from 2006 to 2008 at a total cost of approximately $18.7 million.  The hotel opened as the Sheraton Columbia Hotel on July 14, 2008. Amenities include two restaurants, a martini bar and a rooftop lounge.  The Sheraton Columbia Hotel franchise agreement expires in July 2028.

Holiday Inn Express Columbia Hotel

The Holiday Inn Express Columbia Hotel is a 100-room, limited service hotel located in Columbia, South Carolina. The Holiday Inn Express Columbia Hotel is located near Fort Jackson with close access to Interstate 77.  The five-story hotel was originally developed by the sponsor in 2006-2007. The Holiday Inn Express Columbia Hotel opened in March 2007. Amenities include a spacious lobby with an alcove seating area, a breakfast area with an enclosed buffet line, two meeting rooms totaling 2,700 square feet, a fitness room and an indoor pool.  The Holiday Inn Express Columbia Hotel franchise agreement expires in March 2017.

The following table presents certain information relating to the Columbia SC Hotel Portfolio Properties:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Loan/ Room	Year Built/ Renovated	Appraised Value
Holiday Inn Columbia Hotel	$13,000,000	41.9%	181	$71,823	1986/2008	$15,800,000
Sheraton Columbia Hotel	$10,000,000	32.3%	135	$74,074	1913/2008	$17,800,000
Holiday Inn Express Columbia Hotel	$8,000,000	25.8%	100	$80,000	2007/NAP	$12,000,000
Total/Weighted Average	$31,000,000	100.0%	416	$74,519		$45,600,000

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Columbia SC Hotel Portfolio Properties:

Cash Flow Analysis

	2010	2011	TTM 4/30/2012	U/W	U/W $ per Room
Occupancy	65.4%	65.7%	63.8%	63.7%
ADR	$92.86	$93.30	$95.15	$95.23
RevPAR	$60.74	$61.34	$60.68	$60.68

Total Revenue	$11,654,512	$11,772,392	$11,695,200	$11,671,466	$28,056
Total Department Expenses	4,246,724	4,155,901	4,063,494	4,052,415	9,741
Gross Operating Profit	$7,407,788	$7,616,491	$7,631,706	$7,619,051	$18,315

Total Undistributed Expenses	3,521,303	3,489,671	3,405,141	3,437,170	8,262
Profit Before Fixed Charges	$3,886,485	$4,126,820	$4,226,565	$4,181,881	$10,053

Total Fixed Charges	612,169	549,539	538,203	550,316	1,323
Net Operating Income	$3,274,316	$3,577,281	$3,688,362	$3,631,565	$8,730

FF&E	0	0	0	466,859	1,122
Net Cash Flow	$3,274,316	$3,577,281	$3,688,362	$3,164,707	$7,607

NOI DSCR	1.45x	1.59x	1.64x	1.61x
NCF DSCR	1.45x	1.59x	1.64x	1.40x
NOI DY	10.6%	11.5%	11.9%	11.7%
NCF DY	10.6%	11.5%	11.9%	10.2%

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COLUMBIA SC HOTEL PORTFOLIO

Appraisal.  As of the appraisal valuation date of June 18, 2012, the Columbia SC Hotel Portfolio Properties had an aggregate “as-is” appraised value of $45,600,000.

Environmental Matters.  According to the Phase I environmental site assessments dated between July 30, 2012 and August 9, 2012, there was no evidence of any recognized environmental conditions at the Columbia SC Hotel Portfolio Properties.

Market Overview and Competition.  The Columbia SC Hotel Portfolio Properties are located in Columbia, South Carolina close to Interstate 26, which provides access to Greenville, South Carolina and Interstate 77, which provides access to Charleston, South Carolina and Charlotte, North Carolina.  The South Carolina state government, the Palmetto Health hospital system, Blue Cross Blue Shield of South Carolina and the University of South Carolina are among the largest employers in the area.  Other major employers in the area include Fort Jackson, the U.S. Army’s largest and most active initial entry training installation by average number of soldiers trained each year, Richland School District One and the United Parcel Service.  The corporate headquarters of Fortune 500 energy company, SCANA, is located in the Columbia suburb of Cayce, near Columbia Airport.

The following table presents certain information relating to the Holiday Inn Columbia Hotel competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Columbia Hotel)

	Competitive Set			Holiday Inn Columbia Hotel(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	69.4%	$86.36	$59.97	63.6%	$80.50	$51.23	91.6%	93.2%	85.4%
6/30/2011 TTM	72.0%	$86.37	$62.22	61.5%	$81.83	$50.31	85.3%	94.7%	80.9%
6/30/2010 TTM	64.7%	$86.66	$56.07	61.1%	$80.75	$49.34	94.4%	93.2%	88.0%

(1)	Information obtained from a third party hospitality report dated July 16, 2012.

The following table presents certain information relating to the Sheraton Columbia Hotel competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(Sheraton Columbia Hotel)

	Competitive Set			Sheraton Columbia Hotel(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	61.9%	$114.79	$71.01	57.8%	$110.64	$63.98	93.5%	96.4%	90.1%
6/30/2011 TTM	58.2%	$110.37	$64.21	64.5%	$99.48	$64.13	110.8%	90.1%	99.9%
6/30/2010 TTM	54.9%	$109.21	$59.96	59.1%	$94.01	$55.53	107.6%	86.1%	92.6%

(1)	Information obtained from a third party hospitality report dated July 16, 2012.

The following table presents certain information relating to the Holiday Inn Express Columbia Hotel competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(Holiday Inn Express Columbia Hotel)

	Competitive Set			Holiday Inn Express Hotel(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2012 TTM	54.1%	$75.07	$40.59	71.5%	$103.13	$73.79	132.3%	137.4%	181.8%
6/30/2011 TTM	57.7%	$73.59	$42.45	80.2%	$98.17	$78.73	139.0%	133.4%	185.5%
6/30/2010 TTM	52.1%	$77.11	$40.15	79.2%	$104.18	$82.56	152.2%	135.1%	205.6%

(1)	Information obtained from a third party hospitality report dated July 16, 2012.

The Borrower.  The borrowing entities are comprised of three South Carolina limited liability companies (London I SPE, LLC, Sejwad VI, LLC and Sejwad V, LLC) (collectively, the “Columbia SC Hotel Portfolio Borrower”).  Each of the entities comprising the Columbia SC Hotel Portfolio Borrower is a single purpose entity and has a single purpose managing member, Sejwad MM, Inc., a South Carolina corporation, which has one independent director. Legal counsel to the Columbia SC Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Columbia SC Hotel Portfolio Mortgage Loan.  Thakorbhai N. Patel and Rakash T. Patel are the guarantors of certain nonrecourse carveouts under the Columbia SC Hotel Portfolio Mortgage Loan.

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COLUMBIA SC HOTEL PORTFOLIO

The Sponsor.  The sponsor is Sejwad Hotels (“Sejwad”), a hotel development/management company headquartered in Columbia, South Carolina.  Sejwad’s current portfolio consists of nine hotels in the Columbia/Greenville, South Carolina area.  The brands in Sejwad’s portfolio include Holiday Inn, Holiday Inn Express, Homewood Suites by Hilton, Comfort Suites, Crowne Plaza, Wingate Inn by Wyndham and Sheraton Hotels.  The principals at Sejwad are Thakorbhai Patel and his son, Rakash Patel, both of whom serve as nonrecourse carveout guarantors on the Columbia SC Hotel Portfolio Mortgage Loan.  As of July 2, 2012, the principals reported combined total assets of approximately $50.9 million and a combined total net worth of approximately $50.3 million.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $339,320 for real estate taxes, $14,658 for insurance premiums, $29,177 for an FF&E reserve and $6,250 for deferred maintenance.

The loan documents provide for ongoing monthly escrows in the amount of $37,702 for real estate taxes and $7,329 for insurance premiums.  The loan documents also provide for an ongoing FF&E reserve equal to one-twelfth of 3.0% of the preceding annual gross revenue through September 1, 2013 (initially $38,902), and 4.0% of the preceding annual gross revenue thereafter.

Lockbox and Cash Management.  The Columbia SC Hotel Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place. The Columbia SC Hotel Portfolio Mortgage Loan requires all revenue and credit card receipts payable with respect to the Columbia SC Hotel Portfolio Properties to be deposited directly into the lockbox account. The loan documents also require that all revenues received by the Columbia SC Hotel Portfolio Borrower or property manager be deposited into the lockbox account within one business day. All funds on deposit in the lockbox account are swept on a daily basis into an account designated by the Columbia SC Hotel Portfolio Borrower unless a Cash Management Period (as defined below) is in effect, in which case funds are swept to a cash management account under the control of the lender.

A “Cash Management Period” will commence: (i) upon the occurrence and continuance of an event of default under the Columbia SC Hotel Portfolio Mortgage Loan or (ii) if, as of the last day of any calendar quarter during the Columbia SC Hotel Portfolio Mortgage Loan term, the debt yield, as calculated based on the net operating income for the 12-month period ending on the last day of the calendar quarter, is less than 9.0%. A Cash Management Period will end, with regard to the circumstances in clause (i), upon a cure of such event of default or, with regard to the circumstances in clause (ii), if the Columbia SC Hotel Portfolio Mortgage Loan achieves a debt yield, as calculated based on the net operating income for the twelve month period ending on the last day of the calendar quarter, of at least 9.0% for two consecutive quarters.

Property Management.  The Columbia SC Hotel Portfolio Properties are managed by an affiliate of the Columbia SC Hotel Portfolio Borrower.

Assumption.  The Columbia SC Hotel Portfolio Borrower has the right to transfer the Columbia SC Hotel Portfolio Properties, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of 1.0% of the outstanding principal balance of the Columbia SC Hotel Portfolio Mortgage Loan; (ii) no event of default has occurred and is continuing under the Columbia SC Hotel Portfolio Mortgage Loan; (iii) the Columbia SC Hotel Portfolio Borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested; (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions of the loan documents; (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-LC5 Certificates; (vi) all of the lender’s reasonable costs and expenses have been paid in connection to the transfer; (vii) replacement guarantors and indemnitors have executed and delivered all documents required by the lender and in form and substance required by the lender; (viii) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to the lender; and (ix) the manager and proposed management agreement are satisfactory to the lender, Fitch and Moody’s.

Partial Release.  Following the second anniversary of the issuance of the Series 2012-LC5 Certificates, the Columbia SC Hotel Portfolio Borrower may obtain the release of an individual property from the lien of mortgage (and the related loan documents), provided that such property is the subject of a bona fide third party sale, in connection with a partial defeasance upon the satisfaction of certain conditions including without limitation: (i) the Columbia SC Hotel Portfolio Borrower must provide lender a written request at least 20 days prior to the proposed release date; (ii) no event of default has occurred or is continuing at the time that the release occurs; (iii) the partial defeasance of the Columbia SC Hotel Portfolio Mortgage Loan in an amount equal to the greater of 100% of net sales proceeds and 125% of the allocated loan amount for the individual property to be released; and (iv) the debt service coverage ratio of the remaining properties must not be less than the greater of the debt service coverage ratio immediately preceding such release and 1.37x.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy maintained by the Columbia SC Hotel Portfolio Borrower provide coverage for damage from terrorism in an amount equal to the full replacement cost of the Columbia SC Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event as well as a six-month extended period of indemnity.

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CMC HOTEL PORTFOLIO

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CMC HOTEL PORTFOLIO

Falls Lake
Falls Lake State Recreation Area
Gorman
Duke University
Durham
DURHAM COUNTY
WAKE COUNTY
Chapel Hill
Carrboro
Horace Williams Airport
New Hope Commons
RESEARCH TRIANGLE PARK
University of North Carolina-Chapel Hill
The Streets at Southpoint
Northern Wake Expwy
Raleigh-Durham Intl. Airport
William B. Umstead State Park
Lake Crabtree
Morrisville
CHATHAM COUNTY
B. Everett Jordan Lake
Lake Jordan State Recr. Area
Green Level
Cary
Raleigh
NC State University
Raleigh Beltline

Winston-Salem
Durham
Greensboro
Raleigh
Asheville
Greenville
Charlotte
Fayetteville
Wilmington

Kirkland
Murraysville
Wrightsboro
Ogden
Kings Grant
Wilmington
Seagate
Masonboro
Atlantic Ocean
Silver Lake
Myrtle Grove

CMC Hotel Portfolio

1	Fairfield Inn & Suites	Raleigh, NC
2	SpringHill Suites	Durham, NC
3	TownePlace Suites	Wilmington, NC

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CMC Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Hospitality
Original Principal Balance:	$30,700,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$30,700,000			Location:	Various – See Table Below
% of Initial Pool Balance:	2.4%			Size:	369 rooms
Loan Purpose:	Refinance			Cut-off Date Principal	$83,198
Borrower Name(1):	Various			Balance Per Room:
Sponsor:	CMC Hotels			Year Built/Renovated(3):	Various/NAP
Mortgage Rate:	5.196%			Occupancy %:	69.5%
Note Date(2):	August 16, 2012			Occupancy % Source Date:	June 30, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	September 1, 2022			Property Manager:	CMC Corporation
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of)(4):	$815,766 (12/31/2010)
Seasoning:	0 months			2nd Most Recent NOI (As of):	$3,231,847 (12/31/2011)
Amortization Term (Original):	300 months			Most Recent NOI (As of):	$3,899,117 (TTM 6/30/2012)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$8,843,072
Call Protection:	L(24),D(92),O(4)			U/W Expenses:	$5,297,034
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$3,546,039
Additional Debt:	None			U/W NCF:	$3,192,316
Additional Debt Type:	NAP			U/W NOI DSCR:	1.61x
				U/W NCF DSCR:	1.45x
Escrows and Reserves:				U/W NOI Debt Yield:	11.6%
				U/W NCF Debt Yield:	10.4%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$47,500,000
Taxes	$224,646	$22,465	NAP	As-Is Appraisal Valuation Date:	July 2, 2012
Insurance	$36,613	$6,102	NAP	Cut-off Date LTV Ratio:	64.6%
FF&E Reserve	$29,476	$29,476	NAP	LTV Ratio at Maturity or ARD:	48.7%
Seasonality Reserve	$90,909	$9,091	NAP

(1)	The borrower, collectively, is Chhabra Properties 18 LLC, Mt. Moriah Construction Development LLC and 305 Eastwood LLC.
(2)	The note is dated August 16, 2012, but the loan was funded on August 17, 2012.
(3)	SpringHill Suites and Fairfield Inn & Suites were built in 2010. TownePlace Suites was built in 2008.
(4)	The net operating income in 2010 reflects only the operations of TownePlace Suites. The SpringHill Suites and the Fairfield Inn & Suites were operational for only a portion of 2010.

The Mortgage Loan.  The mortgage loan (the “CMC Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in a Fairfield Inn & Suites hotel located in Raleigh, North Carolina, a SpringHill Suites hotel located in Durham, North Carolina and a TownePlace Suites hotel located in Wilmington, North Carolina (the “CMC Hotel Portfolio Properties”).  The CMC Hotel Portfolio Mortgage Loan was funded on August 17, 2012 by The Royal Bank of Scotland. The CMC Hotel Portfolio Mortgage Loan had an original principal balance of $30,700,000, has an outstanding principal balance as of the Cut-off Date of $30,700,000 and accrues interest at an interest rate of 5.196% per annum. The CMC Hotel Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest and principal based on a 25-year amortization schedule.  The CMC Hotel Portfolio Mortgage Loan matures on September 1, 2022. Loan proceeds were used to pay off existing debt of approximately $25.0 million, pay closing costs of approximately $454,000, fund upfront reserves of approximately $382,000 and return approximately $5.0 million of equity to the sponsor.

Following the lockout period, the CMC Hotel Portfolio borrower has the right to defease the CMC Hotel Portfolio Mortgage Loan in whole, or in part, on any due date before the scheduled maturity date. In addition, the CMC Hotel Portfolio Mortgage Loan is prepayable without penalty on or after June 1, 2022.

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CMC HOTEL PORTFOLIO

The Properties.  The CMC Hotel Portfolio Properties are comprised of the fee interests in three limited service hotels located in North Carolina. The CMC Hotel Portfolio Properties comprise a total of 369 rooms.

Fairfield Inn & Suites

Fairfield Inn & Suites is a 128-room, limited service hotel located in Raleigh, North Carolina. The six-story hotel was developed by the sponsor in 2010 and was opened for operations in the same year. The property sits on a 3.3-acre site and includes an exercise room, an indoor swimming pool and whirlpool, a business center, a breakfast dining area and two meeting rooms totaling 1,370 square feet. The property contains 43 king guestrooms, 56 double guestrooms, 15 king suites and 14 double suites. According to the appraisal, 70% of demand at the hotel is derived from the commercial market segment, while leisure, meeting and group and contract demand comprise 20%, 5% and 5% of demand, respectively. The franchise agreement for Fairfield Inn & Suites expires on September 10, 2028.

SpringHill Suites

SpringHill Suites is a 130-room, limited service hotel located in Durham, North Carolina. The six-story hotel was developed by the sponsor in 2010 and was opened for operations in the same year. The property sits on a 0.7-acre site and includes a breakfast dining area, lobby bar and two meeting rooms totaling 2,000 square feet of area. The property contains 55 king suites and 75 queen suites. According to the appraisal, 60% of demand at the hotel is derived from the commercial market segment, while leisure and meeting and group demand comprise 30% and 10% of demand, respectively. The franchise agreement for SpringHill Suites expires on April 22, 2030.

TownePlace Suites

TownePlace Suites is a 111-room, limited service hotel located in Wilmington, North Carolina. The five-story hotel was developed by the sponsor in 2008 and was opened for operations in the same year. The property sits on a 2.2-acre site and includes an exercise room, an indoor swimming pool and whirlpool, a business center, a breakfast dining area and an indoor meeting area totaling 300 square feet. The property contains 81 queen studio suites, 19 queen suites, nine one-bedroom suites and two two-bedroom suites. According to the appraisal, 50% of demand at the hotel is derived from the leisure market segment, while commercial and meeting and group demand comprise 40% and 10% of demand, respectively. The franchise agreement for TownePlace Suites expires on April 1, 2028.

The following table presents certain information relating to the CMC Hotel Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Loan/ Room	Year Built/ Renovated	Appraised Value
Fairfield Inn & Suites – Raleigh, NC	$11,980,000	39.0%	128	$93,594	2010/NAP	$18,700,000
SpringHill Suites – Durham, NC	$11,050,000	36.0%	130	$85,000	2010/NAP	$17,000,000
TownePlace Suites – Wilmington, NC	$7,670,000	25.0%	111	$69,099	2008/NAP	$11,800,000
Total/Weighted Average	$30,700,000	100.0%	369	$83,198		$47,500,000

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CMC HOTEL PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the CMC Hotel Portfolio Properties:

Cash Flow Analysis

	2010(1)	2011	TTM 6/30/2012	U/W	U/W $ per Room
Occupancy	62.9%	67.4%	69.5%	69.5%
ADR	$75.06	$83.59	$88.77	$88.77
RevPAR	$47.21	$56.35	$61.66	$61.66

Total Revenue	$1,987,956	$7,926,235	$8,865,124	$8,843,072	$23,965
Total Department Expenses	528,282	2,161,121	2,221,398	2,215,328	6,004
Gross Operating Profit	$1,459,674	$5,765,114	$6,643,726	$6,627,744	$17,961

Total Undistributed Expenses	563,980	2,174,827	2,386,172	2,738,904	7,423
Profit Before Fixed Charges	$895,694	$3,590,287	$4,257,554	$3,888,840	$10,539

Total Fixed Charges	79,928	358,440	358,437	342,802	929
Net Operating Income	$815,766	$3,231,847	$3,899,117	$3,546,039	$9,610

FF&E	0	0	0	353,723	959
Net Cash Flow	$815,766	$3,231,847	$3,899,117	$3,192,316	$8,651

NOI DSCR	0.37x	1.47x	1.78x	1.61x
NCF DSCR	0.37x	1.47x	1.78x	1.45x
NOI DY	2.7%	10.5%	12.7%	11.6%
NCF DY	2.7%	10.5%	12.7%	10.4%

(1)	The historical cash flows in 2010 reflect only the operations of TownePlace Suites. SpringHill Suites and Fairfield Inn & Suites were operational for only a portion of 2010.

Appraisal.  As of the appraisal valuation date of July 2, 2012, the CMC Hotel Portfolio Properties had an aggregate “as-is” appraised value of $47,500,000.

Environmental Matters.  According to the Phase I environmental site assessments dated August 16, 2012, there was no evidence of any recognized environmental conditions and no further action was recommended at the CMC Hotel Portfolio Properties.

Market Overview and Competition.  The CMC Hotel Portfolio Properties are located in North Carolina and comprise a total of 369 rooms.

Fairfield Inn & Suites

Fairfield Inn & Suites is located in Raleigh, North Carolina at the northeast quadrant of Interstate 540 and Aviation Parkway, a major thoroughfare in the area, which provides access to Research Triangle Park approximately six miles to the west and the Raleigh-Durham International Airport approximately five miles to the southeast. The Fairfield Inn & Suites property is situated in Brier Creek, a 2,000-acre master-planned community. The city of Durham, North Carolina, in combination with the cities of Raleigh, North Carolina and Chapel Hill, North Carolina, form the area commonly known as the “Research Triangle”, as each city is home to a research university. Duke University, the University of North Carolina and North Carolina State University are among the largest employers in the area while government entities also comprise a large sector of the local economy.

The following table presents certain information relating to the Fairfield Inn & Suites’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(Fairfield Inn & Suites)(1)

	Competitive Set			Fairfield Inn & Suites(2)			Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2012 TTM	65.8%	$96.34	$63.36	65.6%	$91.28	$59.88	99.8%	94.7%	94.5%
5/31/2011 TTM	63.4%	$94.39	$59.83	57.4%	$81.64	$46.83	90.5%	86.5%	78.3%
5/31/2010 TTM	57.6%	$94.44	$54.36	NAV	NAV	NAV	NAV	NAV	NAV

(1)	Information obtained from a third party hospitality report dated June 20, 2012.
(2)	Occupancy, ADR and RevPAR statistics for the Fairfield Inn & Suites property are not available for the trailing 12-month period ending May 31, 2010 as the property opened for operations in 2010.

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CMC HOTEL PORTFOLIO

SpringHill Suites

SpringHill Suites is located in Durham, North Carolina just off Interstate Highway 40 at the intersection of NC Route 15-501, which provides access to Research Triangle Park approximately 12 miles to the southeast and the Raleigh-Durham International Airport approximately 17 miles to the southeast. The city of Durham, North Carolina, in combination with the cities of Raleigh, North Carolina and Chapel Hill, North Carolina, form the area commonly known as the Research Triangle. Duke University, the University of North Carolina and North Carolina State University are among the largest employers in the area while government entities also comprise a large sector of the local economy.

The following table presents certain information relating to the SpringHill Suites’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(SpringHill Suites)(1)

	Competitive Set			SpringHill Suites(2)			Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2012 TTM	68.7%	$97.24	$66.79	71.5%	$95.35	$68.18	104.1%	98.1%	102.1%
5/31/2011 TTM	68.5%	$92.35	$63.30	59.1%	$86.13	$50.91	86.2%	93.3%	80.4%
5/31/2010 TTM	68.9%	$92.49	$63.71	NAV	NAV	NAV	NAV	NAV	NAV

(1)	Information obtained from a third party hospitality report dated June 20, 2012.
(2)	Occupancy, ADR and RevPAR statistics for the SpringHill Suites property are not available for the trailing 12-month period ending May 31, 2010 as the property opened for operations in 2010.

TownePlace Suites

TownePlace Suites is located in Wilmington, North Carolina, approximately two miles south of US Interstate Highway 40. The TownePlace Suites property is located approximately two miles north of the University of North Carolina Wilmington and approximately five miles east of the Wilmington International Airport. The New Hanover Regional Medical Center is the largest employer in Wilmington, and the energy sector also has an important presence in the area. General Electric operates a nuclear energy division in Wilmington and Progress Energy, a Fortune 500 company with over $10.0 billion in annual revenues, employs approximately 11,000 workers in the city.  EUE Screen Gems Studios, the largest domestic television and movie production facility on the east coast, is located in Wilmington. "Dream Stage 10", the facility's newest sound stage, is the third-largest in the United States.

The following table presents certain information relating to the TownePlace Suites’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR
(TownePlace Suites)(1)

	Competitive Set			TownePlace Suites			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2012 TTM	65.3%	$92.12	$60.13	66.2%	$78.96	$52.23	101.3%	85.7%	86.9%
5/31/2011 TTM	64.3%	$90.45	$58.16	66.3%	$74.48	$49.36	103.1%	82.3%	84.9%
5/31/2010 TTM	53.3%	$96.09	$51.20	56.6%	$78.44	$44.41	106.3%	81.6%	86.7%

(1)	Information obtained from a third party hospitality report dated June 20, 2012.

The Borrower.  The borrowing entities are comprised of three North Carolina limited liability companies (Mt. Moriah Construction Development LLC, Chhabra Properties 18 LLC, and 305 Eastwood LLC) (collectively, the “CMC Hotel Portfolio Borrower”). Each of the entities comprising the CMC Hotel Portfolio Borrower is a single purpose entity and has a single purpose managing member, TFS Management Inc., a North Carolina corporation, which has one independent director. Legal counsel to the CMC Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the CMC Hotel Portfolio Mortgage Loan. Shahn S. Chhabra is the guarantor of certain nonrecourse carveouts under the CMC Hotel Portfolio Mortgage Loan.

The Sponsor.  CMC Hotels (“CMC”) is a Raleigh, North Carolina based company specializing in the development, acquisition, repositioning and management of limited service, extended stay and full service hotels. Shahn S. Chhabra, the owner and principal of CMC, serves as the nonrecourse carveout guarantor on the CMC Hotel Portfolio Mortgage Loan. CMC’s current portfolio consists of ownership interests in seven hotels located primarily in the Raleigh-Durham metropolitan statistical area, as well as one hotel in Wilmington, North Carolina.  The brands in CMC’s portfolio include Fairfield Inn & Suites, SpringHill Suites, TownePlace Suites, Best Western and Holiday Inn.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $224,646 for real estate taxes, $36,613 for insurance premiums, $29,476 for an FF&E reserve and $90,909 for a seasonality reserve.

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CMC HOTEL PORTFOLIO

The loan documents provide for ongoing monthly escrows in the amount of $22,465 for real estate taxes and $6,102 for insurance premiums. The loan documents also provide for an ongoing monthly FF&E reserve equal to one-twelfth of 4% of the preceding annual gross revenue (initially $29,476). Also, the loan documents provide for an ongoing monthly seasonality reserve of $9,091.

Additionally, the loan documents provide for a springing PIP reserve which springs upon an existing franchisor or any replacement franchisor requiring the implementation of a property improvement plan in an amount equal to all funds necessary to implement the property improvement plan.

Lockbox and Cash Management.  The CMC Hotel Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place. The CMC Hotel Portfolio Mortgage Loan requires all revenue and credit card receipts payable with respect to the CMC Hotel Portfolio Properties to be deposited directly into the lockbox account. The loan documents also require that all revenues received by the CMC Hotel Portfolio Borrower or property manager be deposited into the lockbox account within one business day. All funds on deposit in the lockbox account are swept on a daily basis into an account designated by the CMC Hotel Portfolio Borrower unless a Cash Management Period (as defined below) is in effect, in which case funds are swept to a cash management account under the control of the lender.

A “Cash Management Period” will commence: (i) upon the occurrence and continuance of an event of default under the CMC Hotel Portfolio Mortgage Loan; (ii) if, as of the last day of any calendar quarter during the CMC Hotel Portfolio Mortgage Loan term, the debt service coverage ratio is less than 1.10x; (iii) a franchisor requiring the CMC Hotel Portfolio Borrower to institute a property improvement plan, if necessary funds associated with the property improvement plan have not already been deposited into the PIP reserve; or (iv) within 12 months of the expiration of the existing franchise agreement, unless a renewal or replacement agreement (along with the delivery of any necessary comfort letter or tri-party letter) is in place which does not require a property improvement plan, or if necessary funds associated with the property improvement plan have not already been deposited into the PIP reserve. A Cash Management Period will end: (a) with respect to clause (i) above, upon a cure of such event of default; (b) with respect to clause (ii) above, when the CMC Hotel Portfolio Mortgage Loan achieves a debt service coverage ratio of at least 1.10x for two consecutive quarters; (c) with respect to clause (iii) above, when the necessary funds in order to implement any required property improvement plan have been deposited into the PIP reserve; and (d) with respect to clause (iv) above, when the renewal or replacement franchise agreement (along with the delivery of any necessary comfort letter or tri-party letter) is in place, and any necessary funds in order to implement any required property improvement plan have been deposited into the PIP reserve or it has been determined by lender that a property improvement plan is not required for the renewal of the existing franchise agreement or the entering of a replacement thereof.

Property Management.  The CMC Hotel Portfolio Properties are managed by CMC Corporation, an affiliate of the borrower.

Assumption.  The CMC Hotel Portfolio Borrower has the right to transfer the CMC Hotel Portfolio Properties, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of 1.0% of the outstanding principal balance of the CMC Hotel Portfolio Mortgage Loan; (ii) no event of default has occurred and is continuing under the CMC Hotel Portfolio Mortgage Loan; (iii) the CMC Hotel Portfolio Borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested; (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions of the loan documents; (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-LC5 Certificates; (vi) all of the lender’s reasonable costs and expenses have been paid in connection to the transfer; (vii) replacement guarantors and indemnitors have executed and delivered all documents required by the lender and in the form and substance required by the lender; (viii) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to the lender; and (ix) the manager and proposed management agreement are satisfactory to the lender, Fitch and Moody’s.

Partial Release.  Following the second anniversary of the issuance of the Series 2012-LC5 Certificates, the CMC Hotel Portfolio Borrower may obtain the release of an individual property from the lien of mortgage (and the related loan documents), provided that such property is the subject of a bona fide third party sale, in connection with a partial defeasance upon the satisfaction of certain conditions including without limitation: (i) the CMC Hotel Portfolio Borrower must provide lender a written request at least 20 days prior to the proposed release date; (ii) no event of default has occurred or is continuing at the time that the release occurs; (iii) the partial defeasance of the CMC Hotel Portfolio Mortgage Loan in an amount equal to 125% of the allocated loan amount for the individual property to be released; (iv) the debt service coverage ratio of the remaining properties must not be less than the greater of the debt service coverage ratio at closing (inclusive of such release parcel) and the debt service coverage ratio immediately prior to the release (inclusive of such release parcel); (v) the loan-to-value ratio must not be greater than the lesser of the aggregate loan-to-value ratio at closing (inclusive of such release parcel) and the loan-to-value ratio immediately prior to the release (inclusive of such release parcel); and (vi) receipt of confirmation that the partial release will not result in any ratings of Series 2012-LC5 Certificates being downgraded, qualified or withdrawn by Fitch and Moody’s.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

A-3-92

CMC HOTEL PORTFOLIO

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy maintained by the CMC Hotel Portfolio Borrower provide coverage for damage from terrorism in an amount equal to the full replacement cost of the CMC Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event as well as a six-month extended period of indemnity.

A-3-93

Rooney Ranch

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Retail
Original Principal Balance:	$28,250,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$28,250,000			Location:	Oro Valley, Az
% of Initial Pool Balance:	2.2%			Size:	212,529 SF
Loan Purpose:	Refinance			Cut-off Date Principal	$132.92
Borrower Name:	Rooney Ranch, LLC			Balance Per Unit/SF:
Sponsors:	Scott T. Archer, David S. Coia, Daniel L. Vietto,			Year Built/Renovated:	2000/NAP
Mortgage Rate:	4.790%			Occupancy %(5):	97.2%
Note Date:	July 18, 2012			Occupancy % Source Date:	May 1, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	August 1, 2022			Property Manager:	Barclay Real Estate Services, L.L.C.
IO Period:	24 months
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$3,361,298 (12/31/2009)
Seasoning:	1 month			2nd Most Recent NOI (As of):	$3,124,514 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$3,050,645 (12/30/2011)
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$4,266,889
Call Protection:	L(25),D(91),O(4)			U/W Expenses:	$1,267,355
Lockbox Type(1):	Hard/Upfront Cash Management			U/W NOI:	$2,999,534
Additional Debt(2):	None			U/W NCF:	$2,767,199
Additional Debt Type(2):	NAP			U/W NOI DSCR:	1.69x
				U/W NCF DSCR:	1.56x
Escrows and Reserves:				U/W NOI Debt Yield:	10.6%
				U/W NCF Debt Yield:	9.8%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$41,000,000
Taxes	$203,030	$40,606	NAP	As-Is Appraisal Valuation Date:	May 26, 2012
Insurance(3)	$0	Springing	NAP	Cut-off Date LTV Ratio:	68.9%
Replacement Reserves	$0	$5,845	$140,270	LTV Ratio at Maturity or ARD:	59.3%
TI/LC	$0	$12,534	$451,239
Tenant Specific Reserves(4)	$1,741,305	$0	NAP

(1)
All excess cash flow will be collected during a Cash Trap Event Period.  A Cash Trap Event Period is defined as a period commencing upon, but not limited to, the following conditions: the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio, tested quarterly, being less than 1.30x; (iii) the debt yield, tested quarterly, being less than 8.0%; (iv) Sports Authority “goes dark” or fails to exercise a lease extension option within nine months of the lease expiration date or gives written notice of its intention to not renew the lease; (v) Ross Dress for Less fails to exercise a lease extension option within nine months of the lease expiration date or gives written notice of its intention to not renew the lease; or (vi) OfficeMax fails to exercise a lease extension option within nine months of the lease expiration date or gives written notice of its intention to not renew the lease.

(2)
The related loan documents permit the pledge of parent stock to Wells Fargo Bank, National Association to secure a related credit facility.  The pledge serves as additional collateral for a $29.3 million credit facility principally secured by seven non-trust mortgage loans.

(3)
Monthly insurance escrow requirements are waived provided no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the mortgaged property is insured in accordance with the loan documents.

(4)
Tenant Specific Reserves include escrows for tenant improvements for The Sports Authority and Dollar Tree ($713,720), Planet Fitness ($330,094), Hallmark ($225,000) and the Good Egg ($178,153).  The sponsor also posted an escrow for rent concessions for Planet Fitness ($294,338).

(5)
Occupancy includes Planet Fitness (6.2% of the net rentable square feet and 6.1% of the underwritten base rent) and the Good Egg (1.9% of the net rentable square feet and 3.2% of the underwritten base rent), who have executed leases, but are not yet in occupancy.  The Good Egg is expected to take occupancy by March 2013 and Planet Fitness is expected to take occupancy in September 2013.

The Rooney Ranch mortgage loan is secured by a first mortgage encumbering an anchored retail center located in Oro Valley, Arizona (the “Rooney Ranch Property”).  The Rooney Ranch Property is a portion of a larger 545,421 square foot anchored retail power center that was built in phases by the sponsor between 2000 and 2005.  The Rooney Ranch Property is anchored by a Sports Authority, Ross Dress for Less, OfficeMax, PetSmart, Dollar Tree and Pier 1 Imports.  Tenants within the power center that are not part of the Rooney Ranch Property are Target, Home Depot and Fry’s Food & Drug.  The Rooney Ranch Property is located in the northern portion of the Tucson approximately three miles north of the Tucson city limits. The Rooney Ranch Property was 97.2% leased as of May 1, 2012 by 36 tenants.

A-3-94

ROONEY RANCH

The following table presents certain information relating to the tenancies at the Rooney Ranch Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Anchor Tenants – Collateral
The Sports Authority	NR/B3/B-	45,196	21.3%	$11.00	$497,156	15.4%	$48	30.6%	1/31/2018
Ross Dress for Less	NR/NR/BBB+	30,187	14.2%	$10.25	$309,420	9.6%	$214	6.4%	1/13/2018
OfficeMax	NR/B2/B-	23,427	11.0%	$12.50	$292,838	9.0%	NAV	NAV	1/13/2017
PetSmart	NR/NR/BB+	19,235	9.1%	$12.48	$240,053	7.4%	NAV	NAV	11/30/2015
Planet Fitness(3)	NR/NR/NR	13,073	6.2%	$15.00	$196,095	6.1%	NAV	NAV	12/31/2022
Dollar Tree	NR/NR/NR	12,531	5.9%	$13.00	$162,903	5.0%	$89	18.7%	5/31/2014
Pier 1 Imports	NR/NR/NR	8,970	4.2%	$18.00	$161,460	5.0%	$126	17.1%	2/28/2018

Total Anchor Tenants - Collateral		152,619	71.8%	$12.19	$1,859,924	57.4%

Non-Major Tenants(4)		53,887	25.4%	$25.57	$1,377,814	42.6%

Occupied Collateral Total		206,506	97.2%	$15.68	$3,237,738	100.0%

Vacant Space		6,023	2.8%

Collateral Total		212,529	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the 12 months ended December 31, 2011.
(3)
Planet Fitness has executed a lease, but has not taken occupancy.  Under the terms of the executed lease, rent payments are not required until the earlier of February 27, 2013 or six months after the tenant opens for business.  Escrows of $294,338 and $330,094 were collected at loan closing to cover rent concessions and outstanding tenant improvements and leasing commissions, respectively.  The escrow funds will be released to the borrower after the tenant is in occupancy, open for business and paying full, unabated rent, which is not expected to occur until September 2013.

(4)
Non-Major Tenants include the Good Egg (1.9% of the net rentable square feet and 3.0% of the Annual U/W Base Rent).  The Good Egg executed a lease, but is not yet in occupancy.  A tenant improvement escrow of $178,153 was collected at loan closing and will be released to the borrower after the tenant is in occupancy, open for business, and paying full, unabated rent, which is not expected to occur until March 2013.

A-3-95

ROONEY RANCH

The following table presents certain information relating to the lease rollover schedule at the Rooney Ranch Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	10	13,098	6.2%	13,098	6.2%	$397,152	$30.32
2014	2	15,716	7.4%	28,814	13.6%	$232,973	$14.82
2015	12	37,268	17.5%	66,082	31.1%	$667,143	$17.90
2016	4	9,541	4.5%	75,623	35.6%	$233,342	$24.46
2017	3	29,433	13.8%	105,056	49.4%	$438,374	$14.89
2018	3	84,353	39.7%	189,409	89.1%	$968,036	$11.48
2019	0	0	0.0%	189,409	89.1%	$0	$0.00
2020	0	0	0.0%	189,409	89.1%	$0	$0.00
2021	0	0	0.0%	189,409	89.1%	$0	$0.00
2022	2	17,097	8.0%	206,506	97.2%	$300,719	$17.59
Thereafter	0	0	0.0%	206,506	97.2%	$0	$0.00
Vacant	0	6,023	2.8%	212,529	100.0%	$0	$0.00
Total/Weighted Average	36	212,529	100.0%			$3,237,738	$15.68

(1)	Information obtained from underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Rooney Ranch Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011
95%	93%	97%

(1)	Information obtained from borrower rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rooney Ranch Property:

Cash Flow Analysis

	2009	2010	2011	U/W	U/W $ per SF
Base Rent	$3,563,883	$3,458,923	$3,573,653	$3,237,738	$15.23
Grossed Up Vacant Space	0	0	0	134,507	0.63
Total Reimbursables	957,188	925,375	1,013,412	1,063,256	5.00
Other Income	3,450	3,300	21,173	0	0
Less Vacancy & Credit Loss	0	(20,860)	(219,898)	(168,612)	(0.79)

Effective Gross Income	$4,524,521	$4,373,027	$4,388,341	$4,266,889	$20.08

Total Operating Expenses	$1,163,223	$1,248,513	$1,337,696	$1,267,355	$5.96

Net Operating Income	$3,361,298	$3,124,514	$3,050,645	$2,999,534	$14.11
TI/LC	0	0	0	162,201	0.76
Capital Expenditures	0	0	0	70,135	0.33
Net Cash Flow	$3,361,298	$3,124,514	$3,050,645	$2,767,199	$13.02

NOI DSCR	1.89x	1.76x	1.72x	1.69x
NCF DSCR	1.89x	1.76x	1.72x	1.56x
NOI DY	11.9%	11.1%	10.8%	10.6%
NCF DY	11.9%	11.1%	10.8%	9.8%

A-3-96

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A-3-97

Southeast Grocery Portfolio

Loan Information				Property Information
	Mortgage Loan Seller:	Ladder Capital Finance LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/Moody’s):	NR/NR		Property Type:	Retail
	Original Principal Balance:	$25,150,000		Specific Property Type:	Anchored
	Cut-off Date Principal Balance:	$25,047,617		Location:	Various
	% of Initial Pool Balance:	2.0%		Size:	316,006 SF
	Loan Purpose:	Refinance		Cut-off Date Principal	$79.26
	Borrower Names(1):	Various		Balance Per Unit/SF:
	Sponsor:	JDH Capital		Year Built/Renovated:	Various/Various
	Mortgage Rate:	5.926%		Occupancy %:	85.3%
	Note Date:	May 31, 2012		Occupancy % Source Date:	June 30, 2012
	Anticipated Repayment Date:	NAP		Title Vesting:	Fee
	Maturity Date:	June 6, 2017		Property Manager:	Durban Realty Services, LLC
	IO Period:	None
	Loan Term (Original):	60 months		3rd Most Recent NOI (As of):	$2,788,021 (12/31/2010)
	Seasoning:	3 months		2nd Most Recent NOI (As of):	$2,887,259 (12/31/2011)
	Amortization Term (Original):	300 months		Most Recent NOI (As of):	$2,904,386 (TTM 4/30/2012)
	Loan Amortization Type:	Amortizing Balloon
	Interest Accrual Method:	Actual/360		U/W Revenues:	$3,789,278
	Call Protection:	L(27),D(31),O(2)		U/W Expenses:	$864,526
	Lockbox Type:	Hard/Upfront Cash Management		U/W NOI:	$2,924,752
	Additional Debt(2):	Yes		U/W NCF:	$2,793,660
	Additional Debt Type(2):	Mezzanine		U/W NOI DSCR:	1.51x
				U/W NCF DSCR(2):	1.45x
	Escrows and Reserves:			U/W NOI Debt Yield(2):	11.7%
				U/W NCF Debt Yield:	11.2%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(4):	$35,955,000
Taxes	$146,169	$29,234	NAP	As-Is Appraisal Valuation Date:	Various
Insurance	$7,880	$3,940	NAP	Cut-off Date LTV Ratio(2):	69.7%
Replacement Reserves	$0	$3,994	NAP	LTV Ratio at Maturity or ARD:	63.2%
TI/LC(3)	$0	$6,923	NAP
Deferred Maintenance	$115,048	NAP	NAP

(1)
The Southeast Grocery Portfolio mortgage loan has six borrowing entities: Americus Fee Owner, LLC; Dawsonville Fee Owner, LLC; Ocilla Fee Owner, LLC,; New Hope Fee Owner, LLC; Lake City Retail Investors, LLC; and Folkston Fee Owner, LLC.

(2)
An affiliate of Ladder Capital Finance LLC provided a $5,400,000 mezzanine loan at closing. The mezzanine loan carries a five-year term at a 12.00% interest rate. The mezzanine loan amortizes on a 25-year schedule and is co-terminous with the Southeast Grocery Portfolio mortgage loan except that the mezzanine loan must be repaid in full upon the prepayment, defeasance or assumption of the Southeast Grocery Portfolio mortgage loan. As of the Cut-off Date, taking into account both the Southeast Grocery Portfolio mortgage loan and the Southeast Grocery Portfolio mezzanine loan, the total debt U/W NCF DSCR is 1.07x, the total debt Cut-off Date LTV Ratio is 84.7%, and the total debt U/W NOI Debt Yield is 9.6%.

(3)
On a monthly basis, the borrower is required to deposit $6,923 into a TI/LC reserve account, through the term of the Southeast Grocery Portfolio mortgage loan and an additional 15% of all excess cash flow will be swept into the TI/LC reserve unless an event of default under the mezzanine loan is in existence.

(4)	Includes excess land value of $1,355,000.

The Southeast Grocery Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering six grocery anchored retail centers totalling 316,006 square feet located in Georgia, North Carolina and Florida (the “Southeast Grocery Portfolio Properties”). The Southeast Grocery Portfolio Properties were primarily built or renovated between 2007 and 2008 and were developed specifically for Harvey’s and Food Lion. However, the Harvey’s and additional in-line space located at Forsyth Commons were constructed in 2007 as an addition to an existing strip center that was built in 1969, and the Folkston Shopping Center was constructed in 1982, with the Harvey’s occupying an existing grocery box. The Southeast Grocery Portfolio Properties were 85.3% occupied as of June 30, 2012.

A-3-98

SOUTHEAST GROCERY PORTFOLIO

The following table presents certain information relating to the Southeast Grocery Portfolio Properties:

Property Name	Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Shoppes at Heritage Oaks	Lake City, FL	$6,100,066	24.4%	90.6%	2008/NAP	59,308	$8,740,000
Dawsonville Town Center	Dawsonville, GA	$5,676,796	22.7%	89.1%	2008/NAP	54,928	$7,765,000
New Hope Crossing	Gastonia, NC	$4,357,190	17.4%	76.8%	2007/NAP	51,728	$7,250,000
Forsyth Commons	Americus, GA	$3,759,632	15.0%	79.4%	1969/2007	52,379	$5,200,000
Folkston Shopping Center	Folkston, GA	$2,614,314	10.4%	88.6%	1982/NAP	62,679	$3,500,000
Valdosta Commons	Ocilla, GA	$2,539,619	10.1%	86.3%	2008/NAP	34,984	$3,500,000
Total/Weighted Average		$25,047,617	100.0%	85.3%		316,006	$35,955,000

The following table presents certain information relating to the tenancies at the Southeast Grocery Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Sales PSF(4)	Occupancy Cost(4)	Lease Expiration Date

Major Tenants
Harvey’s	NR/Baa3/BBB-	124,534	39.4%	$12.30	$1,531,598	46.5%	$311	4.0%	Various(5)
Food Lion	NR/Baa3/BBB-	69,856	22.1%	$12.97	$905,746	27.5%	$231	5.6%	Various(6)
Family Dollar	NR/Baa3/BBB-	36,724	11.6%	$8.34	$306,358	9.3%	$87	12.0%	Various(7)
Total Major Tenants		231,114	73.1%	$11.87	$2,743,702	83.3%

Total Non-Major Tenants		38,538	12.2%	$14.26	$549,484	16.7%

Occupied Collateral Total		269,652	85.3%	$12.21	$3,293,186	100.0%

Vacant Space		46,354	14.7%
Collateral Total		316,006	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Food Lion and Harvey’s are each subsidiaries of Delhaize America, Inc. Delhaize America, Inc. is a guarantor on each of the leases.
(3)
Annual U/W Base Rent includes $122,481 rent from Bojangle’s Chicken that operates a 3,534 square foot restaurant at the Dawsonville Town Center under a ground lease. The related square footage is not included.

(4)	Sales PSF and Occupancy Cost for Family Dollar excludes Folkston Shopping Center in the calculation. The Family Dollar at Folkston Shopping Center does not report sales.
(5)
The Harvey’s leases expire December 2027 (21,004 square feet at Valdosta Commons), February 2028 (32,613 square feet at Folkston Shopping Center), March 2028 (35,989 square feet at Forsyth Commons) and November 2028 (34,928 square feet at Shoppes at Heritage Oaks).

(6)	The Food Lion leases expire October 2027 (34,928 square feet at New Hope Crossing) and December 2028 (34,928 square feet at Dawsonville Town Center).
(7)
The Family Dollar leases expire December 2016 (10,364 square feet at Folkston Shopping Center), June 2018 (9,180 square feet at Valdosta Commons) and December 2018 (9,180 square feet at Shoppes at Heritage Oaks and 8,000 square feet at Dawsonville Town Center). With the exception of the Family Dollar at Valdosta Commons, each of the Family Dollar leases contains a co-tenancy clause with respect to the related grocery anchor, including a termination right if the related grocery anchor ceases operations at the particular mortgaged property.

A-3-99

SOUTHEAST GROCERY PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Southeast Grocery Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	1	1,200	0.4%	1,200	0.4%	$12,000	$10.00
2014	6	14,400	4.6%	15,600	4.9%	$228,804	$15.89
2015	2	3,600	1.1%	19,200	6.1%	$53,568	$14.88
2016	4	22,927	7.3%	42,127	13.3%	$81,803	$3.57
2017	1	4,375	1.4%	46,502	14.7%	$26,644	$6.09
2018	4	27,560	8.7%	74,062	23.4%	$302,942	$10.99
2019	1	1,200	0.4%	75,262	23.8%	$27,600	$23.00
2020	0	0	0.0%	75,262	23.8%	$0	$0.00
2021	0	0	0.0%	75,262	23.8%	$0	$0.00
2022	0	0	0.0%	75,262	23.8%	$0	$0.00
Thereafter	7	194,390	61.5%	269,652	85.3%	$2,559,825	$13.17
Vacant	0	46,354	14.7%	316,006	100.0%	$0	$0.00
Total/Weighted Average	26	316,006	100.0%			$3,293,186	$12.21

(1)	Information obtained from underwritten rent roll.
(2)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(3)
Annual U/W Base Rent includes $122,481 rent from Bojangle’s Chicken that operates a 3,534 square foot restaurant at the Dawsonville Town Center under a ground lease. The related square footage is not included.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Southeast Grocery Portfolio Properties:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011

85%	87%	86%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Southeast Grocery Portfolio Properties:

Cash Flow Analysis

	2010	2011	TTM 4/30/2012	U/W(1)	U/W $ per SF
Base Rent	$3,128,037	$3,236,111	$3,271,069	$3,293,186	$10.42
Grossed Up Vacant Space	0	0	0	591,366	1.87
Total Reimbursables	492,424	489,599	496,610	595,713	1.89
Other Income	9,646	14,291	11,078	0	0.00
Less Vacancy & Credit Loss	0	0	0	(690,987)	(2.19)
Effective Gross Income	$3,630,107	$3,740,001	$3,778,757	$3,789,278	$11.99

Total Operating Expenses	$842,085	$852,741	$874,371	$864,526	$2.74

Net Operating Income	$2,788,021	$2,887,259	$2,904,386	$2,924,752	$9.26
TI/LC	0	0	0	83,161	0.26
Capital Expenditures	0	0	0	47,931	0.15
Net Cash Flow	$2,788,021	$2,887,259	$2,904,386	$2,793,660	$8.84

NOI DSCR	1.44x	1.50x	1.50x	1.51x
NCF DSCR	1.44x	1.50x	1.50x	1.45x
NOI DY	11.1%	11.5%	11.5%	11.7%
NCF DY	11.1%	11.5%	11.5%	11.2%

(1)	The U/W Base Rent includes $21,470 in contractual rent steps through March 2013 and $122,481 in rent for the ground leased pad for which no square footage was included.

A-3-100

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A-3-101

The Pavilion at La Quinta

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Retail
Original Principal Balance:	$24,200,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$24,200,000			Location:	La Quinta, CA
% of Initial Pool Balance:	1.9%			Size:	161,543 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$149.81
Borrower Name:	Inland American La Quinta Pavilion L.L.C.
Sponsor:	Inland American Real Estate Trust, Inc.			Year Built/Renovated:	2006/NAP
Mortgage Rate:	4.579%			Occupancy%:	97.4%
Note Date:	May 11, 2012			Occupancy % Source Date:	March 15, 2012
Anticipated Repayment Date(1):	June 6, 2022			Title Vesting:	Fee
Maturity Date:	June 6, 2037			Property Manager:	Inland American Retail Management LLC
IO Period:	60 months
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$2,945,297 (12/31/2010)
Seasoning:	3 months			2nd Most Recent NOI (As of):	$2,837,163 (12/31/2011)
Amortization Term (Original)(2):	360 months			Most Recent NOI (As of):	$2,861,515 (TTM 3/31/2012)
Loan Amortization Type:	Interest-only, Amortizing Balloon ARD
Interest Accrual Method:	Actual/360			U/W Revenues:	$3,965,865
Call Protection:	L(27),GRTR 1% or YM(89),O(4)			U/W Expenses:	$1,154,662
Lockbox Type(3):	Springing (Without Established Account)			U/W NOI:	$2,811,203
Additional Debt:	None			U/W NCF:	$2,579,350
Additional Debt Type:	NAP			U/W NOI DSCR:	1.89x
				U/W NCF DSCR:	1.74x
Escrows and Reserves(4):				U/W NOI Debt Yield:	11.6%
				U/W NCF Debt Yield:	10.7%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$41,500,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	March 30, 2012
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	58.3%
Capital Expenditures	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	53.4%
TI/LC Reserve	$0	$0	NAP

(1)
If The Pavilion at La Quinta mortgage loan is not repaid in full by the Anticipated Repayment Date (“ARD”), the interest rate will increase to 4.5790% plus 2.0000%, although the current pay rate will remain at 4.5790%.

(2)
The Pavilion at La Quinta mortgage loan amortizes on a 30-year schedule following a five-year initial interest-only period prior to the ARD. If The Pavilion at La Quinta mortgage loan is not repaid in full by the ARD, it will amortize on a 15-year schedule and all excess cash flow is applied to principal repayment.

(3)
The Pavilion at La Quinta mortgage loan is structured without an established account and with springing cash management. The springing lockbox will be established within 15 days after a Cash Management Event occurs. A Cash Management Event will be triggered if: (i) there is an event of default under the loan, (ii) there is an event of default by the property manager under the property management agreement, (iii) the DSCR falls below 1.35x, and/or (iv) there is a sweep event. A sweep event will be triggered if (i) there is an event of default under the loan, (ii) DSCR falls below 1.20x, (iii) if any of (a) Sprouts, (b) Bed Bath & Beyond, (c) OfficeMax or (d) Best Buy does not exercise its lease renewal (in which event the cash flow sweep shall be capped at $10.00 per square foot for the tenant that does not renew), (iv) Best Buy goes dark (in which event an amount equal to the base rent from Best Buy will be swept on a monthly basis, with the rent sweep being capped at $10.00 per square foot), (v) Best Buy credit rating drops below BB by S&P or Ba2 by Moody’s (in which event an amount equal to the base rent from Best Buy will be swept on a monthly basis, with the rent sweep being capped at $10.00 per square foot), and/or (vi) all obligations are not paid by the date that is one month prior to the ARD.

(4)
Reserves for taxes, insurance and replacement reserves will not be required so long as no event of default exists, the guarantor meets required net worth covenants, and the borrower provides evidence to lender of payment (and in the case of replacement reserves evidence of performance of any applicable work). No ongoing reserves for TI/LC will be required during the term of The Pavilion at La Quinta mortgage loan.  With regards to rollover, the loan is structured with an excess cash flow trap tied to Sprouts Farmers Market, Bed Bath and Beyond, OfficeMax and Best Buy in the event any such tenant does not exercise its renewal rights under its respective lease.  The excess cash flow trap will continue until such time as $10.00 per square foot of each such expiring tenant’s net rentable area is collected. The collected cash will be available for leasing costs associated with re-tenanting of the vacant space.

The Pavilion at La Quinta mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in La Quinta, California (“The Pavilion at La Quinta Property”). The Pavilion at La Quinta Property was recently constructed in 2006 and is located on the corner of Adams Street and Highway 111 in a primary retail area of the city of La Quinta. The improvements consist of 11 one-story buildings with a total net rentable area of 166,043 square feet inclusive of a 4,500 square foot bank branch that is situated on a ground leased pad.  As of March 15, 2012, The Pavilion at La Quinta Property was 97.4% leased to 17 tenants. Parking for The Pavilion at La Quinta Property is provided by 820 spaces, resulting in a parking ratio of approximately 4.9 spaces per 1,000 square feet of net rentable area.

A-3-102

THE PAVILION AT LA QUINTA

The following table presents certain information relating to the tenancies at The Pavilion at La Quinta Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Best Buy	BB+/Baa2/BB+	30,000	18.6%	$16.50	$495,000	14.7%	1/31/2017
Sprouts Farmers Market	NR/NR/NR	26,482	16.4%	$16.95	$448,870	13.3%	1/31/2022
DSW Shoe Warehouse	NR/NR/NR	16,454	10.2%	$24.31	$400,000	11.9%	1/31/2022
Bed Bath & Beyond	NR/NR/BBB+	30,000	18.6%	$12.75	$382,500	11.4%	1/31/2017
OfficeMax	NR/B1/B-	20,230	12.5%	$17.00	$343,910	10.2%	3/31/2017
Total Major Tenants		123,166	76.2%	$16.81	$2,070,280	61.5%

Non-Major Tenants		34,119	21.1%	$38.00	$1,296,531	38.5%

Occupied Collateral		157,285	97.4%	$21.41	$3,366,811	100.0%

Vacant Space		4,258	2.6%

Collateral Total		161,543	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent includes $120,397 from a 4,500 square foot bank branch that is a ground leased pad for which no related square footage is included.

The following table presents certain information relating to the lease rollover schedule at The Pavilion at La Quinta Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	1	1,753	1.1%	1,753	1.1%	$66,614	$38.00
2013	1	1,165	0.7%	2,918	1.8%	$61,512	$52.80
2014	4	9,427	5.8%	12,345	7.6%	$317,517	$33.68
2015	0	0	0.0%	12,345	7.6%	$0	$0.00
2016	1	6,500	4.0%	18,845	11.7%	$143,000	$22.00
2017	6	90,036	55.7%	108,881	67.4%	$1,601,117	$17.78
2018	1	5,468	3.4%	114,349	70.8%	$207,784	$38.00
2019	0	0	0.0%	114,349	70.8%	$0	$0.00
2020	0	0	0.0%	114,349	70.8%	$0	$0.00
2021	1	0	0.0%	114,349	70.8%	$120,397	$0.00
2022	2	42,936	26.6%	157,285	97.4%	$848,870	$19.77
Thereafter	0	0	0.0%	157,285	97.4%	$0	$0.00
Vacant	0	4,258	2.6%	161,543	100.0%	0	$0.00
Total/Weighted Average	17	161,543	100.0%			$3,366,811	$21.41

(1)	Information obtained from underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent includes $120,397 from a 4,500 square foot bank branch that is a ground leased pad for which no related square footage is included.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at The Pavilion at La Quinta Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011

98%	97%	97%

(1)	Information obtained from borrower financials.

A-3-103

THE PAVILION AT LA QUINTA

Operating History and Underwritten Net Cash Flow: The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Pavilion at La Quinta Property:

Cash Flow Analysis

	2010	2011	TTM 3/31/2012	U/W	U/W $ per SF
Base Rent(1)	$3,187,673	$3,113,884	$3,127,117	$3,366,811	$20.84
Grossed Up Vacant Space	0	0	0	140,322	0.87
Total Reimbursables	987,741	886,524	892,466	794,580	4.92
Other Income	19,912	11,191	8,289	8,289	0.05
Less Vacancy & Credit Loss	0	0	0	(344,137)	(2.13)
Effective Gross Income	$4,195,326	$4,011,599	$4,027,872	$3,965,865	$24.55

Total Operating Expenses	$1,250,029	$1,174,436	$1,166,357	$1,154,662	$7.15

Net Operating Income	$2,945,297	$2,837,163	$2,861,515	$2,811,203	$17.40
TI/LC	0	0	0	198,644	1.23
Capital Expenditures	0	0	0	33,209	0.21
Net Cash Flow	$2,945,297	$2,837,163	$2,861,515	$2,579,350	$15.97

NOI DSCR	1.98x	1.91x	1.93x	1.89x
NCF DSCR	1.98x	1.91x	1.93x	1.74x
NOI DY	12.2%	11.7%	11.8%	11.6%
NCF DY	12.2%	11.7%	11.8%	10.7%

(1)
U/W Base Rent includes $42,531 in contractual rent steps through December 2012 and $120,397 in rent for a 4,500 square bank branch that is a ground leased pad for which no related square footage is included.

A-3-104

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A-3-105

Hilton Garden Inn - Melville

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Hospitality
Original Principal Balance:	$24,000,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$24,000,000			Location:	Plainview, NY
% of Initial Pool Balance:	1.9%			Size:	178 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/Room:	$134,831
Borrower Name:	Melville Equity Partners, LLC
Sponsors:	Lawrence A. Levine; Charles R. Feinbloom; Paul F. Amoruso; Burt. M. Levine; Michael Hahn; Do-Ro-Mi Hotel Associates LLC			Year Built/Renovated:	2008/NAP
Mortgage Rate:	4.940%			Occupancy %:	75.3%
Note Date:	August 30, 2012			Occupancy % Source Date:	May 31, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	September 1, 2022			Property Manager(1):	Crossroads Hospitality Management Company
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$2,680,961 (12/31/2010)
Seasoning:	0 months			2nd Most Recent NOI (As of):	$2,977,676 (12/31/2011)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$3,178,010 (TTM 5/31/2012)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$8,009,303
Call Protection:	L(24),D(92),O(4)			U/W Expenses:	$4,877,343
Lockbox Type(1):	Hard/Springing Cash Management			U/W NOI:	$3,131,960
Additional Debt:	None			U/W NCF:	$2,811,587
Additional Debt Type:	NAP			U/W NOI DSCR:	2.04x
				U/W NCF DSCR:	1.83x
Escrows and Reserves(1):				U/W NOI Debt Yield:	13.0%
				U/W NCF Debt Yield:	11.7%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$36,000,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 1, 2012
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	66.7%
Deferred Maintenance	$0	$0	NAP	LTV Ratio at Maturity or ARD:	54.7%
FF&E Reserve	$0	Springing	NAP

(1)
The clearing account and all escrows are held by the property manager, Crossroads Hospitality Management Company, pursuant to a management agreement. So long as the management agreement is in full force and effect and the manager is reserving for taxes, insurance and capital expenditures, as required by the loan documents, then borrower is not required to make monthly deposits into those reserve accounts. In the event that the management agreement is terminated, or not in full force and effect the borrower is required to establish a clearing account, into which all property revenues are required to be deposited, and Borrower is required to establish escrows and deposit ongoing funds for tax, insurance and capital expenditures with the lender.

The Hilton Garden Inn - Melville mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering a limited-service hotel containing a total of 178 rooms (the “Hilton Garden Inn - Melville Property”).  The Hilton Garden Inn - Melville Property is located in Plainview, New York.  The Hilton Garden Inn - Melville Property was built in 2008.  All guest rooms offer a flat screen television, a desk with a chair and lamp, a chaise lounge chair, a standing lamp, a dresser and an alarm clock/radio.  The Hilton Garden Inn - Melville Property’s amenities include a 24-hour business center, meeting rooms, an exercise facility, an indoor whirlpool and pool, a restaurant and complimentary breakfast.

A-3-106

HILTON GARDEN INN - MELVILLE

The following table presents certain information relating the historical performance of the Hilton Garden Inn - Melville Property compared to the performance of a competitive set of properties as provided in a third party hospitality report dated June 2012:

Property and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton Garden Inn - Melville			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/30/2012 TTM	69.9%	$138.66	$96.97	74.4%	$143.91	$107.07	106.4%	103.8%	110.4%
5/30/2011 TTM	66.9%	$135.06	$90.42	70.4%	$138.50	$97.50	105.1%	102.6%	107.8%
5/30/2010 TTM	64.2%	$140.33	$90.10	66.3%	$140.91	$93.39	103.2%	100.4%	103.6%

(1)	Data provided by a third party hospitality market research report dated June 2012.

The Melville, New York market is the home to Bethpage State Park (which is scheduled to be the first stop of the FedEx Cup Playoffs, which is part of the PGA Tour, through 2016), the American Air Power Museum and the Farmingdale State University of New York.  There are two new developments in the area including the 690,000 square foot Canon USA Headquarters, which is scheduled for completion by the third quarter of 2012, and the 89,000 square foot US Department of Energy’s Brookhaven National Laboratory.  There was estimated to be approximately 484,602 overnight visitors in Melville hotels in 2011.  The year-end 2011 overall Melville lodging market occupancy rate was 74.0%, with an ADR of $140.74, reflecting a RevPAR of $104.12.

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Garden Inn - Melville Property:

Cash Flow Analysis

	2010	2011	TTM 5/31/2012	U/W	U/W $ per Room
Occupancy	69.7%	73.5%	75.3%	75.3%
ADR	$136.86	$141.96	$142.19	$142.19
RevPAR	$95.39	$104.34	$107.07	$107.07

Total Revenue	$7,146,153	$7,824,577	$8,031,226	$8,009,303	$44,996
Total Department Expenses	1,813,158	1,971,574	1,961,395	1,956,030	10,989
Gross Operating Profit	$5,332,995	$5,853,003	$6,069,831	$6,053,273	$34,007

Total Undistributed Expenses	2,371,696	2,565,856	2,582,728	2,615,376	14,693
Profit Before Fixed Charges	$2,961,299	$3,287,147	$3,487,103	$3,437,897	$19,314

Total Fixed Charges	280,338	309,471	309,093	305,937	1,719

Net Operating Income	$2,680,961	$2,977,676	$3,178,010	$3,131,960	$17,595
FF&E	214,180	220,643	240,764	320,372	1,800

Net Cash Flow	$2,466,781	$2,757,033	$2,937,246	$2,811,587	$15,795

NOI DSCR	1.75x	1.94x	2.07x	2.04x
NCF DSCR	1.61x	1.80x	1.91x	1.83x
NOI DY	11.2%	12.4%	13.2%	13.0%
NCF DY	10.3%	11.5%	12.2%	11.7%

A-3-107

Duane Reade on Fulton

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NR/NR			Property Type:	Retail
Original Principal Balance:	$23,500,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$23,500,000			Location:	Brooklyn, NY
% of Initial Pool Balance:	1.8%			Size:	29,904 SF
Loan Purpose:	Refinance			Cut-off Date Principal	$785.85
Borrower Name:	Fulton Street Owner LLC			Balance Per Unit/SF:

Sponsor:	Sutton Management Corp.			Year Built/Renovated:	1925, 1950/NAP
Mortgage Rate:	4.950%			Occupancy %(2):	100.0%
Note Date:	June 11, 2012			Occupancy % Source Date:	May 1, 2012
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	July 6, 2022			Property Manager:	Sutton Management Corp.
IO Period:	12 months
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$1,252,229 (12/31/2010)
Seasoning:	2 months			2nd Most Recent NOI (As of):	$1,511,427 (12/31/2011)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$1,658,419 (TTM 4/30/2012)
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues(2):	$2,653,148
Call Protection:	L(26),D(87),O(7)			U/W Expenses(2):	$667,473
Lockbox Type:	Springing (With Established Account)			U/W NOI(2):	$1,985,674
Additional Debt:	None			U/W NCF(2):	$1,953,193
Additional Debt Type:	NAP			U/W NOI DSCR(2):	1.32x
				U/W NCF DSCR(2):	1.30x
Escrows and Reserves:				U/W NOI Debt Yield(2):	8.4%
				U/W NCF Debt Yield(2):	8.3%
Type:	Initial	Monthly	Cap (If Any)	As-is Appraised Value:	$31,500,000
Taxes	$86,024	$43,012	NAP	As-is Appraisal Valuation Date:	April 27, 2012
Insurance(1)	$0	Springing	NAP	Cut-off Date LTV Ratio:	74.6%
Replacement Reserve	$0	$623	NAP	LTV Ratio at Maturity or ARD:	62.9%
TI/LC	$0	$2,084	NAP
Deferred Maintenance	$13,000	$0	NAP
SEL Medical Holdback(2)	$1,000,000	$0	NAP
Brokerage Commission Reserve(3)	$66,666	$0	NAP

(1)
Monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.

(2)
SEL Medical (which represents 25.1% of the net rentable square footage and 8.3% of the underwritten base rent) has signed a stipulation agreement with the borrower which states that it will pay rent through November 2012 at which point the lease will be terminated. This termination is due to the tenant being in arrears of approximately $141,000 in rent. $1.0 million was reserved at closing for SEL Medical’s rent in arrears, and the use by SEL Medical of it leased premises is a current violation of the certificate of occupancy. The sponsor is master leasing the SEL Medical premises for the same terms as the current SEL Medical lease, which has an original lease expiration date of February 29, 2020. The SEL Medical Holdback will be released to the borrower upon the borrower releasing SEL Medical’s premises to a new tenant that has been approved by and deemed acceptable by lender, with the replacement tenant taking occupancy and paying full, unabated rent.

(3)	Initial deposit for payment of brokerage commissions.

The Duane Reade on Fulton mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a retail building anchored by Duane Reade containing a total of 29,904 square feet (the “Duane Reade on Fulton Property”). The Duane Reade on Fulton Property is located on Fulton Mall in the borough of Brooklyn in New York City.  Fulton Mall attracts approximately 100,000 commuters a day and is in close proximity to 12 subway lines including the A, C, F, M, R, Q, G, N, 2, 3, 4 and 5 lines, along with approximately one million people living within a three-mile radius of the Duane Reade on Fulton Property.   As of May 1, 2012, the Duane Reade on Fulton Property was 100.0% leased to four tenants, including the anchor of the center, Duane Reade (Walgreens). Duane Reade, which has been in occupancy at the Duane Reade on Fulton Property since 1987, recently executed an early renewal for a 20-year term, which expires on August 31, 2031, and expanded by 3,900 square feet by taking over the lease of the neighboring tenant, Finish Line.  Duane Reade, while remaining open, is expanding their current store at their own expense.

A-3-108

DUANE READE ON FULTON

The following table presents certain information relating to the tenancies at the Duane Reade on Fulton Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Duane Reade (Walgreens)	NR/Baa1/BBB	11,404	38.1%	$178.88	$2,040,000	79.9%	8/31/2031
Total Major Tenants		11,404	38.1%	$178.88	$2,040,000	79.9%

Non-Major Tenants(2)		18,500	61.9%	$27.70	$512,388	20.1%

Occupied Collateral		29,904	100.0%	$85.35	$2,552,388	100.0%

Vacant Space		0	0.0%

Collateral Total		29,904	100.0%

(1)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Includes SEL Medical (which represents 25.1% of the net rentable square footage and 8.3% of the underwritten base rent) has signed a stipulation agreement with the borrower which states that it will pay rent through November 2012 at which point the lease will be terminated. This termination is due to the tenant being in arrears of approximately $141,000 in rent. $1.0 million was reserved at closing for SEL Medical’s rent in arrears, and the use by SEL Medical of its leased premises is a current violation of the certificate of occupancy. The sponsor is master leasing the SEL Medical premises for the same terms as the current SEL Medical lease, which has an original lease expiration date of February 29, 2020. The SEL Medical Holdback will be released to the borrower upon the borrower releasing SEL Medical’s premises to a new tenant that has been approved by and deemed acceptable by lender, with the replacement tenant taking occupancy and paying full, unabated rent.

The following table presents certain information relating to the lease rollover schedule at the Duane Reade on Fulton Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012(3)	1	7,500	25.1%	7,500	25.1%	$213,082	$28.41
2013	0	0	0.0%	7,500	25.1%	$0	$0.00
2014	0	0	0.0%	7,500	25.1%	$0	$0.00
2015	1	7,500	25.1%	15,000	50.2%	$212,100	$28.28
2016	1	3,500	11.7%	18,500	61.9%	$87,206	$24.92
2017	0	0	0.0%	18,500	61.9%	$0	$0.00
2018	0	0	0.0%	18,500	61.9%	$0	$0.00
2019	0	0	0.0%	18,500	61.9%	$0	$0.00
2020	0	0	0.0%	18,500	61.9%	$0	$0.00
2021	0	0	0.0%	18,500	61.9%	$0	$0.00
2022	0	0	0.0%	18,500	61.9%	$0	$0.00
Thereafter	1	11,404	38.1%	29,904	100.0%	$2,040,000	$178.88
Vacant	0	0	0.0%	29,904	100.0%	$0	$0.00
Total/Weighted Average	4	29,904	100.0%			$2,552,388	$85.35

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Reflects SEL Medical lease which is scheduled to terminate in November 2012 based on a recently signed stipulation agreement.

The following table presents information relating to the historical occupancy at the Duane Reade on Fulton Property:

Historical Occupancy Percentages(1)

12/31/2009	12/31/2010	12/31/2011

100%	100%	100%

(1)	Information obtained from borrower financials.

A-3-109

DUANE READE ON FULTON

Operating History and Underwritten Net Cash Flow.  The following table presents certain information related to the Underwritten Net Cash Flow at the Duane Reade on Fulton Property:

Cash Flow Analysis

	2010	2011	TTM 4/30/2012	U/W(1)	U/W $ per SF
Base Rent(2)	$1,849,066	$2,164,128	$2,268,006	$2,552,388	$85.35
Grossed Up Vacant Space	0	0	0	0	0.00
Total Reimbursables	39,927	36,666	31,115	51,000	1.71
Other Income(3)	11,392	8,792	8,792	142,892	4.78
Less Vacancy & Credit Loss	0	0	0	(93,132)	(3.11)
Effective Gross Income	$1,900,385	$2,209,586	$2,307,913	$2,653,148	$88.72

Total Operating Expenses	$648,156	$698,159	$649,494	$667,473	$22.32

Net Operating Income	$1,252,229	$1,511,427	$1,658,419	$1,985,674	$66.40
TI/LC	0	0	0	25,006	0.84
Capital Expenditures	0	0	0	7,476	0.25
Net Cash Flow	$1,252,229	$1,511,427	$1,658,419	$1,953,193	$65.32

NOI DSCR	0.83x	1.00x	1.10x	1.32x
NCF DSCR	0.83x	1.00x	1.10x	1.30x
NOI DY	5.3%	6.4%	7.1%	8.4%
NCF DY	5.3%	6.4%	7.1%	8.3%

(1)	The increase in U/W Base Rent is attributed to the recently renewed and expanded Duane Reade lease.
(2)
Includes SEL Medical (which represents 25.1% of the net rentable square footage and 7.8% of the total underwritten rent) has signed a stipulation agreement with the borrower which notes that it will pay rent through November 2012 at which point the lease will be terminated. This termination is due to the tenant being in arrears of approximately $141,000 in rent. $1.0 million was reserved at closing for SEL Medical’s rent in arrears, and the use by SEL Medical of its leased premises is a current violation of the certificate of occupancy. The sponsor is master leasing the SEL Medical premises for the same terms as the current SEL Medical lease, which has an original lease expiration date of February 29, 2020. The SEL Medical Holdback will be released to the borrower upon the borrower releasing SEL Medical’s premises to a new tenant that has been approved by and deemed acceptable by lender, with the replacement tenant taking occupancy and paying full, unabated rent.

(3)	Includes $134,100 of straight-lined rent for Duane Reade.

A-3-110

Annex B

ADDITIONAL MORTGAGE LOAN INFORMATION/DEFINITIONS

For purposes of the statistical information regarding the Mortgage Loans set forth in this free writing prospectus, including the Annexes hereto:

(1)	“ADR” means, with respect to any hospitality property, the average daily rate.

(2)
“Appraised Value” means, for any Mortgaged Property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the cut-off date.  The appraisals for certain of the Mortgaged Properties state an “as-stabilized” value and/or “as-renovated” value as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties.  The “as-is” value is presented as the Appraised Value in this free writing prospectus, except where we specifically state otherwise.  See the footnotes to Annex A-1 of this free writing prospectus.

(3)
“Cash Flow Analysis” is, with respect to the one or more Mortgaged Properties securing a Mortgage Loan among the fifteen largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) ”Effective Gross Income” minus (b) ”Total Expenses” and underwritten replacement reserves and tenant improvements and leasing commissions.  For this purpose:

●
“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses.  The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below.  In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●
“Total Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent.  Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each Cash Flow Summary contained in the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this free writing prospectus.  Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based.  The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers.  The historical information in the Cash Flow Summaries reflects adjustments made by the Mortgage Loan Seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow.  In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations.  The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization charges and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the Cash Flow Summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which has not been verified by the Depositor, any underwriters, the Mortgage Loan Sellers or any other person.  Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated.

(4)
“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus.  See also the footnotes to Annex A-1 in this free writing prospectus.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this free writing prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this free writing prospectus, even after taking into account any amortization since origination.  No representation is made that any Appraised Value presented in this free writing prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus.  Unless clearly indicated otherwise and as set forth below, the Cut-off Date Loan-to-Value Ratio for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Cut-off Date Principal Balance of all those Mortgage Loans and the aggregate Appraised Value of all the related Mortgaged Properties securing the group.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1 to this free writing prospectus.  In the case of a Mortgage Loan that is part of a Loan Combination, such loan-to-value ratio was calculated based on the aggregate principal balance of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.

(5)
“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or properties to the annual debt service as shown in Annex A-1 to this free writing prospectus.  In the case of Mortgage Loans with an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity or any related Anticipated Repayment Date (as applicable), 12 months of principal and interest payments is used as the annual debt service.  In the case of any Mortgage Loan that provides for payments of interest-only for its entire term or through any related Anticipated Repayment Date (as applicable), 12 months of interest-only payments is used as the annual debt service.  Unless clearly indicated otherwise and set forth below, the Underwritten Debt Service Coverage Ratio for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate cash flow generated by all the Mortgaged Properties securing the group and the aggregate debt service payable under all of those Mortgage Loans.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1 to this free writing prospectus.

In the case of a Mortgage Loan that is part of a Loan Combination, such debt service coverage ratio was calculated based on the aggregate annual debt service of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  See “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this free writing prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  No representation is made that the Underwritten Debt Service Coverage Ratios presented in this free writing prospectus accurately reflect that ability.

(6)
“LTV Ratio at Maturity or ARD” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the scheduled maturity date or of an ARD Loan scheduled to be outstanding on the related Anticipated Repayment Date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this free writing prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this free writing prospectus.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this free writing prospectus.  In the case of each Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Mortgage Loan and the related Pari Passu Companion Loan.  Unless clearly indicated otherwise and as set forth below, the LTV Ratio at Maturity or ARD for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate principal balance of all those Mortgage Loans scheduled to be outstanding on the scheduled maturity date or Anticipated Repayment Date (as applicable), assuming (among other things) no prepayments or defaults, and the aggregate Appraised Value of all the related Mortgaged Properties securing the group.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps, substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1 to this free writing prospectus.

(7)
“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date.

(8)
“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.  In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as:  the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the cut-off date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this free writing prospectus.

(9)	“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

(10)
“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan.  In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any Lock-out Period or Yield Maintenance Charge that may otherwise apply.  In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●
“D(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●
“L(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●
“O(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property or during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●
“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

(11)	“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

(12)	“RevPAR” means, with respect to any hospitality property, revenues per available room.

(13)	“Stated Principal Balance” means, for each Mortgage Loan in the Trust Fund, a principal amount that:

will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement Mortgage Loan, as of the date it is added to the Trust Fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal Distribution Amount (without regard to the adjustments otherwise contemplated by clauses 1 through 4 of the definition thereof) for that distribution date that represents principal actually received or advanced on that Mortgage Loan, and the principal portion of any Realized Loss (see

“Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) incurred with respect to that Mortgage Loan during the related collection period.

However, the “Stated Principal Balance” of any Mortgage Loan in the Trust Fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that Mortgage Loan or any related REO Property have been received.

(14)	“Structuring Assumptions” means, collectively, the following assumptions regarding the Certificates and the Mortgage Loans in the Trust Fund:

●
except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this free writing prospectus and the Cut-off Date Pool Balance is as described in this free writing prospectus;

●	the initial aggregate principal balance or notional amount, as the case may be, of each interest-bearing Class of Certificates is as described in this free writing prospectus;

●	the pass-through rate for each interest-bearing Class of Certificates is as described in this free writing prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●
no Additional Trust Fund Expenses (including Trust Advisor Expenses) arise, no Servicing Advances are made under the Pooling and Servicing Agreement and the only expenses of the Trust consist of the trustee fees, the certificate administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees) and the Trust Advisor fees;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●
each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●
all monthly debt service payments on the Mortgage Loans are timely received by the Master Servicer on behalf of the Trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the Trust Fund is paid in full on its respective Anticipated Repayment Date;

●
except as described in the next succeeding bullet, no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●
except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

●
except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the subject tables or other relevant part of this free writing prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●
no person or entity entitled thereto exercises its right of optional termination as described in this free writing prospectus under “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement”;

●	no Mortgage Loan is required to be repurchased, as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this free writing prospectus;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in October 2012; and

●	the Offered Certificates are settled with investors on September 28, 2012.

(15)
“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service.  In general, it is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each commercial Mortgaged Property other than multifamily, self storage and hospitality properties, the related Mortgage Loan Seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants.  Where the actual or market vacancy was greater than 5%, the Mortgage Loan Seller determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greatest of (a) actual current vacancy at the related Mortgaged Property, (b) current vacancy according to third party provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, and (c) 5%.  In determining revenue for multifamily, manufactured housing community and self storage properties, the Mortgage Loan Sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or come combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods.  In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75% and daily rates based on third party provided market information or daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related Mortgage Loan Seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that:  (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 2% to 6% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs).  Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the Mortgage Loan Seller, and are:  (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $50 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues.  In addition, in some cases, the Mortgage Loan Seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.  In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third party provided market information or from other borrower-supplied information.  We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable Mortgage Loan Seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values.  In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:  (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within twelve months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring.  We cannot assure you that the assumptions made with respect to any mortgage loan will, in fact, be consistent with actual property performance.  Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this free writing prospectus.  In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan Seller may not (and likely will not) conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus.

(16)
“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Principal Balance of that Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.  Unless clearly indicated otherwise and as set forth below, the Underwritten NCF Debt Yield for each Mortgage Loan contained in any group of cross-collateralized Mortgage Loans is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Principal Balance of all the Mortgage Loans in the group.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1 to this free writing prospectus.

(17)
“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this free writing prospectus.

(18)
“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Principal Balance of that Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.  Unless clearly indicated otherwise and as set forth below, the Underwritten NOI Debt Yield for each Mortgage Loan contained in any group of cross-collateralized Mortgage Loans is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Principal Balance of all the Mortgage Loans in the group.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1 to this free writing prospectus.

You should review the footnotes to Annex A-1 in this free writing prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Principal Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings.  If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease.  Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this free writing prospectus, including information in Annexes A-1 and A-3 to this free writing prospectus is derived from audited and/or unaudited financial statements provided by the borrowers.  In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the ten largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Annex C-1

Mortgage Loan Representations and Warranties

Each Mortgage Loan Seller will, solely as to the Mortgage Loans that it is transferring to the Depositor, make the representations and warranties set forth below as of the date specified below or, if no such date is specified, as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex C-2 for the applicable Mortgage Loan Seller.  Capitalized terms used but not otherwise defined in this Annex C-1 shall have the meanings set forth in the main body of the free writing prospectus or, if not defined therein, in the related mortgage loan purchase agreement.

Each mortgage loan purchase agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Trust Fund, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

In addition, for purposes of the following representations and warranties, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein).  All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

1.           Complete Mortgage File.  With respect to each Mortgage Loan, to the extent that the failure to deliver the same would constitute a “Material Document Defect” in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement, (i) a copy of the mortgage file for each Mortgage Loan and (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, seismic assessment reports, leases, rent rolls, Insurance Policies and Certificates, legal opinions and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to such Mortgage Loan, will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement. For the avoidance of doubt, the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents.

2.           Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement.  Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

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3.           Loan Document Status.  Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.           Mortgage Provisions.  The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.           Hospitality Provisions.  The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon Loan Seller’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which Loan Seller shall provide or Loan Seller shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date.  The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.  For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

6.           Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its material obligations under the Mortgage Loan.  With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after the Cut-off Date.

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7.           Lien; Valid Assignment.  Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its subsidiary is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its subsidiary, as applicable.  Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (8) below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications.  Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances, and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below).  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances and Title Exceptions, except as such enforcement may be limited by Standard Qualifications, subject to the limitations described in clause (11) below.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.           Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of which items (a) through (g), individually or in the aggregate, materially interferes with the current marketability or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.  Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the

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same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.           Junior Liens.  It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances.  The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as disclosed in the Prospectus.

10.           Assignment of Leases and Rents.  There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage).  Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.           Financing Statements.  Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment.  Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-2 or UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.           Condition of Property.  Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared by a third party engineering consultant in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Mortgage Loan Seller’s knowledge, based solely upon the due diligence customarily performed by Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and except as set forth in such engineering report or property condition report or with respect to which repairs were required to be reserved for or made, (a) all major building systems for the improvements of each related Mortgaged Property are in good working order, and (b) each related Mortgaged Property (i) is free of any material damage, and (ii) is in good repair and condition, and (iii) is free of patent and observable structural defects, except to the extent as to all statements in (a) and (b) above) (x) any damage or deficiencies would not reasonably be expected to materially and adversely affect the use or operation of the Mortgaged Property or the security intended to be provided by such mortgage, or repairs with respect to such damage or deficiencies are estimated to not exceed 5% of the original principal balance of the Mortgage Loan, the amount necessary to effect the necessary; (y) such repairs have been completed; or (z) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for

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securitization, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.

To the Mortgage Loan Seller’s knowledge, based on the engineering report or property condition assessment and the Sponsor Diligence (as defined in paragraph 42), there are no issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the current marketability or principal use of the Mortgaged Property other than those disclosed in the engineering report or Servicing File and those addressed in sub-clauses (x), (y), and (z) of the preceding sentence.

13.           Taxes and Assessments.  As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.           Condemnation.  As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.           Actions Concerning Mortgage Loan.  To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.           Escrow Deposits.  All escrow deposits and escrow payments currently required to be escrowed with lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to Depositor or its servicer.  Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Mortgage Loan Seller’s practices with respect to escrow releases or such released funds were otherwise used for their intended purpose.  No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.           No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been

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disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Mortgage Loan Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund.

18.           Insurance.  Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12 months (18 months for Mortgage Loans with a principal balance of $35 million or more) of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property,

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for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, which correlates to a 10% probability of exceedance in an exposure period of 50 years. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Service in an amount not less than 100% of the PML.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Loan Documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Mortgage Loan Seller.

19.           Access; Utilities; Separate Tax Parcels.  Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.           No Encroachments.  To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

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21.           No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Mortgage Loan Seller.

22.           REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.           Compliance with Usury Laws.  The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.           Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.           Trustee under Deed of Trust.  With respect to each mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.           Local Law Compliance.  To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or

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value of such Mortgaged Property.  In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization that provides coverage for loss of use to undamaged portions of the Mortgaged Property arising from the application of laws or ordinances, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.           Licenses and Permits.  Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan.  The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.           Recourse Obligations.  The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) Mortgagor’s fraud or intentional misrepresentation; (iii) criminal acts by the Mortgagor or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) Mortgagor’s commission of material physical waste at the Mortgaged Property.

29.           Mortgage Releases.  The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the

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preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

30.           Financial Reporting and Rent Rolls.  Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.           Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on Annex C-2.

32.           Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage

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Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) as set forth on an exhibit to the related Mortgage Loan Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.           Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Each Mortgage Loan with a Cut-off Date Principal Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.           Defeasance.  With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in (iii) above, (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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35.           Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

36.           Ground Leases.  For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(A)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage.  No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(B)           The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(C)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)           The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(E)           Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

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(F)           The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(G)           The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(H)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(I)            The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(J)            Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)           In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)            Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.          Servicing.  The servicing and collection of each Mortgage Loan complied with all applicable laws and regulations and was in all material respects legal, proper and in accordance with customary commercial mortgage servicing practices.

38.          Origination and Underwriting.  The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex C-1.

39.          Rent Rolls; Operating Histories.  Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality or single tenant properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.  Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

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40.           No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments.  To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex C-1.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.           Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.           Organization of Mortgagor.  The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis or NCO, or a similar service designed to elicit information about each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions, in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization.  ((1) and (2) collectively, the “Sponsor Diligence”).  Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Controlling Owner or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state or federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.           Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was

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otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Mortgage Loan set forth on an exhibit to the related Mortgage Loan Purchase Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on such exhibit (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Loan Documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least three years beyond the maturity of the Mortgage Loan.

44.           Lease Estoppels.  With respect to each Mortgage Loan secured by retail, office or industrial properties, the Mortgage Loan Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll (except for tenants for whom the related lease income was excluded from the Mortgage Loan Seller’s underwriting).  With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan (or such longer period as Mortgage Loan Seller may deem reasonable and appropriate based on Mortgage Loan Seller’s practices in connection with the origination of similar commercial and multifamily loans intended for securitization), and to Mortgage Loan Seller’s knowledge, based solely on the related estoppel, (x) the related lease is in full force and effect and (y) there exists no material default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.           Appraisal.  The mortgage file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date.  The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or

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disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.           Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.           Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on an exhibit to the related Mortgage Loan Purchase Agreement.

48.           Advance of Funds by the Mortgage Loan Seller.  Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan Documents, no advance of funds has been made by Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan.  Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.           Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein, in each case without having conducted any independent inquiry into such matters and without any obligation to do so (except (i) having sent to servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein).

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Annex C-2

Exceptions to Mortgage Loan Representations and Warranties

The exceptions to the representations and warranties set forth below are grouped by Mortgage Loan Seller and listed by the number of the related representation and warranty set forth on Annex C-1 and the mortgage loan name and number identified on Annex A-1.  Capitalized terms used but not otherwise defined in this Annex C-2 shall have the meanings set forth in Annex B or, if not defined therein, in the main body of this free writing prospectus or, if not defined therein, in the related Mortgage Loan Purchase Agreement.

Wells Fargo Bank, National Association
Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(2) Whole Loan; Ownership of Mortgage Loans	100 Church Street (Loan No. 4)
$230,000,000 senior loan to borrower is secured on a pari passu basis by various notes (A-1 Note in amount of  $150,000,000; and A-2 Note in amount of $80,000,000).  Wells Fargo is contributing A-2 Note to WFRBS 2012-LC5 Trust.  The loan is serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2012-C8.

(7) Lien; Valid Assignment	100 Church Street (Loan No. 4)
$230,000,000 senior loan to borrower is secured on a pari passu basis by various notes (A-1 Note in amount of  $150,000,000; and A-2 Note in amount of $80,000,000).  Wells Fargo is contributing A-2 Note to WFRBS 2012-C8 Trust.  The loan is serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2012-LC5.

(8) Permitted Liens; Title Insurance	Starwood Capital Hotel Portfolio (Loan No. 2)
(i) Marriott ROFR. For 4 of 20 constituent properties (Courtyard Marriott – Lufkin, TX; Courtyard Marriott – Tyler, TX; Courtyard Marriott – Wichita Falls, TX; and Fairfield Inn & Suites – Weatherford, TX), franchisor (Marriott International, Inc.) has right of first refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person having an interest (other than as a passive investor) in another hotel brand comprised of at least 20 full service or 50 limited service hotels).  Also, (ii) Holiday Inn – Terrell, TX Repurchase Option and ROFR/ROFO. For 1 of 20 constituent properties (Holiday Inn- Terrell, TX), a predecessor-in-title (Tanger Properties Limited, developer of adjacent outlet shopping center) has the option to repurchase the subject property if, among other things, the improvements are abandoned or the use as a hotel is discontinued for more than 60 days (other than in connection with a casualty). The repurchase price is  based on the 2006 acquisition price, plus unamortized development costs (based on a 25 year amortization). Repurchase option is not extinguished by foreclosure.  Loan agreement includes borrower covenants to comply with terms of such agreements, including operation of hotel at the property, and exercise of

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

repurchase option would trigger recourse liability to guarantors as violation of permitted transfers provisions.  In addition, such predecessor-in-title  retained a right of first refusal or offer (ROFR/ ROFO) if, prior to  June 30, 2016, owner desires to transfer the property.  The ROFR/ ROFO is not extinguished by foreclosure.  The ROFR/ ROFO does not apply to transfers in connection with a foreclosure or deed in lieu, however. The grantor expressly waived its ROFR/ ROFO with respect to the acquisition of the property by the related borrower.

(8) Permitted Liens; Title Insurance	100 Church Street (Loan No. 4)
$230,000,000 senior loan to borrower is secured on a pari passu basis by various notes (A-1 Note in amount of  $150,000,000; and A-2 Note in amount of $80,000,000).  Wells Fargo is contributing A-2 Note to WFRBS 2012-LC5 Trust.  The loan is serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2012-C8.

(8) Permitted Liens; Title Insurance	Alafia Riverfront MHC (Loan No. 57)
Florida statute (F.S. 723.071) confers Right of First Refusal (“ROFR”) to the manufactured housing community homeowners’ association. ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

(8) Permitted Liens; Title Insurance	CVS - Wilmington (Loan No. 66)
Mortgaged property is comprised of one unit in a three unit commercial condominium regime (first floor of a 2-story building), with the related borrower having a 60% ownership/ voting interest. Each unit has control over its improvements.  No more than 60% is required to make decisions with respect to condominium association, such that borrower has effective control over association decisions.  Condominium assessments are subordinate to first mortgages of record at any time, and a foreclosing mortgagee does not have liability for unpaid assessments that accrued prior to taking title.

(8) Permitted Liens; Title Insurance	Clinton River (Loan No. 68)
Portion of mortgaged property that provides access to North River Road is included within a land condominium (an alternative to subdivision and common practice in Michigan). Condominium regime does not include assessments or shared expenses, and all Borrower’s obligations have been performed thereunder.  Borrower owns 25% voting interest in association, but termination requires unanimous consent of all unit holders.  Recourse carve-out to guarantors for losses if condominium is terminated. Lender shall have the rights and privileges which Borrower has as though lender were in fact the owner of the condominium unit, which rights and privileges include, without limitation, all voting rights accruing to Borrower under the terms of the Condominium Master Deed.

(12) Condition of Property	Wells Fargo - Houston (Loan No. 62)	No property condition report required (mortgaged property consists of leased

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
fee only).
(15) Actions Concerning Mortgage Loan	SOS Storage Center (Loan No. 60)
Plaintiff (an individual acting pro se) has filed an action against Borrower and various other community businesses seeking $2 million  in damages for theft/ fraudulent check-writing, among other things. Borrower has moved for dismissal and expects a determination in September 2012.  Non-recourse carve-out for related losses obtained as to guarantors, whose aggregate stated net worth and liquidity is over $83 million/ $7 million, respectively, as of June 2012.

(18) Insurance	Westside Pavilion (Loan No. 1)
(i) Leased Fee (Nordstrom’s). One tenant (Nordstrom’s) is a “leased fee”, where tenant constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.  Also, (ii) Sub-Rated Insurers for Multi-Layered Insurance.  Loan documents permit borrower to purchase multi-layered insurance policies in satisfaction of related insurance requirements. For such multi-layered policies,  up to 25% of such coverage may be provided by insurers with ratings of “BBB” or better by S & P and up to 15% of such coverage may be provided by insurers with ratings of “A-:VIII” or better by AM Best Company.

(18) Insurance	100 Church Street (Loan No. 4)	Loan documents permit $100,000 deductible for required insurance.
(18) Insurance	Denaro Plaza (Loan No. 45)
Tenant (Burger King) is leased fee, where tenant constructed improvements and maintains its own insurance. Subject to applicable restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

(18) Insurance	Marketplace Shops (Loan No. 65)
Tenant (Outback Steakhouse) is leased fee, where tenant constructed improvements and maintains its own insurance. Subject to applicable restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

(18) Insurance	Wells Fargo - Houston (Loan No. 62)
Tenant (Wells Fargo Bank) is leased fee, where tenant constructed improvements and maintains its own insurance. Subject to applicable restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

(28) Recourse Obligations	Starwood Capital Hotel Portfolio (Loan No. 2)
The mortgage loan documents provide that violations of the permitted transfer provisions result in losses only (not full recourse) if the violation does not result from any action or failure to act of any  borrower party.

(31) Acts of Terrorism Exclusion	Westside Pavilion (Loan No. 1)
If Terrorism Risk Insurance Program Authorization Act of 2007 (or successor statute) is not in effect, borrower is obligated to obtain  maximum terrorism insurance available for premium equal to 150% of the then annual premium for a stand-alone all-risk policy (including property and business interruption

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
coverage).

(31) Acts of Terrorism Exclusion	100 Church Street (Loan No. 4)
(i) Terrorism Insurance Cap. Terrorism insurance annual premium capped at $600,000 (at loan origination, insurance consultant’s estimate of annual premium for comparable stand-alone policy was approximately $200,000).  (ii) Non-rated Insurer. Borrower is permitted to purchase terrorism insurance in excess of $100 million written by Belmont Insurance Company, a non-rated captive insurer, under certain conditions, including (A) Terrorism Risk Insurance Act of 2002, as amended (“TRIA”), is in full force and effect and those covered losses that are not reinsured by the federal government under TRIA are reinsured by an insurance company with AM Best’s rating of at least “A:X”; and (B) all reinsurance agreements involving such captive insurer shall be reasonably acceptable to lender, and Borrower shall use commercially reasonable efforts to cause reinsurance agreements to provide for direct access to such reinsurers by all named insureds and mortgagees with such insurance benefits.

(33) Single-Purpose Entity	Titan Cold & Dry (Loan No. 43)
Recycled special purpose entity (“SPE”) borrower where prior owned property not same as mortgaged property. Borrower leased adjacent land as well, but lease was rescinded in connection with loan origination and carve-out obtained for related losses. Based on a review of neighboring properties from the subject property and from public thoroughfares, loan underwriters deemed the neighboring properties as unlikely  to pose a significant threat to the environmental condition of the subject property. The neighboring properties were not listed in the environmental database reviewed or Envirofacts, with the exception of the east adjoining property, 5600 Norris Road, which was listed as a HAZNET and FINDS site in the environmental database. Based upon a review of the environmental database, such neighboring property is not listed as having a known, suspected, or documented release; therefore, no further action was  recommended.

(33) Single-Purpose Entity	National Storage Center (Loan No. 49)
Recycled SPE borrower where prior owned property not same as mortgaged property.  SPE borrower previously owned another self storage facility (not part of mortgaged property).  The prior owned property was sold in 2007, and a clean Phase I environmental site assessment for such property, dated July 25, 2007, was approved in connection with the underwriting of the loan.

(43) Environmental Conditions	Rooney Ranch (Loan No. 11)
Phase I environmental site assessment (dated June 8, 2012) identified a recognized environmental condition at the property, as follows: on-site dry cleaning facility that has been in occupancy at the property for approximately 9 years. Tenant uses closed loop system with

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
secondary containment, but some PCE soil contamination risk exists nonetheless, and environmental consultant recommended Phase II subsurface investigation. In lieu thereof, Borrower provided $3 million environmental insurance policy issued by Steadfast Insurance Company (a member company of Zurich North America), which has an AM Best rating of A+, for a 10 year term with a 3 year policy tail and having a $25,000 deductible. The premium of $42,842.45 was paid at closing.

(43) Environmental Conditions	Porterville Shopping Center (Loan No. 48)
Phase I environmental site assessment (dated March 14, .2012) identified (i) a former Shell service station that existed at the site prior to construction of current improvements; and (ii) an on-site dry cleaners that operated from 1988 to 2009. Environmental consultant recommended limited subsurface investigation. In lieu thereof, Borrower provided $5 million Lender Environmental Collateral Protection Liability insurance policy issued by Steadfast Insurance Company (a member company of Zurich North America with an AM Best rating of A+) for a 10 year term with a 3 year policy tail and having a $50,000 deductible. A separate $50,000 environmental escrow was obtained at closing for the deductible.

The Royal Bank of Scotland
Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(2) Whole Loan; Ownership of Mortgage Loans	Hilton Garden Inn - Melville (Loan No. 14)
Northmarq Capital, LLC is sub-servicer (non-cashiering) for the Mortgage Loan.  The Mortgage Loan will be transferred to Wells Fargo Commercial Mortgage Trust 2012-LC5 subject to the terms of the related sub-servicing agreement.

(2) Whole Loan; Ownership of Mortgage Loans	Crossways Shopping Center (Loan No. 29)
John B. Levy & Co. is sub-servicer (non-cashiering) for the Mortgage Loan.  The Mortgage Loan will be transferred to Wells Fargo Commercial Mortgage Trust 2012-LC5 subject to the terms of the related sub-servicing agreement.

(2) Whole Loan; Ownership of Mortgage Loans	Woodland Park Apartments (Loan No. 37) Spec’s Dallas (Loan No. 47)
Holliday Fenoglio Fowler, L.P. is sub-servicer (non-cashiering) for these Mortgage Loans.  The Mortgage Loans will be transferred to Wells Fargo Commercial Mortgage Trust 2012-LC5 subject to the terms of the related sub-servicing agreement.

(8) Permitted Liens; Title Insurance	Cole Retail 12 Portfolio (Loan No. 5)
Walgreens, the single tenant at the Mortgaged Properties located in Crossville, Tennessee, Columbia, Missouri, Seattle, Washington, Olivette, Missouri, Jacksonville, Florida, and Columbus, Mississippi, has a right of first offer (“ROFO”) in connection with a sale of each of the Mortgaged Properties at which they are a tenant. The ROFOs are not extinguished by foreclosure, however the ROFOs are not triggered by a

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
foreclosure or deed-in-lieu thereof.

(8) Permitted Liens; Title Insurance	NTP Portfolio (Loan No. 8)
The tenant occupying the Mortgaged Property in Santa Rosa, California, has an option to purchase a portion of its premises, exercisable between September 1, 2017 and August 30, 2017. Such purchase option is not triggered by foreclosure or a deed-in-lieu of foreclosure.

(8) Permitted Liens; Title Insurance	CMC Hotel Portfolio (Loan No. 10)
BP Phase2, LLC, the prior owner of the Mortgaged Property located in Durham, North Carolina, was granted a right of first offer (“ROFO”) in connection with the sale of such Mortgaged Property to a third party.  Such ROFO does not apply in the context of a foreclosure or deed-in-lieu of foreclosure but applies to any subsequent transfer to a third party by the purchaser or grantee under the deed-in-lieu. In addition, the ROFO does not survive any transfer of the Mortgaged Property to a third party purchaser.

In addition, the BP Phase2, LLC has the right, to repurchase the Mortgaged Property (the “Repurchase Right”), if (i) the improvements and facilities are ever abandoned or closed for a period or periods of time in any eighteen month period which in the aggregate equal or exceed 360 days or (ii) the Mortgaged Property is used for any use other than a normal lawful, commercial use.

The Repurchase Right is subordinate to any third party bona fide mortgage or deed of trust lien but remains applicable to subsequent purchasers other than a purchaser which is the holder of such mortgage/deed of trust. In addition, any closures caused by force majeure are not included in the time periods described above.

(18) Insurance	Cole Retail 12 Portfolio (Loan No. 5)
Business interruption/rental loss insurance is limited to a twelve (12) month period and the Mortgage Loan is $42,400,000.

Net Proceeds must be made available to Borrower for restoration if such Net Proceeds are less than 10% of the allocated loan amount for such Mortgaged Property and the costs of completing the restoration are less than 10% of the allocated loan amount for such Mortgaged Property.

(18) Insurance	Hilton Garden Inn Summit (Loan No. 28)
All policies of insurance (the “Policies”) required pursuant to the Mortgage Loan Documents must be issued by companies approved by lender and authorized to do business in the state where the Mortgaged Property is located, with a claims paying ability rating of “A” or better by S&P (provided, however for multi-layered insurance programs, (A) if four (4) or less insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
ability rating of “A” or better by S&P (and the equivalent by any other Rating Agency), with no carrier below “BBB” (and the equivalent by any other rating agency) or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by any other Rating Agency), with no carrier below “BBB” (and the equivalent by any other Rating Agency).

(18) Insurance	Riverview Commons (Loan No. 44)
All policies of insurance (the “Policies”) must (i) be issued by companies with a claims paying ability rating of “A- VIII” or better by AM Best (provided, however for multi-layered insurance programs, (A) if four (4) or less insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P (and the equivalent by any other Rating Agency), with no carrier below “BBB” (and the equivalent by any other Rating Agency) or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P (and the equivalent by any other Rating Agency), with no carrier below “BBB” (and the equivalent by any other Rating Agency).

(18) Insurance	CMC Hotel Portfolio (Loan No. 10)
All policies of insurance required must be issued by companies with a claims paying ability rating of “A “ or better by S&P with the understanding that wind coverage for the Mortgaged Property in Wilmington, North Carolina (i.e., the TownePlace Suites) may be provided by the North Carolina Joint Underwriting Association (the state-sponsored wind insurance program comprised of multiple carriers).

(19) Access; Utilities; Separate Tax Parcels	Shops at Julington Creek (Loan No. 55)
A portion of the Mortgaged Property has a tax pin that also includes an adjacent parcel that is owned by an entity who has the same parent as the borrower.  The borrower and its affiliate have an agreement providing for the payment of the 2012 taxes as they become due and payable, however the borrower did not escrow for the tax amount. The amount owed by the adjacent parcel owner has been de minimis as the adjacent parcel is very small and undeveloped.  Borrower has obtained letters from the Office of the Property Appraiser of Duval County, Florida stating that these parcels have been assigned separate real estate tax numbers and will be separate on the tax rolls for Duval County, Florida beginning in 2013.

(28) Recourse Obligations	Hilton Garden Inn - Melville (Loan No. 14)	Each guarantor’s liability for losses under the guaranty is capped at an amount

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
equal to their respective percentage ownership interest in the borrower.

Ladder Capital Finance LLC
Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(7) Lien; Valid Assignment	All LCF Mortgage Loans (Loan Nos. 3, 6, 7, 12, 13, 15, 16, 17, 20, 21, 22, 23, 24, 26, 31, 33, 35, 36, 41, 53, 54, 58 and 70)
The assignments of Mortgages and the assignments of Assignments of Leases, Rents and Profits are from the most recent mortgagee of record, which may not be the Mortgage Loan Seller (or, if there was no such assignee of record, from the originator).

(8) Permitted Liens; Title Insurance	Southeast Grocery Portfolio (Loan No. 12)	Bojangles Restaurants, Inc. has a right of first refusal that is not subordinated with respect to its leased premises at the related Mortgaged Property known as Dawsonville Town Center.
(8) Permitted Liens; Title Insurance	The Pavilion at La Quinta (Loan No. 13)	Wells Fargo Bank, National Association has a right of first offer if the related Mortgaged Property is transferred.
(8) Permitted Liens; Title Insurance	White Lake Marketplace Shopping Center (Loan No. 24)
Home Depot has a right of first refusal that is not subordinated with respect to its leased premises at the related Mortgaged Property.  In addition, there is a portion of the Applebee’s building that is contained within an area that was reserved for utility easements to the extent that such easements or utilities were in place in such area in 1958 when a predecessor owner conveyed certain property to the applicable municipality and reserved such easements for such municipality.  Surveyor provided statement on the survey that there were no utility easements within that area in 1958, and the related Mortgagor represented in the loan agreement that (i) there are no utilities and no utility easements of record contained within such area and (ii) to best of the related Mortgagor’s knowledge, no party with any rights reserved has the intent to exercise any such rights.

(8) Permitted Liens; Title Insurance	Sterling and El Camba MHCs (Loan No. 33)
The related Mortgaged Property known as Sterling MHC is subject to an agreement expiring June 30, 2013, that allows the Home Owners Association of Sterling Park, Inc. certain rights, including a right of first refusal as to the purchase of such Mortgaged Property.  Such right of first refusal was not subordinated.

(8) Permitted Liens; Title Insurance	TownePlace Suites - Newark, CA (Loan No. 53)	The property manager has a right of first offer and a right of first refusal with respect to the related Mortgaged Property.
(9) Junior Liens	Southeast Grocery Portfolio (Loan No. 12)	An affiliate of Ladder Capital Finance LLC holds a $5,400,000 original principal balance mezzanine loan secured by 100% of the equity interests in the related Mortgagors.
(9) Junior Liens	One Corporate Center 1 & 3 (Loan No. 22)	As of the closing of the subject Mortgage Loan, a mezzanine loan existed in favor of Wells Fargo Bank, National Association

C-2-8

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
with a balance of $3,359,587.56, secured by a pledge of equity interests in the related Mortgagor and subject to an intercreditor agreement.

(9) Junior Liens	Southlake Marketplace (Loan No. 23)
An affiliate of Ladder Capital Finance LLC made a $1,210,000 original principal balance mezzanine loan to the sole member of the related Mortgagor simultaneously with the closing of the subject Mortgage Loan.

(15) Actions Concerning Mortgage Loan	Southeast Grocery Portfolio (Loan No. 12)
Delhaize America, Inc. is the parent company of the anchor grocery stores for each of the related Mortgaged Properties.  Each of the key principals of the related Mortgagors is also a principal of JDH Capital, a privately-held real estate development and management company with offices in Charlotte, North Carolina (“JDH Capital”).  JDH Capital has filed suit against Delhaize America, Inc. in connection with the repudiation of a lease for a Bloom brand grocery store at a retail center being developed by JDH Capital, which resulted in the construction lender filing a foreclosure complaint.  Delhaize America, Inc. controls Bloom grocery stores.  Separately, JDH Capital and Delhaize America, Inc. are in negotiations related to lease terminations of certain dark Food Lion stores.  Also, there is an ongoing claim between JDH Capital, certain JDH Capital entities and a previous employee.  Such employee had held membership interests in various JDH Captial entities that previously owned some of the Mortgaged Properties that constitute the Southeast Grocery Portfolio.

(15) Actions Concerning Mortgage Loan	The Pavilion at La Quinta (Loan No. 13)
The related Mortgagor sponsor is Inland American Real Estate Trust, Inc., a real estate investment trust (“REIT”).  Inland American has disclosed in a recent report on form 10-Q filed with the Securities and Exchange Commission (“SEC”) that the SEC is conducting a non-public, formal, fact finding investigation regarding the REIT’s business manager fees, property management fees, affiliate transactions, distributions and decisions regarding becoming a self-administered REIT.

(15) Actions Concerning Mortgage Loan	Diamond Forest Apartments (Loan No. 26)
Since January 2012, a litigation has been pending in which a former employee alleged racial discrimination against the related Mortgagor, the related Mortgaged Property and the affiliated property manager

(16) Escrow Deposits	TownePlace Suites - Newark, CA (Loan No. 53)
The furniture, fixture and equipment reserve is held by the property manager, but it is to be subject to mortgage lender’s right to control set forth in a deposit account control agreement and pursuant to a collateral assignment and UCC-3 assignment.

(18) Insurance	All LCF Mortgage Loans (Loan Nos. 3, 6, 7, 12, 13, 15, 16, 17, 20, 21, 22, 23, 24, 26, 31, 33, 35, 36, 41, 53, 54, 58 and 70)	Except with respect to Mortgage Loans where terrorism insurance is not required, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or

C-2-9

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

(18) Insurance	All LCF Mortgage Loans (Loan Nos. 3, 6, 7, 12, 13, 15, 16, 17, 20, 21, 22, 23, 24, 26, 31, 33, 35, 36, 41, 53, 54, 58 and 70)
Subject to the other exceptions to Representation and Warranty No. 18, the loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

(18) Insurance	Trump Tower Commercial Condominium (Loan No. 3)
Pursuant to the Condominium Declaration of the Condominium of which the Mortgaged Property forms a part, insurance proceeds in excess of $1,000,000 are paid to an insurance consultant, which shall be a bank or trust company in the City of New York having a capital surplus and undivided profits of $500,000,000 or more, who shall disburse such payments as the repair or restoration of the Mortgaged Property progresses.

(18) Insurance	Wards Crossing West (Loan No. 20)	Kohl’s is responsible for insuring its building, and such insurance satisfies any requirement that the related Mortgagor maintain such insurance.
(18) Insurance	BJ’s Ritchie Station (Loan No. 21)
The sole tenant is responsible for insuring the related Mortgaged Property and, subject to satisfying a net worth requirement, may self-insure, and such insurance or self-insurance, as the case may be, satisfies any requirement that the related Mortgagor maintain insurance.

(18) Insurance	White Lake Marketplace Shopping Center (Loan No. 24) Pecan Creek & Glen Knoll MHCs (Loan No. 31) Sterling and El Camba MHCs (Loan No. 33)
In the case of each of the subject Mortgage Loans, as of the date of origination thereof, each company that issued the related insurance policies, Ironshore Specialty Insurance Company (rated AM Best A-XV and not rated by S&P as of the closing date of the subject Mortgage Loan) and First Specialty Insurance Company (rated AM Best A-XV and not rated S&P as of the closing date of the related Mortgage Loan) (individually and collectively, the “Existing Insurer”), failed to satisfy the requirements of financial strength and claims paying ability required in accordance with related loan documents.  The related lender agreed to permit the insurance policies to be issued by the

C-2-10

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
Existing Insurer notwithstanding the applicable requirements of the related loan documents so long as during such time that the insurance policies are in place with the Existing Insurer, the rating of each Existing Insurer shall not fall below the rating of each Existing Insurer as of the closing date of the subject Mortgage Loan. If at any time during the term of the subject Mortgage Loan, the rating of either Existing Insurer falls below the respective rating as of the closing date of the subject Mortgage Loan, the related Mortgagor shall, within thirty days of such occurrence, cause the related Mortgaged Property to be insured pursuant to insurance policies that fully satisfy all requirements set forth in the related loan documents.

(18) Insurance	Academy Sports + Outdoors - Snellville (Loan No. 35) Academy Sports + Outdoors - Columbia (Loan No. 36)	The sole tenant is responsible for insuring the related Mortgaged Property, and such insurance satisfies any requirement that the related Mortgagor maintain insurance.
(18) Insurance	TownePlace Suites - Newark, CA (Loan No. 53)
Pursuant to the related management agreement, the property manager shall control insurance proceeds and condemnation awards during a restoration resulting from damages or condemnation, as applicable, of less than 60% of the replacement cost.

Pursuant to the related subordination, non-disturbance and attornment agreement, for restorations resulting from damage or condemnation, as applicable, equal to or exceeding 60% of the replacement cost, the property manager has agreed to pay the funds to the mortgage lender in accordance with the related loan document.

(18) Insurance	Lazy Hills (Loan No. 54)
The Mortgagor is required to maintain terrorism coverage only to the extent that the cost thereof is less than or equal to two times the cost of the aggregate of the property insurance policy and public liability insurance policy (excluding such terrorism coverage).

(18) Insurance	Dollar General - Yulee (Loan No. 70)
The sole tenant is responsible for insuring the related Mortgaged Property, and such insurance satisfies any requirement that the related Mortgagor maintain insurance.  The requirement to maintain terrorism insurance has been waived.

(25) Trustee under Deed of Trust	All LCF Mortgage Loans (Loan Nos. 3, 6, 7, 12, 13, 15, 16, 17, 20, 21, 22, 23, 24, 26, 31, 33, 35, 36, 41, 53, 54, 58 and 70)	Trustee’s fees must be reasonable.

(26) Local Law Compliance	Somerset Shoppes (Loan No. 6)
The related Mortgaged Property is legal non-conforming with respect to certain landscape buffers. In the event of a casualty to the improvements on the related Mortgaged Property resulting in damage in excess of the applicable threshold, such legal non-conformity could be the basis for the applicable municipality to require that the improvements be rebuilt in accordance

C-2-11

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
with current zoning laws, thereby resulting in a smaller shopping center on the related Mortgaged Property.

(26) Local Law Compliance	Southeast Grocery Portfolio (Loan No. 12)
The Mortgaged Property known as the Folkston Shopping Center is legally non-conforming with respect to parking, which is deficient by 145 parking spaces.   Such Mortgaged Property, built in 1998 and prior to the current zoning regulations, is grandfathered.   There is a 50% rebuildability/casualty threshold, after which such property must be brought into conformance if the borrower cannot obtain a variance or other waiver.

(26) Local Law Compliance	Duane Reade on Fulton (Loan No. 15)
The current use of a portion of the related Mortgaged Property demised to SEL Medical as a medical office is in contravention of the certificate of occupancy for the related Mortgaged Property.  The following mitigants have been put in place: (i) portion of $1,000,000 holdback in the amount of $206,876 to be released upon the use of the space coming into compliance with the certificate of occupancy; (ii) recourse carveout added for losses arising from any use of or tenancy by any tenant at the related Mortgaged Property in violation or breach of the certificate of occupancy at the related Mortgaged Property; and (iii) a master lease from the sponsors has been put in place for the entire SEL Medical space unless and until a replacement tenant with a compliant use takes occupancy.

(26) Local Law Compliance	One Corporate Center 1 & 3 (Loan No. 22)	The related Mortgaged Property is legally non-conforming as a result of parking being deficient by 26 spaces.
(26) Local Law Compliance	Sterling and El Camba MHCs (Loan No. 33)
The related Mortgaged Property known as El Camba MHC is legally nonconforming because, among other things: (i) the related maximum density is 7 dwelling units per acre and such Mortgaged Property currently has 13.15 dwelling units per acre, (ii) the related lot size is deficient, and (iii) the clubhouse encroaches on the front setback and 4-5 homes encroach on the side setback.  The related Mortgaged Property known as Sterling MHC is legally nonconforming because, among other things: the related maximum density is 7 dwelling units per acre and such Mortgaged Property has 10.69 dwelling units per acre.

For both related Mortgaged Properties, the rebuild clause provides that whenever a structure utilized by a non-conforming use is destroyed (i.e., damaged more than 50% of the replacement cost), the use of the structure shall be terminated and not re-established.   A zoning consultant confirmed that the related municipality stated that this rebuild provision applies to the Mortgaged Property as a whole and not on a mobile home basis.

(27) Licenses and Permits	Duane Reade on Fulton (Loan No. 15)	While a certificate of occupancy for the entire related Mortgaged Property is in

C-2-12

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
place, use by SEL Medical tenant of a portion of the related Mortgaged Property is in violation of permitted uses under such certificate of occupancy. The following mitigants have been put in place: (i) portion of $1,000,000 holdback in the amount of $206,876 to be released upon the use of the space coming into compliance with the certificate of occupancy; (ii) recourse carveout added for losses arising from any use of or tenancy by any tenant at the related Mortgaged Property in violation or breach of the certificate of occupancy at the related Mortgaged Property; and (iii) a master lease from the sponsors has been put in place for the entire SEL Medical space unless and until a replacement tenant with a compliant use takes occupancy.

(28) Recourse Obligations	Trump Tower Commercial Condominium (Loan No. 3)
The waste carveout covers (A) material physical waste, but only if (1) there is sufficient cash flow from the operation of the Mortgaged Property after paying all required payments pursuant to the loan document to maintain the related Mortgaged Property, or (2) there are adequate reserve funds for such purpose and no event of default shall have occurred and be continuing (unless the related lender would be willing to make such reserve funds available for such purpose notwithstanding the continuance of the applicable event of default), and (B) after the occurrence and during the continuance of an event of default, the wrongful removal or disposal of any portion of the related Mortgaged Property, other than the removal or disposal of equipment, fixtures or personal property in the ordinary course of business or which has become obsolete or which is no longer used in the operation of the business at the related Mortgaged Property.

(28) Recourse Obligations	Somerset Shoppes (Loan No. 6)	The waste carveout covers “material physical waste caused by the intentional acts or intentional omissions of the related Mortgagor” rather than “material physical waste.”
(28) Recourse Obligations	White Lake Marketplace Shopping Center (Loan No. 24) Pecan Creek & Glen Knoll MHCs (Loan No. 31)	The waste carveout covers “intentional physical waste,” rather than “material physical waste.”

(28) Recourse Obligations	Sterling and El Camba MHCs (Loan No. 33)
The waste carveout covers “intentional physical waste,” rather than “material physical waste.”

The misapplication of rent carveout was modified to cover any rents that, after an event of default (which if non-monetary, is either known by the related Mortgagor or is the subject of written notice from the related lender to the related Mortgagor), are not either deposited with the lender or applied to the commercially reasonable out of pocket third party costs and expenses of the related Mortgaged Property as they become due or payable

C-2-13

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(which such costs and expenses shall not include payments to the related property manager).

(28) Recourse Obligations	Academy Sports + Outdoors - Snellville (Loan No. 35) Academy Sports + Outdoors - Columbia (Loan No. 36) Dollar General - Yulee (Loan No. 70)	In the case of each of the subject Mortgage Loans, the stated carve-outs are full recourse obligations of the related Mortgagor, but there is no related entity or warm body guarantor.

(29) Mortgage Releases	All LCF Mortgage Loans (Loan Nos. 3, 6, 7, 12, 13, 15, 16, 17, 20, 21, 22, 23, 24, 26, 31, 33, 35, 36, 41, 53, 54, 58 and 70)
If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor can avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

(31) Acts of Terrorism Exclusion	All LCF Mortgage Loans (Loan Nos. 3, 6, 7, 12, 13, 15, 16, 17, 20, 21, 22, 23, 24, 26, 31, 33, 35, 36, 41, 53, 54, 58 and 70)
Except with respect to Mortgage Loans where terrorism insurance is not required, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

(31) Acts of Terrorism Exclusion	Wards Crossing West (Loan No. 20)	Kohl’s is responsible for insuring its building, and such insurance satisfies any requirement that the related Mortgagor maintain such insurance.
(31) Acts of Terrorism Exclusion	BJ’s Ritchie Station (Loan No. 21)
The sole tenant is responsible for insuring the related Mortgaged Property and, subject to satisfying a net worth requirement, may self-insure, and such insurance or self-insurance, as the case may be, satisfies any requirement that the related Mortgagor maintain insurance.

(31) Acts of Terrorism Exclusion	Academy Sports + Outdoors - Snellville (Loan No. 35) Academy Sports + Outdoors - Columbia (Loan No. 36)	The sole tenant is responsible for insuring the related Mortgaged Property, and such insurance satisfies any requirement that the related Mortgagor maintain insurance.
(31) Acts of Terrorism Exclusion	Lazy Hills (Loan No. 54)
The Mortgagor is required to maintain terrorism coverage only to the extent that the cost thereof is less than or equal to two times the cost of the aggregate of the property insurance policy and public liability insurance policy (excluding such terrorism coverage).

(31) Acts of Terrorism Exclusion	Dollar General - Yulee (Loan No. 70)
The sole tenant is responsible for insuring the related Mortgaged Property, and such insurance satisfies any requirement that the related Mortgagor maintain insurance.  The requirement to maintain terrorism insurance has been waived.

C-2-14

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(32) Due on Sale or Encumbrance	All LCF Mortgage Loans (Loan Nos. 3, 6, 7, 12, 13, 15, 16, 17, 20, 21, 22, 23, 24, 26, 31, 33, 35, 36, 41, 53, 54, 58 and 70)
Any pledge of a direct or indirect equity interest in the related Mortgagor would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 32 or as contemplated by any other exception to Representation and Warranty No. 32 set forth herein.

(32) Due on Sale or Encumbrance	All LCF Mortgage Loans (Loan Nos. 3, 6, 7, 12, 13, 15, 16, 17, 20, 21, 22, 23, 24, 26, 31, 33, 35, 36, 41, 53, 54, 58 and 70)
Transfers, sales and pledges (each, a “Transfer”) of stock listed on a nationally recognized stock exchange, as well as Transfers of stock and other equity interests that are publicly traded, are permitted.  Mergers and other business combinations involving a publicly traded company are also permitted.  In addition, any Transfer of direct or indirect equity interests in the related Mortgagor is permitted so long as (a) such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests or (b) the Transfer does not result in a change of control of the related Mortgagor.

(32) Due on Sale or Encumbrance	The Pavilion at La Quinta (Loan No. 13)
The sole member of the related Mortgagor, Inland American Capital Trust, Inc., who is also the guarantor, is permitted to reconstitute from one entity type into another subject to certain conditions (including that the surviving entity is publicly-traded).

The related lender’s consent is not required for any transfer of interests in the sole member of the related Mortgagor, Inland American Capital Trust, Inc., who is also the guarantor (provided that a rating agency confirmation is provided if any transferee will obtain a 49% or greater interest in such entity).

(32) Due on Sale or Encumbrance	BJ’s Ritchie Station (Loan No. 21)
The sole member of the related Mortgagor, Inland Diversified Real Estate Trust, Inc., who is also the guarantor, is permitted to reconstitute from one entity type into another subject to certain conditions (including that the surviving entity is publicly-traded).

The related lender’s consent is not required for any transfer of interests in the sole member of the related Mortgagor, Inland Diversified Real Estate Trust, Inc., who is also the guarantor (provided that a rating agency confirmation is provided if any transferee will obtain a 49% or greater interest in such entity).

(32) Due on Sale or Encumbrance	Academy Sports + Outdoors - Snellville (Loan No. 35) Academy Sports + Outdoors - Columbia (Loan No. 36) Dollar General - Yulee (Loan No. 70)
In the case of each of the subject Mortgage Loans, the related loan documents permit transfers without the related lender’s consent by the Mortgagor and by and to certain affiliates of Ladder Capital Finance Holdings LLLP.

(33) Single-Purpose Entity	The Pavilion at La Quinta (Loan No. 13) BJ’s Ritchie Station (Loan No. 21)	In the case of each of the subject Mortgage Loans, the related Mortgagor has, and is permitted to, allow the

C-2-15

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
property manager to commingle the funds from the related Mortgaged Property in a custodial account maintained by the related property manager on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Property and Mortgagor.

(33) Single-Purpose Entity	Southlake Marketplace (Loan No. 23)
The related Mortgagor owns two (2) small sections of land, consisting of approximately 1818 square feet, that are adjacent to the related Mortgaged Property and are the subject of ongoing condemnation proceedings.

(42) Organization of Mortgagor	Somerset Shoppes (Loan No. 6)
The related Mortgagor’s ownership structure includes two family trusts.  The trustee of one of the trusts, which holds a 49% interest in the Mortgagor, who is also the beneficiary of the other trust, which holds a 49% interest in the Mortgagor, pled guilty to an attempted robbery, 2nd degree, in 1991, when he was 20 years old.

(42) Organization of Mortgagor	Southlake Marketplace (Loan No. 23)	The related guarantor disclosed a personal bankruptcy from 1987.
(42) Organization of Mortgagor	Silverlake Estates MHC (Loan No. 58)	A key principal and non-recourse guarantor declared personal bankruptcy in 1998.
(43) Environmental Conditions	Southeast Grocery Portfolio (Loan No. 12)
Mold was noted in the environmental reports related to the Mortgaged Properties known as New Hope Crossing and Folkston Shopping Center.  The related Mortgagor will be obligated to make such repairs within 120 days of the closing of the subject Mortgage Loan.  No reserve was taken.

(44) Lease Estoppels	One Corporate Center 1 & 3 (Loan No. 22)	A portion of the lease estoppels accepted for closing were older than 90 days at the time of origination.

C-2-16

Annex D

Global Clearance, Settlement and Tax Documentation Procedures

The globally offered Wells Fargo Commercial Mortgage Trust 2012-LC5, Commercial Mortgage Pass-Through Certificates, Series 2012-LC5, Class A-1, A-2, A-3, A-SB, A-S, B and C certificates, will generally be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including September 1, 2012) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including September 1, 2012) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.
from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.
from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form); or

3.
from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)
if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)
providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)
certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)
providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.
from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

●	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

●	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

●	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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Annex E-1

Form of Trust Advisor Annual Report1
[(Subordinate Control Period)]

Report Date:  Report will be delivered annually no later than [INSERT DATE].
Transaction:  Wells Fargo Commercial Mortgage Trust 2012-LC5, Commercial Mortgage Pass-Through Certificates, Series 2012-LC5
Trust Advisor:  TriMont Real Estate Advisors, Inc.
Special Servicer:  Rialto Capital Advisors, LLC
Subordinate Class Representative:  [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report. [__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.
[__] of such Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer and/or Subordinate Class Representative as part of the development of an Asset Status Report.  This report does not include work activity related to those open cases.

b.
[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports.  This report is based only on the Specially Serviced Mortgage Loans in respect of which a Final Asset Status Report has been issued.  The Final Asset Status Reports may not yet be fully implemented.

II.         Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service the Specially Serviced Mortgage Loans in accordance with the Servicing Standard.  Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.  In addition, the Trust Advisor notes the following:  [PROVIDE SUMMARY OF INFORMATION].

In connection with the assessment set forth in this report:

1.
The Trust Advisor reviewed the Final Asset Status Report that was previously executed by the Special Servicer for the following [__] Specially Serviced Mortgage Loans:  [LIST APPLICABLE SPECIALLY SERVICED MORTGAGE LOANS].

2.
Trust Advisor’s review of the Final Asset Status Reports should be considered a limited investigation and background discussion and not be considered a full or limited audit.  For instance, we did not review the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

1
This report is an indicative report and does not reflect the final form of annual report to be used in any particular year.  The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

E-1-1

3.
All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool with respect to which Final Asset Reports have been delivered.  Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

4.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.        Specific Items of Review

1.	The Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

3.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

4.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan.  The Trust Advisor did not meet with the Special Servicer or the Subordinate Class Representative.  As such, the Trust Advisor generally relied upon its review of the information described in Item 1 of Section III above and its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement.  The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement.  As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans.  These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc.  The Trust Advisor does not participate in discussions regarding such actions.  As such, Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	This report is furnished to the certificate administrator pursuant to the provisions of the Pooling and Servicing Agreement. The delivery of this report

E-1-2

shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of September 1, 2012.

E-1-3

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Annex E-2

Form of Trust Advisor Annual Report2
[(Collective Consultation Period and Senior Consultation Period)]

Report Date:  Report will be delivered annually no later than [INSERT DATE].
Transaction:  Wells Fargo Commercial Mortgage Trust 2012-LC5, Commercial Mortgage Pass-Through Certificates, Series 2012-LC5
Trust Advisor:  TriMont Real Estate Advisors, Inc.
Special Servicer:  Rialto Capital Advisors, LLC
Subordinate Class Representative:  [_____________________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[__] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard and the Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement.  Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.  In addition, the Trust Advisor notes the following:  [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Trust Advisor:

1.
Reviewed the Asset Status Reports, net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [__] Specially Serviced Mortgage Loans:  [LIST APPLICABLE MORTGAGE LOANS]

2.
[If report is rendered during a Senior Consultation Period, add:]  Met with the Special Servicer on [DATE] for the annual meeting.  Participants from the Special Servicer included:  [IDENTIFY PARTICIPANTS’ NAME AND TITLE].  The Specially Serviced Mortgage Loans (including Asset Status Reports, other relevant accompanying information and any related net present value calculations and Appraisal Reduction Amount calculations) were referenced in the meeting.  The discussion focused on the Special Servicer’s execution of its

2
This report is an indicative report and does not reflect the final form of annual report to be used in any particular year.  The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

E-2-1

resolution and liquidation procedures in general terms as well as in specific reference to the Specially Serviced Mortgage Loans.

a.
Trust Advisor’s review of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Mortgage Loans [[if report is rendered during a Senior Consultation Period:] and meeting with the Special Servicer] should be considered a limited investigation and background discussion and not be considered a full or limited audit.  For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

b.
All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool.  Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

3.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.	Specific Items of Review

1.
The Trust Advisor reviewed the following items in connection with [[if report is rendered during Senior Consultation Period:]the annual meeting] and the generation of this report:  [LIST MATERIAL ITEMS].

2.
During the prior year, the Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans:  [LIST].  The Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.  The Special Servicer [agreed with/did not agree with] the recommendations made by the Trust Advisor.  Such recommendations generally included the following:  [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

a.
The Trust Advisor [did/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

b.
The Trust Advisor [does/does not] agree with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

c.	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those

E-2-2

mathematical calculations, such inaccuracy [has been/ has not been] resolved.

4.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

5.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

6.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan.  The Trust Advisor does not have authority to speak with the Subordinate Class Representative directly.  [[If report rendered during Senior Consultation Period:] While the Subordinate Class Representative may have attended the annual meeting,] the Trust Advisor generally did not address issues and questions to the Subordinate Class Representative.  As such, the Trust Advisor generally relied upon its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement.  The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of [[if report rendered during Senior Consultation Period:] the meeting held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and] certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement.  As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans.  These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc.  The Trust Advisor does not participate in any of those discussions.  As such, Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
This report is furnished to the certificate administrator pursuant to the provisions of the Pooling and Servicing Agreement.  The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of September 1, 2012.

E-2-3

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Annex F

Form of Distribution Date Statement

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

DISTRIBUTION DATE STATEMENT

	STATEMENT SECTIONS	PAGE(s)
	Certificate Distribution Detail	2
	Certificate Factor Detail	3
	Reconciliation Detail	4
	Other Required Information	5
	Cash Reconciliation Detail	6
	Current Mortgage Loan and Property Stratification Tables	7-9
	Mortgage Loan Detail	10
	NOI Detail	11
	Principal Prepayment Detail	12
	Historical Detail	13
	Delinquency Loan Detail	14
	Specially Serviced Loan Detail	15-16
	Advance Summary	17
	Modified Loan Detail	18
	Historical Liquidated Loan Detail	19
	Historical Bond / Collateral Loss Reconciliation Detail	20
	Interest Shortfall Reconciliation Detail	21-22
	Defeased Loan Detail	23
	Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Trust Advisor

Wells Fargo Commercial Mortgage Securities, Inc. 375 Park Avenue 2nd Floor, J0127-23 New York, NY 10152 Contact: Anthony.Sfarra@wellsfargo.com Phone Number: (212) 214-5613	Wells Fargo Bank, National Association 550 S. Tryon Street, 14th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com Phone Number: (866) 898-1615	Rialto Capital Advisors, LLC 730 NW 107th Avenue, Suite 400 Miami, FL 33172 Contact: Thekla Salzman Phone Number: (305) 229-6465	TriMont Real Estate Advisors, Inc. 3424 Peachtree Road NE Suite 2200 Atlanta, GA 30326 Contact: Brian Pittard Phone Number: (404) 420-5515

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others.    Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so.  Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.  Please visit www.ctslink.com for additional information and special notices.  In addition, certificateholders may register online for email notification when special notices are posted.  For information or assistance please call 866-846-4526.

F-1	Page 1 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-FL		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-FX		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

F-2	Page 2 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-FL		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-FX		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000

F-3	Page 3 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-FL	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-FX	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

F-4	Page 4 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Other Required Information

Available Distribution Amount (1)	0.00

Master Servicing Fee Summary

Current Period Accrued Master Servicing Fees	0.00
Less Delinquent Master Servicing Fees	0.00
Less Reductions to Master Servicing Fees	0.00	Appraisal Reduction Amount
Plus Master Servicing Fees for Delinquent Payments Received Plus Adjustments for Prior Master Servicing Calculation Total Master Servicing Fees Collected	0.00 0.00 0.00	Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Current 1 Month LIBOR Rate	0.00%

Next 1 Month LIBOR Rate	0.00%

		Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

F-5	Page 5 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - U.S. Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee	0.00
Deferred Interest	0.00		Insurer Fee	0.00
Net Prepayment Interest Shortfall	0.00		Miscellaneous Fee	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Equity Payments Received	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Equity Payments Paid	0.00
			Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

F-6	Page 6 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)
Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

F-7	Page 7 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)
Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning
Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

F-8	Page 8 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)
Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI
Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

F-9	Page 9 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

F-10	Page 10 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

F-11	Page 11 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

F-12	Page 12 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

F-13	Page 13 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

F-14	Page 14 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

F-15	Page 15 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13		Other or TBD

F-16	Page 16 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

F-17	Page 17 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

F-18	Page 18 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

F-19	Page 19 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross- Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

F-20	Page 20 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

F-21	Page 21 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds
			Current Month	Left to Reimburse		Comments
				Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

F-22	Page 22 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

F-23	Page 23 of 24

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2012-LC5 Commercial Mortgage Pass-Through Certificates Series 2012-LC5	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	10/17/2012
		Record Date:	09/28/2012
		Determination Date:	10/11/2012

Supplemental Reporting

F-24	Page 24 of 24

Annex G

Class A-SB Planned Principal Balance Schedule

Distribution Date	Class A-SB Planned Principal Balance ($)	Distribution Date	Class A-SB Planned Principal Balance ($)

September 2012	$100,000,000.00	July 2017	100,000,000.00
October 2012	100,000,000.00	August 2017	100,000,000.00
November 2012	100,000,000.00	September 2017	99,999,450.46
December 2012	100,000,000.00	October 2017	98,404,641.80
January 2013	100,000,000.00	November 2017	96,919,747.24
February 2013	100,000,000.00	December 2017	95,312,463.09
March 2013	100,000,000.00	January 2018	93,814,624.79
April 2013	100,000,000.00	February 2018	92,310,517.28
May 2013	100,000,000.00	March 2018	90,453,457.10
June 2013	100,000,000.00	April 2018	88,935,276.06
July 2013	100,000,000.00	May 2018	87,295,643.87
August 2013	100,000,000.00	June 2018	85,764,243.38
September 2013	100,000,000.00	July 2018	84,111,764.42
October 2013	100,000,000.00	August 2018	82,567,034.99
November 2013	100,000,000.00	September 2018	81,015,839.35
December 2013	100,000,000.00	October 2018	79,344,123.35
January 2014	100,000,000.00	November 2018	77,779,434.81
February 2014	100,000,000.00	December 2018	76,094,606.29
March 2014	100,000,000.00	January 2019	74,516,313.08
April 2014	100,000,000.00	February 2019	72,931,412.68
May 2014	100,000,000.00	March 2019	71,001,071.72
June 2014	100,000,000.00	April 2019	69,401,450.55
July 2014	100,000,000.00	May 2019	67,682,674.22
August 2014	100,000,000.00	June 2019	66,069,158.98
September 2014	100,000,000.00	July 2019	64,336,880.30
October 2014	100,000,000.00	August 2019	57,050,708.67
November 2014	100,000,000.00	September 2019	55,426,411.52
December 2014	100,000,000.00	October 2019	53,684,757.47
January 2015	100,000,000.00	November 2019	52,046,367.74
February 2015	100,000,000.00	December 2019	50,291,018.41
March 2015	100,000,000.00	January 2020	48,638,419.35
April 2015	100,000,000.00	February 2020	46,978,901.54
May 2015	100,000,000.00	March 2020	45,093,603.64
June 2015	100,000,000.00	April 2020	43,419,241.97
July 2015	100,000,000.00	May 2020	41,628,934.82
August 2015	100,000,000.00	June 2020	39,940,065.80
September 2015	100,000,000.00	July 2020	38,135,660.30
October 2015	100,000,000.00	August 2020	36,432,163.75
November 2015	100,000,000.00	September 2020	34,721,534.58
December 2015	100,000,000.00	October 2020	32,895,982.39
January 2016	100,000,000.00	November 2020	31,170,545.41
February 2016	100,000,000.00	December 2020	29,330,602.86
March 2016	100,000,000.00	January 2021	27,590,235.37
April 2016	100,000,000.00	February 2021	25,842,580.34
May 2016	100,000,000.00	March 2021	23,767,924.01
June 2016	100,000,000.00	April 2021	22,004,259.37
July 2016	100,000,000.00	May 2021	20,127,166.84
August 2016	100,000,000.00	June 2021	18,348,254.92
September 2016	100,000,000.00	July 2021	16,456,344.95
October 2016	100,000,000.00	August 2021	14,662,059.42
November 2016	100,000,000.00	September 2021	12,860,259.74
December 2016	100,000,000.00	October 2021	10,946,107.25
January 2017	100,000,000.00	November 2021	9,128,744.30
February 2017	100,000,000.00	December 2021	7,199,467.27
March 2017	100,000,000.00	January 2022	5,366,412.07
April 2017	100,000,000.00	February 2022	3,525,679.79
May 2017	100,000,000.00	March 2022	1,366,600.39
June 2017	100,000,000.00	April 2022 and thereafter	0.00

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PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wells Fargo Commercial Mortgage Securities, Inc.
Depositor

Wells Fargo Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

●	multifamily and commercial mortgage loans;

●	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, and other mortgage-backed securities;

●	direct obligations of the United States or other government agencies; or

●	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption “Risk Factors” on page 8 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

July 20, 2012

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	vi

WHERE YOU CAN FIND MORE INFORMATION	vi

SUMMARY OF PROSPECTUS	1

RISK FACTORS	8

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	8
The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	8
Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	8
Loans Not Insured or Guaranteed	9
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	10
Book-Entry Registration May Hinder the Exercise of Investor Remedies	10
Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	10
Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	10
Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	10
Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	11
Future Cash Flow and Property Values Are Not Predictable	11
Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	13
Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	13
Risks Associated with Commercial Lending May Be Different Than for Residential Lending	13
Special Risks of Mortgage Loans Secured by Multifamily Properties	14
Special Risks of Mortgage Loans Secured by Retail Properties	15
Special Risks of Mortgage Loans Secured by Hospitality Properties	16
Special Risks of Mortgage Loans Secured by Office Properties	17
Special Risks Associated with Residential Healthcare Facilities	18
Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	19
Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	21
Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	21
Special Risks Associated with Manufactured Housing Properties	22
Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	23
Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	23
Condemnations of Mortgaged Properties May Result in Losses	23
Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	24
The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	24
Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	25
Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	25
Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	25
Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	25
Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	26
Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	26
State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates	28

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We Have Not Re-Underwritten Any of the Mortgage Loans	28
Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	28
Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	29
Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	30
The Borrower’s Form of Entity May Cause Special Risks	30
Bankruptcy Proceedings Entail Certain Risks	32
If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	33
Restrictions on Certain of the Mortgaged Properties May Limit Their Use	33
Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	33
Inspections of the Mortgaged Properties Were Limited	34
Litigation Concerns	34

DESCRIPTION OF THE TRUST FUNDS	35

General	35
Mortgage Loans—Leases	35
CMBS	39
Collection Accounts	40
Credit Support	40
Cash Flow Agreements	40
Pre-Funding	40

YIELD CONSIDERATIONS	41

General	41
Pass-Through Rate	41
Payment Delays	41
Shortfalls in Collections of Interest Resulting from Prepayments	41
Prepayment Considerations	42
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45

THE SPONSOR	46

THE DEPOSITOR	47

USE OF PROCEEDS	47

DESCRIPTION OF THE CERTIFICATES	48

General	48
Distributions	48
Distributions of Interest on the Certificates	49
Distributions of Principal on the Certificates	50
Components	50
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	51
Allocation of Losses and Shortfalls	51
Advances in Respect of Delinquencies	51
Reports to Certificateholders	52
Voting Rights	53
Termination	53
Book-Entry Registration and Definitive Certificates	54

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	56

General	56
Assignment of Mortgage Assets; Repurchases	57
Representations and Warranties; Repurchases	58
Collection Account	59
Collection and Other Servicing Procedures	62
Realization upon Defaulted Mortgage Loans	63

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Hazard Insurance Policies	64
Due-on-Sale and Due-on-Encumbrance Provisions	65
Servicing Compensation and Payment of Expenses	65
Evidence as to Compliance	66
Certain Matters Regarding the Master Servicer and the Depositor	67
Events of Default	68
Rights upon Event of Default	68
Amendment	69
List of Certificateholders	69
The Trustee and Certificate Administrator	69
Duties of the Trustee	69
Certain Matters Regarding the Trustee	70
Resignation and Removal of the Trustee	70

DESCRIPTION OF CREDIT SUPPORT	70

General	70
Subordinate Certificates	71
Cross-Support Provisions	71
Insurance or Guarantees with Respect to Mortgage Loans	72
Letter of Credit	72
Certificate Insurance and Surety Bonds	72
Reserve Funds	72
Credit Support with Respect to CMBS	73

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	73

General	73
Types of Mortgage Instruments	74
Leases and Rents	74
Personalty	74
Cooperative Loans	74
Junior Mortgages; Rights of Senior Lenders	76
Foreclosure	77
Bankruptcy Laws	80
Environmental Considerations	83
Due-on-Sale and Due-on-Encumbrance	84
Subordinate Financing	85
Default Interest and Limitations on Prepayments	85
Certain Laws and Regulations; Types of Mortgaged Properties	85
Applicability of Usury Laws	85
Servicemembers Civil Relief Act	86
Americans with Disabilities Act	86
Forfeiture in Drug, RICO and Money Laundering Proceedings	86
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	87

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	87

General	87
REMICs	89

Taxation of Owners of REMIC Regular Certificates	91
Taxation of Owners of REMIC Residual Certificates	97

Grantor Trusts	112

Characterization of Investments in Grantor Trust Certificates	113
Taxation of Owners of Grantor Trust Fractional Interest Certificates	113

STATE AND OTHER TAX CONSEQUENCES	122

ERISA CONSIDERATIONS	123

General	123
Prohibited Transaction Exemptions	124

iii

LEGAL INVESTMENT	126

METHOD OF DISTRIBUTION	127

LEGAL MATTERS	128

FINANCIAL INFORMATION	128

RATINGS	128

GLOSSARY	129

iv

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

●	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

●	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

Some capitalized terms used in this prospectus are defined in the Glossary beginning on page 129 in this prospectus.

In this prospectus, the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus.  This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement.  This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.
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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than Annual Reports on Form 10-K), that relate specifically to the related series of certificates.  The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents).  Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention:  Secretary, or by telephone at 704-715-6133.

The depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission.  This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549.  Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website.  The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.
vi

SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

	●	mortgage assets;

	●	collection accounts;

	●	forms of credit support;

	●	cash flow agreements; and

	●	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

	●	multifamily and commercial mortgage loans;

	●	commercial mortgage-backed securities;

	●	direct obligations of the United States or other government agencies; and

	●	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

	●	residential properties consisting of five or more rental or cooperatively owned dwelling units;

	●	shopping centers;

	●	retail buildings or centers;

	●	hotels, motels and other hospitality properties;

	●	office buildings;

	●	nursing homes, assisted living facilities and similar properties;

	●	hospitals or other healthcare related facilities;

	●	industrial properties;

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●	owner-occupied commercial properties;

●	warehouse, mini-warehouse, cold storage, or self storage facilities;

●	recreational vehicle and mobile home parks;

●	manufactured housing communities;

●	parking lots;

●	commercial properties occupied by one or more tenants;

●	entertainment or sports arenas;

●	restaurants;

●	marinas;

●	mixed use properties;

●	movie theaters;

●	amusement and theme parks;

●	destination resorts, golf courses and similar properties;

●	educational centers;

●	casinos;

●	bank branches; and

●	unimproved land.

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

●	is fixed over its term;

●	adjusts from time to time;

●	is partially fixed and partially floating;

●	is floating based on one or more formulae or indices;

●	may be converted from a floating to a fixed interest rate;

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	●	may be converted from a fixed to a floating interest rate; or

	●	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

	●	scheduled payments to maturity;

	●	payments that adjust from time to time;

	●	negative amortization or accelerated amortization;

	●	full amortization or require a balloon payment due on its stated maturity date;

	●	prohibitions on prepayment;

	●	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

	●	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

	●	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

	●	all mortgage loans will have original terms to maturity of not more than 40 years;

	●	all mortgage loans will have individual principal balances at origination of not less than $100,000;

	●	all mortgage loans will have been originated by persons other than the depositor; and

	●	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Collection Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A collection account may be

3

maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

	●	subordination of one or more classes of certificates;

	●	over-collateralization;

	●	letters of credit;

	●	insurance policies;

	●	bonds;

	●	repurchase obligations;

	●	guarantees;

	●	reserve funds; and/or

	●	a combination of any of the above.

Cash Flow Agreements	Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

	●	guaranteed investment contracts;

	●	interest rate swap or exchange contracts;

	●	interest rate cap or floor agreements;

	●	currency exchange agreements; and/or

	●	yield supplement agreements.

Pre-Funding Account;
Capitalized Interest Account	A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the

4

pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates	Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates included herein or in any accompanying prospectus supplement is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

	●	provide for the accrual of interest thereon based on fixed, variable or floating rates;

	●	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

	●	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

	●	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

	●	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

	●	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

	●	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding principal balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be

5

reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The principal balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the principal balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances	A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a master servicer or trustee for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates	One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

● “regular interests” or “residual interests” in a trust fund treated as a “real estate mortgage investment conduit” under the Internal Revenue Code of 1986, as amended;

● interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

● any combination of any of the above features.

ERISA Considerations	If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use “plan assets” of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the

6

purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment
The accompanying prospectus supplement will specify whether the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” herein.

7

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates.  The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under “Risk Factors”, summarize the material risks relating to your certificates.  In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any CMBS included in a trust fund.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

●	a secondary market for your certificates may not develop;

●	interest rate fluctuations;

●	the absence of redemption rights; and

●	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person.  No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series.  Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the certificate administrator, trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the collection account and any accounts maintained as credit support, as described in the accompanying prospectus supplement.  The certificate administrator, trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates.  On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls.  The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a

8

faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage loans were made as scheduled.  Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates.  The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement.  As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

●	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

●	then-current interest rates being charged on similar mortgage loans; and

●	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates.  As a result, yields on classes of certificates with a more senior priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets.  A series of certificates may include one or more classes offered at a significant premium or discount.  Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium.  No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

●	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

●	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed

Generally, the mortgage assets included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee the certificate administrator, the trust advisor or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

●	there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein (or has such other effect specified in the related prospectus supplement); or

9

●	certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein (or has such other effect specified in the related prospectus supplement) and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund.  We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding principal balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Book-Entry Registration May Hinder the Exercise of Investor Remedies

Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor.  As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.  As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment

The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates.  Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses.  The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that would not have resulted absent the accrual of such interest.  In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status.  This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund

Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates.  Therefore, the aggregate characteristics of a trust fund

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following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans

The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower.  The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.  Among these factors are:

●	economic conditions generally and in the area of the project;

●	the age, quality, functionality and design of the project;

●	the degree to which the project competes with other projects in the area;

●	changes or continued weakness in specific industry segments;

●	increases in operating costs;

●	the willingness and ability of the owner to provide capable property management and maintenance;

●	the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the financial condition of a major tenant;

●	the location of a mortgaged property;

●	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

●	an increase in vacancy rates;

●	perceptions regarding the safety, convenience and attractiveness of such properties;

●	vulnerability to litigation by tenants and patrons; and

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●	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.  Certain of such mortgage loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the mortgage loan may be impaired and the resale value of the mortgaged property, which is substantially dependent upon the mortgaged property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties.  Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.  In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income.  In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences; and

●	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	in the case of rental properties, the rate at which new rentals occur;

●	the property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the mortgaged property and to retain or replace tenants); and

●	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with

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short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default

The mortgage assets will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the mortgage loan sellers, the originators, the master servicer, the special servicer, the trustee, the certificate administrator, or the trust advisor or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan.  If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan.  Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment

On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets.  The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates.  The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties.  The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future.  The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large mortgaged properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent.  As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.  See “—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and military conflicts may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism.  Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflicts involving the United States, including the recent war between the United States and Iraq, continued military operations in Afghanistan or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.  Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending

Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger mortgage loans to single borrowers or groups of related mortgagors.  In addition, unlike mortgage loans which are secured by single family residences, repayment of mortgage loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

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●	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

●	in the case of mortgage loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the mortgage loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties

Multifamily projects are part of a market that, in general, is characterized by low barriers to entry.  Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time.  Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.  Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund.  Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels.  Occupancy and rent levels may also be affected by:

●	the construction of additional housing units;

●	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

●	the location of the mortgaged property (for example, a change in the neighborhood over time);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services and amenities that the mortgaged property provides;

●	the mortgaged property’s reputation;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

●	the presence of competing properties;

●	state or local regulations;

●	adverse local or national economic conditions;

●	local military base closings;

●	developments at local colleges and universities;

●	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

●	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

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●	the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs.  The limitations and restrictions imposed by these programs could result in realized loses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include:

●	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

Special Risks of Mortgage Loans Secured by Retail Properties

Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund.  In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after “going dark,” may have a particularly negative effect on the economic performance of a retail property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center.  In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases.  Significant factors determining the value of retail properties are:

●	the quality of the tenants; and

●	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales.  Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property.  Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons.  In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property.  In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry.  In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing

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obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

●	catalogue retailers;

●	home shopping networks;

●	the internet;

●	telemarketing; and

●	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

Special Risks of Mortgage Loans Secured by Hospitality Properties

Hospitality properties are affected by various factors, including:

●	location;

●	quality;

●	management ability;

●	amenities;

●	franchise affiliation (or lack thereof);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

●	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

●	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

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The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.  Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted.  In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license.  Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  In addition, actual or potential acts of terrorism may have an adverse impact on the tourism and convention industry.  See “—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment” above.

Special Risks of Mortgage Loans Secured by Office Properties

Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund.  Significant factors determining the value of office buildings include:

●	the quality of an office building’s tenants;

●	the physical attributes of the building in relation to competing buildings;

●	the desirability of the area as a business location; and

●	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building.  That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market.  Competition is affected by a property’s:

●	age;

●	condition;

●	design (e.g., floor sizes and layout);

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●	access to transportation; and

●	ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy.  A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities.  A central business district may have an economy which is markedly different from that of a suburb.  The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis.  In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities

Residential healthcare facilities pose risks not associated with other types of income-producing real estate.  Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services.  Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such mortgaged property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments.  Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries.  If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement.  Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the mortgaged property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

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Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

●	increasing governmental regulation and supervision;

●	a decline in the financial health, skill or reputation of the operator;

●	increased operating expenses; and

●	competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties

The mortgaged properties may include healthcare-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

●	Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

●	Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

●	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

●	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of healthcare-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.  Moreover, governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there exist various proposals for national healthcare reform that could further limit those payments.  Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries.  If those payments are insufficient, net operating income of healthcare-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by healthcare-related facilities.

Moreover, healthcare-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services.  In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs.  Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services.  Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any healthcare-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services

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furnished at such property prior to foreclosure.  Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states.  The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a healthcare-related facility or, if applicable, bar it from participation in government reimbursement programs.  In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license.  We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds.  The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility).  States also regulate nursing bed supply in other ways.  For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment.  In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency.  Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a healthcare-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption.  In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license.  Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government “fraud and abuse” laws also apply to healthcare-related facilities.  “Fraud and abuse” laws generally prohibit payment or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services.  Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs.  The state law restrictions in this area vary considerably from state to state.  Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create “safe harbors” under the law provide only limited guidance.  Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the healthcare-related mortgaged properties that are subject to those laws.

The operators of healthcare-related properties are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators.  The successful operation of a healthcare-related property will generally depend upon:

●	the number of competing facilities in the local market;

●	the facility’s age and appearance;

●	the reputation and management of the facility;

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●	the types of services the facility provides; and

●	where applicable, the quality of care and the cost of that care.

The inability of a healthcare-related property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities

Mortgage loans secured by warehouse and self storage facilities may constitute a material concentration of the mortgage loans in a trust fund.  The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility.  In addition, due to the short-term nature of self storage leases, mortgage loans secured by self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use.  Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities.  Therefore, such facilities may pose additional environmental risks to investors.  The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties.  We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.  See “—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

In addition, to the extent that a self storage facility becomes a “real estate owned” property pursuant to the terms of the pooling and servicing agreement and is operated by the trust fund directly, all or some portion of net operating income, if any, earned with respect to such “real estate owned” property may be from the sale of personal property or the provision of services, and thus could be subject to tax at a 35% rate as “net income from foreclosure property”, or even possibly to the 100% tax rate applicable to “prohibited transactions” income of a REMIC.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities

Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund.  Significant factors determining the value of industrial properties include:

●	the quality of tenants;

●	building design and adaptability; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a

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single tenant.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties

Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing property may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

Manufactured housing properties are “special purpose” properties that generally can not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

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Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property

Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself.  The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project.  The property manager is responsible for:

●	operating the property;

●	providing building services;

●	responding to changes in the local market; and

●	planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan.  In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise.  There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties

The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

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Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default

Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity.  Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

●	its ability to fully refinance the mortgage loan; or

●	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

●	the value of the related mortgaged property;

●	the level of available mortgage interest rates at the time of sale or refinancing;

●	the borrower’s equity in the related mortgaged property;

●	the financial condition and operating history of the borrower and the related mortgaged property;

●	tax laws;

●	rent control laws (with respect to certain residential properties);

●	Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes) (see “—Special risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” above.);

●	prevailing general economic conditions; and

●	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

Neither we nor our affiliates will be required to refinance any mortgage loan.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests

If and to the extent specified in the accompanying prospectus supplement, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans. We cannot provide assurance that any such extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

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Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses

To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages.  When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied.  If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss.  Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates

The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates.  Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement.  Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement.  Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances.  In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall primarily upon those classes of certificates having a lower priority of payment.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.  The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if all rating agencies hired by us to rate any class of the certificates indicate that the then-current rating of those certificates will not be adversely affected.  None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests

Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals.  The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks

The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect

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rents.  Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver.  Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents.  See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans

If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund.  A mortgage loan will be considered “delinquent” if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms.  In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates.  If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in a trust fund, the trust fund may be subject to certain risks including the following:

●	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

●	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

●	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

●	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions.  This lien may be superior to the lien of an existing mortgage.  Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in

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such property.  The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

Such liability could exceed the value of the property and/or the aggregate assets of the owner.  Under some environmental laws, a secured lender (such as the trust fund) may be found to be an “owner” or “operator” of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage.  In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances.  The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations.  See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in the accompanying prospectus supplement.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates.

Such assessments do not generally include invasive environmental testing.  In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

●	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

●	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

●	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

●	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents;

●	the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation; or

●	any other actions described in the related prospectus supplement.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks.  In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

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The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation.  Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property.  However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property.  See “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Risk Factors—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates

The ability to realize upon the mortgage loans may be limited by the application of state laws.  For example, some states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.  In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  The application of other state and federal laws may delay or otherwise limit the ability to realize on the mortgage loans.

We Have Not Re-Underwritten Any of the Mortgage Loans

We have not re-underwritten the mortgage loans included in the trust fund related to a particular series of certificates.  Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the interests of the certificateholders.  These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  If we had re-underwritten the mortgage loans included in the trust fund, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers.  In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences

One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure.  Any such tax would substantially reduce net proceeds available for distribution to that series of certificates.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Taxation of Owners of REMIC Residual Certificates” in this prospectus.

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State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose real property transfer taxes or recording fees on transfers of real property in a foreclosure, by a deed in lieu of foreclosure or by similar process, and make the transferee either jointly liable with the transferor for the tax or fee, or liable for the tax or fee in the event the transferor fails to pay it.  Such taxes and fees can be significant in amount, and in those jurisdictions in which they are imposed, reduce the net proceeds realized by a lender in liquidating the real property securing the related mortgage loan.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund related to any series of certificates and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

●	war;

●	terrorism;

●	revolution;

●	governmental actions;

●	floods, and other water-related causes;

●	earth movement (including earthquakes, landslides and mud flows);

●	wet or dry rot;

●	vermin;

●	domestic animals;

●	sink holes or similarly occurring soil conditions; and

●	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if a determination is made that either—

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●	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

●	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.  See “Risk Factors—Risks Related to the Mortgage Loans—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions

Some (but not all) of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure.  Some (but not all) of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals.  Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake.  Terms of mortgage loans to legal entities generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”.

In general, but not in all cases, borrowers’ organizational documents or the terms of mortgage loans made to legal entities limit their activities to the ownership of only the related property or properties and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the properties to secure additional indebtedness or obligations of other entities.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.  However, we cannot assure you that the related borrowers will comply with these requirements.

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Also, although a borrower may currently be a single-purpose entity, in many cases, that borrower may not have originally been a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended.  That borrower may also have previously owned property other than the related property or it is a “recycled” single-purpose vehicle, that previously had other liabilities.  In addition, in some cases, during the period prior to the origination of the mortgage loan, that borrower did not observe all covenants that typically are required to consider a borrower a “single-purpose entity”.  The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

●	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to limit the possibility of becoming insolvent or bankrupt, will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings.  Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors.  Although the requirement of having independent directors, managers or trustees is designed to lessen the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower.  Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed.  For example, in the recent bankruptcy case of In Re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.  The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other

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considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates.  See “Certain Legal Aspects of Mortgage Loans and Leases—Bankruptcy Laws” in this prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:  (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases.  Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

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As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss

Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-conforming uses.  Such changes may limit the ability of the related mortgagor to rebuild the premises “as is” in the event of a substantial casualty loss.  Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.  Insurance proceeds may not be sufficient to pay off such mortgage loan in full.  In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be “legal non-conforming” uses.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming” use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements.  Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited

The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property in a prohibited manner without the consent of the mortgagee.  There also may be limitations on the enforceability of such clauses.  The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower.  The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable.  However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval.  See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” above.

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The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents, which pose special risks as described above under “—Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks” in this prospectus.

Inspections of the Mortgaged Properties Were Limited

The mortgaged properties related to mortgage loans included in the trust fund related to a particular series of certificates were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties.  We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns

From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates.  In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement.  It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

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DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii).  Each trust fund will be established by the depositor.  Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor.  The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person.  The discussion below under the heading “—Mortgage Loans—Leases”, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.  The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other healthcare-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land.  The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations.  If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property.  A mortgage may create a lien on a borrower’s leasehold estate in a property; however, unless otherwise specified in the accompanying prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years.  Each mortgage loan will have been originated by a person other than the depositor; however, the originator of any mortgage loan may be or may have been one of the depositor’s affiliates.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction.  In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed.  In addition, the mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates.  In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.  To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties.  Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower.  State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed.  See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.  Alternatively, to the

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extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include “bond-type” or “credit-type” leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties.  A “bond-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s).  A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent.  A “credit-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s).  A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor.  Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases.  In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan.  To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee.  This is generally the case in bond-type leases and credit-type leases.  In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan.  To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan.  In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed.  Some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time.  Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty.  Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty.  Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.  Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income).  Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the debt service coverage ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan.  The “debt service coverage ratio” of a mortgage loan at any given time generally is the ratio of (i) the net operating income of the mortgaged property for a twelve-month period to (ii) the annualized debt service on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the

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lien of the mortgage.  As used herein, “net operating income” generally means, for any given period, the revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Net cash flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.  An insufficiency of net operating income can be compounded or solely caused by an adjustable rate mortgage loan.  As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation).  In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant.  Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The debt service coverage ratio should not be relied upon as the sole measure of the risk of default of any mortgage loan, however, since other factors may outweigh a high debt service coverage ratio.  With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related debt service coverage ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan.  In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses.  However, the existence of such “net of expense” provisions will result in stable net operating income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.  See “—Leases” above.

While the duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the related mortgaged property.  Examples of the latter include mortgage loans secured by healthcare-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property.  Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the loan-to-value ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default.  The “loan-to-value ratio” for a mortgage loan at any given time generally is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such mortgage loan.  The lower the loan-to-value ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

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Loan-to-value ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans.  For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market.  Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods.  Each of these appraisal methods can present analytical difficulties.  It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate.  Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant.  See “Risk Factors—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans” and “—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in this prospectus.

Payment Provisions of the Mortgage Loans.  Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement.  A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement.  A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement.  If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.  Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally be current as of a date specified therein and, to the extent then applicable and known, will include the following:  (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the Cut-off Date loan-to-value ratio of each

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mortgage loan, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) underwritten debt service coverage ratios and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.  In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  Distributions in respect of the CMBS will be made by the CMBS servicer, the CMBS trustee or CMBS certificate administrator on the dates specified in the accompanying prospectus supplement.  The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” in this prospectus may have been provided with respect to the CMBS.  The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have been hired by us to assign a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer, CMBS trustee and CMBS certificate administrator, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements” above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or be eligible for resale under Rule 144(k) under the Securities Act, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

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Collection Accounts

Each trust fund will include one or more collection accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund.  A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof.  The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series.  The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material.  The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate a series of certificates.  If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.  See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate.  The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates.  The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets.  Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-off Date.  Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.  The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates.  Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

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In addition, a trust fund may include a separate capitalized interest account.  Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.  Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations.  Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement.  See “Risk Factors—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment” in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate.  See “Risk Factors—Prepayments and Repurchases of the Mortgage Loans Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus.  The following discussion contemplates a trust fund that consists solely of mortgage loans.  While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS.  If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.  The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders.  That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment.  However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods.  Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.  If and to the extent

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that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected.  The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates.  If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls.  The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls.  See “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments or other unscheduled collections on them (including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria are not satisfied, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the trust fund).  In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.  Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate).  Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments.  As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of

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certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the principal balances of one or more of the other classes of certificates of the same series.  Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be.  Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans.  However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment.  In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby “locking in” such rate or (ii) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.  The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders.  Prepayment rates on loans are commonly measured relative to a prepayment

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standard or model, such as the CPR prepayment model or the SPA prepayment model.  CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.  For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month.  Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans.  Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement.  The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes.  Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls.  For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class.  If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class.  Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection.  A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure.  As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls

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below that assumed rate.  Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, “call risk,” and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, “extension risk”, that would otherwise be allocated to the related controlled amortization class.  Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.  Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates.  In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates.  Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the mortgage loan balance would negatively amortize to the extent of the amount of the interest shortfall.  Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series.  Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature.  A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans.  The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.  The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series.  Servicing decisions made with respect to the mortgage loans, including the use of payment

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plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Loans.  The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls.  In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage loans in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement.  As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates.  The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.  In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage loans in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement.  In general, “excess funds” as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage loans in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates.  The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series.  Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, may be a sponsor.  Wells Fargo is a national banking association and acquires and originates mortgage loans for public and private securitizations.  Wells Fargo may also act as a mortgage loan seller and may act as the servicer, and/or the certificate administrator and/or the provider of any cashflow agreements with respect to the offered certificates.  Wells Fargo is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.  Wells Fargo is a wholly-owned subsidiary of Wells Fargo & Company, which is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended.

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Wells Fargo is an affiliate of the depositor and Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

Wells Fargo is also the successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo.  On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

Additional information, including the most recent Form 10-K and Annual Report of Wells Fargo & Company, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission (the “SEC”) by Wells Fargo & Company, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Corporate Secretary, Wells Fargo & Company, Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479.

THE DEPOSITOR

Wells Fargo Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988.  The depositor is an indirect, wholly-owned subsidiary of Wells Fargo & Company, an affiliate of Wells Fargo, which may be a sponsor, a mortgage loan seller, the servicer and/or the provider of any cashflow agreements with respect to one or more series of the offered certificates, and an affiliate of Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

The depositor was formerly known as Wachovia Commercial Mortgage Securities, Inc. The depositor is a direct, wholly-owned subsidiary of Wells Fargo as successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Capital Markets, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo.  On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of those assets.  The depositor is generally not engaged in any activities except those related to the securitization of assets.  The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166.  Its telephone number is 704-715-6133.  There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes.  The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

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DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement.  Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement.  Any such classes may include classes of offered certificates.  With respect to certificates with two or more components, references in this prospectus to principal balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement.  One or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC.  The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to certain restrictions, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.  Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.  See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee, or the certificate administrator or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.  The particular components of the Available Distribution Amount for any series on each related distribution date will be more specifically described in the related prospectus supplement.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement.  All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class.  The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other

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person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable.  The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class.  The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions.  Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of that class on each distribution date.  With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC Residual Certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance thereof immediately prior to such distribution date.  Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the principal balances of one or more other classes of certificates of the same series.  Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments”, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls.  The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement.  The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the

49

mortgage assets in the related trust fund.  Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage loans in the related trust fund may result in a corresponding increase in the principal balance of that class.  See “Risk Factors—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield Considerations” in this prospectus.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC Residual Certificates) will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage loans and other assets included in the related trust fund.  The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses realized or certain trust fund expenses  incurred in respect of the related mortgage assets allocated to those certificates from time to time.  In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above).  Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate principal balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the principal balances of those certificates have been reduced to zero.  Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets.  In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.  Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above.  To that extent, the descriptions set forth under “—Distributions of Interest on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of such a class of certificates.  In such case, reference in those sections to principal balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

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Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement.  See “Description of Credit Support” in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, to the extent described in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related collection account that are not required to be paid on the certificates on such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds.  In the case of a series of certificates that includes one or more classes of subordinate certificates and, if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates.  See “Description of Credit Support” in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.  Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related collection account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a collection account, the master servicer (or other entity that advanced such funds will be required to replace such funds in the collection account on any future distribution date to the extent that funds then in the collection account are insufficient to permit full distributions to certificateholders on that date.  If so specified in the accompanying prospectus supplement, the obligation of a servicer or other specified entity to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, we will provide in the

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accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Reports to Certificateholders

On each distribution date a master servicer, trustee or certificate administrator will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders.  As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)           the amount of such distribution on the distribution date to holders of certificates of such class applied to reduce the principal balance thereof;

(ii)          the amount of such distribution on the distribution date to holders of certificates of each class allocable to interest distributable on that class of certificates;

(iii)         the amount, if any, of such distribution to holders of certificates of such class allocable to yield maintenance changes and/or prepayment premiums;

(iv)         the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)          the aggregate amount of debt service advances included in such distribution for such distribution date;

(vi)         the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)         the number and aggregate principal balance of any mortgage loans in respect of which (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) are delinquent 90 or more days and (D) are current but specially serviced or for which foreclosure proceedings have been commenced;

(viii)        with respect to any mortgage loan liquidated during the related collection period (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)         with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)          the principal balance or notional amount of each class of certificates immediately before and immediately after such distribution date, separately identifying any

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reduction in the principal balance due to the allocation of any losses realized or certain trust fund expenses in respect of the related mortgage loans;

(xi)         the aggregate amount of principal prepayments made on the mortgage loans during the related collection period;

(xii)        if such class of offered certificates has a pass-through rate the pass-through rate applicable thereto for such distribution date; and

(xiii)       any material modifications, extensions or waivers to mortgage loan terms.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination.  The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer, trustee or certificate administrator, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder.  Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force.  See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer, trustee or certificate administrator, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS.  In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement.  See “Description of the Pooling and Servicing Agreements—Amendment” in this prospectus.  The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer.  See “Description of the Pooling and Servicing Agreements—Events of Default”, “—Rights upon Event of Default” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related collection account, or otherwise by the related master servicer, trustee or certificate administrator, or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the

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disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement.  Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement.  If so provided in the accompanying prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement.  In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO properties) then included in a trust fund and the fair market value of all REO properties then included in the trust fund, which may or may not result in full payment of the aggregate principal balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates.  Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (“Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear System (the “Euroclear System”) (in Europe) if they are participants of such respective system (“Participants”), or indirectly through organizations that are Participants in such systems.  Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

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Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants.  In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC.  Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants.  Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates.  Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates.  Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer, the trustee and the certificate administrator will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede

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& Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.  The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

Offered certificates initially issued in book entry form will thereafter be issued in fully registered, certificated form to applicable beneficial owners or their nominees, rather than to DTC or its nominee, only—

●           if we advise the certificate administrator, the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor, or

●           if we, at our option, notify DTC of our intent to terminate the book entry system through DTC with respect to those certificates, and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the first two bullets of the preceding sentence, the certificate administrator will be required to notify, in accordance with DTC’s procedures, all DTC Participants (as identified in a listing of DTC Participant accounts to which each class of book-entry certificates is credited) through DTC of the availability of such definitive certificates.  Upon surrender by DTC of the book-entry certificates, together with instructions for re-registration, the certificate administrator or other designated party will be required to execute and deliver, or cause to be executed and delivered, to the beneficial owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the pooling and servicing agreement.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement.  In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the certificate administrator, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement.  However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party.  All parties to

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each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.  However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund.  The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued.  The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement.  The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement.  As used in this prospectus with respect to any series, the term “certificate” refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date.  The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series.  Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement.  Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form.  The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series.  Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant mortgage loan seller.  In that case, and if the mortgage loan seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage loan seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be described in the accompanying prospectus supplement.

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If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments.  In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases.  The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders.  With respect to each CMBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders.  Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example:  (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan.  It is expected that in most cases the warranting party will be the related mortgage loan seller.  However, the warranting party may also be an affiliate of the related mortgage loan seller acceptable to the depositor.  Each warranting party will be identified in the accompanying prospectus supplement.

Each pooling and servicing agreement generally will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders.  If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement.  If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement.  This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party.  Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement.  In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.  However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe

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that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Collection Account

General.  The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained collection accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency hired by us to rate any one or more classes of certificates of the related series.  As described in the accompanying prospectus supplement, a collection account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.  Any interest or other income earned on funds in the collection account will be paid to the related master servicer or trustee as additional compensation.  A collection account may be maintained with the related servicer, special servicer or mortgage loan seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing.  If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a collection account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.  Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee, certificate administrator or special servicer will be required to deposit or cause to be deposited in the collection account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

(i)           all payments (from whatever source) on account of principal, including principal prepayments, on the mortgage loans;

(ii)          all payments (from whatever source) on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)         all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)         any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

(v)          any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

(vi)         any amounts paid under any cash flow agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

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(vii)         all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage loan seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under “—Realization upon Defaulted Mortgage Loans” below; and all liquidation proceeds resulting from any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus;

(viii)        any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” below;

(ix)         to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x)          all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” below;

(xi)         any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the collection account; and

(xii)        any other amounts required to be deposited in the collection account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.  Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee, certificate administrator or special servicer may make withdrawals from the collection account for each trust fund for any of the following purposes:

(i)           to make distributions to the certificateholders on each distribution date;

(ii)          to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)         to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)         to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from

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amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)          if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)          to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization upon Defaulted Mortgage Loans” below;

(vii)         to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer and the Depositor” below;

(viii)        if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)         to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Trustee” below;

(x)          to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the collection account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)         to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)        if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions Tax and Other Taxes” in this prospectus;

(xiii)        to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)        to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)         to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

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(xvi)        to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)       to clear and terminate the collection account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.  The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO properties; and maintaining servicing records relating to the mortgage loans.  Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.  A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.  A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement.  Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees.  Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement.  See “—Collection Account” above and “—Servicing Compensation and Payment of Expenses” below.

Special Servicers.  If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans.  The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  The master

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servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property.  In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement.  A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located.  If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time.  See “Certain Legal Aspects of Mortgage Loans and Leases” in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent.  In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of, such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously determined,

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based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)           either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)           either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.  See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.  Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property.  If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property.  The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference.  The special servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement.  Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy.  The ability of the related servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers.  All amounts collected by the related servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the

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related servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related collection account.  The pooling and servicing agreement may provide that the related servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund.  If such blanket policy contains a deductible clause, the related servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related collection account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent.  Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.  The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.  See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund.  Any special servicer’s compensation with respect to a series of certificates will come from payments or other collections on or with respect to the related specially serviced mortgage loan and/or REO property.  Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans.  The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the collection account.  Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

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In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders.  Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments” in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)          a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)          a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)          the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)          a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Unless otherwise specified in an accompanying prospectus supplement, each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer

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to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement.  Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement.  The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies hired by us to rate any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.  Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.  Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations and duties thereunder.  In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability.  However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the

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master servicer or the depositor, as the case may be, will be entitled to charge the related collection account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for one business day following the date on which such deposit was required, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations.  Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon Event of Default

So long as an event of default under a pooling and servicing agreement remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least a majority (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency hired by us to  assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement.  Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or

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refused to institute any such proceeding.  The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to conform such pooling and servicing agreement to the related prospectus supplement, (iv) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (v) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (v) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder.  Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (w) reduce in any manner the amount of, or delay the timing of, payments received on any certificate without the consent of the holder of such certificate, (x) reduce the voting rights which are required to consent to any such amendment, without the consent of the holders of all certificates of class affected thereby, (y) adversely affect the status of any REMIC without the consent of 100% of the affected certificateholders or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.  However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee and Certificate Administrator

The trustee (or any certificate administrator designated thereunder) under each pooling and servicing agreement will be named in the accompanying prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company that serves as trustee or certificate administrator may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.  To the extent specified in the related prospectus supplement, the certificate administrator and/or a tax administrator may perform certain of the duties of the trustee.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or

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related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the collection account or any other account by or on behalf of the master servicer or any special servicer.  If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related collection account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.  As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor.  Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee.  If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee.  In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to more than 50% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or CMBS.  Credit support may be in the form of overcollateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing.  If so provided in the

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accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement.  If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or CMBS, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support.  Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement.  See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB.  See “Description of the Offered Certificates—Credit Enhancement Provider” in the accompanying prospectus supplement, if applicable.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates.  If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls.  The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage loans or CMBS in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or CMBS within the trust fund related to a particular series of certificates.  The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

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Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees.  A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement.  Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-off Date or of the initial aggregate principal balance of one or more classes of certificates.  If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement.  The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund.  A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties.  Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement.  A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.  Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

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If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.  Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund.  However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.  The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS.  The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate the certificates of such series.  If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.  Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated.  Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “Description of the Trust Funds—Mortgage Loans—Leases” in this prospectus.  For purposes of the following discussion, “mortgage loan” includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located.  Mortgages, deeds of trust and deeds to secure debt are collectively referred to as “mortgages” in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement.  A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.  However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.  Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws

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(including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage:  a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender).  In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee.  A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made.  Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale.  A deed to secure debt typically has two parties.  The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid.  In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent in property ownership.  See “—Environmental Considerations” below.  In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan.  In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest.  Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default.  See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code.  Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by “blanket mortgages” on the property owned by cooperative housing corporations.  If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative

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loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings.  The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements.  Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections.  A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.  See “—Foreclosure—Cooperative Loans” below.

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Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders.  The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation.  As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan.  Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine.  Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness.  Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a “future advance” clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument.  While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or an “optional” advance.  If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance.  Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens.  Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property.  Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.  A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

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Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.  Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument.  Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete.  Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants.  As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming.  In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law.  In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property.  Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are:  the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the

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terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property.  Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale.  The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must

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generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.  Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.  Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.  Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease.  Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security.  This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor.  Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.  A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility.  In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility.  Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law.  Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to

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terminate the use of the same as a regulated healthcare facility and convert it to another lawful purpose.

Cross-Collateralization.  Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder.  Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder.  A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares.  Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example,

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under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences thereof caused by the automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances.  For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.  Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years.  Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events.  This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate.  This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.  Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.  See “—Leases and Rents” above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate.  If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a

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lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease.  To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset.  To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets.  Such state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

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In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the mortgaged property could become property of the estate of such bankrupt general partner.  Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.  A lender may be subject to environmental risks when taking a security interest in real property.  Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities.  Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan.  In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.  Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs.  In several states, such a lien has priority over all existing liens, including those of existing mortgages.  In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA.  The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  Excluded from CERCLA’s definition of “owner” or “operator,” however, is a lender that, “without participating in the management” of a facility holds indicia of ownership primarily to protect his security interest in the facility.  This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property.  However, a secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower.  Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.  Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (“RCRA”), if they are deemed to be the “owners” or “operators” of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) seeks to clarify the actions a lender may take without incurring liability as an “owner” or “operator” of contaminated property or underground petroleum storage tanks.  The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute “participation in management.”  However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the Lender Liability Act does not, among other things:  (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental

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laws which may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Certain Other State Laws.  Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property.  While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.  The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof.  Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations.  Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure).  Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property.  In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states.  By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans made after the effective date of the Garn-St Germain Act are enforceable, within certain limitations as set forth in the Garn-St Germain Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

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Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations.  Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.  Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator.  In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements.  In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980.  Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

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No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001

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(the “USA Patriot Act”) and the regulations issued pursuant to that Act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”  However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank.  If Wells Fargo or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wells Fargo and other banks, were to find that any obligation of Wells Fargo or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wells Fargo or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wells Fargo or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).  Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wells Fargo or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wells Fargo or another bank or (iii) any other obligation of Wells Fargo or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wells Fargo or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise.  If the OCC did reach such a conclusion, and ordered Wells Fargo or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.  This discussion is directed to certificateholders that acquire the offered certificates in the initial offering and hold the offered certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986

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(the “Code”).  It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly investors subject to special treatment under the Code, including:

●	banks,

●	insurance companies,

●	foreign investors.

●	tax exempt investors,

●	holders whose “functional currency” is not the United States dollar,

●	United States expatriates, and

●	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings.  All of these authorities are subject to change and any change can apply retroactively.  No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

●	given with respect to events that have occurred at the time the advice is rendered, and

●	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue.  Investors should do so not only as to federal taxes, but also as to state and local taxes.  See “State and Other Tax Consequences.”

The following discussion addresses securities of two general types:

●	REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Code; and

●	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related pooling and servicing agreement or an agent appointed by that trustee or other party will act as tax administrator for the related trust.  If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the REMIC.

The following discussion is limited to certificates offered under this prospectus.  In addition, this discussion applies only to the extent that the related trust holds only mortgage loans.  If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included.  In addition, if agreements other than guaranteed investment contracts are included in a

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trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements will also be discussed in the related prospectus supplement.

The following discussion is based in part on the rules governing original issue discount in sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued under those sections.  It is also based in part on the rules governing REMICs in sections 860A through 860G of the Code and in the Treasury regulations issued or proposed under those sections.  The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.  With respect to each series of offered certificates for which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement and any related intercreditor agreements, and subject to any other assumptions set forth in the opinion:

●	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

●	any and all offered certificates representing interests in a REMIC will be either—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status.  If so, the entity may become taxable as a corporation.  Therefore, the related certificates may not be given the tax treatment summarized below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied.  The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

Characterization of Investments in REMIC Certificates.  Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust, and

●	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Code.  If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

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In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

●	collections on mortgage loans held pending payment on the related offered certificates, and

●	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code.  In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code.  If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.  The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Accordingly:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

●	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

Tiered REMIC Structures.  For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes.  As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust for which a REMIC election is to be made will qualify as a REMIC.  Each of these series will be treated as interests in one REMIC solely for purposes of determining:

●	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code,

●	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code, and

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●	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Code.

Taxation of Owners of REMIC Regular Certificates.

General.  Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.  Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Code.  Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income.  The Treasury Department has issued regulations under sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other instruments, REMIC regular certificates.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC.  Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued.  The Conference Committee Report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing.  The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, then the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest.  Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

●	a single fixed rate,

●	a “qualified floating rate,”

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●	an “objective rate,”

●	a combination of a single fixed rate and one or more “qualified floating rates,”

●	a combination of a single fixed rate and one “qualified inverse floating rate,” or

●	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates.  If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments.  Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest.  In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate.  Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate.  However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity.  For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, for each payment included in the stated redemption price of the certificate, by multiplying:

●	the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

●	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

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Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

●	the total amount of the de minimis original issue discount, and

●	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.  For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

●	the sum of:

1.	the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

●	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

●	the issue price of the certificate, increased by

●	the total amount of original issue discount previously accrued on the certificate, reduced by

●	the amount of all prior payments of amounts included in its stated redemption price.

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The present value of the remaining payments referred to in item 1.  of the second preceding sentence will be calculated:

●	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

●	using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

●	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.  However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate.  The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

●	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

●	the daily portions of original issue discount for all days during that accrual period prior to that date of determination

●	less any amounts included in its stated redemption price paid during the accrual period prior to the date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero.  You may not deduct the negative amount currently.  Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate.  Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS.  Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of the certificates in this regard.

The Treasury Department has proposed regulations that would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with

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the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.  The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations.  The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates issued before the date the final regulations are published in the Federal Register.

The Treasury Department has issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC.  In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.  The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of section 166 of the Code, relating to bad debt deductions to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if—

●	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

●	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price.  Under section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income.  You must recognize ordinary income to that extent.  You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

Market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations.  It is likely that the same rule will be applied with respect to market discount, taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  This treatment would result in discount being included in income at a

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slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period, you may accrue  market discount on a REMIC regular certificate held by you, at your option:

●	on the basis of a constant yield method,

●	in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

●	in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income.  If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.  A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium.  You may elect under section 171 of the Code to amortize the premium over the life of the certificate.  If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest.  If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire.  The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.  The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to

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REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

●	the purchase price paid for your offered certificate, and

●	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Constant Yield Election.  The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method.  Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire on or after the first day of the first taxable year to which this election applies.  Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire on or after the first day of the first taxable year to which this election applies  See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” above.

Realized Losses.  Under section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans.  However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

●	you will not be entitled to deduct a loss under section 166 of the Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

●	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable.  As a result, your taxable income in a period could exceed your economic income in that period.  If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.  However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.  Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.  Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

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Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC, for each day during a calendar quarter that they own those certificates.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we disclose otherwise in the related prospectus supplement.  These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.  Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss.  The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.”  Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination.  Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.  These daily amounts generally will equal the amounts of taxable income or net loss determined as described above.  The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate.  These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate.  The Treasury regulations, however, do not provide for these modifications.

Inducement Fees.  Any payments that a holder receives from the seller of a REMIC residual certificate in connection with the acquisition of that certificate (“inducement fees”) must be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to the holder.  Regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  Regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in the regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of the regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax Liability.  Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.  Consequently, you should have—

●	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

●	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

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●	excess inclusions,

●	residual interests without significant value, and

●	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return.  This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years.  Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss.  Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.

Taxable Income of the REMIC.  The taxable income of a REMIC will equal:

●	the income from the mortgage loans and other assets of the REMIC; plus

●	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.	the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values.  The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values.  The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property.  Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates.  That method is a constant yield method taking into account the prepayment assumption.  However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by REMICs for mortgage loans with market discount.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from the mortgage loan’s stated redemption price.  Discount will be includible in the income of the REMIC as it accrues, in

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advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates.  A REMIC probably will elect under section 171 of the Code to amortize any premium on the mortgage loans that it holds.  Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year.  It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Code.  See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be a net loss for the quarter.

Basis Rules, Net Losses and Distributions.  The adjusted basis of a REMIC residual certificate will be equal to:

●	the amount paid for that REMIC residual certificate,

●	increased by amounts included in the income of the holder of that REMIC residual certificate, and

●	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of the REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to the net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income to such holder from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

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A holder’s basis in a REMIC residual certificate will initially equal the amount (if any) paid by the holder for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC.  However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder.  To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions.  This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

●	through distributions,

●	through the deduction of any net losses of the REMIC, or

●	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above.  These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.  Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.  In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

●	the daily portions of REMIC taxable income allocable to that certificate, over

●	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation.  That calculation is the product  of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

●	the issue price of the certificate, increased by

●	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

●	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value.  The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

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Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

●	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

●	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

●	will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

●	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

●	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT.  Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Code, other than any net capital gain.  A Treasury Notice dated October 27, 2006, applies a similar rule to:

●	regulated investment companies,

●	common trusts, and

●	some cooperatives.

Noneconomic REMIC Residual Certificates.  Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.”  If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate.  The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related pooling and servicing agreement:

●	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

●	the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

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The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.  This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded.  These restrictions, which are based on a “safe harbor” for transfers in Treasury regulations, will require an affidavit:

●	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

●	from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

●	from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

In addition, transfers of noneconomic residual interests must meet certain additional requirements to qualify for the regulatory safe harbor:  (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.  A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if:  at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.  The “formula test” makes the regulatory safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the interest,

●	the present value of the expected future distributions on the interest, and

●	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax

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rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The pooling and servicing agreement will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged to consult their own tax advisors on the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules.  This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations.  However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions.  Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.  Regulations under section 475 of the Code require that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Code.  Thus, a REMIC residual certificate is not subject to the mark-to-market rules.  We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons.  Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code will be prohibited under the related pooling and servicing agreements.

Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

●	an individual,

●	an estate or trust, or

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●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, then—

an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  Such reduction is currently not in effect, but in the absence of further legislation, the limitation under section 68 of the Code will again apply, in full, starting in 2014.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.  If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal:

●	the cost of the certificate to that certificateholder, increased by

●	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

●	payments of amounts included in the stated redemption price of the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

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The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.”  Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose.  Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates.  However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year.  A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Code provides for lower rates on long-term capital gains than on short-term capital gains and ordinary income recognized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

●	the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

●	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

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A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Code, if during the period beginning six months before and ending six months after the date of that sale, the seller of that certificate:

●	reacquires that same REMIC residual certificate,

●	acquires any other residual interest in a REMIC, or

●	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.  The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions, a prohibited transaction includes:

●	the disposition of a non-defaulted mortgage loan,

●	the receipt of income from a source other than a mortgage loan or other permitted investments,

●	the receipt of compensation for services, or

●	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

Although the significant modification of a non-defaulted mortgage loan is ordinarily treated as a prohibited transaction, because of current financial conditions, the IRS and Treasury have issued guidance with respect to commercial mortgages expanding the types of modifications that may be accomplished without implicating a prohibited transactions tax or jeopardizing a REMIC’s special tax status.  This guidance applies to both future and current REMICs.

It is not anticipated that any REMIC will engage in any prohibited transactions for which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.  The related pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

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REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs.  The related pooling and servicing agreements may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders.  However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

●	the person has sufficient assets to do so, and

●	the tax arises out of a breach of that person’s obligations under select provisions of the related pooling and servicing agreement.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.  If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

●	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

●	events that have occurred up to the time of the transfer,

●	the prepayment assumption, and

●	any required or permitted clean up calls or required liquidation provided for in the related pooling and servicing agreement.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization.  In that case, the tax would instead be imposed on the agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

●	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

●	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

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In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

●	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

●	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph.  This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

●	the residual interests in the entity are not held by Disqualified Organizations, and

●	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related pooling and servicing agreement restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.  Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.  Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on

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behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

●	income,

●	deductions,

●	gains,

●	losses, and

●	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return.  In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.  Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns.  An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Code.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS.  Holders of REMIC regular certificates that are—

●	corporations,

●	trusts,

●	securities dealers, and

●	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs.  This information will be provided upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of:

●	30 days after the end of the quarter for which the information was requested, or

●	two weeks after the receipt of the request.

●	Reporting with respect to REMIC residual certificates, including—

●	income,

●	excess inclusions,

●	investment expenses, and

●	relevant information regarding qualification of the REMIC’s assets,

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will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Code if recipients of these payments:

●	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

●	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.  Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

●	a foreign person, and

●	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate.  To avoid withholding or tax, that holder must comply with applicable identification requirements.  These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.  Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates.  If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

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It is possible, under regulations promulgated under section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

●	owns 10% or more of one or more underlying mortgagors, or

●	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes.  However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related pooling and servicing agreement will prohibit transfers of REMIC residual certificates to investors that are:

●	foreign persons, or

●	U.S. Persons, if classified as a partnership under the Code, unless all of their beneficial owners are (and are required to be) U.S. Persons.

Grantor Trusts

Classification of Grantor Trusts.  With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.  Ordinarily, the ability of a trust to modify a mortgage loan is treated as a power to vary the investments of the trust, which requires it to instead be classified either as a partnership or corporation.  As discussed earlier, the IRS and the Treasury Department have issued regulations enabling REMICs to modify commercial loans without jeopardizing their tax status as REMICs; and, because of current financial conditions, the IRS and the Treasury Department have asked for taxpayer comments on whether trusts should be able to make the same modifications without jeopardizing their tax status as trusts.  If  the IRS and Treasury determine to adopt the REMIC rules for trusts, that guidance would apply to future trusts and likely would apply to current trusts.

A grantor trust certificate may be classified as either of the following types of certificate:

●	a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

●	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

●	normal administration fees, and

●	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

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Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.  Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

●	“loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

●	“obligation[s] (including any participation or certificate of beneficial ownership therein) which. . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Code; and

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.  Even if grantor trust strip certificates evidence an interest in a grantor trust—

●	consisting of mortgage loans that are “loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code,

●	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, and

●	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.  We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which. . .  [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.  Holders of a particular series of grantor trust fractional interest certificates generally:

●	will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

●	will be entitled to deduct their shares of any reasonable servicing fees and other expenses subject to any limitations imposed under sections 67 and 68 of the Code.

If a fractional interest certificate is treated as a strip certificate, and because the mortgage loans underlying a fractional interest certificate may bear original issue discount or be purchased with, market or original issue discount, or premium, the amount includible in income on account of a

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grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Limits on Deducting Fees and Expenses.  Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.  Such reduction is currently not in effect, but in the absence of further legislation, the limitation under section 68 of the Code will again apply, in full, starting in 2014.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Code may be substantial.  Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Allocating Fees and Expenses.  Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates.  The method of this allocation should recognize that each class benefits from the related services.  In the absence of statutory or administrative clarification of the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

Application of Stripping Rules.  The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Code.  Grantor trust fractional interest certificates may be subject to those rules if:

●	a class of grantor trust strip certificates is issued as part of the same series, or

●	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon.  We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

●	a master servicer,

●	a special servicer,

●	any sub-servicer, or

●	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

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Section 1272(a)(6) also applies to investments in any pool of debt instruments the yield on which may be affected by reason of prepayments.  The precise application of section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects.  For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis.  Similarly, it is not clear whether the assumed prepayment rate for investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply to Fractional Interest Certificates.  If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Code.  This is subject, however, to the discussion below regarding:

●	the treatment of some stripped bonds as market discount bonds, and

●	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month if and to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting.  See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price.  The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate.  The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.”  In general, the amount of that income that accrues in any month would equal the product of:

●	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

●	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate.  This rate is compounded based on the regular interval between distribution dates.  In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying

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that method is uncertain in various respects.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield.  Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds.  Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount.  This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

●	there is no original issue discount or only a less than de minimis amount of original issue discount, or

●	the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement.  If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

●	0.25% of the stated redemption price, and

●	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be less than de minimis.  Original issue discount or market discount of only a less than de minimis amount will be included in

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income in the same manner as less than de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply to Fractional Interest Certificates.  Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting.  In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

●	the stated redemption price of the mortgage loans, and

●	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan.  If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount.  The determination of whether original issue discount will be considered to be less than de minimis will be calculated using the same test as in the REMIC discussion.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is a de minimis amount or more, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans.  In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans.  However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans.  The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

●	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

●	the daily portions of original issue discount for all days during the accrual period prior to that day.

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●	the amount of any payments made on the mortgage loan during the accrual period prior to that date of amounts included in its stated redemption price.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

●	the issue price of the mortgage loan, increased by

●	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

●	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.  If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount.  A mortgage loan is considered to have been purchased at a market discount if—

●	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

●	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is equal to or more than a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income.  However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month.  A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing.  Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

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We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates.  Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.  If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method.  Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.  However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

●	be allocated among the payments of stated redemption price on the mortgage loan, and

●	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates.  The stripped coupon rules of section 1286 of the Code will apply to the grantor trust strip certificates.  Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates.  Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

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Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method.  In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you.  This yield would be calculated based on:

●	the price paid for that grantor trust strip certificate by you, and

●	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

●	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero.  That is, no current deduction of the negative amount will be allowed to you.  You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.  Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments.  In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

●	the prepayment assumption we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

●	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates.  Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain

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or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection.  The amount recognized equals the difference between:

●	the amount realized on the sale or exchange of a grantor trust certificate, and

●	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

●	its cost, increased by

●	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

●	any and all previously reported losses, amortized premium, and payments (other than payments of ordinary interest) with respect to that grantor trust certificate.

As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances.  Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.  Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Code requires the recognition of gain upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose.  Because most grantor trust certificates meet this exception, section 1258 will not apply to most grantor trust certificates.  However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the

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relevant taxable year.  This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.  Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate.  In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

●	the amount of servicing compensation received by a master servicer or special servicer, and

●	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense.  Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Regulations, that establish a reporting framework for interests in “widely held fixed investment trusts” place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as any entity classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

●	a custodian of a person’s account,

●	a nominee, and

●	a broker holding an interest for a customer in street name.

Backup Withholding.  In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” above applies to grantor trust certificates.  However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the

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acquisition, ownership and disposition of the offered certificates.  State and local tax law may differ substantially from the corresponding federal tax law, and neither this prospectus nor the prospectus supplement for any series of certificates purports to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of a series of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of such certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of such certificates.  We cannot assure you that holders of any series of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the trustee, the certificate administrator, any master servicer, any special servicer or any other party will be obligated to indemnify or otherwise to reimburse any affected holders of certificates therefor.

Prospective purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

General

Title I of ERISA and Section 4975 of the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and some insurance company general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.  Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements or Section 4975 of the Code.  However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties-in-Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available.  Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available.  These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations.  A Plan’s investment in offered certificates may cause the trust assets to be deemed “plan assets” of a Plan.  Section 2510.3-101 of the regulations of the United States Department of Labor (the “DOL”) and Section 3(42) of ERISA provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (defined generally as employee benefit plans subject to the fiduciary duty requirements of Title I of ERISA, plans to which Code Section 4975 applies, and any entity whose underlying assets include assets of

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such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not “significant.”  For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan.  If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code.  In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

A predecessor to Wells Fargo & Company (“WFC”) has received from the DOL an individual prohibited transaction exemption (the “Exemption”), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied.  For purposes of this Section, “ERISA Considerations”, the term “underwriter” includes (i) WFC, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with WFC, and (iii) any member of the underwriting syndicate or selling group of which WFC or a person described in (ii) is a manager or co-manager with respect to a class of certificates.  See “Method of Distribution” in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one of several specified credit rating agencies.

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

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Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account (as defined in the Exemption) during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of:  (i) the date the amount on deposit in the Pre-Funding Account is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date.  In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates.  Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the Exemption to apply.  The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements:  (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of at least one of several specified credit rating agencies for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund.  If a mortgage loan is secured by a ground lease, the ground lease term must be at least 10 years longer than the term of the mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a “Party in Interest” under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.  For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

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The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by at least one of several specified credit rating agencies and do not result in any certificates receiving a lower credit rating from such credit rating agency than the current rating.  The pooling and servicing agreements will each be a “Pooling and Servicing Agreement” as defined in the Exemption.  Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued a Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied.  Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on PTCE 95-60, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from at least one of several specified credit rating agencies.  In addition to PTCE 95-60, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law).  The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60.  Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60.  The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (an “NRSRO”) and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

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 While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties. Except as to the status of certain classes of offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any class of the offered certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series.  The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor.  If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wells Fargo Securities, LLC, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement.  Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wells Fargo Securities, LLC acting as agent.  If Wells Fargo Securities, LLC acts as agent in the sale of offered certificates, Wells Fargo Securities, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such offered certificates as of the date of issuance.  The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement.  To the extent that Wells Fargo Securities, LLC elects to purchase offered certificates as principal, Wells Fargo Securities, LLC may realize losses or profits based upon the difference between its purchase price and the sales price.  The accompanying prospectus supplement with respect to any

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series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC, to one or more affiliates of the depositor.  This prospectus and any prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC.

The depositor will agree to indemnify Wells Fargo Securities, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wells Fargo Securities, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors, which may include affiliates of the depositor.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates.  Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Sidley Austin llp, New York, New York, or by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

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Ratings on mortgage backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets.  These ratings address the structural, legal and issuer related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on mortgage backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated.  As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

GLOSSARY

“Accrual Certificates” means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

“Available Distribution Amount” means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date.  The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

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“Cut-off Date” means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

“DTC” means The Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Farmer Mac” or “FAMC” means the Federal Agricultural Mortgage Corporation.

“REMIC” means a “real estate mortgage investment conduit” under the Code.

“REMIC Certificate” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REMIC Residual Certificate” means a certificate that evidences ownership of a residual interest in a REMIC where an election is made to treat the trust fund as a REMIC.

“REO Property” means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Prepayment Assumption” or “SPA” means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

“U.S. Person” means (a) a citizen or resident of the United States; (b) a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia; (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or (d) a trust as to which (1) a court in the United States is able to exercise primary supervision over the administration of the trust, and (2) one or more United States Persons have the authority to control all substantial decisions of the trust.  In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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No dealer, salesman or other person is authorized to give any information or to represent anything contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$1,046,676,000

(Approximate)

WELLS FARGO COMMERCIAL
MORTGAGE TRUST 2012-LC5
as Issuing Entity

COMMERCIAL MORTGAGE
PASS-THROUGH CERTIFICATES,
SERIES 2012-LC5

Wells Fargo Commercial
Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National
Association

Ladder Capital Finance LLC

The Royal Bank of Scotland
as Sponsors and Mortgage Loan Sellers

FREE WRITING PROSPECTUS

Wells Fargo Securities              RBS

Ladder Capital Securities
Citigroup

Free Writing Prospectus
IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS FREE WRITING PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS	viii
IMPORTANT NOTICE REGARDING THE OFFERED
CERTIFICATES	x
FORWARD-LOOKING STATEMENTS	xi
SUMMARY	1
RISK FACTORS	47
CAPITALIZED TERMS USED IN THIS FREE WRITING
PROSPECTUS	109
DESCRIPTION OF THE MORTGAGE POOL	109
TRANSACTION PARTIES	151
DESCRIPTION OF THE OFFERED CERTIFICATES	188
YIELD AND MATURITY CONSIDERATIONS	236
SERVICING OF THE MORTGAGE LOANS AND
ADMINISTRATION OF THE TRUST FUND	247
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	305
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	306
STATE AND OTHER TAX CONSEQUENCES	310
ERISA CONSIDERATIONS	310
LEGAL INVESTMENT	313
LEGAL MATTERS	314
RATINGS	314
INDEX OF DEFINED TERMS	317

Prospectus
Summary of Prospectus	1
Risk Factors	8
Description of the Trust Funds	35
Yield Considerations	41
The Sponsor	46
The Depositor	47
Use of Proceeds	47
Description of the Certificates	48
Description of the Pooling and Servicing Agreements	56
Description of Credit Support	70
Certain Legal Aspects of Mortgage Loans and Leases	73
Material Federal Income Tax Consequences	87
State and Other Tax Consequences	122
ERISA Considerations	123
Legal Investment	126
Method of Distribution	127
Legal Matters	128
Financial Information	128
Ratings	128
Glossary	129